UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

StarTek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Common stock, $0.01 par value
(2) Aggregate number of securities to which transaction applies: 21,433,333 shares of StarTek, Inc. common stock
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was calculated based on the value of the transaction, which was computed by multiplying 21,433,333 shares of StarTek, Inc. common stock by $8.23 per share, that being the average of the high and low prices reported on the New York Stock Exchange for such shares on May 3, 2018. In accordance with Section 14(a) of the Securities Exchange Act of 1934, the filing fee was determined at the rate of $124.50 per million.

(4) Proposed maximum aggregate value of transaction: $ 176,396,330.59
(5) Total fee paid: $21,961.34

☐ Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Business Process Outsourcing

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
, 2018

PROXY STATEMENT

To the Shareholders of StarTek, Inc.:
We are pleased to invite you to the 2018 Annual Meeting of Stockholders of StarTek, Inc. to be held on , 2018, at 8:00 a.m. local time at the offices of StarTek, Inc., 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO, 80111.
On March 14, 2018, we entered into a Transaction Agreement (as may be amended from time to time, the “Transaction Agreement”) with CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”), and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Aegis Stockholder”), pursuant to which the Company will acquire all of the outstanding capital stock of Aegis from the Aegis Stockholder, in exchange for the issuance of 20,600,000 shares of the Company’s common stock to the Aegis Stockholder. Concurrently, the Aegis Stockholder will purchase additional newly issued shares of our common stock at a price of $12.00 per share for an additional payment of $10,000,000. The number of shares of our common stock issued and the amount of the additional payment are subject to adjustment as set forth in the Transaction Agreement, including based on the relative net debt of the parties as of the closing. At the Annual Meeting, you will be asked to consider and vote to:
1.    Approve the issuance of shares (the “Transaction Shares”) of our common stock, par value $0.01 per share, pursuant to the terms of the Transaction Agreement, (the “Aegis Issuance Proposal”).
2.    Approve the issuance by the Company of shares of common stock representing 20% or more of the Company’s issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in the accompanying proxy statement (the “Amazon Issuance Proposal”).
3.    Amend the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 32,000,000 to 60,000,000 (the “Authorized Shares Proposal”).
4.    Amend the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors (the “Corporate Opportunity Proposal”).
5.    Hold a non-binding, advisory vote to approve the compensation that will or may become payable to our named executive officers in connection with the Aegis Transactions (the “Transaction-Related Compensation Proposal”);
6.    Elect five directors to hold office for a term of one year until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until such director’s earlier death, resignation, disqualification or removal (the “Director Election Proposal”).
7.    Hold a non-binding advisory vote to approve the compensation of our named executive officers (the “Advisory Compensation Proposal”).
8.    Ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending December 31, 2018 (the “Accountant Ratification Proposal”).
9.    Approve a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of Annual Meeting to adopt any of the eight proposals listed above (the “Adjournment Proposal”).
10.     Consider and act upon such other business as may properly come before the Annual Meeting.
After due consideration and discussion, our Board, by the unanimous vote of all directors voting, has (i) determined that the Transaction Agreement and the transactions contemplated thereby, are fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Transaction Agreement and the transactions contemplated thereby, and (iii) recommended approval of the proposals above. After careful consideration, the StarTek board unanimously recommends that you vote “FOR” the Aegis Issuance Proposal, “FOR” the Amazon Issuance Proposal, “FOR” the Authorized Shares Proposal, “FOR” the Corporate Opportunity Proposal, “FOR” the Transaction-Related Compensation Proposal, “FOR” all of the nominees in the Director Election Proposal, “FOR” the Advisory Compensation Proposal, “FOR” the Accountant Ratification Proposal and “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Annual Meeting, the Transaction Agreement and the transactions contemplated thereby. A copy of the Transaction Agreement is attached as Annex A to this proxy statement. The proxy statement also describes the actions and determinations of our Board in connection with its evaluation of the Transaction Agreement and the transactions contemplated thereby. We encourage you to read the proxy statement and its annexes, including the Transaction Agreement, carefully and in their entirety. You may also obtain more information about the Company from documents we file with the Securities and Exchange Commission (the “SEC”) from time to time.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE REQUEST THAT YOU AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY EITHER MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE PROXY CARD OR SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET. If you are a stockholder of record and attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent a proxy. The failure to vote, or an abstention from voting, will have exactly the same effect as voting against the Authorized Shares Proposal, the approval of which is necessary to consummate the transactions contemplated by the Transaction Agreement.
If your shares are held in “street name,” you should instruct your broker on how to vote your shares, following the procedures provided by your broker. Your broker may be unable to vote your shares without instructions from you. The failure to instruct your broker on how to vote your shares could have exactly the same effect as voting against the Authorized Shares Proposal, the approval of which is necessary to consummate the transactions contemplated by the Transaction Agreement.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Saratoga Proxy Consulting, LLC
528 8th Avenue, 14th Floor, New York, NY 10018
toll-free at (888) 368-0379 or (212) 257-1311
or by email at info@saratogaproxy.com

Sincerely,

Chad A. Carlson                        President and Chief Executive Officer

The Transaction Agreement and the transactions contemplated thereby have not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the transactions or upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated , 2018 and is first being mailed to shareholders on or about , 2018.

StarTek, Inc.
8200 East Maplewood Ave., Suite 100
Greenwood Village, CO 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD , 2018

To the Stockholders of StarTek, Inc.:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of StarTek, Inc. (“StarTek” or the “Company”), a Delaware corporation, will be held at the offices of StarTek, Inc., 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO, 80111, on , 2018, at 8:00 a.m. local time, for the following purposes:

1.
to approve the issuance of shares (the “Transaction Shares”) of our common stock, par value $0.01 per share, pursuant to the terms of the Transaction Agreement, dated as of March 14, 2018 (the “Transaction Agreement”), by and among the Company, CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”), and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Aegis Stockholder”), (collectively, along with all other transactions contemplated by the Transaction Agreement, the “Aegis Transactions”), (the “Aegis Issuance Proposal”).

2.
to approve the issuance by the Company of shares of common stock representing 20% or more of the Company’s issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in the accompanying proxy statement (the “Amazon Issuance Proposal”).

3.	to approve the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 32,000,000 to 60,000,000 (the “Authorized Shares Proposal”).

4.
to approve the amendment of the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors (the “Corporate Opportunity Proposal”).

5.
to hold a non-binding, advisory vote to approve the compensation that will or may become payable to our named executive officers in connection with the transactions contemplated by the Transaction Agreement (the “Transaction-Related Compensation Proposal”).

6.
to elect five directors to hold office for a term of one year until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until such director’s earlier death, resignation, disqualification or removal (the “Director Election Proposal”).

7.	to hold a non-binding advisory vote to approve the compensation of our named executive officers (the “Advisory Compensation Proposal”).

8.	to ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending December 31, 2018 (the “Accountant Ratification Proposal”).

9.
to approve a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of Annual Meeting to adopt any of the eight proposals listed above (the “Adjournment Proposal”).

10.	to consider and act upon such other business as may properly come before the Annual Meeting.

After careful consideration, the StarTek board unanimously recommends that you vote “FOR” the Aegis Issuance Proposal, “FOR” the Amazon Issuance Proposal, “FOR” the Authorized Shares Proposal, “FOR” the Corporate Opportunity Proposal, “FOR” the Transaction-Related Compensation Proposal, “FOR” all of the nominees in the Director Election Proposal, “FOR” the Advisory Compensation Proposal, “FOR” the Accountant Ratification Proposal and “FOR” the Adjournment Proposal.

Only stockholders of record at the close of business on , 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors,

Chad A. Carlson
President and Chief Executive Officer

, 2018

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save us the expense and extra work of additional solicitation.  Please vote your shares, as instructed in the proxy materials, as promptly as possible.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

STARTEK, INC.

Summary	98
Vote Required for Approval	98
Impact of Failure to Approve the Proposal	99
Proposal 4. Approval of an Amendment to Our Certificate of Incorporation to Renounce the Company's Expectation of Corporate Opportunity	100
General	100
Vote Required for Approval	100
Proposal 5. Approval on a non-binding, advisory basis of the compensation that will or may become payable to our named executive officers in connection with the Aegis Transactions	101
General	101
Vote Required for Approval	101
Proposal 6. Election of Directors	102
Corporate Governance	105
Executive Officers	107
Compensation Discussion and Analysis	108
Summary Compensation Table	115
Employment Agreements	118
Certain Transactions	123
Proposal 7. Advisory Vote On Executive Compensation	124
Proposal 8. Ratification of Appointment Of Independent Registered Public Accounting firm	125
General	125
Audit and Non-Audit Fees	125
Audit Committee Report	125
Proposal 9. Adjournment Proposal	127
Other:	128
Board Of Directors and Management after the Aegis Transactions	128
StarTek Business and Other Information	131
StarTek Management's Discussion and Analysis of Financial Condition and Results of Operations	137
Aegis Business and Other Information	151
Aegis Management's Discussion and Analysis of Financial Condition and Results of Operations	159
Stockholder Proposals	176
Stockholder Communication with the Board	176
Equity Compensation Plans	176
Description of StarTek Securities	176
Price Range of StarTek Common Stock and Dividends	178
Beneficial Ownership of Common Stock by Directors, Executive Officers and Principal Stockholders	179
Section 16(A) Beneficial Ownership Reporting Compliance	181
Where You Can Find More Information	181
Miscellaneous	182
Additional Documents and Other	X
Index to StarTek Financial Statements	F - 1 - 0
Index to Aegis Financial Statements	F - 2 - 1
ANNEX A - Transaction Agreement	A - 1
ANNEX B - Stephenson Support Agreement	B - 1
ANNEX C - Privet Support Agreement	C - 1
ANNEX D - Engine Support Agreement	D - 1
ANNEX E - Opinion of the Financial Advisor to the Company	E - 1
ANNEX F - Text of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock	F - 1

ANNEX G - Text of the amendment to the Certificate of Incorporation to renounce the Company's expectation of corporate opportunity	G - 1

PROXY STATEMENT

STARTEK, INC.
8200 EAST MAPLEWOOD AVE., SUITE 100
GREENWOOD VILLAGE, CO 80111
(303) 262-4500

2018 ANNUAL MEETING OF STOCKHOLDERS
, 2018

This Proxy Statement was first mailed to our stockholders on or about , 2018. It is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of StarTek, Inc., a Delaware corporation, to be voted at the 2018 Annual Meeting of Stockholders for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of StarTek, Inc., 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO, 80111, on , 2018, at 8:00 a.m. local time.

HELPFUL INFORMATION - INDEX OF DEFINED TERMS

For ease of reference, the following terms are used in this proxy statement:

•	“2008 EIP” means the Company's 2008 Equity Incentive Plan, as amended;

•	“Accountant Ratification Proposal” means the proposal to ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending December 31, 2018;

•
“Adjournment Proposal” means the proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to adopt any of the eight other proposals outlined in this proxy statement;

•	“Advisory Compensation Proposal” means the non-binding advisory vote to approve the compensation of our named executive officers;

•	“Aegis” means CSP Alpha Midco Pte Ltd, a Singapore private limited company, prior to the Aegis Transactions a wholly owned subsidiary of the Aegis Stockholder;

•	“Aegis Designated Directors” means the members of the Board the Aegis Stockholder will have the ability to designate after the completion of the Aegis Transactions;

•	“Aegis Issuance Proposal” means the proposal to issue the Transaction Shares to the Aegis Stockholder, pursuant to the terms of the Transaction Agreement;

•	“Aegis Stockholder” means CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company;

•	“Aegis Transactions” means the transactions contemplated by the Transaction Agreement;

•
“Alternative Board Composition” means the Board composition described in the Stockholders' Agreement if the Company and the Aegis Stockholder are able to obtain any necessary third party consents or waivers to allow the Board to consist of seven members;

•	“Amazon” means Amazon.com, Inc.;

•
“Amazon Issuance Proposal” means the proposal to approve the issuance by the Company of shares of common stock representing 20% or more of the Company’s issued and outstanding common stock upon the exercise of the Amazon Warrant;

•
“Amazon Transaction Agreement” means the Transaction Agreement dated January 23, 3018, between Amazon and the Company, pursuant to which the Company issued NV Investment the Amazon Warrant in connection with existing commercial arrangements between the Company and Amazon under which Amazon and its affiliates have and may from time to time purchase services from the Company;

•	“Amazon Warrant” means the warrant to acquire the Amazon Warrant Shares, issued by the Company to NV Investment pursuant to the Amazon Transaction Agreement;

•	“Amazon Warrant Shares” means the 4,000,000 shares of Company common stock, par value $0.01, which NV Investment may acquire pursuant to the Amazon Warrant;

•	“Authorized Capital Charter Amendment” means the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of our common stock from 32,000,000 to 60,000,000;

•
“Authorized Shares Proposal” means the proposal to approve the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 32,000,000 to 60,000,000;

•	“Board” means the board of directors of StarTek;

•
“Combined Company” means StarTek and its subsidiaries after giving effect to the Aegis Transactions, except where the context makes it clear that the reference is only to StarTek itself and not its subsidiaries;

•	“Company” means StarTek, Inc., a Delaware corporation;

•
“Corporate Opportunity Charter Amendment” means the amendment of the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors;

•
“Corporate Opportunity Proposal” means the proposal to approve the amendment of the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors;

•	“Corporate Opportunity Waiver” means the renunciation of the Company's expectancy regarding certain corporate opportunities presented to the Aegis Designated Directors;

•	“CSP” means Capital Square Partners (Management) Pte Ltd.;

•	“DGCL” means the Delaware General Corporation Law;

•
“Director Election Proposal” means the proposal to elect five directors to hold office for a term of one year until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until such director’s earlier death, resignation, disqualification or removal;

•	“Engine” means Engine Capital, L.P. (together with the individual and entities listed in Schedule A of the Engine Support Agreement, attached hereto as Annex D);

•	“ESM” means ESM Holdings Limited, a Mauritius limited company and a wholly owned subsidiary of Aegis;

•	“ESM Acquisition” means the acquisition by the Aegis Stockholder of ESM;

•	“ESPP” means the Company's Employee Stock Purchase Plan;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“Excess Amazon Warrant Shares” means the Amazon Warrant Shares in excess of the 3,222,681 shares that the Company may issue without stockholder approval in compliance with the NYSE Share Limitation;

•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder;

•	“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board;

•	“LTM” means the last twelve month period;

•	“Management” means the Company's senior management team;

•	“New StarTek Board” means the board of directors of the Combined Company following completion of the Aegis Transactions;

•
“Non-Stockholder Directors” means the three independent directors, reasonably acceptable to the Aegis Stockholder, to be designated to the Board after consummation of the Aegis Transaction, pursuant to the Stockholders' Agreement;

•	“NV Investment” means Amazon.com NV Investment Holding LLC, a wholly owned subsidiary of Amazon;

•	“Privet” means Privet Fund Management LLC;

•	“Representatives” means employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives;

•	“SEC” means the Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“StarTek” means StarTek, Inc., a Delaware corporation;

•	“Stockholders' Agreement” means the terms of the Stockholders Agreement agreed to by the Aegis Stockholder and the Company;

•	“Superior Proposal” has the meaning ascribed to it in the Transaction Agreement;

•	“Support Agreements” means the Support Agreements executed with Aegis and the Aegis Stockholder by the Supporting Stockholders, attached hereto as Annexes B, C and D;

•	“Supporting Stockholders” means A. Emmet Stephenson, Jr., Privet and Engine;

•	“Transaction Agreement” means the Transaction Agreement, dated as of March 14, 2018, among Aegis, the Aegis Stockholder and the Company, as may be amended, a copy of which is attached as Annex A;

•
“Transaction-Related Compensation Proposal” means the non-binding, advisory vote to approve the compensation that will or may become payable to our named executive officers in connection with the Aegis Transactions;

•	“Transaction Shares” means shares of the Company's common stock, par value $0.01, which, pursuant to the Transaction Agreement, will be issued to the Aegis Stockholder in the Aegis Transactions;

•	“US GAAP” means United States generally accepted accounting principles;

•	“we,” “us” and “our” means StarTek and its subsidiaries, except where the context makes it clear that the reference is only to StarTek itself and not its subsidiaries;

•	“William Blair” means William Blair & Company, LLC, financial advisor to the Company;

•	“you” means the stockholders of the Company.

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you. To better understand the Transaction Agreement and the Aegis Transactions, you should carefully read this entire document and all documents attached hereto, including the Transaction Agreement which is attached to this proxy statement as Annex A. The Transaction Agreement is the legal document that governs the Aegis Transactions. It is also described in detail elsewhere in this proxy statement. See “Description of the Transaction Agreement.”

In this proxy statement, all references to “StarTek”, the “Company”, “we,” “us” and “our” refer to StarTek, Inc. and its subsidiaries, except where the context makes it clear that the reference is only to StarTek itself and not its subsidiaries. Depending on the context, such references will either refer to (i) StarTek, Inc. prior to giving effect to the Aegis Transactions or (ii) StarTek, Inc. as the combined entity following the Aegis Transactions. In this proxy statement, all references to “Aegis” refer to CSP Alpha Midco Pte Ltd, and its subsidiaries prior to giving effect to the Aegis Transactions, except where the context makes it clear that the reference is only to CSP Alpha Midco Pte Ltd itself and not its subsidiaries. In this proxy statement, all references to the “Aegis Stockholder” refer to CSP Alpha Holdings Parent Pte Ltd. In this proxy statement, all references to the “Combined Company” refer to StarTek, Inc. and its subsidiaries after giving effect to the Aegis Transactions, except where the context makes it clear that the reference is only to StarTek itself and not its subsidiaries.

The Aegis Transactions

•
Parties to the Aegis Transactions. The parties to the Aegis Transactions are StarTek, Inc., a Delaware corporation, CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company, the parent and sole stockholder of Aegis, and CSP Alpha Midco Pte Ltd, a Singapore private limited company and a wholly-owned subsidiary of CSP Alpha Holdings Parent Pte Ltd. See “Proposal 1—Parties to the Aegis Transactions.”

•
The Aegis Transactions. The Company will acquire all of the outstanding capital stock of Aegis from the Aegis Stockholder, in exchange for the issuance of 20,600,000 shares of the Company’s common stock to the Aegis Stockholder. Concurrently, the Aegis Stockholder will purchase 833,333 newly issued shares of our common stock at a price of $12.00 per share for a total cash payment to the Company of $10,000,000. The number of shares of our common stock issued in the Aegis Transactions and the amount of the additional payment are subject to adjustment as set forth in the Transaction Agreement, including based on the relative net debt of the parties as of the closing. Upon consummation of the Aegis Transactions, the Aegis Stockholder is expected to own a majority of the outstanding common stock of the Company. See “Proposal 1—Description of the Transaction Agreement.”

•	Combined Company Structure. Set forth below is a simplified structure chart reflecting the structure of each of the Company and Aegis prior to and following the Aegis Transactions.

•
Representations and Warranties; Covenants. Within the Transaction Agreement, we have made certain representations and warranties to Aegis and the Aegis Stockholder and Aegis and the Aegis Stockholder have made certain representations and warranties to us. Each party has also agreed to covenants relating to the conduct of each of our businesses and the consents and approvals required for and conditions to the completion of the Aegis Transactions and our ability to consider other acquisition proposals. See “Proposal 1—Representations and Warranties” and “—Covenants.”

•
Exemption from Registration. The issuance of our common stock to the Aegis Stockholder pursuant to the Transaction Agreement is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act. See “Proposal 1 - The Aegis Issuance Proposal.”

•
Termination of the Transaction Agreement. The Transaction Agreement contains provisions addressing the circumstances under which the Aegis Stockholder or the Company may terminate the Transaction Agreement. In addition, the Transaction Agreement provides that if the Transaction Agreement is terminated, in certain circumstances, the Company may be required to pay the Aegis Stockholder a termination fee of up to $6,800,000. See “Proposal 1—Description of the Transaction Agreement—Termination of the Transaction Agreement” and “—Termination Fees.”

•
Opinion of our Financial Advisor. On March 14, 2018, our financial advisor, William Blair & Company, LLC (“William Blair”) delivered oral and written opinions to our Board, to the effect that, as of that date, based upon and subject to the assumptions, qualifications and limitations stated in William Blair’s written opinion, the consideration to be paid with respect to the Share Issuances (as defined in “Proposal 1—Opinion of the Financial Advisor to the Company”) was fair from a financial point of view to the Company. The full text of William Blair’s opinion is attached to this proxy statement as Annex E. William Blair’s opinion does not constitute a recommendation to any of our stockholders as to how such stockholders should vote with respect to any of the proposals contained in this proxy statement. You are encouraged to read this opinion in its entirety. See “Proposal 1—Opinion of the Financial Advisor to the Company.”

•
Support Agreements. Concurrently with the Transaction Agreement, certain stockholders holding in the aggregate approximately 29.9% of the outstanding common stock of the Company as of March 14, 2018 entered into Support Agreements with Aegis and the Aegis Stockholder, pursuant to which they have agreed to certain matters, including (i) to vote in favor of the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal, (ii) not to solicit, encourage or facilitate any Alternative Proposal nor enter into any negotiations or discussions regarding any Alternative Proposal, and (iii) to certain restrictions on the transfer of the shares of our common stock of which they are the beneficial owners. The Support Agreements are attached hereto as Annexes B, C and D. See “Proposal 1—Support Agreements.”

•
Stockholders Agreement. Pursuant to the Transaction Agreement, we have agreed to the terms of a Stockholders Agreement with Aegis and the Aegis Stockholder, which will (i) set forth certain rights, duties and obligations of Aegis, the Aegis Stockholder and the Company following completion of the Aegis Transactions and (ii) provide for the management, operation and governance of the Company after consummation of the Aegis Transactions. A copy of the form of Stockholders Agreement is attached as Exhibit A to the Transaction Agreement which is attached hereto as Annex A. See “Proposal 1—Stockholders Agreement.”

•
Board of Directors. In connection with its approval of the Aegis Transactions and the Transaction Agreement, the Company has agreed to take necessary action to cause the composition of the Board to consist of a majority of directors designated by the Aegis Stockholder to comply with the terms of the Stockholders Agreement. See “Proposal 1—Description of the Transaction Agreement—Directors and Officers,” “Proposal 1—Stockholders Agreement,” and “The Board of Directors and Management After the Aegis Transactions.”

•
Interests of our Directors and Officers in the Aegis Transactions. When you consider the recommendation of the Board in favor of the proposals included in this proxy statement, you should be aware that certain of the Company’s directors and executive officers have interests in the Aegis Transactions that are different from, or in addition to, those of our stockholders generally. These interests include, but are not limited to, (i) accelerated vesting of outstanding equity-based awards granted prior to execution of the Transaction Agreement, (ii) the receipt of severance and other separation benefits in the event of certain terminations of employment on or following the consummation of the Aegis Transactions, (iii) continuation of indemnification rights and coverage under our directors’ and officers’ liability insurance policies and (iv) the payment of bonuses upon consummation of the Aegis Transactions. See “Questions and Answers,” “Proposal 1—Interests of Directors and Officers in the Aegis Transactions,” and “Proposal 1—Description of the Transaction Agreement—Treatment of Equity Awards.”

•
Conditions to Closing of the Aegis Transactions. Under the Transaction Agreement, stockholder approval of (i) the issuance of the Transaction Shares pursuant to the Transaction Agreement and (ii) the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock are conditions to the closing of the Aegis Transactions. See “Proposal 1—Description of the Transaction Agreement—Conditions to Closing of the Aegis Transactions,” “—Reasonable Best Efforts” and “—Termination Fees.”

•
Governmental and Regulatory Approvals. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder (“HSR Act”), the Aegis Stockholder and the Company could not complete the transactions until they notified and furnished information to the Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice, and statutory waiting period requirements were satisfied. The Company was notified by the FTC that the Company’s request for early termination of the waiting period had been granted effective as of April 6, 2018. The Aegis Stockholder and the Company also provided notification to the United Kingdom Financial Conduct Authority (“FCA”) on April 24, 2018, in relation to the acquisition of control of Aegis and Aegis Outsourcing UK Limited, a wholly-owned subsidiary of Aegis, by the Company as a result of the Aegis Transactions. Finally, a notification to the Philippine Competition Commission (“PCC”) of the Republic of the Philippines was required and was submitted on April 16, 2018. Please see the information set forth in “Proposal 1—Governmental and Regulatory Approvals.”

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Tax Consequences of the Aegis Transactions. Neither the Company nor its stockholders are expected to recognize federal income tax or gain as a result of the Aegis Transactions. However, as a result of the Aegis Transactions, the Company’s ability to use its net operating losses and certain other tax attributes generated prior to the Aegis Transactions will be subject to limitation.

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Accounting Treatment. The Aegis Transactions will be accounted for under the purchase method of accounting as a reverse acquisition with the Aegis Stockholder being treated as having acquired the Company as of the date of the completion of the Aegis Transactions. For a more detailed description of the accounting treatment, see “Proposal 1—Accounting Treatment.”

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Risk Factors. In evaluating the proposals included in this proxy statement, you should carefully read this proxy statement and the attached documents and especially consider the factors discussed in the section entitled “Risk Factors.”

The Amazon Warrant

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The Amazon Transaction Agreement. On January 23, 2018, the Company and Amazon.com, Inc. (“Amazon”) entered into a Transaction Agreement (the “Amazon Transaction Agreement”), pursuant to which the Company issued to Amazon.com NV Investment Holding LLC, a wholly owned subsidiary of Amazon (“NV Investment”), a warrant (the “Amazon Warrant”) to acquire up to 4,000,000 shares (the “Amazon Warrant Shares”) of common stock, subject to adjustment in certain cases. The Company and Amazon entered into the Amazon Transaction Agreement in connection with existing commercial arrangements between the Company and Amazon under which Amazon and its affiliates have and may from time to time purchase services from the Company. The vesting of the Amazon Warrant is linked to gross revenues of the Company from Amazon or any of its affiliates in connection with the existing commercial arrangements, with full vesting tied to Amazon's payment of $600 million to the Company .

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Required Stockholder Approval. Pursuant to the Amazon Transaction Agreement, the Company is required to seek stockholder approval of the issuance of Amazon Warrant Shares in excess of the 3,222,681 shares that may be issued without stockholder approval in compliance with Section 312.03(c) of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Excess Amazon Warrant Shares”). In the event such approval is not obtained at the Annual Meeting, the Company is required at the request of Amazon to seek such approval at a meeting of the stockholders at least once in each twelve-month period thereafter until such approval is obtained or the Amazon Warrant is no longer outstanding. For more information see “Proposal 2 - Amazon Issuance Proposal.”

The Annual Meeting

•	The Proposals to be Considered at the Annual Meeting. At the Annual Meeting, our stockholders will be asked to vote on proposals to:

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approve the issuance of the Transaction Shares pursuant to the Transaction Agreement. Upon the closing of the Aegis Transactions, the Company will acquire all of the outstanding capital stock of Aegis from the Aegis Stockholder, in exchange for the issuance of 20,600,000 shares of the Company’s common stock to the Aegis Stockholder. Concurrently, the Aegis Stockholder will purchase 833,333 newly issued shares of our common stock at a price of $12.00 per share for a total cash payment to the Company of $10,000,000. The number of shares of our common stock issued in the Aegis Transactions and the amount of the additional payment are subject to adjustment as set forth in the Transaction Agreement, including based on the relative net debt of the parties as of the closing. Upon consummation of the Aegis Transactions, the Aegis Stockholder is expected to be the majority owner of the Company. (see “Proposal 1 - Aegis Issuance Proposal”);

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approve the issuance by the Company of shares of our common stock representing 20% or more of the Company's issued and outstanding common stock upon the exercise of the Amazon Warrant (see “Proposal 2 - Amazon Issuance Proposal”);

•	approve the amendment of our Certificate of Incorporation to:

•	increase the number of authorized shares of common stock from 32,000,000 to 60,000,000 shares (see “Proposal 3 - Authorized Shares Proposal”);

•	renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors (see “Proposal 4 - Corporate Opportunity Proposal”);

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hold a non-binding, advisory vote to approve the compensation that will or may become payable to our named executive officers in connection with the Aegis Transactions (see “Proposal 5 - Transaction-Related Compensation Proposal”);

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elect five directors to hold office for a term of one year until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until such director's earlier death, resignation, disqualification or removal (see “Proposal 6 - Director Election Proposal”);

•	hold a non-binding, advisory vote to approve the compensation of our named executive officers (see “Proposal 7 - Advisory Compensation Proposal”);

•	ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending December 31, 2018 (see “Proposal 8 - Accountant Ratification Proposal”); and

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authorize the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of the foregoing proposals (see “Proposal 9 - Adjournment Proposal”).

•	Vote Required; Abstentions and Broker Non-Votes

The required votes to approve the proposals are as follows:

Proposal	Vote Required
Proposal 1 - The Aegis Issuance Proposal	Affirmative vote of a majority of the votes cast.
Proposal 2 - The Amazon Issuance Proposal	Affirmative vote of a majority of the votes cast.
Proposal 3 - The Authorized Shares Proposal	Affirmative vote of the holders of at least a majority of the outstanding shares of common stock as of the record date.
Proposal 4 - The Corporate Opportunity Proposal	Affirmative vote of the holders of at least a majority of the outstanding shares of common stock as of the record date.
Proposal 5 - The Transaction-Related Compensation Proposal	Affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting.
Proposal 6 - The Director Election Proposal	Affirmative vote of a majority of the votes cast.
Proposal 7 - The Advisory Compensation Proposal	Affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting.
Proposal 8 - The Accountant Ratification Proposal	Affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting.
Proposal 9 - The Adjournment Proposal	Affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting.

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Assuming the presence of a quorum, the approval of the Aegis Issuance Proposal and the Amazon Issuance Proposal requires the affirmative vote of a majority of the votes cast. If you fail to submit a proxy or attend the Annual Meeting, or fail to instruct your broker, nominee, fiduciary or other custodian or other nominee to vote, it will have no effect on the Aegis Issuance Proposal and the Amazon Issuance Proposal. Broker non-votes will have no effect on the outcome of the Aegis Issuance Proposal and the Amazon Issuance Proposal. If you mark your proxy or voting instructions to abstain, it will have the effect of a vote against the Aegis Issuance Proposal and the Amazon Issuance Proposal.

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Assuming the presence of a quorum, the approval of the Authorized Shares Proposal and the Corporate Opportunity Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock as of the record date. Because approval is based on the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote, if you fail to submit a proxy or attend the Annual Meeting, or fail to instruct your broker, nominee, fiduciary or other custodian or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have the same effect of a vote against the Authorized Shares Proposal and the Corporate Opportunity Proposal. Broker non-votes will also have the effect of a vote against the Authorized Shares Proposal and the Corporate Opportunity Proposal.

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The Transaction-Related Compensation Proposal and the Advisory Compensation Proposal are advisory and not binding on us. However, we will consider our stockholders to have approved the Transaction-Related Compensation Proposal and the Advisory Compensation Proposal if the proposal receives the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If you fail to submit a proxy or attend the Annual Meeting, or fail to instruct your broker, nominee, fiduciary or other custodian or other nominee to vote, it will have no effect on the Transaction-Related Compensation Proposal and the Advisory Compensation Proposal. Broker non-votes will have no effect on the outcome of the Transaction-Related Compensation Proposal and the Advisory Compensation Proposal. If you mark your proxy or voting instructions to abstain, it will have the effect of a vote against the Transaction-Related Compensation Proposal and the Advisory Compensation Proposal.

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Assuming the presence of a quorum, the election of the nominees listed in the Director Election Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If you fail to submit a proxy or attend the Annual Meeting, or fail to instruct your broker, nominee, fiduciary or other custodian or other nominee to vote, it will have no effect on the Director Election Proposal. Broker non-votes will have no effect on the outcome of the Director Election Proposal. If you mark your proxy or voting instructions to abstain, it will not affect the outcome of the Director Election Proposal.

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Assuming the presence of a quorum, the approval of the Accountant Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy. If you fail to submit a proxy or attend the Annual Meeting, or fail to instruct your broker, nominee, fiduciary or other custodian or other nominee to vote, it will have no effect on the Accountant Ratification Proposal. Broker non-votes will have no effect on the outcome of the Accountant Ratification Proposal. If you mark your proxy or voting instructions to abstain, it will have the effect of a vote against the Accountant Ratification Proposal.

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Assuming the presence of a quorum, the approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy. The chairman of the Annual Meeting may also (regardless of the outcome of the stockholder vote on adjournment) adjourn the meeting to another place, date and time. If a quorum is not present, a majority of the voting stock represented in person or by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. If you fail to submit a proxy or attend the Annual Meeting, or fail to instruct your broker, nominee, fiduciary or other custodian or other nominee to vote, it will have no effect on the Adjournment Proposal. Broker non-votes will have no effect on the outcome of any vote to adjourn the Annual Meeting if a quorum is present but will have the same effect as a vote against if no quorum is present. If you mark your proxy or voting instructions to abstain, it will have the effect of a vote against the adjournment of the Annual Meeting, whether or not a quorum is present.

See “Questions and Answers,” “Proposal 1—Vote Required for Approval,” “Proposal 2—Vote Required for Approval,” “Proposal 3—Vote Required for Approval” and “Proposal 4—Vote Required for Approval.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION AND SELECTED PRO FORMA FINANCIAL INFORMATION

StarTek Selected Financial Data
The following table sets forth selected consolidated financial data for the Company. The data should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the three years ended December 31, 2017 and the Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2018 and 2017 that are included in this proxy statement. The consolidated balance sheet data as of December 31, 2013, 2014 and 2015 and the consolidated statements of operations data for the fiscal years ended December 31, 2014 and 2013 are derived from the Company’s consolidated financial statements that are not included in this proxy statement. The summary financial data as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 are derived from the Company's unaudited condensed consolidated financial statements for such periods, but in the opinion of Management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the Company's financial position and results of operations at the dates and for the periods indicated. The results for the three month period are not necessarily indicative of results that may be expected for any other interim period or the entire fiscal year. The Company's historical financial data may not be indicative of the results of operations or financial position to be expected in the future.

	Three Months Ended March 31,		Year Ended December 31, (in thousands, except per share data)
	(in thousands, except per share data)
Consolidated Statement of Operations Data	2018	2017	2017	2016	2015	2014	2013
Net revenue	$66,614	$77,652	$292,604	$307,200	$282,134	$250,080	$231,257
Cost of services	61,156	67,638	260,242	270,779	257,830	219,608	206,932
Gross Profit	5,458	10,014	32,362	36,421	24,304	30,472	24,325
Selling, general and administrative expenses	8,656	7,882	32,584	33,196	34,427	31,397	28,828
Impairment losses and restructuring charges, net	4,453	—	520	364	3,890	3,965	94
Operating income (loss)	(9,440)	2,132	(742)	2,681	(14,013)	(4,890)	(4,597)
Interest and other (expense), net	(438)	(367)	(970)	(1,748)	(1,139)	(6)	(1,579)
Income (loss) before income taxes	(9,878)	1,765	(1,712)	1,113	(15,152)	(4,896)	(6,176)
Income tax expense (benefit)	148	(28)	(436)	718	464	564	230
Net income (loss)	$(10,026)	$1,793	$(1,276)	$395	$(15,616)	$(5,460)	$(6,406)

Net income (loss) per common share - basic	(0.62)	0.11	(0.08)	0.03	(1.01)	(0.35)	(0.42)
Net income (loss) per common share - diluted	(0.62)	0.11	(0.08)	0.02	(1.01)	(0.35)	(0.42)

Weighted average common shares outstanding - basic	16,195	15,815	15,966	15,731	15,529	15,394	15,339
Weighted average common shares outstanding - diluted	16,195	15,815	15,966	16,258	15,529	15,394	15,339

Balance Sheet Data
Total assets	91,151	99,060	95,998	106,808	114,804	93,793	89,717
Long Term Liabilities	27,977	27,732	23,111	7,700	10,445	7,440	3,045
Total stockholders’ equity	39,102	47,297	46,939	44,744	41,925	54,681	58,174

Other Selected Financial Data
Capital expenditures, net of proceeds	1,944	1,113	7,185	3,797	7,722	11,661	8,843
Depreciation and amortization	2,643	2,962	11,080	12,250	13,261	10,379	12,527
Cash dividends declared per common share	—	—	—	—	—	—	—

Aegis Selected Financial Data

The following table sets forth selected consolidated financial data for Aegis. The data should be read in conjunction with Aegis’ consolidated financial statements and notes included elsewhere in this proxy. The financial data for the nine-month period ended December 31, 2017 are derived from the unaudited consolidated financial statements included in this proxy statement. The financial data for the fiscal year ended March 31, 2017 and March 31, 2016 are derived from the audited consolidated financial statements included in this proxy statement. On June 1, 2016, Aegis obtained control of Contact Centre Company (“CCC”), a joint venture between Aegis and the Saudi Telecom Company. Accordingly, Aegis’ subsequent financial data treats CCC as a subsidiary of Aegis. Refer to Note 31(a) in Aegis’ consolidated financial statements for the fiscal year ended March 31, 2017, which is included elsewhere in this proxy. The following selected financial data is only a summary and should be read in conjunction with the section entitled “Aegis Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 159. The information set forth below is not necessarily indicative of the results of future operations or financial position.

	Successor Nov 22 - Dec 31	Predecessor Apr 1 - Nov 21	Predecessor Year Ended March 31,
	(in $ millions, except per share data)
Consolidated Statement of Operations Data	2017	2017	2017	2016
	Unaudited	Unaudited	Audited	Audited
Revenue	57.57	306.92	414.82	304.19
Cost of sales	49.59	262.79	350.32	262.36
Gross profit	7.98	44.13	64.50	41.83
Selling, general and administrative Expenses	7.24	31.42	38.73	39.05
Operating income (loss)	0.74	12.71	25.77	2.78
Interest and other (expense), net	0.66	(4.21)	22.13	4.02
Income (loss) before income tax	1.40	8.50	47.90	6.80
Income tax expense (benefit)	1.07	3.08	11.54	2.65
Net income (loss)	0.33	5.42	36.36	4.15

Net income (loss) per common share - basic	(6,790)	27,070	297,047	42,024
Net income (loss) per common share - diluted	(6,790)	27,070	297,047	42,024

Weighted average common shares outstanding - basic	100	100	100	100
Weighted average common shares outstanding - diluted	100	100	100	100

Balance Sheet Data

Total assets	469.79	-	272.79	558.00
Long Term Liabilities	149.66	-	71.39	12.31
Total stockholders’ equity	199.23	-	9.68	7.96

Other Selected Financial Data
Capital expenditures, net of proceeds	1.94	8.66	15.35	6.87
Depreciation and amortization	2.30	11.46	14.37	18.77
Impairment of goodwill	0	0	4.76	0
Cash dividends declared per common share	0	0	0	0

Selected Pro Forma Financial Data
The following unaudited pro forma condensed combined financial information gives effect to the Aegis Transactions which is to be accounted for as a reverse acquisition with the Aegis Stockholder treated as the accounting acquirer. The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2017 and for the three months ended March 31, 2018 reflects the Aegis Transaction as if it occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet data as of March 31, 2018 reflects the transaction as if it had occurred on March 31, 2018. The pro forma adjustments are based on the information available at the time of the preparation of this proxy statement. See the section entitled “Proposal 1—Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 43.
The unaudited pro forma condensed combined financial information that follows is presented for informational purposes only and is not intended to represent or be indicative of the combined results of operations or financial position that would have been reported had the transaction been completed as of January 1, 2017 or March 31, 2018, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company. In connection with the unaudited pro forma condensed combined financial information, the Aegis Stockholder allocated the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair value. These estimates are based on financial information available at the time of the preparation of this proxy statement. Based on the timing of the closing of the transaction and other factors, we and the Aegis Stockholder cannot assure that the actual adjustments will not differ materially from the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information. It is expected that, following the transaction, the Combined Company will incur expenses associated with the Aegis Transactions and integration of the operations of the two companies. These transaction and integration costs are not reflected in this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the transaction.

	Three Months Ended March 31, 2018	Year Ended December 31, 2017
Statement of Operations Data
Net revenue	$181,304	$769,184
Operating income	1,969	22,523
Income (loss) before incomes taxes	(1,829)	10,311
Net income (loss) attributable to shareholders	$(5,613)	$299

Balance Sheet Data (as of period end) (1)
Cash and cash equivalents	$18,363
Current Assets	215,567
Total Assets	686,768
Current liabilities	136,812
Other liabilities	11,575
Long-term debt, net	155,032
Stockholder's equity	$374,569
(1) Consolidated balance sheet data is only calculated as of March 31, 2018.

QUESTIONS AND ANSWERS

Q: Why am I receiving these materials?

A: You are receiving this proxy statement as a stockholder of the Company in connection with the solicitation of proxies by our Board in connection with the Annual Meeting. The matters to be voted on at the Annual Meeting are described below under “—What am I voting on at the Annual Meeting?”

Q: What am I voting on at the Annual Meeting?

A: At the Annual Meeting, you are voting on the following nine proposals: (i) a proposal to approve the issuance of the Transaction Shares pursuant to the Transaction Agreement (the Aegis Issuance Proposal); (ii) a proposal to approve the issuance of common stock of the Company representing 20% or more of the Company’s issued and outstanding common stock upon the exercise of the Amazon Warrant (the Amazon Issuance Proposal); (iii) a proposal to approve the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 32,000,000 to 60,000,000 (the Authorized Shares Proposal); (iv) a proposal to approve the amendment to the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors (the Corporate Opportunity Proposal); (v) a non-binding advisory vote to approve the compensation that will or may become payable to our named executive officers in connection with the Transactions (the Transaction-Related Compensation Proposal); (vi) a proposal to elect five directors to hold office for one year (the Director Election Proposal); (vii) a non-binding advisory vote to approve the compensation of our named executives (the Advisory Compensation Proposal); (viii) a proposal to ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending December 31, 2018 (the Accountant Ratification Proposal); (ix) a proposal to authorize the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of the foregoing proposals (the Adjournment Proposal). You may also consider and act upon such other business as may properly come before the Annual Meeting.

Q: How does the Board recommend that I vote?

A: Our Board, by the unanimous vote of all directors voting, recommends that you vote:

(1) “FOR” the Aegis Issuance Proposal;
(2) “FOR” the Amazon Issuance Proposal;
(3) “FOR” the Authorized Shares Proposal;
(4) “FOR” the Corporate Opportunity Proposal;
(5) “FOR” the Transaction-Related Compensation Proposal;
(6) “FOR” each of the nominees in the Director Election Proposal;
(7) “FOR” the Advisory Compensation Proposal;
(8) “FOR” the Accountant Ratification Proposal; and
(9) “FOR” the Adjournment Proposal.

Q: How do the Company’s directors and officers intend to vote?

A: The Company’s directors and executive officers have informed us that they intend to vote their shares of our common stock in favor of each of the nominees in the Director Election Proposal and in favor of the Aegis Issuance Proposal, the Amazon Issuance Proposal, the Authorized Shares Proposal, the Corporate Opportunity Proposal, the Transaction-Related Compensation Proposal, the Advisory Compensation Proposal, the Accountant Ratification Proposal and the Adjournment Proposal. The Company’s directors and executive officers are not obligated to vote in favor of such Proposals, however, Privet Fund Management LLC (“Privet”), at which Benjamin L. Rosenzweig is a partner, entered into a support agreement on behalf of Privet committing to vote the shares held by Privet in favor of such proposals. As of , 2018, the record date for the Annual Meeting, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 320,646 shares of our common stock, or approximately 2.0% of the outstanding shares of our common stock entitled to vote at the Annual Meeting. In addition, our directors and executive officers beneficially owned an additional 1,559,238 shares of our common stock, or approximately 9.6% of the outstanding shares of our common stock, which shares such directors and executive officers had the right to acquire within 60 days of the record date. This percentage does not include any shares held by those stockholders of the Company who are not directors or officers and who have agreed to vote in favor of the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal.

Q: Have any stockholders already agreed to approve any of the proposals?

A: Yes. On March 14, 2018, A. Emmet Stephenson, Jr., Privet and Engine Capital, L.P. (together with the individual and entities listed in Schedule A of the Engine Support Agreement, attached hereto as Annex D, “Engine”), who collectively held approximately 29.9% of the outstanding Company common stock of the Company as of such date (together, the “Supporting Stockholders”) entered into support agreements with the Aegis Stockholder and Aegis, pursuant to which the Supporting Stockholders agreed, among other things, to vote the shares of our common stock over which they have voting power in favor of the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal. See the section of this proxy statement entitled “Proposal 1—Support Agreements.”

Q: What are the Aegis Transactions and what effects will they have on the Company?

A: If the Aegis Issuance Proposal and the Authorized Shares Proposal are approved and certain other conditions are satisfied pursuant to the Transaction Agreement, and the closing of the Aegis Transactions thereafter takes place, the Company will acquire all of the outstanding capital stock of Aegis from the Aegis Stockholder, in exchange for the issuance of 20,600,000 shares of the Company’s common stock to the Aegis Stockholder. Concurrently, the Aegis Stockholder will purchase 833,333 newly issued shares of our common stock at a price of $12.00 per share for a total cash payment to the Company of $10,000,000. The number of shares of our common stock issued in the Aegis Transactions and the amount of the additional payment are subject to adjustment as set forth in the Transaction Agreement, including based on the relative net debt of the parties as of the closing. Upon consummation of the Aegis Transactions, the Aegis Stockholder is expected to be the majority owner of the Company and will have the authority to designate a majority of the directors to the Board. The board of directors of the Combined Company is expected to have a total of nine directors, which will consist of six directors not designated by the Company and three independent directors designated by the Company as described further in “Proposal 1—Directors and Officers” and “Board of Directors and Management After the Aegis Transactions.” Our common stock will continue to be listed and traded on the NYSE.

For additional information about the Aegis Transactions, please review the Transaction Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Transaction Agreement carefully and in its entirety, as it is the principal document governing the Aegis Transactions.

Q: What are the U.S. federal income tax consequences of the Aegis Transactions?

A: Neither the Company nor its stockholders are expected to recognize federal income tax or gain as a result of the Aegis Transactions. However, as a result of the Aegis Transactions, the Company’s ability to use its net operating losses and certain other tax attributes generated prior to the Aegis Transactions will be subject to limitation.

Q: Why am I being asked to consider and cast a non-binding, advisory vote on the compensation that will or may become payable to the Company’s named executive officers in connection with the Aegis Transactions?

A: The Securities and Exchange Commission, which we refer to as the SEC, requires publicly traded companies to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to business combination transactions that result in a change in control. For more information, see the section titled “Proposal 1—Interests of Directors and Officers in the Aegis Transactions” beginning on page 87.

Q: What happens if StarTek stockholders do not approve, on a non-binding, advisory basis, the Transaction-Related Compensation Proposal?

A: Approval of the change in control payments on a non-binding, advisory basis is not a condition to the completion of the Aegis Transactions, and it is non-binding and advisory in nature only, meaning it will not be binding on StarTek. While the Board intends to consider the vote resulting from the Transaction-Related Compensation Proposal, the vote is advisory and therefore not binding on StarTek, the Board or the Compensation Committee of the Board. Accordingly, because StarTek is contractually obligated to pay the compensation, if the Aegis Transactions are completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the non-binding, advisory vote.

Q: Are there risks associated with these matters of which I should be aware?

A: Yes. There are a number of risks associated with the Aegis Transactions, an investment in StarTek and an investment in the Combined Company. These risks are discussed in more detail in the section entitled “Risk Factors” beginning on page 22. You are encouraged to read this entire section carefully and to refer to the reports and documents filed by StarTek with the SEC from time to time. See the section entitled “Where You Can Find More Information” beginning on page 181.

Q: Where and when is the Annual Meeting?

A: The Annual Meeting will be held at the offices of StarTek, Inc., 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO, 80111, on , 2018, at 8:00 a.m. local time.

Q: Who is entitled to vote and how do I vote?

A: All stockholders of record at the close of business on , 2018, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, shares of our common stock were outstanding. Each share is entitled to one vote on each proposal presented at the Annual Meeting.

Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed return envelope as soon as possible. You may also vote electronically on the Internet or by telephone as instructed in the materials. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy, right up to the day of the Annual Meeting, and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

Q: What if I submit a proxy and later change my mind?

A: If you have given your proxy and later wish to revoke it, you may do so at any time before your proxy is voted at the Annual Meeting, by (i) giving written notice to our Corporate Secretary at our principal executive offices at 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO, 80111, stating that you would like to revoke your proxy, (ii) completing and submitting a new proxy card bearing a later date (in any of the permitted forms), or (iii) attending the Annual Meeting and voting in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. If your shares are held in the name of a broker, bank or other agent, you must follow instructions received from such broker, bank or agent with this proxy statement in order to revoke your vote or to vote in person at the Annual Meeting.

Q: What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

A: Stockholder of Record. If, on the record date, your shares were registered directly in your name with our transfer agent, ComputerShare, then you are a stockholder of record, and we sent the proxy materials directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.

Beneficial Owner of Shares Held in “Street Name.” If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, if your shares are held in “street name,” you are not the stockholder of record and you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent. Shares of common stock held in an individual retirement account must be voted under the rules governing the account.

Q: Will my shares held in “street name” or another form of ownership be combined for voting purposes with shares I hold of record?

A: No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an IRA must be voted under the rules governing the account. If you receive more than one proxy card because you are a holder of record and your shares of our common stock are registered in more than one name, please complete and submit each proxy and voting instruction card that you receive.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A: We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this proxy statement unless we are notified that one or more of these stockholders wishes to receive individual copies. This householding procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this proxy statement and any accompanying documents, or if you hold StarTek stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If you participate in householding and wish to receive a separate copy of this proxy statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department as indicated above. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

If you are a beneficial owner of shares held in “street name,” you can request information about householding from your broker, bank or other holder of record.

Q: What constitutes a quorum for the Annual Meeting?

A: A quorum is required for stockholders to conduct business at the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date. On the record date, there were shares of our common stock outstanding. Abstentions and broker non-votes (i.e., when a broker does not have or exercise authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. Each stockholder is entitled to cast one vote per share on each matter.

In the event that a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be postponed or adjourned to solicit additional proxies, and the persons named as proxies may propose and vote for one or more postponements or adjournments of the Annual Meeting to the extent permitted under the Transaction Agreement.

Q: How are votes counted?

A: Each of the “FOR”, “AGAINST,” “WITHHOLD” and “ABSTAIN” categories will be tabulated separately. If you are a stockholder of record and vote your shares by submitting a proxy, your shares will be voted at the Annual Meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of common stock will be voted (i) FOR each of the nominees in the Director Election Proposal, (ii) FOR the Aegis Issuance Proposal, the Amazon Issuance Proposal, the Authorized Shares Proposal, the Corporate Opportunity Proposal, the Transaction-Related Compensation Proposal, the Advisory Compensation Proposal, the Accountant Ratification Proposal and the Adjournment Proposal and (iii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting. However, if your shares are held in “street name,” and you fail to instruct your broker, bank or other agent on how to vote your shares, your broker may only be able to vote your shares on the Accountant Ratification Proposal. Failing to instruct your broker to vote your shares will have the same effect as voting “AGAINST” the Authorized Shares Proposal and the Corporate Opportunity Proposal, but will not have any effect on the remaining proposals.

Q: Who will count the vote?

A: will tabulate votes and act as the Inspector of Election at the Annual Meeting.

Q: What is a proxy?

A: A proxy is your legal designation of another person to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the Annual Meeting is referred to as the proxy statement. The document used to designate a proxy to vote your shares of our common stock is referred to as a proxy card.

Q: What does it mean to vote by proxy?

A: It means that you give someone else the right to vote your shares in accordance with your instructions. In voting by proxy, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

Q: My shares are held in “street name.” Will my broker vote my shares?

A: Your broker may be unable to vote your shares without instructions from you on each of the proposals other than the Accountant Ratification Proposal. If your shares are held in “street name,” you should have received a vote instruction form with these proxy materials from your broker, bank or other agent rather than from the Company. Simply complete and return the vote instruction form to your broker, bank or other agent to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or agent included with these proxy materials, or contact your broker, bank or agent to request a legal proxy form.

The failure to instruct your broker, bank or agent on how to vote your shares will have exactly the same effect as voting “AGAINST” the adoption of the Authorized Shares Proposal and the Corporate Opportunity Proposal.

Q: How are “ABSTAIN” votes counted?

A: For purposes of the Aegis Issuance Proposal, the Amazon Issuance Proposal, the Authorized Shares Proposal, the Corporate Opportunity Proposal, the Transaction-Related Compensation Proposal, the Advisory Compensation Proposal, the Accountant Ratification Proposal, the Adjournment Proposal and any other matters properly brought before the Annual Meeting, abstentions will have the effect of a vote against the matter. For purposes of the Director Election Proposal abstentions will not affect the vote taken.

If your shares are held in “street name,” and you fail to instruct your broker, bank or other agent on how to vote your shares, your broker may use discretionary authority to vote your shares only on “routine” matters. If your shares are held in “street name,” and you fail to instruct your broker, bank or other agent on how to vote your shares with respect to the Aegis Issuance Proposal, the Amazon Issuance Proposal, the Authorized Shares Proposal, the Corporate Opportunity Proposal, the Transaction-Related Compensation Proposal, the Director Election Proposal, the Advisory Compensation Proposal or the Adjournment Proposal, your broker, bank or other agent cannot vote your shares with respect to such proposals. If you hold your shares in “street name” and fail to instruct your broker or nominee as to how to vote your shares of common stock on the Accountant Ratification Proposal, your broker, bank or other agent has discretionary voting authority to vote your shares on such proposals.

Q: What is a broker non‑vote?

A: A broker non‑vote occurs when a broker, bank or other agent holding shares on behalf of a stockholder does not receive voting instructions from the stockholder by a specified date before the Annual Meeting and the broker, bank or other agent is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so‑called "broker non-votes"). Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other matters submitted to the stockholders and subject to approval based on votes cast.

Q: What vote is required to approve the proposals?

A: The approval of the issuance of the Transaction Shares pursuant to the Transaction Agreement (the Aegis Issuance Proposal) and the issuance of shares of common stock representing 20% or more of the Company's issued and outstanding common stock upon the exercise of the Amazon Warrant (the Amazon Issuance Proposal), as well as the election of the nominees listed in the Director Election Proposal, require a majority (i.e., greater than 50%) of the votes cast in person or by proxy at the Annual Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of common stock is required (i) to approve the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock (the Authorized Shares Proposal) and (ii) to approve the amendment to the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors (the Corporate Opportunity Proposal). As of the close of business on the record date, there were            shares of our common stock outstanding. This means that under Delaware law and our organizational documents,            shares or more must vote in the affirmative to approve the Authorized Shares Proposal and the Corporate Opportunity Proposal.

The Transaction-Related Compensation Proposal, to approve the compensation that will or may become payable to our named executive officers in connection with the Aegis Transactions, and the Advisory Compensation Proposal, to approve our executive compensation, are advisory and not binding on us. However, we will consider our stockholders to have approved our executive compensation if the number of votes for these Proposals exceeds the number of votes against these Proposals. The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to ratify the appointment of our independent registered public accounting firm (the Accounting Ratification Proposal) and to approve the Adjournment Proposal. While none of the proposals is contingent upon any other proposal, we will not be permitted to effectuate the Aegis Transactions unless both the Aegis Issuance Proposal and the Authorized Shares Proposal are approved. You may cast one vote for each share of our common stock that you owned at the close of business on the record date. For more information see the section entitled “Summary—Vote Required; Abstentions and Broker Non-Votes” beginning on page 8.

Q: What happens if the Aegis Transactions are not completed?

A: Under certain circumstances, upon termination of the Transaction Agreement, we may be obligated to pay to the Aegis Stockholder a termination fee of up to $6.8 million. More information can be found in the section entitled “Proposal 1—Description of the Transaction Agreement—Termination Fees” beginning on page 83.

Q: Will stockholders have appraisal rights?

A: No. Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Transaction Agreement or the Aegis Transactions.

Q: Do any of the Company’s directors or executive officers have interests in the Aegis Transactions that may differ from or be in addition to my interests as a stockholder?

A: Our directors and executive officers have interests in the Aegis Transactions that are different from, or in addition to, those of our stockholders generally, as set forth below. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transaction Agreement and the Aegis Transactions, and in recommending that the Aegis Issuance Proposal be approved by our stockholders. These interests include, but are not limited to, (i) accelerated vesting of outstanding equity-based awards granted prior to execution of the Transaction Agreement, (ii) the receipt of severance and other separation benefits in the event of certain terminations of employment on or following the consummation of the transactions, (iii) continuation of indemnification rights and coverage under our directors’ and officers’ liability insurance policies and (iv) the payment of bonuses upon consummation of the Aegis Transactions. For a description of the these interests, see the section entitled “Proposal 1—Interests of Directors and Officers in the Aegis Transactions” beginning on page 87 for more information.

Q: When do you expect the Aegis Transactions to be completed?

A: We intend to complete the closing of the Aegis Transactions promptly after all of the conditions to completion of the Aegis Transactions are satisfied or waived, including the approval of the Aegis Issuance Proposal and the Authorized Shares Proposal by our stockholders. We currently expect the transactions to be completed in the third quarter of calendar year 2018, although we cannot assure completion by any particular date, if at all. We will issue a press release once the Aegis Transactions have been completed. See the section entitled “Proposal 1—Description of the Transaction Agreement—Conditions to the Closing of the Aegis Transactions” beginning on page 80 for more information.

Q: Will the directors and officers of the Company change after the consummation of the Aegis Transactions?

A: Yes. Upon the closing of the Aegis Transactions, the number of directors constituting the entire Board shall be nine and shall consist of five directors designated by the Aegis Stockholder, the Company's chief executive officer and three independent directors. For more information see “Proposal 1—Stockholders Agreement.” We expect that Mr. Benjamin L. Rosenzweig will continue as an independent director after the closing. Mr. Aparup Sengupta, Mr. Sanjay Chakrabarty, Mr. Mukesh Sharda and Mr. Bharat Rao will be appointed as directors designated by the Aegis Stockholder. The additional independent directors and an additional director designated by the Aegis Stockholder have not yet been determined. For more information regarding the director designees of the Aegis Stockholder and management of the Company following the closing, see the section entitled “Proposal 6 - The Director Election Proposal” and “Board of Directors and Management After the Aegis Transactions.” We expect the closing of the Aegis Transactions to occur shortly after the Annual Meeting, assuming that the Aegis Issuance Proposal and the Authorized Shares Proposal are approved and the other closing conditions in the Transaction Agreement are met. In that case, Mr. Chad A. Carlson, Mr. Jack D. Plating, Mr. Robert Sheft and Dr. Ed Zschau are expected to resign as directors at the closing notwithstanding their reelection to the Board at the Annual Meeting.

Q: What happens if I sell my shares of common stock before the Annual Meeting?

A: If you transfer your shares of our common stock after the record date but before the Annual Meeting, you will, unless special arrangements are made, retain your right to vote at the Annual Meeting.

Q: Who will solicit and pay the cost of soliciting proxies?

A: We will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material to beneficial owners. Solicitation will be made primarily through the use of the mail but our officers, directors and employees may, without additional compensation, solicit proxies personally by telephone, facsimile, mail or the Internet or in person. We have retained Saratoga Proxy Consulting, LLC to assist us in soliciting proxies using the means referred to above. We will pay the fees of Saratoga Proxy Consulting, LLC, which we expect to be approximately $10,000, plus reimbursement of certain out-of-pocket expenses.

Q: Where can I find the voting results of the Annual Meeting?

A: We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Annual Meeting. All reports that we file with the SEC are publicly available when filed on the SEC’s website at https://www.sec.gov.

Q: Whom should I contact with questions?

A: If you have questions about the proposals or how to vote your shares, you may contact our proxy solicitor, Saratoga Proxy Consulting, LLC toll-free at (888) 368-0379 or (212) 257-1311 or info@saratogaproxy.com.

OUTSTANDING STOCK AND VOTING RIGHTS

The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $0.01 par value. Stockholders of record at the close of business on , 2018 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On , 2018, there were shares of common stock outstanding.

Proxies will be voted according to the instructions received either on the proxy card or online via the Internet or telephone. In the absence of specific instructions, proxies will be voted (i) FOR each of the nominees in the Director Election Proposal, (ii) FOR the Aegis Issuance Proposal, the Amazon Issuance Proposal, the Authorized Shares Proposal, the Corporate Opportunity Proposal, the Transaction-Related Compensation Proposal, the Advisory Compensation Proposal, the Accountant Ratification Proposal and the Adjournment Proposal and (iii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting.

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date. We will pay the cost of solicitation of proxies.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date. Abstentions and broker non-votes (i.e., when a broker does not have or exercise authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. Each stockholder is entitled to cast one vote per share on each matter.

The election of the directors requires a majority (i.e., greater than 50%) of the votes cast in person or by proxy at the Annual Meeting. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the annual stockholder’s meeting, the director will promptly tender his or her resignation to the Board. The Nominating and Governance

Committee of the Board shall make a recommendation to the Board whether to accept or reject the resignation. If accepted, the Board, at its sole discretion, may fill any resulting vacancy pursuant to the provisions of our bylaws. If the election of directors is contested, whereby the number of nominees for election exceeds the number of directors to be elected, then the directors shall be elected by the vote of a plurality of the votes cast. We do not expect the election of directors at the Annual Meeting to be contested and therefore directors will be elected by a majority of the votes cast. Cumulative voting is not permitted in the election of directors.

The approval of the Aegis Issuance Proposal and the Amazon Issuance Proposal requires a majority (i.e., greater than 50%) of the votes cast in person or by proxy at the Annual Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of common stock is required to approve the Authorized Shares Proposal and the Corporate Opportunity Proposal. The Transaction-Related Compensation Proposal and the Advisory Compensation Proposal, are advisory and not binding on us. However, we will consider our stockholders to have approved our executive compensation if the number of votes for these Proposals exceeds the number of votes against these Proposals. The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to approve the Accountant Ratification Proposal and the Adjournment Proposal. You may cast one vote for each share of our common stock that you owned at the close of business on the record date.

For purposes of the Aegis Issuance Proposal, the Amazon Issuance Proposal, the Authorized Shares Proposal, the Corporate Opportunity Proposal, the Accountant Ratification, the Adjournment Proposal and any other matters properly brought before the Annual Meeting, abstentions will have the effect of a vote against the matter. For purposes of the election of directors, the Transaction-Related Compensation Proposal and the Advisory Compensation Proposal, abstentions will not affect the vote taken. Broker non-votes will not be considered present and do not affect the vote taken on any matter. Because brokers may not vote uninstructed shares on behalf of their customers for “non-routine” matters, which include the approval of the issuance of the Transaction Shares pursuant to the Transaction Agreement, the election of directors and approval of our executive compensation, it is critical that stockholders vote their shares or instruct their brokers on how to do so.

The Board has selected Dr. Zschau and Mr. Carlson, and each of them, to act as proxies with full power of substitution. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” “StarTek,” etc. refers to StarTek, Inc. and our subsidiaries.

Saratoga Proxy Consulting, LLC will serve as our proxy solicitor. If you have questions about the proposals or how to vote your shares, you may contact Saratoga Proxy Consulting, LLC toll-free at (888) 368-0379 or (212) 257-1311 or info@saratogaproxy.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). You can identify these forward looking statements by the fact they use words such as “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Although we believe we have been prudent in our plans and assumptions, we can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and we caution readers not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with our business are discussed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. In addition to the other factors and matters contained or incorporated in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the possibility that the Aegis Transactions will not be consummated or delays in consummating the Aegis Transactions;

•
the possibility that the closing conditions set forth in the Transaction Agreement will not be satisfied, including among others, (i) receipt of the required stockholder approval or (ii) receipt of the necessary regulatory approvals required to permit the Aegis Transactions;

•
the amount of the costs, fees, expenses and charges related to the Aegis Transactions, including the risk that the Transaction Agreement may be terminated in certain circumstances that would require us to pay the Aegis Stockholder a termination fee of up to $6,800,000, the payment of which could cause significant liquidity issues for the Company;

•	adverse effects on the market price of our common stock and on our operating results because of a failure to complete the Aegis Transactions;

•	the fact that, if the Aegis Transactions are completed, the Aegis Stockholder will control a majority of the common stock of the Company;

•
the fact that under the terms of the Transaction Agreement, the Company is unable to solicit other acquisition proposals or other potential alternative proposals during the pendency of the Aegis Transactions;

•
negative effects relating to the announcement of the Aegis Transactions or any further announcements relating to the Aegis Transactions or the pendency or consummation of the Aegis Transactions on the market price of our common stock;

•	unanticipated difficulties or expenditures relating to the Aegis Transactions;

•	legal proceedings instituted against the Company and others in connection with the Aegis Transactions;

•
disruptions of current plans and operations caused by the announcement and pendency of the Aegis Transactions, including risks related to the Aegis Transactions diverting Management’s or employees’ attention from ongoing business operations and ability to retain or recruit key employees;

•	potential difficulties in employee retention as a result of the announcement and pendency of the Aegis Transactions; and

•	the response of customers, distributors, suppliers and competitors to the announcement of the Aegis Transactions.

RISK FACTORS

Before voting on the Aegis Issuance Proposal, the Authorized Shares Proposal or the Corporate Opportunity Proposal, you should consider the following risks associated with the Aegis Transactions, the Corporate Opportunity Proposal and the business of the Combined Company following the Aegis Transactions, in addition to the other information included in this proxy statement.

Risk Factors Relating to the Aegis Transactions

The Aegis Transactions may not be completed on the terms or timeline currently contemplated, or at all, and failure to complete the Aegis Transactions may result in material adverse consequences to the Company’s business and operations.

The Aegis Transactions are subject to several closing conditions, including the approval of the Aegis Issuance Proposal and the Authorized Shares Proposal by our stockholders. If any of these conditions is not satisfied or waived, the Aegis Transactions may not be completed. There is no assurance that the Aegis Transactions will be completed on the terms or timeline currently contemplated, or at all. See the section titled “Proposal 1—Description of the Transaction Agreement—Conditions to Closing of the Aegis Transactions” beginning on page 80.

If the Company’s stockholders do not approve the Aegis Issuance Proposal and the Authorized Shares Proposal or if the Aegis Transactions are not completed for any other reason, the Company would be subject to a number of risks, including the following:

•	the Company and its stockholders would not realize the anticipated benefits of the Aegis Transactions, including any anticipated synergies from combining the businesses of the Company and Aegis;

•
the Company may be required to pay a termination fee of $6.8 million if the Transaction Agreement is terminated under certain circumstances, including (i) a failure by the Board to reconfirm its recommendation of the Aegis Issuance Proposal upon request for such reconfirmation by the Aegis Stockholder after the Company receives an Alternative Proposal, (ii) the Board approves or recommends an Alternative Proposal to the Company’s stockholders, (iii) the Board recommends to the Company’s stockholders to tender their shares in any tender offer or exchange that may have commenced or fails to recommend against such tender within 10 business days after its commencement; or (iv) the Company materially breaches certain portions of the Transaction Agreement related to non-solicitation, Alternative Proposals and Superior Proposals; and

•	the Company may be required to pay a termination fee of $3,000,000 in the event of the termination of the Transaction
Agreement due to failure to close the Aegis Transactions prior to July 23, 2018, in the event that (i) this date is not extended as a result of the failure to obtain a waiver or consent of any relevant third party to allow such extension; and (ii) the Company stockholder meeting has not been held; provided, that the Aegis Stockholder and Aegis are not then in material breach of any representation, warranty, covenant or agreement under the Transaction Agreement.

The Company is also exposed to general competitive pressures and risks, which could increase if the Aegis Transactions are not completed.

As a result of the Aegis Transactions, current stockholders’ ownership interest in the Company will be diluted from 100% to approximately 45%.

If the Aegis Issuance Proposal is approved and the Company issues 21,433,333 shares of our common stock (subject to adjustment) in connection with the Aegis Transactions, the Company’s stockholders will incur significant dilution of their interests in the Company. As of the record date, there were shares of our common stock outstanding. Assuming the issuance of 21,433,333 shares of our common stock (subject to adjustment) and that additional shares are not issued, the Aegis Stockholder will own approximately 55% of our outstanding common stock immediately after the closing. Stock outstanding as of the record date will constitute approximately 45% of our outstanding common stock immediately after the closing. As a result, in such a scenario current stockholders would experience substantial dilution of their ownership percentage and voting power. In addition, holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current stockholders do not have a prior right to purchase any new issue of our common stock in order to maintain their proportionate ownership interest. Stockholders should consider the potential dilution in determining whether to approve the Aegis Issuance Proposal.

The issuance of the Transaction Shares could have a negative effect on our stock price.

If the Aegis Issuance Proposal is approved, we will issue 21,433,333 shares of our common stock (subject to adjustment), representing approximately 55% of our outstanding common stock immediately after the closing, in exchange for all of the outstanding shares of capital stock of Aegis. We can offer no assurance that the Combined Company will generate the expected revenues or net income following the consummation of the Aegis Transactions. The issuance of common stock could have a negative effect on the market price of our common stock by increasing the number of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.

We have agreed to grant registration rights to the Aegis Stockholder with respect to the Transaction Shares, requiring us to file a registration statement with the SEC covering the resale of the Transaction Shares, which means that such shares would become eligible for resale in the public markets shortly after the consummation of the Aegis Transactions. We have granted similar registration rights to Amazon with respect to the common stock issuable upon exercise of the Amazon Warrant. Any sales of those shares, or the anticipation of the possibility of such sales, could create downward pressure on the market price of our common stock.

As a result of the issuance of common stock in connection with the Aegis Transactions, the Aegis Stockholder is expected to own a majority of our common stock and will have the ability to control the Company.

As a result of the issuance of our common stock pursuant to the Aegis Transactions contemplated by the Aegis Issuance Proposal, the Aegis Stockholder is expected to own approximately 55% of our outstanding common stock. Thus, the Aegis Stockholder would be able to exercise significant influence over our business and affairs if it chooses to do so. The Aegis Stockholder will be able to designate and elect a majority of the Company’s directors and would be able to affect the outcome of all matters brought before the shareholders, including the approval of mergers and other business combination transactions. As a result of the Aegis Stockholder’s ownership of a majority of the voting power of our common stock, the Company will be a “controlled company” as defined in NYSE's listing rules and will, therefore, not be subject to certain NYSE requirements that would otherwise require the Company to have (i) a majority of independent directors, (ii) a nominating committee composed solely of independent directors, (iii) the compensation of its executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Under the Stockholders Agreement, the new Company Board will generally have five directors designated by the Aegis Stockholder, constituting a majority of the Board, the CEO of the Company and three independent directors designated by the Company as described further in “Proposal 1—Description of the Transaction Agreement—Directors and Officers.”

The integration of the businesses of the Company and Aegis following the closing will present challenges that may result in a decline in the anticipated benefits of the Aegis Transactions.

The Aegis Transactions involve the combination of two businesses that currently operate as independent businesses with different geographic focuses. The Company will be required to devote management attention and resources to integrating its business practices and operations.    The pursuit of the Aegis Transactions and the preparation for the integration of the Company and Aegis have placed, and will continue to place, a significant burden on the management and internal resources of both the Company and Aegis. There is a significant degree of difficulty and management distraction inherent in the process of closing the Aegis Transactions and integrating the Company and Aegis, which could cause an interruption of, or loss of momentum in, the activities of each company’s existing businesses, regardless of whether the Aegis Transactions are eventually completed. Before and immediately following closing of the Aegis Transactions, the management teams of the Company and Aegis will be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage their respective existing businesses, service existing customers, attract new customers and develop new products, services or strategies. One potential consequence of such distractions could be the failure of Management to realize other opportunities that could be beneficial to the Company or Aegis, respectively. If the Company’s or Aegis’ senior management is not able to effectively manage the process leading up to and immediately following closing of the Aegis Transactions, or if any significant business activities are interrupted as a result of the integration process, the business of the Company or Aegis could suffer. Potential difficulties the Combined Company may encounter in the integration process include the following:

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the inability to successfully integrate the two businesses, including operations, technologies, products and services, in a manner that permits the Company to achieve the cost savings and operating synergies anticipated to result from the Aegis Transactions, which could result in the anticipated benefits of the Aegis Transactions not being realized partly or wholly in the time frame currently anticipated or at all;

•	lost sales and customers as a result of certain customers of either or both of the two businesses deciding not to do business with the Company;

•	the necessity of coordinating geographically separated organizations, systems and facilities;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Aegis Transactions;

•	integrating personnel with diverse business backgrounds and business cultures, while maintaining focus on providing consistent, high-quality services;

•	consolidating and rationalizing information technology platforms and administrative infrastructures as well as accounting systems and related financial reporting activities; and

•	preserving important relationships of both the Company and Aegis and resolving potential conflicts that may arise.

Furthermore, it is possible that the integration process could result in the loss of key employees of the Company or Aegis. In addition, the Combined Company could be adversely affected by the diversion of Management’s attention and any delays or difficulties encountered in connection with the integration of the Company and Aegis. If we are not able to successfully complete the combination of the business and fully realize the anticipated savings and synergies in a timely manner, or the cost to achieve these synergies is greater than expected, we may not fully realize the anticipated benefits of the Aegis Transactions, or it may take longer than expected to realize the benefits. The failure to fully realize the anticipated benefits could have a negative effect on the market price of our common stock.

Ownership interests will not be adjusted if there is a change in the value of the Company or Aegis and their respective assets before the Aegis Transactions are completed.

The Transaction Shares will not be adjusted if there is a change in the value or assets of the Company or Aegis prior to the consummation of the Aegis Transactions. The Company will not be required to consummate the Aegis Transactions if there has been any “Private Company Material Adverse Effect” (as this term is described in the section “Proposal 1—Description of the Transaction Agreement—Representations and Warranties” beginning on page 66) with respect to Aegis. However, the Company will not be permitted to terminate the Transaction Agreement or re-solicit the vote of the Company’s stockholders because of any changes in the market price of the Company’s common stock or any changes in the value of Aegis that do not constitute a material adverse effect with respect to Aegis.

We will incur significant transaction costs in connection with the Aegis Transactions, including all costs incurred by Aegis and the Aegis Stockholder in connection with the Aegis Transactions.

We have incurred and expect to incur significant, non-recurring costs in connection with consummating the Aegis Transactions. We may incur additional costs to retain key employees. Pursuant to the Transaction Agreement, the Company will, after the closing of the Aegis Transactions, pay, or reimburse Aegis or the Aegis Stockholder for, all expenses incurred in connection with the Transaction Agreement and the Aegis Transactions by the Company, Aegis or the Aegis Stockholder, including all legal, accounting, consulting, investment banking and other fees, expenses and costs.

The total transaction expenses that the Company expects to incur as a result of the Aegis Transactions, which include the transaction expenses that the Company expects to pay, or reimburse Aegis or the Aegis Stockholder for, are currently estimated at approximately $12.5 million. While the Company has already incurred significant costs in connection with the Aegis Transactions, a substantial portion of the estimated costs will be incurred by the Company only if the stockholders approve the Aegis Issuance Proposal and the Authorized Share Increase Proposal and the Aegis Transactions are thereafter consummated.

The results of operations of the Company following the Aegis Transactions may differ significantly from the unaudited pro forma financial data included in this proxy statement.

This proxy statement includes unaudited pro forma condensed combined financial statements based upon the combined historical financial statements of StarTek and Aegis after giving effect to the Aegis Transactions and adjustments described therein. The unaudited pro forma condensed combined balance sheet as of March 30, 2018 reflects the Aegis Transactions as if they had occurred on March 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the three months ended March 30, 2018 reflect the Aegis Transactions as if they had occurred on January 1, 2017, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Aegis Transactions been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the Company following the completion of the Aegis Transactions. Accordingly, the Company’s business, assets, cash flows, results of operations and financial condition following the completion of the Aegis Transactions may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Proposal 1—Unaudited Pro Forma Condensed Combined Financial Information.”

Aegis and the Aegis Stockholder are each Singapore incorporated companies and it may be difficult for the Company to enforce a judgment of U.S. courts against Aegis or the Aegis Stockholder or their respective directors or officers in Singapore.

Aegis and the Aegis Stockholder are incorporated under the laws of the Republic of Singapore, and all of their respective directors are residents outside the United States. Moreover, a significant portion of Aegis and the Aegis Stockholder’s consolidated assets are located outside the United States and, as a result, any judgment obtained in the United States against Aegis or the Aegis Stockholder may not be enforceable within the United States.
There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court. A final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, would, therefore, not be automatically enforceable in Singapore.
Aegis’ international operations will subject the Company to additional legal and regulatory regimes if the Aegis Transactions are completed.
Aegis currently has business operations in Argentina, Australia, India, Malaysia, Peru, Saudi Arabia, South Africa, Sri Lanka, United Arab Emirates and the United Kingdom. If the Aegis Transactions are consummated, the Company will become subject to the legal and regulatory regimes in each of these countries, and the portion of the Company’s revenues that are generated outside of the United States will increase significantly. Compliance with diverse legal and regulatory requirements, e.g., in connection with the movement or repatriation of cash, may be costly, time-consuming and require significant resources. Violations could result in significant fines or monetary damages, criminal sanctions, prohibitions or restrictions on doing business and damage to our reputation. In addition, operating in additional countries around the world will require the Company to manage the potential conflicts between locally accepted business practices in any given jurisdiction and our obligations to comply with laws and regulations with respect to such jurisdictions, in addition to the jurisdictions where we currently operate, including anti-corruption laws or regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act (the “FCPA”) and the UK Bribery Act 2010 (the “UKBA”). The U.S., U.K. and other foreign agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against companies for violations of export controls, the FCPA, the UKBA, and other laws, rules, sanctions, embargoes and regulations, including those established by the Office of Foreign Assets Control (“OFAC”). Any violation of these legal requirements, even if prohibited by our policies, procedures and controls, could subject us to criminal or civil enforcement actions, penalties for non-compliance or otherwise have an adverse effect on our business and reputation.
Each of the Company and Aegis will be subject to business uncertainties and contractual restrictions while the Aegis Transactions are pending that could adversely affect each of them.

Uncertainty about the effect of the Aegis Transactions on employees and customers may have an adverse effect on either or both of the Company and Aegis, regardless of whether the Aegis Transactions are eventually completed, and, consequently, on the Combined Company. These uncertainties may impair the Company’s and Aegis’ ability to attract, retain and motivate key personnel until the Aegis Transactions are completed, or the Transaction Agreement is terminated, and for a period of time thereafter, and could cause customers, suppliers and others that deal with the Company or Aegis to seek to change existing business relationships with the Company or Aegis. Employee retention and recruitment may be particularly challenging for the Company and Aegis during the pendency of the Aegis Transactions, as employees and prospective employees may experience uncertainty about their future roles with the Combined Company. For each of the Company and Aegis, the departure of existing key employees or the failure of potential key employees to accept employment with the Combined Company, despite the Company’s and Aegis’ retention and recruiting efforts, could have a material adverse impact on the Company’s and the Combined Company’s business, financial condition and operating results, regardless of whether the Aegis Transactions are eventually completed.

In addition, the Transaction Agreement restricts the Company and Aegis from making certain acquisitions and taking other specified actions without the consent of the other until the Aegis Transactions are consummated or the Transaction Agreement is terminated. These restrictions may prevent the Company and Aegis from pursuing otherwise attractive business opportunities and making other changes to their businesses before completion of the Aegis Transactions or termination of the Transaction Agreement. For a description of the restrictive covenants applicable to the Company, see the section titled “Proposal 1—Description of the Transaction Agreement—Covenants—Conduct of the Company’s Business Prior to the Closing of the Aegis Transactions” beginning on page 72.

Members of the Management and the Board of the Company have interests in the Aegis Transactions that are different from, or in addition to, those of other stockholders.

In considering whether to approve the Aegis Transactions, the Company’s stockholders should recognize that members of the Company’s Management and the Board have interests in the Aegis Transactions that differ from, or are in addition to, their interests as stockholders of the Company. For a description of these interests, see the section titled “Proposal 1—Interests of

Directors and Officers in the Aegis Transactions” beginning on page 87.

Certain stockholders holding in the aggregate approximately 29.9% of the outstanding common stock of the Company entered into Support Agreements with Aegis and the Aegis Stockholder.

Concurrent with the execution of the Transaction Agreement, each of A. Emmet Stephenson, Privet and Engine, holders of approximately 29.9% of the outstanding common stock of the Company as of March 14, 2018, entered into support agreements with Aegis and the Aegis Stockholder, pursuant to which they have agreed to certain matters, including (i) to vote in favor of the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal, (ii) not to solicit, encourage or facilitate any Alternative Proposal nor enter into any negotiations or discussions regarding any Alternative Proposal, and (iii) to certain restrictions on the transfer of the shares of our common stock of which they are the beneficial owners. See the section entitled “Proposal 1—Support Agreements” beginning on page 85.

Risks Factors Relating to the Corporate Opportunity Proposal
If the Corporate Opportunity Proposal is approved, the Aegis Stockholder may pursue certain corporate opportunities without presenting them to the Company.
If approved, the Corporate Opportunity Proposal would, in part, renounce the Company’s right to certain corporate opportunities. In particular, the Corporate Opportunity Proposal provides that in the event an Aegis Designated Director acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, the Company will have no interest or expectancy in being offered such corporate opportunity, and the Company renounces any such interest or expectancy to the fullest extent permitted by law. However, the Company does not renounce any interest or expectancy in a corporate opportunity presented to an Aegis Designated Director if the opportunity is presented to the Aegis Designated Director solely in his or her capacity as a director of the Company. If the Corporate Opportunity Proposal is approved, the Aegis Stockholder would be permitted to pursue certain corporate opportunities without first presenting them to the Company.

Risks Factors Relating to the Business of the Combined Company Following the Aegis Transactions

The Combined Company’s expanded foreign operations will be subject to social, political and economic risks that differ from those in the United States.
The Combined Company is expected to conduct a significant portion of its business and employ a substantial number of people outside of the United States. For the year ended December 31, 2017 on a pro forma basis, the Combined Company generated approximately 77.4% or $142.3 million of its revenue from operations located outside the United States. Circumstances and developments related to foreign operations that could negatively affect the Combined Company’s business, financial condition or results of operations include, but are not limited to, the following factors:

•	difficulties and costs of staffing and managing operations in certain regions;

•	differing employment practices and labor issues;

•	local business and cultural factors that differ from United States standards and practices;

•	volatility in currencies;

•	currency restrictions, which may prevent the transfer of capital and profits to the United States;

•	unexpected changes in regulatory requirements and other laws;

•	potentially adverse tax consequences;

•	the responsibility of complying with multiple and potentially conflicting laws;

•	the impact of regional or country-specific business cycles and economic instability;

•	political instability, uncertainty over property rights, civil unrest, political activism or the continuation or escalation of terrorist activities; and

•	restrictions on or unavailability of access to capital on favorable terms or at all in certain locations.

Our global growth (including growth in new regions in the United States) also subjects us to certain risks, including risks associated with funding increasing headcount, integrating new offices, and establishing effective controls and procedures to regulate the operations of new offices and to monitor compliance with regulations such as the FCPA and similar laws.
Although the Aegis Transactions constitute a commitment of substantial resources to the expansion of our global platform, if we are unable to successfully manage the risks associated with our global business or to adequately manage operational fluctuations, our business, financial condition and results of operations could be harmed.
A significant portion of the revenue of the Combined Company is expected to be generated by a limited number of clients. The loss or reduction in business from any of these clients would adversely affect our business and results of operations.
A significant percentage of the Combined Company’s revenue is expected to be generated from a small number of clients. The Combined Company may not be able to retain its principal clients. If the Combined Company were to lose any of its principal clients, the Combined Company may not be able to replace the revenue on a timely basis. Loss of a principal client could result from many factors, including consolidation or economic downturns in the clients’ industries, as discussed further below.
The future revenue the Combined Company generates from its principal clients may decline or grow at a slower rate than expected or than it has in the past. In the event the Combined Company loses any of its principal clients or does not receive call volumes anticipated from these clients, the Combined Company may suffer from the costs of underutilized capacity because of its inability to eliminate all of the costs associated with conducting business with that client, which could exacerbate the effect that the loss of a principal client would have on the Combined Company’s operating results and financial condition. Additional productivity gains could be necessary to offset the negative impact that lower per-minute revenue at higher volume levels would have on the Combined Company’s margins in future periods.
The Combined Company is expected to have a significant amount of indebtedness, which could adversely affect the Combined Company’s business, financial condition, and results of operations following the Aegis Transactions.
As of March 31, 2018, the Combined Company had $155.0 million in long term debt, net on a pro forma basis. This indebtedness could have significant consequences on our future operations, including:

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events of default if the Combined Company fails to comply with the financial and other covenants contained in the agreements governing the Combined Company’s debt instruments, which could result in all of the debt becoming immediately due and payable or require the Combined Company to negotiate an amendment to financial or other covenants that could cause the Combined Company to incur additional fees and expenses;

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reducing the availability of the Combined Company’s cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting the Combined Company’s ability to obtain additional financing for these purposes;

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limiting the Combined Company’s flexibility in planning for, or reacting to, and increasing the Combined Company’s vulnerability to, changes in our business, the industries in which the Combined Company operates, and the overall economy;

•	placing the Combined Company at a competitive disadvantage compared to any of the Combined Company’s competitors that have less debt or are less leveraged; and

•	increasing the Combined Company’s vulnerability to the impact of adverse economic and industry conditions.

The Combined Company’s ability to meet its payment and other obligations under its debt instruments will depend on the Combined Company’s ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond the Combined Company’s control. The Company cannot assure that the combined businesses of the Company and Aegis will generate cash flow from operations, or that future borrowings will be available to the Combined Company, in an amount sufficient to enable the Combined Company to meet its indebtedness obligations and to fund other liquidity needs following the Aegis Transactions.

Additionally, under certain loan agreements to which Aegis and its subsidiaries are bound, if, among other things, the Aegis Stockholder ceases to own at least 50% of the voting securities of StarTek or ceases to have the ability to appoint or remove a majority of the directors of StarTek, the loans under such facilities would become due and payable by Aegis and its affiliates, as applicable.

The Company’s contracts generally do not contain minimum purchase requirements and can generally be terminated by its customers on short notice without penalty.
The Company enters into written agreements with each client for its services and seeks to sign multi-year contracts with its clients. However, these contracts generally permit termination upon 30 to 90 days' notice by the Company’s clients, do not designate the Company as its clients' exclusive outsourced services provider, do not penalize the Company’s clients for early termination, hold the Company responsible for work performed that does not meet predefined specifications and does not contain minimum purchase requirements or volume commitments. Accordingly, we expect that the Combined Company will face the risk that its clients may cancel or renegotiate contracts we have with them, which may adversely affect the Combined Company’s results. If a principal client canceled or did not renew its contract with the Combined Company, its results would suffer. In addition, because the amount of revenue generated from any particular client is generally dependent on the volume and activity of the Company’s clients’ customers, as described above, the Combined Company’s business depends in part on the success of the Combined Company’s clients’ products. The number of customers who are attracted to the products of the Combined Company’s clients may not be sufficient or the Combined Company’s clients may not continue to develop new products that will require its services, in which case it may be more likely for the Combined Company’s clients to terminate their contracts with the Combined Company. Clients can generally reduce the volume of services they outsource to the Combined Company without any penalties, which would have an adverse effect on the Combined Company’s revenue, results of operations and overall financial condition.
The Combined Company will continue to depend on several large clients in the telecommunications industry and its strategy partially depends on a trend of telecommunications companies continuing to outsource services. If the telecommunications industry suffers a downturn or the trend toward outsourcing reverses, the Company’s business will suffer.
The Company’s key clients in the telecommunications industry include companies in the wire line, wireless, cable and broadband lines of business. The Combined Company’s business is expected to be largely dependent on continued demand for its services from clients in this industry and on trends in this industry to purchase outsourced services. A significant change in this trend could have a material adverse effect on the Combined Company’s financial condition and results of operations.
Client consolidation could result in a loss of business that would adversely affect the Combined Company’s operating results.
The telecommunications industry has had a significant level of consolidation. We cannot assure you that additional consolidations will not occur in which the Combined Company’s clients acquire additional businesses or are acquired themselves. Such consolidations may decrease the Combined Company’s business volume and revenue, which could have an adverse effect on the Combined Company's business, results of operations and financial condition.
The Combined Company’s operating results may be adversely affected if the Combined Company is unable to maximize its facility capacity utilization.
The Combined Company’s profitability will be influenced by its facility capacity utilization. The majority of the Combined Company’s business will involve technical support and customer care services initiated by its clients' customers, and as a result, the Combined Company’s capacity utilization will vary, and demands on its capacity will be, to some degree, beyond its control. The Company has experienced, and in the future the Combined Company may experience, periods of idle capacity from opening new facilities where forecasted volume levels do not materialize. In addition, the Company has experienced, and in the future the Combined Company may experience, idle peak period capacity when it opens a new facility or terminates or completes a large client program. These periods of idle capacity may be exacerbated if the Combined Company expands its facilities or opens new facilities in anticipation of new client business because the Company generally does not have the ability to require a client to enter into a long-term contract or to require clients to reimburse the Company for capacity expansion costs if they terminate their relationship with the Company or do not provide the Company with anticipated service volumes. From time to time, the Company assesses the expected long-term capacity utilization of its facilities. Accordingly, the Combined Company may, if deemed necessary, consolidate or close underperforming facilities in order to maintain or improve targeted utilization and margins.
The Combined Company may incur impairment losses and restructuring charges in future years as a result of closing facilities. There can be no assurance that the Combined Company will be able to achieve or maintain optimal facility capacity utilization.
If client demand declines due to economic conditions or otherwise, the Combined Company may not be able to leverage its fixed costs as effectively, which would have a material adverse effect on its results of operations and financial condition.
If the Combined Company is not able to hire and retain qualified employees, its ability to service its existing customers and retain new customers will be adversely affected.
The Combined Company’s success will be largely dependent on its ability to recruit, hire, train and retain qualified employees. The Combined Company’s business will be labor-intensive and is expected to experience high personnel turnover. The Combined Company’s operations, especially its technical support and customer care services, generally require specially trained employees, which, in turn, require significant recruiting and training costs. Such turnover may adversely affect the Combined Company’s operating efficiency, productivity and ability to fully respond to client demand, thereby adversely impacting its operating results. Some of this turnover can be attributed to the fact that the Company competes for labor not only with other call centers but also with other similar-paying jobs, including retail, services industries, food service and other similar businesses. As such, improvements in the local economies in which the Company operates can adversely affect its ability to recruit agents in those locations. Further increases in employee turnover or failure to effectively manage high attrition rates would have an adverse effect on the Combined Company’s results of operations and financial condition.
The addition of new clients or implementation of new projects for existing clients may require the Combined Company to recruit, hire, and train personnel at accelerated rates. The Combined Company may not be able to successfully recruit, hire, train, and retain sufficient qualified personnel to adequately staff for existing business or future growth, particularly if the Combined Company undertakes new client relationships in industries in which the Company or Aegis has not previously provided services. Because a substantial portion of the Combined Company’s operating expenses are expected to consist of labor-related costs, labor shortages or increases in wages (including minimum wages as mandated in certain jurisdictions, employee benefit costs, employment tax rates, and other labor related expenses) could cause the Combined Company’s business, operating profits, and financial condition to suffer. Economic and legislative changes in the U.S. may encourage organizing efforts in the future which, if successful, could further increase the Combined Company’s recruiting and training costs and could decrease the Combined Company’s operating efficiency and productivity.
The Combined Company’s operating costs may increase as a result of higher labor costs.
The Company, like a number of companies in its industry, has sought to contain its labor costs by limiting salary increases and payment of cash bonuses to its employees. From time to time, the local economies in some of the locations in which the Combined Company will operate experience growth, which causes pressure on labor rates to remain competitive within the local economies. If these growth trends continue, the Combined Company may need to further increase salaries or otherwise compensate its employees at higher levels in order to remain competitive. Recent legislation with respect to raising the minimum wage has been passed in certain U.S. states in which the Combined Company will operate, which will likely lead to higher wages in certain facilities. Higher salaries or other forms of compensation are likely to increase the Combined Company’s cost of operations. If such increases are not offset by increased revenue, they will negatively impact the Combined Company’s financial results. In the past, some of the Company’s employees have attempted to organize a labor union, and economic and legislative changes may encourage organizing efforts in the future, which, if successful, could further increase the Combined Company’s recruiting and training costs and could decrease its operating efficiency and productivity.
Failure to attract and retain key management personnel may adversely impact the Combined Company’s strategy execution and financial results.
The Combined Company’s ability to attract, successfully integrate and retain key management personnel could have a significant impact on its ability to compete or to execute on its business strategy. Changes in key management personnel may temporarily disrupt our operations as the new management becomes familiar with our business. Accordingly, our future financial performance will depend to a significant extent on our ability to attract, motivate and retain key management personnel.
The Combined Company’s strategy depends on companies continuing to outsource non-core services.
Some of the Company's clients have been decreasing the number of firms they rely on to provide outsourced services. Due to financial uncertainties and the potential reduction in demand for the Combined Company’s clients' products and services, the Combined Company’s clients and prospective clients may decide to further consolidate the number of firms on which they rely for outsourced services. Under these circumstances, the Combined Company’s clients may cancel current contracts, or the Combined Company may fail to attract new clients, which will adversely affect the Combined Company’s financial condition.

The Combined Company’s business will rely heavily on technology and computer systems, which will subject the Combined Company to various uncertainties.
The Company has invested in sophisticated and specialized telecommunications and computer technology and has focused on the application of this technology to meet its clients' needs. We anticipate that it will be necessary to continue to invest in and develop new and enhanced technology on a timely basis to maintain the Combined Company’s competitiveness. Capital expenditures may be required to keep the Combined Company’s technology up-to-date. There can be no assurance that any of the Combined Company’s information systems will be adequate to meet the Combined Company’s future needs or that the Combined Company will be able to incorporate new technology to enhance and develop our existing services. There can be no assurance that any technology or computer system will not encounter outages or disruptions. When outages occur the Combined Company may incur remediation expenses, penalties under customer contracts or loss of customer confidence. Moreover, investments in technology, including future investments in upgrades and enhancements to software, may not necessarily maintain the Combined Company’s competitiveness. The Combined Company’s future success will also depend in part on the Combined Company’s ability to anticipate and develop information technology solutions that keep pace with evolving industry standards and changing client demands.
Increases in the cost of telephone and data services or significant interruptions in such services could adversely affect the Combined Company’s business.
The Combined Company will depend on telephone and data services provided by various local and long distance telephone companies. Because of this dependence, any change to the telecommunications market that disrupts these services or limits the Combined Company’s ability to obtain services at favorable rates could affect the Combined Company’s business. The Company has taken steps to mitigate its exposure to the risks associated with rate fluctuations and service disruption by entering into long-term contracts with various providers for telephone and data services and by investing in redundant circuits. There is no obligation, however, for the vendors to renew their contracts with the Combined Company or to offer the same or lower rates in the future, and such contracts are subject to termination or modification for various reasons outside of the Combined Company’s control. In addition, there is no assurance that a redundant circuit would not also be disrupted. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of the Combined Company’s services or any significant interruption in telephone services could adversely affect the Combined Company’s business.
Unauthorized disclosure of sensitive or confidential client and customer data could expose the Combined Company to protracted and costly litigation and penalties and may cause the Combined Company to lose clients.
The Combined Company will be dependent on IT networks and systems to process, transmit and store electronic information and to communicate among its locations around the world and with its alliance partners and clients. Security breaches of this infrastructure could lead to shutdowns or disruptions of the Combined Company’s systems and potential unauthorized disclosure of confidential information. The Combined Company will also be required at times to manage, utilize and store sensitive or confidential client or customer data. As a result, the Combined Company will be subject to contractual terms and numerous U.S. and foreign laws and regulations designed to protect this information, such as various U.S. federal and state laws governing the protection of health or other individually identifiable information. If any person, including any of the Combined Company’s employees, negligently disregards or intentionally breaches the Combined Company’s established controls with respect to such data or otherwise mismanages or misappropriates that data, the Combined Company could be subject to monetary damages, fines and/or criminal prosecution. Although the Combined Company maintains cyber liability insurance, such insurance may not adequately or timely compensate the Combined Company for all losses it may incur. Unauthorized disclosure of sensitive or confidential client or customer data, whether through systems failure, employee negligence, fraud or misappropriation, could damage the Combined Company’s reputation and cause the Combined Company to lose clients. Similarly, unauthorized access to or through the Combined Company’s information systems or those the Combined Company develops for its clients, whether by its employees or third parties, could result in negative publicity, legal liability and damage to the Combined Company’s reputation, business, financial condition, results of operations and cash flows.
The Combined Company processes, transmits and stores personally identifiable information and unauthorized access to or the unintended release of this information could result in a claim for damage or loss of business and create unfavorable publicity.
The Combined Company will process, transmit and store personally identifiable information, both in its role as a service provider and as an employer. This information may include social security numbers, financial and health information, as well as other personal information. As a result, the Combined Company will be subject to certain contractual terms as well as federal, state and foreign laws and regulations designed to protect personally identifiable information. The Combined Company will take measures to protect against unauthorized access and to comply with these laws and regulations. The Combined Company will use the Internet as a mechanism for delivering its services to clients, which may expose the Combined Company to potential disruptive intrusions. Unauthorized access, system denials of service or failure to comply with data privacy laws and regulations may subject the Combined Company to contractual liability and damages, loss of business, damages from individual claimants, fines, penalties, criminal prosecution and unfavorable publicity, any of which could negatively affect the Combined Company’s operating results and financial condition. In addition, third party vendors that the Combined Company engages to perform services for the Combined Company may have an unintended release of personally identifiable information.
The Combined Company will be required to comply with laws governing the transmission, security and privacy of protected health information.
The Combined Company will be required to comply with applicable laws governing the transmission, security and privacy of health information, including, among others, the standards of The Health Insurance Portability and Accountability Act (“HIPAA”). The failure to comply with any of these laws could make it difficult to expand the Combined Company’s health care business process outsourcing business and/or cause it to incur significant liabilities.
The failure to comply with debt collection and consumer credit reporting regulations could subject the Combined Company to fines and other liabilities, which could harm its reputation and business, and could make it more difficult for the Combined Company to retain existing customers or attract new customers.
The Fair Debt Collection Practices Act ("FDCPA") regulates persons who regularly collect or attempt to collect, directly or indirectly, consumer debts owed or asserted to be owed to another person, which includes the Combined Company’s debt collection business. Many states impose additional requirements on debt collection communications and some of those requirements may be more stringent than the federal requirements. In addition, many U.S. states require a debt collector to apply for, be granted and maintain a license to engage in debt collection activities in a state. The Combined Company will be licensed (or exempt from licensing requirements) to provide debt collection services in most U.S. states. Moreover, regulations governing debt collection are subject to changing interpretations that may be inconsistent among different jurisdictions. The Combined Company could be subject to fines or other penalties if it is determined to have violated the FDCPA, the Fair Credit Reporting Act or analogous state laws, which could make it more difficult to retain existing customers or attract new customers and could otherwise harm the Combined Company’s business.
If the Combined Company makes acquisitions, the Combined Company could encounter difficulties that harm its business.
The Combined Company may acquire companies, products, or technologies that it believes to be complementary to its business. If the Combined Company engages in such acquisitions, the Combined Company may have difficulty integrating the acquired personnel, operations, products or technologies. Acquisitions may dilute the Combined Company’s earnings per share, disrupt the Combined Company’s ongoing business, distract the Combined Company’s Management and employees, increase the Combined Company’s expenses, subject the Combined Company to liabilities, and increase the Combined Company’s risk of litigation, all of which could harm the Combined Company’s business. If the Combined Company uses cash to acquire companies, products, or technologies, it may divert resources otherwise available for other purposes or increase the Combined Company’s debt.
The Company’s stock price has been volatile and the Combined Company’s stock price may decline significantly and unexpectedly.
The market price of the Company’s common stock has been volatile, and the market price of the Combined Company’s common stock could be subject to wide fluctuations, in response to quarterly variations in the Combined Company’s operating results, changes in management, the degree of success in implementing the Combined Company’s business and growth strategies, announcements of new contracts or contract cancellations, announcements of technological innovations or new products and services by the Combined Company or its competitors, changes in financial estimates by securities analysts, the perception that significant stockholders may sell or intend to sell their shares, or other events or factors we cannot currently foresee. The Combined Company will also be subject to broad market fluctuations, given the overall volatility of the current U.S. and global economies, where the market prices of equity securities of many companies experience substantial price and volume fluctuations that have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Combined Company’s common stock. Additionally, because the Combined Company’s common stock is expected to trade at relatively low volume levels, any change in demand for the Combined Company’s stock can be expected to substantially influence market prices thereof.

PROPOSAL 1. (THE AEGIS ISSUANCE PROPOSAL)
APPROVAL OF THE ISSUANCE OF THE TRANSACTION SHARES PURSUANT TO THE TRANSACTION AGREEMENT

Summary

On March 14, 2018, the Company, CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”), and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Aegis Stockholder”) entered into a Transaction Agreement (the “Transaction Agreement”), pursuant to which the Company, Aegis and the Aegis Stockholder agreed to, among other things: (1) the acquisition by the Company of all of the outstanding capital stock of Aegis from the Aegis Stockholder; (2) the issuance of 20,600,000 shares of the Company’s common stock to the Aegis Stockholder, subject to adjustment based on the relative net debt of the parties as of the closing in consideration of such acquisition; (3) the amendment of the Company’s Restated Certificate of Incorporation, as amended from time to time, in order to effect such issuance and the other transactions contemplated by the Transaction Agreement; and (4) in addition to the transactions set forth above, the Aegis Stockholder will purchase 833,333 newly issued shares of our common stock at a price of $12.00 per share for a total cash payment to the Company of $10,000,000, with the number of shares issued and amount of cash invested subject to adjustment as set forth in the Transaction Agreement, including based on the relative net debt of the parties at the closing.

Immediately following the consummation of the Aegis Transactions, Aegis will become a wholly-owned subsidiary of the Company and the Aegis Stockholder is expected to hold approximately 55% of our outstanding common stock.

Each of the Company, Aegis and the Aegis Stockholder has agreed to customary representations, warranties and covenants in the Transaction Agreement including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approvals of the Company’s stockholders to the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal described below; (2) using commercially reasonable efforts to file the definitive version of the information to be supplied by or on behalf of the Company for inclusion in the proxy statement as promptly as practicable and cause the proxy statement to be mailed to the Company’s stockholders at the earliest practicable time after the SEC has completed its review of the preliminary filing; (3) not soliciting competing acquisition proposals by the Company; (4) using commercially reasonable efforts to maintain the existing listing of our common stock on the NYSE; and (5) carrying on the Company's and Aegis’ conducts of their respective businesses in the ordinary course during the period between the date of signing the Transaction Agreement and the closing of the Aegis Transactions.

Consummation of the Aegis Transactions is subject to certain closing conditions, including, among other things, (1) approval by the stockholders of the Company of the Aegis Issuance Proposal under the NYSE listing rules and the Authorized Shares Proposal; (2) the receipt of specified governmental approvals, including the termination or expiration of any waiting period applicable to the Aegis Transactions under the HSR Act, as amended, and the rules and regulations promulgated thereunder, the Philippine Competition Act (the “PCA”) and the UK Financial Services and Markets Act 2000 (the “FSMA”); (3) the absence of any order, executive order, stay, decree, judgment or injunction (preliminary of permanent) or statute, rule or regulation that makes the consummation of the Aegis Transactions illegal, or otherwise prohibits the consummations of the Aegis Transactions; (4) approval of the Supplemental Listing Application with the NYSE with respect to the shares of our common stock to be issued to the Aegis Stockholder pursuant to the Transaction Agreement; and (5) the Company having taken all action necessary to cause the composition of the Board to meet the composition requirements of the Transaction Agreement, including that a majority of the directors will be designated by the Aegis Stockholder.

The Transaction Agreement contains certain termination rights of the Company, on the one hand, and Aegis and the Aegis Stockholder, on the other hand, and provides that, under certain circumstances, upon the termination of the Transaction Agreement, the Company will be required to pay the Aegis Stockholder a termination fee of up to $6.8 million.

The issuance of the common stock is exempt from the registration requirements of Section 5 of the Securities Act, and such shares of common stock will be issued to the Aegis Stockholder, who has represented that it is an accredited investor, as defined in Regulation D under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Parties to the Aegis Transactions

StarTek

StarTek, Inc. is a publically traded Delaware corporation that provides customer engagement business process outsourcing services. StarTek’s common stock is currently listed on the NYSE under the symbol “SRT.” The mailing address of StarTek’s principal executive office is 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO 80111 and our telephone number is (303) 262-4500.

Aegis

CSP Alpha Midco Pte Ltd is a Singapore private limited company and is a wholly owned subsidiary of the Aegis Stockholder. Aegis and its subsidiaries provide business process outsourcing services from locations in Asia, Australia, the Middle East, South America, South Africa and the United Kingdom. The mailing address of Aegis’ principal executive office is 160 Robinson Road, Suite 10-01, SBF Center, Singapore 068914 and the telephone number is +65 6202-4734.

Aegis Stockholder

CSP Alpha Holdings Parent Pte Ltd is a Singapore private limited company and the sole stockholder of Aegis. The mailing address of the Aegis Stockholder’s principal executive office is 160 Robinson Road, Suite 10-01, SBF Center, Singapore 068914 and the telephone number is +65 6202-4734.

Background of the Aegis Transactions

The Board and the Company’s senior management team (“Management”) regularly review our performance, future growth prospects and overall strategic direction and consider potential opportunities to strengthen our business and enhance shareholder value. These reviews have included consideration of potential transactions with third parties that would further the Company’s strategic objectives, including potential commercial and strategic business partnerships, potential acquisitions, changes in our corporate structure, capitalization strategies and reorganizations. The Board and Management reviewed the potential benefits and risks of those transactions in light of, among other things, the business environment facing the portion of the business process outsourcing industry in which we operate and our competitive position. In addition, from time to time, members of Management meet with the senior management of other companies within the industry along with investment bankers with expertise in the business process outsourcing sector to discuss industry developments, service partnerships and potential strategic transactions.
During the second quarter of 2016, the Board and Management continued to assess the evolving business environment facing the business process outsourcing industry and the landscape relevant to the Company’s business and long-term prospects, including potential merger, acquisition and other strategic opportunities. Although the Company had made significant progress in increasing its client roster and lessening client concentration risk, the Board and Management believed that the Company would be in a better position to achieve sustainable, predictable, profitable growth if it had a larger scale in revenue, clients and a footprint of locations with a larger global presence. As a result, members of the Board and Management concluded that it would be appropriate to consider strategic alternatives to address the issues of scale that had been identified. The Company thereafter engaged in discussions with William Blair regarding a possible engagement.
On May 2, 2016, the Board held a meeting at the Company’s headquarters in Greenwood Village, Colorado at which Management briefed the Board on the discussions Management had with William Blair regarding a possible engagement. The Board discussed the merits of hiring an investment bank to assist the Company in an evaluation of the Company’s business and possible strategic alternatives and opportunities. Chad Carlson, our President and CEO, summarized for the Board the terms of a proposed engagement of William Blair to serve as the Company’s financial advisor. Following that discussion meeting, the Board unanimously approved the engagement of William Blair as the Company’s financial advisor. On May 6, 2016, the Company executed an agreement to retain William Blair to assist the Company in exploring strategic alternatives. On May 25, 2016, Management conducted an initial meeting with William Blair to discuss the Company’s business and possible strategic alternatives.
Between July and September 2016, the Board and Management met with William Blair a number of times to discuss a process to explore potential strategic options for the Company, including a potential sale of the Company. Following these discussions, the Board determined on September 12, 2016, to postpone any outreach to potentially interested parties and requested additional information for further Board discussion at a later date. Based on the Company’s then recent and expected financial results, the Board believed that the Company would attract more favorable valuations if the process was deferred until a later date to allow for the continuation of positive performance by the Company in order to maximize return.
Through January 2017, the Board continued to monitor the trends in the mergers and acquisitions market and public markets. At a meeting of the Board in January 2017, the Board approved a motion to authorize William Blair to prepare for an exploration of strategic alternatives that would commence in the middle of the second quarter.

On May 9, 2017, the Board held a telephonic meeting and William Blair presented to the Board an overview of a proposed process and timeline for reaching out to potentially interested strategic and financial parties related to the Company’s proposed exploration of strategic alternatives. During May and June of 2017, the Board, working with Management and William Blair, prepared a preliminary confidential presentation and information memorandum describing the Company’s business that included historical financial information. Working with William Blair, the Board and Management identified a broad group of potential strategic and financial buyers that they believed might be both interested in acquiring the Company and would have the requisite financial resources to do so.
On June 20, 2017, at the direction of the Board, William Blair began contacting potential buyers. William Blair contacted 104 potential buyers, of which 31 were strategic parties and 73 were financial sponsors. Of the 104 potential buyers, 38 parties, including 10 strategic parties and 28 financial sponsors, entered into nondisclosure agreements with the Company and received the preliminary confidential presentation.
On August 13, 2017, the Company provided financial results for the period ended June 30, 2017 to interested buyers. Three parties submitted initial indications of interest to acquire the business of the Company, including a submission from an affiliate of the Aegis Stockholder (which, for the purposes of this section, shall be referenced as the Aegis Stockholder) at an indicated value for the Company’s common stock of $13.34 to $14.46 per share. The other two indications of interests were received from Company A and Company B, both of which were financial sponsors. Company A was a financial sponsor with no current investments in other similar businesses. Company B was a financial sponsor who was the majority shareholder in a business similar to the Company.

On August 22, 2017, the Board held a telephonic meeting and William Blair presented a status update of William Blair's activities and presented a summary of indications of interest received to date. Among other items, William Blair reviewed the historical trading volume and valuation of the Company’s common stock, provided a timeline for the process, informed the Board of certain key feedback received from interested parties, and reviewed key due diligence topics.

On August 29, 2017, Company A was removed from the process due to a low indicated valuation for the Company. Company A’s bid implied a price of $8.15 to $9.40 per share, which was significantly below the prevailing trading price at the time of bid submission and over the twelve months preceding. Company A was unwilling to increase their offer to a level that would meet or exceed the current market price or the trailing twelve month volume-weighted average price, citing the absence of synergy opportunities available to Company A.

On August 31, 2017, an additional party, Company C, submitted an initial indication of interest to acquire the business of the Company. Company C’s bid implied a price of $10.50 to $11.50 per share. That same day, the Board held a telephonic meeting and William Blair presented a status update related to the Company's exploration of strategic alternatives.

On September 12, 2017, one additional party, Company D, submitted an initial indication of interest to acquire the business of the Company. Company D’s bid implied a share price of $9.09 to $10.80 per share.

On September 14, 2017, the Board held a telephonic meeting and William Blair presented a status update of William Blair's activities, as well as a summary of the feedback received from prospective acquirers, including valuation discussions and initial indications of interest. In addition, William Blair provided an update as to the timeline for the process. Throughout September of 2017, William Blair held discussions with the four remaining interested potential buyers, which consisted of the Aegis Stockholder, Company B, Company C and Company D.

On September 18, 2017, the four remaining potential buyers were provided a form of merger agreement prepared by the Company with assistance from its counsel Sherman & Howard L.L.C. Following presentations with the Company’s Management in September, Company C and Company D elected to exit the process due to concerns over the Company’s valuation.

On October 5, 2017, the Aegis Stockholder submitted a revised bid in which the Aegis Stockholder proposed to join the Company with another business process outsourcing company, Aegis, that the Aegis Stockholder was then in the process of acquiring. Pursuant to the revised bid, the Aegis Stockholder, following the closing of its acquisition of Aegis, would transfer Aegis to the Company in exchange for common stock representing 58.7% of the Company’s common stock, with the Company’s existing stockholder owning 41.3% of the Company’s common stock. The relative equity ownership would be further adjusted for a $10 million common stock purchase by the Aegis Stockholder at closing. The Board held a series of telephonic meetings to discuss the bid by the Aegis Stockholder and the status of the exploration of strategic alternatives generally. After the discussion, the Board directed William Blair to respond to the Aegis Stockholder and to continue to negotiate with the Aegis Stockholder consistent with terms authorized by the Board.

On October 20, 2017, the last remaining previously interested party other than the Aegis Stockholder, Company B, elected to exit the process due to valuation concerns.

On November 7, 2017, the Board held a telephonic meeting and William Blair updated the Board as to the bid submitted by the Aegis Stockholder. Given that the parties had not yet reached an acceptable financial arrangement for a potential transaction, the Board was hesitant to incur significant expenses with respect to the Aegis Stockholder proposal. After a discussion between the Board and Management, the Board authorized a limited investigation of the Aegis Stockholder proposal to take place. During the rest of November 2017, the Company and its representatives began conducting preliminary due diligence of the Aegis Stockholder and further considered the Aegis Stockholder proposal.

On November 8, 2017, the Company reported its third quarter earnings for 2017, which was followed by a 15.7% drop in the price of the Company’s common stock. During November, the Company and the Aegis Stockholder continued to discuss the Company’s performance and 2018 outlook and Aegis’ overall business and strategy and had initial discussions on potential synergy opportunities. In these discussions, Mr. Carlson and Mr. Norsworthy participated on behalf of the Company, and Sanjay Chakrabarty, Mukesh Sharda, Bharat Rao and Aparup Sengupta participated on behalf of the Aegis Stockholder, along with Lance Rosenzweig, as an advisor to the Aegis Stockholder.

On December 6, 2017, the Aegis Stockholder submitted a revised bid with an implied equity split (prior to the additional $10 million common stock purchase by the Aegis Stockholder) of 52.9% to the Aegis Stockholder and 47.1%, to the Company’s stockholders.

On December 13, 2017, William Blair and the Aegis Stockholder held a telephonic meeting to discuss the Aegis Stockholder’s offer and the Board’s response. William Blair conveyed the Board’s position as follows: (i) the Company would issue shares representing an equity split (prior to the additional stock purchase) of 49.0% to the Aegis Stockholder and 51.0% to the Company’s stockholders, (ii) the Aegis Stockholder would make a capital infusion to fund a post-closing share repurchase program at approximately a 10% premium to market, (iii) each party would cover its own expenses through signing, (iv) the parties would negotiate a mutually agreeable breakup fee, and (v) the Company expressed a willingness to provide four weeks of exclusivity, with the possibility of extension if the parties are working in good faith to complete the negotiations. That same day, the Company retained Jenner & Block LLP (“Jenner”) as special counsel for the Company in connection with the Company’s ongoing discussions with the Aegis Stockholder.

On December 14, 2017, the Aegis Stockholder responded telephonically to William Blair with certain follow up questions regarding share count, timeline, structure of the breakup fee and treatment of net debt, and stated that anything less than majority ownership by the Aegis Stockholder of the combined post-transactions company would trigger a re-financing of Aegis’ debt, characterizing such a proposal as a major impediment to any potential deal. William Blair later provided responses to the Aegis Stockholder with respect to these follow up questions on behalf of the Company, providing information on the Company’s fully diluted share count and the expected timing of a potential transaction as well as the Board’s position on the structure of a breakup fee and a net debt adjustment.

On December 15, 2017, William Blair and the Aegis Stockholder held a telephonic meeting regarding the Aegis Stockholder’s bid. The Aegis Stockholder offered a compromise on the equity ownership terms and proposed a $5 million capital infusion to fund a common stock buyback at a 10% premium to the market price. The Aegis Stockholder also submitted additional follow up questions regarding the Company’s share count. William Blair responded to these questions on December 16, 2017.

On December 18, 2017, William Blair personnel held a telephonic meeting with the Board during which William Blair and Mr. Carlson reviewed various counter-proposal alternatives. At the direction of the Board, William Blair subsequently submitted a counter proposal to the Aegis Stockholder with an implied equity split (prior to the additional stock purchase) of 49.7% to the Aegis Stockholder and 50.3% to the Company’s stockholders, with the Aegis Stockholder making a $10 million common stock buyback at a 10% premium to the market price.

On December 19, 2017, the Aegis Stockholder made a counterproposal reflecting (i) an implied equity split (prior to the additional stock purchase) of 50.1% to the Aegis Stockholder and 49.9% to the Company’s stockholders, (ii) an investment by the Aegis Stockholder of $5-10 million of additional shares at $11.00 per share to fund a common stock buyback, and (iii) a request that stockholders approximating 40% of outstanding common stock (including current insiders and A. Emmet Stephenson, Jr., the Company’s largest stockholder) provide an irrevocable commitment to support the transaction agreement when it was submitted for a stockholder vote. The Aegis Stockholder also submitted a draft form of an exclusivity agreement to the Company.

On December 20, 2017, the Board held a telephonic meeting and William Blair updated the Board on discussions with the Aegis Stockholder. Specifically, William Blair reviewed the details of the then-current proposed bid, including the proposed transaction structure and equity split. William Blair also reviewed a potential cash component in which the Aegis Stockholder would provide cash for an additional issuance of common stock by the Company. After discussion and review of the bid, the Board authorized William Blair to submit a counteroffer on certain aspects of the Aegis Stockholder bid and to continue negotiating pursuant to the Board’s instructions.

On December 21, 2017, William Blair submitted the counteroffer outlined by the Board to the Aegis Stockholder. This counteroffer called for an implied equity split (prior to the additional stock purchase) of 50.1% to the Aegis Stockholder and 49.9% to the Company’s stockholders, a 3-4% breakup fee, and a $10 million capital infusion at a 10% premium to the market price.

Between December 22 and December 26, 2017, Jenner and the Aegis Stockholder’s counsel, Shearman & Sterling (“Shearman”), exchanged drafts of an exclusivity agreement, which was executed on December 27, 2017. The exclusivity agreement contained a non-binding term sheet which provided for (i) an implied equity split (prior to the additional stock purchase) of 50.1% to the Aegis Stockholder and 49.9% to our stockholders, (ii) a 3-4% breakup fee, (iii) a $10 million capital infusion at a 10% premium to the market price, (iv) a net debt target of $150 million for Aegis and $25 million for the Company, with an adjustment mechanism to provide for differences in amounts delivered at closing, and (v) shareholder support agreements from the insider directors and Mr. Stephenson.

Throughout January of 2018, the Company continued to conduct and expanded its due diligence on Aegis and the Aegis Stockholder. Similarly, the Aegis Stockholder continued to conduct diligence on the Company. During this period, the Company engaged Deloitte Touche Tohmatsu Limited (“Deloitte”) to perform accounting and tax due diligence on Aegis. As part of the Company's due diligence, Mr. Carlson and Doug Tackett, the Company's Senior Vice President and Chief Legal Officer, conducted on-site due diligence of Aegis in India and Malaysia. In addition, Mr. Tackett conducted on-site due diligence in Argentina and Mr. Norsworthy conducted on-site due diligence in Saudi Arabia.

On January 12, 2018, Jenner sent an initial draft of the Transaction Agreement to Shearman.

On January 21, 2018, Shearman sent a revised draft of the Transaction Agreement to Jenner, which included the issuance to the Aegis Stockholder of 50.1% of the Company’s fully-diluted common stock, an additional cash payment of $10,000,000 to be used to purchase shares of our common stock from the Company at a 10% premium to the volume weighted average price of the Company’s common stock for the 20 day trading date period prior to the closing and a proposed termination fee payable by the Company in certain circumstances of $7,200,000.

On January 23, 2018, the Company announced the Amazon Transaction Agreement (as defined in “Proposal 2 - Amazon Issuance Proposal” below), pursuant to which the Company issued to NV Investment, a wholly-owned subsidiary of Amazon, the Amazon Warrant. For additional discussion of the terms of the Amazon Transaction Agreement see “Proposal 2 - Amazon Issuance Proposal”. That same day, Shearman sent an initial draft of the form of support agreement to Jenner.

On January 26, 2018, the Company executed an agreement to extend the exclusivity period with the Aegis Stockholder through February 2, 2018. That same day, Shearman sent an initial draft of the stockholders agreement to Jenner.

On February 5, 2018, Mr. Stephenson held a meeting with Mr. Chakrabarty, Mr. Sharda, Mr. Sengupta and Mr. L. Rosenzweig to discuss the business and prospects of the Company and Aegis and the proposed transaction structure.

On February 6, 2018, representatives of the Board held a meeting with Management, representatives of the Aegis Stockholder, Aegis senior management, and William Blair to conduct further due diligence on Aegis’ financial model, operations and potential synergy opportunities for a combined entity. At that meeting, William Blair, on behalf of the Company, notified the Aegis Stockholder that, in light of the status of negotiations and the ongoing nature of the due diligence process, the Company intended to terminate exclusivity as of February 9, 2018. The Board held a telephonic meeting with William Blair the next day and discussed next steps in the sale process and a potential counterproposal to the Aegis Stockholder. The Board decided that it would be willing to extend exclusivity in the context of continued good faith negotiations between the parties.

On February 8, 2018, William Blair, on behalf of the Company, notified the Aegis Stockholder that exclusivity would be extended through February 19, 2018 and made a counterproposal that (i) Aegis be delivered with $140 million in net debt and (ii) the Aegis Stockholder make a $10 million capital infusion at $13.00 per share.

On February 15, 2018, the Company presented a revised financial outlook to the Aegis Stockholder. The revised financial outlook included a discussion of the Company’s fourth quarter results, which were lower than those projected results that had been previously provided to the Aegis Stockholder due to the Company's highgrading strategy.

On February 16, 2018, Jenner sent a revised draft of the Transaction Agreement, the stockholders agreement and the form of support agreement to Shearman. The revised Transaction Agreement contemplated the issuance of a fixed number of shares of the Company’s common stock to the Aegis Stockholder.

On February 19, 2018, William Blair, on behalf of the Company, notified the Aegis Stockholder that exclusivity would be extended through February 23, 2018.

On February 21, 2018, following the revised financial outlook provided by the Company on February 15, 2018, the Aegis Stockholder submitted a revised bid which provided for (i) an issuance of shares representing an implied equity split (prior to the additional stock purchase) of 59.5% to the Aegis Stockholder and 40.5% to the Company’s stockholders, (ii) a 3-4% breakup fee, (iii) an optional $10 million capital infusion by the Aegis Stockholder, (iv) a net debt target of $150 million for Aegis and $25 million for the Company, with an adjustment mechanism for net debt amounts over the targets, (v) shareholder support agreements from the insider directors and Mr. Stephenson, (vi) a guarantee of the Aegis Stockholder’s fund-level mezzanine debt, and (vii) anti-dilution adjustments to address potential dilutive effects of the Amazon Warrants.

On February 26, 2018, representatives of William Blair had a telephone call with Mr. Chakrabarty to discuss the Aegis Transactions and provided details regarding the constraint on the number of shares of the Company’s common stock that the Company could issue to the Aegis Stockholder. The constraint was based upon a public float requirement set forth in the Amazon Investment Documents which if not complied with would accelerate the vesting of the Amazon Warrants.

On February 27, 2018, representatives of William Blair had a telephone call with Mr. Chakrabarty, and proposed terms providing for (i) an issuance of 20.6 million shares, corresponding to an implied equity split (prior to the additional stock purchase) of 54.2% to the Aegis Stockholder and 45.8% to our stockholders, (ii) a 3-4% breakup fee, (iii) a mandatory $10 million capital infusion by the Aegis Stockholder at $12.00 per share, (iv) a net debt target of $150 million for Aegis and $25 million for the Company, with an adjustment mechanism for net debt amounts over the targets, and (v) shareholder support agreements from the insider directors and Mr. Stephenson. The counteroffer did not contemplate the guarantee of the Aegis Stockholder’s fund-level mezzanine debt or anti-dilution adjustments to address potential dilutive effects of the Amazon Warrants.

On February 28, 2018, William Blair, on behalf of the Company, sent the Aegis Stockholder an updated exclusivity agreement reflecting the terms discussed on February 27, 2018. In light of the status of negotiations and the absence of agreement in certain key transaction terms, this exclusivity agreement was not signed by the parties.

On March 3, 2018, Shearman sent revised drafts of the Transaction Agreement, the stockholders agreement and the form of support agreement to Jenner. From March 3 through March 9, 2018, both parties conducted additional follow up financial due diligence.

On March 7, 2018, William Blair had a telephone call with Mr. Chakrabarty to discuss the Company’s estimated net debt levels at closing and potential mechanisms to address a debt level in excess of $25 million. During that conversation, the Aegis Stockholder provided a proposal for treatment of the Company’s debt which provided for seeking a waiver from Amazon of the public float constraint in the Amazon Investment Documents or reducing the $10 million capital infusion by the Aegis Stockholder. The Board later held a telephonic meeting with Management, Jenner and William Blair at which they discussed the Aegis Stockholder’s counterproposal.

On March 8, 2018, Jenner sent revised drafts of the Transaction Agreement, the stockholders agreement and the form of support agreement to Shearman.

On March 9, 2018, Deloitte provided the Company with updated preliminary quality of earnings findings on Aegis, a draft due diligence report and draft tax diligence reports. That same day, Management, Jenner, William Blair, Shearman, and representatives of the Aegis Stockholder held a phone call to discuss key transaction terms, including (i) definition and treatment of net debt including discussion of a $28 million target for the Company, a $3 million band around each party’s target before any adjustment is made, and up to an additional 0.2 million shares of our common stock to be issued, and additional mechanisms to adjust for any excess Company net debt at closing, (ii) a termination fee of $6.8 million, (iii) board size and composition, (iv) timing of the proxy statement, (v) required lender consents, (vi) the status of transaction documentation negotiations, and other transaction related matters.

Between March 11, 2018 and March 13, 2018, Shearman and Jenner exchanged multiple drafts of the Transaction Agreement, the stockholders agreement and the form of support agreement, addressing the remaining open issues, including the mechanics of the net debt adjustment, the amount of the termination fee payable by the Company under certain circumstances and the information that Aegis would be required to provide to the Company for inclusion in this proxy statement. During that time, Jenner and Shearman had multiple conference calls to discuss outstanding items regarding the Transaction Agreement, the stockholders agreement and the form of support agreement.

On March 14, 2018, the Board held a telephonic meeting together with certain members of Management, representatives of William Blair and representatives of Jenner. A representative of Jenner made a presentation to the Board that included a discussion of the Board’s fiduciary duties under Delaware law. Jenner’s representative then reviewed with the Board the legal terms of the transaction agreement. A representative of William Blair then presented to the Board William Blair’s financial analysis summarized below under “—Opinion of the Financial Advisor to the Company”. At the request of the Board, William Blair rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated March 14, 2018 to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the consideration to be paid with respect to the share issuances pursuant to the terms and conditions set forth in the Transaction Agreement is fair from a financial perspective to the Company. A representative of Jenner discussed the proposed resolutions for the Board to consider and the Board’s fiduciary duties under Delaware law. Following discussion and questions by the Board, the Board unanimously determined that the Transaction Agreement and the Aegis Transactions contemplated by the Transaction Agreement were fair and in the best interest of the Company and its stockholders, adopted, approved and declared advisable the Transaction Agreement and the Aegis Transactions contemplated by the Transaction Agreement, and recommended to the stockholders of the Company to approve the issuance of the Company’s common stock contemplated by the Transaction Agreement.

Later in the day of March 14, 2018, the parties continued to finalize the Transaction Agreement and the other agreements. Late in the evening of March 14, 2018, Aegis, the Aegis Stockholder and the Company executed and delivered the Transaction Agreement and Aegis, the Aegis Stockholder and each of Mr. Stephenson, Privet and Engine executed and delivered the respective support agreements.
On March 15, 2018, the Company issued a press release announcing the transaction and held a conference call for investors.

Reasons for the Aegis Transactions

The Board considered a number of factors in making its determination that the Aegis Transactions are fair to and in the best interests of the Company and its stockholders, including the following (not necessarily in the order of relative importance):

Aegis EBITDA Contribution and Relative Enterprise Value. The Board considered the relative profitability and enterprise value of Aegis as compared to the Company, including that Aegis would be expected to account for 75% of the adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) of the Combined Company and 64% of the enterprise value of the Combined Company, as compared to an equity split in the Aegis Transactions resulting in the Aegis Stockholder owning 55% of the Combined Company.

Strategic Alternatives. The Board considered the potential values, benefits, risks and uncertainties facing the Company’s stockholders associated with possible strategic alternatives to the Aegis Transactions (including scenarios involving the possibility of a sale of the Company), and the timing and likelihood of accomplishing certain alternatives. Additionally, the Board considered the fact that, following an extensive strategic review process, none of the other interested parties submitted an offer. Based on the foregoing, the Board considered that none of the alternatives to the Aegis Transactions, on a risk-adjusted basis, was reasonably likely to create value for our stockholders greater than the Aegis Transactions. The Board also considered the Company’s ability, subject to the terms and conditions of the Transaction Agreement, to respond to, engage in discussions or negotiations regarding, and ultimately accept a Superior Proposal under certain circumstances and, in the case of accepting such a Superior Proposal, after paying a termination fee, as more fully described in the section entitled “—Description of the Transaction Agreement—No Solicitation of Acquisition Proposals;” “—Board Recommendation” beginning on page 76.

Fairness Opinion. The Board considered the financial analyses reviewed by William Blair with the Board and the opinion of William Blair rendered to the Board to the effect that, as of March 14, 2018 and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the consideration to be paid with respect to the share issuances pursuant to the terms and conditions set forth in the Transaction Agreement is fair from a financial point of view to the Company. The opinion of William Blair is more fully described in the section entitled “—Opinion of the Financial Advisor to the Company” beginning on page 54 and the full text of such opinion is attached to this proxy statement as Annex E.

Negotiations with Aegis and the Aegis Stockholder. The Board considered the terms that the Company and its advisors were able to obtain during extensive negotiations with Aegis and the Aegis Stockholder and that the Transaction Agreement was the product of arm’s-length negotiations and contained terms and conditions that were, in the Board’s view, advisable and fair to, and in the best interests of, the Company and its stockholders.

Timing of the Aegis Stockholder’s Offer. The Board considered the timing and the risk that if the Company did not accept the Aegis Stockholder’s offer, which the Aegis Stockholder had indicated was the best offer it would make, the Board may not have another opportunity to do so. For more information, see the section entitled “Background on the Aegis Transactions” beginning on page 34.

The Company’s Current Condition. The Board considered information with respect to the Company’s financial condition, results of operation, competitive position and business strategy, on both historical and prospective bases, as well as current industry, regulatory, economic and market conditions, trends and cycles.

The Company’s Future Prospects. The Board considered the Company’s future prospects if it were to remain independent, including the competitive landscape and business, financial and execution risks, the Company’s relationship with customers, and other risks associated with continued independence discussed below.

Risks Associated with Continued Independence. While the Board remained supportive of the Company’s strategic plan and optimistic about the Company’s prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including the Company's existing concentration risk, the potential execution risks associated with the strategic plan, the achievability of financial projections and the potential risk the market may not reflect such execution in the Company’s stock price. The Board also considered continuing headwinds and key industry trends facing the business, such as the competitive environment of the Company’s business, changes in customer preferences and changes in delivery mechanisms. The Board concluded that a combination of the Company’s business with the Aegis business presented the most attractive alternative to deal with the changing competitive environment.

Transaction Agreement. The Board considered, in consultation with counsel, the terms of the Transaction Agreement, including:

•
the right of the Company and the Board to respond to a competing Superior Proposal from any bidder prior to obtaining the stockholders’ approval if the Board determines in good faith, after considering advice from its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal, and that failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law, as well as the Company’s ability to terminate the Transaction Agreement to accept a Superior Proposal, subject to certain notice requirements and “negotiation rights” in favor of the Aegis Stockholder and provided that the Company pays the Aegis Stockholder the applicable termination fee;

•
the Board’s belief that termination fee provisions are customary for transactions of this type, and its belief that the termination fee of up to $6,800,000 with respect to terminations made under certain circumstances was reasonable in the context of comparable transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

•
the Board’s right to change its recommendation whether or not in connection with a Superior Proposal, prior to obtaining the stockholder approval if the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “negotiation rights”;

•
the representations, warranties and covenants of the parties, the limited conditions to the parties’ obligations to complete the Aegis Transactions and their limited ability to terminate the Transaction Agreement;

•
the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the Transaction Agreement and consummation of the Aegis Transactions;

•
the fact that the definition of  “Public Company Material Adverse Effect” (as defined in the Transaction Agreement) has a number of customary exceptions, as described in detail in the section entitled “—Description of the Transaction Agreement—Representations and Warranties” beginning on page 66, and is generally a very high standard as applied by the courts;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Aegis Transactions, including restrictions on realizing certain business opportunities or taking certain actions with respect to the Company’s operations the Company may otherwise take absent the pending Aegis Transactions;

•
the restrictions on the incurrence of indebtedness pursuant to the Transaction Agreement and the fact that incurrence of additional indebtedness could result in the increase of the Company’s leverage and the issuance by the Company to the Aegis Stockholder of additional shares of our common stock or the reduction of the amount payable by the Aegis Stockholder to the Company in respect of the additional cash payment contemplated by the Transaction Agreement , as more fully described in the section entitled “—Description of the Transaction Agreement—Net Debt Adjustment” beginning on page 65; and

•	the Company’s right to specifically enforce Aegis and the Aegis Stockholder’s obligations under the Transaction Agreement.

Potential Financing Synergies. The Board considered the potential to refinance the existing indebtedness of the Company and Aegis in light of the increased size and geographic diversification of the Combined Company.

Likelihood of Consummation. The Board considered the likelihood that the Aegis Transactions would be completed, in light of, among other things, the conditions to the Aegis Transactions and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, and the remedies available to the Company under the Transaction Agreement.

Aegis’ and the Aegis Stockholder’s Reputation. The Board considered the business reputation and capabilities of Aegis and its management as well as the reputation of the Aegis Stockholder in making investments of the type that would be represented by the Combined Company.

Stockholders’ Ability to Reject the Aegis Transactions. The Board considered the fact that, the amendment to the Company’s Certificate of Incorporation is subject to the approval by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon and the issuance of the Transaction Shares is subject to the approval by affirmative vote of the holders of a majority of the shares of our common stock entitled to vote thereon.

In the course of reaching its decision, the Board also considered a number of potentially negative factors with respect to the Aegis Transactions including, among others, the following (not necessarily in the order of relative importance):

Aegis Stockholder Majority Position. The Board considered the fact that, following the closing of the Aegis Transactions, the Aegis Stockholder would own a majority of our common stock and would have the ability to designate a majority of the directors on the Board and otherwise control the Company. The Company will also be a “controlled company” as defined in the NYSE's listing rules and will, therefore, not be subject to certain NYSE requirements that would otherwise require the Company to have (i) a majority of independent directors, (ii) a nominating committee composed solely of independent directors, (iii) the compensation of its executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Non-Solicitation Provision. The Board considered the fact that the Transaction Agreement precludes the Company from actively soliciting alternative proposals.

Risks Associated with a Failure to Consummate the Aegis Transactions. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Aegis Transactions will be satisfied and as a result the possibility that the Aegis Transactions might not be completed. The Board noted the fact that, if the Aegis Transactions are not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to the Company’s operations, diversion of Management and employee attention, employee attrition and a potentially negative effect on the Company’s business and client relationships, (ii) depending on the circumstances that caused the Aegis Transactions not to be completed, it is likely that the price of our common stock will decline, potentially significantly and (iii) the market’s perception of the Company’s prospects could be adversely affected.

Termination Fee. The Board considered the possibility that the $6.8 million termination fee payable to the Aegis Stockholder with respect to termination for a Superior Proposal might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

Regulatory Risk. The Board considered the risk that the necessary regulatory approvals, the receipt of which is beyond the Company’s control, may be delayed, conditioned or denied.

No Appraisal Rights. The Board considered the fact that appraisal rights would not be available under applicable law in connection with the Aegis Transactions.

Stockholder Litigation. The Board considered the likelihood of litigation from stockholder suits in connection with the Aegis Transactions, which could distract our Management.

After considering potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Board determined that the Transaction Agreement and the Aegis Transactions are fair to and in the best interests of the Company and its stockholders and to recommend that the stockholders vote in favor of the Aegis Transactions.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the Aegis Transactions, but includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the Board, by the unanimous vote of all directors voting, reached the determination that the Transaction Agreement and the Aegis Transactions are fair and in the best interests of the Company and the stockholders, and approved, adopted and declared advisable the Transaction Agreement and the Aegis Transactions in light of the factors described above and other factors that the members of the Board deemed were appropriate.

Portions of this explanation of reasons for the Aegis Transactions and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 21.

Unaudited Pro Forma Condensed Combined Financial Information
(in thousands, except per share amounts)

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of StarTek and Aegis, after giving effect to the Aegis Transactions and adjustments described in the accompanying notes. The Aegis Transactions will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations, Accounting Standards Codification 805 (“ASC 805”), provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including but not limited to, the relative voting rights of the stockholders of the constituent companies in the Combined Company, the existence of a large minority voting interest in the Combined Company if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the Combined Company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because the Aegis Stockholder will be entitled to designate the majority of the board of directors of the Combined Company and will receive a majority of the equity securities and voting rights of the Combined Company, Aegis is considered to be the acquirer of StarTek for accounting purposes. This means that Aegis will allocate the purchase price to the fair value of StarTek’s assets acquired and liabilities assumed on the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 reflects the transaction as if it occurred on March 31, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the three months ended March 31, 2018 reflect the transaction as if it occurred on January 1, 2017, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Aegis and StarTek and the notes thereto, as well as the disclosures contained in each company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations. Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transactions have been prepared in accordance with the accounting guidance in ASC 805, and reflect the allocation of the preliminary purchase price to the assets acquired and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the Combined Company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies, cost savings, or any integration costs that may result from the transaction.

StarTek, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2018

		Aegis
($ in thousands)	StarTek Historical	Historical (IFRS) (Note 1)	Pro Forma reclassification adjustments (Note 3)	Pro Forma (US GAAP)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined
Current assets
Cash and cash equivalents	$1,196	$17,780	$—	$17,780	$(613)	(a)	$18,363
Bank balances other than the above	—	5,410	(5,410)	—	—		—
Restricted cash	—	—	5,410	5,410			5,410
Trade accounts receivable, net	54,087	62,650	48,920	111,570	—		165,657
Unbilled revenue	—	48,920	(48,920)	—	—		—
Other financial assets	—	7,690	(7,690)	—	—		—
Prepaid expenses	2,166	—	11,038	11,038	—		13,204
Other current assets	591	15,690	(3,348)	12,342	—		12,933
Total current assets	$58,040	$158,140	$—	$158,140	$(613)		$215,567
Long Term Assets
Property, plant and equipment, net	$17,508	$27,290	$130	$27,420	—		$44,928
Capital work in progress	—	130	(130)	—	—		—
Intangible assets, net	2,993	112,040	—	112,040	39,920	(b)	154,953
Goodwill	9,077	155,200	—	155,200	94,430	(c)	258,707
Equity-accounted investees	—	960	(960)	—	—		—
Other financial assets	—	2,120	(2,120)	—	—		—
Advance income tax, net	—	3,050	(3,050)	—	—		—
Deferred tax assets, net	—	2,080	—	2,080	—		2,080
Other long-term assets	3,533	870	6,130	7,000	—		10,533
Total assets	$91,151	$461,880	$—	$461,880	$133,737		$686,768
Current liabilities
Borrowings	$—	$17,620	$(17,620)	$—	—		$—
Accounts payable	6,589	22,750	3,072	25,822	—		32,411
Other financial liabilities	—	46,460	(46,460)	—	—		—
Provisions	—	5,100	(5,100)	—	—		—
Current tax liabilities	—	900	(900)	—	—		—
Accrued employee compensation and benefits	10,217	—	23,329	23,329	—		33,546
Other accrued liabilities	3,157	—	23,388	23,388	—		26,545
Other current debt	2,556	—	23,843	23,843	—		26,399
Customer deposits	—	—	8,157	8,157	—		8,157
Other current liabilities	1,553	19,910	(11,709)	8,201	—		9,754
Total current liabilities	$24,072	$112,740	$—	$112,740	$—		$136,812
Long Term Liabilities
Borrowings	—	$127,830	(127,830)	$—	—		$—
Provisions	—	10,800	(10,800)	—	—		—
Deferred tax liabilities, net	$—	8,780	—	8,780	—		8,780
Line of credit	$24,720	—	—	—	(24,720)	(e)	—
Other debt	2,482	—	127,830	127,830	(130,312)	(e)	—
Long term debt, net	—	—	—	—	155,032	(e)	155,032
Other liabilities	775	—	10,800	10,800	—		11,575
Total liabilities	$52,049	$260,150	$—	$260,150	$—		$312,199
Equity
Total Aegis equity	$—	$154,280	—	$154,280	$172,839	(d)	$327,119
Total StarTek equity	39,102	—	—	—	(39,102)	(d)	—
Non-controlling interest	—	47,450	—	47,450	—		47,450
Total equity	$39,102	$201,730	$—	$201,730	$133,737	(d)	$374,569
Total liabilities and equity	$91,151	$461,880	$—	$461,880	$133,737		$686,768

StarTek, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations For the three months ended March 31, 2018

		Aegis
In $ thousands, except earnings per share	Historical StarTek	Historical (IFRS) (Note 1)	Pro Forma acquisition adjustments (Note 2)		Pro Forma reclassification adjustments (Note 3)	Pro Forma (US GAAP)	Pro Forma Adjustments (Note 6)		Pro Forma Condensed Combined
Revenue	$69,114	$114,690	$—		$—	$114,690	$—		$183,804
Warrant contra revenue	(2,500)	—	—		—	—	—		(2,500)
Net revenue	66,614	114,690	—		—	114,690	—		181,304
Cost of services	61,156	83,020	—		—	83,020	868	(a)	145,044
Gross profit	5,458	31,670	—		—	31,670	(868)		36,260
Selling, general and administrative expenses	8,558	—	—		21,280	21,280	—		29,838
General and Administrative expenses	—	20,650	(3,280)	(d)	(17,370)	—	—		—
Selling and distribution expenses	—	3,910	—		(3,910)	—	—		—
Other operating income	—	—	—		—	—	—		—
Transaction related fees	1,887	—	—		—	—	(1,887)	(b)	—
Impairment and restructuring charges, net	4,453	—	—		—	—	—		4,453
Operating income (loss)	(9,440)	7,110	3,280		—	10,390	1,019		1,969
Interest and other (expense), net	(438)	—	—		(3,360)	(3,360)	—		(3,798)
Exchange gain/(loss), net	—	(1,200)	—		1,200	—	—		—
Other income	—	1,020	—		(1,020)	—	—		—
Finance costs	—	(3,240)	—		3,240	—	—		—
Share of profit from associates, net	—	60	—		(60)	—	—		—
Income (loss) before income taxes	(9,878)	3,750	3,280		—	7,030	1,019		(1,829)
Income tax expense (benefit)	148	1,270	1,046	(c)	—	2,316	—	(c)	2,464
Net income (loss)	(10,026)	2,480	2,234		—	4,714	1,019		(4,293)
Non-controlling Interest	—	1,320	—		—	1,320	—		1,320
Net income (loss) attributable to shareholders	$(10,026)	$1,160	$2,234		$—	$3,394	$1,019		$(5,613)
Net income per share attributable to StarTek shareholders:
Basic	$(0.62)								$(0.15)
Diluted	$(0.62)								$(0.15)
Shares used in computing net income per share (in thousands):
Basic	16,195						21,433	(d)	37,628
Diluted	16,195						21,433	(d)	37,628

StarTek, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations For the year ended December 31, 2017

		Aegis
In $ thousands, except earnings per share	Historical StarTek	Successor Historical (IFRS)	Predecessor Historical (IFRS)	Pro Forma acquisition adjustments (Note 2)		Pro Forma reclassification adjustments (Note 3)	Successor Pro Forma (US GAAP)	Pro Forma Adjustments (Note 6)		Pro Forma Condensed Combined
Revenue	$292,604	$57,570	$419,010	$—		$—	$476,580	$—		$769,184
Cost of services	260,242	49,590	359,410	1,256	(b)	—	410,256	3,469	(a)	673,967
Gross profit	32,362	7,980	59,600	(1,256)		—	66,324	(3,469)		95,217
Selling, general and administrative expenses	32,584	—	—	—		39,590	39,590	—		72,174
General and Administrative expenses	—	6,470	25,810	(3,710)	(d)	(28,570)	—	—		—
Selling and distribution expenses	—	770	10,150	—		(10,920)	—	—		—
Other operating income	—	—	100	—		(100)	—	—		—
Impairment and restructuring charges, net	520	—	—	—		—	—	—		520
Operating income (loss)	(742)	740	23,540	2,454		—	26,734	(3,469)		22,523
Interest and other (expense), net	(970)	—	—	—		(11,242)	(11,242)	—		(12,212)
Exchange gain/(loss), net	—	2,350	160	—		(2,510)	—	—		—
Other income	—	150	720	—		(870)	—	—		—
Finance costs	—	(1,830)	(6,780)	(7,412)	(a)	16,022	—	—		—
Share of profit from associates, net	—	—	1,400	—		(1,400)	—	—		—
Income (loss) before income taxes	(1,712)	1,410	19,040	(4,958)		—	15,492	(3,469)		10,311
Income tax expense (benefit)	(436)	1,070	6,020	(1,582)	(c)	—	5,508	—	(c)	5,072
Net income (loss)	(1,276)	340	13,020	(3,376)		—	9,984	(3,469)		5,239
Non-controlling Interest	—	1,010	3,930	—		—	4,940	—		4,940
Net income (loss) attributable to shareholders	$(1,276)	$(670)	$9,090	$(3,376)		$—	$5,044	$(3,469)		$299
Net income per share attributable to StarTek shareholders:
Basic	$(0.08)									$0.01
Diluted	$(0.08)									$0.01
Shares used in computing net income per share:
Basic	15,966							21,433	(d)	37,399
Diluted	15,966							23,805	(d)	39,771

1. Basis of presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Aegis Transactions or the ESM Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Aegis Transactions, the ESM Acquisition, and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the closing date of the Aegis Transactions, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

StarTek’s historical results are derived from StarTek’s audited consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2017, unaudited condensed consolidated balance sheet as of March 31, 2018 and unaudited condensed consolidated statement of operations and comprehensive income (loss) for the three months ended March 31, 2018 under US GAAP.

Aegis' fiscal year end is March 31. For purposes of these unaudited pro forma condensed combined financial statements, Aegis prepared an unaudited pro forma balance sheet as of March 31, 2018 and an unaudited pro forma statement of profit and loss for the twelve months ended December 31, 2017. These pro forma statements were derived from Aegis' unaudited consolidated financial statements for the nine months ended December 31, 2017, and the audited consolidated financial statements of ESM Holdings Limited (Predecessor) (“ESM”) for the fiscal year ended March 31, 2017 under IFRS in accordance with the International Accounting Standards Board. Aegis’ historical results for the three months ended March 31, 2018 are derived from Aegis' unaudited consolidated balance sheet as of March 31, 2018 and unaudited consolidated statement of income for the three months ended March 31, 2018 under IFRS.

Description of the Transactions

On March 14, 2018 we entered into the Aegis Transaction Agreement with Aegis, and the Aegis Stockholder pursuant to which we, Aegis and the Aegis Stockholder agreed to, among other things: (1) the sale of all of the issued and outstanding shares of the capital stock of Aegis by the Aegis Stockholder to us; (2) the issuance of 20,600,000 shares, as may be adjusted for stock splits, consolidation and other similar corporate events, of our common stock in consideration of such sale; (3) the amendment of our Restated Certificate of Incorporation, as amended from time to time, in order to effect such issuance; and (4) in addition to the transactions set forth above, the purchase at the closing of 833,333 additional shares of our common stock by the Aegis Stockholder, for $10 million at a price of $12 per share. The number of shares of our common stock issued in the Aegis Transactions and the amount of the additional payment are subject to adjustment as set forth in the Transaction Agreement, including based on the relative net debt of the parties as of the closing.

On November 22, 2017, the Aegis Stockholder acquired ESM, the holding company of the Aegis group from AGC Holdings Limited, a wholly owned portfolio company of Essar Global Limited.

2. Aegis purchase accounting adjustments

The ESM Acquisition closed on November 22, 2017. Therefore, for purposes of the unaudited pro forma condensed combined statements of income for the year ended December 31, 2017, the following adjustments are made to give effect to the acquisition as if it occurred on January 1, 2017.

(a) To adjust historical interest expense as follows:

Description	Principal	Contractual Interest Rate	Note	Year ended December 31, 2017
Incremental Senior Note	$140,000	5.83%	(i)	$8,162
Amortization of capitalized debt issuance costs			(ii)	1,380
Less historical interest expense			(iii)	(2,130)
Pro forma Adjustment to Interest Expense				$7,412

(i)
Borrowings under the agreement will bear interest at a rate per annum equal to the aggregate of the applicable margin and LIBOR. The margin added to LIBOR or the base rate will depend on Aegis' leverage ratio from time to time. Interest expense was calculated using the leverage ratio and margin rates which was 4.5%. The LIBOR rate used was 1.33%, which is the one month LIBOR rate as of November 22, 2017.

(ii)	Debt issuance costs resulting from the new facility were amortized to interest expense on a straight line basis.

(iii)
Elimination of historical interest expense represents interest accrued from January 1, 2017 through December 31, 2017 on debt that was extinguished in the transaction, as well as interest expense accrued on the incremental senior note for the period November 22, 2017 to December 31, 2017.

(b) The newly acquired intangible assets which consist of customer relationships and brand will be amortized on a straight line basis over their expected useful lives. Pro forma amortization expense includes amortization expense for newly identified intangible assets less the amortization expense on ESM's historical intangible assets.

Description	Estimated Fair Value	Useful life	Year ended December 31, 2017
Amortization expense for customer relationship	$52,600	13.5 years	$3,459
Amortization expense for brand	$49,500	Indefinite	—
Less historical amortization			(2,203)
Pro forma adjustment to amortization expense			$1,256

(c) To record income tax impact of the pro forma adjustments and historical ESM income utilizing a statutory tax rate of 31.9% percent.

Description	Three months ended March 31, 2018	Year ended December 31, 2017
Pro forma change in income (loss) before income tax	$3,280	$(4,958)
Statutory Tax Rate	31.9%	31.9%
Pro forma adjustment to income tax expense (benefit)	$1,046	$(1,582)

(d) Represents the elimination of non-recurring transaction costs incurred during the three months ended March 31, 2018 and the year ended December 31, 2017 of $3.28 million and $3.71 million, respectively, directly related to the acquisition of ESM.

3. Aegis reclassification adjustments

Aegis' historical financial statements were prepared in accordance with IFRS. During the preparation of this unaudited pro forma condensed combined financial information, Management performed an analysis of Aegis' financial information to identify differences between IFRS and US GAAP and accounting policies. The IFRS to US GAAP and accounting policy differences identified were immaterial and therefore were not adjusted herein.

Significant differences in financial statement presentation between Aegis' and StarTek's presentations were identified and adjusted. At the time of preparation, the Company believes all material differences have been adjusted herein. The adjustments below represent StarTek's best estimates based upon the information currently available and could be subject to change once more detailed information is available.

Included in the table below are the details of the reclassification adjustments made to conform Aegis' balance sheet as of March 31, 2018 with that of StarTek.

Balance Sheet
As of March 31, 2018
(In $ thousands)	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	Pro Forma Reclassification Adjustments
Current assets
Bank balances other than the above	$(5,410)	$—	$—	$—	$—	$—	$—	$—	$—	$(5,410)
Restricted cash	5,410	—	—	—	—	—	—	—	—	5,410
Trade accounts receivable, net	48,920	—	—	—	—	—	—	—	—	48,920
Unbilled revenue	(48,920)	—	—	—	—	—	—	—	—	(48,920)
Other financial assets	—	—	—	—	—	—	—	(7,690)	—	(7,690)
Prepaid expenses	11,038	—	—	—	—	—	—	—	—	11,038
Other current assets	(11,038)	—	—	—	—	—	—	7,690	—	(3,348)
Long term assets
Property, plant and equipment, net	—	—	130	—	—	—	—	—	—	130
Capital work in progress	—	—	(130)	—	—	—	—	—	—	(130)
Equity-accounted investees	—	—	—	—	—	—	—	(960)	—	(960)
Other financial assets	—	—	—	—	—	—	—	(2,120)	—	(2,120)
Advance income tax, net	—	—	—	—	—	—	—	(3,050)	—	(3,050)
Other long-term assets	—	—	—	—	—	—	—	6,130	—	6,130
Current liabilities									—
Borrowings	(17,620)	—	—	—	—	—	—	—	—	(17,620)
Accounts payable	—	3,072	—	—	—	—	—	—	—	3,072
Other financial liabilities	—	(3,072)	—	(13,494)	(6,223)	(23,388)	(283)	—	—	(46,460)
Provisions	—	—	—	(5,100)	—	—	—	—	—	(5,100)
Current tax liabilities	(900)	—	—		—	—	—	—	—	(900)
Accrued employee compensation and benefits	—	—	—	23,329	—	—	—	—	—	23,329
Other accrued liabilities	—	—	—	—	—	23,388	—	—	—	23,388
Other current debt	17,620	—	—	—	6,223	—	—	—	—	23,843
Customer deposits	—	—	—	—	—	—	—	—	8,157	8,157
Other current liabilities	900	—	—	(4,735)	—	—	283	—	(8,157)	(11,709)
Long term liabilities
Borrowings	(127,830)	—	—	—	—	—	—	—	—	(127,830)
Provisions	(10,800)	—	—	—	—	—	—	—	—	(10,800)
Other debt	127,830	—	—	—	—	—	—	—	—	127,830
Other liabilities	10,800	—	—	—	—	—	—	—	—	10,800

(a)	Reclassifies certain items in Aegis' balance sheet to conform to StarTek's presentation.

(b)	Reclassifies payments due to equipment suppliers historically recorded as other financial liabilities to accounts payable.

(c)	Reclassifies costs capitalized in connection with the construction of assets not yet placed into service historically recorded as Capital work in progress to Property, plant and equipment, net.

(d)	Reclassifies employee benefit obligations historically recorded as Other financial liabilities, Provisions, and Other current liabilities to Accrued employee compensation and benefits.

(e)	Reclassifies the current portion of long term debt historically recorded in Other financial liabilities to Other current debt.

(f)	Reclassifies other accrued expenses historically classified as Other financial liabilities to Other accrued liabilities.

(g)	Reclassifies deferred revenue historically classified as Other financial liabilities to Other current liabilities.

(h)	Reclassifies assets historically recorded as Other financial assets, Equity-accounted investees, and Advance income tax, net to Other current assets and Other long-term assets as applicable.

(i)	Reclassifies liabilities historically recorded as Other current liabilities to Customer deposits.

Included in the table below are the details of the reclassification adjustments made to conform Aegis' statements of operations with that of the Company.

Statements of Operations
(In $ thousands)	Notes	Three months ended March 31, 2018	Year ended December 31, 2017
Selling, general and administrative expenses	(i)	$21,280	$39,590
General and Administrative expenses	(i)	(17,370)	(28,570)
Selling and distribution expenses	(i)	(3,910)	(10,920)
Other operating income	(ii)	—	(100)
Interest and other (expense), net	(ii)	(3,360)	(11,242)
Exchange gain/(loss), net	(ii)	1,200	(2,510)
Other income	(ii)	(1,020)	(870)
Finance costs	(ii)	3,240	16,022
Share of profit from associates, net	(ii)	(60)	(1,400)

(i)	Reclassifies General and administrative and Selling and distribution expenses to Selling, general and administrative expenses.
(ii) Reclassifies Other operating income, Exchange gain/(loss), net, Other income, Finance costs, and Share of profit from associates, net to Interest and other (expense), net.

4. StarTek preliminary purchase price allocation

Because the Aegis Transactions are considered a reverse merger for accounting purposes, the fair value of the purchase consideration is calculated based on StarTek's stock price as it is considered to be more reliably determinable than the fair value of Aegis' private stock. Consideration is estimated based on the StarTek's closing stock price on May 2, 2018. The purchase price will be finalized based on the stock price on the closing date.

Consideration for the transaction was estimated as follows:

Calculation of consideration ($ thousands)		Amount
Share consideration:
Shares of StarTek	20,600,000
Share price of StarTek on May 2, 2018	$8.42
Pro Forma Share Consideration		$173,452

Cash Consideration:
Shares of StarTek	833,333
Price per share per Transaction agreement	$12.00
		$10,000
Fair value of consideration transferred		$183,452

The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

Description	Note	Amount
Current assets	(a)	$68,040
Property, plant and equipment, net	(b)	17,508
Identifiable intangible assets	(c)	42,913
Goodwill	(d)	103,507
Other non-current assets	(e)	3,533
Current liabilities	(e)	(24,072)
Non-current liabilities	(e)	(27,977)
Preliminary purchase price		$183,452

(a) Reflects an increase of $10 million to cash and cash equivalents for the issuance of 833,333 shares at $12 per share.
(b) Preliminary fair value assessments are still in process, however, based on the information received to date, management does not believe the fair value will be materially different from the historical carrying value, therefore, the historical carrying value has been used in the preliminary purchase price allocation.
(c) Preliminary fair value adjustments were identified related to customer relationships, trademarks, favorable lease terms, developed technology, and non-compete agreements. Preliminary adjustments are under review and are subject to change.
(d) Goodwill is the remainder of the fair value of the consideration after all identifiable assets and liabilities have been adjusted.
(e) No changes were identified as a result of the preliminary fair value assessment performed.

5. Adjustments to the unaudited pro forma condensed combined balance sheet

(a) Sources and uses of funds relating to the Transactions:

Description	Note	Amount
Source:
Cash consideration paid to the Company	(i)	$10,000

Use:
Cash paid for transaction costs	(ii)	(10,613)
Pro forma adjustment to cash and cash equivalents		$(613)

(i)	Upon closing, StarTek will issue 833,333 shares at $12 per share, resulting in a $10 million payment from the Aegis Shareholder to the Company.

(ii)	Estimate of transaction costs expected to be paid following the closing date.

(b) Adjustments to identifiable intangible assets based on the preliminary fair value assessment:

Description	Amount
Fair value of customer relationships	$24,360
Fair value of trademarks	16,430
Fair value of favorable lease terms	1,393
Fair value of developed technology and non-compete agreements	730
Less StarTek's historical intangible assets, net	(2,993)
Pro forma adjustment to intangible assets, net	$39,920

(c) Adjustments to goodwill based on the preliminary purchase price allocation:

Description	Amount
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	$103,507
Less StarTek's historical goodwill	(9,077)
Pro forma adjustment to goodwill	$94,430

(d) Adjustments to StarTek's historical equity as follows:

Description	Amount
Fair value of consideration transferred	$183,452
Less StarTek's historical equity	(39,102)
Transaction costs	(10,613)
Pro forma adjustment to total StarTek and Aegis equity	$133,737

(e) Reclassifies long term debt balances of both companies from Line of credit and Other debt into Long term debt, net.

6. Adjustments to the unaudited pro forma condensed combined statements of operations

(a) The newly acquired intangible assets consisting of customer relationships, trademarks, developed technology, non-compete agreements, and favorable lease terms will be amortized on a straight line basis over their expected useful lives, outlined below. The fair value assessment is preliminary and any changes to the preliminary values will have a direct impact on future earnings via amortization expense.

Description	Estimated Fair Value	Estimated Useful life	Three months ended March 31, 2018	Year ended December 31, 2017
Amortization expense for Customer relationships	$24,360	8 years	$761	$3,045
Amortization expense for Trademarks	16,430	15 years	274	1,095
Amortization expense for developed technology and non-compete agreements	730	1-5 years	91	362
Amortization expenses for favorable lease terms	1,393	13 years	27	107
Less historical amortization			(285)	(1,140)
Pro forma adjustment to amortization expense			$868	$3,469

(b) Represents the elimination of non-recurring transaction costs incurred by StarTek during the three months ended March 31, 2018 of $1.9 million directly related to the Aegis Transactions.

(c) To record income tax impact of the proforma adjustments 6(a) and 6(b) above.

Description	Three months ended March 31, 2018	Year ended December 31, 2017
Proforma change in income (loss) before income tax	$1,019	$(3,469)
Statutory Tax Rate	21%	35%
Impact to income tax expense (benefit)	214	(1,214)
Impact to valuation allowance	(214)	1,214
Proforma adjustment to income tax expense (benefit)	$—	$—

(d) The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of StarTek. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average StarTek shares and the share impact related to the Aegis Transactions as follows:

Shares in thousands	Three months ended March 31, 2018	Year ended December 31, 2017
Historical weighted average number of common shares outstanding
Basic	16,195	15,966
Diluted	16,195	15,966
Impact of historically anti-dilutive securities on the pro forma diluted weighted average number of common shares outstanding	—	2,372
Impact of the Aegis Transactions on the weighted average number of common shares outstanding	21,433	21,433
Pro forma weighted average number of common shares outstanding
Basic	37,628	37,399
Diluted	37,628	39,771

Opinion of the Financial Advisor to the Company

William Blair was retained to act as the financial advisor to the Board to render certain investment banking services, including soliciting offers for the possible sale of the Company, which ultimately included the Aegis Transactions, as set forth in the Transaction Agreement. As part of its engagement, the Board requested the opinion of William Blair as to the fairness, from a financial point of view, to the Company of (i) the issuance of 20,600,000 shares of common stock of the Company (the “Primary Share Issuance”) to the Aegis Stockholder and (ii) the issuance of additional shares of Common Stock to the Aegis Stockholder for cash at $12.00 per share (the “Additional Share Issuance” and, together with the Primary Share Issuance, the “Share Issuances”). On March 14, 2018, William Blair delivered its oral opinion to the Board and subsequently confirmed in writing that, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its opinion, the consideration to be paid with respect to the Share Issuances was fair, from a financial point of view, to the Company.

William Blair provided its opinion for the use and benefit of the Board in connection with its consideration of the Aegis Transactions. As described above, William Blair’s opinion was only one of many factors taken into consideration by the Board in making its determination to recommend the approval of the Aegis Transactions and should not be viewed as determinative of the views of the Board or the Company’s Management with respect to the Aegis Transactions or the Share Issuances. The terms of the Transaction Agreement and the form and amount of the consideration payable in connection with the Aegis Transactions were determined through negotiations between the Company and the Aegis Stockholder. The Transaction Agreement and the Aegis Transactions were approved by the Board. William Blair did not recommend any form or amount of consideration to the Board or that any specific form or amount of consideration constituted the only appropriate consideration for the Aegis Transactions. The opinion described above delivered to the Board was reviewed and approved by William Blair’s Fairness Opinion Committee. William Blair has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this heading “Opinion of the Financial Advisor to the Company”

THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED MARCH 14, 2018, IS ATTACHED AS ANNEX E TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. WILLIAM BLAIR’S OPINION WAS DIRECTED SOLELY TO THE BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE AEGIS TRANSACTIONS. WILLIAM BLAIR’S OPINION RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY OF THE SHARE ISSUANCES, DOES NOT ADDRESS ANY OTHER ASPECT OF THE AEGIS TRANSACTIONS, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE SHARE ISSUANCES. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE AEGIS TRANSACTIONS. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED TO THIS PROXY STATEMENT AS ANNEX E.

In connection with William Blair’s review of the Aegis Transactions and the preparation of its opinion, William Blair examined or discussed, among other things:

•	a draft of the Transaction Agreement dated March 11, 2018, and William Blair assumed that the Transaction Agreement would not differ from such draft in any material respects;

•	the audited financial statements of the Company for the fiscal years ended December 31, 2015 and 2016;

•	the unaudited financial statements of the Company for the fiscal year ended December 31, 2017;

•	the audited financial statements of Aegis for the fiscal years ended March 31, 2016 and 2017;

•	the unaudited financial statements of Aegis for the twelve months ended December 31, 2017;

•
the draft due diligence report issued by Deloitte & Touche LLP dated March 9, 2018, reflecting Aegis’ financial results at and for the fiscal years ended March 31, 2016 and March 31, 2017, and the twelve months ended December 31, 2017;

•
certain internal business operating and financial information and forecasts of the Company and Aegis prepared by Management and senior management of Aegis, respectively, which we refer to as the “Forecasts” and which are defined below under “Certain Unaudited Financial Forecasts of the Company”;

•
information regarding the amount and timing of incremental revenue, cost savings and related expenses which Management expects will result from the Aegis Transactions, which we refer to as the “Expected Synergies”;

•
information regarding the strategic, financial and operational benefits anticipated from the Aegis Transactions and the prospects of the Company (with or without the Aegis Transactions) prepared by Management of the Company;

•	information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	the financial position and operating results of the Company compared with those of certain other publicly traded companies William Blair deemed relevant;

•	current and historical market prices and trading volumes of the common stock of the Company; and

•	certain other publicly available information on the Company and Aegis.

William Blair also held discussions with members of Management to discuss the foregoing, considered other matters that it deemed relevant to its inquiry, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant. In connection with William Blair’s engagement, it was requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

In rendering its opinion, William Blair assumed and relied, without any independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of this opinion including, without limitation, the Forecasts and the Expected Synergies provided by the senior management of the Company and Aegis, as applicable. William Blair has not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Aegis. William Blair has been advised by the senior management of the Company and Aegis that the Forecasts and the Expected Synergies examined by William Blair have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company and Aegis, as the case may be. In that regard, William Blair assumed, with the consent of the Board, that (i) the Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company and Aegis are as set forth in the financial statements of the Company and Aegis, as applicable, or other information made available to William Blair. William Blair did not express an opinion with respect to the Forecasts or the Expected Synergies or the estimates and judgments on which they are based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation to other stockholders or the Company. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. It should be understood that, although subsequent developments may affect William Blair’s opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal matters on advice of counsel to the Company, and assumed that the Aegis Transactions will be completed on the terms described in the draft Transaction Agreement dated as of March 11, 2018, without any amendment or waiver of any material terms or conditions by the Company.

William Blair expressed no opinion as to the price at which the common stock of the Company will trade at any future time or as to the effect of the Aegis Transactions on the trading price of the common stock of the Company. William Blair noted for the Board that the Company’s financial statements were prepared under US GAAP, whereas Aegis’s financial statements had not been prepared in accordance with US GAAP and, as a result, the financial statements of the two entities may not be directly comparable. William Blair assumed that any adjustments to the financial statements of Aegis to present them in accordance with US GAAP would not be material in amount or significance.

William Blair’s investment banking services and its opinion were provided for the use and benefit of the Board in connection with their consideration of the Aegis Transactions. William Blair’s opinion was limited to the fairness to the Company, from a financial point of view, of the consideration to be paid with respect to the Share Issuances, and William Blair did not address the merits of the underlying decision by the Company to engage in the Aegis Transactions and its opinion does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Aegis Transactions.

The following is a summary of the material analyses performed and material factors considered by William Blair in connection with its opinion. William Blair performed certain procedures, including each of the analyses described below, and reviewed with the Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion. The order of the summaries of analyses described below does not represent the relative importance or weight given to those analyses by William Blair. The analyses summarized below include information presented in a tabular format. In order to fully understand the analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses performed by William Blair.

Contribution Analysis

William Blair calculated the relative contributions of the Company and Aegis to the expected adjusted EBITDA, and net income of the Combined Company, after giving effect to the Primary Share Issuance, for the periods set forth below, based upon historical financial information and the Forecasts. William Blair then compared such contributions to the pro forma enterprise and equity values of the Combined Company, prior to giving effect to the Additional Share Issuance, and calculated certain values implied by such relative contributions. References to “LTM” refer to the last twelve month period. The following table summarizes the results of this analysis:

	StarTek Contribution	Aegis Contribution

Adjusted EBITDA (LTM period ended December 31, 2017)	25%	75%
Combined Company enterprise value split	37%	63%

Adjusted EBITDA (Forecasted LTM period ended March 31, 2018)	21%	79%
Combined Company enterprise value split	37%	63%

Net Income (Forecasted LTM period ended March 31, 2018)	(49)%	149%
Combined Company equity value split	46%	54%

William Blair noted that the Company is achieving a significantly greater share of enterprise value and equity value of the Combined Company than its respective adjusted EBITDA and net income contributions.

Selected Publicly Traded Companies Analysis

William Blair reviewed and compared certain financial information relating to the Company and Aegis to corresponding financial information, ratios and public market trading multiples for five publicly traded business process outsourcing companies that William Blair deemed relevant. The purpose of this analysis was to provide a comparison of the respective trading multiples of certain companies that operate in similar businesses and industries or with similar financial or operating conditions as the Company and Aegis with the multiples implied by the Aegis Transactions.

Although none of the selected companies is identical or directly comparable to the Company or Aegis, William Blair, using its professional judgment and experience, determined that such companies were the most appropriate for purposes of this analysis based on certain criteria that William Blair considered to be appropriate in light of the applicable facts and circumstances. Such criteria included, but was not limited to, the fact that, like the Company and Aegis, the other companies were companies that operated in the business process outsourcing sector and that William Blair considered certain of such companies’ business models and financial profiles to be similar to the business model and financial profile of the Company and Aegis. The group of selected publicly traded companies reviewed is listed below:

•	Teleperformance SE

•	Convergys Corporation

•	TTEC Holdings Inc.

•	Sykes Enterprises, Incorporated

•	Atento SA

Among the information William Blair considered were revenue and adjusted EBITDA. William Blair adjusted the historical results of the selected publicly traded companies, where it deemed appropriate, to eliminate the impact of publicly disclosed unusual or non-recurring items included in their financial information. The equity value of each of the Company and Aegis was calculated using a price of $11.07 per share, which was the closing price for the Company’s shares on March 13, 2018. The operating results and the corresponding trading multiples derived for each of the selected publicly traded companies were based on each company’s most recent available publicly disclosed financial information and closing share prices as of December 31, 2017 (except in the case of Atento SA, which information was as of September 30, 2017). Enterprise values were then divided by (i) the revenue and adjusted EBITDA for each company for the LTM period ended December 31, 2017 and (ii) the projected revenue and adjusted EBITDA for each company for calendar year 2018, in each case to arrive at certain multiples. The implied enterprise value of each of the Company and Aegis is based on the equity value implied by the Primary Share Issuance, plus the closing net debt target of each of the Company and Aegis as specified in the Transaction Agreement.

William Blair then compared the multiples implied for the Company and Aegis based on the Primary Share Issuance to the range of trading multiples for the aggregate group of selected public companies. Information regarding the multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following tables.

	Implied Transaction Multiple		Selected Public Company Valuation Multiples
	StarTek	Aegis	Min	Median	Mean	Max
Enterprise Value / Revenue
LTM Revenue	0.76x	0.97x	0.57x	0.83x	1.13x	2.08x
CY 2018E Revenue	0.72x	0.93x	0.54x	0.88x	1.10x	2.03x

Enterprise Value / Adjusted EBITDA
LTM Adjusted EBITDA	17.7x	9.9x	4.8x	7.4x	8.1x	12.5x
CY 2018E Adjusted EBITDA	12.5x	9.2x	4.7x	7.5x	8.0x	11.6x

William Blair noted that, with respect to the enterprise value / revenue valuation multiples, the analyzed implied valuation multiples for the Company and Aegis based on the Primary Share Issuance were within the range of multiples of the selected public companies. William Blair also noted that, with respect to the enterprise value / adjusted EBITDA valuation multiples, the analyzed implied valuation multiples for the Company and Aegis were within or above the range of multiples for the selected public companies.

Although William Blair compared the trading multiples of the selected public companies to those implied for the Company and Aegis, none of the selected public companies is identical to the Company or Aegis. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected Precedent Transactions Analysis

William Blair performed an analysis of selected recent business combinations consisting of transactions announced and closed subsequent to January 1, 2011 and focused primarily on the business process outsourcing sector with publicly disclosed transaction values and characteristics deemed to be most relevant by William Blair based on its professional judgment. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the business process outsourcing sector. The 13 transactions examined were (identified by target/acquirer and closing date):

EGS Customer Care, Inc. / NCO Group, Inc. (October 14, 2011)

Alpine Access, Inc. / Sykes Enterprises, Incorporated (August 20, 2012)

Atento Holding Telecomunicaciones / Bain Capital Private Equity, L.P. (December 12, 2012)

IBM Worldwide Customer Care Business / Concentrix Corporation (SYNNEX) (January 31, 2014)

Stream Global Services, Inc. / Convergys Corporation (March 3, 2014)

West Corporation (Agent Services Business) / Alorica Inc. (March 3, 2015)

Sitel Worldwide Corporation / Groupe Acticall SAS (September 18, 2015)

Serco Group Private Sector BPO / The Blackstone Group (December 31, 2015)

Clearlink Technologies / Sykes Enterprises, Incorporated (April 1, 2016)

Buw Holding GmbH / Convergys Corporation (August 1, 2016)

The Minacs Group Pte Ltd. / SYNNEX Corp. (August 1, 2016)

Atelka Enterprise Inc. / TeleTech Holdings, Inc. (November 9, 2016)

Novitex Holdings, Inc., SourceHOV, LLC / Apollo Global Management, Quinpario Acquisition Corp. 2 (July 12, 2017)

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of revenue and adjusted EBITDA for the LTM period prior to the closing of the applicable transaction. William Blair considered the transaction multiples of revenue and adjusted EBITDA for the Company and Aegis for the LTM period ended December 31, 2017 and compared them to the resulting range of transaction multiples of LTM revenue and LTM adjusted EBITDA for the selected transactions. Information regarding the multiples from William Blair’s analysis of selected transactions, to the extent meaningful, is set forth in the following tables:

	Implied Transaction Multiple		Precedent Transaction Valuation Multiples
	StarTek	Aegis	Min	Median	Mean	Max
Multiple
Enterprise Value / LTM Revenue	0.76x	0.97x	0.38x	0.79x	0.95x	1.87x
Enterprise Value / LTM Adjusted EBITDA	17.7x	9.9x	5.7x	7.1x	7.3x	9.6x

William Blair noted that the implied valuation multiples of enterprise value / LTM revenue for the Company and Aegis based on the Primary Share Issuance were within the range of multiples of the selected transactions, and the implied valuation multiples of enterprise value / LTM adjusted EBITDA for the Company and Aegis based on the Primary Share Issuance were within or above the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of the Company and Aegis, none of these transactions or associated companies is identical to the Aegis Transactions, the Company or Aegis. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company or Aegis versus the values of the companies in the selected transactions.

Discounted Cash Flow Analysis

William Blair utilized the Forecasts to perform a discounted cash flow analysis of the projected future free cash flows for the Company and the Combined Company for the fiscal years ending December 31, 2018 through December 31, 2022, adjusted for income taxes at an assumed rate of approximately 20.0% for the Company on a standalone basis and 28.1% for the Combined Company. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for the Company and the Combined Company. In this analysis, William Blair estimated terminal multiples of 2022 adjusted EBITDA ranging from 6.5x to 8.0x and assumed a discount rate of 12.0% to 16.0%. The terminal multiples range was derived from the relevant multiple ranges of the selected public companies analysis and selected precedent transaction analysis. The discount rate range was derived based upon a weighted average cost of capital analysis using the capital asset pricing model. In performing this analysis, William Blair assumed that 100% of the Expected Synergies would be realized by 2020.
William Blair aggregated the present value of the free cash flows over the applicable forecast period with the present value of the range of terminal values to arrive at an implied enterprise value range. William Blair derived a range of diluted equity value per share by deducting the Company’s and the Combined Company’s projected net debt as of June 30, 2018 from the resulting enterprise value range and by dividing by the Company’s and the Combined Company's total diluted shares outstanding, based on information provided by Management. The implied share price calculation for the Company and the Combined Company gives effect to dilution from the issuance of the Amazon Warrants, and the implied share price for the Combined Company gives effect to both the Primary Share Issuance and the Additional Share Issuance. William Blair noted that the equity value implied by the discounted cash flow analysis, subject to the assumptions set forth above, ranged from $8.90 per share to $12.68 per share for the Company and from $11.94 per share to $17.80 per share for the Combined Company.

Leveraged Buyout Analysis

Based on the Forecasts, William Blair performed a leveraged buyout analysis and projected illustrative implied purchase prices at which a leveraged buyout of the Company and the Combined Company could occur for a potential investor. In this analysis, William Blair estimated a terminal value by utilizing a range of calendar year 2022 EBITDA multiples of 6.5x to 8.0x and assumed internal rate of returns ranging from 23.0% to 27.0%. The terminal multiples range was derived from the relevant multiple ranges of the selected publicly traded companies analysis and the selected precedent transactions analysis. The internal rate of return was derived by William Blair utilizing its professional judgment and experience. The Forecasts were adjusted for income taxes at an assumed rate of approximately 20.0% for the Company on a standalone basis and 28.1% for the Combined Company. For purposes of this analysis, William Blair assumed a valuation as of June 30, 2018, including total debt of (i) 3.0x senior debt to estimated LTM second quarter 2018 adjusted EBITDA with an interest rate of 6.0% and (ii) 1.0x second lien debt to estimated LTM second quarter 2018 adjusted EBITDA with an interest rate of 8.5%. In addition, William Blair assumed that 100% of the Expected Synergies would be realized by 2020. The implied share price for the Combined Company gives effect to both the Primary Share Issuance and the Additional Share Issuance. William Blair noted that the equity value implied by the leveraged buyout analysis, subject to the assumptions set forth above, ranged from $6.51 per share to $8.56 per share for the Company and $12.08 per share to $15.22 per share for the Combined Company.

Implied Future Share Price Analysis

William Blair utilized the Forecasts to analyze the present value of the implied future share price of the Company and the Combined Company in 2020 and 2022. In this analysis, William Blair estimated enterprise value / EBITDA multiples ranging from 6.5x to 8.0x, based on select precedent transactions and public company multiples, and assumed a discount rate of 12.0% to 16.0%. For purposes of this analysis, William Blair assumed that 100% of the Expected Synergies would be realized by 2020. The implied share price calculation for the Company and the Combined Company gives effect to dilution from the issuance of the Amazon Warrants, and the implied share price for the Combined Company gives effect to both the Primary Share Issuance and the Additional Share Issuance. William Blair noted that, subject to the assumptions set forth above, the equity value of the Company implied by the implied future share price analysis ranged from $5.74 per share to $7.97 per share in 2020 and $8.06 per share to $11.33 per share in 2022, as compared to the implied per share equity value of the Combined Company which ranged from $10.95 per share to $15.14 per share in 2020 and $12.47 per share to $17.75 per share in 2022.

General

This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the Aegis Transactions and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be paid with respect to the Share Issuances. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is identical or directly comparable to the Aegis Transactions or the Company. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the Company’s securities for its own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.

The Company hired William Blair based on its qualifications and expertise in providing financial advice to technology companies and its reputation as a nationally recognized investment banking firm as well as its knowledge of the Company. Pursuant to a letter agreement dated May 6, 2016 (as amended on February 6, 2018), a fee of $500,000 became payable to William Blair upon delivery of its fairness opinion. Under the terms of the letter agreement, William Blair will be entitled to receive an additional fee of approximately $2,150,000 upon completion of the Aegis Transactions. The Company previously paid William Blair a retainer of $50,000 and a fee of $400,000 for services William Blair provided in connection with the review of various financial and strategic alternatives for the Company. The Company also has agreed to reimburse William Blair for specified out-of-pocket expenses (including reasonable fees and expenses of its counsel and other independent experts retained by William Blair) incurred by it in connection with its services, and will indemnify William Blair against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.

StarTek and Aegis Unaudited Prospective Financial Information

StarTek Prospective Financial Information

The Company does not, as a matter of policy, issue public guidance on projected financial results due to, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. The unaudited, non-public financial projections concerning the Company for the fiscal years 2018 through 2022 described below were not prepared with a view to public disclosure and are included in the proxy statement only because such information was made available in the course of due diligence in connection with the negotiation of the transaction to Aegis and William Blair, the Company's financial advisor. The forecasts of the Company were prepared by Management and are based upon certain internal financials forecasts that are based on reasonable expectations, beliefs, opinions and assumptions of Management at the time they were made and are subjective.

While the Company’s forecasts are being included in the proxy statement, the Company’s unaudited, non-public forecasts were not prepared with a view toward complying with US GAAP, the published guidelines of the SEC regarding projections and forward-looking statements, or the published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” Neither the Company’s independent registered public accounting firm, nor any other independent registered public accounting firms, have compiled, examined, or performed any procedures with respect to the Company’s forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability. In the view of Management, the forecasts were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of Management. The inclusion of the Company’s forecasts in this proxy statement should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions and assumptions that underlie such the Company’s forecasts remain the same as of the date of this proxy statement, and readers are cautioned not to place undue reliance on the prospective financial information.

The development of the Company’s forecasts entailed numerous assumptions about the Company’s industry, markets, products and services at a point in time. Although the Company’s forecasts are presented with numerical specificity, the Company’s forecasts reflect assumptions, estimates and judgments as to future events made by Management that it believed were reasonable at the time the Company’s forecasts were prepared, taking into account the relevant information available to Management. The Company’s forecasts:

•	Were originally prepared in the first quarter of 2018;

•
Do not necessarily reflect current estimates or expectations, beliefs, opinions or assumptions Management may have about prospects for the Company’s business, changes in general business or economic conditions, or any other transactions or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•
May not reflect estimates, beliefs, opinions or analysis about any other financial period and may not reflect current results, which may be significantly more favorable or unfavorable than as set forth below; and

•	Are not, and should not be regarded as, a representation that any other expectations contained in, or forming a part of, the Company’s forecasts will be achieved.

Key assumptions underlying the Company’s forecasts include:

•
Strong revenue growth primarily driven by the retail sector following the Company’s entering into a multiyear contract with a large global retail provider in January 2018, a robust sales pipeline weighted towards the growing healthcare sector;

•	Successfully replacing substandard margin business in domestic sites with acceptable margin business (referred to as “highgrading”); and

•
Certain incremental growth capital expenditures and startup costs related to opening sites in 2018, 2020 and 2021 along with required maintenance capital expenditures in each of the years 2018, 2019, 2020, 2021 and 2022.

	StarTek Forecasts (in millions)
	Years Ended December 31,
	2018	2019	2020	2021	2022
Revenue	$307.7	$332.9	$351.9	$372.3	$393.7
Adjusted EBITDA(1)(2)	$17.7	$21.1	$26.3	$31.9	$40.6
Capital Expenditures	$26.1	$11.6	$13.1	$13.2	$7.7

(1)
EBITDA is defined as consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; less stock-based compensation expense; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; minus interest and other income and non-cash items increasing consolidated net income.

(2)	Adjustments include restructuring costs, impairment of investment and gain/loss on sale of assets.

Possible Benefits of the Aegis Transactions

In connection with the Company’s and Aegis’ respective evaluations of the transaction, representatives of the Company and Aegis discussed various potential benefits of the transaction, including among other things, the cross-selling opportunities with the existing client base of each respective company based on no geographical redundancy on call center locations between the two companies along with the resulting economic gain as a result of those selling efforts to fill empty seats in the existing call center sites. In addition, the prospect of savings associated with the combined purchasing power of the two companies on certain Information Technology hardware, software and services was discussed. Finally, the prospect of combining the two companies and realizing the redundancy of certain Selling, General and Administrative functions and associated costs were identified as a synergy savings when combined.

The Company believes the transaction could result in revenue synergies with an annual positive impact to revenue of $70 million with a resulting gross profit yield of that increase in revenue of $23.9 million and net of associated SGA, an EBITDA impact of $20.4 million. The Company expects to realize cost synergy savings as a result of the purchasing power gains associated with Information Technology along with the elimination of redundant functions between the two companies to provide an additional $10.0 million in cost saving synergy gains. There is no assurance that the Combined Company will be able to achieve the revenue synergies or the cost synergy savings or that if any potential synergies are realized, it will result in the financial benefits described above. Both the Company and Aegis were aware that the amounts of any benefits to the Combined Company as a result of the transaction were estimates, that may change, and that achieving any of the benefits would be subject to uncertainties. For additional information related to limitations on these benefits, see the section entitled “Risk Factors” beginning on page 22.

Aegis Prospective Financial Information

Aegis does not, as a matter of course, issue public guidance on projected financial results due to, among other reasons, the unpredictability and uncertainty of the underlying assumptions and estimates. However, in the course of due diligence in connection with the negotiation of the transaction, Aegis provided certain unaudited, non-public financial forecasts with respect to Aegis for the fiscal years ending March 31, 2018, 2019, 2020, 2021 and 2022, which we refer to as the Aegis forecasts, to its financial advisors and to StarTek and its financial advisors. The Aegis forecasts were prepared by Aegis’ management based upon certain internal financial forecasts that are based on reasonable expectations, beliefs, opinions and assumptions of StarTek’s and Aegis’ management at the time they were made and are subjective.

While the Aegis forecasts are being included in this proxy statement, the Aegis forecasts were not prepared with a view toward complying with US GAAP, the published guidelines of the SEC regarding projections and forward-looking statements, or the published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.” Neither Aegis’ independent registered public accounting firm, nor any other independent registered public accounting firms, have compiled, examined, or performed any procedures with respect to the Aegis forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability. In the view of Aegis’ management, the Aegis forecasts were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of Aegis’ management. The inclusion of the Aegis forecasts in this proxy statement should not be regarded as an indication that Aegis or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions and assumptions that underlie the Aegis forecasts remain the same as of the date of this proxy statement, and readers are cautioned not to place undue reliance on the prospective financial information.

The development of the Aegis forecasts entailed numerous assumptions about the Aegis’ industry, markets, products and services at a point in time. Although the Aegis forecasts are presented with numerical specificity, it reflects assumptions, estimates and judgments as to future events made by Aegis’ management that it believed w ere reasonable at the time the Aegis forecasts were prepared, taking into account the relevant information available to Aegis’ management at the time. Aegis forecasts:

•	Were originally prepared in the fourth quarter of 2017;

•
Do not necessarily reflect current estimates or expectations, beliefs, opinions or assumptions Aegis’ management may have about prospects for Aegis’ business, changes in general business or economic conditions, or any other transactions or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•
May not reflect estimates, beliefs, opinions or analysis about any other financial period and may not reflect current results, which may be significantly more favorable or unfavorable than as set forth below; and

•	Are not, and should not be regarded as, a representation that any other expectations contained in, or forming a part of, the Aegis forecasts will be achieved.

Key assumptions underlying the Aegis forecasts include:

•	Strong revenue growth largely driven by growth from existing customers’ accounts and acquisition of new accounts through renewed marketing and business development efforts.

•	Successfully improving EBITDA by providing premium services that command higher margins.

•
Depreciation of currencies (Australian dollar, South African rand, Argentine peso, Indian rupee, Malaysian ringgit, British pound, Sri Lankan rupee, Peruvian sol, Saudi riyal and Philippine peso) going forward, is assumed to be in line with the last 5 years historical trend.

•	Customer due diligence with Aegis’ key clients which yields positive feedbacks on the Company’s account, service level, wallet share and relationship.

•
In computing the forecasts below, Aegis included only 51% of the revenues and expenses of CCC, reflective of Aegis’ percentage ownership in CCC. Accounting treatment of CCC financials may differ from Aegis’ assumption.

	Aegis Forecasts (in millions)
	Years Ended March 31,
	2018	2019	2020	2021	2022
Revenue	$404.9	$405.6	$431.6	$456.5	$485.0
EBITDA(1)	$39.4	$41.4	$50.1	$58.9	$68.1
Capital Expenditures	$11.0	$10.0	$9.0	$9.0	$7.0

(1)
EBITDA is defined as consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; less stock-based compensation expense; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; minus interest and other income and non-cash items increasing consolidated net income.

Listing on the NYSE

Our common stock is currently listed on the NYSE. As a condition to the closing of the Aegis Transactions, the Company has agreed to file an additional listing application with the NYSE to list the Transaction Shares.

Stockholder Approval Requirement

Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval prior to any issuance or sale of common stock in any transaction or series of related transactions if (1) the common stock to be issued has voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or (2) if the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. Section 312.03(d) of the NYSE Listed Company Manual also requires stockholder approval prior to the issuance of securities that will result in a “change of control” of the issuer.

As of the record date, we had shares of common stock outstanding. Because the issuance of 21,433,333 shares of common stock (subject to adjustment in accordance with the terms of the Transaction Agreement) would exceed the 20% threshold set forth in 312.03(c) of the NYSE Listed Company Manual, we are requesting stockholder approval. Moreover, while the NYSE rules do not define a “change of control,” we believe that the Aegis Stockholder’s acquisition of 21,433,333 shares of common stock, which is expected to represent approximately 55% of our outstanding common stock immediately following the consummation of the Aegis Transactions, would constitute a “change of control.” Therefore, stockholder approval of the issuance of common stock in the private placement will also constitute approval of a “change of control,” to the extent implicated under the NYSE rules. Accordingly, at the Annual Meeting, holders of shares of our common stock will be asked to consider and vote on the Aegis Issuance Proposal.

No Dissenters’ Rights

Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Aegis Transactions.

Governmental and Regulatory Approvals

Under the HSR Act, the Aegis Stockholder and the Company could not complete the transactions until they notified and furnished information to the FTC and the Antitrust Division of the U.S. Department of Justice, and statutory waiting period requirements were satisfied. The Aegis Stockholder and the Company filed the notification and report forms under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division on March 28, 2018 and received notice of the early termination of the waiting period effective as of April 6, 2018.

Section 178 of the FSMA required notification to the FCA in relation to the acquisition of control of Aegis and Aegis Outsourcing UK Limited, a wholly-owned subsidiary of Aegis, by the Company as a result of the Aegis Transactions. The Aegis Stockholder and the Company filed the notification with FCA on April 24, 2018.

The PCA required a notification be made to the PCC of the Republic of the Philippines, which was submitted on April 16, 2018. Pursuant to the PCA, the transactions may not be consummated until the PCC has given its approval of the Aegis Transactions. As of May 1, 2018, the Company, Aegis and the Aegis Stockholder are in the process of completing the submission to the PCC. Once the submission has been completed and the PCC has issued a Notice of Sufficiency, a 30-calendar day period of review will commence. The review period may be extended for an additional 60 calendar days if the PCC identifies serious competition concerns.

Litigation Relating to the Aegis Transactions

To the Company's knowledge, as of May 1, 2018, there is no pending litigation against the Company, Aegis or the Aegis Stockholder related to the Aegis Transactions.

Description of the Transaction Agreement

The following summary describes certain material provisions of the Transaction Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Transaction Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the Transaction Agreement in its entirety because this summary may not contain all the information about the Transaction Agreement that is important to you.

The Transaction Agreement and the following description have been included to provide you with information regarding the terms of the Transaction Agreement. It is not intended to provide any other factual information about the Company, Aegis or the Aegis Stockholder. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available, without charge, at https://www.sec.gov.

The representations and warranties described below and included in the Transaction Agreement were made for the purposes of the Transaction Agreement by the Company, Aegis and the Aegis Stockholder to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Transaction Agreement and may be subject to important qualifications and limitations agreed to by the Company, Aegis and the Aegis Stockholder in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between the Company, Aegis and the Aegis Stockholder rather than establishing the matters addressed by such representations and warranties as facts. The Transaction Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Aegis and the Aegis Stockholder or their respective businesses.

The Aegis Transactions

Subject to the terms and conditions of the Transaction Agreement, upon the closing of the Aegis Transactions, the Company will acquire all of the outstanding capital stock of Aegis from the Aegis Stockholder, in exchange for the issuance of 20,600,000 shares of the Company’s common stock to the Aegis Stockholder. Concurrently, the Aegis Stockholder will purchase 833,333 newly issued shares of our common stock at a price of $12.00 per share for a total cash payment to the Company of $10,000,000. The number of shares of our common stock issued in the Aegis Transactions and the amount of the additional payment are subject to adjustment based on the relative net debt of the parties as of the closing. In addition, the number of shares of our common stock to be issued is subject to further adjustment for stock splits, consolidation and other similar corporate events. Upon consummation of the Aegis Transactions, the Aegis Stockholder is expected to be the majority owner of the Company.

Closing

The Aegis Transactions will close upon the delivery of various certificates, instruments and documents by the Company, Aegis and the Aegis Stockholder on a date to be agreed by the Company and Aegis, which shall not be later than the fifth business day after satisfaction or waiver of the conditions to the closing of the Aegis Transactions set forth in the Transaction Agreement and described in this proxy statement, subject to extension as described in “—Net Debt Adjustment” below. Although we expect to complete the Aegis Transactions as soon as possible following the Annual Meeting (if the Company’s stockholders approve the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal), the Company cannot specify when or assure that the Company, Aegis and the Aegis Stockholder will satisfy or waive all of the conditions to the closing of the Aegis Transactions. See “—Conditions to the Closing of the Aegis Transactions” beginning on page 80.

Sale and Issuance

In exchange for all the shares of capital stock of Aegis, the Company will issue 20,600,000 shares of our common stock to the Aegis Stockholder; as may be adjusted as described in “—Net Debt Adjustment” below and further adjusted for stock splits, consolidations and other similar corporate events.

Additional Cash Payment and Additional Shares

The Aegis Stockholder will also purchase from the Company 833,333 additional shares of our common stock for an amount equal to $10,000,000, as may be adjusted as described in “—Net Debt Adjustment” below and further adjusted for stock splits, consolidations and other similar corporate events.

Net Debt Adjustment

The Transaction Agreement provides for an adjustment to the Transaction Shares and the additional cash payment of $10,000,000 to be paid by the Aegis Stockholder to the Company based on the relative net debt of the Company and Aegis as of 11:59 p.m. (Eastern Time) on the business day immediately prior to the third business day prior to the closing date of the Aegis Transactions.

The net debt of each of the Company and Aegis shall be an amount equal to their respective indebtedness minus cash. The net debt target of the Company means an amount equal to $28,000,000 plus $3,000,000 and the net debt target of Aegis means an amount equal to $150,000,000 plus $3,000,000. The net debt excess of the Company will be an amount equal to the excess, if any, of the Company’s net debt over the Company’s net debt target or $0 if the Company’s net debt target is equal to or greater than the Company’s net debt. The net debt excess of Aegis will be an amount equal to the excess, if any, of Aegis’ net debt over the Aegis net debt target or $0 if Aegis’ net debt target is equal to or greater than Aegis’ net debt.

If the Company’s net debt excess less the Aegis net debt excess is a positive number, the number of Transaction Shares shall be increased by a number of shares (rounded up or down to the nearest whole share) equal to such positive number divided by $12, provided that, if the number of Transaction Shares would be increased by more than 200,000 shares then the Company shall proceed in the following order:

•
the Company shall use its reasonable best efforts to obtain any waiver or consent of any relevant third party to allow, without requiring any material amendment to any existing agreement with any such relevant third party, an increase in such 200,000 share limit to permit the full adjustment and increase to the number of Transaction Shares, in which case, the adjustment to the number of Transaction Shares shall be made without the limitation of the 200,000 share limit;

•
the Company may, in its sole discretion, waive the application of the 200,000 share limit and issue a number of additional shares of our common stock in respect of all or part of the positive debt amount, with each share being valued at $12 (provided that such waiver shall not conflict with, or result in any violation or breach of, constitute a default, or give rise to the vesting of any right by any third party or the acceleration of any material benefit for any third party, pursuant to any of the terms, conditions or provisions of any contract or other agreement, instrument or obligation of the Company); and

•
if such consent or waiver referenced in the first bullet above is not obtained on or prior to the closing date of the Aegis Transactions, as extended to permit the Company to attempt to obtain such consent, and the waiver contemplated by the second bullet, if made, does not result in the issuance of an additional number of shares of our common stock equal to the positive debt amount divided by $12, then;

•
the $10,000,000 payment to be made by the Aegis Stockholder to the Company shall be reduced to an amount (but not less than zero) equal to $10,000,000 minus the difference between the positive debt amount and $2,400,000, subject to increase to the extent the Company waives the 200,000 share limit as set in the second bullet above, and the number of additional shares to be issued to the Aegis Stockholder in respect of such $10,000,000 payment shall equal such payment as so reduced divided by $12, and

•
the number of Transaction Shares shall be adjusted to equal 20,800,000 (as may be adjusted for stock splits, consolidation and other similar corporate events) plus the number of shares obtained by dividing the positive debt amount minus the $2,400,000 cap, as increased pursuant to the first sub-bullet above, by $12 (with any fractional shares rounded up or down to the nearest whole share).

If the Company’s net debt excess less the Aegis net debt excess is a negative number, the number of Transaction Shares shall be decreased by a number of shares (rounded up or down to the nearest whole share) equal to the absolute value of such negative number divided by $12. If the Company’s net debt excess is equal to Aegis’ net debt excess, there shall be no adjustment in the number of Transaction Shares. If neither party has a net debt excess, there shall be no adjustment in the number of Transaction Shares.

Appraisal Rights

The Transaction Agreement does not, and will not, give rise to any dissenters’, appraisal, or similar rights applicable to the stockholders of the Company with respect to common stock, including pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”).

Treatment of Equity Awards

Certain outstanding equity based awards of the Company will vest according to their terms upon the closing of the transactions. The Company Employee Stock Purchase Plan will continue to hold shares in the Company according to its terms. The Company’s other equity based awards including the awards under the Company 2008 Equity Incentive Plan will continue according to their terms.

Directors and Officers

The Transaction Agreement requires the Company to take necessary action to cause the Board, effective as of the closing, to consist of nine members, comprised of (a) five directors (including the chairman) designated by the Aegis Stockholder, (b) the Chief Executive Officer designated by the Aegis Stockholder, and (c) three directors designated by the Company and acceptable to the Aegis Stockholder that are independent for purposes of the NYSE’s listing rules. The Transaction Agreement also requires the Company and the Aegis Stockholder to use their reasonable best efforts to obtain any necessary third party consents or waivers to allow, in lieu of the nine member Board described in the preceding sentence, the Board to consist of seven members, comprised of (a) four directors (including the chairman), designated by the Aegis Stockholder, (b) the Chief Executive Officer designated by the Aegis Stockholder, and (c) two directors designated by the Company and acceptable to the Aegis Stockholder that are independent for purposes of the NYSE’s listing rules.

Upon the closing of the Aegis Transactions, the number of directors constituting the entire Board shall be nine and shall consist of five directors designated by the Aegis Stockholder, the Company's chief executive officer and three independent directors. For more information see “Proposal 1—Stockholders Agreement.” We expect that Mr. B. Rosenzweig will continue as an independent director after the closing. Mr. Sengupta, Mr. Chakrabarty, Mr. Sharda and Mr. Rao will be appointed as directors designated by the Aegis Stockholder. The additional independent directors and an additional director designated by the Aegis Stockholder have not yet been determined. For more information regarding the director designees of the Aegis Stockholder and management of the Company following the closing, see the section entitled “Proposal 6 - The Director Election Proposal” and “Board of Directors and Management After the Aegis Transactions.” We expect the closing of the Aegis Transactions to occur shortly after the Annual Meeting, assuming that the Aegis Issuance Proposal and the Authorized Shares Proposal are approved and the other closing conditions in the Transaction Agreement are met. In that case, Mr. Carlson, Mr. Plating, Mr. Sheft and Dr. Zschau are expected to resign as directors at the closing notwithstanding their reelection to the Board at the Annual Meeting.

Representations and Warranties

We have made a number of representations and warranties to Aegis and the Aegis Stockholder in the Transaction Agreement regarding aspects of our business and other matters pertinent to the transactions. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification and similar corporate matters;

•	our capitalization, including the number of shares of our common stock and other equity interests issued and outstanding;

•	the absence of preemptive or other similar rights and the absences of debt securities that give their holders the right to vote with our stockholders;

•	matters regarding the Company's subsidiaries;

•	our corporate power and authority to execute and deliver the Transaction Agreement, to consummate the Aegis Transactions and to comply with the terms of the Transaction Agreement;

•
the absence of any violation of our charter documents, certain contracts or laws or judgments to which we are subject as a result of our execution and delivery of the Transaction Agreement and our consummation of the Aegis Transactions;

•	the enforceability of the Transaction Agreement against us;

•
the consents, approvals, notices and other similar actions with respect to governmental entities and other third parties required as a result of our execution and delivery of the Transaction Agreement and our consummation of the Aegis Transactions;

•	our Board’s approval of the Transaction Agreement;

•
the filing of required reports and other documents by us with the SEC, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

•	the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with US GAAP;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•	compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended;

•	the maintenance by us of internal controls over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

•	compliance with the applicable listing rules and governance rules of the NYSE;

•	the absence of actual knowledge, of any substantive material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices;

•	the absence of certain undisclosed liabilities;

•
the absence of a Public Company Material Adverse Effect that is continuing since December 31, 2017 and the conduct of our and our subsidiaries’ respective businesses in the ordinary course of business consistent with past practice since December 31, 2017;

•	tax matters;

•	real property and leases;

•	intellectual property and data privacy;

•	material contracts;

•	certain pending and threatened litigation;

•	environmental matters;

•	employee benefits matters;

•	our compliance with applicable laws and judgments;

•	compliance with certain domestic and foreign corruption laws;

•	holding of necessary permits and applicable regulatory authorizations;

•	insurance policies and claims;

•	labor matters;

•	opinions from financial advisors;

•	inapplicability of DGCL Section 203;

•	agreements with affiliates;

•	relationships with brokers and other advisors;

•	acknowledgment of our independent investigation into Aegis;

•	lack of appraisal rights;

•	customer and supplier matters; and

•	non-reliance on the Aegis Stockholder’s and Aegis’ estimates or on representations and warranties not set forth in the Transaction Agreement.

Some of our representations and warranties are qualified by a material adverse effect standard. The Transaction Agreement provides that a “Public Company Material Adverse Effect” means any effect, fact, circumstance, occurrence, event, development, change or condition, either individually or together with one or more other contemporaneously existing effects, facts, circumstances, occurrences, events, developments, changes or conditions that is, or would reasonably be expected to be, materially adverse to the business or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, that no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Public Company Material Adverse Effect,” and no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other such effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Public Company Material Adverse Effect” has occurred or may, would or could occur:

(i)	general economic conditions (or changes in such conditions) in any country or region in the world, or conditions in the global economy generally;

(ii)
conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in any country or region in the world, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world;

(iii)	conditions (or changes in such conditions) in the industries in which the Company and its subsidiaries conduct business;

(iv)
political conditions (or changes in such conditions) in any country or region in the world or acts of war (whether or not declared), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(v)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in any country or region in the world;

(vi)
the announcement or pendency of the Transaction Agreement or the anticipated consummation of the transactions, including the identity of Aegis (including, to the extent resulting from the foregoing, any effect on any of the Company’s or any of its subsidiaries’ relationships with their respective customers, suppliers or employees);

(vii)
any actions taken or any failure to take action, in each case, which Aegis has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, the Transaction Agreement, or the failure to take any action prohibited by the Transaction Agreement;

(viii)
changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in US GAAP or other accounting standards (or the interpretation thereof), or effects that result from any action taken for the purpose of complying with any of the foregoing;

(ix)	any fees or expenses incurred in connection with the transactions;

(x)
changes in the Company’s stock price or the trading volume of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

(xi)	any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of the transactions;

(xii)
any events resulting from or arising out of any actions taken by the Company or any of its subsidiaries, on the one hand, and Aegis or any of its subsidiaries, on the other hand, as required by the Transaction Agreement; or

(xiii)
any action or omission explicitly required under the Transaction Agreement or any action taken or omitted to be taken at the specific request of Aegis or any omission caused by the failure of Aegis to provide a consent under the Transaction Agreement (other than any such consent with respect to which Aegis has reasonably withheld such consent pursuant to and consistent with the Transaction Agreement); except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (v) and (viii) disproportionately adversely affect in a material respect the Company and its subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which the Company and its subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Public Company Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate in a material respect).

The Aegis Stockholder has made a number of representations and warranties to the Company regarding various matters pertinent to the transaction. The topics covered by these representations and warranties include the following:

•	the Aegis Stockholder’s organization and good standing;

•	the Aegis Stockholder’s corporate power and authority to execute and deliver the Transaction Agreement, to consummate the Aegis Transactions and to comply with the terms of the Transaction Agreement;

•	the enforceability of the Transaction Agreement against the Aegis Stockholder;

•
the consents, approvals, notices and other similar actions with respect to governmental entities and other third parties required as a result of the Aegis Stockholder’s execution and delivery of the Transaction Agreement and the Aegis Stockholder’s consummation of the Aegis Transactions;

•
the absence of any violation of the Aegis Stockholder’s organizational documents, certain contracts or laws or judgments to which they are subject as a result of the Aegis Stockholder’s execution and delivery of the Transaction Agreement and consummation of the Aegis Transactions;

•	the Aegis Stockholder’s ownership of the Aegis stock;

•	the Aegis Stockholder’s lack of ownership of our common stock;

•	the absence of pending or threatened litigation regarding the Aegis Transactions;

•	the Aegis Stockholder’s financial and business sophistication and acquisition of shares for its own account;

•	the Aegis Stockholder’s acceptance of the Transaction Shares as restricted securities and the accompanying legends;

•	the Aegis Stockholder’s status as an accredited investor;

•	the Aegis Stockholder’s acknowledgment of its independent investigation into the Company; and

•	the Aegis Stockholder’s non-reliance on the Company’s estimates or on representations and warranties not set forth in the Transaction Agreement.

Aegis has made a number of representations and warranties to us regarding various matters pertinent to the transactions. The topics covered by these representations and warranties include the following:

•	Aegis’ organization and good standing;

•	Aegis’ corporate power and authority to execute and deliver the Transaction Agreement, to consummate the Aegis Transactions and to comply with the terms of the Transaction Agreement;

•	the enforceability of the Transaction Agreement against Aegis;

•
the consents, approvals, notices and other similar actions with respect to governmental entities and other third parties required as a result of Aegis’ execution and delivery of the Transaction Agreement and Aegis’ consummation of the Aegis Transactions;

•
the absence of any violation of Aegis’ organizational documents, certain contracts or laws or judgments to which they are subject as a result of Aegis’ execution and delivery of the Transaction Agreement and consummation of the Aegis Transactions;

•	Aegis’ capitalization, including the number of shares of common stock and other equity interests issued and outstanding;

•	the absence of preemptive or other similar rights or debt securities that give their holders the right to vote with Aegis stockholders;

•	matters regarding Aegis' subsidiaries;

•	financial statements and information pertaining thereto;

•	the accuracy of information supplied by Aegis for inclusion in this proxy statement;

•	the absence of certain undisclosed liabilities;

•
the absence of a material adverse effect that is continuing since December 31, 2017 and the conduct of Aegis’ and its subsidiaries respective businesses in the ordinary course of business consistent with past practice;

•	tax matters;

•	real property;

•	intellectual property and data privacy;

•	material contracts;

•	certain pending and threatened litigation;

•	environmental matters;

•	employee benefits matters;

•	Aegis’ compliance with all applicable laws and judgments;

•	Aegis’ compliance with certain domestic and foreign corruption laws;

•	Aegis’ holding of necessary permits and applicable regulatory authorizations;

•	insurance policies and claims;

•	labor matters;

•	Aegis’ agreements with affiliates;

•	relationships with brokers and other advisors;

•	Aegis’ maintenance of disclosure controls and procedures designed to ensure timely and adequate reporting;

•	extensions of credit by Aegis to or for directors or executives;

•	customer and supplier matters; and

•
warranties as to the inapplicability to Aegis of the noncompetition and nonsolicitation provisions of that certain Purchase Agreement, dated as of July 9, 2014, by and among TPUSA, Inc., Essar Services (Mauritius), Aegis USA, Inc., AGC Holdings Limited, Aegis Services Australia Pty Limited and Aegis Outsourcing UK Ltd.

Some of Aegis’ representations and warranties are qualified by a material adverse effect standard. The Transaction Agreement provides that a “Private Company Material Adverse Effect” means any effect, fact, circumstance, occurrence, event, development, change or condition, either individually or together with one or more other contemporaneously existing effects, facts, circumstances, occurrences, events, developments, changes or conditions that is, or would reasonably be expected to be, materially adverse to the business or financial condition of Aegis and its subsidiaries, taken as a whole; provided, however, that no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Private Company Material Adverse Effect,” and no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other such effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Private Company Material Adverse Effect” has occurred or may, would or could occur:

(i)	general economic conditions (or changes in such conditions) in any country or region in the world, or conditions in the global economy generally;

(ii)
conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in any country or region in the world, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world;

(iii)	conditions (or changes in such conditions) in the industries in which Aegis and its subsidiaries conduct business;

(iv)
political conditions (or changes in such conditions) in any country or region in the world or acts of war (whether or not declared), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(v)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in any country or region in the world;

(vi)
the announcement or pendency of the Transaction Agreement or the anticipated consummation of the transactions, including the identity of the Company (including, to the extent resulting from the foregoing, any effect on any of Aegis’ or any of its subsidiaries’ relationships with their respective customers, suppliers or employees);

(vii)
any actions taken or any failure to take action, in each case, which the Company has approved, consented to or requested or compliance with the terms of, or the taking of any action required or contemplated by, the Transaction Agreement; or the failure to take any action prohibited by the Transaction Agreement;

(viii)
changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in IFRS or other accounting standards (or the interpretation thereof), or effects that result from any action taken for the purpose of complying with any of the foregoing;

(ix)	any fees or expenses incurred in connection with the transactions;

(x)
any failure by Aegis or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

(xi)
any events resulting from or arising out of any actions taken by the Company or any of its subsidiaries, on the one hand, and Aegis or any of its subsidiaries, on the other hand, as required by the Transaction Agreement; or

(xii)
any action or omission explicitly required under the Transaction Agreement or any action taken or omitted to be taken at the specific request of the Company or any omission caused by the failure of the Company to provide a consent under the Transaction Agreement (other than any such consent with respect to which the Company has reasonably withheld such consent pursuant to and consistent with the Transaction Agreement); except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (v) and (viii) disproportionately adversely affect in a material respect Aegis and its subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which Aegis and its subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Private Company Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate in a material respect).

Covenants

Conduct of the Company’s Business Prior to the Closing of the Aegis Transactions

In the Transaction Agreement, the Company has agreed that prior to the closing of the Aegis Transactions, subject to certain exceptions, the Company will carry on its, and the Company will cause each of its subsidiaries to carry on their, business in the ordinary course, and use reasonable best efforts to make necessary SEC filings, pay debts when they come due, comply in all material respects with all applicable laws and the requirements of all material contracts and leases, and preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees.

In addition, the Company has agreed, with specified exceptions, to various restrictions, including restrictions on the Company’s and its subsidiaries ability to:

•
(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of the Company’s capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary to its parent), (ii) split, combine or reclassify any of the Company’s capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of the Company’s capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities, except for the acquisition of shares of our common stock (A) from holders of the Company’s stock options in full or partial payment of the exercise price or (B) from holders of the Company’s stock options in full or partial payment of any applicable taxes payable by such holder upon exercise thereof, as applicable, to the extent required or permitted under the terms thereof;

•
issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of our common stock upon the exercise of the Company's stock options, or upon the exercise or vesting of any other equity based awards or the Amazon Warrant, or rights under the employee stock purchase plan;

•	amend the Company’s Certificate of Incorporation, bylaws or other comparable charter or organizational documents;

•
acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets, in each case, (A) in excess of $100,000 in any single transaction or series of related transactions or if such acquisition would prevent, materially delay or materially impede the satisfaction of the conditions set forth in the Transaction Agreement, other than pursuant to existing contracts or commitments, and (B) except purchases of property, plant and equipment, inventory and raw materials in the ordinary course of business;

•
assign, sell, lease, sublease, license, pledge, or otherwise dispose of, encumber or convey any right, title or interest in any of the Company leased properties or any material assets owned, leased or otherwise operated by the Company or any of its subsidiaries other than in the ordinary course of business;

•	adopt any stockholder rights plan;

•
(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than letters of credit or similar arrangements issued to or for the benefit of suppliers or incurrences of indebtedness under the Company’s existing credit agreement, in each case, in the ordinary course of business that would not result in the Company having net debt exceeding $43,400,000), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees in the ordinary course of business) or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly owned subsidiaries or (iv) other than in the ordinary course of business, enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its subsidiaries against fluctuations in exchange rates;

•
make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for the Company and its subsidiaries, taken as a whole, other than as included in the Company’s budget for capital expenditures; the Company must notify Aegis in writing of any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate and must discuss with Aegis in good faith the need and optimization of such expenditure;

•	make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in US GAAP;

•
(i) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director or executive officer or any collective bargaining agreement (except in the ordinary course of business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the ordinary course of business and bonuses), except that the Company and its subsidiaries may hire new employees and promote employees in the ordinary course of business, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by the Transaction Agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock;

•	(A) amend in any material respect or terminate any material contract or lease, or (B) enter into, amend, or terminate any agreement that would be a material contract or lease;

•
waive, release, assign, settle, compromise or otherwise resolve any investigation, claim (excluding customer claims in the ordinary course of business that have not resulted in litigation), action, litigation or other legal proceedings, except where such waivers, releases, assignments, settlements or compromises are with a third party (who is not an executive officer of the Company) and involve only the payment of monetary damages in amounts not in excess of $50,000 individually;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any subsidiary;

•
take any action that would reasonably be expected to (A) result in any inaccuracy of a representation or warranty in the Transaction Agreement that would allow for a termination thereof, (B) cause any of the conditions precedent to the transactions contemplated by the Transaction Agreement to fail to be satisfied, or (C) prevent, materially delay or materially impede the consummation of the transactions;

•
make, change or revoke any tax elections, or change any material method of tax accounting, file any amended tax return or any tax return inconsistent with past practices, file any claims for material tax refunds, enter into any closing agreement or similar agreement with respect to taxes, settle or compromise any tax liability or surrender any right to claim a tax refund, offset or other reduction in tax liability or change or agree to any change of the value of any real, personal or intangible property for tax assessment or other tax purposes; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Aegis has agreed that prior to the closing of the Aegis Transactions, subject to certain exceptions, Aegis will carry on its, and Aegis will cause each of its subsidiaries to carry on their, business in the ordinary course, and use reasonable best efforts to pay debts when they come due, comply in all material respects with all applicable laws and the requirements of all material contracts and leases, preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees.

In addition, Aegis has agreed, with specified exceptions, to various restrictions, including restrictions on Aegis’ and its subsidiaries ability to:

•
(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of Aegis' capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary to its parent), (ii) split, combine or reclassify any of Aegis' capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of Aegis' capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities;

•
issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities;

•	amend Aegis’s articles of association or other comparable charter or organizational documents;

•
acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets, in each case, (A) in excess of $100,000 in any single transaction or series of related transactions or if such acquisition would prevent, materially delay or materially impede the satisfaction of the conditions set forth in the Transaction Agreement, other than pursuant to existing contracts or commitments, and (B) except purchases of property, plant and equipment, inventory and raw materials in the ordinary course of business;

•
assign, sell, lease, sublease, license, pledge, or otherwise dispose of, encumber or convey any right, title or interest in any of Aegis leased properties or any material assets owned, leased or otherwise operated by Aegis or any of its subsidiaries other than in the ordinary course of business;

•
(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than letters of credit or similar arrangements issued to or for the benefit of suppliers or incurrences of indebtedness under Aegis’ existing credit agreement, in each case, in the ordinary course of business that would not result in Aegis having net debt exceeding $163,000,000), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Aegis or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees in the ordinary course of business) or capital contributions to, or investment in, any other person, other than Aegis or any of its direct or indirect wholly owned subsidiaries or (iv) other than in the ordinary course of business, enter into any hedging agreement or other financial agreement or arrangement designed to protect Aegis or its subsidiaries against fluctuations in exchange rates;

•
make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for Aegis and its subsidiaries, taken as a whole, other than as included in Aegis’ budget for capital expenditures; Aegis must notify the Company in writing of any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate and must discuss with the Company in good faith the need and optimization of such expenditure;

•	make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in IFRS;

•
(i) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director or executive officer or any collective bargaining agreement (except in the ordinary course of business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the ordinary course of business and bonuses), except that Aegis and its subsidiaries may hire new employees and promote employees in the ordinary course of business, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or restricted stock awards, other than as contemplated by the Transaction Agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock;

•	(A) amend in any material respect or terminate any material contract or lease, or (B) enter into, amend, or terminate any agreement that would be a material contract or lease;

•
waive, release, assign, settle, compromise or otherwise resolve any investigation, claim (excluding customer claims in the ordinary course of business that have not resulted in litigation), action, litigation or other legal proceedings, except where such waivers, releases, assignments, settlements or compromises are with a third party (who is not an executive officer of Aegis) and involve only the payment of monetary damages in amounts not in excess of $50,000 individually;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Aegis or any subsidiary;

•
take any action that would reasonably be expected to (A) result in any inaccuracy of a representation or warranty in the Transaction Agreement that would allow for a termination thereof, (B) cause any of the conditions precedent to the transactions contemplated by the Transaction Agreement to fail to be satisfied, or (C) prevent, materially delay or materially impede the consummation of the transactions;

•
make, change or revoke any tax elections, or change any material method of tax accounting, file any amended tax return or any tax return inconsistent with past practices, file any claims for material tax refunds, enter into any closing agreement or similar agreement with respect to taxes, settle or compromise any tax liability or surrender any right to claim a tax refund, offset or other reduction in tax liability or change or agree to any change of the value of any real, personal or intangible property for tax assessment or other tax purposes; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

No Solicitation of Acquisition Proposals

The Company has agreed that it will not and will cause its subsidiaries and its and their directors and officers not to, and will instruct and use its reasonable best efforts to cause its employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives (“Representatives”) not to, directly or indirectly:

•
solicit, seek or initiate or knowingly take any action to facilitate (including by way of furnishing information) or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal (as defined in the Transaction Agreement and below);

•
enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Alternative Proposal, or furnish to any person any nonpublic information or afford any person other than Aegis access to such party’s property, books or records (except pursuant to a request by a governmental entity) in connection with any Alternative Proposal;

•	take any action to make the provisions of any takeover statute inapplicable to any transaction contemplated by an Alternative Proposal;

•
approve or enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement with any person, other than Aegis or its affiliates, for, constituting or otherwise relating to an Alternative Proposal;

•
grant any waiver or release under or knowingly fail to enforce any confidentiality, standstill or similar agreement in respect of a proposed Alternative Proposal, unless the Board concludes in good faith that a failure to take any such action would be reasonably likely to be inconsistent with the directors’ fiduciary obligations to the Company’s stockholders under applicable law; or

•	publicly propose to do any of the foregoing described above.

However, the Company may (A) furnish non-public information with respect to itself and its subsidiaries to any person making an unsolicited, bona fide, written third party Alternative Proposal that the Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Transaction Agreement and below), and such Alternative Proposal has not resulted from a material breach by the Company of its obligations above, pursuant to a confidentiality agreement not materially less restrictive with respect to the confidentiality obligations of the person than the confidentiality agreement executed by the Aegis Stockholder, or (B) engage in discussions or negotiations (including solicitation of revised Alternative Proposals) with any such person (and their representatives) regarding any Alternative Proposal.
Board Recommendation

Additionally, the Company may not,

•
withhold, withdraw or modify in a manner adverse to Aegis, or propose to withdraw or modify in a manner adverse to Aegis, the approval or recommendation by the Board with respect to the Aegis Issuance Proposal, the Authorized Shares Proposal or the Corporate Opportunity Proposal pursuant to the Transaction Agreement;

•	adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Alternative Proposal;

•	fail to include its recommendation “FOR” the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal in the proxy statement; or

•	resolve, propose or agree to do any of the foregoing.

The Board may not (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, or allow the Company or any subsidiaries to execute or enter into, any alternative acquisition agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Alternative Proposal or that would require the Company to abandon, terminate or fail to consummate the transactions contemplated by the Transaction Agreement or (B) resolve, agree or propose to do any of the foregoing.

The Board may change its recommendation to stockholders as to the Aegis Transactions if (i) it determines in good faith that the failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to the Company stockholders under applicable law; (ii) the Company has provided at least four business days’ prior written notice to the Aegis Stockholder that it intends to change its recommendation, including a description in reasonable detail of the reasons for such recommendation change, and written copies of any relevant proposed Transaction Agreement with any party making a potential Superior Proposal; (iii) the Company has complied in all material respects with the requirements of the Transaction Agreement in connection with any potential Superior Proposal; and (iv) if the Aegis Stockholder shall have delivered to the Company a written, binding and irrevocable offer to alter the terms or conditions of the Transaction Agreement during the four business day period referred to above, the Board shall have determined in good faith (after consultation with outside legal counsel and its financial advisors), after considering the terms of such offer by the Aegis Stockholder, that the failure to effect a recommendation change would still be reasonably likely to be inconsistent with its fiduciary obligations to the Company stockholders under applicable law. In the event of any material amendment to any Superior Proposal (including any revision in the amount, form or mix of consideration the Company’s stockholders would receive as a result of such proposal), the Company is required to provide the Aegis Stockholder with notice of such material amendment and there shall be a new four business day period following such notification during which the Company shall comply again with the requirements of the Transaction Agreement and the Board shall not make a recommendation change prior to the end of any such period.

The Company has agreed that it will, as promptly as reasonably practicable (within twenty-four hours) after receipt of any Alternative Proposal, (i) notify the Aegis Stockholder of its receipt of any Alternative Proposal and (ii) provide to the Aegis Stockholder a copy of such Alternative Proposal (if written), or a summary of the material terms and conditions of such Alternative Proposal (if oral), including the identity of the person making such Alternative Proposal, and copies of all written communications with such person with respect to such actual or potential Alternative Proposal (including a copy of the executed confidentiality agreement with such person). The Company shall notify the Aegis Stockholder, in writing, of any decision of the Board as to whether to consider any Alternative Proposal or to enter into discussions or negotiations concerning any Alternative Proposal or to provide non-public information with respect to such to any person, which notice shall be given as promptly as practicable after such determination was reached (no later than twenty-four hours after such determination was reached). The Company will (A) provide the Aegis Stockholder with written notice setting forth such information as is reasonably necessary to keep the Aegis Stockholder informed in all material respects of the status and material terms of any such Alternative Proposal and of any material amendments or modifications thereto, (B) keep the Aegis Stockholder informed as promptly as practicable with respect to any changes to the material terms of an Alternative Proposal submitted to the Company (within twenty-four hours following any such changes), including by providing a copy of all written proposals and a summary of all oral proposals or material oral modifications to an earlier written proposal, in each case relating to any Alternative Proposal, (C) prior to, or substantially concurrently with, the provision of any non-public information of the Company to any such person, provide such information to the Aegis Stockholder, to the extent such information has not previously been made available to the Aegis Stockholder, and (D) promptly (within twenty-four hours of such determination) notify the Aegis Stockholder of any determination by the Board that such Alternative Proposal constitutes a Superior Proposal.

However, the Board may take and disclose to the Company’s stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act and may issue a “stop, look and listen” statement pending disclosure of its position thereunder, and the Company may make any disclosure to the Company’s stockholders if, in the good faith judgment of the Board (after consultation with outside legal counsel and its financial advisors), the failure to disclose would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable law; provided, the Board may not take any action prohibited elsewhere in the Transaction Agreement.

The Company must, and must direct its representatives to, terminate and cease immediately all discussions and negotiations that commenced prior to the date of the Transaction Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Proposal. The Company must immediately revoke or withdraw access of any person (other than the Aegis Stockholder and its representatives) to any non-public information with respect to the Company and request from each third party (other than the Aegis Stockholder and its representatives) the prompt return or destruction of all non-public information with respect to the Company previously provided to such person.

An “Alternative Proposal” means any bona fide proposal or offer for (A) a direct or indirect acquisition or purchase by any person of more than 25% of the voting or economic interests of the Company, (B) a merger, consolidation or sale of all or a material portion of the assets of one or more of the Company or its subsidiaries involving 25% or more of the consolidated assets of the Company, or (C) a recapitalization, liquidation or similar transaction involving one or more of the Company or its subsidiaries and 25% or more of the consolidated assets of the Company, in each case, which is from a third party and is not related to the transactions contemplated by the Transaction Agreement.

A “Superior Proposal” means any Alternative Proposal received by the Company after the date of the Transaction Agreement that (A) is on terms that the Board determines in good faith (after receiving the advice of its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the transactions and of such Alternative Proposal (including any conditions to and expected timing of consummation thereof, and all legal, financial, regulatory and other aspects of such Alternative Proposal and the Transaction Agreement)) are more favorable to the Company’s stockholders from a financial point of view than the Transaction Agreement (taking into account any proposed amendment or modification proposed by the Aegis Stockholder and Aegis); and (B) the Board determines (after receiving the advice of its financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal, timing and other aspects (including certainty of closing, certainty of financing and the identity of the person making the Alternative Proposal) of such proposal.

Required Filings

Each of the Company, Aegis and the Aegis Stockholder shall promptly make all filings that it is required to make with respect to the Aegis Transactions under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

Stockholder Approval

The Company has agreed that the Company and the Board shall take all actions in accordance with applicable law, the Company’s Certificate of Incorporation and bylaws and NYSE rules to:

•
duly call, give notice of, convene and hold as promptly as practicable, after the SEC has completed its review of this proxy statement, a stockholder meeting for the purpose of considering and voting upon the matters set forth in the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal; and

•
include in this proxy statement the recommendation of the Board in favor of approval of the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal and use commercially reasonable efforts to solicit from our stockholders proxies in favor of the Aegis Issuance Proposal, the Authorized Shares Proposal and the Corporate Opportunity Proposal.

The Company, after consultation with the Aegis Stockholder and Aegis and after receiving advice from the Company’s outside legal counsel, may adjourn or postpone the stockholder meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Company’s stockholders or, if as of the time for which the stockholder meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of our common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the stockholder meeting. The Company’s obligations shall not be affected by (A) the commencement, public proposal, public disclosure or communication to the Company of any Alternative Proposal or (B) the withdrawal or modification by the Board of its recommendation in favor of approval of the Aegis Issuance Proposal, the Authorized Shares Proposal or the Corporate Opportunity Proposal or the Board’s approval of the Transaction Agreement and the Aegis Transactions.

NYSE Listing

The Company has agreed to use its commercially reasonable efforts to continue the listing of our common stock on the NYSE and to cause the shares issued in connection with the Transaction Agreement to be approved for listing, including by filing a supplemental listing application with NYSE. The Company, the Aegis Stockholder and Aegis have agreed to cooperate and provide necessary information as may be required or reasonably requested in connection with this process.

Reasonable Best Efforts

The Company, the Aegis Stockholder and Aegis have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Transaction Agreement and applicable laws and regulations to consummate and make effective the transactions and to use their respective reasonable best efforts to cause the conditions to each party’s obligation to consummate and make effective the transactions to be satisfied as promptly as reasonably practicable after the date thereof, including:

(i)
as promptly as reasonably practicable, preparing and filing, in consultation with the other parties, all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by such party (or any of its subsidiaries) from any governmental entity in connection with the authorization, execution and delivery of the Transaction Agreement and the consummation of the transactions; provided, however, no party, nor any subsidiaries or affiliates shall be required to pay any monies or agree to any material undertaking in connection with any of the foregoing, unless otherwise expressly provided in the Transaction Agreement;

(ii)
contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the transactions illegal or otherwise prohibiting consummation of the transactions; and

(iii)	execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Agreement.

The Company, the Aegis Stockholder and Aegis agree to cooperate with each other in connection with the making of all such filings and submissions contemplated by the foregoing, including providing copies of all such documents to the non-filing person and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes; provided that each party shall be entitled to redact (a) as necessary to comply with contractual arrangements or applicable law, (b) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, and (c) to remove references relating to valuation and similar matters relating to the transactions. Each party agrees to use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions.

The Company has further agreed that:

•
the Company shall make or cause to be made, in consultation and cooperation with the Aegis Stockholder and Aegis, the notification to the FCA and as promptly as reasonably practicable and advisable to make appropriate filings pursuant to the HSR Act, as amended and all other necessary registrations, declarations, notices and filings relating to the transactions with other governmental entities under any other antitrust law with respect to the transactions;

•
each party agrees not to extend any waiting period under the HSR Act or any other antitrust law or make any agreement with a government entity that would delay the consummation of the transactions without the prior written consent of the other parties;

•
all parties agree to respond to any inquiries received and supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other antitrust law and to take such actions as are necessary or advisable to obtain all requisite approvals, clearances and authorizations of any governmental entity and cause the expiration or early termination of the applicable waiting periods under the HSR Act and any other antitrust law as promptly as reasonably practicable;

•	the Company and the Aegis Stockholder or Aegis shall be equally responsible for paying filing fees under HSR Act or any other antitrust law;

•
the Aegis Stockholder shall control and lead all communications and strategy relating to HSR Act and any related litigation matters, subject to good faith consultations with the Company with respect to any discussion related to the Aegis Transactions under the HSR Act;

•
each party shall promptly notify the other parties of any communication it or any of its representatives receives from any governmental entity relating to the matters that are the subject of the Transaction Agreement and permit the other parties to review in advance and consider in good faith the views of the other parties regarding any proposed communication by such party to any governmental entity;

•
neither the Company, the Aegis Stockholder nor Aegis shall agree to participate in any meeting or discussion with any governmental entity in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry unless it consults with the other party in advance and, unless prohibited by such governmental entity, gives the other party the opportunity to attend and participate at such meeting or discussion;

•
the Company, the Aegis Stockholder and Aegis (or their subsidiaries) shall promptly; (i) give any notices to third parties, other than governmental entities, that are required in connection with the transactions or are necessary to consummate the transactions, (ii) use their respective reasonable best efforts to obtain any consents from third parties, other than governmental entities, that are required in connection with the transactions or are necessary to consummate the transactions, (iii) keep the other parties reasonably informed of the status and progress on these consents, and (iv) promptly notify (within two business days) the other parties if it in good faith believes a consent may not be obtained; and

•
if the Company’s stockholders approve the charter amendments described in more detail in the Authorized Shares Proposal and the Corporate Opportunity Proposal, the Company agrees to file them in accordance with the DGCL prior to closing.

Conditions to the Closing of the Aegis Transactions

The Company’s, the Aegis Stockholder’s and Aegis’ obligations to effect the transactions are subject to the satisfaction or waiver of the following conditions:

•	the approval of this Aegis Issuance Proposal and the Authorized Shares Proposal by our stockholders;

•	the expiration of any waiting period (and any extension thereof) applicable to the transactions under the HSR Act or the PCA of the Republic of the Philippines;

•	approval by the UK FCA of the transactions without any conditions, obligations or restrictions on the Company, the Aegis Stockholder or Aegis that are material to their business or the transactions;

•
the absence of any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation enacted, issued, promulgated, enforced or entered by any government entity of competent jurisdiction which has the effect of making the transactions illegal or otherwise prohibiting the consummation of the transactions;

•	the approval of the NYSE supplemental listing application discussed in “—NYSE Listing” above;

•	the filing of the charter amendment attached hereto as Annex F (insofar as the same relates to the increase of the Company's authorized shares of common stock in accordance with the DGCL.

The obligations of the Aegis Stockholder and Aegis to effect the transactions are subject to the satisfaction by us or waiver by them, at or prior to the closing, of the following conditions:

•
our representations and warranties regarding certain matters relating to our capitalization must be true and correct (except for de minimis inaccuracies) in all respects as of the date of the Transaction Agreement and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (except for de minimis inaccuracies) as of such earlier date only);

•
our other representations and warranties must be true and correct as of the date of the Transaction Agreement and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date only), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Public Company Material Adverse Effect” set forth in such representations and warranties, other than our representation that no material adverse event has occurred) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	our performance, in all material respects, of all covenants and obligations required to be performed by us under the Transaction Agreement at or prior to the closing date;

•
Aegis’ receipt of a certificate dated as of the closing date and signed on our behalf by either the Company’s Chief Executive Officer or Chief Financial Officer, stating that certain of the closing conditions have been satisfied;

•	the continued listing of the Company’s common stock on the NYSE;

•	the Aegis Stockholder’s receipt of executed copies of the Stockholders Agreement discussed below in “—Stockholders Agreement”;

•	the Company having taken action necessary to cause the Board to consist of the number and composition of directors described above in “—Directors and Officers”;

•	the Company having obtained the necessary consents to consummate the Transaction Agreement and delivery of evidence of these consents to Aegis;

•
lack of any fact, circumstance, occurrence, event, development, change or condition which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company.

The Company’s obligations to effect the transactions are subject to the satisfaction by the Aegis Stockholder and Aegis or waiver by the Company, at or prior to the closing, of the following conditions:

•
their representations and warranties regarding certain matters relating to their capitalization must be true and correct (except for de minimis inaccuracies) in all respects as of the date of the Transaction Agreement and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (except for de minimis inaccuracies) as of such earlier date only);

•
their other representations and warranties must be true and correct as of the date of the Transaction Agreement and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date only), except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Private Company Material Adverse Effect” set forth in such representations and warranties, other than their representation that no material adverse event has occurred) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•	their performance, in all material respects, of all covenants and obligations required to be performed by them under the Transaction Agreement at or prior to the closing date;

•
the Company’s receipt of a certificate dated as of the closing date and signed on their behalf by either the Aegis Chief Executive Officer or Chief Financial Officer, stating that certain of the closing conditions have been satisfied;

•	the Company’s receipt of executed copies of the Stockholders Agreement discussed below in “—Stockholders Agreement”;

•	their provision of evidence of termination of certain affiliate agreements described in the Transaction Agreement;

•	their having obtained the necessary consents to consummation of the Transaction Agreement and delivery of evidence of these consents to us;

•
lack of any fact, circumstance, occurrence, event, development, change or condition which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Aegis.

No party to the Transaction Agreement may invoke the failure or nonsatisfaction of any aforementioned condition if the failure of such party (or any affiliate of such party) to fulfill any obligation under the Transaction Agreement has been a principal cause of or resulted in the failure or nonsatisfaction of such condition.

Termination of the Transaction Agreement

The Transaction Agreement may be terminated under the following circumstances:

•	by the Company, Aegis and the Aegis Stockholder’s mutual written consent;

•	by either the Company or the Aegis Stockholder if:

•
the Aegis Transactions shall not have closed by July 23, 2018; however, the right to terminate shall not be available to any party if the failure of said party to fulfill any obligation under the Transaction Agreement has been a principal cause of or resulted in the failure of the closing to occur; the date may be extended to September 21, 2018 upon mutual consent of the Company and the Aegis Stockholder or if any waiver or consent of any relevant third party to allow such extension, without providing for the accelerated vesting of any outstanding unvested warrants (the Company must use its reasonable best effort to obtain any such necessary waivers or consents) has been obtained;

•
a government entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the transactions; provided, however, that a party shall not be permitted to terminate if the failure of such party (or, in the case of the Aegis Stockholder, the failure of Aegis) to fulfill any obligation under the Transaction Agreement has been a principal cause of or resulted in the issuance of any such order, decree, ruling or the taking of such other action; or

•
if the Company’s stockholders fail to approve the Aegis Issuance Proposal and the Authorized Shares Proposal, provided, however, that a party shall not be permitted to terminate if the failure of such party (or, in the case of the Aegis Stockholder, the failure of Aegis) to fulfill any obligation under the Transaction Agreement has been a principal cause of or resulted in the failure to obtain such approval.

•	by the Aegis Stockholder if:

•
prior to the Company stockholder vote to approve the Aegis Issuance Proposal and the Authorized Shares Proposal, the Board shall have failed to give its recommendation “FOR” the Aegis Issuance Proposal and the Authorized Shares Proposal;

•
after receipt by the Company of an Alternative Proposal the Board fails to reconfirm its recommendation of the Transaction Agreement within 10 business days (upon request for such confirmation from the Aegis Stockholder);

•	the Board approves or recommends an Alternative Proposal to the Company’s stockholders;

•
the Board recommends to the Company’s stockholders to tender their shares in any tender offer or exchange that may have commenced or fails to recommend against such tender within 10 business days after its commencement;

•	the Company materially breaches certain portions of the Transaction Agreement related to non-solicitation, Alternative Proposals and Superior Proposals; or

•
the Company breaches any representation, warranty, covenant or agreement in the Transaction Agreement which would cause certain closing conditions to not be satisfied and is not cured within 20 business days following receipt by us of notice of such breach from the Aegis Stockholder, provided that neither the Aegis Stockholder nor Aegis is then in breach of any representation, warranty, covenant or agreement in the Transaction Agreement.

•	by the Company if:

•
the Aegis Stockholder or Aegis breaches any representation, warranty, covenant or agreement in the Transaction Agreement which would cause certain closing conditions to not be satisfied and is not cured within 20 business days following receipt by the Aegis Stockholder and Aegis of notice of such breach from the Company, provided that the Company is not then in breach of any representation, warranty, covenant or agreement in the Transaction Agreement; or

•
each of the following occur (a) the Company receives a Superior Proposal, (b) the Company has complied with certain portions of the Transaction Agreement related to non-solicitation Alternative Proposals and Superior Proposals in accepting such Superior Proposal, (c) the Board approves and enters into a definitive agreement with respect to such Superior Proposal concurrently with the termination, and

(d) prior to or concurrently with such termination, the Company pays to Aegis the termination fee described below in “—Termination Fees”.

Fees and Expenses

Upon closing, the Company shall pay or promptly reimburse, on behalf of the Company, the Aegis Stockholder and Aegis, all transaction expenses and fees incurred by such parties.

Termination Fees

The Company shall pay the Aegis Stockholder a termination fee of $6,800,000 in the event of the termination of the Transaction Agreement:

•
by the Aegis Stockholder if the Company and the Board (i) fail to recommend the Aegis Issuance Proposal and the Authorized Shares Proposal, (ii) fail to reconfirm its recommendation of the Aegis Transactions within 10 business days after a request for such reconfirmation by the Aegis Stockholder after the Company receives an Alternative Proposal, (iii) approve or recommend an Alternative Proposal to the Company’s stockholders, (iv) recommend to the Company’s stockholders to tender their shares in any tender offer or exchange that may have commenced or fails to recommend against such tender within 10 business days after its commencement, or (v) the Company materially breaches certain portions of the Transaction Agreement related to non-solicitation, Alternative Proposals and Superior Proposals;

•	by the Company if it receives and approves a Superior Proposal;

•
by either the Company or the Aegis Stockholder, as applicable, if the Aegis Transactions have not closed by July 23, 2018 (and the failure to close does not result from an act or omission of the terminating party) or due to a breach by the Company of any representation, warranty, covenant or agreement in the Transaction Agreement and failure to cure said breach within 20 business days, provided prior to the termination, any person makes an Alternative Proposal or amends an Alternative Proposal made prior to the date of the Transaction Agreement with respect to the Company; and (B) within twelve months after such termination the Company enters into a definitive agreement to consummate, or consummates, any Alternative Proposal (regardless of whether made before or after the termination of the Transaction Agreement); provided that, the references to 25% in the definition of Alternative Proposal shall be deemed to be 50%.

The Company shall pay the Aegis Stockholder a termination fee of $3,000,000 in the event of the termination of the Transaction Agreement due to failure to close the Aegis Transactions prior to July 23, 2018, in the event that (i) this date is not extended as a result of the failure to obtain a waiver or consent of any relevant third party to allow such extension; and (ii) the Company stockholder meeting has not been held; provided, that the Aegis Stockholder and Aegis shall have provided all of the required financial information to the Company on or before, April 28, 2018, the forty-fifth day following the date of the Transaction Agreement and are not then in material breach of any other representation, warranty, covenant or agreement under the Transaction Agreement.

In no event will the Company be required to pay more than one termination fee (however if the Aegis Stockholder is entitled to both the $6,800,000 or the $3,000,000 fee, the Company must pay the $6,800,000 fee).

The parties agreed that payment of the termination fees shall constitute the sole and exclusive remedy of the Aegis Stockholder and Aegis in connection with any termination of the Transaction Agreement in the circumstances in which such fees became payable. In the event that the Aegis Stockholder shall receive the payment of a termination fee, the receipt of such termination fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Aegis Stockholder, Aegis and any of their affiliates in connection with the Transaction Agreement (and the termination hereof), the transactions thereby (and the abandonment thereof) or any matter forming the basis for such termination, and neither the Aegis Stockholder, Aegis nor any of their affiliates, shall be entitled to bring or maintain any other claim, action or proceeding against us or any of our affiliates arising out of the Transaction Agreement, any of the transactions or any matters forming the basis for such termination.

Indemnification and Insurance

For six years after the closing of the Aegis Transactions, the Company and Aegis shall, jointly and severally, indemnify and hold harmless each person who was at the date of the Transaction Agreement, has been at any time prior to the date of the

Transaction Agreement or who becomes prior to the closing, a director or officer of the Company, Aegis or any of their respective subsidiaries (“Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified person is or was an officer, director, employee or agent of Aegis, the Company or any of their respective subsidiaries, or, while a director or officer of Aegis, the Company or any of their respective subsidiaries, is or was serving at the request of Aegis, the Company or any of their respective subsidiaries as a director, officer, employee or agent of another person, whether asserted or claimed prior to, at or after the closing, to the fullest extent permitted by applicable law. Each indemnified person will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Company and Aegis within ten business days following receipt by the Company and Aegis from the indemnified person of a request therefor; provided, however, that any indemnified person to whom expenses are advanced provides an undertaking, to the extent then required by the Delaware law, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such indemnified person is not entitled to indemnification under applicable law.

For six years after the closing of the Aegis Transactions, the Certificate of Incorporation and bylaws of the Company are required to contain, and the Company must cause the articles of association of Aegis to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers than are set forth in the Certificate of Incorporation and bylaws of the Company (in the case of the Certificate of Incorporation and bylaws of the Company) or Aegis (in the case of the articles of association of Aegis) as in effect on the date of the Transaction Agreement.

These provisions are intended to be in addition to the rights otherwise available to any indemnified person by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the indemnified persons, their heirs and their representatives.

Benefits Matters

For twelve months following the closing, the Company and its subsidiaries are required to provide each of the Company’s employees who are employed immediately prior to the closing and who remain in the employ of the Company or any of the Company’s subsidiaries immediately after the closing compensation (other than equity compensation) and employee benefits that are substantially comparable, in the aggregate, to the compensation (other than equity compensation) and employee benefits provided to such employee immediately prior to the closing. Nothing in the Transaction Agreement (a) requires us to pay annual incentive compensation if the applicable targets are not achieved, (b) is to be treated as the creation or an amendment of any of the Company’s employee benefit plans, (c) gives any third party any right to enforce the employee benefits provisions, or (d) obligates the Company to (i) maintain any of the Company’s employee benefit plans, or (ii) retain the employment of or maintain the duties or position of any employee.

Additional Agreements

We agreed with the Aegis Stockholder and Aegis to issue a joint press release announcing the Transaction Agreement and consult with and provide each other the reasonable opportunity to review and comment upon prior to issuance any press release or other public statement, filing or comment relating to the Transaction Agreement or the transactions and not to issue any such press release or other public statement, filing or comment prior to such consultation except, in each case, as may be required by applicable law or by obligations pursuant to any requirement of the NYSE. However, neither the Aegis Stockholder's nor Aegis’ consent shall be required, nor shall we be required to consult with either in connection with, or provide either an opportunity to review or comment upon, any press release or other public statement, filing or comment to be issued or made with respect to any Alternative Proposal, Superior Proposal, Board recommendation change. Without the prior consent of the other parties, each party (a) may communicate with customers, vendors, suppliers, financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the parties.

Before closing, each of the parties has agreed to give prompt notice to the other parties upon becoming aware of the occurrence or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to result in the failure of that party to comply with certain closing conditions.

The parties have agreed that the Company shall have the right to control the defense and settlement of any litigation related to the Transaction Agreement or the Aegis Transactions brought by any of the Company’s stockholders against the Company and/or the Company’s directors or officers; provided, however, that the Company has agreed to promptly notify the Aegis

Stockholder and Aegis of any such litigation and shall give the Aegis Stockholder and Aegis the opportunity to participate, at their expense, in the defense of any such litigation and to consider their advice with respect to such litigation; provided, further, that no settlement with respect to such litigation shall be agreed to without the Aegis Stockholder’s consent (which it shall not reasonably withhold).

Amendment, Extension, Waiver and of the Transaction Agreement

The Company, the Aegis Stockholder and Aegis may amend the Transaction Agreement at any time prior to the closing of the Aegis Transactions if agreed upon in writing. However, after the approval of the matters submitted for stockholder approval with respect to the Aegis Transactions by the Company’s stockholders, no amendment can be made that by law requires approval by the Company’s stockholders without obtaining such approval.

The Company, the Aegis Stockholder or Aegis may extend the time for performance of any of the obligations or acts of any other party to the Transaction Agreement, waive any inaccuracies in another party’s representations and warranties in the Transaction Agreement or any other document delivered with it, and waive compliance with any of the agreements contained in the Transaction Agreement, in each case if agreed upon in writing by the parties. Any such extension or waiver shall apply only to the performance, inaccuracy or condition specified in the extension or waiver. The failure of any party to assert any of its rights under the Transaction Agreement or otherwise shall not constitute a waiver of such rights.

Support Agreements

On March 14, 2018, A. Emmet Stephenson, Privet and Engine (together, the “Supporting Stockholders”), each executed a Support Agreement (together, the “Support Agreements”) with Aegis and the Aegis Stockholder. As of the date of the Support Agreements (i) Mr. Stephenson was the beneficial owner of 2,914,382 shares, representing approximately 18.0% of our common stock as of such date, (ii) Privet was the beneficial owner of 1,312,907 shares, representing approximately 8.1% of our outstanding common stock as of such date, (iii) Engine was the beneficial owner of 613,428 shares, representing approximately 3.8% of our outstanding common stock as of such date. The Support Agreements are attached hereto as Annexes B, C and D.

The Supporting Stockholders each agreed to:

•
vote or cause to be voted all shares of our common stock of which they are the beneficial owner in support of the Transaction Agreement and the transactions contemplated thereby as well as the Authorized Shares Proposal and the Corporate Opportunity Proposal;

•
not solicit, encourage or facilitate any Alternative Proposal (including by providing any non-public information regarding the Company) or enter into any negotiations or discussions regarding any Alternative Proposal;

•
vote or cause to be voted all shares of our common stock of which they are the beneficial owner against any Alternative Proposal or any action, proposal, transaction or agreement (a) which would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transactions or the fulfillment of the Aegis’, the Aegis Stockholder’s, or the Company’s conditions under the Transaction Agreement or change in any manner the voting rights of any security of the Company (including by any amendments to the Company’s Certificate of Incorporation or bylaws other than the Authorized Shares Proposal and the Corporate Opportunity Proposal) and (b) of which the Aegis Stockholder has notified the Supporting Stockholders of such effect prior to the date such vote is taken;

•
not deposit any of the common stock of which they are the beneficial owner into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, except as contemplated by the Support Agreements; and

•
not take any action that would make any representation or warranty in the Support Agreements untrue nor take any action that would otherwise restrict, limit or interfere in any material respect with their performance under the Support Agreements.

Privet agreed it would not, directly or indirectly, sell, transfer, pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or other arrangement (including any profit sharing agreement) or understanding with respect to, any of shares it beneficially owns, other than by operation of law.

Mr. Stephenson agreed that if in any privately negotiated transaction he sells, transfers, pledges, assigns or otherwise encumbers or disposes of, or enters into any agreement, option or, except for the Support Agreement, other arrangement or understanding with respect to any of the shares he beneficially owns, he shall use reasonable best efforts to cause such transferee or applicable counterparty to agree in a writing reasonably acceptable to the Aegis Stockholder to be bound by the terms and conditions of the Support Agreement.

Engine agreed that, with respect to shares owned by Mr. Ajdler only, Engine would cause Mr. Ajdler not to, directly or indirectly, sell, transfer, pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or other arrangement (including any profit sharing agreement) or understanding other than by operation of law.

The Support Agreements will terminate upon the earlier of:

•	the closing date of the Transaction Agreement;

•	the date upon which the Transaction Agreement is terminated in accordance with its terms;

•	the date of any change in recommendation regarding the transactions by the Company Board (a “Public Company Board Recommendation Change” as defined in the Transaction Agreement);

•
the making of any material change, by amendment, waiver or other modification to any provision of the Transaction Agreement that decreases the amount or changes the form of consideration to be received by the Company (other than in connection with any adjustments set forth in the Transaction Agreement); or

•	the mutual written agreement of the Supporting Stockholder, Aegis and the Aegis Stockholder.

Stockholders Agreement

In connection with the entry into the Transaction Agreement, the Aegis Stockholder and the Company agreed to the terms of a Stockholders Agreement (the “Stockholders' Agreement”). The Stockholders' Agreement (i) sets forth certain rights, duties and obligations of the Aegis Stockholder and the Company as a result of the transactions contemplated by the Transaction Agreement and (ii) provides for certain aspects of the management, operation and governance of the Company after consummation of the Aegis Transactions.

The Stockholders Agreement outlines various corporate governance matters including board composition, director nomination rights and committees of our Board after consummation of the transactions. It provides that the Board shall consist of nine members comprised initially of (i) five directors (including the chairman), to be designated by the Aegis Stockholder, (ii) the Company’s chief executive officer, and (iii) three independent directors, reasonably acceptable to the Aegis Stockholder (the “Non-Stockholder Directors”), however if the Company and the Aegis Stockholder are able to obtain any necessary third party consents or waivers to allow the Board to consist of seven members, the Board will be comprised of (a) four directors (including the chairman) designated by the Aegis Stockholder, one of whom will be an independent director, (b) the Chief Executive Officer designated by the Aegis Stockholder, and (c) two directors designated by the Company and acceptable to the Aegis Stockholder that are independent for purposes of the NYSE’s listing rules (the "Alternative Board Composition"). This Board composition shall continue so long as the Aegis Stockholder or its affiliates own 50% or more of the outstanding shares of our common stock. If the Aegis Stockholder’s ownership falls below 50%, the Aegis Stockholder shall designate (i) four directors so long as it owns 35% or more, but less than 50%, (ii) three directors, so long as it owns 25% or more, but less than 35%; (iii) two directors, so long as it owns 15% or more, but less than 25%; and (v) one director, so long as it owns 10% or more, but less than 15%. In the event the Company implements the Alternative Board Composition at closing, the Aegis Stockholder shall be entitled to designate (x) three directors so long as it owns 35% or more, but less than 50%, (y) two directors so long as it owns 20% or more, but less than 35% and (z) one director so long as it owns 10% or more, but less than 20%. If the Aegis Stockholder ceases to beneficially own the minimum percentage of outstanding shares of our common stock necessary to nominate the corresponding number of directors (as defined above), the Aegis Stockholder shall cause the necessary number of its designated directors to offer to resign from the Board, so that their number is consistent with the Aegis Stockholder’s ownership percentage.

If the size of the Board is increased or decreased, the Aegis Stockholder shall have the right to designate one or more directors to the Board such that the total number of Aegis Stockholder designated directors shall be proportional to the number set forth in the preceding paragraph. In the event of a vacancy on the Board for a Non-Stockholder Director, the Governance and Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination.

The Company shall avail itself of all “controlled company” exceptions to the corporate governance listing rules of the NYSE for so long as the Aegis Stockholder owns more than 50% of the voting power for the election of directors, and thereafter the Company and the Aegis Stockholder shall take all necessary actions to comply with the corporate governance listing rules of the NYSE. The committees of the Board will be comprised of an Audit Committee consisting of three Non-Stockholder Directors as well as a Compensation Committee and a Governance and Nominating Committee each consisting three directors, including at least one Non-Stockholder Director. The number of Non-Stockholder Directors on all other committees are required to be proportional to the number of Non-Stockholder Directors on the Board; provided that each such committee shall have at least one Non-Stockholder Director.

Pursuant to the Stockholders Agreement, the Company renounces the expectation of corporate opportunities other than those expressly offered to such Aegis Stockholder designated director or their affiliates solely in, and as a direct result of, their capacity as director of the Company. The Aegis Stockholder is required to (and cause its affiliates to) maintain the confidentiality of and not use or otherwise exploit for its own or any third party’s benefit, any of the Company’s confidential information. To the extent permitted by NYSE rules, and for so long as the Aegis Stockholder owns 50% or more of the Company’s outstanding common stock, the Aegis Stockholder shall have a right to purchase its pro rata portion of any securities the Company may propose to issue apart from any Excluded Securities (as defined in the Stockholders’ Agreement).

The Company agrees to keep accurate books, records and accounts and for so long as the Aegis Stockholder owns 10% or more of the outstanding shares of the Company’s common stock, (a) permit the Aegis Stockholder and its designated representatives reasonable access to the books and records of the Company and to discuss the affairs, finances and condition of the Company with the Company’s officers and (b) provide reasonable access to (i) the Company’s auditors and officers, (ii) copies of all materials provided to the Board, (iii) the Company’s appropriate officers and directors and (iv) operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its subsidiaries.

The Stockholders Agreement also includes provisions regarding registration rights. The Company has agreed that the Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities shall have the right to make no more than four demands for the registration of registrable securities then held by such stockholders. The Company has also agreed to provide customary piggyback registration rights to the Aegis Stockholder. The Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities may require the Company to file a Form S-3 relating to the offer and sale of registrable securities then held by such stockholders. The Stockholders Agreement requires the Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities to enter into customary agreements restricting the sale or distribution of certain company securities to the extent required by the lead managing underwriter(s) with respect to certain underwritten securities offerings in which the Aegis Stockholder or such subsidiary participates.

Interests of Directors and Officers in the Aegis Transactions

When you consider the recommendation of the Board in favor of the proposals included in this proxy statement, you should be aware that certain of the Company’s directors and executive officers have interests in the Aegis Transactions that are different from, or in addition to, those of our stockholders generally.

These interests include the following:

Transaction Bonuses

On March 14, 2018, in connection with the signing of the Transaction Agreement, the Company approved transaction bonus awards for each of Mr. Carlson, Mr. Norsworthy, Mr. Martino, and Mr. Kirksey granting each a right to a one-time payment of $515,000, $325,000, $156,000 and $139,050, respectively, to be paid in cash subject to (i) the consummation of the Aegis Transactions and (ii) the recipient’s continued employment with the Company through such consummation (or, if earlier, the recipient’s involuntary termination of service for reasons other than cause).

Vesting of Equity

Following the Aegis Transactions, each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the Aegis Transactions. If, within two years after the closing of the Aegis Transactions, a participant is involuntarily terminated other than for cause (or, for certain awards, termination with good reason), then each remaining outstanding award that is unvested will immediately become vested and exercisable in full and will remain exercisable for the remainder of the original option term. See “—Golden Parachute Compensation” below on page 89 for the individual impact of this provision on our named executive officers.

Potential Severance Payments

Under the terms of their Employment Agreements, if a named executive officer’s employment with the Company is terminated without cause or such named executive officer resigns for good reason upon, or within two years after, the consummation of an event resulting in a change of control, including the Aegis Transactions, such named executive officer will receive a lump sum payment equal to twelve months (twenty-four months for the Chief Executive Officer) of his then-current annual base salary, as well as the health insurance benefits described above for a period of twelve months (eighteen months for the Chief Executive Officer). These payments are summarized under “Employment Agreements—Potential Payments Upon Termination or Change of Control” on page 119 and under “—Golden Parachute Compensation” on page 89.

Indemnification Rights

The Transaction Agreement provides that for six years after the closing of the Aegis Transactions, the Company and Aegis will, jointly and severally, indemnify and hold harmless each Indemnified Person, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified person is or was an officer, director, employee or agent of Aegis, the Company or any of their respective subsidiaries, or, while a director or officer of Aegis, the Company or any of their respective subsidiaries, is or was serving at the request of Aegis, the Company or any of their respective subsidiaries as a director, officer, employee or agent of another person, whether asserted or claimed prior to, at or after the closing, to the fullest extent permitted by applicable law. Each indemnified person will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Company and Aegis within ten business days following receipt by the Company and Aegis from the indemnified person of a request therefor; provided, however, that any indemnified person to whom expenses are advanced provides an undertaking, to the extent then required by the Delaware law, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such indemnified person is not entitled to indemnification under applicable law.

For six years after the closing of the Aegis Transactions, the Certificate of Incorporation and bylaws of the Company are required to contain, and the Company must cause the articles of association of Aegis to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers than are set forth in the Certificate of Incorporation and bylaws of the Company (in the case of the Certificate of Incorporation and bylaws of the Company) or Aegis (in the case of the articles of association of Aegis) as in effect on the date of the Transaction Agreement.

These provisions are intended to be in addition to the rights otherwise available to any indemnified person by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the indemnified persons, their heirs and their representatives.

Board of Directors and Management of the Combined Company

We expect that Mr. B. Rosenzweig will continue as an independent director, and Mr. Sengupta, Mr. Chakrabarty, Mr. Sharda and Mr. Rao will be appointed as directors designated by Aegis after the closing. While certain of the Company’s executive officers may be employed by the Combined Company following the completion of the Aegis Transactions, as of the date of this proxy statement, neither the Company nor the Aegis Stockholder have entered into any new employment agreements or amended or modified any existing employment agreements with any of the Company’s executive officers in connection with the Aegis Transactions. Following the closing of the Aegis Transactions, Mr. L. Rosenzweig is expected to serve as the Chief Executive Officer of the Company and Mr. Carlson is expected to continue with the Company in the role of Chief Innovation Officer. The terms and conditions of Mr. L. Rosenzweig's and Mr. Carlson's services have not yet been finalized.

Management Services Agreement

On March 1, 2018, Aegis and the Aegis Stockholder entered into a Management Services Agreement pursuant to which the Aegis Stockholder provides general assistance and management services and advice to Aegis in exchange for an annual management fee of $400,000 and reimbursement of reasonable expenses paid to the Aegis Stockholder by Aegis.

Golden Parachute Compensation

The table below sets forth for each of StarTek’s named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the Aegis Transactions and that will or may become payable to the executive officer either immediately at closing (i.e., on a “single trigger” basis) or on a qualifying termination of employment following, or prior to and in connection with, the Aegis Transactions (i.e., on a “double trigger” basis). StarTek stockholders are being asked to approve the Transaction-Related Compensation Proposal (see below under the section entitled “Proposal 5 - Transaction-Related Compensation” beginning on page 101). Because the vote to approve the Transaction-Related Compensation Proposal is advisory only, it will not be binding on StarTek. Accordingly, if the Aegis Issuance Proposal is adopted by our stockholders and the Aegis Transactions are completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table and above under the section above titled “—Interests of Directors and Officers in the Aegis Transactions” beginning on page 87.

The estimates in the table assume that the Aegis Transactions had become effective on May 1, 2018 and that the employment of each of the executive officers had been terminated by StarTek immediately after closing without “cause” or by the executive for “good reason” (see definitions under the section below entitled “Proposal 6—Employment Agreements—Summary of ‘Good Reason,’ ‘Cause’ and ‘Change of Control; in Employment Agreements and 2008 EIP” beginning on page 120).

	Cash ($)(1)	Equity ($) (2)	Pension/ NQDC ($)	Perquisites/ Benefits (3) ($)	Tax Reimbursement ($) (a)	Total ($)
Chad A. Carlson	1,545,000	188,177	0	20,539	0	1,753,716
Donald Norsworthy	608,250	496,484	0	15,420	0	1,120,154
Stephen C. White	250,000	451,500	0	13,693	0	715,193
Peter F. Martino	416,000	34,560	0	13,693	0	464,253
Jaymes D. Kirksey	370,800	30,077	0	0	0	400,877

(1)
The amounts in this column reflect the sum of (a) a lump sum payment in respect of a single trigger transaction bonus award payable to the executive officer upon the consummation of the Aegis Transactions and (b) a lump sum severance payment that the executive officer would be entitled to receive on a termination of employment by the Company without “cause” or by the executive for “good reason” upon, or within two years after, the closing of the Aegis Transactions, contingent upon compliance with non-compete and non-solicit covenants contained in the applicable employment agreement. Severance and other benefits payable to Mr. Carlson in connection with a change of control may be reduced if such benefits would be subject to taxation under Section 280G of the Internal Revenue Code to provide the greatest after-tax benefits. The following table breaks down the amounts referred to in clauses (a) and (b):

	Transaction Bonus Award ($)	Severance ($)	Total ($)
Chad A. Carlson	515,000	1,030,000	1,545,000
Donald Norsworthy	325,000	283,250	608,250
Stephen C. White	-	250,000	250,000
Peter F. Martino	156,000	260,000	416,000
Jaymes D. Kirksey	139,050	231,750	370,800

Severance and other benefits payable to Mr. Carlson in connection with a change of control may be reduced if such benefits would be subject to taxation under Section 280G of the Internal Revenue Code to provide the greatest after-tax benefits.

(2)
This amount represents the amount of the outstanding awards under the 2008 EIP that are not yet vested. 50% of the shares that were unvested will vest immediately before the closing of the Aegis Transactions (“single trigger”). The remaining 50% will vest, to the extent unvested, if within two years after the closing of the Aegis Transactions, the executive officer is involuntarily terminated other than for “cause” (“double trigger”) and, in such case, all options will remain exercisable for the remainder of the original option term. Stock options are valued at the excess of the price per share of the Company’s common stock over the applicable exercise price. For purposes of these calculations, because the Company’s stockholders will not receive a fixed price per share in respect of their common stock in connection with the Aegis Transactions, the

Company has (as required under Item 402(t) of Regulation S-K) used the average closing price per share over the five-business-day period following the first public announcement of the Aegis Transactions. All other stock options were either fully vested or had exercise prices below such average price.

The following table breaks down the "single trigger" and "double trigger" amounts described above.

	Single Trigger ($)	Double Trigger ($)	Total ($)
Chad A. Carlson	94,089	94,089	188,177
Donald Norsworthy	248,242	248,242	496,484
Stephen C. White	225,750	225,750	451,500
Peter F. Martino	17,280	17,280	34,560
Jaymes D. Kirksey	15,039	15,039	30,077

(3)
Represents the value of health insurance benefits for a period of twelve months (eighteen months for the Chief Executive Officer) that the executive officer would be entitled to receive on a termination of employment by the Company without “cause” or by the executive for “good reason” upon, or within two years after, the closing of the Aegis Transactions, contingent upon compliance with non-compete and non-solicit covenants contained in the applicable employment agreement.

Tax Consequences of the Aegis Transactions

Neither the Company nor its stockholders are expected to recognize federal income tax or gain as a result of the Aegis Transactions. However, as a result of the Aegis Transactions, the Company’s ability to use its net operating losses and certain other tax attributes generated prior to the Aegis Transactions will be subject to limitation.

Anticipated Accounting Treatment

The acquisition of Aegis by the Company will be accounted for under the purchase method of accounting as a reverse acquisition. Under this method of accounting, Aegis will be treated as having acquired the Company as of the date of the completion of the Aegis Transactions. The financial statements prepared after the completion of the merger will be a continuation of the financial statements of Aegis and will include the operations of the Company from the date of completion of the Aegis Transactions. The fair value of the Company’s assets and liabilities as of the consummation date of the Aegis Transactions will be consolidated with the balance sheet of Aegis. The purchase price will be allocated to the net assets of the Company based upon their estimated fair values as of the consummation date of the Aegis Transactions.

Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, will be recorded as goodwill and periodically evaluated for impairment. Financial statements issued after completion of the acquisition will reflect these values. Historical data published after the completion of the merger will be of Aegis and will not be restated retroactively to reflect the combined historical financial position or results of operations of the Company. Because the number of shares outstanding following the reverse acquisition will be significantly different from the number of shares outstanding prior to the reverse acquisition, the weighted average shares outstanding for purposes of presenting earnings per share on a comparative basis will be retroactively restated to the earliest period presented in order to reflect the effect of the recapitalization that will occur as a result of the reverse acquisition. For additional information please see the sections of this proxy statement entitled "StarTek Business and Other Information" and "Aegis Business and Other Information."

Vote Required for Approval

Approval of the issuance of the Transaction Shares pursuant to the Transaction Agreement requires the affirmative vote a majority of the votes cast, in person or by proxy. This means that abstentions will have the same effect as votes against the proposal. Broker non-votes will have no impact on the outcome of the vote.

Impact of Failure to Approve the Proposal

The Aegis Issuance Proposal is a condition to the closing of the Aegis Transactions and if it is not approved by stockholders of the Company, the Aegis Transactions could not be completed as the Company would not be permitted to issue the Transaction Shares to the Aegis Stockholder under the NYSE rules.

The Board recommends that stockholders vote FOR the approval of the issuance of the Transaction Shares pursuant to the Transaction Agreement.

PROPOSAL 2. (THE AMAZON ISSUANCE PROPOSAL)
APPROVAL OF THE AMAZON WARRANT SHARE ISSUANCE
Background Information
On January 23, 2018, the Company and Amazon entered into the Amazon Transaction Agreement, pursuant to which the Company issued to NV Investment, the Amazon Warrant to acquire up to 4,000,000 shares of common stock, subject to certain vesting events described below and adjustment in certain cases. The Company and Amazon entered into the Amazon Transaction Agreement in connection with existing commercial arrangements between the Company and Amazon under which Amazon and its affiliates have and may from time to time purchase services from the Company. The vesting of the Amazon Warrant is linked to gross revenues of the Company from Amazon or any of its affiliates in connection with the existing commercial arrangements. The Board believes that the transactions contemplated by the Amazon Warrant and the Amazon Transaction Agreement (together, the “Amazon Investment Documents”) help to align the Company's and Amazon's interests in the context of the parties' commercial relationship and will result in significant benefits to the Company and its stockholders over the long-term. As a result, the Board has approved the transactions contemplated by the Amazon Investment Documents and recommends that stockholders vote in favor of this proposal.
The Amazon Warrant Shares will vest based on Amazon's payment of up to $600 million to the Company in connection with Amazon's purchase of services from the Company. The first tranche of 425,532 Amazon Warrant Shares vested upon the execution of the Amazon Investment Documents. The remaining Amazon Warrant Shares will vest from time to time if and as certain revenue thresholds are met. The Amazon Warrant has an exercise price of $9.96 per share and is exercisable through January 23, 2026. The exercise price and the Amazon Warrant Shares issuable upon exercise of the Amazon Warrant are subject to customary anti-dilution adjustments.
The Amazon Warrant may, subject to the terms of the Amazon Warrant, be exercisable for up to 4,000,000 shares of common stock, representing approximately 24.7% of the 16,194,378 shares of common stock issued and outstanding on January 23, 2018. The issuance of the Amazon Warrant and the exercise thereof may result in NV Investment owning 20% or more of the common stock and voting power outstanding immediately prior to the Company entering into the Amazon Investment Documents (the “NYSE Share Limitation”). Accordingly, the Amazon Transaction Agreement provides that the exercise of the Amazon Warrant is initially limited to 3,222,681 Amazon Warrant Shares, subject to the applicable vesting requirements, consistent with the NYSE Share Limitation. The exercise of the other 777,319 Amazon Warrant Shares is subject to the approval of the Company’s stockholders, as required by the rules of the NYSE, in addition to the vesting requirements.
Pursuant to the Amazon Transaction Agreement, the Company is required to seek stockholder approval of the issuance of Amazon Warrant Shares in excess of the 3,222,681 shares that may be issued without stockholder approval in compliance with the NYSE Share Limitation. In the event such approval is not obtained at the Annual Meeting, the Company is required at the request of Amazon to seek such approval at a meeting of the stockholders at least once in each twelve-month period thereafter until such approval is obtained or the Amazon Warrant is no longer outstanding.
The Amazon Transaction Agreement and the Amazon Warrant are attached as exhibits to the Company's quarterly report on Form 10-Q filed with the SEC on May 8, 2018.
The Amazon Investment Documents
The following is a summary of the key terms of the Amazon Investment Documents:
Amazon Transaction Agreement
The Amazon Transaction Agreement sets forth certain governance arrangements and provisions relating to Amazon's equity interest in the Company.
The Amazon Transaction Agreement includes customary representations and warranties of the Company, including representations and warranties relating to the following:

•	the organization and authority of the Company;

•	the Company's capital structure;

•	the due authorization and enforceability of the Amazon Warrant, the Amazon Transaction Agreement and any other applicable agreements with Amazon;

•	the valid issuance of the Amazon Warrant Shares upon the exercise of the Amazon Warrant;

•	the absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws;

•	required regulatory filings and approvals of governmental entities;

•	documents filed with the SEC and financial statements;

•	internal controls and disclosure controls and procedures;

•	the absence of a material adverse effect;

•	the absence of certain litigation and liabilities;

•	the inapplicability of anti-takeover statutes or provisions in the Company's organizational documents;

•	the disclosure of related party transactions;

•	compliance with the Foreign Corrupt Practices Act and other applicable anti-bribery, anti-corruption and anti-money laundering rules; and

•	the absence of broker's fees payable in connection with the transactions.

The Amazon Transaction Agreement includes customary representations and warranties of Amazon, including those relating to the organization and authority of Amazon, the due authorization and enforceability of the agreements with the Company, the absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws, required regulatory filings and approvals of governmental entities, Amazon's lack of ownership of our common stock or securities representing rights to acquire our common stock and the absence of broker's fees payable in connection with the transactions.
The Amazon Transaction Agreement includes customary covenants and agreements between the Company and Amazon, including, but not limited to, covenants relating to:

•	the Company not taking any action that would cause the transactions to be subject to anti-takeover provisions or any stockholder rights plan;

•	the efforts required by the parties to obtain any required regulatory approvals;

•	cooperation between the Company and Amazon in connection with public announcements;

•	unless otherwise provided, the responsibility of each party to bear and pay costs and expenses incurred by it in connection with the transactions;

•	the tax treatment of the issuance of the Amazon Warrant; and

•	compliance with applicable securities laws.

The Amazon Transaction Agreement requires that the Company seek stockholder approval of the issuance of the Excess Amazon Warrant Shares at the Annual Meeting. The Company has agreed to use its reasonable best efforts to obtain stockholder approval of the issuance of the Excess Amazon Warrant Shares at the Annual Meeting.

The Amazon Transaction Agreement contains certain restrictions on Amazon's ability to transfer the Amazon Warrant and the Amazon Warrant Shares. Other than Permitted Transfers (as defined below), Amazon may not transfer (i) the Amazon Warrant, (ii) any Amazon Warrant Shares to a person that owns more than 10% of the outstanding common stock (other than transfers of Amazon Warrant Shares in an open market sale of common stock or pursuant to an underwritten offering), or (iii) Amazon Warrant Shares that represent greater than 10% of the outstanding common stock in a single transaction (other than transfers of Amazon Warrant Shares in an open market sale of common stock or pursuant to an underwritten offering). For purposes of the Amazon Transaction Agreement, the term "Permitted Transfer" means transfers: (1) to a wholly owned subsidiary that executes a joinder to the Amazon Transaction Agreement; (2) in connection with certain acquisition transactions approved by the Board, (3) required by or reasonably necessary in order for Amazon to obtain governmental approval for an acquisition, (4) required under applicable law or (5) with respect to which the Company has consented.

The Amazon Transaction Agreement contains certain customary standstill restrictions that remain in effect during the period from the execution of the Amazon Transaction Agreement until such time as Amazon and its affiliates beneficially own less than ten percent (10%) of the outstanding shares of common stock (the “Standstill Period”). Among other things, the standstill restrictions prohibit Amazon, during the Standstill Period, from:

•
acquiring equity securities, derivative instruments, or debt securities of the Company other than (i) the Amazon Warrant Shares acquired in accordance with the Amazon Transaction Agreement, (ii) securities acquired as a result of a stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving equity securities of the Company or (iii) securities acquired by a transfer of the Amazon Warrant to Amazon or a wholly owned subsidiary of Amazon;

•	engaging in a proxy solicitation with respect to the Company;

•	calling or seeking to call a meeting of Company stockholders or initiating any stockholder proposal;

•	nominating or seeking to nominate any person to the Board;

•	depositing voting securities of the Company into a voting trust or entering into a voting agreement or granting a proxy to any other person;

•
announcing, entering into, or proposing a merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries other than as set forth in the Amazon Transaction Agreement;

•	either alone or in concert with others, seeking to control or influence the management or the policies of the Company;

•	taking actions that would reasonably be expected to make public disclosure of any of the events listed above;

•	advising or knowingly assisting or encouraging or entering into any discussions, negotiations or arrangements with any other persons in connection with the foregoing;

•	forming, joining or in any way participating in a group (other than a group consisting solely of Amazon and/or any of its affiliates) with respect to any voting securities of the Company; or

•	publicly disclosing any intention, plan or proposal with respect to any of the foregoing.

Notwithstanding any of the standstill restrictions, Amazon is not prohibited from making confidential proposals to the Company or the Board regarding an acquisition of the Company. In addition, the standstill restrictions terminate upon the public announcement by the Company that it has entered into a definitive agreement regarding specified business combination transactions involving the Company or upon the commencement of certain tender or exchange offers.

During the Standstill Period, Amazon and its affiliates may vote their shares of common stock for which they are entitled to vote, up to 19.9% of the Company's outstanding shares of common stock, in their sole and absolute discretion, provided that Amazon and its affiliates are required to vote all of their shares of common stock for which they are entitled to vote in excess of 19.9% of the Company's outstanding shares of common stock in accordance with the recommendation of the Board. Amazon has granted the Company, including our Chief Executive Officer and Chairman of the Board, a proxy to vote its shares of common stock in the manner described above. The proxy is irrevocable during the term of the Amazon Transaction Agreement.

The Amazon Transaction Agreement requires that Amazon provide the Company with a valuation of the Amazon Warrant for tax purposes within 90 days after the Amazon Warrant is issued, which valuation shall account for the vesting provisions and any other relevant economic assumptions or inputs and shall be binding on the Company and Amazon. The Amazon Transaction Agreement requires that the Company and Amazon treat the issuance of the Amazon Warrant (i) as a closed, taxable transaction occurring on the date of the Amazon Warrant issuance, rather than as an open transaction, for U.S. tax purposes, and (ii) not as a transaction in connection with the performance of services within the meaning of Section 83 of the Code. Pursuant to the Amazon Transaction Agreement, neither the Company nor Amazon may take any position for tax purposes that is inconsistent with the foregoing, unless required by applicable law.

The Amazon Transaction Agreement obligates both the Company and Amazon, as promptly as reasonably practicable after written notice from Amazon, to file the appropriate notices and take such action as may be required to comply with the HSR Act.

The Amazon Transaction Agreement also contains certain registration right provisions. Under the Amazon Transaction Agreement, Amazon has up to four (4) demand registration rights, in addition to shelf registration rights and piggyback registration rights.

The Amazon Transaction Agreement may be terminated with the consent of both parties, or by Amazon unilaterally in the event that (1) clearance under the HSR Act (if required) is not obtained within six months of filing or (2) stockholder approval of the issuance of the Excess Amazon Warrant Shares is not obtained at the Annual Meeting. If Amazon elects to terminate the Amazon Transaction Agreement as a result of the failure of the stockholders to approve the issuance of the Excess Amazon Warrant Shares at the Annual Meeting, Amazon must give prior written notice of such termination not later than the 90th day after the date of the Annual Meeting (or the date to which such Annual Meeting is postponed or adjourned). In the event of the termination of the Amazon Transaction Agreement, Amazon would retain the Amazon Warrant, which would be exercisable with respect to all Amazon Warrant Shares vested as of such time, and no further Amazon Warrant Shares would vest.

Amazon Warrant

Pursuant to the Amazon Transaction Agreement, on January 23, 2018, the Company issued the Amazon Warrant to NV Investment. If fully vested, the Amazon Warrant is exercisable for up to 4,000,000 shares of common stock, subject to adjustment in certain cases. The Amazon Warrant Shares will vest based on Amazon's payment of up to $600 million to the Company in connection with Amazon's receipt of commercial services from the Company. The first tranche of 425,532 Amazon Warrant Shares vested upon the execution of the Amazon Investment Documents. The remaining Amazon Warrant Shares will vest from time to time if and as the revenue thresholds are met over the life of the Amazon Warrant. The Amazon Warrant has an exercise price of $9.96 per share and is exercisable through January 23, 2026.

The Amazon Warrant may be exercised by payment of the exercise price in cash or, without payment of cash, by reducing the number of Amazon Warrant Shares obtainable upon the exercise of Amazon Warrant so as to yield a number of Amazon Warrant Shares obtainable upon such exercise equal to the product of (x) the number of Amazon Warrant Shares otherwise issuable upon such exercise (either in full or in part) and (y) a fraction, the numerator of which is the excess of the 30-Day VWAP immediately preceding the exercise date over the exercise price, and the denominator of which is the 30-Day VWAP immediately preceding such exercise date.

The Amazon Warrant is subject to restrictions on transfer as provided in the Amazon Transaction Agreement. Subject to certain exceptions, the exercise price and the number of Amazon Warrant Shares issuable upon exercise of the Amazon Warrant are subject to adjustment as a result of stock splits, reclassifications or combinations involving common stock or the issuance of shares of common stock or other securities or rights exercisable or convertible into or exchangeable for shares of common stock, without consideration or at a consideration per share (or having a conversion price per share) that is less than the exercise price for the Amazon Warrant Shares. Subject to certain exceptions, the exercise price and the number of Amazon Warrant Shares issuable upon exercise of the Amazon Warrant are also subject to adjustment in connection with dividends or other distributions by the Company on shares of common stock and repurchases by the Company of outstanding common stock.

Except with respect to an Excluded Transaction (as defined below), upon the consummation of Change of Control Transaction (as defined below), the Amazon Warrant will automatically vest in full and become non-forfeitable. A "Change of Control Transaction" is defined generally as (a) a transaction in which a person or group becomes the beneficial owner, directly or indirectly, of 40% or more of the outstanding equity interests of the Company; (b) with certain exceptions, a transaction in which the stockholders immediately prior to such transaction cease to beneficially own, directly or indirectly, at least 60% of the outstanding equity of the Company; (c) a Business Combination (as defined below) as a result of which at least 40% ownership of the Company is transferred to another person or group; (d) individuals who constitute the Continuing Directors (as defined below) of the Company, taken together, ceasing for any reason to constitute at least a majority of the Board; (e) any sale, lease, exchange, license, transfer or disposition of 40% or more of the consolidated assets, business, revenues, net income, or deposits of the Company; or (f) any action, transaction or series of related transactions as a result of which the common stock is no longer traded on the NYSE or, unless otherwise agreed in writing by Amazon and the Company the Public Float (as defined below) of the Company constitutes less than 40% of the outstanding common stock. A "Business Combination" is defined as a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction involving the Company. "Continuing Directors" are defined as the directors of the Company as of the date of the Amazon Warrant issuance and each other director, if, in each case, such other director's nomination for election to the Board is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Nominating and Governance Committee of the Board who are Continuing Directors. “Public Float” is defined generally as the outstanding common stock beneficially owned by stockholders of the Company other than (a) any person or group that beneficially owns more than 10% of the outstanding common stock, (b) directors and executive officers and (c) other affiliates of the Company, with shares underlying stock options and other equity awards issued to directors or executive officers excluded unless and until such options or other equity awards are exercised or settled; provided, however, that the common stock beneficially owned by any stockholder of the Company in excess of 10% of the outstanding common stock who continues to own in excess of 10% of the outstanding common stock as of the date of the Amazon Investment Documents shall be included in the definition of Public Float for so long as such stockholder does not increase such stockholder’s beneficial ownership of common stock through the acquisition of additional equity interests in the Company from or after the date of the Amazon Investment Documents in an aggregate amount that exceeds 2% of all outstanding common stock.

Notwithstanding the foregoing, an Excluded Transaction (as defined below) will not constitute a Change of Control Transaction or result in the accelerated vesting of the Amazon Warrant. “Excluded Transaction” is defined generally as a single transaction, series of related transactions, a Business Combination or other negotiated transaction approved by the Board and occurring on or prior to July 23, 2018 (i.e., during the first six months following January 23, 2018, the date of the Amazon Transaction Agreement) where (a) the stockholders of the Company immediately prior to such transaction continue to hold not less than 40% of the fully diluted common stock after the consummation of such transaction, (b) the common stock continues to be traded on the NYSE and (c) unless otherwise agreed in writing by Amazon and the Company, the Public Float remains no less than 40% of the outstanding common stock (the foregoing being collectively referred to as the “Excluded Transaction Conditions”). If following an Excluded Transaction there occurs any subsequent event or transaction as a result of which the Excluded Transaction Conditions are no longer met, such subsequent event or transaction will constitute a Change of Control Transaction. The Aegis Transactions as structured are intended to constitute an Excluded Transaction. However, if the Aegis Transactions were to close after July 23, 2018 and Amazon does not agree to extend such date, then the Aegis Transaction would constitute a Change of Control Transaction and consummation of the Aegis Transactions would result in the accelerated vesting of the Amazon Warrant.

NV Investment is prohibited from exercising any portion of the Amazon Warrant to the extent that, as a result of any such exercise, NV Investment would beneficially own more than 4.999% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such portion of the Amazon Warrant. The terms of the Amazon Warrant provide that this 4.999% beneficial ownership limitation may be increased by the holder thereof upon written notice to the Company, which notice will not be effective until the 61st day after such notice is given.

Summary of the Proposal

The Board is seeking approval of the issuance of the Excess Amazon Warrant Shares in order to comply with Section 312.03(c) of the NYSE Listed Company Manual and recommends that the stockholders approve the issuance of the Excess Amazon Warrant Shares. As a company listed on the NYSE, the Company is subject to Section 312.03(c) of the NYSE Listed Company Manual, which requires stockholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in a transaction other than a public offering or a bona fide private financing for cash in an amount that equals or exceeds 20% of the common stock or voting power outstanding immediately prior to such issuance. As described above, the issuance of the Amazon Warrant Shares subject to the Amazon Warrant may result in Amazon owning more than 20% of the shares of common stock outstanding immediately prior to the Company's entry into the Amazon Investment Documents, and accordingly stockholder approval for the issuance of the Excess Amazon Warrant Shares is required.

Vote Required for Approval

Approval of the issuance of the Excess Amazon Warrant Shares requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy. Under applicable NYSE rules, abstentions will be deemed votes cast and will have the same effect as votes against the proposal. Broker non-votes will not be counted as votes cast and therefore will have no impact on the outcome of the vote.

Impact of Failure to Approve the Proposal

If the issuance of the Excess Amazon Warrant Shares is not approved by stockholders, then the Amazon Warrant will be exercisable for, and the Company will be permitted to issue, only up to 3,222,681 Amazon Warrant Shares, representing 19.9% of the outstanding shares of common stock as of the close of business on January 23, 2018. The Company will not have authority to issue more than 3,222,681 Amazon Warrant Shares until such time, if any, as the stockholders approve the issuance of the Excess Amazon Warrant Shares. As set forth above, the Company has agreed to use its reasonable best efforts to obtain stockholder approval for the issuance of the Excess Amazon Warrant Shares including, but not limited to (a) recommending that stockholders vote in favor of this proposal, (b) soliciting proxies in favor of this proposal, (c) obtaining commitments from directors and executive officers to vote in favor of this proposal and (d) at the request of Amazon, resubmitting this proposal to stockholders at least once every 12 months until approved.

If the stockholders do not approve the issuance of the Excess Amazon Warrant Shares, Amazon will have the right to terminate the Amazon Transaction Agreement as described above, in which case Amazon would retain the Amazon Warrant, which would be exercisable with respect to all Amazon Warrant Shares vested as such time, and no further Amazon Warrant Shares would vest.

If the stockholders do not approve the issuance of the Excess Amazon Warrant Shares and Amazon does not exercise its right to terminate the Amazon Transaction Agreement, payments made by Amazon and its affiliates to the Company under the existing commercial agreements may result in the vesting of all 4,000,000 Amazon Warrant Shares but the Company will be permitted to issue no more than 3,222,681 Amazon Warrant Shares until such time, if any, as the stockholders approve the issuance of the Excess Amazon Warrant Shares.

The Board recommends that stockholders vote FOR the approval of the Amazon Warrant Share issuance.

PROPOSAL 3. (THE AUTHORIZED SHARES PROPOSAL)

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Summary

Article IV of the Company’s Certificate of Incorporation currently authorizes the Company to issue 32,000,000 shares of common stock. The Board has approved and recommends that stockholders of the Company approve an amendment to Article IV of the Company’s Certificate of Incorporation (the “Authorized Capital Charter Amendment”) to increase the number of authorized shares of common stock from 32,000,000 to 60,000,000. The Authorized Capital Charter Amendment is set forth as Annex F to this proxy statement.

As of May 1, 2018, the Company has 16,216,297 shares of common stock issued and outstanding, 52,026 shares of common stock reserved for issuance under the StarTek, Inc. Employee Stock Purchase Plan (“ESPP”), 215,726 shares of common stock reserved for issuance under the Company’s other stock incentive or equity-related plans, other than the ESPP, and 4,000,000 shares of common stock reserved for issuance with respect to the Amazon Warrant. Pursuant to the Transaction Agreement, the Company has agreed to issue 20,600,000 shares of common stock to the Aegis Stockholder as consideration for the purchase of Aegis and to issue an additional 833,333 shares of common stock to the Aegis Stockholder at a cash price of $12.00 per share, or $10,000,000 in the aggregate. The number of shares of common stock to be issued to the Aegis Stockholder is subject to adjustment based on the relative net debt of the parties as of the closing. Because the Company currently has insufficient authorized but unissued shares of common stock to complete the Aegis Transactions, the obligations of the Company and the Aegis Stockholder to close the Aegis Transactions are conditioned, among other things, on the approval of the Authorized Shares Proposal and the filing of the Authorized Capital Charter Amendment in accordance with the DGCL. See “Proposal 1—Description of the Transaction Agreement—Conditions to the Closing of the Aegis Transactions”.

The Board believes it is in the best interest of the Company to increase the authorized shares of common stock to enable the Company to complete the Aegis Transactions. In addition, following the completion of the Aegis Transactions, the Board believes it is in the best interest of the Company to have a sufficient number of authorized shares of common stock to give the Company flexibility in considering and planning for future corporate needs, including, but not limited to financings, compensation plans, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions. The Board believes that having a sufficient number of authorized shares of our common stock allows the Company to engage in strategic activities without using the Company’s cash and provides flexibility to raise cash to carry out the Company’s overall strategy. Accordingly, in addition to enabling the Company to complete the Aegis Transactions, the Authorized Capital Charter Amendment is intended to facilitate future financings, compensation plans, strategic transactions and other general corporate transactions from time to time as the Board may approve. Unless required by applicable law or stock exchange rules, no further vote of the holders of common stock will be required for such future issuances.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock the Company now has authorized. The Authorized Capital Charter Amendment will not affect the relative rights of current holders of our common stock.

Insofar as the Company will be controlled by the Aegis Stockholder following the closing of the Aegis Transactions, the Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, at such future time, if any, as the Company no longer has a controlling stockholder, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

Vote Required for Approval

Approval of the Authorized Capital Charter Amendment requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock as of the record date. This means that abstentions and broker non-votes will have the same effect as votes against this proposal.

Impact of Failure to Approve the Proposal

The Authorized Capital Charter Amendment is a condition to the closing of the Aegis Transactions and if it is not approved by stockholders of the Company, the Aegis Transactions could not be completed as the Company would not have sufficient authorized shares of common stock to allow for the Aegis Issuance.

The Board recommends that stockholders vote FOR the approval of the Authorized Capital Charter Amendment.

PROPOSAL 4. (THE CORPORATE OPPORTUNITY PROPOSAL)
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO RENOUNCE THE COMPANY’S EXPECTATION OF CORPORATE OPPORTUNITY

General
Following the closing of the Aegis Transactions and for so long as the Aegis Stockholder and its affiliates continue to own common stock in excess of specified levels, the Aegis Stockholder will have the ability to designate members of our Board (the “Aegis Designated Directors”). The Aegis Designated Directors may be executives or employees of, or have other relationships with, the Aegis Stockholder, Aegis and their respective affiliates. The Aegis Stockholder is a private equity fund manager that invests in buyouts and control investments across a variety of industry sectors, including Telecom and Technology, Consumer, Services and Healthcare. As such, the Aegis Designated Directors may from time to time be presented with corporate opportunities of potential interest to both the Company and other entities with respect to which such Aegis Designated Directors serve as directors, officers, partners, members, managers, representatives, agents, advisors, fiduciaries or employees, including the Aegis Stockholder, Aegis and their respective affiliates. In recognition of the foregoing, the Board has approved and recommends that the stockholders of the Company approve an amendment to the Company’s Certificate of Incorporation (the “Corporate Opportunity Charter Amendment”) that would have the effect of renouncing the Company’s expectancy regarding certain corporate opportunities presented to the Aegis Designated Directors (the “Corporate Opportunity Waiver”). Because the Company’s Certificate of Incorporation does not currently address the renouncement of corporate opportunities, the Corporate Opportunity Charter Amendment would add a new Article X to the Company’s Certificate of Incorporation to enact the Corporate Opportunity Waiver. The Corporate Opportunity Charter Amendment is not, however, a condition to the closing of the Aegis Transactions. The Corporate Opportunity Charter Amendment is set forth as Annex G to this proxy statement.
Directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose to the corporation opportunities that are related to its business and are prohibited from pursuing those opportunities unless such corporation determines that it is not going to pursue them. Section 122(17) of the DGCL expressly permits a Delaware corporation, such as the Company, to renounce in its Certificate of Incorporation or by action of its board of directors any interest or expectancy of the corporation in certain opportunities. The proposed Corporate Opportunity Waiver would, in part, renounce the Company’s right to certain corporate opportunities in order to more clearly delineate the responsibilities of Aegis Designated Directors with respect to corporate opportunities of which they may become aware. In particular, the Corporate Opportunity Charter Amendment provides that in the event an Aegis Designated Director acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, the Company will have no interest or expectancy in being offered such corporate opportunity, and the Company renounces any such interest or expectancy to the fullest extent permitted by law. However, the Company does not renounce any interest or expectancy in a corporate opportunity presented to an Aegis Designated Director if the opportunity is presented to the Aegis Designated Director solely in his or her capacity as a director of the Company.

Vote Required for Approval

Approval of the Corporate Opportunity Charter Amendment requires an affirmative vote of holders of at least a majority of the outstanding shares of common stock as of the record date. This means that abstentions and broker non-votes will have the same effect as votes against this proposal.

The Board recommends that stockholders vote FOR the approval of the Corporate Opportunity Charter Amendment.

PROPOSAL 5. (THE TRANSACTION-RELATED COMPENSATION PROPOSAL)
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE AEGIS TRANSACTIONS
General

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the payment of certain compensation to the Company’s named executive officers that is based on or otherwise relates to the Aegis Transactions. This proposal gives the Company’s stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers will or may be entitled to receive from the Company (or, following the Aegis Transactions, Combined Company) that is based on or otherwise relates to the Aegis Transactions. This compensation is summarized in the table (including the footnotes to the table) under “Proposal 1—Golden Parachute Compensation” beginning on page 89.

The Board encourages you to review carefully the named executive officer transaction-related compensation information disclosed in this proxy statement. The Board unanimously recommends that the Company’s stockholders approve the following resolution:

“RESOLVED, that the stockholders of StarTek, Inc. hereby approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Aegis Transactions, as disclosed pursuant to Item 402(t) of Regulation S-K in the table set forth under “Proposal 1—Golden Parachute Compensation” and the related footnotes and narrative disclosures.”

The vote on the Transaction-Related Compensation Proposal is a vote separate and apart from the vote on the Aegis Issuance Proposal and the Authorized Shares Proposal. Accordingly, you may vote to approve the Aegis Issuance Proposal and the Authorized Shares Proposal and vote not to approve the Transaction-Related Compensation Proposal and vice versa. Because the vote on the Transaction-Related Compensation Proposal is advisory only, it will not be binding on the Company. Therefore, if the Aegis Issuance Proposal and the Authorized Shares Proposal are approved and the Aegis Transactions are completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting and entitled to vote on the proposal will be required to approve the Transaction-Related Compensation Proposal. Broker non-votes will have no effect on the outcome of the Transaction-Related Compensation Proposal. If you mark your proxy or voting instructions to abstain, it will have the effect of a vote against the Transaction-Related Compensation Proposal.

The Board unanimously recommends that you vote FOR the compensation that will or may become payable to the Company’s named executive officers in connection with the Aegis Transactions.

PROPOSAL 6. (THE DIRECTOR ELECTION PROPOSAL)

ELECTION OF DIRECTORS

Our bylaws provide that our Board must consist of at least one but no more than nine directors. Each director serves a one-year term (and until his or her successor is elected and qualified or until such director's earlier death, resignation, disqualification or removal). At the Annual Meeting, our stockholders will elect five directors to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

The Board, upon recommendation of the Governance and Nominating Committee, has nominated existing directors Mr. Chad A. Carlson, Mr. Jack D. Plating, Mr. Benjamin L. Rosenzweig, Mr. Robert Sheft and Dr. Ed Zschau for re-election to serve as directors until their terms expire in 2019. The names of the nominees, their principal occupations, the years in which they became directors and certain other biographical information is set forth below. In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur. Upon consummation of the Aegis Transaction, the Aegis Stockholder will have the authority to designate a majority of the directors of the Board. After the Aegis Transactions, the new Board is expected to have a total of nine directors, which will consist of six directors designated by the Aegis Stockholder and three independent directors designated by the Company as described further in the sections entitled “Proposal 1—Stockholder Agreement.” and “Board of Directors and Management After the Aegis Transactions.”

We expect that Mr. B. Rosenzweig will continue as an independent director after the closing. The additional independent directors and an additional director designated by the Aegis Stockholder have not yet been determined. Mr. Sengupta, Mr. Chakrabarty, Mr. Sharda and Mr. Rao will be appointed as directors designated by the Aegis Stockholder. Assuming that the Aegis Issuance Proposal and the Authorized Shares Proposal are approved and the other closing conditions in the Transaction Agreement are met, we expect the closing of the Aegis Transactions to occur shortly after the Annual Meeting. In that case, Mr. Carlson, Mr. Plating and Mr. Sheft are expected to resign as directors at the closing notwithstanding their re-election to the Board at the Annual Meeting. For more information regarding the director designees of the Aegis Stockholder and management of the Company following the closing, see the section entitled “Proposal 6 - The Director Election Proposal” and “Board of Directors and Management After the Aegis Transactions.”

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee and the Board considered the information in the individual biographies set forth below as well as the record of service to the Company of each director nominated for re-election.

Biographical information and qualifications regarding the Board nominees seeking election is as follows:

Chad A. Carlson Director since 2011 Age 52
Mr. Carlson has served as our President and Chief Executive Officer since June 2011, prior to which he served as our Executive Vice President and Chief Operating Officer from June 2010 to June 2011. Previously, Mr. Carlson served as Executive Vice President of Global Operations at Sitel, a global business process outsourcing company. From 2007 to 2008, Mr. Carlson served as Chief Operating Officer of the Americas and Asia Pacific operations for Sitel and from 2003 to 2007 he served in the same role for ClientLogic, a global business process outsourcing company, prior to its acquisition of Sitel. Mr. Carlson has over fifteen years of experience in the business process outsourcing industry, serving in a variety of roles. Mr. Carlson received his B. S. in Business Logistics from Pennsylvania State University.

The Board believes that Mr. Carlson’s strong business background as an operational leader in the business process outsourcing industry is valuable to his service on the Board. The Board also considered his strong leadership and team building skills demonstrated during his tenure as Chief Executive Officer of our Company.

Jack D. Plating Director since 2011 Age 65 Chairman of the Compensation Committee Member of the Audit Committee Member of the Governance and Nominating Committee
Mr. Plating served as Executive Vice President and Chief Operating Officer (COO) of Verizon Wireless (NYSE: VZ), a leading wireless service provider, from 2007 through 2009. Mr. Plating oversaw Verizon Wireless’ nationwide sales and customer service operations, product development and marketing. Prior to serving as the Executive Vice President and COO of Verizon Wireless, Mr. Plating served as the President of Verizon Wireless’s South Area from 2000 through 2007. From 1989 to 2000, Mr. Plating held several executive management positions with Bell Atlantic Mobile, one of Verizon Wireless’ predecessor companies, including as the company’s Executive Vice President and COO. Prior to Bell Atlantic Mobile, Mr. Plating held various other management positions within the telecommunications industry, including with Digital Paging Systems, A+ Communications, Metro Mobile CTS and Motorola Communications and Electronics. Mr. Plating holds a B.S. in Business Administration and Marketing from the University of Arkansas.

The Board believes that Mr. Plating’s experience in the telecommunications industry and his experience overseeing customer service operations brings valuable experience to the Board and assists the Company with its global growth and operational improvement initiatives. The Board also believes Mr. Plating’s extensive leadership experience in senior management positions brings valuable expertise to the Board.

Benjamin L. Rosenzweig Director since 2011 Age 33 Chairman of the Audit Committee Member of the Governance and Nominating Committee
Mr. B. Rosenzweig is currently a Partner at Privet Fund Management LLC. Prior to joining Privet in September 2008, Mr. B. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. He has considerable financial expertise, including extensive involvement with capital market transactions and turnaround situations. Mr. B. Rosenzweig graduated Magna Cum Laude from Emory University with a Bachelor of Business Administration degree in Finance and a second major in Economics. Mr. B. Rosenzweig is currently a director of PFSweb, Inc. (NASDAQ: PFSW), Potbelly Corp. (NASDAQ: PBPB) and Hardinge, Inc. (NASDAQ:HDNG) and formerly served on the Board of Directors of RELM, Wireless Corporation (NYSE MKT: RWC).

The Board believes that Mr. B. Rosenzweig’s experience, background and financial expertise, including extensive involvement with capital markets transactions and turnaround situations, allows Mr. B. Rosenzweig to bring valuable expertise to the Board.

Robert Sheft Director since 2011 Age 57 Chairman of the Governance and Nominating Committee Member of the Compensation Committee
Mr. Sheft is currently the Chairman and CEO of Installation Made Easy, Inc., an innovative home improvement company offering shop-at-home services for a broad offering of home improvement products on behalf of retailers nationwide, a position he has held since August 2012. Mr. Sheft also currently serves as a senior advisor at Roark Capital Group, a private equity firm based in Atlanta, which he joined in August 2012. Mr. Sheft was the Founder, President and Chief Executive Officer of Simply Floored LLC, an innovative home improvement company offering shop-at-home services for flooring and insulation, from its founding in 2004 until August 2012. Prior to starting Simply Floored in 2004, Mr. Sheft was the Founder, President and Chief Executive Officer of RMA Home Services, Inc. (“RMA”), from 1997 until its acquisition by The Home Depot in December 2003. Mr. Sheft built RMA into one of the largest providers of installed siding and window services in the country, with revenues of more than $200 million, customers in more than 1,000 Home Depot stores nationwide, and 1,200 associates operating out of 22 branch offices and a support center in Atlanta. Prior to founding RMA, Mr. Sheft served for five years as a Managing Director of merchant banking at First Southwest. He began his career as an attorney in the mergers and acquisitions practice of Skadden, Arps, Slate, Meagher & Flom LLP. From 2006 until 2008, Mr. Sheft served on the board of Marathon Acquisition Corp., a special purpose acquisition company. Mr. Sheft graduated Magna Cum Laude with a Bachelor of Science in Finance from the University of Pennsylvania’s Wharton School and as a James Kent Scholar from the Columbia University School of Law.

The Board believes that Mr. Sheft’s experience, background and financial expertise, including extensive experience founding, developing and managing companies, allows Mr. Sheft to bring valuable expertise to the Board. In particular, his mergers and acquisitions and legal experience provide the Board with sound advice regarding business development and strategic growth opportunities and corporate governance matters.

Dr. Ed Zschau Director since 1997 Age 78 Chairman of the Board Member of the Audit Committee Member of the Compensation Committee Member of the Governance and Nominating Committee
Dr. Zschau retired as Visiting Lecturer with rank of Professor in the Department of Electrical Engineering at Princeton University in June 2013, a position he held since 2000. However, he continues to serve as a Senior Research Specialist at Princeton and also served as a Lecturer in Engineering at the California Institute of Technology from April through June 2017. Additionally, he has served as a Lecturer in Engineering at the University of Nevada, Reno from September, 2015 to the present. Prior to joining the Princeton faculty, he was a Professor of Management at Harvard Business School from September 1997 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division. Earlier in his career, he was Founder and CEO of System Industries, Inc. which became a public company in 1980. From 1999 to 2007, Dr. Zschau was a director of the Reader’s Digest Association, Inc., a publicly traded company at the time, and he chaired its Finance Committee. Dr. Zschau is a graduate of Princeton University and received his M.B.A., M.S., and Ph.D. degrees from Stanford University.

The Board believes that Dr. Zschau’s experience in building a technology company, leading a major division of a large multinational corporation, and teaching in the areas of business and technology at world-class universities brings valuable insight to all significant aspects of our business and to leading our Board as our Chairman. The Board also considers Dr. Zschau to be a financial expert because of his experience as a public company CEO, an IBM division General Manager, and as a professor at Harvard Business School teaching courses in managerial economics and entrepreneurial finance. With twenty-one years on our Board, Dr. Zschau is our longest serving director and has developed a deep knowledge of our business. His long history with our Company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Chairman.

CORPORATE GOVERNANCE

The Board

The Board is comprised of Mr. Chad A. Carlson, Mr. Jack D. Plating, Mr. Benjamin L. Rosenzweig, Mr. Robert Sheft and Dr. Ed Zschau. During 2017, the Board held fourteen meetings, our Audit Committee met four times, our Compensation Committee met three times and our Governance and Nominating Committee met once. Each director attended at least 75% of the meetings of the Board and the committees on which they serve. We do not require that our directors attend our annual meetings of stockholders; however, all of our directors attended the 2017 Annual Meeting.

The Board has nominated all incumbent directors to stand for re-election to the Board.

Our Board has determined that each of Mr. Plating, Mr. B. Rosenzweig, Mr. Sheft and Dr. Zschau are “independent” under the NYSE's listing rules. None of these directors has any relationship or has been party to any transactions that the Board believes could impair the independent judgment of these directors in considering matters relating to us.

Leadership Structure of our Board

Dr. Zschau has served as our non-executive Chairman since May 2006. We have maintained a leadership structure since that time with the non-executive Chairman separate from the Chief Executive Officer, although the Board has no formal policy with respect to the separation of such offices. The independent directors meet regularly without Management present, and Dr. Zschau, our Chairman, presides at these meetings.

Our Board believes that it is the proper responsibility of the Board to determine who should serve as Chairman and/or Chief Executive Officer and whether the offices should be combined or separated. The Board members have considerable experience and knowledge about the challenges and opportunities we face. The Board, therefore, is in the best position to evaluate our current and future needs and to judge how the capabilities of our directors and Management from time to time can be most effectively organized to meet those needs. The Board believes that the separate offices of the Chairman and Chief Executive Officer currently function well and is the optimal leadership structure for us. While the Board may combine these offices in the future if it considers such a combination to be in our best interests, it currently intends to retain this structure.

The Board has three standing committees: the Audit Committee, Compensation Committee and Governance and Nominating Committee, as described below. The charters for our Audit Committee, Compensation Committee and Governance and Nominating Committee are available on the Behind STARTEK - Investors - Corporate Governance page on our website at www.startek.com.

Audit Committee

Our Board has an Audit Committee that assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls. The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are Mr. B. Rosenzweig (Chairman of the Audit Committee), Mr. Plating and Dr. Zschau, each of whom is an “independent director” as defined by the NYSE’s listing rules and is financially literate. Our Board has determined that Dr. Zschau qualifies as an “audit committee financial expert” under SEC rules.

Compensation Committee

Our Board also has a Compensation Committee, which reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our executive officers. In addition, the committee is responsible for oversight of our equity incentive plans. The members of the Compensation Committee are Mr. Plating (Chairman of the Compensation Committee), Mr. Sheft, and Dr. Zschau, each of whom is an “independent director” as defined by the NYSE’s listing rules.

Governance and Nominating Committee

The Governance and Nominating Committee of our Board is responsible for the nomination of candidates for election to our Board, including identification of suitable candidates, and also oversees our corporate governance principles and recommends the form and amount of compensation for directors to the Board for approval. The Governance and Nominating Committee also administers annual self-evaluations of the Board and all committees of the Board. The members of the Governance and Nominating Committee are Mr. Sheft (Chairman of the Governance and Nominating Committee), Mr. Plating, Mr. B. Rosenzweig and Dr. Zschau, each of whom is an “independent director” as defined by the NYSE’s listing rules.

Director Nominations

The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our bylaws permit any stockholder to nominate director candidates, and the committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The committee will consider director candidates proposed in accordance with the procedures set forth on page 176 under “Stockholder Proposals” and will evaluate stockholder-recommended candidates under the same criteria as other candidates.

Although the committee does not currently have formal minimum criteria for director nominees, it considers a variety of factors such as a nominee’s independence, prior board experience, relevant business and industry experience, leadership experience, ability to attend and prepare for Board and committee meetings, ethical standards and integrity, cultural fit with the Company’s existing Board and Management, and how the candidate would add to the diversity in backgrounds and skills of the Board. The Governance and Nominating Committee takes into account diversity considerations in determining our director nominees and believes that, as a group, the nominees bring a diverse range of perspectives to the Board’s deliberations; however, we do not have a formal policy on Board diversity. Any candidate must state in advance his or her willingness and interest in serving on our Board. In identifying prospective director candidates, the Governance and Nominating Committee seeks referrals from other members of the Board, Management, stockholders and other sources. The Governance and Nominating Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

Board’s Role in Risk Oversight

The Board takes an active role in risk oversight of our Company, both as a full Board and through its committees. The agendas for the Board and committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our Company’s strategies and compensation plans. In 2017, at each regularly scheduled Audit Committee meeting, Management presented a summary of enterprise risks, mitigation strategies and progress on previously identified risks and mitigation steps. The Audit Committee then determined whether the mitigation activities were sufficient and whether our Company’s overall risk management process or control procedures required modification or enhancement. The objectives for the risk assessment included (i) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; (ii) developing a defined list of key risks to be shared with the Audit Committee, Board and Management; and (iii) determining whether there are risks that require additional or higher priority mitigation efforts. We plan on continuing this iterative process in 2018.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and NYSE, to govern the responsibilities and requirements of the Board. A current copy of our Corporate Governance Guidelines is available on the Behind STARTEK - Investors - Corporate Governance page on our website at www.startek.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is available on the Behind STARTEK - Investors - Corporate Governance page on our website at www.startek.com. We intend to disclose on our website any amendments to or waivers of the code applicable to our directors, principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within four business days following the date of such amendment or waiver.

Related Person Transaction Approval Policy

Our Audit Committee reviews and pre-approves transactions we may enter into with our directors, executive officers, principal stockholders (greater than 5%) or persons affiliated with our directors, executive officers or principal stockholders. Our Audit Committee has adopted formal procedures for these reviews. We have a written related person transaction approval policy, which the Audit Committee is responsible for applying. A related person includes (1) all of our directors and executive officers, (2) any nominee for director, (3) any immediate family member of a director, nominee for director or executive officer and (4) any holder of more than five percent of our common stock, or an immediate family member of such holder. The standards for approval by the Audit Committee include (i) whether the terms are fair to the Company, (ii) whether the transaction is material to the Company, (iii) the role that the related person has played in arranging the transaction, (iv) the structure of the related person transaction and (v) the interests of all related persons in the transaction. Furthermore, our Code of Business Conduct and Ethics requires directors and executive officers to disclose any transaction with us in which they may have a direct or indirect interest.

Available Information

Copies of our key corporate governance documents, including the committee charters, described previously, are available on the Behind STARTEK - Investors - Corporate Governance page on our website at www.startek.com. Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Chief Financial Officer, 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO, 80111.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of May 1, 2018:

Officer Name	Joined StarTek
Chad A. Carlson; age 52; President and Chief Executive Officer	2010
Donald Norsworthy; age 59; Senior Vice President, Chief Financial Officer and Treasurer	2015
Peter F. Martino; age 51; General Manager and Senior Vice President, Customer Support Services	2014
Jaymes D. Kirksey; age 62; Senior Vice President, Global Human Resources	2013
Stephen C. White; age 45; Chief Sales and Marketing Officer	2016

Mr. Carlson’s biography appears under the heading “—Election of Directors.”

Donald Norsworthy; age 59; Senior Vice President, Chief Financial Officer and Treasurer

Mr. Norsworthy currently serves as our Senior Vice President, Chief Financial Officer and Treasurer. Prior to this, he served as Chief Financial Officer of ACCENT Marketing Services, a business process outsourcing company providing contact center services and customer engagement solutions, a position he held from April 2014 until it was acquired by the Company in June 2015. Prior to ACCENT, Mr. Norsworthy was Chief Financial Officer of CKS Packaging, a plastic container manufacturer, from June 2013 to March 2014, and Chief Financial Officer of Integrity Solution Services, a third-party collections company, from August 2011 to June 2013. He served as Chief Financial Officer of Protocol Services Acquisition Corp., a contact center company, from 2006 to 2008 and then served as its Chief Executive Officer from 2008 to 2011.

Peter F. Martino; age 51; General Manager and Senior Vice President, Customer Support Services

Prior to joining the Company in 2014, Mr. Martino held various positions at Sitel, a global business process outsourcing company, since 2006. Most recently, he served as General Manager of North America, in which position he led operations in North America with 25 locations and more than 10,000 employees and oversaw over $400 million in annual revenue. From 2007 to 2012, Mr. Martino served as Senior Vice President of Operations for Sitel, and from 2006 to 2007, he served in the same role for ClientLogic, a global business process outsourcing company, prior to its merger with Sitel. Prior to Sitel, Mr. Martino served as a Senior Director of Global Outsourcing with Microsoft where he was responsible for placement of large-scale global support programs. Mr. Martino has over 20 years’ experience in the BPO industry that includes client and outsourcing senior leadership roles.

Jaymes D. Kirksey; age 62; Senior Vice President, Global Human Resources

Mr. Kirksey joined the Company in February 2013 as Senior Vice President of Global Human Resources. Mr. Kirksey served as Senior Vice President of Human Resources at Pendum, LLC, the nation’s largest independent provider of ATM services, from 2010 to 2013. Prior to this role, he served in executive Human Resources positions at a variety of professional services and manufacturing businesses, including Quovadx, Digital Lighthouse, ADT Security Services and United Technologies. Additionally, Mr. Kirksey led his own Human Resources consulting practice for over five years representing clients such as Hewlett-Packard, Frontier Airlines and Webroot Software, among others.

Stephen C. White; age 45; Chief Sales and Marketing Officer

Mr. White joined the Company in June 2016 as Chief Sales and Marketing Officer. Prior to joining the Company, Mr. White served as Vice President and Vertical Leader for Healthcare and Government at Convergys. Prior to joining Convergys, Mr. White served as the Senior Vice President of Sales for Xerox (formerly ACS, Inc). His career background includes sales and operational leadership roles of increasing responsibility for ACS, Inc. and ACS Recovery Services, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Design and Objectives

The Compensation Committee of our Board (the “Committee”) believes in providing an overall compensation structure that attracts, motivates, rewards and retains top talent engaged in achieving our business objectives, which are designed to create value for our stockholders. The principal components of that structure include a base salary, an annual cash incentive, in some cases with the right to convert such cash incentives into stock options, and periodic grants of long-term equity incentives that encourage long-term commitment. A significant portion of our compensation structure is performance-based and reflects our desire to encourage progressive thinking and balanced risk-taking. We believe that this blend of components provides our executive leadership team with the incentives to create long-term value for stockholders while taking thoughtful and prudent risks in the short term.

As noted below, our compensation programs are intended to provide a link between the creation of stockholder value through execution of the Company’s business strategy and the compensation earned by our executive officers and certain key personnel. The objectives of our compensation programs are to:

•	attract, motivate, reward and retain top talent;

•	ensure that compensation is commensurate with our overall performance and increases to stockholder value over the long term; and

•	ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable, profitable growth in stockholder value.

Compensation Components	Objectives
Base Salary	Provides a fixed salary reflective of individually negotiated arrangements and individual performance
Annual Incentive	Motivates executives to achieve pre-determined, financial and/or strategic goals
Equity Awards	Motivates executives to make sound business decisions that focus on long-term stockholder value creation

We seek to become the trusted partner to our clients and provide meaningful, impactful customer engagement business process outsourcing ("BPO") services. Our approach is to develop relationships with our clients that are truly collaborative in nature where we are focused, flexible and proactive to their business needs. The end result is the delivery of the highest quality customer experience to our clients’ customers. To achieve sustainable, predictable, profitable growth, our strategy is to:

•	grow our existing client base by deepening and broadening our relationships,

•	diversify our client base by adding new clients and verticals,

•	improve our market position by becoming the leader in customer engagement services,

•	improve profitability through operational improvements, increased utilization and higher margin accounts,

•	expand our global delivery platform to meet our clients' needs, and

•	broaden our service offerings through more innovative, technology-enabled and added-value solutions

Most of our executive officers have been with our Company for a relatively short period of time, and much of their compensation is based on arrangements that were negotiated in connection with their hire. The executive officers listed in the Summary Compensation Table include the individuals named below (referred to as “named executive officers”).

•	Chad A. Carlson, President and Chief Executive Officer - Mr. Carlson joined our Company in 2010 and was promoted to his current position in June 2011.

•	Donald Norsworthy, Senior Vice President, Chief Financial Officer and Treasurer - Mr. Norsworthy joined our Company on November 16, 2015.

•	Peter F. Martino, General Manager and Senior Vice President, Customer Support Services - Mr. Martino joined our Company in January 2014.

•	Jaymes D. Kirksey, Senior Vice President, Global Human Resources - Mr. Kirksey joined our Company in February 2013.

•	Stephen C. White, Chief Sales & Marketing Officer - Mr. White joined our Company in June 2016.

Stockholder Approval of Executive Compensation

At our 2017 Annual Meeting, our stockholders approved our executive compensation by a vote of 99.7% of the votes cast. Our Compensation Committee considered this high level of stockholder approval as an indication that our stockholders approved our compensation philosophy and program. Accordingly, our Compensation Committee determined that no changes needed to be considered as a result of the vote. The incremental changes in our executive compensation for fiscal 2017 were made on the basis of the factors described in this Compensation Discussion and Analysis and are consistent with the same general philosophy that stockholders supported last year.

Elements of the Executive Compensation Structure

Our compensation structure is significantly performance-based, but also reflects our desire to discourage excessive short-term risk-taking. The structure rewards our executives with a blend of fixed base salary, short-term incentives, and long-term rewards. We believe that this blend of components provides the executive leadership team with the incentives to create value for stockholders while taking thoughtful and prudent risks to grow the value of our Company. The Compensation Committee and Audit Committee work closely to ensure that there is a shared risk assessment view.

Our executive compensation structure is composed of three elements of remuneration:

•
Base pay, along with a suite of retirement, health, and welfare benefits. Our executives receive the same retirement, health, and welfare benefits package as provided to all of our exempt employees. The tier of remuneration for supplemental Company-paid life insurance, long-term disability and accidental death and dismemberment insurance, given market and economic conditions, is viewed by the Compensation Committee as appropriate to attract and retain high-quality executives.

•	Short-term incentives are focused on a combination of Company financial performance and achievement of key strategic initiatives.

•
Long-term incentives are designed to reward the achievement of sustainable growth in stockholder value. These long-term incentives are typically in the form of stock options and/or restricted stock awards granted under our 2008 Equity Incentive Plan with time and/or performance vesting triggers.

Our approach to allocating between long-term and short-term compensation is based on the following key assumptions:

•
The majority of an executive’s cash compensation comes in the form of a base salary. The cash from these base salaries can be enhanced by the payment of a bonus that is based on achievement of financial and/or strategic objectives. By linking the annual incentive bonus to Company performance, we can provide incentive for our executives to improve key business drivers and, thus, revenue and profitability.

•
We expect that in the long run, the bulk of executive officer compensation will come from stock price appreciation and other long-term incentives. Executives are allocated equity upside to ensure that they will be rewarded for sustained increases in stock value. We believe that we can drive increases in stock value through sustainable growth and improvement in profitability, as well as by maintaining credibility in the marketplace. Through these means, we hope to motivate our executives to create the kind of sustained increase in share value that will reward stockholders and executives alike.

Short-Term Incentive Plan Structure

The short-term incentive plan is designed to keep executives focused on improving revenue growth and operational efficiencies while decreasing our non-operating expenses. In 2017, short-term performance goals for executives were a combination of Company financial goals and four key objectives focused on creating long-term stockholder value.

Determining Long-Term Incentive Awards

Long-term incentives provided to our executives consist of equity grants in the form of stock options or restricted stock grants that are designed to retain key personnel and keep executives focused on increasing long-term stockholder value through sustainable improvements in our business as reflected in our stock price. Pressure, real or perceived, to achieve short-term earnings goals could create a temptation to slow longer-term growth. However, the combination of growth and sustained improvement in profitability is necessary for sustained improvement in our stock value. Accordingly, the long-term incentives keep executives focused on both our short- and long-term success.

To align long-term incentives with performance, the grant date fair value of annual long-term incentive awards, which have been granted in the form of stock options with three-year cliff vesting, was set at 30% (or, 50% in the case of the CEO) of the executive’s short-term incentive payout. Accordingly, stock options granted in 2017 had a grant date fair value equal to 30% (or, 50% in the case of the CEO) of the executive’s short-term incentive payout for fiscal 2016. For stock options to be granted with respect to fiscal 2017 short-term incentive payouts, the stock options to be granted as annual long-term incentives would have been 60% (or, 100% in the case of the CEO) of the executive’s short-term incentive payout for fiscal 2017 if we achieved the target level of financial performance under the short-term incentive plan. However, the financial metrics for fiscal 2017 were not achieved, so the stock options granted in 2018 for fiscal 2017 performance were equal to 30% (or, 50% in the case of the CEO) of the executive’s short-term incentive payout for fiscal 2017.

In addition, the Compensation Committee may approve other equity awards from time to time for various purposes, including awards made to newly hired employees.

2017 Compensation Decisions

Benchmarking of Compensation and Determination of Base Pay

We did not engage in any specific benchmarking when setting executive compensation for fiscal year 2017. Since most of our executives have been with us for less than five years, their compensation, particularly their base salaries, are the result of arrangements individually negotiated when the executive officers were hired and are reflected in their employment agreements or offer letters. Adjustments to compensation levels are based on Company and individual performance and changes in position responsibilities or promotions to reflect the Compensation Committee’s subjective assessment of the impact of those changes on compensation levels. We did not make any significant changes in compensation levels for fiscal 2017, and the only changes we did make to short-term incentive plan levels were modest adjustments to reflect the executives’ tenure and better alignment with the Compensation Committee’s general sense of market pay levels.

2017 Executive Incentive Plan

The Compensation Committee approves the Executive Incentive Plan, which is our short-term incentive plan, based on related corporate financial targets set annually by the Board. The Executive Incentive Plan can be changed, suspended or eliminated, in whole or in part, at any time, with or without notice to participants. All named executive officers participate (or will participate) in the Executive Incentive Plan with the exception of Stephen C. White.

Payments made under the 2017 Executive Incentive Plan were subject to Company financial objectives and certain strategic objectives. For 2017, the overall incentive payment potentials for the executive officers identified in the Summary Compensation Table below who received payouts ranged from 60% to 100% of each executive officer’s base salary, as follows:

•	President and Chief Executive Officer 100%

•	Senior Vice President, Chief Financial Officer & Treasurer 75%

•	General Manager and Senior Vice President, Customer Support Services 60%

•	Senior Vice President, Global Human Resources 60%

Earned incentives for 2017 were paid for full-year performance in March 2018. The incentive plan targets reward those results that support our strategy to grow and improve the profitability of our business. Of the total, 50% was based on Adjusted EBITDA (defined as net income (loss) plus income tax expense (benefit), interest expense (income), impairment losses and restructuring charges, depreciation and amortization expense, (gains) losses on disposal of assets and stock compensation expense), 35% was based on Revenue, and 15% was based on four key strategic objectives:

•	JD Power agreement utilizing Ideal Dialogue analytics to support their Customer Engagement Site Certification

•	Enterprise Process Library - 85% usage in year-end survey

•	Implementation of XSOL back office workflow platform

•	Ideal Dialogue QA deal or retail deal

For 2017, we established the following financial targets with sliding scales from minimum to maximum for Adjusted EBITDA and Revenue, and the following strategic objectives. No payments can be earned if minimum thresholds are not met. (Dollars in millions.)

Financial Metric	Goal	Threshold to Earn Payout	% / $ Achieved	% Payout	% Weighting of Overall Goals	% Earned Payout
Adjusted EBITDA	$22.1	$17.9	$12.5	0%	50%	0%
Revenue	$340.0	$315.0	$292.6	0%	35%	0%
Strategic Objective
JD Power Agreement	N/A	N/A	100%	100%	4%	4%
Enterprise Process Library	85%	N/A	100%	100%	4%	4%
XSOL Backoffice Workflow Platform	N/A	N/A	100%	100%	4%	4%
Ideal Dialogue QA or Retail Deal	N/A	N/A	100%	100%	3%	3%
					Total Earned:	15%

Based on achievement of financial targets and strategic objectives, the following payouts were earned by our named executive officers under the Executive Incentive Plan for operational performance in 2017:

•	Mr. Carlson $76,973

•	Mr. Norsworthy $31,751

•	Mr. Martino $23,289

•	Mr. Kirksey $20,783

Settlement of Bonuses in Stock Options

To further encourage alignment with the interests of our stockholders, our Compensation Committee permitted our executive officers to elect to receive all or a portion of their bonus payments under the 2017 Executive Incentive Plan in the form of stock options. The number of stock options granted to each executive who elected stock options was based on the Black-Scholes value of a share of our common stock subject to the award on the date the payouts were approved. The options are immediately vested upon issuance and have a term of ten years. For the 2017 plan year, no executives elected to receive a portion of their bonus payment in the form of options.

2016 Chief Sales Officer Sales Commission Plan

In connection with his position within our Company, Mr. White is eligible to earn certain commissions under our 2016 Chief Sales Officer Sales Commission Plan. The 2016 Sales Commission Plan provides that Mr. White is eligible to earn a monthly commission for each qualifying Statement of Work (SOW) or amendment to an SOW that is a source of new revenue for us. The commissions are paid quarterly and calculated as the net new revenue we recognize from a qualifying SOW for the month, multiplied by Mr. White's applicable target incentive percentage. Commissions can be earned for up to two years following execution of the SOW.

2017 Long-Term Compensation

The Compensation Committee has awarded stock options and restricted stock awards under our 2008 Equity Incentive Plan. Thus far, other equity-based incentives have not been considered, but they may be considered in the future. Options and restricted stock awards bear a relationship to the achievement of our long-term goals in that both increase in value as our stock increases in value. A significant portion of Management’s compensation package is equity-based; as such, Management bears significant exposure to downside equity risk as the income they derive from these stock-based awards is contingent upon our stock’s appreciation in the marketplace. The Compensation Committee has carefully evaluated the cost of the grants of stock options and restricted stock awards to our executive officers. It will continue to evaluate the cost of stock options and restricted stock awards and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in building sustainable share value.

In 2017, the Compensation Committee made grants to eligible executives of stock options as described above under “Determining Long-Term Incentive Awards.” As described above, the stock options granted to all executive officers had a grant date fair value equal to 30% of the executive officer’s short-term incentive payout for fiscal 2016 (or, 50% in the case of the CEO). These grants were in addition to any stock options the executive officers received in connection with their election to receive a portion of their annual incentive payout in the form of stock options.

Long-term incentive equity grants made to our executive officers during 2017 were in the form of stock options and were with respect to the following number of underlying shares:

•	Mr. Carlson 41,266

•	Mr. Norsworthy 10,213

•	Mr. Martino 7,427

•	Mr. Kirksey 6,685

All of the long-term incentive stock option awards cliff vest three years from the date of grant and have a term of ten years. The three-year cliff vesting is intended to incentivize retention and long-term performance.

Equity Grants and Market Timing

We have not granted equity awards in coordination with the release of material, non-public information, and our equity award grant practices are separate from discussions regarding the release of such information. The Compensation Committee makes the decision to grant stock options or restricted stock awards when new hires occur and when the Compensation Committee determines that additional equity grants are appropriate to reward and motivate performance or necessary to retain key talent. The Compensation Committee has approved guideline ranges for new hires by level of position to ensure our ability to attract and retain key employees. Grants are made on the date the Compensation Committee approves the grants and are not matched to other specific Company events, except, in the case of a grant to a new hire whose employment has not commenced, the grant date is the date he or she commences employment.

Except as stated below, we have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date. Our 2008 Equity Incentive Plan defines “fair market value” as the closing price of one share of our common stock on the trading day on which such fair market value is determined (i.e., the grant date).

Compensation Committee Discretion

The Compensation Committee retains the authority to review executive officer base compensation and approve increases based on general performance and market norms. The Compensation Committee also retains the authority to make long-term incentive grants (historically, stock options and restricted stock) based on several factors described in this Compensation Discussion and Analysis. The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants without predetermined performance goals.

Policy Regarding Adjustment of Awards if Relevant Performance Measures Are Restated or Adjusted

Our Board may request disgorgement from an executive officer should a restatement occur that would have materially affected the amount of a previously paid award.

Severance Arrangements

We have entered into employment agreements with each of our named executive officers. The Compensation Committee believes that it is in the best interests of the Company and our stockholders to design compensation programs that assist us in attracting and retaining qualified executive officers, assure that we will have the continued dedication of our executive officers in the event of a pending, threatened or actual change of control, provide certainty about the consequences of terminating certain executive officers’ employment, protect us by obtaining non-compete covenants from certain executive officers that survive a termination of employment not involving a change of control, and to obtain a release of any claims from those former executive officers. Accordingly, the agreements generally provide for certain benefits if the executive officer’s employment or executive officer’s service is terminated involuntarily by us without cause, or in the case of the Chief Executive Officer and Chief Financial Officer, if they resign for good reason. In June 2011, the Committee instructed that any future agreements be limited to six month’s severance. In November 2015, the Committee provided enhanced severance benefits for our named executive officers and certain other members of our senior leadership team in the event the executive’s employment is terminated without cause or for good reason upon, or within two years after, the consummation of a change of control. The severance arrangements of our named executive officers are further described below under “Employment Agreements.”

Impact of Accounting and Tax Treatment on Various Forms of Compensation

We take into account the impact of accounting and tax treatment on each particular form of compensation. Certain of our incentive payments are designed so that they may be deductible under Section 162(m) of the Internal Revenue Code (the “Code”). Code Section 162(m) limits deductibility of compensation in excess of $1 million paid to the Company’s covered employees. Until the tax reform legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law, performance-based compensation was deductible, even if it caused the covered employee to have compensation in excess of $1 million. The Tax Reform Act eliminated this performance-based compensation deduction going forward, but provided limited transition relief for compensation paid pursuant to binding arrangements in effect as of November 2, 2017 that is not materially modified after such date. This means that certain outstanding performance-based compensation may continue to be deductible under this grandfathered relief, and where applicable, the Company will seek deductions for performance-based compensation under the transition relief consistent with applicable law. The Committee will continue to view the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy, and evaluates the impact of tax law and other changes as they arise. The Committee reviews each material element of compensation on a continuing basis to determine whether deductibility can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program. However, our Compensation Committee retains the right to grant compensation that may not be fully deductible. We believe that the amount of any non-deductible compensation is not material. Where possible, we seek to administer our programs in such a manner that they do not constitute deferred compensation under Code Section 409A. Consistent with our practice over the last several years, we no longer provide tax gross-ups in the event of a change of control in which excise taxes are due pursuant to Section 280G and related sections of the Code. We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we consider the applicable accounting treatment.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities

We have, from time to time, had stock ownership guidelines for outside directors and executives; however, in February 2013, our Compensation Committee suspended the guidelines as the Company has recently experienced significant changes in leadership and most directors and executives have not been around for the five-year period during which they had to comply with the guidelines. The Compensation Committee will revisit the issue of stock ownership guidelines periodically in light of its compensation philosophy and application to our directors and executives serving at the time. We do not have any policies regarding hedging economic risk and ownership of Company stock, but also have not had directors or executives engage in hedging or pledging activities.

The Role of Executive Officers in Determining Compensation

The Compensation Committee has an annual process for CEO evaluation, which includes input by all of the independent directors. The CEO makes no recommendation for his own pay, but does provide the Compensation Committee with compensation recommendations for his direct reports based on their overall performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management.

Based on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's 2018 Notice of Annual Meeting and Proxy Statement.

By the Compensation Committee:
Mr. Jack D. Plating, Chairman
Mr. Robert Sheft
Dr. Ed Zschau

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($) (b)	All Other Compensation ($) (c)	Total ($)
Chad A. Carlson, President, CEO and Director	2017	512,577		—		201,250	76,973	13,564	804,364
	2016	501,923		—		49,145	402,500	13,938	967,506
	2015	488,462		—		164,738	98,290	12,934	764,424

Donald Norsworthy, Senior Vice President, Chief Financial Officer and Treasurer	2017	281,352		—		49,809	31,751	8,272	371,184
	2016	276,058		25,000	(d)	—	166,031	3,616	470,705
	2015	35,962		—		180,773	—	231	216,966

Stephen C. White, Chief Sales and Marketing Officer	2017	479,430	(e)	—		—	—	55,596	535,026
	2016	138,549	(e)	70,000	(f)	—	—	7,403	215,952

Peter F. Martino, General Manager and Senior	2017	307,856	(g)	—		36,225	23,289	13,674	381,044
	2016	322,647	(g)	—		9,000	120,750	13,474	465,871
	2015	316,426	(g)	—		31,144	30,000	12,439	390,009

Jaymes D. Kirksey, Senior Vice President, Global Human Resources	2017	230,140		—		32,603	20,783	8,862	292,388
	2016	225,866		—		8,049	108,675	10,033	352,623
	2015	223,077		—		24,345	26,829	10,251	284,502

(a)
The amounts shown in this column reflect the aggregate grant date fair value of options granted to each named executive officer during 2017, 2016 and 2015, respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. This does not reflect amounts paid to or realized by the named executive officers. See Note 11 “Share-Based Compensation and Employee Benefit Plans,” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 20 for more information on the assumptions used in accounting for equity awards.

(b)
The amounts disclosed under Non-Equity Incentive Plan Compensation reflect payouts under the annual Executive Incentive Plan. For certain years, Messrs. Carlson and Kirksey elected to receive a portion of their total non-equity incentive plan compensation payout in the form of stock options. In fiscal 2017, neither elected to receive a portion of their non-equity incentive plan compensation payout in the form of stock options. For fiscal 2016, they elected to receive 50% of their total non-equity incentive plan compensation payout amount above in the form of stock options and 50% in cash. As a result, Mr. Carlson received an option to purchase 15,187 shares of our common stock and Mr. Kirksey received an option to purchase 4,145 shares of our common stock, each at $4.62 per share. In fiscal 2015, Mr. Carlson elected to receive 25% of his total non-equity incentive plan compensation payout amount above in the form of stock options and 75% in cash. As a result, Mr. Carlson received an option to purchase 13,340 shares of our common stock at $8.85 per share. The options hereunder were fully vested upon grant and expire ten years from the grant date.

(c)
Included in All Other Compensation for 2017 are employer contributions related to our 401(k) Plan (Mr. Carlson, $10,060; Mr. White, $1,251; Mr. Martino, $10,800; Mr. Kirksey, $7,056; and Mr. Norsworthy, $5,502), health insurance premiums (Mr. Carlson, $2,874; Mr. White, $2,635; Mr. Norsworthy, $2,770; Mr. Martino, $2,874), and premiums for group term and disability insurance (Mr. Carlson, $630; and Mr. Kirksey, $1,806); and relocation reimbursement (Mr. White, $51,710).

(d)	Mr. Norsworthy was paid a signing bonus of $25,000, less deductions, paid in two equal payments in January 2016 and April 2016 as an inducement to join the Company.

(e)	Mr. White's salary included commissions of $239,045 in fiscal 2017, $87 in fiscal 2016.

(f)	Mr. White was paid a signing bonus of $70,000, less deductions, in 2016 as an inducement to join the Company.

(g)	Mr. Martino’s salary included commissions of $50,241 in fiscal 2017, $71,686 in fiscal 2016 and $66,426 in fiscal 2015.

Grants of Plan-Based Awards in 2017

The following table includes plan-based awards made to named executive officers in 2017.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Aggregate Grant Date Fair Value of Stock and Option Awards ($)
Name (d)	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Chad A. Carlson		(b)	515,000	772,500
	2/23/2017				41,266 (c)	9.17	201,250

Donald Norsworthy	2/23/2017	(b)	212,438	318,656	10,213 (c)	9.17	49,809

Peter F. Martino		(b)	156,000	234,000
	2/23/2017				7,427 (c)	9.17	36,225

Jaymes D. Kirksey		(b)	139,050	208,575
	2/23/2017				6,685 (c)	9.17	32,603

(a)	Non-equity incentive plan refers to our 2017 Executive Incentive Plan.

(b)	See “Compensation Discussion and Analysis—2017 Executive Incentive Plan” for a discussion of the levels of achievement of various metrics that could yield a partial payout.

(c)
These stock options were granted as annual long-term incentives. The grant date fair value is equal to 30% (or, 50% in the case of Mr. Carlson) of the executive’s fiscal 2016 short-term incentive payout. The stock options cliff vest three years from the date of grant.

(d)	Mr. White is not a participant in the 2017 Executive Incentive Plan and therefore is not included in this table.

(e)
This amount represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 11 “Share-Based Compensation and Employee Benefit Plans,” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 20 for more information on the assumptions used in accounting for equity awards.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table identifies the exercisable and unexercisable option awards for each of the named executive officers as of December 31, 2017.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Chad A. Carlson	2/23/2017	—	41,266	9.17	2/23/2027	(b)
	2/22/2016	15,187	—	4.62	2/22/2026	(a)
	2/22/2016	—	17,952	4.62	2/22/2026	(b)
	2/17/2015	13,340	—	8.85	2/17/2025	(a)
	2/17/2015	—	29,124	8.85	2/17/2025	(b)
	3/7/2014	20,905	—	7.00	3/7/2024	(a)
	3/7/2014	22,884	—	7.00	3/7/2024	(b)
	2/25/2013	42,477	—	4.56	2/25/2023	(a)
	2/25/2013	42,477	—	4.56	2/25/2023	(b)
	2/14/2013	200,000	—	4.42	2/14/2023	(b)
	6/24/2011	157,440	—	3.80	6/24/2021	(c)
	6/14/2010	71,747	—	4.79	6/14/2020	(c)

Donald Norsworthy	2/23/2017	—	10,213	9.17	2/23/2027	(b)
	11/16/2015	—	75,000	3.80	11/16/2025	(b)

Stephen C. White	6/1/2016	—	75,000	4.25	6/1/2026	(b)

Peter F. Martino	2/23/2017	—	7,427	9.17	2/23/2027	(b)
	2/22/2016	—	3,287	4.62	2/22/2026
	2/17/2015	—	5,506	8.85	2/17/2025	(b)
	1/20/2014	85,000	—	6.75	1/20/2024	(b)

Jaymes D. Kirksey	2/23/2017	—	6,685	9.17	2/23/2027	(b)
	2/22/2016	4,145	—	4.62	2/22/2026	(a)
	2/22/2016	—	2,940	4.62	2/22/2026	(b)
	2/17/2015	3,286	—	8.85	2/17/2025	(a)
	2/17/2015	—	4,304	8.85	2/17/2025	(b)
	3/7/2014	9,025	—	7.00	3/7/2024	(a)
	2/4/2013	50,000	—	4.23	2/4/2023	(b)

(a)	Options vest immediately.

(b)	Options fully vest after three years.

(c)	Options vest as to 25% of the option shares on the first anniversary of the date of grant and 2.0833% of the shares each month thereafter for 36 months.

EMPLOYMENT AGREEMENTS

Chad A. Carlson

On June 24, 2011, we entered into an Employment Agreement with Chad A. Carlson that replaced the previous employment agreement with Mr. Carlson, dated May 26, 2010. The Employment Agreement provides for an initial annual salary of $415,000, subject to periodic review and adjustment by the Compensation Committee.

Pursuant to Mr. Carlson’s Employment Agreement, he is eligible to participate in the Company’s annual incentive bonus plan with a bonus potential of 100% of his then-current annual base salary at 100% target attainment pursuant to the Company’s incentive bonus plan.

Mr. Carlson’s employment with the Company can be terminated at any time for any reason by the Company or Mr. Carlson. However, if Mr. Carlson’s employment is terminated without cause, or if Mr. Carlson resigns with good reason, he will be entitled to receive the equivalent of twelve months of his then-current annual base salary, payable on the same basis and at the same time as previously paid, and he will be entitled to receive his annual bonus for the year of termination, pro-rated for time and performance. In addition, if Mr. Carlson timely elects continuation of health insurance pursuant to COBRA, the Company will reimburse Mr. Carlson for a portion of his COBRA premiums that is equal to the Company’s monthly percentage contribution toward his health benefit premiums as of the date of termination for a period of eighteen months. In addition, pursuant to an amendment to his Employment Agreement approved by the Compensation Committee on November 23, 2015, if Mr. Carlson’s employment with the Company is terminated without cause or he resigns for good reason upon, or within two years after, the consummation of a change of control, Mr. Carlson will receive a lump sum payment equal to twenty-four months of his then-current annual base salary, as well as the health insurance benefits described above for a period of eighteen months. Severance and other benefits payable in connection with a change of control may be reduced if such benefits would be subject to taxation under Section 280G of the Internal Revenue Code to provide the greatest after-tax benefits. All payments are contingent upon compliance with non-compete and non-solicit covenants.

The Employment Agreement also provides for non-disclosure by Mr. Carlson of the Company’s confidential or proprietary information and includes covenants by Mr. Carlson not to compete with the Company or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to twelve months following termination of employment. Mr. Carlson also assigned to the Company any rights he may have to intellectual property that may be conceived in the scope of his employment.

Other Named Executive Officers

We are parties to Employment Agreements with each of the other named executive officers (Messrs. Norsworthy, White, Martino and Kirksey) that provide for the executive’s initial base salary and annual incentive bonus plan, expressed as a percentage of base salary. The Employment Agreements also provide for any initial equity grants.

Each named executive officer’s employment with the Company can be terminated at any time for any reason by the Company or the executive. However, if the executive’s employment is terminated without cause, he will be entitled to receive six months of his then-current annual base salary payable on the same basis and at the same time as previously paid, commencing on the first regularly scheduled pay date following termination. In addition, pursuant to an amendment to the Employment Agreements approved by the Compensation Committee on November 23, 2015, if the executive’s employment with the Company is terminated without cause or the executive resigns for good reason upon, or within two years after, the consummation of a change of control, the executive will receive a lump sum payment equal to twelve months of his then-current annual base salary, as well as the health insurance benefits described above for a period of twelve months.

The Employment Agreements also provide for non-disclosure by the executives of the Company’s confidential or proprietary information and includes covenants by the executives not to compete with the Company or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to twelve months following termination of employment.

Acceleration of Equity Awards upon Change of Control

The options that have been granted to each of the named executive officers have been granted under the 2008 Equity Incentive Plan, as amended (“2008 EIP”). Unless otherwise provided in an award agreement, if a change of control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change of control. If, in connection with a change of control, the awards under the

2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change of control, a participant is involuntarily terminated other than for cause (or, for certain awards, termination with good reason), then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for the remainder of the original option term. In the event that awards will be cancelled because they are not assumed or replaced by the surviving corporation, they will immediately vest.

Potential Payments Upon Termination or Change of Control

A summary of the potential payments that each of our named executive officers would have received upon involuntary termination without “cause” or resignation for “good reason” (as described in each respective named executive officer’s Employment Agreement summary, above) and upon a termination related to change of control (as described in each respective named executive officer’s Employment Agreement summary, above), assuming that each triggering event occurred on December 31, 2017, is set forth below.

	Involuntary termination without “cause” (or, for Messrs. Carlson and Norsworthy, resignation for “good reason”) absent change of control (a)
	Continuation of Salary ($)	Non-Equity Incentive Plan Compensation/ Bonus ($)	Continuation of Health Benefits ($)	Total ($)
Chad A. Carlson	515,000	76,973	20,539	612,512
Donald Norsworthy	141,625	N/A	7,710	149,335
Stephen C. White	125,000	N/A	6,846	131,846
Peter F. Martino	130,000	N/A	6,846	136,846
Jaymes D. Kirksey	115,875	N/A	—	115,875

(a)
Under the terms of Mr. Carlson’s Employment Agreement, if Mr. Carlson’s employment is terminated without cause, or if Mr. Carlson resigns for good reason, he will be entitled to receive (i) the equivalent of twelve months of his then-current annual base salary, (ii) his annual non-equity incentive plan bonus for the year of termination, pro-rated for time and performance, and (iii) if timely elected, reimbursement for a portion of his COBRA premiums equal to the Company’s monthly percentage contribution toward his health benefit premiums as of the date of termination for a period of eighteen months.  The amounts listed above under Non-Equity Incentive Plan Compensation/Bonus represent the amounts earned under the non-equity incentive bonus plan during 2017. Under the terms of each other executive’s Employment Agreement, if the executive’s employment is terminated without cause (or, in the case of Mr. Norsworthy, if he resigns for good reason), he will be entitled to receive (i) the equivalent of six months of his then-current annual base salary and (ii) if timely elected, reimbursement for a portion of his COBRA premiums that is equal to the Company’s monthly contribution toward his health benefit premiums as of the date of termination for a period of six months.

	Change of control (a)	Involuntary termination without “cause” or resignation for “good reason” upon, or within two years after, a “change of control” (b)
	Acceleration of Equity Awards ($) (c)	Continuation of Salary ($)	Continuation of Health Benefits ($)	Acceleration of Equity Awards ($) (a)	Total ($)
Chad A. Carlson	80,837	1,030,000	20,539	80,837	1,131,376
Donald Norsworthy	235,460	283,250	15,420	235,460	534,130
Stephen C. White	214,500	250,000	13,693	214,500	478,193
Peter F. Martino	14,847	260,000	13,693	14,847	288,540
Jaymes D. Kirksey	12,949	231,750	—	12,949	244,699

(a)
Unless otherwise provided in an award agreement, if a change of control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change of control. If, in connection with a change of control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change of control, a participant is involuntarily terminated other than for cause, then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for the remainder of the option term. The table above shows the value as of December 31, 2017 of the acceleration of equity awards (i.e., 50% of unvested shares) if a change of control occurred on December 31, 2017.

(b)
Under the terms of their Employment Agreements, if a named executive officer’s employment with the Company is terminated without cause or such named executive officer resigns for good reason upon, or within two years after, the consummation of a change of control, such named executive officer will receive a lump sum payment equal to twelve months (twenty-four months for the Chief Executive Officer) of his then-current annual base salary, as well as the health insurance benefits described above for a period of twelve months (eighteen months for the Chief Executive Officer).

(c)	All other stock options were either fully vested or had exercise prices below the market value at December 31, 2017.

Summary of “Good Reason,” “Cause” and “Change of Control” in Employment Agreements and 2008 EIP

In general, “good reason” includes:

(a)	reduction of base salary, bonus, or benefits except as part of across-the-board reductions of all of our executive officers;

(b)	assignment of duties that are substantially inconsistent with their position with us and not a reasonable advancement for them; or

(c)	the executive’s principal place of performing services for us being relocated more than 60 miles from its current location.

In general, the definition of “cause” includes:

(a)    incompetence;
(b)    failure or refusal to perform required duties;

(c)	violation of law (other than traffic violations, misdemeanors or similar offenses), court order, regulatory directive, or agreement;
(d)    material breach of the executive’s fiduciary duty to us; or

(e)	dishonorable or disruptive behavior that would be reasonably expected to harm us or bring disrepute to us, our business, or any of our customers, employees or vendors.

In general, the definition of “change of control” includes:

(a)	an acquisition by any person of beneficial ownership of 30% or more of our then outstanding shares of common stock or the combined voting power of our then outstanding voting securities;

(b)	incumbent members of our Board ceasing for any reason to constitute at least a majority of the board;

(c)
our consummation of a reorganization, merger or consolidation with or into another entity, unless our stockholders immediately prior to such transaction own at least a majority of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the surviving or acquiring entity resulting from the transaction;

(d)    our consummation of the sale or other disposition of all or substantially all of our assets; or
(e)    approval by the stockholders of our complete liquidation or dissolution.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Chad A. Carlson, our Chief Executive Officer (our “CEO”):

For 2017, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $9,889 (under the Summary Compensation Table definition); and

•	the annual total compensation of our CEO under the same definition was $804,364.

Based on this information, for fiscal year 2017, the ratio of the annual total compensation of our CEO, to the annual total compensation of our median employee was estimated to be 81:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 31, 2017, our employee population consisted of approximately 13,280 individuals globally. We selected December 31, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” to reflect a full fiscal year of global workforce compensation.

Our employee population, after taking the 5% “De Minimis Exemption” adjustment as permitted under SEC rules (described below), consisted of approximately 12,892 individuals.

De Minimis Exemption:
Total US Employees	4,724
Total Non-US Employees	8,556	(no exemptions)
Total Global Workforce	13,280
Total Exemptions:
Jamaica	388
Total Exclusions:	388

Total US Employees	4,724
Total non-US. Employees	8,168	(excluding 388 employees)
Total Workforce for Median Calculation	12,892

In total, we excluded less than 5% of our total global workforce (approximately 388 individuals) from the identification of the “median employee,” as permitted by SEC rules.

To identify the “median employee” from our employee population, we established a consistently applied compensation measure inclusive of actual base salary, bonus paid, and any overtime paid during the 12-month period ending December 31, 2017. Non-US compensation was converted to US dollars based on applicable exchange rates as of December 31, 2017.

In making this determination, we annualized the compensation of all newly hired permanent employees during this period.

Compensation of Directors

The following table presents the total compensation for each non-employee director who served as a member of our Board during 2017. In 2017, we did not pay any other compensation to the members of our Board.

Name	Stock Awards(a) ($)	Option Awards(a) ($)	Total ($)
Arnaud Ajdler	90,000	—	90,000
Jack D. Plating	—	90,113	90,113
Benjamin L. Rosenzweig	90,000	—	90,000
Robert Sheft	—	90,113	90,113
Ed Zschau	—	90,113	90,113

(a)
The amounts shown in these columns reflect the aggregate grant date fair value of stock awards and options granted to each director during 2017. This does not reflect amounts paid to or realized by the directors.  See Note 11 to our consolidated financial statements for the year ended December 31, 2017 for information on the assumptions used in accounting for equity awards.

Members of the Board are compensated entirely with equity awards. At the start of each quarter, members of the Board, at their option, may elect to receive (1) stock options to purchase shares of common stock with a fair value equivalent to $22,500 (calculated using the Black-Scholes pricing model), (2) common stock with a grant date fair value of $22,500, (3) deferred stock units with a fair value equivalent to $22,500 or (4) any combination of options, stock and deferred stock units. Upon the date of grant, the members of the Board are immediately vested in the stock options, stock and deferred stock units.

As of December 31, 2017, our current non-employee directors had the following outstanding equity awards:

Name	Aggregate number of stock options	Aggregate number of deferred stock units
Arnaud Ajdler	—	41,234
Jack D. Plating	133,041	—
Benjamin L. Rosenzweig	196,054	8,891
Robert Sheft	208,682	—
Ed Zschau	223,682	—

 CERTAIN TRANSACTIONS

Review, Approval and Ratification of Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee of the Board reviews periodically, but at least annually, a summary of our transactions with our directors and executive officers and with firms that employ directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy and should be ratified and approved. This list of transactions is compiled via questionnaires that are distributed annually to all our directors and officers and upon initial employment and/or election to the Board. The Audit Committee has adopted a related person transaction approval policy, described on page 11, which sets forth guidelines for the review and approval of related party transactions.

Investor Rights Agreement

We entered into an investor rights agreement with A. Emmet Stephenson, Jr. that took effect on June 9, 2004 and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that, subject to the Board’s fiduciary duties under applicable law, we will nominate for election to our Board designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the Board if there is an odd number of directors, or two less than a majority if there is an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. The agreement also required that we amend Article II, Section 6 of our bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the bylaws, as amended, may not be further amended by our Board without Mr. Stephenson’s consent.

On February 1, 2014, we entered into an amendment to the investor rights agreement removing the inclusion of shares of common stock held by members of Mr. Stephenson’s family in determining beneficial ownership. Mr. Stephenson owned approximately 18.4% of our outstanding common stock as of February 13, 2018. Accordingly, Mr. Stephenson currently has the right to elect one director; however, none of the nominees named in the Director Election Proposal were nominated by Mr. Stephenson.

Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our Board are independent under the rules of the SEC and the NYSE.

The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.

Settlement and Standstill Agreement with Privet and A. Emmet Stephenson, Jr.

On May 5, 2011, the Company entered into a Settlement and Standstill Agreement with Privet Fund LP, Privet Fund Management LLC, Ryan Levenson, Benjamin L. Rosenzweig, A. Emmett Stephenson, Jr. and Toni E. Stephenson pursuant to which Mr. B. Rosenzweig and Mr. Sheft were appointed to our Board. Pursuant to the agreement, Privet Fund LP, Privet Fund Management LLC, Mr. Levenson and Mr. B. Rosenzweig agree that neither they, nor any of their respective affiliates will, while Messrs. B. Rosenzweig and Sheft serve on the Board, engage in, among other things, any proxy solicitation with respect to the securities of the Company or any tender offer, business combination or restructuring with respect to the Company, and will not to seek to place a representative on the Board, seek the removal of any member of the Board or change the size or composition of the Board.

PROPOSAL 7. (THE ADVISORY COMPENSATION PROPOSAL)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Exchange Act, our stockholders have an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our executive compensation programs and policies and the compensation paid to our named executive officers.

As discussed in the “Proposal 6—Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our compensation program, including our executive compensation program are to:

attract, motivate, and retain superior talent;
ensure that compensation is commensurate with our overall performance and increases to stockholder value over the long term; and
ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in stockholder value.

Accordingly, we are asking that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the “Proposal 6—Compensation Discussion and Analysis” and the compensation tables and narrative discussion contained in the “Proposal 6—Summary Compensation Table” section in this proxy statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. Your advisory vote will serve as an additional tool to guide our Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders, and is consistent with our commitment to high standards of corporate governance.

The Board unanimously recommends that our stockholders vote FOR the executive compensation of our named executive officers as disclosed in this proxy statement.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board, it will not create or imply any additional fiduciary duty on the part of the Board, and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and the Compensation Committee will consider them in making future decisions about executive compensation arrangements.

PROPOSAL 8. (THE ACCOUNTANT RATIFICATION PROPOSAL)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

EKS&H LLLP served as our independent registered public accounting firm for the year ended December 31, 2017. We anticipate that a representative of EKS&H LLLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions. The Audit Committee and the Board has appointed EKS&H LLLP to serve as our independent registered public accounting firm for the year ending December 31, 2018.

AUDIT AND NON-AUDIT FEES

The aggregate fees billed for services rendered by EKS&H LLLP during the years ended December 31, 2017 and 2016 were as follows:

	2017	2016
Audit fees (a)	$290,113	$279,430
Audit related fees (b)	81,640	74,447
Tax fees (c)	18,400	34,300
All other fees	—	—
Total	$390,153	$388,177

(a)	Audit fees for services consisted of audits of our annual financial statements and internal controls over financial reporting and reviews of our Quarterly Reports on Form 10-Q.

(b)	Audit-related fees consisted of services related to our SOC 2 audit.

(c)	Tax fees for 2017 and 2016 consisted of services related to review of U.S. Federal and state tax returns, review of non-US tax returns, and certain other tax related services in foreign countries.

In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all services provided by our independent registered public accounting firm, including audit engagement fees and terms and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in the Exchange Act), all as required by applicable law or listing standards. The independent auditors and our Management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

The Audit Committee has determined that the non-audit services provided by EKS&H LLLP were compatible with maintaining the firms’ independence.

The Audit Committee and the Board unanimously recommend that our stockholders vote FOR ratification of EKS&H LLLP as our independent registered public accounting firm for the year ending December 31, 2018.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 with Management, which review included a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Public Company Accounting Oversight

Board standards. The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence. In addition, the Audit Committee has considered the effect that all other fees paid to the independent registered public accounting firm may have on its independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without Management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during 2017.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

By the Audit Committee:
Mr. Benjamin L. Rosenzweig, Chairman
Mr. Jack D. Plating
Dr. Ed Zschau

PROPOSAL 9. (THE ADJOURNMENT PROPOSAL)

ADJOURNMENT PROPOSAL

In the event there are not sufficient votes at the time of the Annual Meeting to adopt the Aegis Issuance Proposal, the Amazon Issuance Proposal or the Authorized Shares Proposal the Board may submit a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

The adoption of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

The Board recommends that stockholders vote FOR the approval of the Adjournment Proposal.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE AEGIS TRANSACTIONS

New StarTek Board
Immediately following the closing of the Aegis Transactions, the new board of directors of StarTek (the “New StarTek Board”) is expected to consist of nine members, comprised of (a) five directors (including the chairman) designated by the Aegis Stockholder (the “Aegis Designated Directors”), (b) the Chief Executive Officer designated by the Aegis Stockholder, and (c) three directors designated by the Company and acceptable to the Aegis Stockholder that are independent for purposes of the NYSE’s listing rules (the “Non-Aegis Directors”).
The Aegis Stockholder only has the right to designate five directors to the New StarTek Board for so long as it and its affiliates either beneficially own 50% or more of our common stock. If the Aegis Stockholder and its affiliates beneficially own less than 50% of our common stock, the nomination rights are reduced pursuant to the Stockholders Agreement. See “Proposal 1—Stockholders Agreement” for further information.
After the closing of the Aegis Transactions, (a) the Audit Committee will consist of three Non-Aegis Directors, (b) the Compensation Committee will consist of three directors, including at least one Non-Aegis Director, and (c) the Governance and Nominating Committee will consist of three directors, including at least one Non-Aegis Director. The composition of the committees of StarTek after the closing of the Aegis Transactions has not yet been determined.
The table below lists the persons expected to be nominated and elected to the New StarTek Board following the closing of the Aegis Transactions, along with the party expected to nominate each person, and any other position that such nominee will hold with the Company after the closing of the Aegis Transactions.
Three of the nine positions (one Aegis Designated Directors and two Non-Aegis Director) have not yet been determined at this time.

Name	Expected Position	Nominated By
Aparup Sengupta	Chairman of the New StarTek Board	Aegis Stockholder
Sanjay Chakrabarty	Director	Aegis Stockholder
Mukesh Sharda	Director	Aegis Stockholder
Bharat Rao	Director	Aegis Stockholder
Lance Rosenzweig	Chief Executive Officer and Director	Aegis Stockholder
Benjamin L. Rosenzweig	Director	StarTek

The following is a brief biography of each director nominee of the New StarTek Board that is known as of the date of this proxy statement and is not previously included in this proxy statement. The biography of Mr. B. Rosenzweig can be found on page 103. Mr. L. Rosenzweig and Mr. B. Rosenzweig are not related.

Aparup Sengupta Age 54 Chairman of the New StarTek Board
Mr. Sengupta is the Operating Partner of Capital Square Partners (Management) Pte Ltd. (“CSP”) and is on the board of Aegis.   Previously, he was the Executive Chairman of The Minacs Group (“Minacs”), a business solutions company, from 2014. Prior to joining Minacs, Mr. Sengupta was the Global CEO and Managing Director at Aegis from 2005 to 2012.  Mr. Sengupta holds a Bachelor’s degree in Electrical Engineering from the Indian Institute of Engineering Science and Technology, formally known as the Bengal Engineering and Science University.

Sanjay Chakrabarty Age 49
Mr. Chakrabarty is the Founder and Managing Partner of CSP and has been serving on the board of ESM, since March 2018. In addition, he has been a director on the board of CSS Corp, since June 2013 and Indecomm Holdings, Inc. (d/b/a Indecomm Global Services) (“Indecomm”), a leading global provider of digital engineering and engagement solutions to clients in various industries, since January 2016. Mr. Chakrabarty was previously a board member of Minacs, prior to its sale to SYNNEX Corporation (NYSE: SNX). Prior to founding CSP, Mr. Chakrabarty served as the President and Venture Partner of Columbia Capital’s India and SE Asia investments from late 2007 to December 2012. Before his investment role, Mr. Chakrabarty was the Founder & CEO of MobiApps Holdings, a technology company that built products and services based on a patent protected radio frequency semiconductor for satellite communications. Mr. Chakrabarty holds a dual B.S. degree in Computer Engineering and Mathematics from Pennsylvania State University at Slippery Rock and an M.B.A. from Carnegie Mellon University.

Mukesh Sharda Age 47
Mr. Sharda is the Founder and Managing Partner of CSP and is currently on the Board of Aegis and Indecomm. Prior to co-founding CSP, Mr. Sharda was the Executive Director and Country Head for Avenue Capital Group from 2005 through 2012, an investment manager with billions of assets under management and dedicated funds raised to invest in Asia. Mr. Sharda covered investments in South East Asia and India. Prior to joining Avenue Capital Group, Mr. Sharda worked in investment banking (Structured Finance and M&A) from 1997 through 2004 in Singapore and Hong Kong at Deutsche Bank. Mr. Sharda also previously served on the board of directors at National Citizen Bank in Vietnam. Mr. Sharda is a Chartered Accountant from the Institute of Chartered Accountants in India, and holds a Bachelor of Commerce degree from Gujarat University, India.

Bharat Rao Age 53
Mr. Rao is the Managing Partner of CSP and has been serving on the board of ESM, since March 2018, and Indecomm, since December 2016. Prior to joining CSP, he was a Managing Director with the investment banking arm of Credit Suisse in Asia from November 2012 to June 2016. Prior to joining Credit Suisse Mr. Rao was a Managing Director and managed client relationships, origination and financial sponsors group for ING Bank in South East Asia from August 2010 to November 2012. Before transitioning to investment banking, Mr. Rao served as the Country Manager for Indonesia at Actis Capital Partners, a leading emerging market focused growth and buyout fund, and was responsible for financial services investments in South East Asia from August 2006 to March 2009. Prior to this role in private equity, Mr. Rao was a Partner with the Australasian practice of PricewaterhouseCoopers, and focused on providing transactions advisory services from February 1999 to July 2006. Mr. Rao holds a Bachelor’s degree with honors in Electrical Engineering from the Indian Institute of Technology and an M.B.A. from the Indian Institute of Management.

Lance Rosenzweig Age 54 Chief Executive Officer
Mr. L. Rosenzweig has been serving on the board of Boingo Wireless, a leading WiFi and DAS provider since July 2014, and of Quality Systems, Inc., a leading healthcare IT and revenue cycle management company, since May 2012. From 2015 through 2016, Mr. L. Rosenzweig was an Operating Executive of Marlin Operations Group, working with Marlin Equity Partners, a global investment firm, where he served as Chairman of the board of Duncan Solutions and GiftCertificates.com and Chairman of the board and interim Chief Executive Officer of Domo Tactical Communications. Mr. L. Rosenzweig served as the Chief Executive Officer and President, Global Markets for Aegis USA, Inc., a leading business process outsourcing company with over 18,000 employees, from 2013 through the company’s sale in 2014. Mr. L. Rosenzweig also co-founded and served as Chairman of PeopleSupport, Inc. since its inception in 1998 and as Chief Executive Officer from 2002 through the company’s IPO in 2004 and subsequent sale in 2008. He also served as President of Aegis Business Development Group from 2008 to 2010. Mr. L. Rosenzweig co-founded other wireless, manufacturing and finance companies including UniSite, which was acquired by American Tower; Newcastle Group, which was acquired by Tyco, and 24/7 Card. Prior to 1993, Mr. L. Rosenzweig was a divisional Vice President at GE Capital, a Vice President in the investment banking group of Dean Witter (now Morgan Stanley), a Vice President of Capel Court Pacific and a Corporate Planning Manager of Jefferson Smurfit. Mr. L. Rosenzweig received a B.S. in Industrial Engineering from Northwestern University and an M.B.A. from Northwestern University Kellogg School of Management.

Director Independence
Under the NYSE's listing rules, a “controlled company” is defined as a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. It is expected that, after the closing of the Aegis Transactions, StarTek will be a controlled company within the meaning of the NYSE's listing rules.
As a result of the Stockholders Agreement and the Aegis Stockholder’s voting power, after the closing of the Aegis Transactions, we expect StarTek to be exempt from complying with the NYSE’s requirements that (i) a majority of the New StarTek Board consist of independent directors, (ii) the Governance and Nominating Committee consist entirely of independent directors, and (iii) the Compensation Committee be composed entirely of independent directors. StarTek will elect to use these exemptions available to controlled companies.
Board Procedures and Committees
Other than the changes to the directors to be named to the committees of StarTek after the closing of the Aegis Transactions, no material changes are currently contemplated to the procedures of the board of directors or any committees established thereby.
Director Compensation
Following the closing of the Aegis Transactions, compensation for directors of the New StarTek Board will be determined by the New StarTek Board. We anticipate that compensation for service on the New StarTek Board will generally be consistent with the compensation provided to the current non-employee directors of StarTek. The New StarTek Board will periodically assess the amount and terms of any compensation paid to directors.
Post-Closing Management and Executive Officers
Following the closing of the Aegis Transactions, Lance Rosenzweig is expected to serve as the Chief Executive Officer of StarTek. The terms and conditions of his service have not yet been finalized. Aegis expects to enter into an employment agreement with Mr. L. Rosenzweig that will be assumed by StarTek after the closing of the Aegis Transactions, the effectiveness of which will be subject to the approval of the New StarTek Board. Mr. L. Rosenzweig’s biography can be found on page 130. No other directors, including the Chairman of the New StarTek Board, are expected to hold an executive position. No other material changes to executive officers have been determined at this time.

STARTEK BUSINESS AND OTHER INFORMATION

Business Overview

The Company is a customer engagement business process outsourcing (“BPO”) services provider, delivering customer care solutions in a different and more meaningful way. We use “engagement” design principles vs. traditional contact center methods, resulting in added value services that create deeper customer relationships through better customer insights and interactions for our clients. Our unique approach to Omni Channel design and service, and training innovation and analytics, allows the Company to deliver full life-cycle care solutions through our engagement centers around the world. Our employees, whom we call Brand Warriors, are at the forefront of our customer engagement services and represent our greatest asset. For over 30 years, StarTek Brand Warriors have been committed to enhancing the customer experience, providing higher value and making a positive impact for our clients’ business results.

Our vision is to be the most trusted global service provider to customer-centric companies who are looking for more effective ways to engage their customers, on their terms and preferred channels with solutions that are not always available via traditional “contact center” companies.

The StarTek Advantage System, the sum total of our customer engagement culture, customized solutions, and processes, allows us to always remain focused on enhancing our clients’ customer experience, increasing customer lifetime value and reducing total cost of ownership. The Company has proven results for the multiple services we provide, including sales, order management and provisioning, customer care, technical support, receivables management, and retention programs. We service client programs using a variety of multi-channel customer interaction capabilities, including voice, chat, email, social media, interactive voice response, and back-office support. The Company has engagement centers in the United States, Canada, Honduras, Jamaica, and the Philippines.

We operate our business within three reportable segments, based on the geographic regions in which our services are rendered: Domestic, Nearshore, and Offshore. As of December 31, 2017, our Domestic segment included the operations of thirteen facilities in the United States and one facility in Canada; our Offshore segment included the operations of four facilities in the Philippines; and our Nearshore segment included the operations of two facilities in Honduras and one facility in Jamaica. The segment information is included in Note 16 of the Notes to Consolidated Financial Statements, attached hereto.

Service Offerings

We provide customer experience management throughout the life cycle of our clients’ customers. These service offerings include customer care, sales support, inbound sales, complex order processing, accounts receivable management, technical and product support, up-sell and cross-sell opportunities, customer intelligence analytics and other industry-specific processes. We provide these services by leveraging the principles of human communication science, technology, agent performance tools, analytics omni-channel services and self-help applications to enable and empower our Brand Warriors.

Technical and Product Support. Our technical and product support service offering provides our clients’ customers with high-end technical support services through customer preferred channels (telephone, e-mail, chat, facsimile and Internet), 24 hours per day, seven days per week. Technical support inquiries are generally driven by a customer’s purchase and use of a product or service, or by a customer’s need for ongoing technical assistance.

Sales Support. Our revenue generation service supports every stage of the customer life cycle and includes end-to-end pre-sales and post-sales programs. Lead generation, direct sales, account management, retention programs, and marketing analysis and modeling are all available. We have the ability to increase customer purchasing levels, implement product promotion programs, introduce new products and enhanced service offerings, secure additional customer orders and handle inquiries related to post-sales support including social media monitoring. Unique service offerings are tailored to meet the specific needs of consumers.

Provisioning and Order Processing. Our suite of order processing services ranges from enterprise level large-scale project management to direct-to-consumer order processing. Complex order processing services provide clients with large-scale project management and direct relationship management for their large enterprise customers. These services include full life cycle order management and technical sales support for high-end telecommunications services, such as wire line, wireless, data and customer premise equipment. In addition, we process order fallout from our clients' automated systems, complete billing review and revenue recovery and perform quality assurance. Direct-to-consumer services include provisioning, order processing and transfer of accounts between client service providers.

Receivables Management. We provide first and third party collections services directly for our clients. We provide these services for our clients in the telecommunication, cable and media and healthcare industries. Our Brand Warriors help our clients reduce bad debt write-offs and recover past due balances in an efficient, compliant and empathetic manner, which promotes and protects our clients' brand and helps them retain customers.

Healthcare Services. Healthcare services focus on four major segments of the market: providers, payers, pharmaceutical and medical devices. Our service offerings include customer care, sales support, accounts receivable management, remote patient care and medical triage. Our healthcare professionals include licensed RN's who support patients and doctors with their healthcare service needs.

Up-sell and Cross-sell Programs. Whether providing direct response services for marketing campaigns or enabling companies to test new offerings with existing customers, the Company is an expert at converting opportunities to sales. Companies invest time and money to develop up-sell and cross-sell opportunities with their customers and we consistently outsell other internal and external providers.

Our goal is to provide higher conversion rates and improve the average revenue per sale. We select managers and representatives who not only have a sales mentality, but are dedicated to helping customers. We utilize a proven sales training methodology that all sales and service representatives employ and they are supported by dedicated management teams. By working with our clients and providing a true sales team culture, we are able to achieve superior results.

Customer Intelligence Analytics. Our suite of customer intelligence solutions provides clients with insights and actionable information at every stage of the customer lifecycle. We map the journey and assess the customer experience to design the ideal engagement model. We also select and train our Brand Warriors, applying proven principles of dialogue across engagement specialists and channels to analyze conversations, quality management and customer satisfaction. Additional services include Customer Lifetime Value modeling, Forecast modeling, Customer Segmentation and Profiling, Text Analytics, and Operational modeling.

Additional Services. We provide other industry-specific processes, including training curriculum development, workforce management, customer analytics, quality monitoring services, and dispositions. These services include technology enabled and human interactions. Our Solutions Team engages with clients to understand their specific goals and anticipate the needs of their customers. By leveraging the StarTek Advantage System, the Team customizes solutions to meet clients' goals.

Customer Trends

Our clients are increasingly focused on improving customer engagement and reducing total overall cost of ownership. The Company delivers a high level of customer satisfaction, as evidenced by our clients’ customer service awards and our ranking relative to other outsourced partners. Our clients also value a combination of onshore, nearshore, and offshore delivery platforms to optimize customer support costs.

Clients are also trying to decrease the number of contacts it takes for their customers to enjoy their products or services as well as increasing the channel options that are available. Process improvement and a push for more omni-channel solutions have driven further efficiencies for resolution of those contact issues. We are committed to delivering solutions through which we partner with our clients to achieve and deliver these efficiency gains. We believe we are positioned to benefit from this trend as we have developed a comprehensive suite of services and multi-channel solutions that will drive continuous improvement and customer experience on front and back-office transactions.

Key Competitive Differentiators

StarTek Advantage System. Our culture, “Customer Engagement” Operating Platform and custom solutions for every client program combined with our continuous improvement process is the sum total of our StarTek Advantage System. The StarTek Advantage System empowers and enables our leaders to constantly look for new ways to deliver consistent execution of operational results while meeting and/or exceeding our clients’ current and future critical business requirements.

The Company’s culture is built on trust and servant leadership. Servant leadership puts the employees first and leads with a focus on solving problems and promoting personal development. We are a gathering of like-minded professionals determined to make a positive impact for our employees, our clients and our stakeholders.

The Company’s “Customer Engagement” Operating Platform provides the core processes that allow us to be consistent in our service offering across sites and geographies. It includes execution and innovation in every area of the operation including on-

boarding and enabling employees, executing against goals, evaluating and improving performance, and enhancing the total experience of our clients’ customers.

The Company deploys solutions that leverage what we know, what we have learned from experience across a breadth of clients and industries, and what we hear and understand from the market and most importantly our clients. We will deliver the right people with the right leadership enabled by the right technology and empowered by the right tools to make a meaningful impact on each and every one of our clients’ businesses. Our customer engagement philosophy offers a solution for improving customer interactions and, subsequently, customer satisfaction. We have developed a unique methodology for training and measuring how we can better engage with customers to improve the customer experience.

We offer a variety of customer engagement management solutions that provide front-to-back-office capabilities utilizing the right delivery platform including onshore, nearshore, and offshore alternatives. We also offer multi-channel customer interactions, including voice, chat, email and social media. We believe that we are differentiated by our client-centric culture, operational flexibility, customer engagement methodology, insights and analytics capabilities, added-value approach and most importantly, the quality of execution and results.

Customization. The Company is passionate about our client’s current and future objectives. Our solution configuration is aligned with our clients’ unique requirements but more importantly, the desired outcomes they are looking for on optimizing customer satisfaction and retention. We are flexible and keenly aware that designing solutions around clients’ strategic goals is critical. Not only do we provide experienced management teams that bring together a trained, productive workforce, equipped with the right tools and technology, we provide front and back end analytics to develop the right solution and proprietary quality assurance tools that ensure a “closed loop” improvement cycle that is easy to measure and manage.

Consistent Performance. Performance is core to the StarTek Operating Platform. Our clients expect consistent performance against the fundamentals of the business no matter the location or method of the service delivery. The operating platform sets the stage for us to drive continuous improvement and focus on the added-value aspects of our clients’ businesses.

Cost Competitive. We are confident in our ability to be cost competitive with solutions that meet our clients’ needs. Through clearly understanding their needs and striving to reach goal congruency, we can assure that our collective financial goals are aligned in the most efficient way.

Strategy

The Company views successful outsourcing partnerships as those that strike a balance by delivering a better customer experience to clients through an efficient, effective and ever improving support model while generating a fair return for our stakeholders. The StarTek Advantage System and Brand Warrior mindset is behind everything we do. Our managers and customer engagement specialists all have a StarTek Brand Warrior mindset, because they are on the front lines for our clients’ brands and have the opportunity to create and improve loyalty for our clients’ products and services each and every day. Our mission is to return value to our stakeholders by promoting and protecting our clients' brands by enabling and empowering us, as Brand Warriors, through servant leadership. Our clients’ business objectives become our business objectives, as we seek to become their trusted partner. Every day, we strive to better understand our clients’ markets and competitive challenges so that we can play a more effective role as trusted partner and success driver in their businesses. We seek to build customer loyalty and reduce clients' costs through specific actionable continuous improvement efforts in all areas. We believe that empowering and enabling our engagement center management and front line employees is the most important way we can deliver the best possible consistent customer experience. The Company’s leadership team is committed to driving year-over-year continuous improvement and constantly striving for the success of our clients’ businesses.

We seek to become the trusted partner to our clients and provide meaningful customer engagement BPO services. Our approach is to develop relationships with our clients that are truly collaborative in nature where we are focused, flexible and proactive to their business needs. The end result is the delivery of the highest quality customer experience to our clients’ customers. To achieve sustainable, predictable, profitable growth, our strategy is to:

•	grow our existing client base by deepening and broadening our relationships;

•	diversify our client base by adding new clients and verticals;

•	improve our market position by becoming the leader in customer engagement services;

•	improve profitability through operational improvements, increased utilization and higher margin accounts;

•	expand our global delivery platform to meet our clients' needs; and

•	broaden our service offerings through more innovative, technology-enabled and added-value solutions.

We have made a number of strategic acquisitions in the past few years that have enabled us to expand the scope of our service offerings while also bringing expertise to a wider range of verticals. This has driven improvement in revenue diversity, and provided the potential for increased revenue from new high-growth verticals such as financial services, retail and healthcare.

During 2015, the Company acquired Accent Marketing Services, L.L.C. (“ACCENT”), a business process outsourcing company with a business model that focuses on data, analytics, and interaction with customers and their constituents to provide excellent service. ACCENT's business model and attention to customer engagement provides an excellent complement to the Company's Ideal Dialogue practice. Additionally, the acquisition of ACCENT expands our footprint into Jamaica and enhances our flexibility in meeting customer demands, including more use of internet-based customer service delivery.

History of the Business

The Company was founded in 1987. At that time, our business was centered on supply chain management services, which included packaging, fulfillment, marketing support and logistics services. After our initial public offering on June 19, 1997, we continued to focus on operating customer care contact centers and grew to include our current suite of offerings as described in the “—Business Overview” section of this proxy statement.

Seasonality

Our business can be seasonal, dependent on our clients' marketing programs and product launches, which are often geared toward the end of summer and the winter holiday buying season. Healthcare and Educational clients also have some seasonal demands which are somewhat counter to retail.

Industry

The worldwide outsourced customer care services industry is now projected to be over $70 billion and growing at over 5% per year. Over the past several years, the number of companies handling their own customer care requirements has continued to decrease. Clients are recognizing the value and expertise that can be found by outsourcing activities, such as those we provide. Outsourcing allows them to focus on core competencies, leverage economies of scale and control variable costs of their business while accessing new technology and expert personnel. We believe outsourced service providers, including ourselves, will continue to benefit from these outsourcing trends. The industry continues to be very fragmented with the five largest competitors combined capturing less than 20% of the global market.

Competition

We compete with a number of companies that provide similar services on an outsourced basis, including business process outsourcing companies such as Teleperformance; Convergys Corporation; Transcom; Sitel Corporation; Sykes Enterprises, Incorporated; TeleTech Holdings, Inc. and Alorica. Many of these competitors are significantly larger than us in revenue, income, number of contact centers and customer service agents, number of product offerings and market capitalization. We believe that while smaller than many of our competitors, we are able to compete because of our focus and scale as well as our ability to add value to our clients' business. We believe our success is contingent more on our targeted service offering and performance delivery to our clients than our overall size. Several of our competitors merged during recent years, which may affect our competitive position. There are also many companies actively pursuing sales, indicating further consolidation in the industry is likely. There are integration challenges involved in consolidations, which may provide us with an opportunity to deliver superior customer service to existing and new clients. We have maintained an opportunistic view of acquisitions, primarily focused on diversification and value in line with our strategic plan.

Some competitors offer a broader range of services than we do, which may result in clients and potential clients consolidating their use of outsourced services with larger competitors, rather than using our services. We primarily compete with the aforementioned companies on the basis of price and quality. As such, our strategy is to execute the StarTek Advantage System on our clients’ metrics and rank among the top of all of their outsourced vendors, while continuing to be a cost-effective solution and driving year over year improvement. We view our competitive advantage as being a large enough company to offer the breadth of service offerings that are often requested by clients while being agile enough to respond quickly to their needs.

Clients

We provide service to clients from locations in the United States, Canada, Honduras, Jamaica, and the Philippines. Approximately 51% of our revenue is derived from clients within the telecommunications industry and 22% from clients within the cable and media industry. These percentages have decreased slightly from the previous year as we continue to focus on diversifying the industries that we serve by targeting sales efforts to verticals such as technology, retail or ecommerce, financial services, education, and healthcare.

Our three largest customers, T-Mobile USA, Inc., Sprint / United Management Co. (“Sprint”), and AT&T Inc., account for a significant percentage of our revenue. While we believe that we have good relationships with these clients, a loss of a large program from one of these clients, a significant reduction in the amount of business we receive from a principal client, renegotiation of pricing on several programs simultaneously for one of these clients, the delay or termination of a principal client's product launch or service offering, or the complete loss of one or more of these principal clients would adversely affect our business and our results of operations.

We enter into master service agreements (MSAs) that cover all of our work for each client. These MSAs are typically multi-year contracts that include auto-renewal provisions. They typically do not include contractual minimum volumes and are generally terminable by the customer without penalty upon prior written notice.

Government and Environmental Regulation

We are subject to numerous federal, state, and local laws in the states and territories in which we operate, including tax, employment, environmental and other laws that govern the way we conduct our business. There are risks inherent in conducting business internationally, including significant changes in domestic government programs, policies, regulatory requirements, and taxation with respect to foreign operations; unexpected changes in foreign government programs, policies, regulatory requirements and labor laws; and difficulties in staffing and effectively managing foreign operations.

Employees

As of December 31, 2017, we employed approximately 13,300 employees. Approximately 4,700 were employed in the United States and approximately 8,600 were employees in foreign countries. None of our employees were members of a labor union or were covered by a collective bargaining agreement during 2017. We believe the overall relations with our workforce are good.

Properties
As of December 31, 2017, we had operating centers in the following cities, containing in the aggregate approximately 1,010,000 square feet:

Properties	Approximate Square Feet
Domestic:
U.S. Facilities
Bismarck, North Dakota	5,200
Colorado Springs, Colorado	41,000
Farmington, Missouri	33,800
Grand Junction, Colorado	54,500
Greeley, Colorado	35,000
Greenwood Village, Colorado (Headquarters)	13,300
Hamilton, Ohio	40,200
Hot Springs, Arkansas	38,800
Jeffersonville, Indiana	34,000
Lutz, Florida	6,300
Lynchburg, Virginia	41,300
Mansfield, Ohio	50,000
Myrtle Beach, South Carolina	54,500
San Antonio, Texas	35,700

Canadian Facilities
Kingston, Ontario	49,000

Offshore:
Philippine Facilities
Angeles City, Philippines	62,200
Frontera Verde, Philippines	93,400
Iloilo, Philippines	96,400
Makati City, Philippines	99,690

Nearshore:
Honduras Facilities
San Pedro Sula, Honduras	65,200
Tegucigalpa, Honduras	34,800
Jamaican Facility
Kingston, Jamaica	25,300

All the above facilities are leased. Sites that are not currently operating as of December 31, 2017 are not included in the list above.

Substantially all of our facility space can be used to support any of our business process outsourced services. We believe our existing facilities are adequate for our current operations. We intend to maintain efficient levels of excess capacity to enable us to readily provide for needs of new clients and increasing needs of existing clients.

Legal Proceedings

There are no legal proceedings pending which we consider to be material.

Corporate Information

Our principal executive offices are located at 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO 80111. Our telephone number is (303) 262-4500. Our website address is www.startek.com. Our stock currently trades on the NYSE under the symbol SRT. Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) and 15(d) of the Exchange Act are available free of charge through our website (www.startek.com) as soon as practicable after we furnish it to the SEC. We also make available on the “Investor Relations” page of our corporate website, the charters for the Compensation Committee, Audit Committee and Governance and Nominating Committee of our Board, as well as our Corporate Governance Guidelines and our Code of Ethics and Business Conduct.

None of the information on our website or any other website identified herein is part of this report. All website addresses in this report are intended to be inactive textual references only.

STARTEK MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition should be read in conjunction with the accompanying Consolidated Financial Statements included elsewhere in this proxy statement.

Overview

The Company is a business process outsourcing services company with employees we call Brand Warriors who, for over 30 years, have been committed to making a positive impact on our clients’ business results. Our mission is to enable and empower our Brand Warriors to promote our clients’ brands every day and bring value to our stakeholders. We accomplish this by aligning with our clients’ business objectives.

The Company has proven results for the multiple services we provide, including sales, order management and provisioning, customer care, technical support, receivables management, and retention programs. We manage programs using a variety of multi-channel customer interactions, including voice, chat, email, social media and back-office support. The Company has facilities in Canada, Honduras, Jamaica, United States, and the Philippines.

We operate our business within three reportable segments, based on the geographic regions in which our services are rendered: Domestic, Nearshore and Offshore. For the year-ended December 31, 2017, our Domestic segment included the operations of thirteen facilities in the U.S. and one facility in Canada. Our Nearshore segment included the operations of two facilities in Honduras and one facility in Jamaica. Our Offshore segment included the operations of four facilities in the Philippines.

We primarily evaluate segment operating performance in each reporting segment based on revenue and gross profit. Certain operating expenses are not allocated to each reporting segment; therefore, we do not present income statement information by reporting segment below the gross profit level.

Significant Developments

New Facilities. In November 2017, we commenced operations in San Antonio, Texas. We entered into a one year sublease for the fully furnished facility. In January 2018, we entered into a lease agreement for a new facility in Kingston, Jamaica.

Site Closures. In June 2017, we ceased operations in Tell City, Indiana. Accordingly, we recorded a restructuring reserve of $0.4 million for employee-related and facility-related costs. The restructuring plan will be completed in second quarter 2018.

In January 2018, we made the decision to discontinue our operation in Colorado Springs, Colorado. We vacated the facility in March.

Amazon Agreement

On January 23, 2018, we and Amazon entered into a transaction agreement, pursuant to which we issued to NV Investment, a wholly owned subsidiary of Amazon, a warrant to acquire up to 4,000,000 shares of our common stock, subject to certain vesting events. We and Amazon entered into the transaction agreement in connection with existing commercial arrangements pursuant to which we provide and will continue to provide commercial services to Amazon. The vesting of the Amazon Warrant

Shares is linked to payments made by Amazon or its affiliates (directly or indirectly through third parties) pursuant to the existing commercial arrangements, with full vesting tied to Amazon's payment of up to $600 million to us in connection with Amazon's receipt of commercial services from us.

Aegis Transaction Agreement

On March 14, 2018, we entered into the Transaction Agreement with Aegis and Aegis Stockholder pursuant to which we, Aegis and the Aegis Stockholder agreed to, among other things: (1) the sale of all the outstanding capital stock of Aegis by the Aegis Stockholder to us; (2) the issuance of 20,600,000 shares, as may be adjusted for stock splits, consolidation and other similar corporate events, of our common stock in consideration of such sale; (3) the amendment of our Restated Certificate of Incorporation, as amended from time to time, in order to effect such issuance and the other transactions contemplated by the Transaction Agreement; and (4) in addition to the transactions set forth above, the purchase at the closing of additional shares of our common stock by the Aegis Stockholder, for $10 million at a price of $12 per share, subject to adjustment as set forth in the Transaction Agreement.

Immediately following the consummation of the transactions contemplated by the Transaction Agreement, Aegis will become a wholly-owned subsidiary of us and the Aegis Stockholder will hold approximately 55% of our outstanding common stock. We, Aegis and the Aegis Stockholder have each agreed to customary representations, warranties and covenants in the Transaction Agreement and the transactions contemplated by the Transaction Agreement are subject to specified closing conditions.

Notice of Client Termination

On March 9, 2018, we received an unsigned letter from Sprint purporting to notify us that they would be eliminating all business with us by June 29, 2018, unless mutually agreed otherwise by the parties. The unsigned letter is not effective notice under the terms of the contract between the parties and we remain in discussions with Sprint regarding termination and exit.

Variability of Operating Results

We have experienced and expect to continue to experience some quarterly variations in revenue and operating results due to a variety of factors, many of which are outside our control, including: (i) timing and amount of costs incurred to expand capacity in order to provide for volume growth from existing and future clients; (ii) changes in the volume of services provided to principal clients; (iii) expiration or termination of client projects or contracts; (iv) timing of existing and future client product launches or service offerings; (v) seasonal nature of certain clients’ businesses; and (vi) variability in demand for our services by our clients depending on demand for their products or services and/or depending on our performance.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2018 AND 2017

The following table summarizes our revenues and gross profit for the periods indicated by reporting segment:

	For the Three Months Ended March 31,
	2018		2017
	(in 000s)	(% of Total)	(in 000s)	(% of Total)
Domestic:
Revenue	$41,587	62.4%	$44,363	57.1%
Gross profit	$2,527	31.8%	$1,509	15.1%
Gross profit %*	6.1%		3.4%
Offshore:
Revenue	$18,166	27.3%	$21,123	27.2%
Gross profit	$5,296	66.5%	$6,175	61.7%
Gross profit %*	29.2%		29.2%
Nearshore:
Revenue	$9,361	14.1%	$12,166	15.7%
Gross profit	$135	1.7%	$2,330	23.3%
Gross profit %*	1.4%		19.2%
Company Total:
Gross Revenue	$69,114	103.8%	$77,652	100.0%
Contra Revenue Adjustment:
Warrant Contra Revenue*	$(2,500)	(3.8)%	$0	0%
Gross profit %*	(3.8)%		0%
Company Total:
Net Revenue	$66,614	100.0%	$77,652	100.0%
Gross Profit	$5,458	100.0%	$10,014	100.0%
Gross profit %*	8.2%		12.9%
* We did not allocate warrant contra revenue related to the Amazon agreement to the reportable segments. Allocation to reportable segments would have resulted in distortion of the gross margins of the segments. Accordingly, gross profit percentages are calculated using net revenue.

Revenue

Gross revenue decreased by $8.5 million, from $77.7 million to $69.1 million in the first quarter of 2018. The decrease was due to $11.3 million related to the Company's margin improvement initiative, $1.4 million in lost programs and $5.0 million of volume softness in the communications vertical offset by $9.2 million of net growth from new and existing clients including a government services program and strong growth in the cable, retail, and healthcare verticals.  The Domestic segment decrease of $2.8 million was due to $10.7 million of volume reductions from the Company's margin improvement initiative, $1.0 million in lost programs, partially offset by $8.9 million of net growth from new and existing clients. Offshore revenues decreased by $3.0 million due to $2.6 million of net volume reduction from new and existing clients with the reduction primarily in the wireless communications vertical, $0.1 million of lost programs and $0.3 million in reductions related to the Company's margin improvement initiative. The decrease in the Nearshore segment of $2.8 million was due to $2.2 million of net volume reduction from new and existing clients primarily in the wireless communications vertical, $0.3 million of lost programs and $0.3 million in reductions related to the Company's margin improvement initiative.

Gross profit

Gross profit as a percentage of net revenue decreased by 4.7% primarily due to the gross profit adjustment for the warrants issued upon execution of the Amazon agreement in January 2018. Domestic gross profit as a percentage of revenue increased to 6.1% in 2018 from 3.4% in 2017 primarily due to growth from new and existing clients, and the realized gains from the margin improvement initiative.  The Offshore gross margin remained steady at 29.2%.  The Nearshore decrease to 1.4% in 2018 from 19.2% in 2017 was primarily due to volume reductions from existing customers primarily in the wireless communications vertical, non-billable ramp training related to a new customer, and delays related to ramping additional new programs.

Selling, general and administrative expenses

Selling, general and administrative expenses increased by $0.7 million during the first quarter of 2018 compared to the prior year. The increase was primarily due to increased selling expenses. Such expenses as a percentage of gross revenue increased to 12.4% from 10.2% year over year.

Transaction related fees

Expenses totaling $1.9 million were incurred during the first quarter of 2018 for fees and expenses related to the Aegis and Amazon transactions.

Impairment Losses and Restructuring Charges

During the first quarter of 2018, we recognized impairment losses of $3.4 million. We closed our facility in Colorado Springs, Colorado, resulting in an impairment loss of $1.1 million related to the disposal of certain assets. Additionally, we notified our RN's on Call clients that we would no longer be providing service after March 2018, resulting in an impairment loss of $0.2 million for write-off of the customer relationship intangible asset related to this line of business. We also received notice from a large client in the first quarter of 2018 that they intended to terminate their business with us as of the end of second quarter 2018. This resulted in an impairment loss of $2.1 million for the write-off of the customer relationship intangible asset related to the client. We did not incur any impairment losses in the first quarter of 2017.

Restructuring charges totaled $1.1 million for the three months ended March 31, 2018. This is comprised of $0.4 million for the closure of the Colorado Springs, Colorado facility; a total of $0.5 million related to the elimination of certain positions at various locations under a company wide restructuring plan; and charges of $0.2 million resulting from early termination of a portion of the lease on one of our Offshore locations. There were no restructuring charges during the three months ended March 31, 2017.

Interest and other income (expense), net

Interest and other income (expense), net for the three months ended March 31, 2018 and 2017 of approximately ($0.4) million each quarter primarily consists of interest expense associated with our line of credit, capital leases, and notes payable.

Income tax expense (benefit)

Income tax expense during the first three months of 2018 was $0.1 million, primarily related to our Canadian operations. Income tax benefit was ($28) thousand in the first three months of 2017. We have tax holidays in Honduras and Jamaica, and for certain facilities in the Philippines.

RESULTS OF OPERATIONS - YEARS ENDED DECEMBER 31, 2017 AND 2016

The following table summarizes our revenues and gross profit for the periods indicated, by reporting segment:

	For the Years Ended December 31,
	2017		2016
	(in 000s)	(% of Total)	(in 000s)	(% of Total)
Domestic:
Revenue	$171,188	58.5%	$186,061	60.6%
Cost of services	163,859	63.0%	173,669	64.1%
Gross profit	$7,329	22.6%	$12,392	34.0%
Gross profit %	4.3%		6.7%
Offshore
Revenue	77,074	26.3%	76,868	25.0%
Cost of services	58,281	22.4%	60,261	22.3%
Gross profit	$18,793	58.1%	$16,607	45.6%
Gross profit %	24.4%		21.6%
Nearshore
Revenue	44,342	15.2%	44,271	14.4%
Cost of services	38,102	14.6%	36,849	13.6%
Gross profit	$6,240	19.3%	$7,422	20.4%
Gross profit %	14.1%		16.8%
Company Total:
Revenue	$292,604	100.0%	$307,200	100.0%
Cost of services	260,242	100.0%	270,779	100.0%
Gross profit	$32,362	100.0%	$36,421	100.0%
Gross profit %	11.1%		11.9%

Revenue

Revenue decreased by $14.6 million, or 4.8%, from $307.2 million in 2016 to $292.6 million in 2017. The decrease was due to $34.8 million in reductions related to the Company's margin improvement initiative and the related temporary decline in production billings, and $8.0 million in lost programs, partially offset by $28.2 million net growth from new and existing clients. The Domestic segment decrease of $14.9 million was due to $27.8 million in reductions from the Company's margin improvement initiative and $5.9 million of lost programs, partially offset by $18.8 million net growth from new and existing clients. Offshore revenues increased by $0.2 million due to $5.9 million of growth from new and existing clients, partially offset by $5.1 million in reductions related to the Company's margin improvement initiative and $0.6 million of lost programs. The increase in the Nearshore segment of $0.1 million was due to $3.4 million growth from new and existing clients, partially offset by $1.9 million in reductions related to the Company's margin improvement initiative and $1.4 million of lost programs.

Cost of Services and Gross Profit

Gross profit as a percentage of revenue decreased 0.8%, primarily due to the Company's margin improvement initiative with flat fixed costs and the related temporary decline in production billings. Domestic gross profit as a percentage of revenue decreased to 4.3% in 2017 from 6.7% in 2016 primarily due to the Company's margin improvement initiative and the related temporary decline in production billings. The Offshore increase of 2.8% was primarily due to increased volumes and the resulting increase in capacity utilization, and the Company's margin improvement initiative resulting in a greater concentration of higher margin clients. Nearshore gross profit as a percentage of revenue decreased 2.7%, due to the Company's margin improvement initiative and the related temporary decline in production billings, primarily relating to the business mix within existing clients during this transition.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were 11.1% and 10.8% of revenue for the years ended December 31, 2017 and 2016, respectively. The percentage increase was primarily due to the decrease in revenue year over year, while the decrease of $0.6 million was driven primarily by lower payroll-related expenses.

Impairment Losses and Restructuring Charges, Net

During 2017 and 2016, we recognized $0.1 million and $0.2 million, respectively, in impairment losses in our Domestic and Nearshore segments associated with closure of a facility and the impairment of certain assets after an analysis indicated estimated future cash flows were insufficient to support the carrying values.

Restructuring charges totaled $0.4 million for the year ended December 31, 2017, which primarily consisted of costs related to a site closure in the Domestic segment.

Interest and Other Income (Expense), Net

Interest and other income (expense), net for 2017 was ($1.0) million, which consists primarily of ($1.6) million of interest expense on our revolving line of credit and other debt, offset by a recovery of $0.5 million during the second quarter.

Income Tax Expense (Benefit)

Income tax benefit for 2017 was ($0.4) million, compared to $0.7 million of expense in 2016. Income tax benefit in 2017 is primarily related to the Tax Reform Act affecting our U.S. operations, offset by income tax expense primarily related to our Canadian operations. The Tax Reform Act, signed into law on December 22, 2017, makes significant modifications to U.S. federal income tax laws including reducing the corporate tax rate to 21 percent starting January 1, 2018 and transitioning the U.S. to a territorial tax regime. Consequently, we recorded an adjustment to the Company’s deferred tax liability and a corresponding net adjustment to deferred income tax (benefit) for the year ended December 31, 2017. Our U.S. operations have a valuation allowance recorded on deferred tax assets and we have tax holidays in Honduras, Jamaica, and for certain facilities in the Philippines. For more information, refer to Note 13, “Income Taxes” to our Consolidated Financial Statements, beginning on page F - 1 - 22.

Net Income / Loss

As a result of the factors described above, the net loss was $1.3 million for the year ended December 31, 2017, compared to net income of $0.4 million for the year ended December 31, 2016.

RESULTS OF OPERATIONS - YEARS ENDED DECEMBER 31, 2016 AND 2015

	For the Years Ended December 31,
	2016		2015
	(in 000s)	(% of Total)	(in 000s)	(% of Total)
Domestic:
Revenue	$186,061	60.6%	$169,945	60.2%
Cost of services	173,669	64.1%	158,331	61.4%
Gross profit	$12,392	34.0%	$11,614	47.8%
Gross profit %	6.7%		6.8%
Offshore
Revenue	76,868	25.0%	72,914	25.8%
Cost of services	60,261	22.3%	66,242	25.7%
Gross profit	$16,607	45.6%	$6,672	27.5%
Gross profit %	21.6%		9.2%
Nearshore
Revenue	44,271	14.4%	39,275	13.9%
Cost of services	36,849	13.6%	33,257	12.9%
Gross profit	$7,422	20.4%	$6,018	24.8%
Gross profit %	16.8%		15.3%
Company Total:
Revenue	$307,200	100.0%	$282,134	100.0%
Cost of services	270,779	100.0%	257,830	100.0%
Gross profit	$36,421	100.0%	$24,304	100.0%
Gross profit %	11.9%		8.6%

Revenue

Revenue increased by $25.1 million, or 8.9%, from $282.1 million in 2015 to $307.2 million in 2016. This includes ACCENT revenue of $28.0 million and $20.8 million of new business and growth from existing clients, partially offset by $23.7 million of lost programs. The Domestic segment increase of $16.1 million was due to $24.5 million from the acquisition of ACCENT and $11.0 million of new business and growth from existing clients, partially offset by $19.4 million of lost programs. Offshore revenues increased by $4.0 million due to $6.2 million of growth from existing and new clients, partially offset by $2.2 million of lost programs. The increase in the Nearshore segment of $5.0 million was due to $3.5 million from the acquisition of ACCENT and $4.3 million of growth from existing and new clients, partially offset by $2.8 million of lost revenue.

Cost of Services and Gross Profit

Gross profit as a percentage of revenue increased 3.3%, primarily due to the benefit of ongoing contract optimization efforts and increased capacity utilization. Domestic gross profit as a percentage of revenue remained steady at 6.7% in 2016 compared to 6.8% in 2015. The Offshore increase of 12.4% was primarily due to an increase in capacity utilization. Nearshore gross profit as a percentage of revenue increased 1.5%, due to continuing increased capacity utilization.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were 10.8% and 12.2% of revenue for the years ended December 31, 2016 and 2015, respectively. The decrease was primarily due to the full year impact of synergies realized from recent acquisitions and continued expense management efforts.

Impairment Losses and Restructuring Charges, Net

During 2016 and 2015, we recognized $0.2 million and $0.3 million, respectively, in impairment losses in our Nearshore and Domestic segments associated with certain assets after an impairment analysis indicated estimated future cash flows were insufficient to support the carrying values. Restructuring charges totaled $0.2 million for the year ended December 31, 2016, which primarily consisted of costs related to site closures in the Domestic and Nearshore segments.

Interest and Other Income (Expense), Net

Interest and other income (expense), net for 2016 was $1.7 million of expense, which consists primarily of $1.6 million of interest expense on our revolving line of credit and other debt.

Income Tax Expense

Income tax expense for 2016 was $0.7 million, compared to $0.5 million in 2015. 2016 income tax expense is related to the tax provisions for the U.S., Canada, and the Philippines. Our U.S. operations have a valuation allowance recorded on deferred tax assets and we have tax holidays in Honduras, Jamaica, and for certain facilities in the Philippines.

Net Income / Loss

As a result of the factors described above, net income was $0.4 million for the year ended December 31, 2016, compared to a loss of $15.6 million for the year ended December 31, 2015.

Liquidity and Capital Resources

Our primary sources of liquidity are cash flows generated by operating activities, available borrowings under our revolving credit facility, and factoring agreements for certain accounts receivable.  We have historically utilized these resources to finance our operations and make capital expenditures associated with capacity expansion, upgrades of information technologies and service offerings, and business acquisitions.  Due to the timing of our collections of receivables due from our major customers, we have historically needed to draw on the line of credit periodically for ongoing working capital needs.  We believe our cash and cash equivalents, cash from operations and available credit will be sufficient to operate our business for the next twelve months.

As of March 31, 2018, working capital totaled $34.0 million and the current ratio was 2.41:1, compared to working capital of $32.2 million and a current ratio of 2.24:1 as of December 31, 2017. The increase in 2018 was primarily driven by the reduction in accrued liabilities.

We operate our treasury department from our headquarters office in Greenwood Village, Colorado. Our policy is to centralize and protect our global cash balances by holding balances in the US and primarily in U.S. dollar (“USD”). We fund our operating subsidiaries as payments are due and attempt to minimize subsidiary cash balances to the extent possible. We are exposed to foreign currency exchange fluctuations in the foreign countries in which we operate. We enter into foreign currency exchange contracts to mitigate these risks where possible. Please refer to “—Quantitative and Qualitative Disclosures About Market Risk,” for more information.

The following discussion highlights our cash flow activities during the years ended December 31, 2017, 2016 and 2015.

Cash and cash equivalents

Cash and cash equivalents held by the Company's foreign subsidiaries were $1.4 million and $1.0 million at December 31, 2017 and 2016, respectively. Under tax laws and regulations in effect prior to the Tax Reform Act, if cash and cash equivalents held outside the United States were distributed to the United States in the form of dividends or otherwise, we may have been subject to additional U.S. income taxes and foreign withholding taxes. Under the Tax Reform Act, our accumulated untaxed foreign earnings were deemed repatriated as of the end of 2017 and were subject to U.S. taxes.

Cash and cash equivalents were $1.5 million at December 31, 2017, compared to a balance of $1.0 million at December 31, 2016.

Cash flows from operating activities

Net cash (used in) provided by operating activities for the three months ended March 31, 2018 was ($3.6) million, compared to $7.2 million for the three months ended March 31, 2017, primarily due to a net loss in first quarter 2018 compared to net income in first quarter 2017. For the years 2017, 2016 and 2015 we reported net cash flows from operating activities of $15.5 million, $10.9 million and $(4.6) million, respectively. The increase from 2016 to 2017 was driven primarily by an increase in cash flows related to net changes in operating assets and liabilities, offset by decreases in net income and non-cash items. Cash flows from operating activities can vary significantly from year to year depending upon the timing of operating cash receipts and payments, especially accounts receivable and accounts payable.

Cash flows used in investing activities

Net cash used in investing activities for the three months ended March 31, 2018 of $1.9 million consisted of capital expenditures. This compares to net cash used in investing activities for the three months ended March 31, 2017 of $0.8 million, which primarily consisted of capital expenditures of $1.1 million, offset by $0.3 million related to proceeds from asset sales.
For the years 2017, 2016 and 2015 we reported net cash outflows from investing activities of $(6.8) million, $(4.6) million and $(25.0) million, respectively. Net cash used in investing activities of $(6.8) million in 2017 primarily consisted of $7.2 million of capital expenditures partially offset by the proceeds from the sale of assets of $0.4 million. In 2016, we paid $0.8 million for acquisitions and $3.8 million for capital expenditures. In 2015, we paid $18.3 million for acquisitions and $7.7 million for capital expenditures and we sold assets for proceeds of $1.0 million.

Cash flows from (used in) financing activities

Net cash (used in) provided by financing activities for the three months ended March 31, 2018 of $5.1 million primarily consisted of $5.6 million drawn from our line of credit offset by $0.7 million of principal payments on debt. Net cash used in financing activities for the three months ended March 31, 2017 of $6.1 million consisted of $5.3 million used to pay down our line of credit and $0.9 million of principal payments on debt. For the years 2017, 2016 and 2015 we reported net cash flows from (used in) financing activities of $(8.8) million, $(8.8) million and $26.5 million respectively. In 2017 we paid down $6.9 million on our line of credit and $2.9 million on other financing arrangements, in addition to collecting $1.0 million from the issuance of stock. In 2016, we paid down $6.2 million on our line of credit and $3.1 million on other financing arrangements, in addition to collecting $0.4 million from the issuance of stock. In 2015, we borrowed an additional $27.6 million on our line of credit primarily to fund the acquisition and integration of ACCENT, paid down $2.0 million on other financing arrangements and collected $0.9 million from the issuance of stock.

Other factors impacting liquidity

Our business currently has a high concentration in a few principal clients. The loss of a principal client and/or changes in timing or termination of a principal client's product launches or service offerings could have a material adverse effect on our business, liquidity, operating results, or financial condition. These client relationships are further discussed in Note 6. "Principal Clients," to our Consolidated Financial Statements. To limit our credit risk, management from time to time will perform credit evaluations of our clients. Although we are directly impacted by the economic conditions in which our clients operate, Management does not believe substantial credit risk existed as of December 31, 2017.

There is a risk that the counterparties to our hedging instruments could suffer financial difficulties due to economic conditions or other reasons and we could realize losses on these arrangements which could impact our liquidity. However, we do not believe we are exposed to more than a nominal amount of credit risk in our derivative hedging activities, as the counterparties are established, well-capitalized financial institutions.

Because we service relatively few, large clients, the availability of cash is highly dependent on the timing of collections of our accounts receivable. As a result, we borrow cash from our line of credit facility to cover short-term cash needs. These borrowings are typically outstanding for a short period of time before they are repaid. However, our debt balance can fluctuate significantly during any given quarter as part of our ordinary course of business. Accordingly, our debt balance at the end of any given period is not necessarily indicative of the debt balance at any other time during that period.

We have entered into factoring agreements with financial institutions to sell certain of our accounts receivable under non-recourse agreements. These transactions are accounted for as a reduction in accounts receivable because the agreements transfer effective control over and risk related to the receivables to the buyers. We do not service any factored accounts after the factoring has occurred. We utilize factoring arrangements as part of our financing for working capital. The aggregate gross amount factored under these agreements was $82,690, $51,684 and $33,980 for the years ended December 31, 2017, 2016 and

2015, respectively.

Although Management cannot accurately anticipate effects of domestic and foreign inflation on our operations, Management does not believe inflation has had a material adverse effect on our results of operations or financial condition. However, there is a risk that inflation could occur in certain countries in which we operate which could have an adverse effect on our financial results. We engage in hedging activities which may reduce this risk; however, currency hedges do not, and will not, eliminate our exposure to foreign inflation.

Contractual Obligations

Other than operating leases for certain equipment, real estate and commitments to purchase goods and services in the future, in each case as reflected in the table below, we have no off-balance sheet transactions, unconditional purchase obligations or similar instruments and we are not guarantor of any other entities' debt or other financial obligations. The following table presents a summary (in thousands), by period, of our future contractual obligations and payments as of December 31, 2017.

	2018	2019	2020	2021	2022	Thereafter	Total
Operating leases	$11,228	$7,561	$4,335	$2,985	$2,610	$3,689	$32,408
Capital leases	2,134	2,049	487	—	—	—	4,670
Notes payable	566	566	330	—	—	—	1,462
Purchase obligations (1)	7,481	3,567	1,088	—	—	—	12,136
Line of Credit	546	546	19,260	—	—	—	20,352
Total contractual obligations	$21,955	$14,289	$25,500	$2,985	$2,610	$3,689	$71,027
(1) Purchase obligations include commitments to purchase goods and services that in some cases may include provisions for cancellation.

Debt instruments and related covenants

On April 29, 2015, we entered into a secured revolving credit facility (“Credit Agreement”) with BMO Harris Bank N.A. (“Lender”). The Credit Agreement is effective through April 2020 and the amount we may borrow under the Credit Agreement is the lesser of the borrowing base calculation or $50,000, and so long as no default has occurred and with the Administrative Agent’s consent, we may increase the maximum availability to $70,000 in $5,000 increments. We may request letters of credit under the Credit Agreement in an aggregate amount equal to the lesser of the borrowing base calculation (minus outstanding advances) and $5,000. The borrowing base is generally defined as 85% of our eligible accounts receivable less certain reserves as defined in the Credit Agreement.

Our borrowings bear interest at the one-month London Inter-bank Offered Rate (“LIBOR”) plus 1.50% to 1.75%, depending on current availability. We will pay letter of credit fees equal to the applicable margin times the daily maximum amount available to be drawn under all letters of credit outstanding and a monthly unused fee at a rate per annum of 0.25% on the aggregate unused commitment under the Credit Agreement. As of December 31, 2017, outstanding letters of credit totaled $893.

The Credit Agreement contains standard affirmative and negative covenants that may restrict or limit our ability to sell assets, incur additional indebtedness and engage in mergers and acquisitions. We are required to maintain a minimum consolidated fixed charge coverage ratio of 1.00 to 1.00 if a reporting trigger period commences.

On November 6, 2015, we entered into a second amendment to our Credit Agreement with the Lender. The amendment replaced the fixed charge coverage ratio with a Consolidated EBITDA covenant, modified the Consolidated EBITDA definition, and decreased the limits on future capital expenditures.

On January 20, 2016, we entered into a third amendment to our Credit Agreement with the Lender. The amendment established the Consolidated EBITDA covenants for each month of 2016 that apply if we cross the availability threshold in the Credit Agreement.

On March 28, 2017, we entered into a fourth amendment to our Credit Agreement with the Lender. The fourth amendment extends the term of the Credit Agreement until March 28, 2022 while also amending certain of the financial covenants as follows: 1) reduces the maximum consolidated fixed charge coverage ratio and 2) removes the monetary cap on non-financed capital expenditures for 2017 and each fiscal year thereafter during the term of the Credit Agreement. In addition, the amendment removes the requirement that funds collected be automatically applied to our credit facility balance, unless a trigger event occurs. As a result, the balance sheet classification has been changed from short-term liabilities to long-term liabilities beginning in the first quarter of 2017.

As of December 31, 2017, we were in compliance with all debt covenants, and we had outstanding borrowings of $19,078, and our remaining borrowing capacity was $29,602.

Other Debt

From time to time, we enter into financing agreements such as notes payable and capital lease obligations, in order to facilitate the fit-out of new locations. The implied interest rates for these agreements range from 3% to 20%; the terms range from five to seven years.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements requires us to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We base our accounting estimates on historical experience and other factors that we believe to be reasonable under the circumstances. Actual results could differ from those estimates.

We have discussed the development and selection of critical accounting policies and estimates with our Audit Committee. We believe that the following critical accounting policies involve our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

We invoice our business process outsourcing services clients monthly in arrears and recognize revenue for such services when completed. For substantially all of our contractual arrangements for business process outsourcing services, we recognize revenue based either on the billable hours or minutes of each customer service representative, at rates provided in the client contract, or on a rate-per-transaction basis. The contractual rates can fluctuate based on our performance against certain pre-determined criteria related to quality and performance. Additionally, some clients are contractually entitled to penalties when we are out of compliance with certain quality and/or performance obligations defined in the client contract. Such penalties are recorded as a reduction to revenue as incurred. As a general rule, our contracts are not multiple element contracts. We provide initial training to customer service representatives upon commencement of new contracts and recognize revenues for such training as the services are provided based upon the production rate (i.e., billable hours and rates related to the training services as stipulated in our contractual arrangements). Accordingly, the corresponding training costs, consisting primarily of labor and related expenses, are recognized as incurred. We have assessed the impact of ASU 2014-09 Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) and have determined that our current revenue recognition process is in compliance with the ASU. Therefore, we do not anticipate any impact to our consolidated financial statements upon adoption on January 1, 2018. We will use the Modified Retrospective transition method of adoption for ASU 2014-09. We have determined that we will need to include information on disaggregated revenue, as well as additional detail related to performance obligations and information about the methods, inputs and assumptions used in recognizing revenue, in the disclosures to our consolidated financial statements beginning in the first quarter of 2018.

For more information, refer to Note 1, “Basis of Presentation and Summary of Significant Accounting Policies” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 8.

Fair Value of Financial Instruments

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy requires that the Company maximize the use of observable inputs and minimize the use of unobservable inputs. The levels of the fair value hierarchy are described below:

Level 1 - Quoted prices for identical instruments traded in active markets.

Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 - Unobservable inputs that cannot be supported by market activity and that are significant to the fair value of the asset or liability, such as the use of certain pricing models, discounted cash flow models and similar techniques that use significant assumptions. These unobservable inputs reflect our own estimates of assumptions that market participants would use in pricing the asset or liability.

When determining the fair value measurements for assets and liabilities required or permitted to be recorded at and/or marked to fair value, we consider the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability. When possible, we look to active and observable markets to price identical assets or liabilities. When identical assets and liabilities are not traded in active markets, we look to market observable data for similar assets and liabilities. Nevertheless, if certain assets and liabilities are not actively traded in observable markets, we must use alternative valuation techniques to derive a fair value measurement.

For more information, refer to Note 8, “Fair Value Measurements,” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 18.

Impairment of Long-Lived Assets

We periodically, on at least an annual basis, evaluate potential impairments of our long-lived assets. In our annual evaluation or when we determine that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more indicators of impairment, we evaluate the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying values of the assets, we measure the impairment based on the excess of the carrying value of the long-lived asset over the long-lived asset’s fair value. Our projections contain assumptions pertaining to anticipated levels of utilization and revenue that may or may not be under contract but are based on our experience and/or projections received from our customers. Refer to Note 4 “Impairment Losses and Restructuring Charges” for additional information on impairment of long-lived assets recognized during the years ended December 31, 2017, 2016 and 2015.

Impairment of Goodwill and Intangible Assets

Goodwill is recorded at fair value and not amortized, but is reviewed for impairment at least annually or more frequently if impairment indicators arise. Our goodwill is allocated by reporting unit and is evaluated for impairment by first performing a qualitative assessment ("Step 0") to determine whether a quantitative goodwill test is necessary. If it is determined, based on qualitative factors, the fair value of the reporting unit is "more likely than not" less than the carrying amount or if significant changes related to the reporting unit have occurred that could materially impact fair value, a quantitative goodwill impairment test would be required. We can elect to forgo the qualitative assessment and perform the quantitative test.

If the carrying amount of a reporting unit exceeds its fair value, "Step 1" is performed to determine if goodwill is impaired and to measure the amount of impairment loss to recognize, if any. This step compares the implied fair value of goodwill with the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

The implied fair value of goodwill is determined by assigning the fair value of the reporting unit to all the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination. We define our reporting units to be the same as our operating segments and have elected to perform the annual impairment assessment for goodwill in the fourth quarter. Refer to Note 3 “Goodwill and Intangible Assets” for additional information on impairment of goodwill recognized during the years ended December 31, 2017, 2016 and 2015.

Restructuring Charges

On an ongoing basis, Management assesses the profitability and utilization of our facilities and in some cases Management has chosen to close facilities. Severance payments that occur from reductions in workforce are in accordance with our postemployment plans and/or statutory requirements that are communicated to all employees upon hire date; therefore, severance liabilities are recognized when they are determined to be probable and reasonably estimable. Other liabilities for costs associated with an exit or disposal activity are recognized when the liability is incurred, instead of upon commitment to an exit plan. A significant assumption used in determining the amount of the estimated liability for closing a facility is the estimated liability for future lease payments on vacant facilities. We determine our estimate of sublease payments based on our ability to successfully negotiate early termination agreements with landlords, a third-party broker or Management’s assessment of our ability to sublease the facility based upon the market conditions in which the facility is located. If the assumptions regarding early termination and the timing and amounts of sublease payments prove to be inaccurate, we may be required to record additional losses, or conversely, a future gain.

For more information, refer to Note 4, “Impairment Losses and Restructuring Charges,” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 14.

Derivative Instruments and Hedging Activities

We record derivative instruments as either an asset or liability measured at its fair value with changes in the fair value of qualifying hedges recorded in other comprehensive income. Changes in a derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset the related results of the hedged item and requires that we must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

We are generally able to apply cash flow hedge accounting, which associates the results of the hedges with forecasted future expenses. The current mark-to-market gain or loss is recorded in accumulated other comprehensive income and will be re-classified to operations as the forecasted expenses are incurred, typically within one year. While we expect that our derivative instruments that have been designated as hedges will continue to meet the conditions for hedge accounting, if hedges do not qualify as highly effective or if we do not believe that forecasted transactions will occur, the changes in the fair value of the derivatives used as hedges will be reflected in earnings.

For more information, refer to Note 7, “Derivative Instruments,” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 17.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income taxes reflect net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. We are subject to foreign income taxes on our foreign operations. We are required to estimate our income taxes in each jurisdiction in which we operate. This process involves estimating our actual current tax exposure, together with assessing temporary differences resulting from differing treatment of items for tax and financial reporting purposes. The tax effects of these temporary differences are recorded as deferred tax assets or deferred tax liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period during which such rates are enacted. We record a valuation allowance when it is "more likely than not" that we will not realize the net deferred tax assets in a certain jurisdiction.

We consider all available evidence to determine whether it is "more likely than not" that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become realizable. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), and projected taxable income in assessing the validity of deferred tax assets. In making such judgments, significant weight is given to evidence that can be objectively verified. In order to fully realize the U.S. deferred tax assets, we will need to generate sufficient taxable income in future periods before the expiration of the deferred tax assets governed by the tax code.

We do not provide for deferred taxes on the excess of the financial reporting basis over the tax basis in our investments in foreign subsidiaries that are essentially permanent in duration or not subject to taxation in the US or in the local country. In general, it is our practice and intention to reinvest the earnings of our foreign subsidiaries in those operations. Generally, the earnings of our foreign subsidiaries become subject to U.S. taxation based on certain provisions in U.S. tax law such as the recently enacted territorial transition tax under section 965 and under certain other circumstances. Exceptions may be made on a year-by-year basis to repatriate current year earnings of certain foreign subsidiaries based on cash needs in the U.S.

Based on all available evidence, in particular our historical cumulative losses and recent operating losses, we recorded a valuation allowance against our U.S. net deferred tax assets. The valuation allowance for deferred tax assets as of December 31, 2017, 2016, and 2015 was $18.9 million, $27.4 million and $28.2 million, respectively. In order to fully realize the U.S.

deferred tax assets, we will need to generate sufficient taxable income in future periods before the expiration of the deferred tax assets governed by the tax code. As of December 31, 2017, we had gross federal net operating loss carry forwards of approximately $49.9 million expiring beginning in 2030 and gross state net operating loss carryforwards of approximately $70.0 million expiring beginning in 2018.

For more information, refer to Note 13, “Income Taxes,” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 22.

Stock-Based Compensation

We recognize expense related to all share-based payments to employees, including grants of employee stock options, in our Consolidated Statements of Operations and Other Comprehensive Loss based on the share-based payments’ fair values amortized straight-line over the period during which the employees are required to provide services in exchange for the equity instruments. We estimate forfeitures when calculating compensation expense. We use the Black-Scholes method for valuing stock-based awards.

For more information, refer to Note 11, “Share-Based Compensation and Employee Benefit Plans,” to our Consolidated Financial Statements, attached hereto, beginning on page F - 1 - 20.

In conjunction with execution of the Amazon Warrant, we considered a number of factors to determine the appropriate income statement impacts resulting from issuance of the first tranche of Amazon Warrants at the time of execution. These factors included:

•	Whether the Amazon Warrants are freestanding or embedded in another financial instrument;

•	Conclusion: They are freestanding

•	Whether the Amazon Warrants are indexed to the Company’s stock;

•	Conclusion: The Amazon Warrants are indexed to the Company's stock

•	Evaluate Settlements: whether the Amazon Warrant includes a provision that could require net cash settlement, and/or the type and quantity of the Company’s stock available and required for settlement;

•	Conclusion: Either physical or net share settlement is required, allowing equity treatment

•	Other conditions required for equity classification;

•	Conclusion: No circumstances exist that would require us to account classify the instrument as anything other than equity

•	Determination of basis of recognition of costs associated with the transaction;

•	Conclusion: Since fair value is readily determinable based on Company stock price, measurement of expense is based on fair value of the equity instruments issued

•	Determination of basis of recognition of equity instruments associated with the transaction;

•
Conclusion: Equity in the amount of estimated probable performance completion to date (based on quarterly forecasts) will be recorded for the fair value of the warrants earned to date, based on Monte Carlo pricing; adjustments will be made at each reporting period until performance is complete

After evaluating these factors, we concluded that:

•	The Amazon Warrants will be classified as equity on the Company’s balance sheet;

•	The offset will be recognized as contra-revenue on the statement of income;

•
Contra-revenue and equity will be estimated and recorded, using the Monte Carlo pricing model, when performance completion is probable, with adjustments in each reporting period until performance is complete; and

•	We will prepare disclosures in conformance with the disclosure requirements in ASC 505 and ASC 718.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Exchange Risks

Market risk relating to our international operations results primarily from changes in foreign exchange rates. To address this risk, we enter into foreign currency forward and options contracts. The contracts cover periods commensurate with expected exposure, generally three to twelve months, and are secured through a reserve on our availability calculation with our Lender. The cumulative translation effects for subsidiaries using functional currencies other than the USD are included in accumulated other comprehensive loss in stockholders’ equity. Movements in non-USD currency exchange rates may negatively or positively affect our competitive position, as exchange rate changes may affect business practices and/or pricing strategies of non-U.S. based competitors.

We serve many of our U.S.-based clients in non-U.S. locations, such as Canada and the Philippines. Our client contracts are primarily priced and invoiced in USD; however, the functional currencies of our Canadian and Philippine operations are the Canadian dollar ("CAD") and the Philippine peso ("PHP"), respectively, which creates foreign currency exchange exposure.

In order to hedge our exposure to foreign currency transactions in the CAD and PHP, we had outstanding foreign currency forward and option contracts as of March 31, 2018 with notional amounts totaling $35.9 million. If the USD were to weaken against the CAD and PHP by 10% from current period-end levels, we would incur a loss of approximately $4.1 million on the underlying exposures of the derivative instruments. As of March 31, 2018, we have not entered into any arrangements to hedge our exposure to fluctuations in the Honduran lempira or the Jamaican dollar relative to the USD.

If we increase our operations in international markets, our exposure to potentially volatile movements in foreign currency exchange rates would also increase. The economic impact of foreign currency exchange rate movements is linked to variability in real growth, inflation, governmental actions and other factors. These changes, if significant, could cause us to adjust our foreign currency risk strategies.

Interest Rate Risk

At March 31, 2018, we had a $50.0 million secured credit facility with BMO Harris Bank. The interest rate on our credit facility is variable based upon the LIBOR index, and, therefore, is affected by changes in market interest rates. If the LIBOR increased 100 basis points, there would not be a material impact to our unaudited consolidated financial statements.

AEGIS BUSINESS AND OTHER INFORMATION

Aegis' Business

CSP Alpha Midco Pte Limited along with its subsidiaries (for purposes of this section, collectively referred to as “Aegis,” “they,” “them,” or “their”) is a worldwide provider of customer experience management, which includes services, such as customer lifecycle management (“CLM”) services and back-office services, technology services and social media analytics. Aegis helps the world’s leading companies improve their customer experience and operational efficiency through a unique combination of technological innovation, operational expertise and actionable insights. Aegis also provides digital solutions to clients, such as AegisLISAn, an end-to-end digital management platform and a social media tracker that helps clients harness the full potential of social platforms, keep up with real-time trends driving their businesses and deliver real-world results.
Aegis' solutions are supported by over 40,000 employees, delivering services from 46 locations in nine countries on five continents. Aegis was originally incorporated in India in 1992 as Essar Terminals Limited. Aegis was renamed Aegis BPO Services Limited on October 21, 2004 when Aegis commenced BPO operations. Today, their operating subsidiaries are organized under ESM, a Mauritius corporation, which became part of Aegis in November 2017.

What distinguishes Aegis from their competitors is their ability to continually deliver value to clients. Aegis derives this ability from their core differentiators: deep industry expertise, cutting-edge technology and analytics and a client-centric approach. For example, their focus on specific industry sectors has enabled Aegis to gain operational insights into the business processes they manage for clients and has allowed Aegis to consistently deliver quality service. The major industries that Aegis currently focuses on are telecommunications, banking, financial services and insurance (“BFSI”), travel and hospitality, e-commerce, media and entertainment, healthcare, utilities, transportation and manufacturing. Aegis had a diversified client base of approximately 170 clients as of the end of fiscal 2017, including several Fortune 500 clients. A large number of clients are leading players in their respective industries and regions and have been collaborating with Aegis for multiple years.
However, Aegis believes that the greatest value they provide is not just their understanding of clients’ industries; it is also understanding of the particular challenges clients face, the unique culture of a specific business or geography and their ability to come up with innovative solutions by combining their knowledge of practices across different industries. Over the years, Aegis has built trusted relationship with many clients, which is evidenced by the long-standing relationships Aegis has with many key clients. Aegis has been servicing their top 5 clients for over 10 years on average.

Geographical Markets

Aegis have organized their sales and marketing departments into teams that focus on specific geographies and industries, enabling Aegis to better customize their service offerings to clients’ needs. Aegis' primary geographic markets are Middle East, India, South America, Malaysia, Australia, North America and Rest of the World which generated 29%, 22%, 16%, 10%, 10%, 7% and 6%, respectively, of their revenues in the fiscal year ended March 31, 2017. For the nine-month period ended December 31, 2017 their primary geographic markets were Middle East, India, South America, Malaysia, Australia, North America and Rest of the World which generated 33%, 20%, 17%, 10%, 8%, 6% and 6%, respectively, of their revenues for this period.

Aegis' Services

In their CLM service offering, Aegis specializes in managing the entire lifecycle of customer care from sales-related prospecting to customer care, technical support and collection services. In their back-office services offering, Aegis provides finance and accounting services, human resource processing services (“HR Processing”) and spend management services. Aegis also provides technology services such as system integration services related to unified communications, networking and contact center technologies. Aegis follows a “right-shoring” approach, which is providing clients with services in a local jurisdiction (“on-shore”) or off-shore, depending on each client’s specific needs and the mix of skills and cost of labor in each location. For fiscal 2017, 79.5% of their revenue was derived from delivering services on-shore to the client’s location while 20.5% of revenue was derived from providing services from off-shore locations. For the nine-month period ended December 31, 2017, 81.6% of revenue was derived from delivering services on-shore to the client’s location while 18.4% of their revenue was derived from providing services from off-shore locations.

In fiscal 2017, their revenue was $415 million and profit was $36 million. For the nine-month period ended December 31, 2017, revenue was $365 million and profit was $6 million. As of December 31, 2017, Aegis had 40,802 employees providing services to clients from 46 centers across nine countries on five continents.

Aegis' Solutions

Customer Lifecycle Management (CLM)

Aegis' solutions portfolio is designed to make clients’ operations and their brands relevant throughout their end-customer’s lifecycle.

Aegis offers a comprehensive suite of solutions that helps clients plan deeper, transparent and better optimized customer connections and experiences—from strategy development to execution. Aegis's CLM solutions suite is an umbrella to the following related services Aegis offers:

Contact Center Solutions: Aegis provides enterprise-class contact center services across the spectrum of clients’ needs: email, chat, non-voice, voice, video calling and more. Aegis steps into clients’ shoes and builds a partner ecosystem that ensures their specific needs are met. Besides service excellence, Aegis facilitates their contact center services in a transparent and open work environment. For instance, clients are welcome to visit contact centers and observe how Aegis provides services to learn more about their business and solutions.

Healthcare Process Management: Aegis' comprehensive healthcare outsourcing solution covers the entirety of the patient-to-revenue lifecycle. This ranges from initial patient contact all the way to collections. Aegis' global delivery model enables them to provide quality services while ensuring HIPAA compliance and limiting process redundancy.

Transcription, Captioning, and Subtitling Services: Aegis offers voice-to-text solutions such as transcription, real-time and offline captioning and subtitling as well as translation services, with a clear focus on accuracy, quality and rapid turnaround. Aegis delivers transcription services from centers across the globe. Aegis' global workforce allows them to provide services at competitive costs and quick turnaround times for consistent content delivery.

Back-Office

Aegis provides a wide range of expert back-office services that go beyond the traditional back-office services by providing cost-saving opportunities while adding value to clients.

Spend Management: The procurement role has transformed from being a back-office facility to a front-faced, value adding, company integral business service. This transformation from being a cost-center to a value-center is a shift that every organization has to come to terms with. Aegis helps clients’ businesses with strategic cost optimization through a structured and consultative transformation framework, enabled by qualified employees, streamlined processes, global exposure, technology expertise and risk mitigation strategies. Aegis helps improve the effectiveness of clients’ supply chain operations, strategic sourcing processes, transformation expansion programs and operational efficiencies. Aegis offers services in the following areas:

Finance and Accounting Services: Aegis offers end-to-end finance and accounting solutions across multiple industries to their global clientele, supported by their industry and functional experience. Aegis' aim is to help clients achieve efficiency, either within the department or for the organization as a whole. Aegis empowers clients to drive bottom-line savings with top-line growth by helping them realize their financial goals.

Human Resource (HR) Outsourcing: With a diverse client base in more than 20 countries, Aegis' experience in managing service across employee lifecycles via strategic outsourcing spans across multiple geographies and industries including Manufacturing, Banking, Retail, Fast-moving Consumer Goods, Information Technology and Information Technology Enabled Services. Combined with their top-notch technology and domain knowledge, Aegis delivers composite value to clients. Aegis customizes their HR services based on the type of workforce and the specific needs of clients' businesses to achieve holistic and accelerated growth for each client.

Data Management: Aegis understands that database management is an art that requires expertise in various fields of business operation, ranging from data gathering to data analysis. Aegis offers the right resources for effective data management which promotes lower operating costs, a sustainable level of data quality, data security and streamlined services. Outsourcing data management to Aegis allows clients to improve business efficiency while also facilitating the smooth and effectual functioning of the database management system and work flow. Aegis offers advantages such as incorporating high-end procedures, state-of-the-art technology, well-organized infrastructure and skilled professional help; each service is offered at the most competitive prices and with top-level precision.

Technology Solutions

Enterprise Business Solutions (EBS): Aegis' EBS services helps clients derive strategic business value out of their Enterprise Business (EB) investments. Aegis optimizes business flows, delivers actionable intelligence and provides “rapid deployment solutions” based on their expertise. Aegis also offers pre-configured industry templates. This includes a network of four wholly-owned global delivery centers, qualified professionals with in-system expertise and solution frameworks that greatly enhance productivity and reliability while reducing costs and risks.

Enterprise Stack and Specialized Solutions: Aegis brings in new ways of orchestrating organizational processes by leveraging their industry expertise through packaged EB applications. Aegis' Centers of Excellence (CoE) build the right industry templates, develop business specific scenarios and help clients assess the return on investment (ROI) of the proposed solutions. Aegis provides services across the lifecycle of the solution, which includes consulting, implementation, roll-out, upgrades, enterprise integration and managed services across:

•	ERP Implementation and Support

•	Treasury and Financial Risk Management (TRM)

•	HANA powered Business Intelligence (BI)

•	Customer Relationship Management (CRM)

•	Human Capital Management (HCM)

Business Analytics: Aegis' multi-pronged analytics approach is aimed at enabling clients align and establish proactive versus reactive strategies to enhance their business decisions. Aegis endeavors to accurately assess industry contexts, interpret underlying trends, anticipate the future and determine dashboard parameters based on the client’s vision, mission, strategic goals, annual objectives and other factors. Aegis' services are designed to deliver what clients demand—from solutions specific to business operations to those supporting end-to-end business cycles.

Automation Solutions: Aegis offers scalable automation solutions which can be integrated with existing business processes which help clients gain real time visibility into their manufacturing and distribution networks to manage lead times while providing better customer service to their end-customers.

Web Solutions: Aegis' Web Solutions service is comprised of Microsoft, .NET and J2EE technologies. Aegis designs and builds web solutions that can be integrated with diverse business applications. Aegis has worked with clients across various solutions domains such as e-Tendering, vendor managed inventory, governance and regulatory compliance, financial solutions, customer loyalty, health, safety and environment. Aegis works across mobile platforms and a variety of visual representation platforms. Aegis' specific technology expertise spans Windows Azure Cloud, Sharepoint and MS Dynamics solutions.

Social Media

Aegis is an early adopter of digital technology platforms, which helps clients create seamless customer experiences through social media analytics. Aegis builds proprietary tools and offerings that help clients engage more effectively with their end-customers and proactively optimize client impacting decisions.

AegisLisan: AegisLisan is Aegis' proprietary omni-channel platform that robustly tracks and monitors conversation threads across numerous niche digital streams in relation to clients’ businesses. It is a system that has content categorization capability, a self-learning sentiment engine and a built-in CRM capability. Aegis' advanced analytics capabilities help clients proactively derive intelligence and opportunities from the conversation clutter. Aegis also provides 360 degree actionable insights that enable clients to enhance the value of their brands. Aegis has unique resources and specialists exclusively trained in digital media to help clients define and standardize end-user engagements across channels. Aegis also empowers clients to customize their digital strategy by empowering them with in-depth domain knowledge and competitive benchmarks.

Competitive Advantage

Aegis believes their strengths give them the necessary competitive advantage to maintain and enhance their position as a leading global provider of customer experience management.

A Customer-centered Approach to Business

Customer experience management is the bedrock of Aegis' philosophy and business strategy. Aegis' solutions portfolio is designed to make customers and their brands relevant to their end-customer’s life. Aegis focuses on knowing what clients want to achieve and then aligning the right tools and methodologies to help fulfill them. Aegis' goal is to be custodians of clients’ brands by providing innovative and customized solutions. Aegis' expertise and methodologies help clients enhance their performance, gain process efficiencies, increase agility and flexibility, reduce costs and achieve measurable business value.

Long-standing Client Relationships and Brand

Aegis has long-standing relationships with their key clients. Aegis' track record in delivering high-quality solutions across the entire customer lifecycle and strong industry expertise help Aegis to solidify these relationships and gain increased business from existing clients. This history of client retention allows Aegis to showcase and strengthen their brand.

Proprietary Quality Process Optimization Approach

Aegis aims to provide seamless support, rapid response and add-on innovations with their Proprietary Quality approach developed in conjunction with COPC Inc. COPC standards and certifications are the fastest-growing industry-specific standards that provide compliance parameters in areas such as client satisfaction, computer infrastructure, and accuracy of responses. Aegis' proven approach is an ideal path for clients’ invigorative drive.
Aegis also applies the Net Promoter Score (NPS) model to help clients maximize their abilities to efficiently manage customer loyalty and fuel profitability. Aegis uses the proven NPS metric to help clients compare, clarify and evaluate their industry competitiveness and potential.

Unique Multi-shore Delivery Capabilities

Aegis' global presence allows them to offer on-shore, off-shore, near-shore or cross-shore delivery models, depending on customer preference, the technology required, cost effectiveness and significance of operations from clients’ end customer lifecycle stage. With Aegis' diversified and dispersed presence of 46 centers across nine countries, Aegis is among the few service providers who can offer these flexible options to clients. Aegis' motto of “Citizens Serving Citizens” ensures a truly exceptional customer experience.

Enable a Collaborative Culture for Aegis Employees

Aegis' company culture is as diverse as their employees, but they unified in their shared passion to create experiences that satisfy client expectations and spark the entrepreneurial spirit in them. Aegis celebrates the different views and values their employees bring to table and combines them to deliver real-world results for clients. Aegis takes pride in their employee value proposition of “Get Set Go” which attracts competent and passionate individuals and provides them with the space to ideate, create and actuate the value for clients.

Entrepreneurial Culture

Aegis' unique culture stems from their management, many of whom have been successful entrepreneurs in their own right. Many Aegis executives who joined Aegis as a result of acquisitions have chosen to stay and grow with Aegis. As Aegis grows, they strive to infuse the entrepreneurial spirit throughout the organization, which is how Aegis maintains a flexible and encouraging working environment.

Continuous Upgrade of Technology and Early Adoption of Digital Services

Aegis' accelerated adoption and implementation of trending solutions and services (social media and analytics) help clients’ businesses capture upside opportunities and deepen customer networks. Aegis' services have one thing in common: the ability to keep the businesses of clients highly responsive and adaptive to ever-changing customer demands. Aegis' services span across all channels (customer-facing and back-office operations), and Aegis is globally acclaimed for their unique position in being able to provide “best shore delivery.”

Certifications

Aegis has acquired SSAE 16 (replaces SAS 70 Type II) as well as PCI certification. Few BPO providers have made the investment to be certified in these areas. The certification shows Aegis' commitment to maintain a stringent enforcement of high standards of quality. Aegis' sustainability reporting strategy adheres to GRI G3 Guidelines, for which Aegis has received an A+ rating.

Business Strategy

Aegis' strategic objective is to strengthen and increase their value proposition to clients and build a sustainable organization that remains relevant to the agenda of clients while generating profitable growth for investors. To that end, the key elements of Aegis' four-pronged strategy are:

Cross-sell / Up-sell to Existing Clients

Aegis aims to build deeper, more strategic relationships with existing global clients to drive enduring, transformational change within their organizations. Aegis intends to achieve this by engaging with clients and becoming a partner of choice for their large transformative programs, both in traditional IT areas as well as for their new digital business initiatives. Aegis intends to build on the long-standing relationships with clients in the CLM space, cross-sell their shared services practices in the finance and accounting services and HR Processing services and enhance their technology-based offerings to existing clients in existing as well as new geographies. As clients’ technology platforms are upgraded and their product or service offerings to their customers change, Aegis aims to continue to invest in upgrading their technology platforms and infrastructure in order to provide clients with a broader set of end-to-end service offerings and enhance their business capability.

Expand the Client Base

Aegis invests in augmenting their business development and marketing efforts to engage new clients and increase their presence in new markets. Aegis uses their deep industry knowledge, proven capabilities in driving costs down for clients, services across the customer lifecycle management vertical and technology enabled platforms to compete for new opportunities. Aegis is also actively increasing their efforts to enhance the awareness of the Aegis brand among target clients.

Enhance Growth Through Selective Acquisitions and Partnerships

Aegis' acquisition strategy is focused on adding new service offerings and capabilities, technology-enabled automation tools and analytics capabilities and deeper industry expertise, as well as expanding their geographic presence. Aegis' track record of acquisition demonstrates their ability to integrate, manage and develop the specific capabilities from target companies. Aegis sees a big gap in their geographic footprint in the US and Philippines markets, and is aggressively looking to acquire businesses in these markets to give them a ready platform to build upon. Aegis will also look to form partnerships that can help them gain capabilities and access to disruptive technologies that can enhance the way Aegis delivers services to clients. To achieve this, Aegis may look to partner with digital companies in the start-up sector that are working on innovative technologies in Aegis' core areas of customer lifecycle management. Aegis will deploy capital in making selective business acquisitions that augment their expertise, complement their presence in certain market segments and accelerate the execution of their strategies.

Attract and Retain High Performing, Motivated and Diverse Workforce

Aegis' employees are their biggest strength. To meet the evolving needs of clients, their priority is to attract and engage the best talent in the right locations with the right skills. Aegis invests significantly in employee engagement to motivate employees and encourage social communication and collaboration. Aegis takes pride in their employee value proposition of “Get Set Go” which aims at attracting competent and passionate individuals and providing them the space to ideate, create and actuate.

Competitive Business Conditions

Aegis is a diverse, global customer engagement management company. Aegis experiences intense competition in traditional services and sees a rapidly changing marketplace with new competitors focused on agility, flexibility and innovation in new technologies. Aegis' competitors vary by geography and business segment, and range from large multinational corporations to smaller, narrowly-focused enterprises. Aegis believes the principal competitive factors in their business include:

•	the ability to maintain long-term client relationships by articulating and demonstrating value addition to existing and potential clients;

•	the ability to continuously upgrade their delivery technology in line with the changing needs of clients and developments in the industry;

•	the ability to keep up with the pace of disruptive innovation;

•	the ability to provide cost effective, high-quality and integrated solutions to clients;

•	the ability to maximize operational performance and efficiencies;

•	the ability to attract and retain high-quality management, technology professionals and sales personnel;

•	the ability to develop a strong and well-recognized brand; and

•	the ability to maintain financial strength in order to invest in infrastructure and add capabilities through acquisitions.

In the future, Aegis expects intensified competition. In particular, Aegis expects increased competition from firms that strengthen their off-shore presence in the geographies that Aegis operates in or other low-cost locations, clients that choose to perform their own business processing services internally or develop their own facilities in off-shore locations rather than using off-shore business processing service providers to achieve cost savings and from firms incumbent in market segments that Aegis has recently entered.

Clients

As of December 31, 2017, Aegis had a diverse client base of approximately 170 current clients across a variety of industries and process types, including companies that Aegis believes are among the leading players in their respective industries.
Aegis' revenues for the nine-month period ended December 31, 2017 and fiscal year 2017 by geographic presence of delivery centers were as follows:

	Year ended March 31, 2017	Nine months ended December 31, 2017
India	30%	27%
Saudi Arabia	28%	33%
Argentina	14%	16%
Malaysia	10%	10%
Australia	9%	7%
Rest of the World	9%	8%

The volume of work Aegis performs for each client varies from year to year based on the nature of the projects Aegis has with those clients. Thus, a major client in one year may not provide the same level of revenue in a subsequent year. However, in any given year, a limited number of clients tend to contribute a significant portion of Aegis' revenues. For the fiscal year ended March 31, 2017, their top five and ten clients represented 49% and 62% of total revenue, respectively. For the nine-month period ended December 31, 2017, Aegis' top five and ten clients represented 51% and 63% of total revenue, respectively.

Intellectual Property

Aegis uses a combination of clients’ software systems, third party software platforms and systems and Aegis' own proprietary software platforms and systems to provide CLM and technology services.

Aegis' own proprietary software tools and solutions include:

AegisLISAn: AegisLISAn is Aegis' comprehensive, multi-layered digital business solution that provides strategies, tools and insights for better brand-consumer communication and engagement. With it, Aegis transforms the digital and social business strategies of clients, so that they can send the right brand message to the right audience. It is a future-ready solution based on a Listen, Interact, Socialize and Adapt framework.

Customer Experience Management (CET): CET provides the ability to design highly customizable and flexible form structures for capturing customer experience, monitoring transactions and calibrating and capturing data for business intelligence, analysis and reporting. It is built to comply with COPC standards.

Incident Management and Response System (IRMS): IRMS for IT helpdesk, which can be extended to a user’s mobile device, is a full-fledged IT helpdesk system that provides incident response capability, which detects and contains incidents and mitigates the impact by restoring and reconstituting services.

ACM: ACM is a flexible and powerful system for collections. ACM keeps records and tracks collection efforts by monitoring collectors and debtor’s activity. The system helps businesses categorize their customers in detail and has an expansive reporting capability that is customizable.

Where Aegis uses a client’s software systems, Aegis customarily enters into licensing and non-disclosure agreements with respect to the use of their software platforms and systems. Aegis maintains intellectual property rights in their proprietary software platforms and systems, and license the use of third party software platforms and systems from their respective owners.

Aegis requires employees, independent contractors and whenever possible, vendors, to enter into confidentiality agreements upon the commencement of their relationships with Aegis. Under their contracts with third-party software platform providers, any solutions developed by Aegis on top of such third party software platforms, using Aegis' proprietary knowledge, are Aegis' intellectual property (unless otherwise specified). Clients usually own the intellectual property in the software Aegis develops for them.

Aegis views their trade name, trademarks, service marks and domain names as important to their success. Aegis relies on the law to protect their proprietary rights to them, and has taken steps to enhance their rights by filing trademark applications where appropriate. Aegis owns their key “Aegis” brand and is in the process of obtaining fresh registration of this brand as a trademark in both India and in Singapore. Aegis also aggressively protects these names and marks from infringement by others.

Human Capital

Aegis is committed to retaining their position as one of the industry’s leading employers. Aegis recognizes their employees as the key foundation of their extraordinary growth. This is reflected in their mission statement: “Happy Employees, Happy Customers and Happy Shareholders.” Aegis' human resource division has adopted the motto, “Create a Progressive Workplace That Enables Partnership for Prosperity,” which aims at building an ecosystem that is dynamic, vibrant, contemporary, and presents numerous possibilities for employees. Aegis has a very compelling employee value proposition, “Get-Set-Go,” which aims at attracting competent and passionate individuals, and providing them the space to ideate, create and actuate value for clients. Aegis prepares employees for success by providing multiple learning opportunities, enriching their job profile and rewarding and recognizing their contributions. Aegis provides multi-cultural exposure, international work opportunities and a plethora of career paths within the organization, which results in overall growth and development of each employee, thereby converting them into brand ambassadors.

As of December 31, 2017, Aegis had 40,802 employees in nine countries on five continents. Of the 40,802 employees, 36,300 are involved in service delivery to clients, including trainees.

Aegis' employees are geographically distributed as shown below:

Location	Full time employees
India	26,461
Argentina	4,041
Saudi Arabia	3,463
Malaysia	3,062
South Africa	1,483
Sri Lanka	811
Australia	780
Peru	579
UK	122
Total	40,802

Aegis believes their culture and reputation as a leader in the technology services industry enable Aegis to recruit and retain some of the best available talent in the industry across their subsidiaries. Approximately 10% of Aegis employees are covered by collective bargaining agreements, most of which are mandated under national labor laws outside of the United States. These agreements are subject to periodic renegotiation, and Aegis anticipates that they will be renewed in the ordinary course of business without material impact to business or in a manner materially different from other companies covered by such industry-wide agreements.

AEGIS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of Aegis’ financial conditions and results of operations contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,”

“would,” “could,” “can,” “may,” and other similar terms. Forward-looking statements are not guarantees of future performance and Aegis’ actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in “Risk Factors” under the heading “Risks Factors Relating to the Business of the Combined Company Following the Aegis Transactions”. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto beginning on page F - 2 - 1 of this proxy statement. Aegis assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Overview

Aegis (for purposes of this section, “Aegis” refers to CSP Alpha Midco Pte Limited along with its subsidiaries) is a worldwide provider of customer experience management, which includes business process outsourcing (“BPO”) services such as customer lifecycle management (“CLM”) services and back-office services, technology services and social media analytics. Aegis helps the world’s leading companies improve their customer experience and operational efficiency through a unique combination of technological innovation, operational expertise and actionable insights. Aegis also provides digital solutions to their clients, such as AegisLISAn, an end-to-end digital management platform and a social media tracker that helps their clients harness the full potential of social platforms, keep up with real-time trends driving their businesses and deliver real-world results.

The major industries that Aegis currently focuses on are telecommunications, banking, financial services and insurance (“BFSI”), travel and hospitality, e-commerce, media and entertainment, healthcare, utilities, transportation and manufacturing. Aegis had a diversified client base of approximately 170 clients as of the end of fiscal 2017, including several Fortune 500 clients. A large number of Aegis’ clients are leading players in their respective industries and regions and have been collaborating with Aegis for multiple years.

Aegis organizes their sales and marketing departments into teams that focus on specific geographies and industries, enabling them to better customize their service offerings to clients’ needs. Aegis’ primary geographic markets are Middle East, India, South America, Malaysia, Australia, North America and Rest of the World, which generated 29%, 22%, 16%, 10%, 10%, 7% and 6%, respectively, of their revenue in the fiscal year ended March 31, 2017. For the nine-month period ended December 31, 2017, Aegis’ primary geographic markets, the Middle East, India, South America, Malaysia, Australia, North America and Rest of the World, generated 33%, 20%, 17%, 10%, 8%, 6% and 6%, respectively, of their revenue.

Aegis’ CLM service offering is specialized in managing the entire lifecycle of customer care from sales-related prospecting to customer care, technical support and collection services. In their back-office services offering, Aegis provides finance and accounting services, human resource processing services (“HR Processing”) and spend management services. Aegis also provides technology services such as system integration services related to unified communications, networking and contact center technologies. Aegis follows a “right-shoring” approach, which is providing their clients with services from the best jurisdiction, whether a local jurisdiction (“on-shore”) or off-shore, depending on each client’s specific needs and the mix of skills and cost of labor in each location. For fiscal 2017, 79.5% of Aegis’ revenue was derived from delivering services on-shore to the client’s location while 20.5% of their revenue was derived from providing services from off-shore locations. For the nine-month period ended December 31, 2017, 81.6% of Aegis’ revenue was derived from delivering services on-shore to the client’s location while 18.4% of their revenue was derived from providing services from off-shore locations.

In fiscal 2017, Aegis’ revenue was $415 million and their profit was $36 million. For the nine-month period ended December 31, 2017, Aegis’ revenue was $365 million and their profit was $6 million. As of December 31, 2017, Aegis had 40,802 employees providing services to their clients from 46 centers across nine countries on five continents.

Results of Operations - Nine Months Ended December 31, 2017 and 2016

In the consolidated financial statements of Aegis presented elsewhere in this proxy statement, Aegis has divided their historical financial results for the period ended December 31, 2017 between the Successor period and the Predecessor period. Aegis acquired ESM on November 22, 2017. Aegis uses the term “Successor” period to describe Aegis after the acquisition of ESM by Aegis. Aegis uses the term “Predecessor” period to describe the ESM business prior to November 22, 2017.

The results for the nine-month periods ended December 31, 2017 and 2016 were prepared based on different bases, and therefore, are not entirely comparable. The difference is in the accounting treatment of one of Aegis’ subsidiaries, Contact Centre Company (“CCC”). Please refer to Note 31 (a) in the Consolidated Financial Statements for the fiscal year ended March 31, 2017 included elsewhere in this proxy statement

Summary Financials for the Nine-Month Periods Ended December 31, 2017 and December 31, 2016

	Successor (CSP)	Predecessor (ESM)		Predecessor (ESM)
	Nov. 22 - Dec. 31, 2017	Apr. 1 - Nov. 21, 2017		Apr. 1 - Dec. 31, 2016
	$ in Mn	$ in Mn	% of Rev	$ in Mn	% of Rev
Revenue	57.6	306.9		302.7
Cost of Services	(49.6)	(262.8)	-85.6%	(258.4)	-85.4%
Gross Profit	8.0	44.1	14.4%	44.3	14.6%

General and Admin Expenses	(6.5)	(24.0)	-7.8%	(22.1)	-7.3%
Selling and Distribution Expenses	(0.8)	(7.5)	-2.4%	(7.3)	-2.4%
Operating Profit	0.7	12.7	4.1%	14.8	4.9%

Exchange Gain/(Loss) (Net)	2.4	(0.7)		(0.4)
Other Income	0.1	0.5		26.8
Finance Costs	(1.8)	(5.0)		(5.8)
Share of Profit from Associates	0.0	1.0		1.9
Profit Before Tax	1.4	8.5	2.8%	37.3	12.3%

Tax Expenses	(1.1)	(3.1)		(8.6)

Net Profit / (Loss)	0.3	5.4	1.8%	28.7	9.5%

Revenue

Revenue for the Predecessor for the period April 1 - November 21, 2017 was $306.9 million compared to $302.7 million for the nine-month period ended December 31, 2016. The revenue for the two periods is not comparable to one another due to the changes in the accounting treatment of CCC’s revenue as of June 1, 2016 and also because the time periods are not comparable.

The overall contribution from Aegis’ clients in the telecommunications and BFSI industries remained constant in both periods while contribution from their clients in the travel industry improved due to the addition of a new line of business from existing clients in Malaysia. Aegis’ revenue from the telecommunications industry was impacted by technological innovations and intense competition in the industry.

Aegis’ revenue for the review period, categorized by region, are shown in the table below:

$ in million	Successor Nov 22 - Dec 31, 2017	Predecessor Apr 1 - Nov 21, 2017	Predecessor Apr 1 - Dec 31, 2016
India	13.3	84.2	88.8
Saudi Arabia	19.4	100.4	80.9
Argentina	10.2	46.3	43.2
Malaysia	5.3	29.9	30.6
Australia	4.1	22.6	29.9
Rest of the World	5.3	23.5	29.3
Total	57.6	306.9	302.7

In India, revenue for the period April 1 - November 21, 2017 was $84.2 million compared to $88.8 million for the nine-month period ended December 31, 2016. Aegis’ India business caters to most of the telecommunications service providers in India. Currently, the telecommunications industry in India is going through a massive churn and technological disruption due to the recent entry of a large conglomerate in the telecommunications industry that has been aggressively gaining market share from the incumbents, both in the private sector and the public sector. This development has impacted Aegis’ business as well. For Aegis, there was a significant increase in the volume of business from one of the recently acquired telecommunications clients, which was partly offset by a decrease in the volume of business from existing incumbent clients during the period April 1 - November 21, 2017. While Aegis has lost a few clients in the telecommunications and BFSI industries, they have added new clients in the consumer durables, BFSI, automotive, e-commerce and financial technologies industries.

In Saudi Arabia, Aegis’ joint venture entity, CCC, built upon the new clients from the last fiscal year. This has helped Aegis to further diversify their business outside of the telecommunications industry. In addition, Aegis was the first among their competitors to implement various business strategies including an all women call center, which was built during the current period. Aegis had a large and profitable line of business in CCC, which has ramped down over the past few quarters due to a change in the business mix at the client’s end, thereby negatively impacting Aegis’ overall profitability from Saudi Arabia.

In Argentina, revenue for the period April 1 - November 21, 2017 was $46.3 million compared to $43.2 million for the nine-month period ended December 31, 2016. Aegis saw an increase in business from their clients in the energy and retail industries and the addition of a new client in the telecommunications industry. At the same time, Aegis continues to see a decrease in business from their existing telecommunications and cable clients.

In Malaysia, revenue for the period April 1 - November 21, 2017 was $29.9 million compared to $30.6 million for the nine-month period ended December 31, 2016. Aegis added new clients in the emerging industry sectors and also added new lines of business with existing clients across various industry sectors. In addition, Aegis continues to see an increased volume of business from their international clients.

Australia has been a difficult region for Aegis primarily due to Aegis’ lack of off-shore delivery capabilities out of the Philippines. Revenue for the period April 1 - November 21, 2017 was $22.6 million compared to $29.9 million for the nine-month period ended December 31, 2016. Aegis continues to lose a number of clients in the region, primarily to competitors that have delivery operations out of the Philippines. While Aegis has seen increasing business from their clients in the automotive, retail and BFSI industries, they lost a couple of key clients and faced a decline in the volume of business from some of their clients in the energy and utility industry.

Rest of the World is comprised of Aegis’ operations in the United Kingdom, South Africa, Dubai, Peru and Sri Lanka. Revenue for the period April 1 - November 21, 2017 was $23.5 million compared to $29.3 million for the nine-month period ended December 31, 2016. Aegis has seen an increase in business from clients in the automotive and travel industries in South Africa. The revenue from the United Kingdom fell during this period due to lower volume of business from Aegis’ large clients in the BFSI industry. Aegis does not expect the revenue from the United Kingdom to form a significant part of their business and expects decreases in business from this region to continue.

Cost of Services and Gross Profit

Overall, cost of services as a percentage of revenue for the Predecessor increased to 85.6% for the period April 1 - November 21, 2017 as compared to 85.4% for the nine-month period ended December 31, 2016. Employee benefit expenses and rent costs are the two most significant costs for Aegis, representing 75.0% and 3.9% of total cost of services respectively for the Predecessor for the period April 1 - November 21, 2017. The breakdown of cost of services is listed in the table below:

$ in million	Successor (Nov 22 - Dec 31, 2017)	Predecessor (Apr 1 - Nov 21, 2017)	Predecessor (Apr 1 - Dec 31, 2016)
Employee Benefits Expenses	41.8	197.2	192.9
Rent Costs	2.0	10.2	12.7
Others	5.8	55.4	52.8
Total	49.6	262.8	258.4

Aegis’ business heavily relies on their employees to provide professional services to their clients. Thus, Aegis’ most significant costs consist of payments made to agents and for supervising and training staff who are directly involved in delivering services to the clients. For the period April 1 - November 21, 2017 for the Predecessor, employee benefits expenses as a percentage of revenues increased to 64.3% as compared to 63.7% for the nine-month period ended December 31, 2016. This increase was driven primarily by increases in minimum wages in certain countries, which could not be passed through to Aegis’ clients. Further, in certain geographic regions, for part of fiscal 2018, Aegis had staffed their agents in accordance with call volume forecasts, which did not materialize. Although Aegis later corrected the staffing based on the actual call volume, this resulted in higher costs relative to revenue for the period April 1 - November 21, 2017. Aegis continues to strategically move away from the low-margin mass market business in the telecommunications industry to high-margin premium businesses.

Rent costs as a percentage of revenue decreased to 3.3% for the period April 1 - November 21, 2017 as compared to 4.2% for the nine-month period ended December 31, 2016. While there was an additional cost due to new site additions in Saudi Arabia, the increase in cost was offset by site closures in Australia and rationalization of sites in India.

The Others category includes depreciation, technology, utility, travel and outsourcing costs. As a percentage of revenue, the costs under Others increased from 17.5% during the nine-month period ended December 31, 2016 to 18.0% during the period April 1 - November 21, 2017 for the Predecessor. The costs under Others in the nine-month period ended December 31, 2016 included $4.8 million of goodwill impairment.

As a result, gross profit as a percentage of revenue for the period April 1 - November 21, 2017 decreased by 0.2% to 14.4% as compared to 14.6% for the nine-month period ended December 31, 2016.

General & Administration Expenses

As a percentage of revenue, general & administration expenses for the period April 1 - November 21, 2017 increased to 7.8% as compared to 7.3% for the nine-month period ended December 31, 2016.

Selling & Distribution Expenses

As a percentage of revenue, selling & distribution expenses remained flat at 2.4% for the period April 1 - November 21, 2017 as compared to the nine-month period ended December 31, 2016.

Operating Profit

Operating Profit for the period April 1 - November 21, 2017 was $12.7 million as compared to $14.8 million for the nine-month period ended December 31, 2016. Operating profit as a percentage of revenue was lower at 4.1% for the period April 1 - November 21, 2017 compared to 4.9% for the nine-month period ended December 31, 2016. As Aegis takes steps to diversify their business towards higher margins segments, they expect profitability to improve and return to the previous level.

Other Income

Other Income for the period April 1 - November 21, 2017 was $0.5 million compared to $26.8 million for the nine-month period ended December 31, 2016. The $0.5 million reflects income primarily from security deposits kept in banks for lease deposits or against margin deposits to avail bank guarantees. The Other Income for the nine-month period ended December 31, 2016 includes a profit of $25.9 million arising out of a fair valuation of Aegis’ previously held equity interest in CCC.

Finance Costs

Finance costs for the period April 1 - November 21, 2017 was $5.0 million compared to $5.8 million for the nine-month period ended December 31, 2016. Finance costs primarily pertain to interest expense on Aegis’ term debt and revolving line of credit facilities.

Income Tax

Tax expense for the period April 1 - November 21, 2017 was $3.1 million compared to $8.6 million for the nine-month period ended December 31, 2016. The tax expense for the nine-month period ended December 31, 2016 was higher mainly due to reversal of deferred tax asset of $6.1 million pertaining to Aegis’ entities in Australia.

Results of Operations - Years Ended March 31, 2017 and 2016

The consolidated financial statements, attached hereto, beginning on page F - 2 - 1 are prepared under IFRS. However, the results for fiscal 2017 and fiscal 2016 are presented on different bases and are therefore not entirely comparable. Please refer to Note 31 (a) in the consolidated financial statements for the year ended March 31, 2017 included elsewhere in this proxy statement.

Consolidated Financials for the Years Ended March 31, 2017 and March 31, 2016

	Year Ended March 31,
	2017		2016
	$ in Mn	% of Rev	$ in Mn	% of Rev
Revenue	414.8		304.2
Cost of Services	(350.3)	-84.5%	(262.4)	-86.3%
Gross Profit	64.5	15.5%	41.8	13.7%

General and Administration Expenses	(28.7)	-6.9%	(32.1)	-10.6%
Selling and Distribution Expenses	(10.0)	-2.4%	(6.9)	-2.3%
Operating Profit	25.8	6.2%	2.8	0.9%

Exchange Gain/(Loss) (Net)	0.4		(0.4)
Other Income	26.9		2.9
Finance Costs	(7.6)		(6.7)
Share of Profit from Associates	2.3		8.2
Profit Before Tax	47.9	11.5%	6.8	2.2%

Tax Expenses	(11.5)		(2.7)

Net Profit / (Loss)	36.4	8.8%	4.1	1.4%

Revenue

Revenue for the fiscal year ended March 31, 2017 increased by 36.4% to $414.8 million as compared to $304.2 million for the fiscal year ended March 31, 2016. The revenue for the fiscal year ended March 31, 2017 is not comparable to fiscal 2016 due to the consolidation of revenue from CCC beginning June 1, 2016. If the consolidation of CCC is given effect from April 1, 2015, the restated revenue for fiscal year ended March 31, 2017 was $434.4 million as compared to $420.7 million for the fiscal year ended March 31, 2016, which was an increase of 3.3%.

Overall, Aegis saw an increase in the contribution from their clients in the telecommunications and travel industries while there was a decrease in the contribution from the BFSI industry. The fall in the revenue in the BFSI industry was due to loss of business in the United Kingdom, where BFSI is Aegis’ key industry sector. The telecommunications industry around the world is facing major technological disruptions, especially in the wireless sector, which negatively affected Aegis’ revenue and adjusted revenue (a non-IFRS measure) in multiple geographic regions.

Aegis’ sources of revenue for the fiscal years 2017 and 2016, categorized by region, are shown in the table below:

$ in millions	Year Ended March 31, 2017	Year Ended March 31, 2016
India	122.7	115.0
Saudi Arabia	117.6	—
Argentina	58.0	62.1
Malaysia	41.1	36.8
Australia	38.8	44.7
Rest of the World	36.6	45.4
Total	414.8	304.2

In India, while the revenue in USD increased by 6.6%, the increase was offset by a depreciation of the rupee relative to USD. The revenue increase in rupees was 9.3% year over year. Aegis provides both on-shore and off-shore services in India. Aegis’ on-shore business faced volatility in fiscal 2017 due to the recent entry of a conglomerate in the telecommunications industry. While Aegis enjoyed a significant increase in business from the conglomerate, it came at the cost of decrease in business volume from Aegis’ traditional telecommunications clients. Aegis’ off-shore business, however, continued to grow with over

30% year on year growth. Aegis won new clients in the e-commerce, retail and healthcare industries, which helped them in their continuous efforts of broadening their revenue base outside the telecommunications industry.

CCC is a joint venture in Saudi Arabia between Aegis and Saudi Telecom Company. Aegis owns a 51% stake in the joint venture while the remaining 49% is held by their joint venture partner. Aegis started consolidating the financials of the joint venture entity from June 1, 2016. Aegis added new lines of business from their largest client while also adding four new clients, which has helped Aegis diversify their business outside of the telecommunications industry.

In Argentina, while the revenue for the year ended March 31, 2017 in USD decreased by 7%, the revenue in Argentine pesos increased by 33%. Aegis’ pricing to their customers varies within the year to consider the impact of the inflation in the economy. Some of Aegis’ clients in the telecommunications, energy and BFSI industries have seen increases in their business volume while one of Aegis’ key telecommunications and cable client has suffered a decrease in its business volume.

In Malaysia, the revenue for the fiscal year 2017 in Malaysian ringgit grew 16% as compared to the previous period while the revenue in USD saw an increase of 12%. Aegis continues to see impressive growth in business across industries and clients in Malaysia. Aegis is among the few outsourcing players in Malaysia with multi-lingual capabilities. Aegis offers off-shore customer lifecycle solutions to overseas customers as well near-shore outsourcing solutions to domestic customers. Aegis added new clients in the aviation, BFSI and retail industries and also grew business from their existing key off-shore clientele.

In Australia, Aegis’ revenue declined by $5.9 million, or 13.2%, to $38.8 million for the fiscal year ended 2017 compared to $44.7 million for fiscal year ended 2016. This was driven by loss of business from some of Aegis’ key clients in the energy industry. The loss was partly offset by improvements in business from Aegis’ clients in the healthcare industry and the addition of a large client in the retail industry. Aegis expects less business from their energy clients in the near future.

Rest of the World is comprised of Aegis’ operations in the United Kingdom, South Africa, Dubai, Peru and Sri Lanka. The overall revenue from this region has decreased by 19.5% for the fiscal year ended March 31, 2017 compared to the previous period. This was primarily due to losing clients in the BFSI industry in the United Kingdom. Revenue from the United Kingdom decreased sharply to $9.1 million for the fiscal year ended March 31, 2017 as compared to $21.4 million for the fiscal year ended March 31, 2016. Other regions under this category saw moderate increases in revenue for the fiscal year 2017 as compared to the fiscal year 2016.

Cost of Services and Gross Profit

Overall, cost of services as a percentage of revenue decreased to 84.5% in the fiscal year 2017 as compared to 86.2% in the fiscal year 2016. Employee benefit expenses and rent costs are the two most significant costs for Aegis, representing 75.1% and 5.0% of total cost of services respectively. The breakdown of cost of services is listed in the table below:

$ in millions	Fiscal Year 2017	Fiscal Year 2016
Employee Benefit Expenses	263.1	186.2
Rent Costs	17.4	14.3
Others	69.8	61.9
Total	350.3	262.4

For the fiscal year ended March 31, 2017, the Employee benefit expense as a percentage of revenue increased to 63.4% for fiscal 2017 as compared to 61.2% for fiscal 2016. This increase was primarily due to a transition in the business mix from mass market to premium segments in the telecommunications industry in India and impact of increase in minimum wages in the second half of fiscal 2017, which was not completely passed on to the clients.

Rent costs as a percentage of revenue decreased to 4.2% for fiscal 2017 as compared to 4.7% for the previous fiscal year. This was due to optimization of seat capacity across geographies.

The Others category includes depreciation, technology, utility, travel and outsourcing costs. As a percentage of revenue, the costs under Others decreased from 20.4% in fiscal 2016 to 16.9% in fiscal 2017. The decrease was primarily due to lower outsourcing cost in Australia from sub-contracting a client business to a third party.

As a result, gross profit as a percentage of revenue for fiscal 2017 increased to 15.5% as compared to 13.7% for fiscal 2016.

General & Administration Expenses

As a percentage of revenue, the General & Administration expenses reduced to 6.9% for fiscal 2017 as compared to 10.6% for fiscal 2016. Of the total decrease, $3.7 million is on account of a decrease in operations in the United Kingdom where Aegis is in the process of ramping down operations. The remaining reduction was from rationalization of employee costs at the corporate office.

Selling & Distribution Expenses

As percentage of revenue, the selling & distribution expenses remained flat at 2.4% for fiscal 2017 as compared to 2.3% for fiscal 2016.

Operating Profit

Operating profit for fiscal 2017 was $25.8 million as compared to $2.8 million for fiscal 2016. Operating profit as a percentage of revenue increased to 6.2% for fiscal 2017 from 0.9% for fiscal 2016.

Other Income

Other income increased to $26.9 million for fiscal 2017 compared to $2.9 million for fiscal 2016. Other Income of $26.9 million for fiscal 2017 includes a profit of $25.9 million arising out of a fair valuation of assets at CCC. Remaining Other income of $1.0 million reflects interest income primarily from security deposits kept in banks towards lease deposits or against margin deposits to avail bank guarantees. The Other income for fiscal 2016 included rebate on rent costs of $1.9 million at one of Aegis’ locations in India.

Finance Costs

Finance costs increased to $7.6 million for fiscal 2017 compared to $6.7 million for fiscal 2016. This increase consists primarily of interest expense from the revolving line of credit facilities.

Income Tax

Tax expense for the fiscal year ended March 31, 2017 was $11.5 million compared to $2.7 million for the fiscal year ended March 31, 2016. The increase in total tax expense was primarily due to a reversal of deferred tax asset of $6.3 million in Aegis’ entities in Australia.

Liquidity & Capital Resources

Aegis funds their ongoing capital expenditure and working capital requirements through a combination of cash flow generated from operations and financing activities. Based on Aegis’ current and anticipated levels of operations, Aegis believes that their cash on hand and cash flow from their operations, investment and financing activities, including funds available under the Revolving Credit Facility in India, will enable them to meet their working capital, capital expenditure, debt service and other funding requirements for the next twelve months.

Aegis’ ability to fund their working capital needs, debt payments and other obligations and to comply with the financial covenants under their debt agreements depends on Aegis’ future operating performance and cash flow, which are subject to prevailing economic conditions and other factors, many of which are beyond Aegis’ control.

Cash Flows

Cash flow information for the Predecessor period April 1 - November 21, 2017 and the Successor period November 22 - December 31, 2017 as compared to the nine-month period ended December 31, 2016 is as follows:

$ in Millions	Successor Nov 22 - Dec 31, 2017	Predecessor Apr 1 - Nov 21, 2017	Predecessor Apr 1 - Dec 31, 2016
Cash from Operating Activities	(3.0)	25.1	18.6
Cash Used in Investing Activities	(260.7)	(6.3)	8.9
Cash from Financing Activities	281.9	(13.5)	(17.4)
Net Increase / (Decrease) in Cash & Cash Equivalents	18.2	5.1	10.2
Effect of Changes in Exchange Rates	0	0.3	(0)
Closing Cash and Cash Equivalents	18.2	21.2	21.6

As of December 31, 2017 Aegis’ cash and cash equivalents stood at $18.2 million. Aegis believes that their cash and cash equivalents along with their cash flows from operations and their financing arrangements will provide them sufficient liquidity to meet their working capital needs.

Cash Flows from Operating Activities

Net cash provided by operations consisted primarily of net profit adjusted for depreciation and amortization, finance and other interest cost, income taxes, income from investments, impairment losses recognized on financial assets, non-cash other income or expenses and changes in working capital. The impact of changes in working capital is shown in the table below:

$ in Millions	Successor Nov 22 - Dec 31, 2017	Predecessor Apr 1 - Nov 21, 2017	Predecessor Apr 1 - Dec 31, 2016
Decrease/(Increase) in Trade Receivables	(10.1)	7.8	28.5
(Increase)/Decrease in Other Financial Assets and Other Assets	5.1	(23.0)	(25.2)
Increase/(Decrease) in Trade Payables	2.5	(1.1)	(4.4)
Increase/(Decrease) in Other Financial Liabilities and Other Liabilities	(10.5)	21.0	(12.0)
Increase/(Decrease) in Provisions	(1.0)	3.2	10.0

Trade receivables decreased by $7.8 million during the period Apr 1 - November 21, 2017. Aegis recognizes revenue on an accrual basis when services are performed, and any revenue from the last billing to the balance sheet reporting date is recognized as unbilled revenue. Unbilled revenue as of November 21, 2017 was higher by $19.6 million compared to the unbilled revenue as of March 31, 2017.

Prepayments and other current and non-current assets as of November 21, 2017 increased by $3.3 million, as compared to the balance as of March 31, 2017, primarily due to increases in prepaid expenses and advances paid to vendors, partially offset by a decrease in statutory receivables.

Trade payables as of November 21, 2017 was lower by $1.1 million as compared to the balance as of March 31, 2017. Other liabilities and provisions as of November 21, 2017 increased by $24.2 million, primarily due to increases in customer advances and accrued compensation to employees.

Cash Flows Used in Investing Activities

Net cash from / (used) in investing activities relating to acquisition of additional property, plant and equipment for the period April 1 - November 21, 2017 and the nine-month period ended December 31, 2016 stood at $(8.7) million and $(0.5) million respectively.

Cash Flows from (Used in) Financing Activities

Net cash from / (used) in financing activities for the period April 1 - November 21, 2017 and the nine-month period ended December 31, 2016 was $(13.6) million and $(17.4) million respectively. Outflow towards interest expense for the period April 1 - November 21, 2017 was $3.5 million while it was $4.6 million for the nine-month period ended December 31, 2016. Dividend payout during the period April 1 - November 21, 2017 was $8.7 million at CCC while it was $6.7 million for the nine-month period ended December 31, 2016.

Total cash and cash equivalents as of November 21, 2017 stood at $21.2 million, which was lower by $0.4 million as compared to the balance of $21.6 million as of December 31, 2016.

Cash Flows for the Fiscal Year Ended March 31, 2017 as Compared to the Fiscal Year Ended March 31, 2016

As of March 31, 2017, Aegis’ cash and cash equivalents stood at $15.8 million. Aegis believes that their cash and cash equivalents along with their cash flows from operations and their financing arrangements will provide them sufficient liquidity to meet their working capital needs.

$ in Millions	Year Ended March 31, 2017	Year Ended March 31, 2016
Cash from Operating Activities	30.7	10.6
Cash Used in Investing Activities	(6.5)	(6.4)
Cash from Financing Activities	(19.8)	(1.2)
Net Increase / (Decrease) in Cash & Cash Equivalents	4.4	2.9
Effect of Changes in Exchange Rates	(0.0)	(1.3)
Closing Cash and Cash Equivalents	15.8	11.4

Cash Flows from Operating Activities

Net cash provided by operations consisted primarily of net profit adjusted for depreciation and amortization, finance and other interest cost, income taxes, income from investments, impairment losses recognized on financial assets, non-cash other income or expenses and changes in working capital. The impact of changes in working capital is shown in the table below:

$ in Millions	Year Ended March 31, 2017	Year Ended March 31, 2016
Decrease/(increase) in Trade Receivables	15.2	(1.5)
(Increase) / Decrease in Other Financial Assets and Other Assets	(17.6)	6.9
Increase/(Decrease) in Trade Payables	(0.7)	(11.3)
Increase/(Decrease) in Other Financial Liabilities and Other Liabilities	(18.0)	(4.1)
Increase/(Decrease) in Provisions	12.4	(0.9)

Trade receivables increased by $15.2 million in fiscal 2017. Aegis recognizes revenue on an accrual basis when services are performed and any revenue from the last billing to the balance sheet reporting date is recognized as unbilled revenue. Unbilled revenue for fiscal 2017 increased by $23.9 million. This as a percentage of revenue has increased to 9.8% in fiscal 2017 as compared to 5.5% in fiscal 2016. Trade receivables and unbilled revenue together as a percentage of revenues were 25.4% and 21.2% as of March 31, 2017 and 2016 respectively. The number of days that revenue remained outstanding on the basis of annual revenues were 93 days and 77 days as of March 31, 2017 and 2016, respectively.

Prepayments and other current assets decreased by $17.6 million during fiscal 2017, primarily due to an increase in prepaid expenses, statutory charges and advances paid to vendors.

Trade payables decreased by $0.7 million during fiscal 2017. Other liabilities and provisions increased during fiscal 2017 primarily on account of increases in customer advances and increase in withholding taxes payable, partially offset by decrease in accrued compensation to employees.

Cash Flows Used in Investing Activities

Net cash used in investing activities related to acquisition of additional property, plant and equipment for fiscal 2017 and 2016 was $15.3 million and $6.8 million, respectively, for software and technology infrastructure and new facilities.

Cash Flows from (Used in) Financing Activities

Net cash used in financing activities for fiscal 2017 and fiscal 2016 was $19.8 million and $1.2 million respectively. In fiscal 2017, there was a net decrease of borrowings by $6.8 million as compared to net increase in borrowings by $10.3 million in fiscal 2016. Interest costs in fiscal 2017 increased to $6.1 million from $5.4 million in fiscal 2016. Dividend payout in fiscal 2017 stood at $6.7 million in Aegis’ Saudi Arabia subsidiary while in fiscal 2016, there was a reduction in share premium of $6.2 million in Aegis’ Netherlands subsidiary.

Total cash and cash equivalents as of March 31, 2017 stood at $15.8 million which was an increase of $4.4 million compared to the balance as of March 31, 2016.

Financing Arrangements

Aegis has primarily two levels of debt, (a) the Senior Term Loan and Revolving Credit Facility (“Senior Debt”) used by the CSP Alpha Holdings Pte. Ltd. and (b) the Rupee Term Loan Facility and Working Capital Facilities availed by Aegis Customer Support Services Pvt. Ltd in India (“ACSSPL”) and Aegis BPO Malaysia Sdn. Bhd. in Malaysia (“Aegis Malaysia”). Senior Debt was used by CSP Alpha Holdings Pte. Ltd. (“CAH”) on November 21, 2017, to partly finance the acquisition of Aegis by CSP. The Revolving Credit Facility includes a rupee term loan and working capital facilities availed from local banks in India by ACSSPL and working capital facilities availed by Aegis Malaysia.

Summary of outstanding funded debt as of December 31, 2017:

Description	Amount ($ in millions)
Senior Term Loan Facility*	140.0
Rupee Term Loan Facility	1.0
Working Capital Loan	14.1
Buyers Credit	2.3
Total Debt	157.4

*Upfront fee of $6.9 million paid to ING Bank NV during the acquisition of the Aegis group by CSP not included in the above table. Under IFRS reporting, any such upfront fee needs to be adjusted against the value of the term loan. The fee has been factored in accordingly in the reported financial statements for the nine-month period ended December 31, 2017.

Summary of outstanding unfunded debt as of December 31, 2017:

Description	Amount (US$ million)
Working Capital Loan	6.5

Senior Term and Revolving Credit Facility

On October 27, 2017, CAH, entered into a Senior Term Agreement to borrow $140 million (“Senior Term Loan Facility”) from DBS Bank Ltd., ING Bank N.V., Singapore Branch and Standard Chartered Bank primarily to partially finance the acquisition of Aegis by CSP. The Senior Term Loan Facility was fully drawn on November 22, 2017. In addition, a Revolving Credit Facility (RCF) amounting to $10 million was also sanctioned by DBS Bank Limited and ING Bank N.V. Singapore Branch. As of December 31, 2017 this facility remained completely unutilized.

The Senior Term Loan Facility has a floating interest rate of USD LIBOR + 4.50% per annum for the first twelve months and ranges between USD LIBOR + 3.75% to USD LIBOR + 4.50% thereafter subject to meeting the net leverage ratios.

The Senior Term Loan Facility has a final maturity date of five years from the first utilization date, which was November 22, 2017 with a pre-determined quarterly repayment schedule commencing six months after the first utilization date. Aegis, CAH and ESM along with all material subsidiaries are obligors under the facility agreement. The securities for this facility include, among other things, (i) first priority security on all present and future assets of the obligors, (ii) first priority security over share capital of CAH and (iii) various account security such as DSRA and prepayment account.

As it is customary to such facilities, the Senior Term Loan and Revolving Credit Facility agreement contain certain financial covenants which include among other covenants:

•	Net leverage ratio capped at 4.25x stepping down to 2.00x;

•	Minimum debt service cover ratio of 1.05x;

•	Interest cover ratio to be greater than 3.0x in first two years and 4.0x thereafter; and

•	Maximum CAPEX limits.

These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if Aegis sells assets or experiences certain changes of control, it must offer to repay the Senior Term Loan Facility. Aegis regularly monitors all financial ratios under the debt agreements. As of December 31, 2017, Aegis was in compliance with the terms of their covenants.

Rupee Term Loan Facility

On October 7, 2017, ACSSPL, a wholly-owned subsidiary of Aegis in India, entered into a Rupee Term Loan Facility (“Rupee Term Loan”) with Axis Bank. The Rupee Term Loan was for $1.25 million, carrying a floating interest rate of MCLR + 2.60% with interest payable monthly. The Rupee Term Loan facility was for a maximum tenor of two years with repayment in four equal semi-annual installments. The purpose of the facility was for reimbursement of capital expenditure. The facility was secured by a first charge on all fixed assets of ACSSPL and a second charge on all current assets of ACSSPL, both charges pari passu with the Buyers Credit Facility (as described below).

The amount outstanding on the Rupee Term Loan as of December 31, 2017 was $1.0 million. The terms of the repayment has been amended such that the Rupee Term Loan would be fully paid on September 30, 2018.

Axis Bank Working Capital Facility

On October 7, 2017, ACSSPL, a 100% subsidiary of Aegis in India, entered into a Working Capital Facility with Axis Bank (“Axis Bank Working Capital Facility”). The overall borrowing capacity under the Axis Bank Working Capital Facility agreement is up to $12 million and includes borrowing capacity for various working capital products such as cash credit and bank guarantee.

The facility is secured by a first charge on all current assets of ACSSPL and a second charge on all fixed assets of ACSSPL, both charges pari passu with the Yes Bank Working Capital Facility (as described below). The cash credit facility is subject to interest rate of one year MCLR + 3.60% and is repayable on demand.

Aegis has also availed letter of credit and letter of undertaking for buyers credit of $1.6 million to part finance their capital expenditure (“Buyers Credit Facility”). The Buyers Credit Facility was secured by a first charge on all fixed assets of ACSSPL and a second charge on all current assets of ACSSPL, both charges pari passu with the Rupee Term Loan Facility.

Total outstanding under the Working Capital Facility as on December 31, 2017 was $11.6 million and $0.4 million under the Buyers Credit Facility.

Yes Bank Working Capital Facility

On October 16, 2017, ACSSPL entered into a Working Capital Facility with Yes Bank (“Yes Bank Working Capital Facility”). The overall borrowing capacity under the Yes Bank Working Capital Facility agreement is up to $14.3 million and includes borrowing capacity for various working capital products such as cash credit, bank guarantee, letter of credit (for capital expenditure only) and letter of undertaking for buyers credit (for capital expenditure only).

The facility is secured by a first charge on all current assets of ACSSPL and a second charge on all fixed assets of ACSSPL, both charges pari passu with the Axis Bank Working Capital Facility. The cash credit facility is subject to interest rate of six month MCLR + 2.45% and is repayable on demand.

Total outstanding under this facility as on December 31, 2017 was $8.3 million and $1.9 million under Buyers Credit (sub limit).

Citibank Working Capital Facility

Aegis Malaysia, a 100% subsidiary of Aegis in Malaysia, has a credit line of $4.1 million from Citibank. The facilities include borrowing capacity for various working capital products such as invoice discounting, overdraft and bank guarantee.

The facility is secured by the assignment of certain receivables of Aegis. The fund-based facility is subject to interest rate of cost of funds + 0.80% and is repayable on demand.

Total outstanding under this facility as of December 31, 2017 was $ 0.4 million including all sub-products.

Financial Leases

Aegis does not hold any assets under financial lease as of December 31, 2017. The below table represents the assets under financial lease for the previous periods under consideration.

$ in Millions	Year Ended March 31, 2016	Year Ended March 31, 2017	Period Ended December 31, 2017
	Minimum Lease Payments
Within 1 Year	0.5	0.6	—
Between 1 and 5 Years	0.4	0.5	—
More than 5 Years	0.0	0.0	—
Total	1.0	1.1	—
Less Amounts Representing Finance Charges	0.1	0.1	—
Net	0.9	1.0	—

The present value of future finance lease payments is as follows:

$ in Millions	Year Ended March 31, 2016	Year Ended March 31, 2017	Period Ended December 31, 2017
	Present Value of Minimum Lease Payments
Within 1 Year	0.4	0.5	—
Between 1 and 5 Years	0.4	0.6	—
More than 5 Years	—	0.0	—
Total	0.9	1.0	—

Off-balance Sheet Arrangements

Aegis does not have any off-balance sheet arrangements other than operating leases and guarantees. The guarantees have been provided to third parties in connection with the agreements under which Aegis provides their services (customer performance guarantees) as part of their ordinary course of business; guarantees sought by the Government of India for Department of Telecommunication Licenses and guarantees related to commercial and financial purposes.

The following table shows the increase in the number of the guarantees Aegis has provided to third parties for the indicated periods, in connection with agreements under which Aegis provides their services and as part of their ordinary course of business.

$ in Millions	Year Ended March 31, 2016	Year Ended March 31, 2017	Period Ended December 31, 2017
Contractual Obligations	3.0	5.3	5.3
Department of Telecommunications	0.2	0.2	0.2
Commercial & Financial purposes	0.8	0.8	1.0
Total	4.0	6.3	6.5

There has not been any incidence of a guarantee being invoked in the past.

Disclosure of Operating Lease Obligations

The below table represents Aegis’ operating lease obligations for the minimum non-cancelable period of the leases. Aegis enters into mid- to long-term leases ranging from 3-9 years for using the facilities as call centers.

$ in Millions	Operating Lease Obligations as of December 31, 2017
Less than 1 Year	11.0
1 Year - 5 Years	33.2
More than 5 Years	6.5
Total	50.7

Contractual Obligations

The following table summarizes Aegis’ contractual obligations and commercial commitments at December 31, 2017.

	Payment due by period as of December 31, 2017
	Total	Within one year	Second to fifth year	Later than five years
Indebtedness (Other than working capital loans)	143.2	7.4	135.8	—
Non-cancellable Operating Leases	50.7	11.0	33.2	6.5
Purchase Obligations	19.3	19.3	—	—
Post-retirement Benefits Obligations	16.0	3.7	6.3	6.0
Total Contractual Obligations	229.2	41.4	176.8	11.0

Debt obligations are comprised of interest-bearing term debt facilities (as of December 31, 2016; see Note 12 to Aegis’ condensed consolidated financial statements). The term debt balance consists of the Senior Term Loan Facility, Rupee Term Loan Facility and the Buyers Credit Facility.

The operating leases where Aegis acts as lessee are mainly facilities used as call centers. These leases have various termination dates and extend up to a maximum of ten years from their respective dates of incorporation. There were no contingent payments on operating leases recognized in the condensed consolidated income statements for the year ended December 31, 2016.

Purchase obligation means an agreement to purchase goods or services that is enforceable and legally binding on Aegis that specifies all significant terms, including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Purchase obligations include capital commitments.

Post-retirement benefits obligations are the benefit payments, which are expected to be paid under Aegis’ gratuity plans.

Critical Accounting Estimates and Assumptions

Some of the accounting policies applied in preparing the accompanying consolidated financial statements required Management to apply significant judgments in order to select the most appropriate assumptions for determining these estimates. These assumptions and estimates are based on Management experience, the advice of consultants and experts, forecasts and other circumstances and expectations prevailing at year end. Management’s evaluation takes into account the global economic situation in the sector in which Aegis operates, as well as the future outlook for the business. By virtue of their nature, these judgments are inherently subject to uncertainty. Consequently, actual results could differ substantially from the estimates and assumptions used. Should this occur, the values of the related assets and liabilities would be adjusted accordingly.

Although these estimates were made on the basis of the best information available at each reporting date on the events analysed, events that take place in the future might make it necessary to change these estimates in coming years. Changes in accounting estimates would be applied prospectively in accordance with the requirements of IAS 8, “Accounting Policies, Changes in Accounting Estimates and Errors,” recognizing the effects of the changes in estimates in the related consolidated income statements.

An explanation of the estimates and judgments that entail a significant risk of leading to a material adjustment in the carrying amounts of assets and liabilities in the coming financial year is as follows. Please refer to Note 3 in the consolidated financial statements included elsewhere in this proxy statement for a complete list of accounting policies and estimates.

Useful Life of Property, Plant & Equipment and Intangible Assets

The accounting treatment of items of property, plant and equipment and intangible assets entails the use of estimates to determine their useful lives for depreciation and amortization purposes. In determining the useful life, it is necessary to estimate the level of use of assets as well as forecast technological trends in the assets. Assumptions regarding the level of use, the technological framework and the future development require a significant degree of judgment, bearing in mind that these aspects are rather difficult to foresee. Changes in the level of use of assets or in their technological development could result in a modification of their useful lives and, consequently, in the associated depreciation or amortization.

The following table sets forth the useful life of assets considered by Aegis.

Asset Class	Expected Useful Life (Years)
Building	20
Plant & Equipment	4-6
Leasehold Improvements	Over the lease term or the asset’s useful life, whichever is less (Maximum 10)
Office Equipment	5
Furniture & Fixtures	7
Telecommunications Equipment	5
Motor Vehicles	4-5

Aegis assesses property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. If any such indication exists, Aegis estimates the recoverable amount of the asset. If the recoverable amount of the asset or the recoverable amount of the cash generating unit to which the asset belongs is less than its carrying amount, the carrying amount is reduced to its recoverable amount. The reduction is treated as an impairment loss and is recognized in the consolidated statement of profit or loss.

Intangible assets are recognized only when it is probable that the expected future economic benefits attributable to the assets will accrue to Aegis and the cost can be reliably measured. Intangible assets acquired in a business combination are recorded at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Intangible assets with definite lives are amortized over the estimated useful lives and are reviewed for impairment, if indicators of impairment arise.

Finite lived intangible assets which are subject to amortization over the estimated useful life of the assets as mentioned below:

Asset Class	Expected Useful Life (Years)
Customer Relationships & Customer Contracts	3-13.5
Non-Compete Agreements	6-10
Software	3-6

All assets are depreciation on straight line basis.

Estimated Impairment of Goodwill

Goodwill is not subject to amortization and is tested annually for impairment or whenever events and changes in circumstances indicate that the carrying amount may not be recoverable. Aegis tests goodwill for impairment annually in accordance with the accounting principle described in the notes to the financials. Goodwill is subject to impairment testing as part of the cash-generating unit to which it has been allocated. The recoverable amounts of cash-generating units defined in order to identify potential impairment in goodwill are determined on the basis of value in use, applying long term financial forecasts based on Aegis’ strategic plans which are approved and reviewed by management. These calculations entail the use of assumptions and estimates, and require a significant degree of judgment. The main variables considered in the sensitivity analysis are growth rates, discount rates using the Weighted Average Cost of Capital (“WACC”) and the key business variables.

Deferred Taxes

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred income tax asset in respect of carry forward of unused tax credits and unused tax losses are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Provisions & Contingencies

Provisions are recognized when Aegis has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources embodying economic benefits will be required from Aegis and a reliable estimate of the amount can be made. If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows to net present value using an appropriate pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Unwinding of the discount is recognized in the statement of profit or loss as a finance cost. Provisions are reviewed at each balance sheet date and are adjusted to reflect the current best estimate. At time of effective payment, the provision is deducted from the corresponding expenses. All known risks at the reporting date are reviewed in detail and provision is made where necessary. Other payables are stated at their nominal value.

In normal course of business, contingent liabilities may arise from litigation and other claims against Aegis. Where the potential liabilities that have a low probability of crystallising or are very difficult to quantify reliably, Aegis treats them as contingent liabilities. Such liabilities are disclosed in the notes and are not provided for in the consolidated financial statements.

Given the uncertainties inherent in the estimates used to determine the amount of provisions, actual outflows of resources may differ from the amounts recognized originally on the basis of these estimates.

Quantitative and Qualitative Disclosures about Market Risk

Aegis’ activities expose Aegis to various types of market risk, including interest rate risk and currency risk.

Market risk is attributable to all market sensitive financial instruments including foreign currency receivables and payables. The value of a financial instrument changes as a result of changes in factors that affect market risk sensitive instruments including changes in interest rates, foreign currency exchange rates, equity and commodity prices among others. Aegis’ exposure to market risk is primarily a function of Aegis’ revenue generating activities and any current or future borrowings in foreign currency. Aegis’ risk management policy aims to minimize the impact of these risks on Aegis’ financial returns. Please refer to Note 35(a) of the consolidated financial statements for the fiscal year ended March 31, 2017, included elsewhere in this proxy statement, for the impact of market risks, including exchange rate and interest rate risks on Aegis’ reported financials.

Most of Aegis’ exposure to market risk arises from Aegis’ foreign currency income, receivables and payables and borrowings at floating rates of interest.

Components of Market Risk

Exchange rate risk

Aegis is exposed to exchange rate risk as part of their revenue, receivables, costs and payables are in local currency while their reporting is in USD. In certain geographic regions where Aegis operates off-shore operations, Aegis is also exposed to foreign currency exchange rates as they may have receivables from clients in foreign currency while their expenses and payables are in local currency. The exchange rates between each of the Malaysian ringgit, the Indian rupee, the Argentine peso, the Australian dollar, the South African rand and other currencies Aegis deals with on the one hand, and USD, on the other hand, have changed substantially in recent years and may fluctuate substantially in the future. Consequently, the results of Aegis’ operations are adversely affected as either of these currencies depreciates against the USD. For fiscal 2017, nearly 22% of Aegis’ billings were in Indian rupees, 27% in Saudi Arabian riyal, 14% in Argentine peso, 14% in USD, 9% in Australian dollar, 4% in South African rand and 4% in Malaysian ringgit. For the nine-month period ended December 31, 2017, nearly 20% of Aegis’ billings were in Indian rupees, 32% in Saudi Arabian riyal, 15% in Argentine peso, 13% in USD, 7% in Australian dollar, 4% in South African rand and 4% in Malaysian ringgit.

Based upon Aegis’ level of operations for fiscal 2017, a sensitivity analysis shows that a 10% appreciation or depreciation in the Indian rupee against the USD would have increased or decreased Aegis’ reported revenue by approximately $9.2 million for fiscal 2017, a 10% appreciation or depreciation in the Saudi Arabian riyal against the USD would have increased or decreased reported revenue by approximately $11.4 million for fiscal 2017, a 10% appreciation or depreciation in the Argentine peso against the USD would have increased or decreased reported revenue by approximately $5.9 million and a 10% appreciation or depreciation in the Australian dollar against the USD would have increased or decreased reported revenue by approximately $3.7 million for fiscal 2017.

Based upon Aegis’ level of operations for the nine-month period ended December 31, 2017, a sensitivity analysis shows that a 10% appreciation or depreciation in the Indian rupee against the USD would have increased or decreased reported revenue by approximately $7.5 million, a 10% appreciation or depreciation in the Saudi Arabian riyal against the USD would have increased or decreased reported revenue by approximately $11.6 million, a 10% appreciation or depreciation in the Argentine peso against the USD would have increased or decreased reported revenue by approximately $5.7 million and a 10% appreciation or depreciation in the Australian dollar against the USD would have increased or decreased reported revenue by approximately $2.7 million for the nine-month period ended December 31, 2017.

Whenever Aegis deems it appropriate, they manage exchange rate risk by using derivatives to hedge any exposure incurred in currencies other than those of the functional currency of the countries. This is in accordance with their risk management policy to use these instruments only as a hedging mechanism and reduce risk while not engaging in speculative hedging. Aegis may not purchase adequate instruments to insulate ourselves from foreign exchange currency risks. Furthermore, any such instruments may not perform adequately as a hedging mechanism. As of December 31, 2017, Aegis has not entered into any derivative instrument to hedge exchange rate risk. Aegis may, in the future, adopt more active hedging policies, and have done so in the past.

Interest rate risk

Aegis’ exposure to interest rate risks stems from Aegis’ borrowings, which have floating rates of interest. Aegis manages this risk by either having a portfolio of fixed and variable rate loans and borrowings and/or entering into interest-rate swaps, as assessed by the management based on risk tolerance. Interest rate swaps effectively convert Aegis’ floating rate loans to a fixed rate, thereby managing their exposure to changes in the market interest rates on these borrowing instruments. As of December 31, 2017, 89% of Aegis’ borrowings from third parties bore interest at variable rates, while as of March 31, 2017, this was at 7%. The cost of floating rate borrowings may be affected by the fluctuations in the interest rates. Aegis had not entered into any interest rate swap contracts as of December 31, 2017.

Aegis monitors their positions and do not anticipate non-performance by counterparties. These exposures are reviewed by management on a periodic basis. Aegis does not enter into hedging agreements for speculative purposes.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2019 Annual Meeting of Stockholders must be received at our executive offices at 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO 80111, Attention of the Secretary, no later than the close of business on , for inclusion in our proxy statement relating to the 2019 Annual Meeting. Under our bylaws, the Secretary must receive notice at our executive offices between , 2019 and , 2019 of any matters to be proposed by a stockholder at the 2019 Annual Meeting in order for such matters to be properly considered at the 2019 Annual Meeting. However, if the date of the 2019 Annual Meeting is a date that is more than 30 days before or after , 2019, notice by the stockholder of a proposal must be delivered no earlier than the close of business on the 120th day prior to the 2019 Annual Meeting and no later than the close of business on the later of the 60th day prior to the 2019 Annual Meeting or if the first public announcement of the date of the 2019 Annual Meeting is less than 100 days prior to the date of the 2019 Annual Meeting, the 10th day following the day on which public announcement of the 2019 Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Our Board believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the Board. Accordingly, stockholders and other interested parties desiring to send a communication to the Board, or to a specific director, may do so by sending a letter to our executive offices at 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO 80111, Attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the Board or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors. Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our independent Chairman of the Board.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2017, about our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,322,323	$4.94	295,248
Equity compensation plans not approved by stockholders	—	—	—
Total	2,322,323	$4.94	295,248

DESCRIPTION OF STARTEK SECURITIES

Common Stock

Our Certificate of Incorporation currently authorizes us to issue up to 32,000,000 shares (to be increased to 60,000,000 if the stockholders approve the Authorized Shares Proposal at the Annual Meeting) of common stock, par value $0.01 per share, of which 16,216,297 shares were issued and outstanding as of May 1, 2018. Holders of common stock are entitled to receive dividends as may be declared by our Board from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in the Aegis Transactions will be, validly issued, fully-paid and non-assessable.

Warrants

On January 23, 2018, the Company issued the Amazon Warrant to Amazon, pursuant to which Amazon may acquire up to 4,000,000 shares of common stock, subject to certain vesting events described below and adjustment in certain cases. The vesting of the Amazon Warrant is linked to gross revenues of the Company from Amazon or any of its affiliates in connection with the existing commercial arrangements.     The Amazon Warrant Shares will vest based on Amazon's payment of up to $600 million to the Company in connection with Amazon's purchase of services from the Company. The Amazon Warrant has an exercise price of $9.96 per share and is exercisable through January 23, 2026. The exercise price and the Amazon Warrant Shares issuable upon exercise of the Amazon Warrant are subject to customary anti-dilution adjustments. See “Proposal 2 - the Amazon Issuance Proposal.”

Anti-Takeover Provisions

Some provisions of Delaware law, our Certificate of Incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which regulates, subject to some exceptions, acquisitions of Delaware corporations. In general, Section 203 prohibits us from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’ for a period of three years following the date the person becomes an interested stockholder, unless:

•	our Board approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•	the interested stockholder owned at least 85% of the outstanding voting stock when the transaction commenced, excluding those shares held by directors, officers and employee stock ownership plans;

•
the holders of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder approved such business combination at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent; or

•	the Company elects in its Certificate of Incorporation or bylaws not to be governed by section 203 of the DGCL.

Section 203 defines a ‘‘business combination’’ to include, among others:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of 10% or more of our assets;

•	the issuance or transfer by us of any of our outstanding stock to the interested stockholder, subject to certain exceptions;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an ‘‘interested stockholder’’ as any stockholder who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation or who is an affiliate or associate of such corporation and at any time within the three-year period prior to the time of determination of interested stockholder status did own 15% or more of the then outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and bylaws provide that:

•	our Board is expressly authorized to adopt, alter, amend or repeal our bylaws;

•
in general, stockholders may not call special meetings of the stockholders or fill vacancies on the Board, except that a stockholder owning not less than 10% of the outstanding shares of our common stock may call special meetings; and

•
we will indemnify officers and directors against losses that may be incurred by legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

PRICE RANGE OF STARTEK COMMON STOCK AND DIVIDENDS

The Company’s common stock is traded on the NYSE under the symbol “SRT.” The following table sets forth for the indicated periods the reported high and low sales prices per share.

	High	Low
2018
First Quarter	$13.55	$9.82
Second Quarter (through May 1, 2018)	$9.76	$8.47
2017
First Quarter	$9.80	$7.75
Second Quarter	$12.67	$8.49
Third Quarter	$14.78	$10.45
Fourth Quarter	$12.58	$9.55
2016
First Quarter	$5.02	$3.41
Second Quarter	$4.85	$3.74
Third Quarter	$6.40	$4.15
Fourth Quarter	$9.22	$5.70
2015
First Quarter	$10.12	$7.40
Second Quarter	$8.51	$5.75
Third Quarter	$6.05	$2.86
Fourth Quarter	$4.72	$3.25

On March 14, 2018, the day prior to the announcement of the execution of the Transaction Agreement, the closing sale price of our common stock was $10.53. On May 1, 2018, the closing sale price of our common stock was $8.47.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

Beneficial Ownership of Common Stock by Directors, Executive Officers, and Principal Stockholders

The table below presents information as of May 1, 2018, regarding the beneficial ownership of shares of our common stock by:

•	Each of our directors and the executive officers named in the Summary Compensation Table;

•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•	All of our current executive officers and directors as a group.

As of May 1, 2018, we had 16,216,297 shares of our common stock outstanding.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number of Shares (1)	Percentage of Class
A. Emmet Stephenson, Jr. (2)(3)	2,914,382	18.0%
Privet Fund Management LLC (4)	1,312,907	8.1%
Dimensional Fund Advisors LP (5)	921,475	5.7%
Steven D. Lebowitz (6)	978,500	6.0%
BlackRock, Inc. (7)	816,533	5.0%
Daniel M. Gottlieb (8)	1,028,037	6.3%
Directors:
Jack D. Plating (2)(9)	170,614	1.1%
Benjamin L. Rosenzweig (2)(10)	225,232	1.4%
Robert Sheft (2)(11)	253,666	1.6%
Ed Zschau (2)(12)	257,330	1.6%
Named Executive Officers:
Chad A. Carlson (2)(13)	757,205	4.7%
Donald Norsworthy (2)	17,554	*
Peter F. Martino (2)(14)	125,430	*
Stephen C. White (2)	783	*
Jaymes D. Kirksey (2)(15)	84,416	*

All Current Directors and Executive Officers as a group (10 persons)	1,892,230	11.7%

*                 Less than one percent.

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after May 1, 2018.  Included in this table are all shares of restricted stock (vested and unvested) and deferred stock units (vested and unvested) as of May 1, 2018.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) The address of such person is c/o StarTek, Inc., 8200 East Maplewood Ave., Suite 100, Greenwood Village, CO 80111.

(3) This disclosure is based on information provided to us in a questionnaire. Mr. Stephenson has entered into an investor rights agreement with us, which is more fully described below in "Proposal 6—Certain Relationships—Investor Rights Agreement."

(4) This disclosure is based on information provided to the Company by Privet Fund LP. The address of this stockholder is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305. These securities are owned by various individual and institutional investors, including Privet Fund Management LLC (which owns 1,312,907 shares, representing 8.1% of the shares outstanding). Privet Fund Management LLC has shared voting power with respect to the 1,312,907 shares and shared dispositive power with respect to 1,312,907 shares.

(5) This disclosure is based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2018.  The address of this stockholder is Building One, 6300 Bee Cave Road, Austin, Texas 78746.  For purposes of the reporting requirements of the Exchange Act, Dimensional Fund Advisors LP is deemed to be a beneficial owner of such securities; however, Dimensional Fund Advisors, LP expressly disclaims that it is, in fact, the beneficial owner of such securities.  Dimensional Fund Advisors, LP reports sole voting power with respect to 880,226 shares and sole dispositive power with respect to 921,475 shares.

(6) This disclosure is based on a Schedule 13G filed with the SEC by Steven D. Lebowitz on February 15, 2018.  The address of this stockholder is 1333 Second Street, Suite 650, Santa Monica, CA 90401. Mr. Lebowitz reports sole voting and dispositive power with respect to 157,500 shares. In addition, Mr. Lebowitz reports shared voting and dispositive power together with Deborah P. Lebowitz (as to 821,000 shares), with The Lebowitz Family LLC (as to 117,500 shares), with Lebowitz RCT, L.P (as to 40,000 shares) and Lebowitz RCT, Inc. (as to 40,000 shares).

(7) This disclosure is based on a Schedule 13G filed with the SEC by BlackRock, Inc. on February 1, 2018.  The address of this stockholder is 55 East 52nd Street, New York, NY 10055.

(8) This disclosure is based on a Schedule 13G filed with the SEC by Daniel M. Gottlieb on April 24, 2018. The address of this stockholder is 439 North Bedford Drive, Beverly Hills, California 90210. Mr. Gottlieb reports sole voting and dispositive power with respect to 970,537 shares, including 50,000 shares owned by G&L Regents Court, LLC and 115,000 shares owned by The DMG Family, LLC. In addition, Mr. Gottlieb reports shared voting and dispositive power with respect to 57,500 shares owned by Susan I. Gottlieb.

(9) Includes 136,291 shares of common stock underlying vested stock options.

(10) Includes 196,054 shares of common stock underlying vested stock options and 11,182 shares of common stock underlying deferred stock units that will settle when the director's service on the Board terminates.

(11) Includes 211,932 shares of common stock underlying vested stock options.

(12) Includes 13,368 shares owned by the Zschau Living Trust and 226,932 shares of common stock underlying vested stock options.

(13) Includes 615,581 shares of common stock underlying vested stock options.

(14) Includes 90,506 shares of common stock underlying vested stock options.

(15) Includes 70,760 shares of common stock underlying vested stock options.

Except as set forth in the table presented previously, we know of no other person that beneficially owns five percent or more of our outstanding common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe that our Insiders have timely filed all Section 16(a) reports during the 2017 fiscal year.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.startek.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this proxy statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including this proxy statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.
You may request a copy of these filings, at no cost, using the following contact information:
StarTek, Inc.
8200 East Maplewood Ave., Suite 100
Greenwood Village, CO 80111
Attention: Investor Relations
(303) 262-4500
Email: investor@startek.com
You may request a copy of these filing from our proxy solicitor Saratoga Proxy Consulting, LLC, using the following contact information:
Saratoga Proxy Consulting, LLC
528 8th Avenue, 14th Floor, New York, NY 10018
toll-free at (888) 368-0379 or (212) 257-1311
or by email at info@saratogaproxy.com

MISCELLANEOUS

Our Annual Report to Stockholders for the year ended December 31, 2017, will be made available with this proxy statement to stockholders of record as of , 2018. The Annual Report to Stockholders for the year ended December 31, 2017, does not constitute a part of the proxy soliciting materials.

Our Board and Management are not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

INDEX TO FINANCIAL STATEMENTS OF THE COMPANY

Page
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F - 1 - 2
Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2017, 2016, and 2015	F - 1 - 4
Consolidated Balance Sheets as of December 31, 2017 and 2016	F - 1 - 5
Consolidated Statements of Cash Flows for the years ended December 31, 2017, 2016, and 2015	F - 1 - 6
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2017, 2016, and 2015	F - 1 - 7
Notes to Consolidated Financial Statements	F - 1 - 8

Unaudited Consolidated Financial Statements
Consolidated Statements of Comprehensive Income (Loss) for the three months ended March 31, 2018 and 2017	F - 1 - 30
Consolidated Balance Sheets as of March 31, 2018 and 2017	F - 1 - 31
Consolidated Statements of Cash Flows for the three months ended March 31, 2018 and 2017	F - 1 - 32
Notes to Consolidated Financial Statements	F - 1 - 33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
StarTek, Inc.
Greenwood Village, Colorado

OPINIONS ON THE FINANCIAL STATEMENTS AND INTERNAL CONTROL OVER FINANCIAL REPORTING
We have audited the accompanying consolidated balance sheets of StarTek, Inc. (the "Company") as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows, for each year in the three‑year period ended December 31, 2017, and the related notes (collectively referred to as the "financial statements"). We have also audited the Company's internal control over financial reporting as of December 31, 2017, based on the criteria established in Internal Control ‑ Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO").
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each year in the three‑year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control ‑ Integrated Framework: (2013) issued by COSO.
BASIS FOR OPINIONS
The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company's financial statements and an opinion on the Company's internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.
Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

F - 1 - 1

Definition and Limitations of Internal Control over Financial Reporting
A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ EKS&H LLLP

March 16, 2018
Denver, Colorado

We have served as the Company's auditor since 2014.

F - 1 - 2

STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)

	Year Ended December 31,
	2017	2016	2015
Revenue	$292,604	$307,200	$282,134
Cost of services	260,242	270,779	257,830
Gross profit	32,362	36,421	24,304
Selling, general and administrative expenses	32,584	33,196	34,427
Impairment losses and restructuring charges, net	520	364	3,890
Operating income (loss)	(742)	2,861	(14,013)
Interest and other (expense), net	(970)	(1,748)	(1,139)
Income (loss) before income taxes	(1,712)	1,113	(15,152)
Income tax expense (benefit)	(436)	718	464
Net income (loss)	$(1,276)	$395	$(15,616)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	141	297	(47)
Change in fair value of derivative instruments	691	(248)	(427)
Pension remeasurement	601	253	—
Comprehensive income (loss)	$157	$697	$(16,090)

Net income (loss) per common share - basic	$(0.08)	$0.03	$(1.01)
Net income (loss) per common share - diluted	(0.08)	0.02	(1.01)

Weighted average common shares outstanding - basic	15,966	15,731	15,529
Weighted average common shares outstanding - diluted	15,966	16,258	15,529

See Notes to Consolidated Financial Statements.

F - 1 - 3

STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,456	$1,039
Trade accounts receivable, net	53,052	60,179
Prepaid expenses	2,351	2,140
Other current assets	1,290	1,670
Total current assets	58,149	65,028
Property, plant and equipment, net	19,943	23,276
Intangible assets, net	5,557	6,697
Goodwill	9,077	9,077
Other long-term assets	3,272	2,730
Total assets	$95,998	$106,808
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,019	$7,612
Accrued liabilities:
Accrued employee compensation and benefits	12,850	13,767
Other accrued liabilities	2,105	2,083
Line of credit	—	26,025
Other current debt	2,725	2,740
Other current liabilities	1,249	2,137
Total current liabilities	25,948	54,364
Line of credit	19,078	—
Other debt	3,128	5,500
Other liabilities	905	2,200
Total liabilities	49,059	62,064
Commitments and contingencies
Stockholders’ equity:
Common stock, 32,000,000 non-convertible shares, $0.01 par value, authorized; 16,175,351 and 15,811,516 shares issued and outstanding at December 31, 2017 and 2016, respectively	162	158
Additional paid-in capital	82,594	80,560
Accumulated other comprehensive income (loss)	1,384	(49)
Accumulated deficit	(37,201)	(35,925)
Total stockholders’ equity	46,939	44,744
Total liabilities and stockholders’ equity	$95,998	$106,808
 See Notes to Consolidated Financial Statements.

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STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Year Ended December 31,
	2017	2016	2015
Operating Activities
Net income (loss)	$(1,276)	$395	$(15,616)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,080	12,250	13,261
Impairment losses	109	174	323
Provision for doubtful accounts	(40)	112	132
Gain (loss) on sale of assets	3	(3)	(509)
Share-based compensation expense	1,015	1,722	1,469
Amortization of deferred gain on sale leaseback transaction	—	—	(168)
Deferred income taxes	(327)	265	210
Income tax benefit related to other comprehensive income	(511)	(31)	(282)
Changes in operating assets and liabilities:
Trade accounts receivable, net	7,187	(2,343)	(2,580)
Prepaid expenses and other assets	781	723	(490)
Accounts payable	(537)	(2,331)	764
Accrued and other liabilities	(1,956)	4	(1,150)
Net cash provided by (used in) operating activities	15,528	10,937	(4,636)

Investing Activities
Proceeds from sale of assets	350	40	982
Purchases of property, plant and equipment	(7,185)	(3,797)	(7,722)
Cash paid for acquisitions of businesses	—	(825)	(18,258)
Net cash used in investing activities	(6,835)	(4,582)	(24,998)

Financing Activities
Proceeds from the issuance of common stock	1,023	400	917
Proceeds from line of credit	307,866	302,711	318,890
Principal payments on line of credit	(314,813)	(308,900)	(291,316)
Principal payments on other debt	(2,860)	(3,055)	(1,972)
Net cash provided by (used in) financing activities	(8,784)	(8,844)	26,519
Effect of exchange rate changes on cash	508	902	435
Net increase (decrease) in cash and cash equivalents	417	(1,587)	(2,680)
Cash and cash equivalents at beginning of period	$1,039	$2,626	$5,306
Cash and cash equivalents at end of period	$1,456	$1,039	$2,626

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,623	$1,553	$1,601
Cash paid for income taxes	$373	$564	$348

Supplemental Disclosure of Noncash Investing Activities
Assets acquired through capital lease and direct financing	$—	$54	$7,388
See Notes to Consolidated Financial Statements.

F - 1 - 5

STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands, except share data)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balance, January 1, 2015	15,414,803	$154	$76,056	$(825)	$(20,704)	$54,681
Issuance of common stock	284,595	3	936	—	—	939
Share-based compensation expense	—	—	1,447	—	—	1,447
Net loss	—	—	—	—	(15,616)	(15,616)
Change in accumulated other comprehensive income (loss)	—	—	—	474	—	474
Balance, December 31, 2015	15,699,398	$157	$78,439	$(351)	$(36,320)	$41,925
Issuance of common stock	112,118	1	399	—	—	400
Share-based compensation expense	—	—	1,722	—	—	1,722
Net income	—	—	—	—	395	395
Change in accumulated other comprehensive income (loss)	—	—	—	302	—	302
Balance, December 31, 2016	15,811,516	$158	$80,560	$(49)	$(35,925)	$44,744
Issuance of common stock	363,835	4	1,019	—	—	1,023
Share-based compensation expense	—	—	1,015	—	—	1,015
Net loss	—	—	—	—	(1,276)	(1,276)
Change in accumulated other comprehensive income (loss)	—	—	—	1,433	—	1,433
Balance, December 31, 2017	16,175,351	$162	$82,594	$1,384	$(37,201)	$46,939

See Notes to Consolidated Financial Statements.

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1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

StarTek, Inc. ("STARTEK") is a comprehensive contact center and business process outsourcing services company. For over 25 years, we have partnered with our clients to effectively handle their customers throughout the customer life cycle. We have provided customer experience management solutions that solve strategic business challenges so that businesses can effectively manage customer relationships across all contact points. Headquartered in Greenwood Village, Colorado, we operate facilities in the U.S., Canada, Honduras, Jamaica, and the Philippines.  We operate within three business segments:  Domestic, Nearshore, and Offshore.  Refer to Note 16, "Segment Information," for further information.

Consolidation

Our consolidated financial statements include the accounts of all wholly-owned subsidiaries after elimination of significant intercompany balances and transactions.

Use of Estimates

The preparation of our consolidated financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes.  Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period they are determined to be necessary.

Concentration of Credit Risk

We are exposed to credit risk in the normal course of business, primarily related to accounts receivable and derivative instruments.  Historically, the losses related to credit risk have been immaterial.  We regularly monitor credit risk to mitigate the possibility of current and future exposures resulting in a loss.  We evaluate the creditworthiness of clients prior to entering into an agreement to provide services and on an on-going basis as part of the processes of revenue recognition and accounts receivable.  We do not believe we are exposed to more than a nominal amount of credit risk in our derivative hedging activities, as the counter parties are established, well-capitalized financial institutions.

Foreign Currency

The assets and liabilities of our foreign operations that are recorded in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at the weighted-average exchange rate during the reporting period. Resulting translation adjustments, net of applicable deferred income taxes, are recorded in accumulated other comprehensive income.  Foreign currency transaction gains and losses are included in interest and other income (expense), net in our consolidated statements of operations and comprehensive loss. Such gains and losses were not material for any period presented.

Revenue Recognition

We invoice our clients monthly in arrears and recognize revenues for such services when completed. Substantially all of our contractual arrangements are based either on a production rate, meaning that we recognize revenue based on the billable hours or minutes of each call center agent, or on a rate per transaction basis.  These rates could be based on the number of paid hours the agent works, the number of minutes the agent is available to answer calls, or the number of minutes the agent is actually handling calls for the client, depending on the client contract.  Production rates vary by client contract and can fluctuate based on our performance against certain pre-determined criteria related to quality and performance. Additionally, some clients are contractually entitled to penalties when we are out of compliance with certain quality and/or performance obligations defined in the client contract. Such penalties are recorded as a reduction to revenue as incurred based on a measurement of the appropriate penalty under the terms of the client contract.  Likewise, some client contracts stipulate that we are entitled to bonuses should we meet or exceed these predetermined quality and/or performance obligations.  These bonuses are recognized as incremental revenue in the period in which they are earned.

As a general rule, our contracts do not qualify for separate unit of accounting for multiple deliverables.  We provide initial training to customer service representatives upon commencement of new contracts and recognize revenues for such training as the services are provided based upon the production rate (i.e., billable hours and rates related to the training services as stipulated in our contractual arrangements). Accordingly, the corresponding training costs, consisting primarily of labor and related expenses, are expensed as incurred.

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We have assessed the impact of ASU 2014-09 and have determined that our current revenue recognition process is substantially in compliance with the ASU. We will use the Modified Retrospective transition method for adoption of ASU 2014-09, therefore, we do not anticipate any impact to our consolidated financial statements upon adoption on January 1, 2018.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided for known and estimated potential losses arising from sales to customers based on a periodic review of these accounts.  The allowance for doubtful accounts was $52 and $244, as of December 31, 2017 and 2016, respectively.

Fair Value Measurements

The carrying value of our cash and cash equivalents, accounts receivable, notes receivable, accounts payable, restructuring liabilities, and line of credit approximate fair value because of their short-term nature.

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.
The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy requires that the Company maximize the use of observable inputs and minimize the use of unobservable inputs. The levels of the fair value hierarchy are described below:
Level 1 - Quoted prices for identical instruments traded in active markets.
Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3 - Unobservable inputs that cannot be supported by market activity and that are significant to the fair value of the asset or liability, such as the use of certain pricing models, discounted cash flow models and similar techniques that use significant assumptions. These unobservable inputs reflect our own estimates of assumptions that market participants would use in pricing the asset or liability.
Refer to Note 8, “Fair Value Measurements,” for additional information on how we determine fair value for our assets and liabilities.

Cash and cash equivalents

We consider cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash and so near their maturity at purchase that they present insignificant risk of changes in value because of changes in interest rates.

Derivative Instruments and Hedging Activities

Our derivative instruments consist of foreign currency forward and option contracts and are recorded as either an asset or liability measured at its fair value, with changes in the fair value of qualifying hedges recorded in other comprehensive income.  Changes in a derivative’s fair value are recognized currently in the statements of operations unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset the related results of the hedged item and requires that we must formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

We generally are able to apply cash flow hedge accounting which associates the results of the hedges with forecasted future intercompany expenses.  The current mark-to-market gain or loss is recorded in accumulated other comprehensive income and will be re-classified to operations as the forecasted intercompany expenses are incurred, typically within one year.  During 2017, 2016, and 2015, our cash flow hedges were highly effective and hedge ineffectiveness was not material. While we expect that our derivative instruments that have been designated as hedges will continue to meet the conditions for hedge accounting, if hedges do not qualify as highly effective or if we do not believe that forecasted transactions will occur, the changes in the fair value of the derivatives used as hedges will be reflected in earnings.

F - 1 - 8

Property, Plant and Equipment

Property, plant, and equipment, are stated at depreciated cost. Additions and improvement activities are capitalized. Maintenance and repairs are expensed as incurred. Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Depreciation and amortization is computed using the straight-line method based on their estimated useful lives, as follows:

Estimated Useful Life
Buildings and building improvements	10-30 years
Telephone and computer equipment	3-5 years
Software	3 years
Furniture, fixtures, and miscellaneous equipment	5-7 years

We depreciate leasehold improvements associated with operating leases over the shorter of 7 years or remaining life of the lease plus renewal term, if renewal is more likely than not.  Amortization expense related to assets recorded under capital leases is included in depreciation and amortization expense.

Impairment of Long-Lived Assets

We periodically, on at least an annual basis, evaluate potential impairments of our long-lived assets.  In our annual evaluation or when we determine that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more indicators of impairment, we evaluate the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying values of the assets, we measure the impairment based on the excess of the carrying value of the long-lived asset over the long-lived asset’s fair value.  Our projections contain assumptions pertaining to anticipated levels of utilization and revenue that may or may not be under contract but are based on our experience and/or projections received from our customers. Refer to Note 4 “Impairment Losses and Restructuring Charges” for additional information on impairment of long-lived assets recognized during the years ended December 31, 2017, 2016 and 2015.

Goodwill

Goodwill is recorded at fair value and not amortized, but is reviewed for impairment at least annually or more frequently if impairment indicators arise. Our goodwill is allocated by reporting unit and is evaluated for impairment by first performing a qualitative assessment ("Step 0") to determine whether a quantitative goodwill test is necessary. If it is determined, based on qualitative factors, the fair value of the reporting unit is "more likely than not" less than the carrying amount or if significant changes related to the reporting unit have occurred that could materially impact fair value, a quantitative goodwill impairment test would be required. We can elect to forgo the qualitative assessment and perform the quantitative test.

If the carrying amount of a reporting unit exceeds its fair value, "Step 1" is performed to determine if goodwill is impaired and to measure the amount of impairment loss to recognize, if any. This step compares the implied fair value of goodwill with the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

The implied fair value of goodwill is determined by assigning the fair value of the reporting unit to all the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination. We define our reporting units to be the same as our operating segments and have elected to perform the annual impairment assessment for goodwill in the fourth quarter. Refer to Note 3 "Goodwill and Intangible Assets" for additional information on impairment of goodwill recognized during the years ended December 31, 2017, 2016 and 2015.

Intangible Assets

We amortize all acquisition-related intangible assets that are subject to amortization using the straight-line method over the estimated useful life based on economic benefit as follows:

Estimated Useful Life
Developed technology	8 years
Customer relationships	3-10 years
Trade name	6-7 years

F - 1 - 9

We perform a review of intangible assets to determine if facts and circumstances indicate that the useful life is shorter than we had originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, we assess recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, we accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life.

For further discussion of goodwill and identified intangible assets, refer to Note 3, "Goodwill and Intangible Assets."

Restructuring Charges

On an ongoing basis, management assesses the profitability and utilization of our facilities and in some cases management has chosen to close facilities.  Severance payments that occur from reductions in workforce are in accordance with our postemployment policy and/or statutory requirements that are communicated to all employees upon hire date; therefore, severance liabilities are recognized when they are determined to be probable and estimable. Other liabilities for costs associated with an exit or disposal activity are recognized when the liability is incurred, instead of upon commitment to an exit plan. A significant assumption used in determining the amount of the estimated liability for closing a facility is the estimated liability for future lease payments on vacant facilities.  We determine our estimate of sublease payments based on our ability to successfully negotiate early termination agreements with landlords, a third-party broker or management’s assessment of our ability to sublease the facility based upon the market conditions in which the facility is located. If the assumptions regarding early termination and the timing and amounts of sublease payments prove to be inaccurate, we may be required to record additional losses, or conversely, a future gain.

Leases

Rent holidays, landlord/tenant incentives and escalations are included in some instances in the base price of our rent payments over the term of our operating leases. We recognize rent holidays and rent escalations on a straight-line basis over the lease term. The landlord/tenant incentives are recorded as deferred rent and amortized on a straight line basis over the lease term.

Assets held under capital leases are included in property, plant and equipment, net in our consolidated balance sheets and depreciated over the term of the lease. Rent payments under the leases are recognized as a reduction of the capital lease obligation and interest expense.

Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred income taxes reflect net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. We are subject to foreign income taxes on our foreign operations. We are required to estimate our income taxes in each jurisdiction in which we operate. This process involves estimating our actual current tax exposure, together with assessing temporary differences resulting from differing treatment of items for tax and financial reporting purposes. The tax effects of these temporary differences are recorded as deferred tax assets or deferred tax liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period during which such rates are enacted.  We record a valuation allowance when it is more likely than not that we will not realize the net deferred tax assets in a certain jurisdiction.

We record tax benefits when they are more likely than not to be realized.  Our policy is to reflect penalties and interest as part of income tax expense as they become applicable.

Stock-Based Compensation

We recognize expense related to all share-based payments to employees, including grants of employee stock options, based on the grant-date fair values amortized straight-line over the period during which the employees are required to provide services in exchange for the equity instruments.  We include an estimate of forfeitures when calculating compensation expense.  We use the Black-Scholes method for valuing stock-based awards.  See Note 11, “Share-Based Compensation and Employee Benefit Plans,” for further information regarding the assumptions used to calculate share-based payment expense.

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Recently Issued Accounting Standards

In February 2018, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220) (“ASU 2018-02”), Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows for stranded tax effects in accumulated other comprehensive income resulting from the U.S. Tax Cuts and Jobs Act to be reclassified to retained earnings. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. We are currently evaluating the impact of adopting the new standard.

In August 2017, FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815) ("ASU 2017-12"), Targeted Improvements to Accounting for Hedging Activities. The amendments in this ASU better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. To meet that objective, the amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within those annual reporting periods. We do not expect the adoption of ASU 2017-12 will have a material impact on our consolidated financial statements.

In May 2017, FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718) ("ASU 2017-09"), Scope of Modification Accounting. The amendments in this ASU provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met: 1. The fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification; 2. The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and 3. The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The guidance is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. We do not expect the adoption of ASU 2017-09 will have a material impact on our consolidated financial statements.

In January 2017, FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) ("ASU 2017-04"), Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We do not expect the adoption of ASU 2017-04 will have a material impact on our consolidated financial statements.

In October 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-16, Income Taxes (Topic 740) ("ASU 2016-16"), Intra-Entity Transfers of Assets Other Than Inventory. The purpose of ASU 2016-16 is to simplify the income tax accounting of an intra-entity transfer of an asset other than inventory and to record its effect when the transfer occurs. The guidance is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods and early adoption is permitted. We do not expect the adoption of ASU 2016-16 will have a material impact on our consolidated financial statements.

In June 2016, FASB issued Accounting Standards Update ("ASU") 2016-13, Financial Instruments - Credit Losses (Topic 326) ("ASU 2016-13"), Measurement of Credit Losses on Financial Instruments. The standard significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren't measured at fair value through net income. The standard will replace today's "incurred loss" approach with an "expected loss" model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. It also simplifies the accounting model for purchased credit-impaired debt securities and loans. This ASU is effective for annual periods beginning after December 15, 2019, and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2018, and interim periods therein. We do not expect the adoption of ASU 2016-13 will have a material impact on our consolidated financial statements.

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In March 2016, FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718) ("ASU2016-09"), Improvements to Employee Share-Based Payment Accounting. The amendments in ASU 2016-09 address multiple aspects of the accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liability, and classification on the statements of cash flows. This ASU is effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted in any interim or annual period. An entity that elects early adoption must adopt all of the amendments in the same period, and any adjustments should be reflected as of the beginning of the fiscal year that includes the interim period. We adopted this ASU for the first quarter of 2017 and it did not have a material impact on our consolidated financial statements.

In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-02, Leases (Topic 842) (“ASU 2016-02”). These amendments require the recognition of lease assets and lease liabilities on the balance sheet by lessees for those leases currently classified as operating leases under ASC 840 “Leases”. These amendments also require qualitative disclosures along with specific quantitative disclosures. These amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. Entities are required to apply the amendments at the beginning of the earliest period presented using a modified retrospective approach. We are currently evaluating the impact that the adoption of ASU 2016-02 will have on our consolidated financial statements, and we anticipate that adoption of ASU 2016-02 will have an impact to the financial statement presentation of right of use asset, lease liability, amortization expense, and lease expense.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2017, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. We have assessed the impact that the adoption of ASU 2014-09 will have on our financial statements. We have assessed the impact of ASU 2014-09 and have determined that our current revenue recognition process is in compliance with the ASU. Therefore, we do not anticipate any impact to our consolidated financial statements upon adoption on January 1, 2018. We will use the Modified Retrospective transition method of adoption for ASU 2014-09. We are currently evaluating the additional disclosures that will be required upon adoption.

2.  ACQUISITIONS

Accent Marketing Services
On June 1, 2015, we acquired 100% of the membership interests of Accent Marketing Services, L.L.C. ("ACCENT") for $17,492, pursuant to a Membership Interest Purchase Agreement with MDC Corporate (US) Inc. and MDC Acquisition Inc. ACCENT is a business process outsourcing company providing contact center services and customer engagement solutions across six locations in the U.S. and Jamaica.
During the first quarter of 2016, we finalized the valuation of the identifiable assets acquired and liabilities assumed as of the acquisition date resulting in an immaterial adjustment to accounts payable and goodwill.

3. GOODWILL AND INTANGIBLE ASSETS

Goodwill

As of December 31, 2017, we have recognized $9,077 of goodwill related to business acquisitions. All goodwill is assigned to our Domestic segment.

We perform a goodwill impairment analysis at least annually (in the fourth quarter of each year), unless indicators of impairment exist in interim periods. We performed a quantitative assessment to determine if it was more likely than not that the fair value of each of our reporting units with goodwill exceeded its carrying value. In making this assessment, we evaluated overall business and overall economic conditions since the date of our acquisitions as well as expectations of projected revenues and cash flows, assumptions impacting the weighted average cost of capital and overall global industry and market conditions.

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We concluded that the fair value of the domestic reporting unit was in excess of its carrying value and goodwill was not impaired as of December 31, 2017.

Intangible Assets

The following table presents our intangible assets as of December 31, 2017:

	Gross Intangibles	Accumulated Amortization	Net Intangibles	Weighted Average Amortization Period (years)
Developed technology	$390	$231	$159	2.15
Customer relationships	7,550	2,720	4,830	3.11
Trade name	1,050	482	568	2.24
	$8,990	$3,433	$5,557	2.99

Amortization expense of intangible assets was $1,140, $1,150, and $852 for the years ended December 31, 2017, 2016 and 2015, respectively. We estimated future amortization expense for the succeeding years relating to the intangible assets resulting from acquisitions as follows:

Year Ending December 31,	Amount
2018	$1,140
2019	1,131
2020	1,128
2021	1,004
2022	862
Thereafter	292

We evaluated our intangible assets based on current economic and business indicators and determined they were not impaired as of December 31, 2017.

4.  IMPAIRMENT LOSSES AND RESTRUCTURING CHARGES

Impairment Losses

During the second quarter of 2017, we closed our facility in Tell City, Indiana. The closure resulted in the recognition of an impairment loss of $53 related to the disposal of certain assets.

During the fourth quarter of 2017, we evaluated certain equipment and recognized an impairment loss of $56 related to items that were no longer useful.

During 2015, we pursued opening additional capacity in our Nearshore segment. When it became evident that this additional capacity was not necessary, we recognized $323 of impairment losses related to certain assets we determined to be no longer useful. In September 2016, we impaired the remaining value of the assets when we determined that we would not be able to sell them, resulting in an additional loss of $174.

During 2015, we terminated the lease on a portion of under-utilized space in the Offshore segment. As part of this transaction, we sold the assets that were occupying this space to the new lessee and recognized a gain on sale of $509, which is included in interest and other income (expense), net.

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Restructuring Charges

The table below summarizes the balance of accrued restructuring costs by segment, which is included in other current liabilities in our consolidated balance sheets, and the changes during the years ended December 31, 2017, 2016, and 2015:

	Facility-Related and Employee Related Costs
	Domestic	Nearshore	Offshore	Total
Balance as of January 1, 2015	96	9	—	105
Expense (reversal)	1,561	112	64	1,737
Payments, net of receipts for sublease	(855)	(9)	(64)	(928)
Balance as of December 31, 2015	802	112	—	914
Expense (reversal)	(129)	25	—	(104)
Payments, net of receipts for sublease	(673)	(137)	—	(810)
Balance as of December 31, 2016	—	—	—	—
Expense (reversal)	411	—	—	411
Payments, net of receipts for sublease	(402)	—	—	(402)
Balance as of December 31, 2017	9	—	—	9

Domestic Segment

In 2017, we established restructuring reserves in our Tell City location for employee related costs of $262 when the decision was made and facility related costs of $97 at the time the facilities were vacated. We recognized $52 as incurred for certain expenses, and expect to pay the remaining accrued costs by the end of second quarter 2018.

In 2015, we decided to close facilities in Enid, Oklahoma, and Kansas City, Missouri, as well as Accent's former headquarters office in Jeffersonville, Indiana. In conjunction with the ACCENT acquisition, we also eliminated a number of positions that were considered redundant. We established restructuring reserves for employee related costs of $1,289 at the time the decisions were made, and facility related costs of $272 at the time the facilities were vacated. All costs were paid as of the end of 2016.

Nearshore Segment

During 2015, we pursued opening additional capacity in our nearshore segment. When it became evident that this additional capacity was not necessary, we decided to abandon the plan and establish a restructuring reserve of $112 for the remaining facility costs. All costs were paid as of the end of 2016.

Offshore Segment

During 2015, we continued to pursue operating efficiencies through streamlining our organizational structure and leveraging our shared services centers in low-cost regions. We eliminated several positions as a result and incurred restructuring charges of $64. We paid all of these costs in 2015 and the restructuring plan is complete.

IT Transformation

During the third quarter 2015, we completed our initiative to outsource our data centers and move to a hosted solutions model. We recognized $1,461 and $1,704 as incurred, on this project in 2015 and 2014, respectively.

5. NET INCOME (LOSS) PER SHARE

Basic net income (loss) per common share is computed based on our weighted average number of common shares outstanding. Diluted earnings per share is computed based on our weighted average number of common shares outstanding plus the effect of dilutive stock options, non-vested restricted stock, and deferred stock units, using the treasury stock method.

When a net loss is reported, potentially issuable common shares are excluded from the computation of diluted earnings per share as their effect would be anti-dilutive.

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The following table sets forth the computation of basic and diluted shares for the periods indicated (in thousands):

	Twelve Months Ended December 31,
	2017	2016		2015
Shares used in basic earnings per share calculation:	15,966	15,731	15,731	15,529
Effect of dilutive securities:
Stock options	—	455		—
Restricted stock/Deferred stock units	—	72		—
Total effects of dilutive securities	—	527		—
Shares used in dilutive earnings per share calculation:	15,966	16,258		15,529

The following shares were not included in the computation of diluted earnings per share because the exercise price exceeded the value of the shares, or we reported a net loss, and the effect would have been anti-dilutive (in thousands):

	Twelve Months Ended December 31,
	2017	2016	2015
Anti-dilutive securities:
Stock options	2,322	83	2,405
Restricted stock/Deferred stock units	50	1	9
Total anti-dilutive securities	2,372	84	2,414

6. PRINCIPAL CLIENTS

The following table represents revenue concentration of our principal clients:

	Year Ended December 31,
	2017		2016		2015
	Revenue	Percentage	Revenue	Percentage	Revenue	Percentage
T-Mobile	$88,975	30.4%	$74,686	24.3%	$69,427	24.6%
Sprint	$29,732	10.2%	$45,137	14.7%	$25,422	9.0%
AT&T	$29,184	10.0%	$38,257	12.5%	$35,019	12.4%

We enter into master service agreements (MSAs) that cover all of our work for each client.  These MSAs are typically multi-year contracts that include auto-renewal provisions. They typically do not include contractual minimum volumes and are generally terminable by the customer or us with prior written notice.

To limit credit risk, management performs periodic credit analyses and maintains allowances for uncollectible accounts as deemed necessary. Under certain circumstances, management may require clients to pre-pay for services. As of December 31, 2017, management believes reserves are appropriate and does not believe that any significant credit risk exists.

We have entered into factoring agreements with financial institutions to sell certain accounts receivable under non-recourse agreements.  These transactions are accounted for as a reduction in accounts receivable because the agreements transfer effective control over and risk related to the receivables to the buyers.  We do not service any factored accounts after the factoring has occurred. We utilize factoring arrangements as part of our financing for working capital. The aggregate gross amount factored under these agreements was $82,690, $51,684 and $33,980 for the years ended December 31, 2017, 2016 and 2015, respectively.

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7.  DERIVATIVE INSTRUMENTS

We use derivatives to partially offset our business exposure to foreign currency exchange risk. We enter into foreign currency forward and option contracts to hedge our anticipated operating commitments that are denominated in foreign currencies, including forward contracts and range forward contracts (a transaction where both a call option is purchased and a put option is sold).  The contracts cover periods commensurate with expected exposure, generally three to twelve months, and are principally unsecured foreign exchange contracts.  The market risk exposure is essentially limited to risk related to currency rate movements. We operate in Canada, Jamaica, and the Philippines where the functional currencies are the Canadian dollar, the Jamaican dollar, and the Philippine peso, respectively, which are used to pay labor and other operating costs in those countries. We provide funds for these operating costs as our client contracts generate revenues which are paid in U.S. dollars. In Honduras, our functional currency is the U.S. dollar and the majority of our costs are denominated in U.S. dollars. We have elected to designate our derivatives as cash flow hedges in order to associate the results of the hedges with forecasted expenses.

During the years ended December 31, 2017, 2016, and 2015, we entered into Canadian dollar forward and dollar range forward contracts for a notional amount of 10,900, 19,555, and 8,580 Canadian dollars, respectively, and during the years ended December 31, 2017, 2016 and 2015, we entered into Philippine peso non-deliverable forward and range forward contracts for a notional amount of 2,338,000, 1,433,800, and 1,029,100 Philippine pesos, respectively. As of December 31, 2017, we have not entered into any arrangements to hedge our exposure to fluctuations in Honduran lempira or Jamaican dollar relative to the U.S. dollar.

The following table shows the notional amount of our foreign exchange cash flow hedging instruments as of December 31, 2017, 2016, and 2015:

	December 31, 2017		December 31, 2016		December 31, 2015
	Local Currency Notional Amount	U.S. Dollar Notional Amount	Local Currency Notional Amount	U.S. Dollar Notional Amount	Local Currency Notional Amount	U.S. Dollar Notional Amount
Canadian dollar	10,900	$8,345	17,080	$12,723	2,470	$1,997
Philippine peso	1,272,000	24,486	1,178,800	25,231	329,000	7,263
		$32,831		$37,954		$9,260

The Canadian dollar and Philippine peso foreign exchange contracts are to be delivered periodically through December 2018 at a purchase price of approximately $8,345 and $24,486, respectively, and as such we expect unrealized gains and losses recorded in accumulated other comprehensive income will be reclassified to operations as the forecasted intercompany expenses are incurred, typically within twelve months.

Derivative assets and liabilities associated with our hedging activities are measured at gross fair value as described in Note 8, “Fair Value Measurements,” and are reflected as separate line items in our consolidated balance sheets.

The following table shows the effect of our derivative instruments designated as cash flow hedges for the years ended December 31, 2017, 2016, and 2015:

	Gain (Loss) Recognized in AOCI, net of tax Years Ended December 31,			Gain (Loss) Reclassified from AOCI into Income Years Ended December 31,
	2017	2016	2015	2017	2016	2015
Cash flow hedges:
Foreign exchange contracts	1,056	$(832)	$(1,906)	(82)	$(431)	$(2,587)

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8.  FAIR VALUE MEASUREMENTS

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy requires that the Company maximize the use of observable inputs and minimize the use of unobservable inputs. The levels of the fair value hierarchy are described below:
Level 1 - Quoted prices for identical instruments traded in active markets.
Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3 - Unobservable inputs that cannot be supported by market activity and that are significant to the fair value of the asset or liability, such as the use of certain pricing models, discounted cash flow models and similar techniques that use significant assumptions. These unobservable inputs reflect our own estimates of assumptions that market participants would use in pricing the asset or liability.

Derivative Instruments

The values of our derivative instruments are derived from pricing models using inputs based upon market information, including contractual terms, market prices and yield curves.  The inputs to the valuation pricing models are observable in the market, and as such are generally classified as Level 2 in the fair value hierarchy.

The following tables set forth our derivative assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy.   These balances are included in Other current assets and Other current liabilities, respectively, on our balance sheet.

	As of December 31, 2017
	Level 1	Level 2	Level 3	Total
Derivative assets:
Foreign exchange contracts	$—	$566	$—	$566
Total fair value of assets measured on a recurring basis	$—	$566	$—	$566

Derivative liabilities:
Foreign exchange contracts	$—	$175	$—	$175
Total fair value of liabilities measured on a recurring basis	$—	$175	$—	$175

	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Derivative assets:
Foreign exchange contracts	$—	$19	$—	$19
Total fair value of assets measured on a recurring basis	$—	$19	$—	$19

Derivative liabilities:
Foreign exchange contracts	$—	$980	$—	$980
Total fair value of liabilities measured on a recurring basis	$—	$980	$—	$980

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9. PROPERTY, PLANT AND EQUIPMENT

 Our property, plant and equipment as of December 31, 2017 and 2016 consisted of the following, by asset class:

	2017	2016
Land, buildings and improvements	18,211	20,582
Telephone and computer equipment	44,116	40,298
Software	36,720	35,626
Furniture, fixtures, and miscellaneous equipment	15,913	15,341
Construction in progress	1,876	1,618
Assets acquired under capital lease	13,530	13,530
	130,366	126,995
Less accumulated depreciation	(103,111)	(98,690)
Less accumulated amortization under capital lease	(7,312)	(5,029)
Total property, plant and equipment, net	$19,943	$23,276

Depreciation and amortization expense for property, plant and equipment was $9,940 and $11,100 for the years ended December 31, 2017 and 2016, respectively.

10. DEBT

Secured Revolving Credit Facility

On April 29, 2015, we entered into a secured revolving credit facility ("Credit Agreement") with BMO Harris Bank N.A. ("Lender").  The Credit Agreement is effective through April 2020 and the amount we may borrow under the agreement is the lesser of the borrowing base calculation or $50,000, and so long as no default has occurred and with the Administrative Agent’s consent, we may increase the maximum availability to $70,000 in $5,000 increments. We may request letters of credit under the Credit Agreement in an aggregate amount equal to the lesser of the borrowing base calculation (minus outstanding advances) and $5,000. The borrowing base is generally defined as 85% of our eligible accounts receivable less certain reserves as defined in the Credit Agreement.

Our borrowings bear interest at one-month LIBOR plus 1.50% to 1.75%, depending on current availability. We will pay letter of credit fees equal to the applicable margin times the daily maximum amount available to be drawn under all letters of credit outstanding and a monthly unused fee at a rate per annum of 0.25% on the aggregate unused commitment under the Credit Agreement. As of December 31, 2017, outstanding letters of credit totaled $893.

The Credit Agreement contains standard affirmative and negative covenants that may restrict or limit our ability to sell assets, incur additional indebtedness and engage in mergers and acquisitions. We are required to maintain a minimum consolidated fixed charge coverage ratio of 1.00 to 1.00 if a reporting trigger period commences.

On November 6, 2015, we entered into a second amendment to our Credit Agreement with the Lender. The amendment replaced the fixed charge coverage ratio with a Consolidated EBITDA covenant, modified the Consolidated EBITDA definition, and decreased the limits on future capital expenditures.

On January 20, 2016, we entered into a third amendment to our Credit Agreement with the Lender. The amendment established the Consolidated EBITDA covenants for each month of 2016 that apply if we cross the availability threshold in the Credit Agreement.

On March 28, 2017, we entered into a fourth amendment to our Credit Agreement with BMO Harris Bank N.A. (the “Lender”).  The fourth amendment extends the term of the agreement until March 28, 2022 while also amending certain of the financial covenants as follows: 1) reduces the maximum consolidated fixed charge coverage ratio and 2) removes the monetary cap on non-financed capital expenditures for 2017 and each fiscal year thereafter during the term of the Credit Agreement. In addition, the amendment removes the requirement that funds collected be automatically applied to our credit facility balance, unless a trigger event occurs. As a result, the balance sheet classification has been changed from short-term liabilities to long-term liabilities beginning in the first quarter of 2017.

As of December 31, 2017, we were in compliance with all debt covenants, and we had outstanding borrowings of $19,078, and our remaining borrowing capacity was $29,602.

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Other debt

From time to time, we enter into financing agreements such as notes payable and capital lease obligations, in order to facilitate the fit-out of new locations. The implied interest rates for these agreements range from 3% to 20%; the terms range from five to seven years.

As of December 31, 2017 and 2016, the outstanding balances for the current portion of these financing agreements were $2,377 and $2,242, respectively, included in Other current debt on the balance sheet. The outstanding balances for the non-current portion of the financing arrangements were $3,084 and $5,473 respectively, included in Other debt on the balance sheet.

11. SHARE-BASED COMPENSATION AND EMPLOYEE BENEFIT PLANS

We have a 2008 Equity Incentive Plan (the “Plan”), which reserved 900,000 shares of common stock for issuance pursuant to the terms of the Plan plus 274,298 shares that remained available for future issuance under prior plans on the effective date of the Plan, which was May 5, 2008. An Amended and Restated Plan was approved by our board of directors and stockholders at our annual meeting of stockholders in May 2014, which authorized an additional 500,000 shares of common stock for issuance. At our annual meeting of stockholders in June 2016, the board of directors and stockholders authorized another 250,000 shares of common stock for issuance under the Amended and Restated Plan. As of December 31, 2017, there were 235,061 shares available for future grant under the Plan. Our plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or other stock-based awards.  The terms of the awards granted under the Plan will expire no later than ten years from the grant date.  The Committee determines the vesting conditions of awards; however, subject to certain exceptions, an award that is not subject to the satisfaction of performance measures may not fully vest or become fully exercisable earlier than three years from the grant date, and the performance period for an award subject to performance measures may not be shorter than one year.

At the beginning of each quarter, members of the board of directors, at their option, may elect to receive as compensation 1) stock options to purchase shares of common stock with a fair value equivalent of $22,500 (calculated using the Black-Scholes pricing model), 2) shares of common stock with a grant date fair value of $22,500, 3) deferred stock units with a fair value equivalent of $22,500 (calculated using the Black-Scholes pricing model), with ownership of the common stock vesting immediately or over a period determined by the Committee and stated in the award or 4) any combination of options and common stock. Upon the date of grant, the members of the board of directors are immediately vested in the stock options or common stock.

Stock Options

A summary of stock option activity under the Plan is as follows:

	Shares	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (in yrs)
Outstanding as of January 1, 2017	2,497,198	$4.61
Granted	168,402	9.64
Exercised	(257,410)	3.95
Forfeited/expired	(66,267)	6.79
Expired	(19,600)	9.72
Outstanding as of December 31, 2017	2,322,323	$4.94	5.90
Vested and exercisable as of December 31, 2017	1,771,119	$4.61	5.15

The weighted-average grant date fair value of options granted during the years ended December 31, 2017, 2016, and 2015 was $5.51, $2.82, and $3.76, respectively.  The total fair value of shares vested during the years ended December 31, 2017, 2016, and 2015 was $1,073, $1,875, and $655, respectively.

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The assumptions used to determine the value of our stock-based awards under the Black-Scholes method are summarized below:

	2017	2016	2015
Risk-free interest rate	2.07% - 2.45%	1.27% - 2.26%	1.71% - 2.4%
Dividend yield	—%	—%	—%
Expected volatility	49.3% - 61.4%	50.0% - 61.9%	59.9% - 66.9%
Expected life in years	7.7	8.2	7.6

The risk-free interest rate is based on the U.S. Treasury strip yield in effect at the time of grant with a term equal to the expected term of the stock option granted.  Average expected life and volatilities are based on historical experience, which we believe will be indicative of future experience.

Stock Grants and Deferred Stock Units

Pursuant to the board of directors' compensation program, 0, 0 and 2,319 shares of stock were granted in the years ended   December 2017, 2016 and 2015 respectively. The total fair value of stock grants made in the years ended December 2017, 2016 and 2015 respectively was $0, $0 and $22. Deferred stock units of 17,782, 20,187, and 12,893 were granted to members of the board of directors during 2017, 2016, and 2015 respectively. The total fair value of deferred stock units granted in the years ended December 31, 2017, 2016, and 2015 was $180, $90, and $65 respectively. Deferred stock units are fully vested upon issuance and are settled in shares of common stock upon the director’s termination of service.  The fair value of stock grants and deferred stock units is calculated based on the closing price of our common stock on the date of grant.

Share-based Compensation Expense

The compensation expense that has been charged against income for December 31, 2017, 2016 and 2015 was $1,015, $1,722, and $1,469, respectively, and is included in selling, general and administrative expense.  As of December 31, 2017, there was $769 of total unrecognized compensation expense related to nonvested stock options, which is expected to be recognized over a weighted-average period of 1.83 years.

Employee Stock Purchase Plan

Under the terms of our employee stock purchase plan ("ESPP"), eligible employees may authorize payroll deductions up to 10% of their base pay to purchase shares of our common stock at a price equal to 85% of the lower of the closing price at the beginning or end of each quarterly stock purchase period.  A total of 400,000 shares were authorized under the original ESPP Plan; an Amended and Restated Plan was approved by our board of directors and stockholders at our annual meeting of stockholders in June 2016, which authorized an additional 100,000 shares of common stock for issuance. As of December 31, 2017, 60,187 shares were available for issuance.

During the years ended December 31, 2017, 2016, and 2015, 33,253, 48,414, and 46,227 shares were purchased under this plan at an average price of $8.03, $3.87, and $3.92, respectively.  Total expense recognized related to the ESPP during the years ended December 31, 2017, 2016, and 2015 was $84, $55, and $50, respectively.  The assumptions used to value the shares under the ESPP using the Black-Scholes method were as follows:

	2017	2016	2015
Risk-free interest rate	0.01% - 0.76%	0.21% - 0.51%	0.00% - 0.16%
Dividend yield	—%	—%	—%
Expected volatility	52.5% - 61.04%	37.6% - 68.1%	21.9% - 78.9%
Expected life in years	3 months	3 months	3 months

The weighted average grant date fair value of these shares was $2.51, and $1.13, and $1.09 per share during the years ended December 31, 2017, 2016, and 2015, respectively.

401(k) Plan

We have a safe harbor 401(k) plan that allows participation by all eligible employees as of the first day of the month following their hire date.  Eligible employees may contribute up to the maximum limit determined by the Internal Revenue

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Code. Participants receive a matching contribution after completing one year of service. We match 100% of the participant’s contribution for the first 3% and 50% of the participant’s contribution for the next 2%. Company matching contributions to the 401(k) plan totaled $664, $582, and $493 for the years ended December 31, 2017, 2016, and 2015, respectively.

Philippines Pension Plan

The Company sponsors a non-contributory defined benefit pension plan (the “Pension Plan”) for its covered employees in the Philippines. The Pension Plan provides defined benefits based on years of service and final salary.
All permanent employees meeting the minimum service requirement are eligible to participate in the Pension Plan. Remeasurement changes are reflected in Accumulated Other Comprehensive Income (AOCI). As of December 31, 2017, the Pension Plan was unfunded. The Company doesn't expect to make any cash contributions to the Pension Plan. As of December 31, 2017 and 2016, the defined benefit obligation of $173 and $550 was included in other long term liabilities in the Consolidated Balance Sheets.

12. INTEREST AND OTHER INCOME (EXPENSE), NET

Interest and other income (expense), net for the years ended December 31, 2017, 2016, and 2015 were composed of the following:

	Year Ended December 31,
	2017	2016	2015
Interest income	$5	$—	$2
Interest expense	(1,609)	(1,573)	(1,685)
Gain (loss) on disposal of assets	(3)	3	509
Other income (expense)	637	(178)	35
Interest and other income (expense), net	$(970)	$(1,748)	$(1,139)

13. INCOME TAXES

The domestic and foreign source component of income (loss) from continuing operations before income taxes was:

	Year Ended December 31,
	2017	2016	2015
U.S.	$(8,888)	$(5,244)	$(21,246)
Foreign	7,176	6,357	6,094
Total	$(1,712)	$1,113	$(15,152)

Significant components of the provision for income taxes from continuing operations were:

	Year Ended December 31,
	2017	2016	2015
Current:
Federal	$(686)	$(28)	$(264)
State	(50)	(23)	33
Foreign	611	504	360
Total current (benefit) expense	$(125)	$453	$129

Deferred:
Federal	$(324)	$203	$164
State	(28)	27	11
Foreign	41	35	160
Total deferred (benefit) expense	$(311)	$265	$335

Income tax expense	$(436)	$718	$464

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GAAP requires all items be considered, including items recorded in other comprehensive income, in determining the amount of tax benefit that results from a loss from continuing operations that should be allocated to continuing operations.

Significant components of deferred tax assets and deferred tax liabilities included in the accompanying consolidated balance sheets in Other long-term assets and Other liabilities, respectively, as of December 31, 2017, 2016, and 2015 were:

	Year Ended December 31,
	2017	2016	2015
Long-term deferred tax assets (liabilities):
Fixed assets	$1,770	$2,511	$2,077
Prepaid expenses	(411)	(569)	(554)
Accrued stock compensation	2,781	4,641	4,114
Accrued restructuring costs	2	—	303
Work opportunity credit carryforward	5,233	5,226	5,234
Operating loss carryforward	10,663	16,231	18,066
Intangibles and goodwill	(64)	(77)	(53)
Derivative Instruments	(48)	354	202
Cumulative Translation adjustment	(965)	(1,381)	(1,178)
Other	137	297	39
Net long-term deferred tax assets	$19,098	$27,233	$28,250

Valuation allowance	(18,939)	(27,384)	(28,162)

Total net deferred tax asset (liability)	$159	$(151)	$88

We consider all available evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become realizable.  Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), and projected taxable income in assessing the realizability of deferred tax assets.  In making such judgments, significant weight is given to evidence that can be objectively verified.  In order to fully realize the U.S. deferred tax assets, we will need to generate sufficient taxable income in future periods before the expiration of the deferred tax assets governed by the tax code.

We do not provide for deferred taxes on the excess of the financial reporting basis over the tax basis in our investments in foreign subsidiaries that are essentially permanent in duration or not subject to taxation in the US or in the local country.  In general, it is our practice and intention to reinvest the earnings of our foreign subsidiaries in those operations. Generally, the earnings of our foreign subsidiaries become subject to U.S. taxation based on certain provisions in U.S. tax law such as the recently enacted territorial transition tax under section 965 and under certain other circumstances. Exceptions may be made on a year-by-year basis to repatriate current year earnings of certain foreign subsidiaries based on cash needs in the U.S.

At December 31, 2017, 2016, and 2015, U.S. income and foreign withholding taxes have not been provided for on approximately $0, $0, and $1,300, respectively, of unremitted earnings of subsidiaries operating outside of the U.S. These earnings are estimated to represent the excess of the financial reporting over the tax basis in our investments in those subsidiaries and would become subject to U.S. income tax if they were remitted to the U.S.

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Differences between U.S. federal statutory income tax rates and our effective tax rates for the years ended December 31, 2017, 2016, and 2015 for continuing operations were:

	Year Ended December 31,
	2017	2016	2015
U.S. statutory tax rate	35.0%	35.0%	35.0%
Effect of state taxes (net of federal benefit)	24.4%	-12.2%	1.7%
Rate differential on foreign earnings	109.5%	-146.0%	10.9%
Foreign income taxed in the U.S.	-261.4%	133.9%	-8.3%
Uncertain tax positions	77.9%	107.1%	-4.9%
Unremitted foreign earnings of subsidiary	16.0%	19.7%	—%
Tax expense allocation to OCI	29.8%	-2.7%	—%
Effect of U.S tax rate change	-466.4%	—%	—%
Valuation allowance	463.1%	-67.1%	-40.4%
Other permanent differences	-12.4%	—%	—%
Stock based compensation	30.4%	—%	—%
True-up of deferred items	-20.1%	—%	—%
Other, net	-0.4%	-3.2%	2.9%
Total	25.4%	64.5%	-3.1%

As of December 31, 2017, we had gross federal net operating loss carry forwards of approximately $49,942 expiring beginning in 2030 and gross state net operating loss carry forwards of approximately $70,014 expiring beginning in 2018.

The Tax Cuts and Jobs Act (the “Act”), signed into law on December 22, 2017, makes significant modifications to U.S. federal income tax laws including reducing the corporate tax rate to 21 percent starting January 1, 2018 and transitioning the U.S. to a territorial tax regime.  Consequently, we have recorded an adjustment to the Company’s net deferred tax liability of $582 and a corresponding net adjustment to deferred income tax (benefit) of $(582) for the year ended December 31, 2017.  The passage of the Act will result in a one-time reduction in the Company’s deferred tax assets related to net operating loss carryforwards of approximately $6,452 with a corresponding reduction in the Company’s valuation allowance of $6,452. Also, the Tax provides there will still be US tax consequences of our foreign operations in future periods due to the recently enacted global intangible low tax income (GILTI) provisions and other US tax provisions even though the U.S. is transitioning to a territorial tax regime.  We are still evaluating the impact of these provisions and we are not yet able to reasonably estimate the effect of this provision of the Act on our results in future periods.

Based on the Company's current interpretation and subject to the release of the related regulations and any future interpretive guidance, the Company believes the effects of the change in tax law incorporated herein are substantially complete.  Additional information that may affect our income tax accounts and disclosures would include further clarification and guidance on how the Internal Revenue Service will implement tax reform, further clarification and guidance on how state taxing authorities will implement tax reform and the related effect on our state income tax returns, completion of our 2017 tax return filings, and the potential for additional guidance from the SEC or the FASB related to tax reform.

We have been granted “Tax Holidays” as an incentive to attract foreign investment by the governments of Honduras, Jamaica, and certain qualifying locations in the Philippines. Generally, a Tax Holiday is an agreement between us and a foreign government under which we receive certain tax benefits in that country. In Honduras, we have been granted approval for an indefinite exemption from income taxes. The tax holidays for our qualifying Philippines facilities expire at staggered dates through 2019. Our Tax Holidays could be eliminated if there are future changes in our operations or the governmental authorities approve legislation to modify the Tax Holidays in the various taxing jurisdictions.  The aggregate reduction in income tax expense for the years ended December 31, 2017, 2016, and 2015 was $1,338, $1,136, and $1,106.
Under accounting standards for uncertainty in income taxes (ASC 740-10), a company recognizes a tax benefit in the financial statements for an uncertain tax position only if management’s assessment is that the position is “more likely than not” (i.e., a likelihood greater than 50 percent) to be allowed by the tax jurisdiction based solely on the technical merits of the position. The term “tax position” in the accounting standards for income taxes refers to a position in a previously filed tax return or a position expected to be taken in a future tax return that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods.

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The following table indicates the changes to our unrecognized tax benefits for the years ended December 31, 2017, 2016, and 2015. The term “unrecognized tax benefits” in the accounting standards for income taxes refers to the differences between a tax position taken or expected to be taken in a tax return and the benefit measured and recognized in the financial statements. If recognized, all of these benefits would impact our income tax expense, before consideration of any related valuation allowance.

	Years Ended December 31,
	2017	2016	2015
Unrecognized, January 1,	$4,155	$2,962	$2,215
Additions based on tax positions taken in current year	$2,872	$1,193	$888
Reductions based on tax positions taken in prior year	$(4,155)	$—	$(141)
Unrecognized, December 31,	$2,872	$4,155	$2,962

We file numerous consolidated and separate income tax returns in the U.S. federal jurisdiction and in many state jurisdictions, as well as in Canada, the Philippines, Costa Rica and Honduras.  Our U.S. federal returns and most state returns for tax years 2014 and forward are subject to examination.  Canadian returns for tax years 2012 and forward are subject to examination.  Our returns in the Philippines in 2014, Costa Rica in 2013 and Honduras in 2013 are subject to examination.  In December 2014, our Canadian subsidiary was notified that its income tax returns for the years ended December 31, 2013 and 2012 are under examination. The Company has received a notice of assessment, but we do not believe it is more likely than not that we owe the taxes that have been assessed. Therefore, we filed an appeal in June 2017 and have not accrued a liability related to this matter. Because the Canadian Revenue Agency considers us a large corporation (a corporation which has taxable capital employed in Canada over $10 million), we were required to pay half of the reassessment, of $0.4 million, which is recorded in other long-term assets on our balance sheet. We do not anticipate receiving a decision on our appeal in the next twelve months. Also, in May 2016, our Philippine subsidiary received notification that its income tax return for the year ended December 31, 2014 is under examination. The Company has received an assessment notice for a de minimis amount that it has accrued and is in the process of resolving this examination.

14.  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive income (loss) consisted of the following items:

	Foreign Currency Translation Adjustment	Unrealized Gain (Loss) on Cash Flow Hedging Instruments	Defined Benefit Plan	Total
Balance at January 1, 2015	$1,486	$(2,311)	$—	$(825)
Foreign currency translation	75	—	—	75
Reclassification to operations	—	2,587	—	2,587
Unrealized losses	—	(1,906)	—	(1,906)
Tax (provision) benefit	(28)	(254)	—	(282)
Balance at December 31, 2015	$1,533	$(1,884)	$—	$(351)
Foreign currency translation	481	—	—	481
Reclassification to operations	—	431	—	431
Unrealized losses	—	(832)	—	(832)
Pension remeasurement	—	—	253	253
Tax (provision) benefit	(184)	153	—	(31)
Balance at December 31, 2016	$1,830	$(2,132)	$253	$(49)
Foreign currency translation	206	—	—	206
Reclassification to operations	22	59	—	81
Unrealized losses	—	1,056	—	1,056
Pension remeasurement	—	—	601	601
Tax provision	(87)	(424)	—	(511)
Balance at December 31, 2017	$1,971	$(1,441)	$854	$1,384

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Reclassifications out of accumulated other comprehensive income for the years ended December 31, 2017, 2016, and 2015 were as follows:

Details About Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income			Affected Line Item in the Statement Where Net Income is Presented
	Year Ended December 31,
	2017	2016	2015
Gains and losses on cash flow hedges
Foreign exchange contracts (COS)	$81	$416	$2,401	Cost of Services
Foreign exchange contracts (SG&A)	1	15	186	Selling, general and administrative expenses
	$82	$431	$2,587

15.  COMMITMENTS AND CONTINGENCIES

Operating Leases

We lease facilities and equipment under various non-cancelable operating leases.  Some of these leases have renewal clauses that vary both in length and fee, based on our negotiations with the lessors. Rent expense, including equipment rentals, for the twelve months ended December 31, 2017, 2016, and 2015 was $11,302, $11,954, and $11,875, respectively.

Capital Leases

We leased several asset types under various non-cancelable capital leases with original terms between three and seven years. See Footnote 10 for more information.

Minimum lease payments

As of December 31, 2017, approximate minimum annual lease payments were as follows:

	Operating leases	Capital leases
2018	$11,228	$2,134
2019	7,561	2,049
2020	4,335	487
2021	2,985	—
2022	2,610	—
Thereafter	3,689	—
Total minimum lease payments	$32,408	$4,670
Less amount representing interest		$(509)
Present value of capital lease obligations		$4,161
Capital lease obligations, current portion		$1,829
Capital lease obligations, long term portion		$2,332

The current and long term capital lease obligations above are included in other current debt and other debt, respectively, on the consolidated balance sheets.

Legal Proceedings

We have been involved from time to time in litigation arising in the normal course of business, none of which is expected by management to have a material adverse effect on our business, consolidated financial condition, results of operations or cash flows.

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16.  SEGMENT INFORMATION

We operate our business within three reportable segments, based on the geographic regions in which our services are rendered: Domestic, Nearshore and Offshore. For the year ended December 31, 2017, our Domestic segment included the operations of thirteen facilities in the U.S. and one facility in Canada. Our Nearshore segment included the operations of two facilities in Honduras and one facility in Jamaica. Our Offshore segment included the operations of four facilities in the Philippines.

We primarily evaluate segment operating performance in each reporting segment based on net sales and gross profit. Certain operating expenses are not allocated to each reporting segment; therefore, we do not present income statement information by reporting segment below the gross profit level.

Information about our reportable segments, which correspond to the geographic areas in which we operate, for the years ended December 31, 2017, 2016, and 2015 is as follows:

	For the Year Ended December 31,
	2017	2016	2015
Revenue:
Domestic	171,188	$186,061	$169,945
Offshore	77,074	76,868	72,914
Nearshore	44,342	44,271	39,275
Total	$292,604	$307,200	$282,134

Gross profit:
Domestic	$7,329	$12,392	$11,614
Offshore	18,793	16,607	6,672
Nearshore	6,240	7,422	6,018
Total	$32,362	$36,421	$24,304

Depreciation:
Domestic	$6,419	$7,748	$8,049
Offshore	2,950	3,678	4,232
Nearshore	571	824	980
Total	$9,940	$12,250	$13,261

Capital expenditures:
Domestic	$4,113	$3,291	$4,382
Offshore	738	287	3,049
Nearshore	2,334	219	291
Total	$7,185	$3,797	$7,722

	As of December 31,
	2017	2016	2015
Total assets:
Domestic	$37,991	$59,612	$67,927
Offshore	43,106	36,503	38,016
Nearshore	14,901	10,693	8,861
Total	$95,998	$106,808	$114,804

17. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following represent selected information from our unaudited quarterly Statements of Operations for the years ended December 31, 2017 and 2016.

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	2017 Quarters Ended
	March 31	June 30	September 30	December 31
Revenue	$77,652	$73,979	$69,372	$71,600
Gross profit	10,014	8,987	7,319	6,041
Net income (loss)	1,793	554	(1,172)	(2,452)
Income tax expense (benefit)	(28)	(66)	30	(371)
Comprehensive income (loss)	2,225	587	(889)	(1,766)

Net income (loss) per common share - basic	$0.11	$0.03	$(0.07)	$(0.15)
Net income (loss) per common share - diluted	$0.11	$0.03	$(0.07)	$(0.15)

	2016 Quarters Ended
	March 31	June 30	September 30	December 31
Revenue	$78,035	$73,733	$78,305	$77,127
Gross Profit	8,388	7,011	10,347	10,675
Net income (loss)	31	(1,684)	856	1,192
Income tax expense (benefit)	125	46	163	384
Comprehensive income (loss)	310	(1,570)	855	1,133

Net income (loss) per common share - basic	$0.00	$(0.11)	$0.05	0.08
Net income (loss) per common share - diluted	$0.00	$(0.11)	$0.05	0.07

18. SUBSEQUENT EVENTS

Kingston, Jamaica
In January 2018, we entered into a lease agreement for a new facility in Kingston, Jamaica.

Colorado Springs, Colorado
In January 2018, we made the decision to discontinue our operation in Colorado Springs, Colorado. We plan to vacate the facility in March.

Amazon Agreement
On January 23, 2018, we and Amazon.com, Inc. (“Amazon”) entered into a transaction agreement, pursuant to which we issued to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon, a warrant to acquire up to 4,000,000 shares (the “Warrant Shares”) of our common stock, subject to certain vesting events. We and Amazon entered into the transaction agreement in connection with existing commercial arrangements pursuant to which we provide and will continue to provide commercial services to Amazon. The vesting of the Warrant Shares is linked to payments made by Amazon or its affiliates (directly or indirectly through third parties) pursuant to the existing commercial arrangements, with full vesting tied to Amazon's payment of up to $600 million to us in connection with Amazon's receipt of commercial services from us.

Aegis Transaction Agreement
On March 14, 2018 we entered into a Transaction Agreement (the “Transaction Agreement”) with CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”), and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Aegis Stockholder”) pursuant to which we, Aegis and the Aegis Stockholder agreed to, among other things: (1) the sale of all of the issued and outstanding shares of the capital stock of Aegis by the Aegis Stockholder to us; (2) the issuance of 20,600,000 shares, as may be adjusted for stock splits, consolidation and other similar corporate events, of our common stock in consideration of such sale; (3) the amendment of our Restated Certificate of Incorporation, as amended from time to time, in order to effect such issuance and the other transactions contemplated by the Transaction Agreement; and (4) in addition to the transactions set forth above, the purchase at the closing of additional shares of our common stock by the Aegis Stockholder, for $10 million at a price of $12 per share, subject to adjustment as set forth in the Transaction Agreement.

Immediately following the consummation of the transactions contemplated by the Transaction Agreement, Aegis will become a

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wholly-owned subsidiary of us and the Aegis Stockholder will hold approximately 55% of our outstanding common stock. We, Aegis and the Aegis Stockholder have each agreed to customary representations, warranties and covenants in the Transaction Agreement and the transactions contemplated by the Transaction Agreement are subject to specified closing conditions.

Notice of Client Termination
On March 9, 2018, we received an unsigned letter from Sprint purporting to notify us that they would be eliminating all business with us by June 29, 2018, unless mutually agreed otherwise by the parties.  The unsigned letter is not effective notice under the terms of the contract between the parties and we remain in discussions with Sprint regarding termination and exit.

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STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$69,114	$77,652
Warrant contra revenue	(2,500)	—
Net revenue	66,614	77,652
Cost of services	61,156	67,638
Gross profit	5,458	10,014
Selling, general and administrative expenses	8,558	7,882
Transaction related fees	1,887	—
Impairment losses and restructuring charges, net	4,453	—
Operating income (loss)	(9,440)	2,132
Interest and other expense, net	(438)	(367)
Income (loss) before income taxes	(9,878)	1,765
Income tax expense (benefit)	148	(28)
Net income (loss)	$(10,026)	$1,793
Other comprehensive income (loss), net of tax:		1
Foreign currency translation adjustments	137	(14)
Change in fair value of derivative instruments	(900)	446
Comprehensive income (loss)	$(10,789)	$2,225

Net income (loss) per common share - basic	$(0.62)	$0.11
Weighted average common shares outstanding - basic	16,195	15,815

Net income (loss) per common share - diluted	$(0.62)	$0.11
Weighted average common shares outstanding - diluted	16,195	16,995

See Notes to Consolidated Financial Statements.

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STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,196	$1,456
Trade accounts receivable, net	54,087	53,052
Prepaid expenses	2,166	2,351
Other current assets	591	1,290
Total current assets	$58,040	$58,149
Property, plant and equipment, net	17,508	19,943
Intangible assets, net	2,993	5,557
Goodwill	9,077	9,077
Other long-term assets	3,533	3,272
Total assets	$91,151	$95,998
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,589	$7,019
Accrued liabilities:
Accrued employee compensation and benefits	10,217	12,850
Other accrued liabilities	3,157	2,105
Other current debt	2,556	2,725
Other current liabilities	1,553	1,249
Total current liabilities	$24,072	$25,948
Line of credit	24,720	19,078
Other debt	2,482	3,128
Other liabilities	775	905
Total liabilities	$52,049	$49,059
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 32,000,000 non-convertible shares, $0.01 par value, authorized; 16,207,297 and 16,175,351 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	$162	$162
Additional paid-in capital	85,547	82,594
Accumulated other comprehensive income	621	1,384
Accumulated deficit	(47,228)	(37,201)
Total stockholders’ equity	$39,102	$46,939
Total liabilities and stockholders’ equity	$91,151	$95,998

See Notes to Consolidated Financial Statements.

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STARTEK, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net income (loss)	$(10,026)	$1,793
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,643	2,962
Impairment losses	3,386	—
Share-based compensation expense	262	229
Warrant contra revenue	2,500	—
Changes in operating assets and liabilities:
Trade accounts receivable	(1,001)	5,545
Prepaid expenses and other assets	88	(214)
Accounts payable	326	18
Accrued and other liabilities	(1,796)	(3,150)
Net cash (used in) provided by operating activities	(3,618)	7,183

Investing Activities
Proceeds from sale of assets	—	342
Purchases of property, plant and equipment	(1,944)	(1,113)
Net cash used in investing activities	(1,944)	(771)

Financing Activities
Proceeds from the issuance of common stock	190	98
Proceeds from line of credit	83,532	79,675
Principal payments on line of credit	(77,890)	(84,980)
Principal payments on other debt	(733)	(868)
Net cash provided by (used in) financing activities	5,099	(6,075)
Effect of exchange rate changes on cash	203	(12)
Net (decrease) increase in cash and cash equivalents	(260)	325
Cash and cash equivalents at beginning of period	$1,456	$1,039
Cash and cash equivalents at end of period	$1,196	$1,364

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STARTEK, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2018
(In thousands, except per share data)
(Unaudited)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. These financial statements reflect all adjustments (consisting only of normal recurring entries, except as noted) which, in the opinion of management, are necessary for fair presentation. Operating results for the three months ended March 31, 2018 are not necessarily indicative of operating results that may be expected during any other interim period of 2018 or the year ending December 31, 2018.
The consolidated balance sheet as of December 31, 2017, included herein was derived from the audited financial statements as of that date, but does not include all disclosures including notes required by GAAP. As such, the information included in this quarterly report on Form 10-Q should be read in conjunction with the consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Unless otherwise noted in this report, any description of "us," "we," or "our," refers to StarTek, Inc. and its subsidiaries. Financial information in this report is presented in U.S. dollars.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes.  Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period they are determined to be necessary.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers, (Topic 606). Topic 606 replaces numerous industry specific requirements and converges the accounting guidance on revenue recognition with International Financial Reporting Standards 15 (IFRS 15). Topic 606 utilizes a five-step process, for revenue recognition that focuses on transfer of control, rather than transfer of risks and rewards. It also provided additional guidance on accounting for contract acquisition and fulfillment costs.

For more information, refer to Note 12, "Revenue Recognition."

Common Stock Warrant Accounting

We account for common stock warrants as equity instruments, based on the specific terms of our warrant agreement. For more information, refer to Note 13, "Warrants."

Recent Accounting Pronouncements

In February 2018, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220) (“ASU 2018-02”), Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows for stranded tax effects in accumulated other comprehensive income resulting from the U.S. Tax Cuts and Jobs Act to be reclassified to retained earnings. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. We are currently evaluating the impact of adopting the new standard.

In August 2017, FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815) ("ASU 2017-12"), Targeted Improvements to Accounting for Hedging Activities. The amendments in this ASU better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. To meet that objective, the amendments expand and refine hedge

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accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2018, including interim reporting periods within those annual reporting periods. We do not expect the adoption of ASU 2017-12 will have a material impact on our consolidated financial statements.

In July 2017, FASB issued a two-part ASU, No. 2017-11, I. Accounting for Certain Financial Instruments with Down Round Features and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception ("ASU 2017-11"). Part I of this ASU addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this ASU addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification®. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. In conjunction with the Amazon transaction agreement, we adopted this ASU for the first quarter of 2018. Adoption resulted in treatment of the warrants as equity in our consolidated financial statements.

In May 2017, FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718) ("ASU 2017-09"), Scope of Modification Accounting. The amendments in this ASU provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met: 1. The fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification; 2. The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and 3. The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The guidance is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. We adopted this ASU for the first quarter of 2018. A modification to the share-based payment award plan also occurred during the first quarter of 2018; modification accounting was not required because the the modification to the plan did not result in a material impact to our consolidated financial statements.

In January 2017, FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) ("ASU 2017-04"), Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The guidance is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We do not expect the adoption of ASU 2017-04 will have a material impact on our consolidated financial statements.

In October 2016, FASB issued ASU 2016-16, Income Taxes (Topic 740) ("ASU 2016-16"), Intra-Entity Transfers of Assets Other Than Inventory. The purpose of ASU 2016-16 is to simplify the income tax accounting of an intra-entity transfer of an asset other than inventory and to record its effect when the transfer occurs. The guidance is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods and early adoption is permitted. We adopted this ASU for the first quarter of 2018; since there have been no intra-entity transfers of assets, there has been no impact on our consolidated financial statements.

In June 2016, FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) ("ASU 2016-13"), Measurement of Credit Losses on Financial Instruments. The standard significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren't measured at fair value through net income. The standard will replace today's "incurred loss" approach with an "expected loss" model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today

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under the other-than-temporary impairment model. It also simplifies the accounting model for purchased credit-impaired debt securities and loans. This ASU is effective for annual periods beginning after December 15, 2019, and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2018, and interim periods therein. We do not expect the adoption of ASU 2016-13 will have a material impact on our consolidated financial statements.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). These amendments require the recognition of lease assets and lease liabilities on the balance sheet by lessees for those leases currently classified as operating leases under ASC 840 “Leases”. These amendments also require qualitative disclosures along with specific quantitative disclosures. These amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted. Entities are required to apply the amendments at the beginning of the earliest period presented using a modified retrospective approach. We are currently evaluating the impact that the adoption of ASU 2016-02 will have on our consolidated financial statements, and we anticipate that adoption of ASU 2016-02 will have an impact to the financial statement presentation of right of use asset, lease liability, amortization expense, and lease expense.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2017. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. We have completed our assessment of the impact of Topic 606 and have concluded that our historical revenue recognition practices are in compliance with the new standard. However, we have included additional qualitative and quantitative disclosures about our revenues as is required by Topic 606. We will utilize the Modified Retrospective transition method. Please refer to Note 12 "Revenue Recognition" for additional information.

2. GOODWILL AND INTANGIBLE ASSETS

Goodwill

Total goodwill of $9,077 is assigned to our Domestic segment. We perform a goodwill impairment analysis at least annually (in the fourth quarter of each year) unless indicators of impairment exist in interim periods. We performed a quantitative assessment to determine whether it was more likely than not that the fair value of the Domestic reporting unit exceeded its carrying value. In making this assessment, we evaluated overall business and economic conditions as well as expectations of projected revenues and cash flows, assumptions impacting the weighted average cost of capital and overall global industry and market conditions.

In 2017, we concluded that goodwill was not impaired. No indicators of impairment exist as of March 31, 2018.

Intangible Assets

In February, we notified our RN's on Call clients that we would no longer be providing service after March. As a result, we fully impaired the remaining customer relationship asset of $181.

In March, Sprint indicated their intent to wind down their business with us by June 2018. Accordingly, we recorded an impairment charge of $2,098 related to the customer relationship asset.

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The following table presents our intangible assets as of March 31, 2018.

	Gross Intangibles	Accumulated Amortization	Impairment	Net Intangibles	Weighted Average Amortization Period (years)
Developed technology	$390	$244	$—	$146	2.25
Customer relationships	7,550	2,949	2,279	2,322	3.11
Trade names	1,050	525	—	525	2.34
	$8,990	$3,718	$2,279	$2,993	2.93

Expected future amortization of intangible assets as of March 31, 2018 is as follows:

Year Ending December 31,	Amount
Remainder of 2018	$524
2019	691
2020	688
2021	564
2022	422
Thereafter	104

3. NET INCOME (LOSS) PER SHARE

Basic net income (loss) per common share is computed based on our weighted average number of common shares outstanding. Diluted earnings per share is computed based on our weighted average number of common shares outstanding plus the effect of dilutive stock options, non-vested restricted stock, and deferred stock units, using the treasury stock method.

When a net loss is reported, potentially issuable common shares are excluded from the computation of diluted earnings per share as their effect would be anti-dilutive.

The following table sets forth the computation of basic and diluted shares for the periods indicated (in thousands):

	Three Months Ended March 31,
	2018	2017
Shares used in basic earnings per share calculation:	16,195	15,815
Effect of dilutive securities:
Stock options	—	1,085
Restricted stock/Deferred stock units	—	95
Total effects of dilutive securities	—	1,180
Shares used in dilutive earnings per share calculation:	16,195	16,995

The following shares were not included in the computation of diluted earnings per share because the exercise price exceeded the value of the shares, or we reported a net loss, and the effect would have been anti-dilutive (in thousands):

	Three Months Ended March 31,
	2018	2017
Anti-dilutive securities:
Stock options	2,311	10
Restricted stock/Deferred stock units	55	—
Total anti-dilutive securities	2,366	10

F - 1 - 35

4. IMPAIRMENT LOSSES AND RESTRUCTURING CHARGES

Impairment Losses

During the first quarter of 2018, we closed our facility in Colorado Springs, Colorado. The closure resulted in an impairment loss of $1.1 million related to the disposal of certain assets, primarily leasehold improvements.

In February, we notified our RN's on Call clients that we would no longer be providing service after March. As a result, we fully impaired the remaining customer relationship asset of $181.

In March, Sprint indicated their intent to wind down their business with us by June 2018. Accordingly, we recorded an impairment charge of $2,098 related to the customer relationship asset.

Restructuring Charges

The table below summarizes the balance of accrued restructuring costs, which is included in other accrued liabilities in our consolidated balance sheets, and the changes during the three months ended March 31, 2018:

Facility-Related and Employee-Related Costs
	Domestic	Nearshore	Offshore	Total
Balance as of January 1, 2018	$9	$—	$—	$9
Expense (Reversal)	$859	$31	$177	$1,067
Payments	$(151)	$(31)	$(11)	$(193)
Balance as of March 31, 2018	$717	$—	$166	$883

Domestic Segment

In conjunction with the Colorado Springs closure, we established restructuring reserves for employee related costs of $43 when employees were notified and facility related costs of $346 at the time the facilities were vacated. We expect to pay these expenses over the remainder of the lease term, through third quarter 2019.

In the first quarter 2018. we eliminated a number of positions under a company-wide restructuring plan. We established reserves for employee related costs of $320 for our Domestic segment. We recognized employee related expense as incurred of $149 for our Domestic segment in March 2018, and we expect to pay the remaining costs by the end of second quarter 2018.

Nearshore Segment

In the first quarter 2018, we eliminated a number of positions under a company-wide restructuring plan. We recognized employee related expense as incurred of $31 for our Nearshore segment in March 2018. All payments were complete by end of the first quarter 2018.

Offshore Segment

In the first quarter 2018. we eliminated a number of positions under a company-wide restructuring plan. We recognized employee related expense as incurred of $29 for our Offshore segment in March 2018. All payments were complete by end of the first quarter 2018.

In February 2018, we vacated a portion of the space under lease at our Angeles location in the Philippines, and established reserves for facilities related costs of $166, offset by a reduction in facilities expense of ($18) upon reconciliation of the outstanding long and short term liabilities related to the lease. We expect to pay these costs by the end of third quarter 2018.

F - 1 - 36

5. PRINCIPAL CLIENTS

The following table represents revenue concentration of our principal clients:

	Three Months Ended March 31,
	2018		2017
	Revenue	Percentage	Revenue	Percentage
T-Mobile	$18,188	27.3%	$22,054	28.4%
Comcast	$8,629	13.0%	$3,802	4.9%
AT&T	$5,070	7.6%	$8,647	11.1%
Sprint	$2,808	4.2%	$10,256	13.2%

We enter into master service agreements (MSAs) that cover all of our work for each client.  These MSAs are typically multi-year contracts that include auto-renewal provisions. They typically do not include contractual minimum volumes and are generally terminable by the customer or us with prior written notice.

To limit credit risk, management performs periodic credit analyses and maintains allowances for uncollectible accounts as deemed necessary. Under certain circumstances, management may require clients to pre-pay for services. As of March 31, 2018, management believes reserves are appropriate and does not believe that any significant credit risk exists.

We have entered into factoring agreements with financial institutions to sell certain of our accounts receivable under non-recourse agreements.  These transactions are accounted for as a reduction in accounts receivable because the agreements transfer effective control over and risk related to the receivables to the buyers.  We do not service any factored accounts after the factoring has occurred. We utilize factoring arrangements as part of our financing for working capital.  The aggregate gross amount factored under these agreements was $8,749 and $28,742 for the three months ended March 31, 2018, and March 31, 2017, respectively.

6.  DERIVATIVE INSTRUMENTS

We use derivatives to partially offset our business exposure to foreign currency exchange risk. We enter into foreign currency forward and option contracts to hedge our anticipated operating commitments that are denominated in foreign currencies, including forward contracts and range forward contracts (a transaction where both a call option is purchased and a put option is sold). The contracts cover periods commensurate with expected exposure, generally three to twelve months.  The market risk exposure is essentially limited to risk related to currency rate movements. We operate in Canada, Jamaica, and the Philippines, where the functional currencies are the Canadian dollar, the Jamaican dollar, and the Philippine peso, respectively, which are used to pay labor and other operating costs in those countries. We provide funds for these operating costs as our client contracts generate revenues, which are paid in U.S. dollars. In Honduras, our functional currency is the U.S. dollar and the majority of our costs are denominated in U.S. dollars. We have elected to designate our derivatives as cash flow hedges in order to associate the results of the hedges with forecasted expenses.

Unrealized gains and losses are recorded in accumulated other comprehensive income (“AOCI”) and will be re-classified to operations as the forecasted expenses are incurred, typically within one year. During the three months ended March 31, 2018 and 2017, our cash flow hedges were highly effective and hedge ineffectiveness was not material.

The following table shows the notional amount of our foreign exchange cash flow hedging instruments as of March 31, 2018:

	Local Currency Notional Amount	U.S. Dollar Notional Amount
Canadian Dollar	11,400	$8,875
Philippine Peso	1,424,000	27,066
		$35,941

Derivative assets and liabilities associated with our hedging activities are measured at gross fair value as described in Note 7, "Fair Value Measurements," and are included in the Other current assets and Other current liabilities in our consolidated balance sheets, respectively.

F - 1 - 37

7.  FAIR VALUE MEASUREMENTS

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy requires that the Company maximize the use of observable inputs and minimize the use of unobservable inputs. The levels of the fair value hierarchy are described below:
Level 1 - Quoted prices for identical instruments traded in active markets.
Level 2 - Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3 - Unobservable inputs that cannot be supported by market activity and that are significant to the fair value of the asset, liability, or equity such as the use of certain pricing models, discounted cash flow models and similar techniques that use significant assumptions. These unobservable inputs reflect our own estimates of assumptions that market participants would use in pricing the asset or liability.

Derivative Instruments

The values of our derivative instruments are derived from pricing models using inputs based upon market information, including contractual terms, market prices and yield curves.  The inputs to the valuation pricing models are observable in the market, and as such the derivatives are classified as Level 2 in the fair value hierarchy.

The following tables set forth our assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy. These balances are included in Other current assets and Other current liabilities, respectively, on our balance sheet.

	As of March 31, 2018
	Level 1	Level 2	Level 3	Total
Assets:
Foreign exchange contracts	$—	$157	$—	$157
Total fair value of assets measured on a recurring basis	$—	$157	$—	$157

Liabilities:
Foreign exchange contracts	$—	$604	$—	$604
Total fair value of liabilities measured on a recurring basis	$—	$604	$—	$604

	As of December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets:
Foreign exchange contracts	$—	$566	$—	$566
Total fair value of assets measured on a recurring basis	$—	$566	$—	$566

Liabilities:
Foreign exchange contracts	$—	$175	$—	$175
Total fair value of liabilities measured on a recurring basis	$—	$175	$—	$175

8. DEBT

Secured Revolving Credit Facility

On April 29, 2015, we entered into a secured revolving credit facility with BMO Harris Bank N.A. ("Administrative Agent" or "Lender"); subsequently we entered into amendments one through four (collectively, the "Credit Agreement"). The Credit Agreement is effective through March 2022 and we may borrow the lesser of the borrowing base calculation and $50,000. As long as no default has occurred and with the Administrative Agent’s consent, we may increase the maximum availability to $70,000 in $5,000 increments. We may request letters of credit under the Credit Agreement in an aggregate amount equal to the lesser of the borrowing base calculation (minus outstanding advances) and $5,000. The borrowing base is generally defined as 85% of our eligible accounts receivable less certain reserves as defined in the Credit Agreement.

F - 1 - 38

Our borrowings bear interest at one-month LIBOR plus 1.50% to 1.75%, depending on current availability. We will pay letter of credit fees equal to the applicable margin times the daily maximum amount available to be drawn under all letters of credit outstanding and a monthly unused fee at a rate per annum of 0.25% on the aggregate unused commitment. As of March 31, 2018, outstanding letters of credit totaled $893.

The Credit Agreement contains standard affirmative and negative covenants that may limit or restrict our ability to sell assets, incur additional indebtedness and engage in mergers and acquisitions. We are required to maintain a minimum consolidated fixed charge coverage ratio of 1.00:1.00, if a reporting trigger period commences. We were in compliance with applicable covenants as of March 31, 2018.

As of March 31, 2018, we had $24,720 of outstanding borrowings and our remaining borrowing capacity was $18,618.

Other Debt

From time to time and when management believes it to be advantageous, we may enter into other arrangements to finance the purchase or construction of capital assets. These obligations are included on our consolidated balance sheets in other current debt and other debt, as applicable.

9. SHARE-BASED COMPENSATION

Our share-based compensation arrangements include grants of stock options, restricted stock units and deferred stock units under the StarTek, Inc. 2008 Equity Incentive Plan and our Employee Stock Purchase Plan. The compensation expense that has been charged against income for such awards for the three months ended March 31, 2018 was $262, and for the three months ended March 31, 2017 was $229, and is included in selling, general and administrative expenses. As of March 31, 2018, there was $697 of total unrecognized compensation expense related to nonvested awards, which is expected to be recognized over a weighted-average period of 1.78 years.

10.  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS) (AOCI)

Accumulated other comprehensive income consisted of the following items:

	Foreign Currency Translation Adjustment	Derivatives Accounted for as Cash Flow Hedges	Defined Benefit Plan	Total
Balance at December 31, 2017	$1,971	$(1,441)	$854	$1,384
Foreign currency translation	137	—	—	137
Reclassification to operations	—	(88)	—	(88)
Unrealized gains		(812)	—	(812)
Balance at March 31, 2018	$2,108	$(2,341)	$854	$621

Reclassifications out of accumulated other comprehensive income for the three months ended March 31, 2018 and 2017 were as follows:

Details about AOCI components	Amount reclassified from AOCI		Affected line item in the Consolidated Statements of Comprehensive Income
	Three Months Ended March 31,
	2018	2017
Losses on cash flow hedges
Foreign exchange contracts	$(24)	$134	Cost of services
Foreign exchange contracts	(64)	10	Selling, general and administrative expenses
Total reclassifications for the period	$(88)	$144

F - 1 - 39

11.  SEGMENT INFORMATION

We operate our business within three reportable segments based on the geographic regions in which our services are rendered. As of March 31, 2018, our Domestic segment included the operations of twelve facilities in the U.S. and one facility in Canada. Our Offshore segment included the operations of four facilities in the Philippines and our Nearshore segment included two facilities in Honduras and one facility in Jamaica.

We primarily evaluate segment operating performance in each reporting segment based on revenue and gross profit. Certain operating expenses are not allocated to each reporting segment; therefore, we do not present income statement information by reporting segment below the gross profit level.

12.  REVENUE RECOGNITION

On January 1, 2018, the Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers, (Topic 606). Topic 606 replaces numerous industry specific requirements and converges the accounting guidance on revenue recognition with International Financial Reporting Standards 15 (IFRS 15). Topic 606 utilizes a five-step process, for revenue recognition that focuses on transfer of control, rather than transfer of risks and rewards. It also provided additional guidance on accounting for contract acquisition and fulfillment costs.

We have completed our assessment of the impact of Topic 606 and have concluded that our historical revenue recognition, contract acquisition cost, and fulfillment cost practices are in compliance with the new standard. However, we have included additional qualitative and quantitative disclosures about our revenues as is required by Topic 606.

Contracts with Customers
All of the Company's revenues are derived from written contracts with our customers. Generally speaking, our contracts document our customers' intent to utilize our services and the relevant terms and conditions under which our services will be provided. Our contracts do not contain minimum purchase requirements nor do they include termination penalties. Our customers may generally cancel our contract, without cause, upon written notice (generally ninety days). While our contracts do have stated terms, because of the facts stated above, they are accounted for on a month-to-month basis.
Our contracts give us the right to bill for services rendered during the period, which for the majority of our customers is a calendar month, with a few customers specifying a fiscal month.

Performance Obligations
We have identified one main performance obligation for which we invoice our customers, which is to stand ready to provide care services for our customers’ clients. A stand-ready obligation is a promise that a customer will have access to services as and when the customer decides to use them. Ours is considered a stand-ready obligations because the delivery of the underlying service (that is, receiving customer contact and performing the associated care services) is outside of our control or the control of our customer.

Our stand-ready obligation involves outsourcing of the entire customer care life cycle, including:

•	The identification, operation, management and maintenance of facilities, IT equipment, and IT and telecommunications infrastructure

•
Management of the entire human resources function, including recruiting, hiring, training, supervising, evaluating, coaching, retaining, compensating, providing employee benefits programs, and disciplinary activities

These activities are all considered an integral part of the production activities required in the service of standing ready to accept calls as they are directed to us by our clients.

Revenue Recognition Methods

Because our customers receive and consume the benefit of our services as they are performed and we have the contractual right to invoice for services performed to date, we have concluded that our performance obligation is satisfied over time. Accordingly, we recognize revenue for our services in the month they are performed. This is consistent with our prior revenue recognition model.

F - 1 - 40

According to our contracts, we are entitled to invoice for our services on a monthly basis. We invoice according to the hourly and/or per transaction rates stated in the contract for the various activities we perform. Some contracts include opportunities to earn bonuses or include parameters under which we will incur penalties related to performance in any given month. Bonus or penalty amounts are based on the current month’s performance. Formulas are included in the contracts for calculation of any bonus or penalty. There is no other performance in future periods that will impact the bonus or penalty calculation in the current period. We estimate the amount of the bonus or penalty using the “most likely amount” method and we apply this method consistently. The bonus or penalty calculated is generally approved by the client prior to billing (and revenue being recognized).

Disaggregated Revenue

In the following table, revenue is disaggregated by primary geographical market, vertical, and timing of revenue recognition.

	Reportable Segments March 31, 2018				Reportable Segments March 31, 2017
	Domestic	Offshore	Nearshore	Total	Domestic	Offshore	Nearshore	Total
Major Service Lines:
Communications	24,848	14,613	5,391	44,852	31,362	18,896	9,049	59,307
Retail	5,982	2,655	2,122	10,759	7,233	1,738	1,055	10,026
Healthcare	5,377	456	48	5,881	2,914	225	162	3,301
Gov't Services	3,286	—	—	3,286	—	—	—	—
Technology	252	272	1,269	1,793	614	—	1,569	2,183
Financial	1,563	—	—	1,563	1,361	—	—	1,361
Other	279	170	531	980	880	264	330	1,474
Total	41,587	18,166	9,361	69,114	44,364	21,123	12,165	77,652

13. AMAZON TRANSACTION AGREEMENT

On January 23, 2018, we entered into a Transaction Agreement (the “Amazon Transaction Agreement”) with Amazon.com, Inc. (“Amazon”), pursuant to which we agreed to issue to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon (“NV Investment”), a warrant (the “Warrant”) to acquire up to 4,000,000 shares (the “Warrant Shares”) of our common stock, par value $0.01 per share (“Common Stock”), subject to certain vesting events. We entered into the Amazon Transaction Agreement in connection with existing commercial arrangements between us and Amazon pursuant to which we provide and will continue to provide commercial services to Amazon. The vesting of the Warrant shares, described below, is linked to payments made by Amazon or its affiliates (directly or indirectly through third parties) pursuant to the existing commercial arrangements.

The first tranche of 425,532 Warrant Shares vested upon the execution of the Amazon Transaction Agreement. The remainder of the Warrant Shares will vest based on Amazon’s payment of up to $600 million to us in connection with Amazon’s receipt of commercial services from us. The exercise price for all Warrant Shares will be $9.96 per share. The Warrant Shares are exercisable through January 23, 2026.

The Warrant provides for net share settlement that, if elected by the holders, will reduce the number of shares issued upon exercise to reflect net settlement of the exercise price. The Warrant provides for certain adjustments that may be made to the exercise price and the number of shares of common stock issuable upon exercise due to customary anti-dilution provisions based on future events. Vested Warrant Shares are classified as equity instruments.

Because the Warrant contains performance criteria (i.e. aggregate purchase levels) which Amazon must achieve for the Warrant Shares to vest, as detailed above, the final measurement date for each tranche of the Warrant Shares is the date on which performance is completed. Prior to the final measurement date, when achievement of the performance criteria has been deemed probable, a reduction in revenue equal to the percentage of completion to date will be recognized. The fair value of the Warrant Shares will be adjusted at each reporting period until they are earned.

At March 31, 2018, the initial tranche of 425,532 Warrant Shares has vested. The amount of contra revenue attributed to these Warrant Shares is $2.5 million.

F - 1 - 41

14. AEGIS TRANSACTION AGREEMENT

On March 14, 2018 we entered into a Transaction Agreement (the “Aegis Transaction Agreement”) with CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”), and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Aegis Stockholder”) pursuant to which we, Aegis and the Aegis Stockholder agreed to, among other things: (1) the sale of all of the issued and outstanding shares of the capital stock of Aegis by the Aegis Stockholder to us; (2) the issuance of 20,600,000 shares, as may be adjusted for stock splits, consolidation and other similar corporate events, of our common stock in consideration of such sale; (3) the amendment of our Restated Certificate of Incorporation, as amended from time to time, in order to effect such issuance; and (4) in addition to the transactions set forth above, the purchase at the closing of 833,333 additional shares of our common stock by the Aegis Stockholder, for $10 million at a price of $12 per share, subject to adjustment as set forth in the Aegis Transaction Agreement.

Immediately following the consummation of the transactions contemplated by the Aegis Transaction Agreement, Aegis will become a wholly-owned subsidiary of us and the Aegis Stockholder will hold approximately 55% of our outstanding common stock. We, Aegis and the Aegis Stockholder have each agreed to customary representations, warranties and covenants in the Aegis Transaction Agreement and the transactions contemplated by the Aegis Transaction Agreement are subject to approval by our stockholders as well as other specified closing conditions.

We expect this transaction to close during the third quarter of 2018.

F - 1 - 42

INDEX TO FINANCIAL STATEMENTS OF AEGIS

Page
ESM Holdings Limited
Audited Consolidated Financial Statements
Independent Auditor's Report	F - 2 - 2
Consolidated Statement of Financial Position as at March 31, 2017 and 2016 and April 1, 2015	F - 2 - 3
Consolidated Income Statement for the years ended March 31, 2017 and 2016	F - 2 - 5
Consolidated Statement of Comprehensive Income for the years ended March 31, 2017 and 2016	F - 2 - 6
Consolidated Statement of Changes in Equity for the years ended March 31, 2017, 2016 and 2015	F - 2 - 7
Consolidated Cash Flow Statement for the years ended March 31, 2017 and 2016	F - 2 - 8
Notes to Consolidated Financial Statements	F - 2 - 9

CSP Alpha Midco Pte. Ltd.
Unaudited Consolidated Financial Statements
Consolidated Statement of Financial Position as at December 31, 2017 and March 31, 2017	F - 2 - 46
Unaudited Consolidated Income Statement for the nine month periods ended December 31, 2017 and 2016	F - 2 - 48
Unaudited Consolidated Statement of Comprehensive Income for the nine month periods ended December 31, 2017 and 2016	F - 2 - 49
Unaudited Consolidated Statement of Changes in Equity for the nine month periods ended December 31, 2017 and 2016	F - 2 - 50
Unaudited Consolidated Cash Flow Statement for the nine month periods ended December 31, 2017 and 2016	F - 2 - 52
Notes to Consolidated Financial Statements	F - 2 - 53

F - 2 - 1

Independent Auditor's Report

Board of Directors
ESM Holdings Limited,

We have audited the accompanying consolidated financial statements of ESM Holdings Limited (the “Company”), and its subsidiaries (together referred to as “the Group”) which comprise the consolidated statement of financial position as of March 31, 2017, March 31, 2016 and April 1, 2015, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the each of two years in the period ended March 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (‘IFRS’) as issued by International Accounting Standards Board (‘IASB’); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ESM Holdings Limited and its subsidiaries as of March 31, 2017, March 31, 2016 and April 1, 2015, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2017 in accordance with IFRS as issued by IASB.

/s/ Grant Thornton India LLP

Mumbai, India
April 28, 2018

F - 2 - 2

Consolidated Statement of Financial Position as at 31 March 2017
(Amounts expressed in US$ millions, except share and per share data)

	Notes	31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
Assets
Non-current assets
Property, plant and equipment	4	26.56	20.67	29.40
Capital work in progress		1.45	0.75	1.02
Goodwill	5a	58.37	24.31	24.47
Intangible assets	5b	36.56	14.48	17.25
Equity-accounted investees	33	1.28	17.97	9.48
Financial assets
Security deposits	6a	3.66	3.43	3.99
Other financial assets	6c	0	0	0.06
Advance income tax (net)	7a	0.26	0.23	1.18
Deferred tax assets (net)	7b	2.86	9.46	11.46
Other non-current assets	8a	1.49	0.86	0.61
Total non-current assets		132.49	92.16	98.92

Current assets
Financial assets
Trade receivables	9	64.50	47.54	46.49
Cash and cash equivalent	10a	15.78	11.40	9.78
Bank balances other than above	10b	3.73	4.33	3.75
Unbilled revenue	11	40.72	16.81	19.96
Loans	6b	0.06	375.60	381.20
Other financial assets	6d	2.82	3.93	1.70
Other current assets	8b	12.69	6.23	6.93
Total current assets		140.30	465.84	469.81
Total assets		272.79	558.00	568.73

Equity and liabilities
Equity
Share capital		0.00	0.00	0.00
Other equity
Retained earnings		7.77	3.79	(0.61)
Other reserves		(43.60)	4.26	9.76
Equity attributable to owners		(35.83)	8.05	9.15
Non controlling interest	30c	45.51	(0.09)	(0.04)
Total equity		9.68	7.96	9.11

Non-current liabilities
Financial liabilities
Borrowings	12a	61.08	10.13	11.81
Provisions	14a	9.53	1.35	1.79
Deferred tax liabilities (net)	7b	0.78	0.83	0
Total non-current liabilities		71.39	12.31	13.60

Current liabilities
Financial liabilities
Borrowings	12b	33.32	39.06	24.01
Trade payables	16	17.82	16.26	27.55
Other financial liabilities	13	109.71	468.61	484.17
Other current liabilities	15	19.44	8.11	4.22

F - 2 - 3

Provisions	14b	9.62	5.38	5.84
Current tax liabilities (net)	7j	1.81	0.31	0.23
Total current liabilities		191.72	537.73	546.02
Total liabilities		263.11	550.04	559.62
Total equity and liabilities		272.79	558.00	568.73

Notes 1 to 40 annexed hereto form an integral part of these consolidated financial statements.

F - 2 - 4

Consolidated Income Statement for the year ended 31 March 2017
(Amounts expressed in US$ millions, except share and per share data)

	Notes	31 March 17	31 March 16
		$ in million	$ in million
Revenue from operations	17	414.82	304.19
Cost of services	18	(350.32)	(262.36)
Gross profit		64.50	41.83

General and administration expenses	19	(28.74)	(32.13)
Selling and distribution expenses	20	(9.99)	(6.92)
Operating profit		25.77	2.78

Exchange gain/(loss), net		0.41	(0.44)
Other income	21	26.94	2.94
Finance costs	22	(7.57)	(6.66)
Share of profit of equity-accounted investees, net of tax	33	2.35	8.18
Profit before tax		47.90	6.80
Tax expenses	7d
Current tax		5.65	1.06
Deferred tax		5.89	1.59
Total tax expense		11.54	2.65
Profit for the year		36.36	4.15

Profit attributable to:
Owners of the parent		29.70	4.20
Non controlling interest	30b	6.66	(0.05)
		36.36	4.15

Earnings per equity share (nominal value of shares of $ 1 each)
Basic and diluted earnings per ordinary share ($)	23	297,047	42,024

Notes 1 to 40 annexed hereto form an integral part of these consolidated financial statements.

F - 2 - 5

Consolidated Statement of comprehensive income for the year ended 31 March 2017
(Amounts expressed in US$ millions, except share and per share data)

	Notes	31 March 17	31 March 16
		$ in million	$ in million
Profit for the period		36.36	4.15

Other comprehensive income
Items that will not to be reclassified to profit or loss in subsequent periods
Remeasurement of the defined benefit plans		(1.52)	0.02
Tax on above	7e	0.03	(0.01)

Items that will be reclassified to profit or loss in subsequent periods
Exchange difference arising on translation of foreign operations		(3.03)	0.83
Other comprehensive (loss)/income for the year, net of tax		(4.52)	0.84

Total comprehensive income for the year		31.84	4.99

Total comprehensive income attributable to:
Owners of the parent		25.88	5.04
Non controlling interest		5.96	(0.05)
		31.84	4.99

Notes 1 to 40 annexed hereto form an integral part of these consolidated financial statements.

F - 2 - 6

Consolidated Statement of Changes in Equity for the year ended 31 March 2017
(Amounts expressed in US$ millions, except share and per share data)
										$ in million
	Attributable to equity holders of parent									Non controlling interest	Total equity
	Share capital
						Retained earnings	Other items of OCI		Total
	Issued capital	Merger reserves	Securities premium account	Statutory reserve	General reserve		Foreign currency translation reserve	Remeasurement of defined benefit plans
Balance at 01 April 2015	0.00	(60.12)	69.90	0.10	(0.12)	(0.61)	0	0	9.15	(0.04)	9.11
Profit for the year	0	0	0	0	0	4.20	0	0	4.20	(0.05)	4.15
Reduction of share premium	0	0	(6.15)	0	0	0	0	0	(6.15)	0	(6.15)
Appropriation to other reserves	0	0		(0.01)	(0.19)	0.20	0	0	0	0	0
Other comprehensive income for the year	0	0	0	0	0	0	0.83	0.02	0.85	0	0.85
Balance at 31 March 2016	0.00	(60.12)	63.75	0.09	(0.31)	3.79	0.83	0.02	8.05	(0.09)	7.96
Acquisition of subsidiary shares (Refer note 33a)	0	0	0	0	0	0	0	0	0	42.80	42.80
Profit for the year	0	0	0	0	0	29.70	0	0	29.70	6.66	36.36
Dividend paid *	0	0	0	0	0	(24.86)	0	0	(24.86)	(3.27)	(28.13)
Reduction of share premium	0	0	(44.55)	0	0	0	0	0	(44.55)	0	(44.55)
Appropriation to other reserves	0	0	0	0.03	0.48	(0.51)	0	0	0	0	0
Addition/(reduction) during the year	0	0	0	0	0	0	0	0	0	0	0
Buyback of shares	0	0	0	0	0	(0.35)	0	0	(0.35)	0.11	(0.24)
Other comprehensive loss for the year	0	0	0	0	0	0	(3.03)	(0.79)	(3.82)	(0.70)	(4.52)
Balance at 31 March 2017	0.00	(60.12)	19.20	0.12	0.17	7.77	(2.20)	(0.77)	(35.83)	45.51	9.68

Notes 1 to 40 annexed hereto form an integral part of these consolidated financial statements.

1) Under Common control entities by using the pooling of interest method the difference if any, between the amounts recorded as share capital plus any additional consideration in the form of cash or other assets and the amount of share capital of the transferor is transferred to merger reserve. (Refer note 32)

2) Securities premium reserves is used to record the premium on issue of shares. This reserves is utilised in accordance with the provision of respective geographical local laws.
3) Statutory reserve represents part of the profits of Aegis Argentina S.A., mandatorily required to be maintained as statutory reserves as per local laws.
4) General reserve represent free reserves.
5) Foreign currency translation reserve arises as a result of translating the financial statement items of foreign subsidiaries from their functional currency into the presentation currency. On disposal of a foreign entity, the cumulative translation adjustment recognised in other comprehensive income relating to that particular foreign operation is recognised in statement of profit or loss.

6) The number of issued and paid Equity shares are 100 (31 March 2016: 100 and 01 April 2015: 100).
* Dividend paid includes amount paid to Aegis Netherlands Holdings Cooperatief U.A. of $ 21.59 million (31 March 2016: Nil) and to Essar services (Mauritius) of $ 3.27 million (31 March 2016: Nil) from retained earnings. These entities are not forming part of consolidated financial statement.

F - 2 - 7

Consolidated Cash Flow Statement for the year ended 31 March 2017
(Amounts expressed in US$ millions, except share and per share data)

	Note	31 March 17	31 March 16
		$ in million	$ in million
Cash flow from operating activities
Profit before tax		47.90	6.80
Profit before tax		47.90	6.80

Adjustments to reconcile (loss)/profit before tax to net cash generated from operating activities
Depreciation and amortisation		14.37	18.77
Impairment of goodwill		4.76	0
Share of profit of associate		(2.35)	(8.18)
Gain on fair value of Equity-accounted investees		(25.91)	0
Unrealised exchange gains and losses (net)		(0.41)	0.44
Finance cost		6.14	5.27
Rent & maintenance rebate		0	(1.93)
Interest income		(0.85)	(0.93)

Changes in operating assets and liabilities
(Increase)/decrease in trade receivables		15.17	(1.49)
(Increase)/decrease in other financial assets and other assets		(17.64)	6.93
Increase/(decrease) in trade payables		(0.69)	(11.28)
Increase/(decrease) in other financial liabilities and other liabilities		(18.00)	(4.14)
Increase/(decrease) in provisions		12.42	(0.91)
Cash generated from operating activities before taxes		34.91	9.35
Taxes paid		(4.24)	1.21
Net cash generated from operating activities		30.67	10.56

Cash flow from investing activities
Purchase of property, plant and equipment & Intangible assets (including CWIP)		(15.51)	(6.93)
Proceeds from disposal of property, plant and equipment & Intangible assets		0.16	0.06
(Payment)/proceed to margin money deposits		0.60	(0.58)
Interest received		0.83	1.05
Cash on acquisition (Refer note 31)		7.47	0
Net cash used in investing activities		(6.45)	(6.40)

Cash flow from financing activities
Payment on redemption of equity shares / buyback of shares		(0.25)	(6.15)

F - 2 - 8

Proceeds from non current borrowings		1.49	2.72
Repayment of non current borrowings		(2.53)	(7.42)
(Repayments)/proceeds from current borrowings (net)		(5.74)	15.05
Dividends paid		(6.67)	0
Interest & other finance cost paid		(6.13)	(5.44)
Net cash used in financing activities		(19.83)	(1.24)

Net increase/(decrease) in cash and cash equivalents		4.39	2.93
Effect of exchange rate changes on cash and cash equivalents		(0.01)	(1.31)
Cash and cash equivalents at the beginning of the year		11.40	9.78
Cash and cash equivalents at the end of the year		15.78	11.40

Components of cash and cash equivalents
Cash on hand		0.10	0.06
Balance with banks on current account		15.68	11.34
Total cash and cash equivalents	10a	15.78	11.40

Notes 1 to 40 annexed hereto form an integral part of these consolidated financial statements.

ESM HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 MARCH 2017
(Amounts expressed in US$ millions, except share and per share data)

1.	Presentation of consolidated financial statements

Corporate Information

ESM Holdings Limited, incorporated on 05 December 2013 in Republic of Mauritius, is domiciled in the Republic of Mauritius as Category 1 Global Business Licence company for the purposes of the Financial Services Act 2007. The ultimate parent company is AGC Holdings Limited. The registered office of the Company is at Essar House 10 Frere, Felix de Valois Street, Port Louis, Republic of Mauritius. The consolidated financial statements of ESM Holdings Limited were approved and authorised by the board of directors on the date stamped on page no F - 2 - 87.

The principal activities of ESM Holdings Limited ("Company") and its subsidiaries together expressed herein after as “the Group”, are engaged in providing business process outsourcing & business solution to global industry players and IT services.

2.1	Basis of preparation of Consolidated Financial Statement
These consolidated financial statements have been prepared in compliance with International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB).

These are the Group’s first consolidated financial statements under IFRS, and the date of transition to IFRS is 01 April 2015. IFRS effective as of the reporting dates unless the specific exceptions and exemptions in IFRS permit or require otherwise has been retrospectively applied. In addition, the Group has applied IFRS 1 First-time Adoption of International Financial Reporting Standards. The effects of the transition to IFRS on the consolidated financial statements are stated in Note 37 Adoption of IFRS.

The Group has not previously prepared or reported any consolidated financial statements in accordance with any other generally accepted accounting principles (“GAAP”). AGC Holdings Limited (Holdings Company) prepares and reports financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB). The Group has applied the IFRS 1, First Time Adoption of International Financial Reporting Standards to ESM Holdings Limited and its subsidiaries to prepare its consolidated financial and to transition from the respective previous GAAPs of those entities to IFRS. The Group’s deemed transition date to IFRS and its interpretations as adopted by the International Accounting Standards Board (“IASB”) is 01 April 2015. The requirement in IFRS 1 to provide reconciliations of financial information prepared under previous GAAP to IFRS is not relevant to the Group.

These consolidated financial statements correspond to the classification provisions contained in IAS 1 (revised), “Presentation of Financial Statements”. Accounting policies have been applied consistently to all periods presented in these consolidated financial statements. The consolidated financial statements comprise the Statement of Financial Position as of 31 March 2017 with comparative Statement of Financial Position as on 31 March 2016 and 01 April 2015; the Statement of Comprehensive Income; the Statement of Changes in Equity; and the Statement of Cash Flows for the years ended 31 March 2017 with comparatives for the year ended 31 March 2016.

There are entities which are not in existence for the entire reporting periods presented, the Consolidated Financial Statements have been prepared assuming as if the Group structure was in place since 01 April 2015 (the transition date), by aggregating the individual financial statements of the subsidiaries.

F - 2 - 9

The Group have prepared their subsidiaries financial statements in accordance with the recognition, measurement and disclosure principles of International Financial Reporting Standards (IFRS) as issued and published by the International Accounting Standards Board (IASB). For the purposes of preparation of these Consolidated Financial Statements, the Group and each subsidiaries have prepared under the IFRS, wherein the transition date is considered as 01 April 2015.

2.2	Basis of Measurement

These consolidated financial statements have been prepared on a historical cost basis, except for certain financial assets and liabilities (including derivative instruments) that are measured at fair value.

2.3	Basis of consolidation

These consolidated financial statements incorporate the financial statements of the Company and its subsidiaries (taken together as 'the Group') (Refer note 29 for list of subsidiaries). The Group consolidates entities over which it has control. Control exists when the Company has existing rights that give the Company the current ability to direct the activities which affect the entity’s returns; the Company is exposed to or has rights to return which may vary depending on the entity’s performance; and the Company has the ability to use its power to affect its own returns from its involvement with the entity. Subsidiaries are consolidated from the date control commences until the date control ceases.

All intra group balances, transactions, unrealised gains and losses, income and expenses are eliminated in full on consolidation.

Non-controlling interests represent the portion of profit or loss, other comprehensive income and net assets not held by the Group and are presented separately in the consolidated statement of profit and loss and within equity in the consolidated statement of financial position, separately from parent shareholders' equity.

A change in ownership interest of a subsidiary, without a change of control is accounted for as an equity (retained earnings) transaction.

2.4	The Group has not earlier adopted new standards and interpretations which have been published but have not yet become effective.

As of the date of the authorisation of the these financials statements, certain new standards, amendments and interpretations to existing standards have been published by the IASB but not yet effective and have not been adopted early by the Group. Information on those expected to be relevant to the Group`s financial statement is provided below.

New accounting pronouncements to be adopted on 01 April 2017

The following pronouncements which are potentially relevant to the Group have been issued by the IASB are effective for annual periods beginning on or after 01 January 2017 and earlier application is permitted; however the Group has not early adopted the new or amended standard in preparing these consolidated financial statements. The transaction impacted by are low in volume and value, therefore the Group is continuing to assess the impact of these and other accounting changes that will arise under these standards.

Amendments to IAS 12 “Recognition of Deferred tax assets for unrealised losses";
Amendments to IAS 7 “Disclosure initiative”; which requires additional disclosures of changes in liabilities arising from financing activities; and
Amendments to IFRS 12 “Disclosure of interests in other entities” (part of “Improvements to IFRS 2014-2016 Cycle).

New accounting pronouncements to be adopted on or after 01 April 2018

The following pronouncements which are potentially relevant to the Group have been issued by the IASB are effective for annual periods beginning on 01 January 2018 and earlier application is permitted; however the Group has not early adopted the new or amended standard in preparing these consolidated financial statements.

In December 2016, the IFRS Interpretations Committee (‘IFRIC’) issued amendments to IFRIC 22 “Foreign Currency Transactions and Advance Consideration” to clarify the exchange rate to use for translation when payments are made or received in advance of the related asset, expense or income (or part of it) in foreign currency.

The exchange rate in this case will be the rate prevalent on the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the entity shall determine a date of the transaction for each payment or receipt of advance consideration.

IFRIC 22 is effective for annual reporting periods beginning on or after January 1, 2018. Earlier application is permitted. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

In June 2017, the IFRIC issued IFRIC 23 “Uncertainty over Income Tax Treatments” to clarify the accounting for uncertainties in income taxes, by specifically addressing the following:
i) the determination of whether to consider each uncertain tax treatment separately or together with one or more uncertain tax treatments;
ii) the assumptions an entity makes about the examination of tax treatments by taxations authorities;
iii) the determination of taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates where there is an uncertainty regarding the treatment of an item; and
iv) the reassessment of judgements and estimates if facts and circumstances change.

IFRIC 23 is effective for annual reporting periods beginning on or after January 1, 2019. Earlier application is permitted. The Company is currently evaluating the impact of this pronouncement on its consolidated financial statements.

In addition, the Group will adopt the following standards, which have been issued by the IASB:

On 01 April 2018 the Group will adopt IFRS 15 “Revenue from Contracts with Customers” and IFRS 9 “Financial Instruments” which are effective for accounting periods on or after 1 January 2018 and which Group has not early adopted.

On 01 April 2019 the Group will adopt IFRS 16 “Leases”, which Group has not early adopted and is effective for accounting periods beginning on or before 01 January 2019.
IFRS 9, IFRS 15 and IFRS 16 are significant new standards, the impacts of which on the Group’s financial reporting are currently being assessed.

IFRS 9 “Financial Instruments”

F - 2 - 10

IFRS 9 will impact the classification and measurement of the Group’s financial instruments and will require certain additional disclosures. The primary changes relate to the assessment of hedging arrangements and provisioning for potential future credit losses on financial assets; the Group is continuing to analyse the impact of these changes which are not currently considered likely to have any major impact on the Group’s current accounting treatment or hedging activities.

IFRS 15 “Revenue from Contracts with Customers”

In May 2014, IFRS 15 was issued which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance.

The core principle of IFRS 15 is that an entity should recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the standard introduces a 5-step approach to revenue recognition:

Step 1: Identify the contract(s) with a customer
Step 2: Identify the performance obligation in contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognise revenue when (or as) the entity satisfies a performance obligation

Under IFRS 15, an entity recognises revenue when (or as) a performance obligation is satisfied, i.e. when ‘control’ of the goods or services underlying the particular performance obligation is transferred to the customer.

IFRS 15 is effective for fiscal years beginning on or after 01 January 2018. When IFRS 15 is adopted, it can be applied either on a fully retrospective basis, requiring the restatement of the comparative periods presented in the financial statements, or with the cumulative retrospective impact of IFRS 15 applied as an adjustment to equity on the date of adoption.

The Company expects to apply this standard retrospectively with the cumulative effect of initially applying this standard recognized at 01 April 2018 (i.e. the date of initial application in accordance with this standard) which will be based on specific terms of active contracts as at 01 April 2018. The transaction impacted by IFRS 15 are low in volume and value, therefore the Group is continuing to assess the impact of these and other accounting changes that will arise under IFRS 15. We have determined not to early adopt IFRS 15, and we are currently assessing the impact of IFRS 15’s adoption.

IFRS 16 “Leases”

The standard is effective for accounting periods beginning on or after 1 January 2019 and will be adopted by the Group on 1 April 2019. IFRS 16 earlier application is permitted; however the Group has not early adopted the new or amended standard in preparing these consolidated financial statements..

IFRS 16 will primarily change lease accounting for lessees; lease agreements will give rise to the recognition of an asset representing the right to use the leased item and a loan obligation for future lease payables. Lease costs will be recognised in the form of depreciation of the right to use asset and interest on the lease liability.

The Group is assessing the impact of the accounting changes that will arise under IFRS 16; however, the following changes to lessee accounting will have a material impact as follows:
Right-of-use assets will be recorded for assets that are leased by the Group; currently no lease assets are included on the Group’s consolidated statement of financial position for operating leases.

Liabilities will be recorded for future lease payments in the Group’s consolidated statement of financial position for the “reasonably certain” period of the lease, which may include future lease periods for which the Group has extension options. Currently liabilities are generally not recorded for future operating lease payments, which are disclosed as commitments.

Lease expenses will be for depreciation of right-of-use assets and interest on lease liabilities; interest will typically be higher in the early stages of a lease and reduce over the term. Currently operating lease rentals are expensed on a straight-line basis over the lease term within operating expenses.

Operating lease cash flows are currently included within operating cash flows in the consolidated statement of cash flows; under IFRS 16 these will be recorded as cash flows from financing activities reflecting the repayment of lease liabilities (borrowings) and related interest.

A high volume of transactions will be impacted by IFRS 16 and material judgements are required in identifying and accounting for leases. Therefore, the Group is continuing to assess the impact of these and other accounting changes that will arise under IFRS 16. We have determined not to early adopt IFRS 16, and we are currently assessing the impact of IFRS 16’s adoption.

When IFRS 16 is adopted, it can be applied either on a fully retrospective basis, requiring the restatement of the comparative periods presented in the financial statements, or with the cumulative retrospective impact of IFRS 16 applied as an adjustment to equity on the date of adoption; when the latter approach is applied it is necessary to disclose the impact of IFRS 16 on each line item in the financial statements in the reporting period. Depending on the adoption method that is utilised, certain practical expedients may be applied on adoption. The Group has not yet determined which adoption method will be adopted or which expedients will be applied on adoption.

3.	Accounting policies and estimates
3.1	Significant accounting policies
3.1.1	Business combinations and Goodwill
Business combinations are accounted for using the acquisition method under the provisions of IFRS 3 (Revised), “Business Combinations”.

The cost of an acquisition is measured at the fair value of the assets transferred, equity instruments issued and liabilities incurred or assumed at the date of acquisition. The cost of the acquisition also includes the fair value of any contingent consideration. Identifiable tangible and intangible assets acquired and liabilities including contingent liabilities assumed in a business combination are measured initially at their fair value on the date of acquisition. Significant estimates are required to be made in determining the value of contingent consideration and intangible assets.

Transaction costs that the Company incurs in connection with a business combination such as finders’ fees, legal fees, due diligence fees, and other professional and consulting fees are expensed as incurred.

Goodwill represents the excess of the cost of an acquisition over the fair value of the Company’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is carried at cost less accumulated impairment losses. Internally generated goodwill is not recognised.

F - 2 - 11

Where goodwill forms part of a cash-generating unit (CGU) and part of the operation within that unit is disposed of, the goodwill associated with that CGU disposed of is included in the carrying amount of the operation for determining the gain or loss on disposal of the operations. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

The change in the ownership interest of a subsidiary (without loss of control) is accounted for as an equity transaction. Therefore, such transactions will no longer give any change to goodwill, nor will it give rise to a gain or loss.

Non-controlling interests are measured initially at fair value on the date of acquisition.

Common Control transactions

Business combinations involving entities that are ultimately controlled by the same parties before and after the business combination are considered as Common control entities and are accounted using the pooling of interest method as follows:
- The assets and liabilities of the combining entities are reflected at their carrying amounts.
- No adjustments are made to reflect the fair values, or recognise new assets or liabilities. Adjustments are made to harmonise accounting policies.
- The financial information in the financial statements in respect of prior periods is restated as if the business combination has occurred from the beginning of the preceding period in the financial statements, irrespective of the actual date of the combination.

The balance of the retained earnings appearing in the financial statements of the transferor is aggregated with the corresponding balance appearing in the financial statements of the transferee. The identity of the reserves are preserved and the reserves of the transferor become the reserves of the transferee.

The difference if any, between the amounts recorded as share capital plus any additional consideration in the form of cash or other assets and the amount of share capital of the transferor is transferred to Merger reserve.

3.1.1A	Associates

An associate is an entity over which the Group has significant influence and which is neither a subsidiary nor a joint operation. Significant influence is the power to participate in financial and operating policy decisions of the investee but is not control or joint control over those policies.

Investments in associates are accounted for using equity method of accounting.

Under the equity method, the investment in the associate is initially recognised at cost and adjusted thereafter for the post acquisition changes in the Group’s share of net assets of the associate. Goodwill relating to the associate, if any, is included in the carrying amount of the investment and is neither amortised nor individually tested for impairment.

The statement of profit or loss reflects the Group’s share of the results of operations of the associate. When there has been a change recognised directly in the equity of the associate, the Group recognises its share of any changes and discloses this, when applicable, in the statement of changes in equity. Unrealised gains and losses resulting from transactions between the Group and the associate are eliminated to the extent of the interest in the associate.

The Group’s share of profit of an associate is shown on the face of the statement of profit or loss. This is the profit attributable to equity holders of the associate and, therefore, is profit after tax and non-controlling interests in the subsidiaries of the associate.

The financial statements of the associate are prepared for the same reporting period as the Group. When necessary, adjustments are made to bring the accounting policies in line with those of the Group.

After application of the equity method, the Group determines whether it is necessary to recognise an additional impairment loss on its investment in its associate. The Group determines at each reporting date whether there is any objective evidence that the investment in the associate is impaired. If this is the case, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognises the amount in the ‘share of profit of an associate’ in the statement of profit or loss.

3.1.2	Intangible assets (other than goodwill)

Intangible assets are recognized only when it is probable that the expected future economic benefits attributable to the assets will accrue to the Company and the cost can be reliably measured. Intangible assets acquired in a business combination are recorded at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Intangible assets with definite lives are amortized over the estimated useful lives and are reviewed for impairment, if indicators of impairment arise. Residual value and useful life is subject to review at each reporting period. See further discussion on impairment testing under “impairment of non financial assets” below.

Finite lived intangible assets which are subject to amortisation over the estimated useful life of the assets are as mentioned below:

	Description	Expected useful life (years)
	Customer relationships and customer contracts	3-13.5
	Non-compete agreements	6-10
	Software	3-6

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in profit or loss when the asset is derecognized.

3.1.3	Property, plant and equipment (PPE)

Property and equipment are stated at historical cost. Cost includes expenditures directly attributable to the acquisition of the asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Freehold land and property, plant and equipment in the course of construction are carried at cost, less accumulated impairment losses, if any and are not depreciated.

Advances paid towards the acquisition of property and equipment's or the cost of assets not put to use before the balance sheet date or PPE in the course of construction are disclosed as capital work in progress in note 4.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss in the year the asset is derecognised.

F - 2 - 12

The following useful lives are used in the calculation of depreciation:
	Intangible asset	Expected useful life (years)
	Building	20
	Plant and equipment	4-6
	Leasehold improvements	Over the lease term or the asset's useful life, whichever is less (Maximum 10)
Others
	Office equipment	5
	Motor vehicles	4-5
	Furniture and fixtures	7

The estimated useful lives, residual values and depreciation method are reviewed at each year end, and the effect of any changes in such estimates is accounted for on a prospective basis.

Assets acquired under finance leases are capitalized as assets by the Company at an amount equal to the fair value of the leased asset or, if lower, the present value of the minimum lease payments, each determined at the inception of the lease. Assets under finance leases and leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the assets.

The Group assesses property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. If any such indication exists, the Company estimates the recoverable amount of the asset. The recoverable amount of an asset or cash generating unit is the higher of its fair value less cost to sell (“FVLCTS”) and its value-in-use (“VIU”). If the recoverable amount of the asset or the recoverable amount of the cash generating unit to which the asset belongs is less than its carrying amount, the carrying amount is reduced to its recoverable amount. The reduction is treated as an impairment loss and is recognized in the consolidated statement of profit or loss. If at the reporting date there is an indication that a previously assessed impairment loss no longer exists, the recoverable amount is reassessed and the impairment losses previously recognized are reversed such that the asset is recognized at its recoverable amount but not exceeding written down value which would have been reported if the impairment losses had not been recognized initially.

3.1.4	Impairment of non-financial assets

Goodwill is not subject to amortization and tested annually for impairment and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Intangible assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s FVLCTS and VIU. For the purposes of assessing impairment, assets are grouped at the cash generating unit level which is the lowest level for which there are separately identifiable cash flows. Impairment losses recognized in respect of cash generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash generating units (or group of cash generating units) and then, to reduce the carrying amount of the other assets in the cash generating unit (or group of cash generating units) on a pro rata basis. Intangible assets that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

3.1.5	Borrowing costs

Borrowing cost are interest and other costs that an entity incurs in connection with the borrowing of funds. The foreign exchange gains/ losses on borrowings are considered as a natural economic hedge for foreign currency monetary assets which are classified as foreign exchange gains/ losses, net within results from operating activities. Borrowing costs are recognised in the consolidated statement of profit or loss using effective interest method.

3.1.6	Leases

Leases under which the Company assumes substantially all the risks and rewards of ownership are classified as finance leases. When acquired, such assets are capitalized at fair value or present value of the minimum lease payments at the inception of the lease, whichever is lower.

Operating lease payments are recognised as an expense in the statement of profit or loss on a straight line basis over the lease term.

3.1.7	Financial assets

Financial assets are recognised and derecognised on trade date where the purchase or sale of an investment is under a contract whose terms require delivery of the investment within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.

Financial assets within the scope of IAS 39 are classified as financial assets at fair value through profit or loss (FVTPL), loans and receivables, held-to-maturity investments, available-for-sale financial assets, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Company determines the classification of its financial assets at initial recognition.

All financial assets except for those at fair value through profit or loss are subject to review for impairment at least at each reporting date to identify whether there is any objective evidence that a financial asset or a group of financial assets is impaired. Different criteria to determine impairment are applied for each category of financial assets.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognised on the trade date, i.e., the date that the Company commits to purchase or sell the asset. The Company’s financial assets include cash and cash equivalents, loan and other receivables.

The Group classifies its financial assets into four categories via; at fair value through profit or loss (FVTPL), held to maturity investments, loans and receivables and available-for-sale financial assets. The classification is dependent on the nature and purpose of the financial assets acquired. Management determines the classification of its financial assets at initial recognition.

Financial assets at FVTPL

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Financial assets at FVTPL include financial assets held for trading or financial assets designated upon initial recognition as at FVTPL. Financial assets at FVTPL are stated at fair value, with any resultant gain or loss recognised in profit or loss.

Financial assets are classified as held for trading if:

i) they are acquired for the purpose of selling in the near term. It is a part of an identified portfolio of financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

ii) they are derivatives, including separated embedded derivatives that are not designated and effective as hedging instruments.

Derivatives embedded in host contracts are accounted for as separate derivatives and recorded at fair value if their economic characteristics and risks are not closely related to those of the host contracts and the host contracts are not held for trading or designated at fair value though profit or loss. These embedded derivatives are measured at fair value with changes in fair value recognised in the statement of profit or loss. Reassessment only occurs if there is a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required.

Held-to-maturity investments

Non-derivative financial instruments with fixed or determinable payments and fixed maturities are classified as held-to-maturity when the Group has the positive intention and ability to hold to maturity. After initial measurement held-to-maturity investments are measured at amortised cost using the effective interest method less any impairment. Gains and losses are recognised in profit or loss when the investments are derecognised or impaired.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement loans and receivables are measured at amortised cost using the effective interest method less any allowance for impairment. Interest income is recognised by applying effective interest rate, except for short term receivables when the recognition of interest would be immaterial. Gains and losses are recognised in profit or loss when the loans and receivables are derecognised or impaired, as well as through the amortisation process.

After initial recognition, these are measured at amortised cost using the effective interest method, less provision for impairment. Discounting is omitted where the effect of discounting is immaterial. The Company's cash and cash equivalents, loans and most of its receivables fall into this category of financial instruments.

Available-for-sale (AFS) investments

Available-for-sale financial assets are non-derivative financial assets that are either designated in this category or are not classified in any of the other categories. Available-for-sale financial assets are recognized initially at fair value plus transaction costs.

Subsequent to initial recognition, these are measured at fair value and changes therein, other than impaired losses, are recognised directly in other comprehensive income. When an investment is derecognised, the cumulative gain or loss in other comprehensive income is transferred to the consolidated statement of profit or loss. These are presented as current assets unless management intends to dispose of the assets after 12 months from the balance sheet date.

Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial asset have been impacted. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and when observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortised cost

For financial assets carried at amortised cost, the Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current EIR.

The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the statement of profit or loss. Interest income continues to be accrued on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recorded as part of finance income in the statement of profit or loss. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the Group. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the previously recognised impairment loss is increased or reduced by adjusting the allowance account. If a future write-off is later recovered, the recovery is credited to finance costs in the statement of profit or loss.

Available-for-sale investments
For available-for-sale financial investments, the Group assesses at each reporting date whether there is objective evidence that an investment or a group of investments is impaired.

In the case of equity investments classified as available-for-sale, objective evidence would include a significant or prolonged decline in the fair value of the investment below its cost. Significant or prolonged decline in the fair value of the security below its cost and the disappearance of an active trading market for the security are objective evidence that the security is impaired. An impairment loss in respect of an available-for-sale financial asset is calculated by reference to its fair value. The cumulative loss that was recognised in the equity is transferred to the consolidated statement of profit or loss upon impairment.

In the case of debt instruments classified as available-for-sale, impairment is assessed based on the same criteria as financial assets carried at amortised cost. However, the amount recorded for impairment is the cumulative loss measured as the difference between the amortised cost and the current fair value, less any impairment loss on that investment previously recognised in the statement of profit or loss.

F - 2 - 14

Derecognition of financial assets
A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is derecognised when:
The rights to receive cash flows from the asset have expired.

The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Company has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Company’s continuing involvement in the asset. In that case, the Company also recognises an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Company has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Company could be required to repay.

3.1.8	Financial liabilities
Initial recognition

Financial liabilities within the scope of IAS 39 are classified as financial liabilities at fair value through profit or loss, loans and borrowings, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Group determines the classification of its financial liabilities at initial recognition.

Financial liabilities are measured subsequently at amortised cost using the effective interest method except for derivatives and financial liabilities designated at FVTPL, which are carried subsequently at fair value with gains or losses recognised in profit or loss. All interest charge on financial liabilities is recognised in the statement of profit or loss and other comprehensive income.

Subsequent measurement
The measurement of financial liabilities depends on their classification as follows:

Financial liabilities at fair value through profit or loss including financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. This category includes derivative financial instruments entered into by the Group that do not meet the hedge accounting criteria as defined in IAS 39.

Gains or losses on liabilities held for trading are recognised in the statement of profit or loss.

Loans and borrowings

After initial recognition, interest bearing loans and borrowings are subsequently measured at amortised cost using the effective interest rate method. Gains and losses are recognised in the statement of profit or loss when the liabilities are derecognised as well as through the amortisation process.

Derecognition of financial liabilities
A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in the statement of profit or loss.

3.1.9	Fair value measurements

The fair value of financial instruments that are actively traded in organised financial markets is determined by reference to quoted market bid prices at the close of business on the balance sheet date. For financial instruments where there is no active market, fair value is determined using valuation techniques. Such techniques include using recent arm’s length market transactions; reference to the current market value of another instrument which is substantially the same; quotes from market participants; discounted cash flow analysis or other valuation models.

3.1.10	Offsetting of financial instruments

Financial assets and financial liabilities are offset against each other and the net amount reported in the consolidated statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

3.1.11	Cash and cash equivalents

The Group considers all highly liquid investments with an initial maturity of up to three months to be cash equivalents. Cash equivalents are readily convertible into known amounts of cash and subject to an insignificant risk of changes in value.

3.1.12	Revenue

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group, the revenue can be reliably measured, collection is probable and the cost incurred or to be incurred can be measured reliably. The Group assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent. The Group has concluded that it is acting as a principal in all of its revenue arrangements. The specific recognition criteria described below must also be met before revenue is recognised.

Business Process outsourcing services

F - 2 - 15

Incomes from BPO services rendered are accounted on a time and material basis based on agreements/ arrangements with the concerned parties as the related service are performed based on time incurred and/or on transaction handled, at rates realisable under the contract.

The Group collects service tax, sales taxes and value added taxes (VAT) on behalf of the government and, therefore, these are not economic benefits flowing to the Group. Hence, they are excluded from revenue.

Revenue from IT services, in case of fixed fee contracts is recognized on the proportionate completion basis reflected by the proportion that the actual direct cost (comprising of Employee cost, Subcontracting Cost and depreciation on equipment’s) incurred to date bears to total cost. Projected losses, if any, are provided for in their entirety as and when they become known, without reference to the portion of completion.

Amounts billed and collected in advance are treated as deferred revenue, in case the related services have not been rendered upto the date of statement of financial position.

For certain agreements, the Company has retroactive discounts related to meeting agreed volumes. In such situations, the Company records revenue at the discounted rate, although the Company initially bills at the higher rate, unless the Company can determine that the agreed volumes will not be met, based on historic experience.

Interest income
Interest revenue is recognised on an accrual basis taking into account the interest rates applicable to the financial assets.
Others

For all financial instruments measured at amortised cost and interest bearing financial assets classified as available-for-sale, interest income or expense is recorded using the effective interest rate (EIR), which is the rate that exactly discounts the estimated future cash payments or receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset or liability. Interest income is included in other income in the statement of profit or loss.

Service Income is recognized on performance of the services as defined in the contractual terms. In case where services are availed from the vendors to service confirmed customer orders and not carry obligation to serve, revenue is recognised at the time of raising of invoices.

Service Income of a periodical nature which is not accrued during the year is disclosed as unearned revenue.
Dividend income is recognized when the Group’s right to receive such income is established by the reporting date.

3.1.13	Taxation

Income tax comprises current and deferred tax. Income tax expense is recognized in statements of profit or loss except to the extent it relates to items directly recognized in equity, in which case it is recognized in equity.

Current Income Tax

Current income tax for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities based on the taxable profit for the period. The tax rates and tax laws used to compute the amount are those that are enacted by the reporting date and applicable for the period. The Group offsets current tax assets and current tax liabilities, where it has a legally enforceable right to set off the recognized amounts and where it intends either to settle on a net basis, or to realize the asset and liability simultaneously.

Significant judgments are involved in determining the provision for income taxes including judgment on whether tax positions are probable of being sustained in tax assessments. A tax assessment can involve complex issues, which can only be resolved over extended time periods. The recognition of taxes that are subject to certain legal or economic limits or uncertainties is assessed individually by management based on the specific facts and circumstances. Though the Group has considered all these issues in estimating its income taxes, there could be an unfavourable resolution of such issues that may affect results of the Company’s operations.

Deferred Income Tax

Deferred income tax is recognized using the balance sheet approach. Deferred income tax assets and liabilities are recognized for all deductible and taxable temporary differences arising between the tax bases of assets and liabilities and their carrying amount in financial statements, except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profits or loss at the time of transaction.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

Deferred income tax asset in respect of carry forward of unused tax credits and unused tax losses are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

The Group recognizes deferred tax liabilities for all taxable temporary differences except those associated with the investments in subsidiaries where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

3.1.14	Employee benefits

The Group operates both defined benefit and defined contribution schemes for its employees as post employment benefit plans. For defined contribution schemes the amount charged as expense is the contributions paid or payable when employees have rendered services entitling them to the contributions.

For defined benefit plans, full actuarial valuations are carried out every year end using the projected unit credit method. The Group recognizes the net obligation of a defined benefit plan in its balance sheet as an asset or liability, respectively, in accordance with IAS 19, “Employee Benefits” (revised 2011). The discount rate is based on the government securities yield. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recorded in other comprehensive income in the statement of comprehensive income in the period in which they arise.

The employee benefit obligation recognised in the balance sheet represents the present value of the defined benefit obligation as reduced by the fair value of the related plan assets.

F - 2 - 16

Liability for leave encashment is provided on the basis of valuation, as at the Balance Sheet date, carried out by an independent actuary. Encashment of leave benefit is payable on death whilst in service, withdrawal from service such as resignation, termination or early retirement or from retirement from service at normal retirement date. In view of increase in salary taking place, salary growth rates have been used to project the salary at the time when encashment of leave is assumed to take place.

The accumulated leave may be reduced on account of in-service utilization or encashment if permissible under the rules of leave encashment, or increase on account of leave entitlement every year. The effect of in service utilization or encashment and entitlement will be reflected in year to year balance and the liability will be adjusted accordingly at every periodic actuarial valuation for long term benefits. Short term benefits are provided on estimated basis.

Termination benefits are recognised as an expense as and when incurred.

3.1.15	Government Grants and Subsidies

Grants and subsidies from the government are recognized when there is reasonable assurance that the grant/subsidy will be received and all conditions will be complied with. The grant income is recognized based on meeting milestones related to employment of number of people by the respective subsidiary. When the grant or subsidy relates to an expense item, it is recognised as income over the period necessary to match them on a systematic basis to the costs, which it is intended to compensate.

3.1.16	Provisions and other payables

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required from the Group and a reliable estimate of the amount can be made. If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows to net present value using an appropriate pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Unwinding of the discount is recognised in the statement of profit or loss as a finance cost. Provisions are reviewed at each balance sheet date and are adjusted to reflect the current best estimate. At time of effective payment, the provision is deducted from the corresponding expenses. All known risks at the reporting date are reviewed in detail and provision is made where necessary. Other payables are stated at their nominal value.

3.1.17	Share capital

Ordinary shares - Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.

Preference shares - The group's redeemable preference shares are classified as financial liabilities, because they bear non-discretionary dividends and are redeemable in cash by holders. Non-discretionary dividends thereon are recognized as interest expense in profit and loss as accrued.

3.1.18	Foreign currency transactions and translation

Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Transactions in currencies other than the functional currency are translated into functional currency at the exchange rates ruling at the date of transaction. Monetary assets and liabilities denominated in other currencies are translated into functional currency at exchange rates ruling at the balance sheet date and exchange differences are recognised in statement of profit or loss.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Company’s foreign operations that have local functional currency are translated into US dollars using exchange rates prevailing at the reporting date. Income and expense are translated at the average exchange rates for the period. Exchange differences arising, if any, are recorded in equity as part of the Company’s other comprehensive income. Such exchange differences are recognized in the consolidated statement of profit or loss in the period in which such foreign operations are disposed. Goodwill and fair value adjustments arising on the acquisition of foreign operation are treated as assets and liabilities of the foreign operation and translated at the exchange rate prevailing at the reporting date.

If the group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCI. When the group disposes of only part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified t profit and loss.

On disposal of a foreign entity, the cumulative translation adjustment recognised in other comprehensive income relating to that particular foreign operation is recognised in statement of profit or loss.

3.1.19	Contingencies

In normal course of business, contingent liabilities may arise from litigation and other claims against the Group. Where the potential liabilities that have a low probability of crystallising or are very difficult to quantify reliably, the Group treats them as contingent liabilities. Such liabilities are disclosed in the notes and are not provided for in the consolidated financial statements.

3.1.20	Determination of functional currency

The consolidated financial statements of each of the Company’s subsidiaries are measured using the currency of the primary economic environment in which these entities operate (i.e. the functional currency). The consolidated financial statements are presented in US Dollars which is also functional currency of parent company and all values are expressed in millions except when otherwise indicated.

3.2	Use of judgement and estimates

The preparation of financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amount of assets, liabilities, income and expenses. Actual results may differ from those estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future period affected. In particular, information about significant areas of estimation, uncertainty and critical judgments in applying accounting policies that have the most significant effect on the amount recognized in the consolidated financial statements is included in the following notes:

3.2.1	Useful lives of assets

Management reviews the useful lives of its property, plant and equipment and intangible assets at least once a year and any changes could affect the depreciation rates prospectively and hence the asset carrying values. Refer note 3.1.2 and 3.1.3.

F - 2 - 17

3.2.2	Provisions and Liabilities

Provisions and liabilities are recognised in the period when it becomes probable that there will be a future outflow of funds resulting from past operations or events that can be reasonably estimated. The timing of recognition requires the application of judgement to existing facts and circumstances which may be subject to change. In case for which actual cash outflow will take place over more than one year in the future and hence the carrying amounts of provisions and liabilities are regularly reviewed and adjusted to take into account the changing circumstances and other factors that influence the provisions and liabilities. Refer note 14a and 14b for further details.

3.2.3	Accounting for business combination

Management uses estimates in determining the fair value of assets and liabilities including contingent liabilities of the acquiree. Wherever appropriate, management also relies on reports provided by experts engaged specifically to assess the fair value of the assets and liabilities of the acquiree. Judgement is also exercised at the time of assessing the useful lives of property, plant and equipment and intangible assets acquired in a business combination.

3.2.4	Employee benefits

The cost of post-retirement benefits is determined using actuarial valuations. The actuarial valuation involves making assumptions about discount rates, expected rates of return on assets, future salary increases, mortality rates, future pension increases and medical costs. Due to the long term nature of these plans, such estimates are subject to significant uncertainty.

3.2.5	Contingencies and commitment

In the normal course of business, contingent liabilities may arise from litigation and other claims against the Company. Potential liabilities that have a low probability of crystallising or are very difficult to quantify reliably, are treated as contingent liabilities. Such liabilities are disclosed under notes to accounts but are not provided for in the consolidated financial statements. Although there can be no assurance regarding the final outcome of the legal proceedings, the group does not expect them to have a materially adverse impact on our financial position or profitability. For further details, Refer note 25.

3.2.6	Fair value of derivatives and other financial assets

Management uses its judgement in selecting an appropriate valuation technique for financial assets not quoted in an active market. Valuation techniques commonly used by market participants are applied. For derivative financial assets, assumptions are made based on quote market rates adjusted for specific features of the instrument. Other financial assets are valued using a discounted cash flow method based on assumptions supported, where possible, by observable market prices or rates. The estimation of fair value of unlisted shares includes some assumptions not supported by observable market prices or rates.

3.2.7	Impairment

An impairment loss is recognized for the amount by which an asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount. To determine the recoverable amount, management estimates expected future cash flows from each asset or cash-generating unit and determines a suitable interest rate in order to calculate the present value of those cash flows. In the process of measuring expected future cash flows management makes assumptions about future operating results. These assumptions relate to future events and circumstances. The actual results may vary, and may cause significant adjustments to the Company’s assets within the next financial year.

The Group assesses at each reporting date whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred ‘loss event’) and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

For the financial assets carried at amortised cost, the amount of the impairment is the difference between the asset's carrying amount and the present value of estimated future cash flows, discounted at the financial asset's original effective interest rate as estimated by the management. In most cases, determining the applicable discount rate involves estimating the appropriate adjustment to market risk and the appropriate adjustment to asset-specific risk factors.

3.2.8	Allowance for doubtful accounts

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management’s best estimate of probable losses inherent in accounts receivable. In estimating probable losses, the Group reviews accounts that are past due, non-performing or in bankruptcy. The Group determines an estimated loss for specific accounts and estimates an additional amount for the remainder of receivables based on historical trends and other factors. Adverse economic conditions or other factors that might cause deterioration of the financial health of customers could change the timing and levels of payments received and necessitate a change in estimated losses.

3.2.9	Revenue recognition

For certain agreements, the Group has retroactive discounts related to meeting agreed volumes. In such situations, the Group records revenue at the discounted rate, although the Group initially bills at the higher rate, unless the Group can determine that the agreed volumes will not be met, based on historic experience. The Group accrues revenues for services rendered between the last billing date and the balance sheet date. Accordingly, its accounts receivable include amounts for services, as unbilled accounts receivables, that the Group has performed and for which an invoice has not yet been issued to the customer.

3.2.10	Taxation

Current income taxes

The major tax jurisdictions for the Group are India, Kingdom of Saudi Arabia, Argentina, Malaysia, Australia and South Africa, though the Company also files tax returns in other foreign jurisdictions. Significant judgments are involved in determining the provision for income taxes including judgment on whether tax positions are probable of being sustained in tax assessments. A tax assessment can involve complex issues, which can only be resolved over extended time periods. The recognition of taxes that are subject to certain legal or economic limits or uncertainties is assessed individually by management based on the specific facts and circumstances.

Deferred income taxes

F - 2 - 18

Deferred income tax assets and liabilities are measured using substantively enacted tax rates expected to apply to the year when the asset is realized or the liability is settled as of the balance sheet date. The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered. For further details, refer note 7.

3.2.11	Foreign Currency Translation

The functional currency of each entity in the Group is its respective local country currency which is also the currency of the primary economic environment in which it operates except for the entities in Mauritius which use the U.S. dollar as its functional currency. Transactions in foreign currencies are initially recorded into functional currency at the rates of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured into functional currency at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are remeasured to the functional currency of the subsidiary at historical exchange rates. All transaction foreign exchange gains and losses are recorded in the accompanying consolidated statements of income.

The assets and liabilities of the subsidiaries for which the functional currency is other than the U.S. dollar are translated into U.S. dollars, the reporting currency, at the rate of exchange prevailing on the balance sheet date. Revenues and expenses are translated into U.S. dollars at the exchange rates prevailing on the last business day of each month, which approximates the average monthly exchange rate. Resulting translation adjustments are included in accumulated other comprehensive profit/loss in the consolidated balance sheet.

3.2.12	Lease Obligations

Leases under which the Group assumes substantially all risks and rewards of the ownership are classified as capital lease. When acquired, such assets are capitalized at fair value or present value of minimum committed lease payments at the inception of the lease, whichever is lower.

The Group leases its office facilities under non-cancellable operating lease agreements. Office facilities subject to an operating lease and the related lease payments are not recorded on the Company’s balance sheet. Lease payments under operating lease are recognized as an expense on a straight line basis in the consolidated statement of income over the lease term.

3.2.13	Assessment of control

The Group assessed whether or not it has control over Contact Center Company (CCC) based on whether the Group has the practical ability to direct the relevant activities of CCC unilaterally. In making their judgement, the Group considered their ownership in CCC and majority in the board. After assessment, the Group concluded that the Group has control over CCC w.e.f. 02 June 2016.

3.2.14	Cash generating unit (CGU)

The Group is organised based on the nature of the services provided and there is only single reportable segment i.e. Business Process Outsourcing ('BPO'). These operating segments are monitored by the Group’s chief operating decision maker and strategic decisions are made on the basis. The CODM evaluates the Company’s performance and allocates resources based on revenue growth.

Middle east is a separate CGU and continues to operate in different environment as compared to other CGUs. Operating results of this CGU continue to be separately monitored by chief operating decision maker (CODM). There has been no change in the information that is reviewed by the CODM to analyse the performance of the segment. The CGU represents the lowest level within the entity at which goodwill is monitored for internal management purposes. The CGU is not larger than the operating segment.

Middle East CGU represents the lowest level within the entity at which the goodwill is monitored for internal management purposes and found not to be larger than an operating segment as defined by paragraph 5 of IFRS 8 Operating Segments before aggregation.

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4. Property, plant and equipment
								$ in million
	Freehold Land	Leasehold Land	Buildings	Lease Hold Improvements	Office Equipment	Computers	Furniture & Fixtures	Vehicles	Total
Gross carrying value (at deemed cost)
At 01 April 2015	0.17	0.04	1.46	21.41	22.09	55.47	7.35	0.10	108.09
Additions	0	0	0.00	1.93	0.97	3.05	0.69	0	6.64
Disposals	0	0	0	(2.68)	(7.70)	(17.56)	(0.63)	(0.01)	(28.58)
Foreign exchange translations	(0.01)	(0.00)	(0.09)	(2.08)	(1.97)	(3.80)	(1.22)	(0.00)	(9.17)
At 31 March 2016	0.16	0.04	1.37	18.58	13.39	37.16	6.19	0.09	76.98
Additions	0	0	0.04	4.84	2.08	2.92	2.45	0.07	12.40
Acquisition due to business combination (Refer note 31)	0	0	0	0.02	0.15	0.12	0.15	0.01	0.44
Disposals	0	0	0	(0.03)	(0.04)	(0.06)	(0.11)	(0.04)	(0.28)
Foreign exchange translations	0.00	0.00	0.03	(0.26)	(0.14)	(0.43)	(0.18)	(0.01)	(0.99)
At 31 March 2017	0.16	0.04	1.44	23.15	15.44	39.71	8.48	0.12	88.55

Accumulated depreciation
At 01 April 2015	0	0.01	0.12	14.87	18.96	39.63	5.07	0.03	78.69
Charge for the year	0	0.00	0.07	2.43	1.89	5.19	0.75	0.02	10.35
Disposals	0	0	0	(2.65)	(7.23)	(15.18)	(0.51)	(0.01)	(25.58)
Foreign exchange translations	0	(0.00)	(0.01)	(1.69)	(1.73)	(3.03)	(0.69)	(0.00)	(7.15)
At 31 March 2016	0	0.01	0.18	12.96	11.89	26.61	4.62	0.04	56.31
Charge for the year	0	0.01	0.07	1.53	1.34	3.87	0.46	0.03	7.31
Disposals	0	0	0	(0.02)	(0.03)	(0.05)	(0.04)	(0.04)	(0.18)
Reclassification	0	0	0	0	(0.72)	(0.16)	0	0	(0.88)
Foreign exchange translations	0	0.00	0.01	0.04	(0.06)	(0.42)	(0.14)	(0.00)	(0.57)
At 31 March 2017	0	0.02	0.26	14.51	12.42	29.85	4.90	0.03	61.99

Net carrying value
At 01 April 2015	0.17	0.03	1.34	6.54	3.13	15.84	2.28	0.07	29.40
At 31 March 2016	0.16	0.03	1.19	5.62	1.50	10.55	1.57	0.05	20.67
At 31 March 2017	0.16	0.02	1.18	8.64	3.02	9.86	3.58	0.09	26.56

Net book value							31 March 17	31 March 16	01 April 15
							$ in million	$ in million	$ in million
Property, plant and equipment							26.56	20.67	29.40
Capital work in progress							1.45	0.75	1.02
							28.01	21.42	30.42

1. Certain assets of the Group which include property and equipment's, current assets and shares of certain subsidiaries are are pledged as security. Refer note 12 for details.

F - 2 - 20

5a. Goodwill
			$ in million
	31 March 17	31 March 16	01 April 15
	$ in million	$ in million	$ in million
Opening balance	24.31	24.47	31.18
Acquisition during the year (Refer note 31)	38.68	0	0
Impairment	(4.83)	0	(6.65)
Exchange differences	0.21	(0.16)	(0.06)
	58.37	24.31	24.47

The carrying value of goodwill allocated in the geography wise to the cash generating units (“CGU”) is as follows:

	31 March 17	31 March 16	01 April 15
	$ in million	$ in million	$ in million
Australia	7.61	12.23	12.39
Middle East	38.68	0	0
South Africa	12.08	12.08	12.08
	58.37	24.31	24.47

Key assumptions on which the Company has based its determination of value in use (VIU) include
Estimated cash flows for five years based on approved internal management budgets with extrapolation for the remaining period, wherever such budgets were shorter than five years period.
Terminal value arrived by extrapolating last forecasted year cash flows to perpetuity using long-term growth rates. These long-term growth rates take into consideration external macro-economic sources of data. Such long-term growth rate considered does not exceed that of the relevant business and industry sector.

The discount rates used are based on weighted average cost of capital of a comparable market participant, which are adjusted for specific country risks.

The key assumptions used in performing the impairment test, by each CGU, were as follows:

	Australia	Saudi Arabia	South Africa
Discount rate	17.13%	15.74%	19.50%
Perpetual growth rate	2.00%	2.50%	1.50%

The assumptions used were based on the Company’s internal budget. The Company projected revenue, operating margins and cash flows for a period of five years, and applied a perpetual long-term growth rate thereafter.

In arriving at its forecasts, the Company considered past experience, economic trends and inflation as well as industry and market trends. The projections also took into account factors such as the expected impact from new client wins and expansion from existing clients businesses and efficiency initiatives, and the maturity of the markets in which each business operates.

The goodwill at each CGU level is tested for impairment at least annually and when events occur or changes in circumstances indicate that the recoverable amount is less than its carrying value. The recoverable amount is based on a value-in-use calculation using the discounted cash flow method. The value-in-use calculation is made using pre-tax Budgeted EBITDA projections of the next 5 years and the Terminal Value at the end of the 5 year which is considered by the Management as a reasonable period.

These assumptions are reviewed annually as part of management’s budgeting and strategic planning cycles. These estimates may differ from actual results. The values assigned to each of the key assumptions reflect the Management’s past experience as their assessment of future trends, and are consistent with external/internal sources of information.

During the year in Australia CGU, Goodwill acquired through business combinations have been allocated to and are tested at the level of its cash generating units. The Group has determined the fair value less cost of disposal of the CGU using the "Income Approach - Discounted Cash Flow Analysis" method. The key assumptions consider projected sales, cost of sales, and operating expenses for five years projection. The growth rate used to extrapolate cash flow projections beyond the period covered by the five year budget consists of an inflation rate of 2% plus a base growth rate of 2%. An additional key asumptions were determined by management utilizing our internal operating plan, growth rates for revenues and operating expenses, and margin assumptions using market participant perspective.

An additional key asumptions were determined by management utilizing our internal operating plan, growth rates for revenues and operating expenses, and margin assumptions using market participant perspective. An additional key assumption under this approach is the discount rate, which represents the expected return on capital and is based on the estimated weighted average cost of capital for a market participant. If our assumptions relative to growth rates were to change, our fair value calculation may change, which could impact the results. The pre-tax risk adjusted discount rate applied to these cash flow projections is 17.13%. It was concluded that the fair value less costs of disposal did not exceed the value in use. Due to loss of certain key contracts during the year, which impacted future projection, an impairment has been recognized on the carrying value of goodwill in the current financial year.

The Group has not recognised any impairment charged for Goodwill related to Middle East and South Africa CGU. The Group has also performed sensitivity analysis calculations on the key parameters such as revenue growth, operating margin, discount rate and long term growth rate. If the terminal growth rate assumed in the sensitivity analysis is reduced to 0.25% it would result in value in use being lower than current value. The Management have concluded that, given the significant headroom that exists, and the results of the sensitivity analysis performed, there is no significant risk that reasonable changes in any key assumptions would cause the carrying value of goodwill to exceed its value in use.

F - 2 - 21

5b. Intangible assets
			$ in million
	Software	Customer relationships	Total
Gross carrying value (at deemed cost)
At 01 April 2015	66.55	0	66.55
Additions	3.62	0	3.62
Disposals	0	0	0
Foreign exchange translations	(2.87)	0	(2.87)
At 31 March 2016	67.30	0	67.30
Additions	2.73	0	2.73
Acquisition due to business combination (Refer note 31)	0.14	27.20	27.34
Disposals	(0.06)	0	(0.06)
Foreign exchange translations	0.76	0	0.76
At 31 March 2017	70.87	27.20	98.07

Amortisation
At 01 April 2015	49.30	0	49.30
Charge for the year	5.49	0	5.49
Disposals	0	0	0
Foreign exchange translations	(1.97)	0	(1.97)
At 31 March 2016	52.82	0	52.82
Charge for the year	6.32	1.68	8.00
Disposals	0	0	0
Foreign exchange translations	0.69	0	0.69
At 31 March 2017	59.83	1.68	61.51

Net carrying value
At 01 April 2015	17.25	0	17.25
At 31 March 2016	14.48	0	14.48
At 31 March 2017	11.04	25.52	36.56
1. Certain assets of the Group which include property and equipment's, current assets and shares of certain subsidiaries are are pledged as security. Refer note 12 for details.

6.	Financial assets

6a.	Security deposits
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Security deposits	3.66	3.43	3.99
		3.66	3.43	3.99

6b.	Loans - current
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Loan given #	0.06	375.60	381.20
		0.06	375.60	381.20

# Aegis Global Services FZ LLC has given loan to AGC Holdings Limited and Essar Telecom Limited. Aegis Global Services FZ LLC has also a payable to Essar Services (Mauritius). On February 03, 2017 Aegis Global Dubai FZ LLC, Essar Services (Mauritius), AGC Holdings Limited & Essar Telecom Ltd agreed and signed a tri party assignment agreement to offset said assets and liabilities in the books of Aegis Global Services FZ LLC. (Refer note 13)

6c.	Other financial assets - non current

F - 2 - 22

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Other	0	0	0.06
		0	0	0.06

6d.	Other financial assets - current
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Security deposits	1.52	1.77	0.96
	Claims receivables from customer	0.35	1.01	0
	Interest accrued and due	0.09	0.07	0.19
	Other receivables	0.86	1.08	0.55
		2.82	3.93	1.70

7.	Income Tax

a)	Advance income tax (net)
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Advance income tax	0.26	0.23	1.18
		0.26	0.23	1.18

b)	Deferred tax (net)
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Deferred tax assets (Gross)
	Provision for doubtful debts and advances	0.00	(0.00)	(0.03)
	Provision for employee benefits and others	0.68	1.24	0.85
	Provision for expenses	1.47	2.98	3.74
	Unabsorbed losses and depreciation carried forward	0.71	5.24	6.90
		2.86	9.46	11.46

	Deferred tax liabilities (Gross)
	Depreciation and amortisation	0.78	0.83	0
		0.78	0.83	0

c)	Deferred tax expense/(income)
			31 March 17	31 March 16
			$ in million	$ in million
	Depreciation and amortisation		(0.39)	1.98
	Provision for employee benefits and others		(0.03)	(0.46)
	Provision for expenses		0	0.08
	Carry forwarded losses		6.28	0
			5.86	1.60

d)	Income tax expense reported in the statement of profit or loss
			31 March 17	31 March 16
			$ in million	$ in million
	Current tax:
	Current tax charge		5.65	1.06
	Deferred tax:
	Relating to origination and reversal of temporary differences		5.89	1.59
			11.54	2.65

e)	Income tax (income)/expense reported in the other comprehensive income

F - 2 - 23

				31 March 17	31 March 16
				$ in million	$ in million
	Deferred tax:
	Relating to remeasurement of defined benefit plans			(0.03)	0.01
				(0.03)	0.01

f)	Reconciliation of deferred tax assets (net)
				31 March 17	31 March 16
				$ in million	$ in million
	Opening balance as on 01 April			8.63	11.46
	Tax income during the period recognised in profit or loss			(5.89)	(1.59)
	Tax income/(expense) during the period recognised in OCI			(0.03)	0.01
	Foreign exchange translation			(0.63)	(1.23)
				2.08	8.65

g)	Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items, because it is not probable that future taxable profit will be available against which Group can use the benefits therefrom.

		31 March 17		31 March 16
		$ in million		$ in million
		Gross amount	Tax effect	Gross amount	Tax effect
	Tax losses	20.93	7.24	18.82	6.40
		20.93	7.24	18.82	6.40

h)	Tax losses carry forward
	Tax losses for which no deferred tax asset was recognised expires as follows:
		31 March 17	Expiry	31 March 16	Expiry
		$ in million	Date	$ in million	Date
	Expire	1.93	01 Apr 18 to 31 Mar 24	1.07	01 Apr 18 to 31 Mar 24
	Never expire	19.01	0	17.75	0

There are unused tax losses for which no deferred tax asset has been recognized as these losses either relate to certain tax jurisdictions where the group entities have had past losses and there is no conclusive evidence to support the view that sufficient taxable profit will be generated by such group entities in the future to offset such losses or there is uncertainty in the treatment of such losses under the tax laws of the relevant jurisdictions. The expiry dates of the tax benefit for these losses depend on the local tax laws of each jurisdiction and, if not utilized, would expire on various dates starting from financial year 2018 till 2024. However, in the UK and Australia there is no expiry period for the unused tax losses.

Deferred income tax liabilities on earnings of Company’s subsidiaries have not been provided as such earnings are deemed to be permanently reinvested in the business and the Company is able to control the timing of the reversals of temporary differences associated with these investments. Accordingly, temporary difference on which deferred tax liability has not been recognized amounts to $36.20 million (31 March 2017: $ 27.42 million).

i)	Reconciliation of effective tax rate:
				31 March 17	31 March 16
				$ in million	$ in million
	(Loss)/profit before tax			47.90	6.80
	Income tax
	Applicable income tax on profit at respective locations applicable tax rates*			2.90	0.85
	Reconciliation
	Income exempt from tax purposes			(0.65)	(0.77)
	Utilisation of tax losses carried forward			(0.63)	0.19
	Tax on share of profit of associate			(0.13)	(1.23)
	Tax with held on foreign income			0.14	0.06
	Taxable income for foreign partners			1.69	0
	Tax on unabsorbed depreciation/impairment			1.24	0.01
	Tax computed on income considered separately			0	0
	Tax relating to origination or reversal of temporary differences			0.09	1.18

F - 2 - 24

	Reversal of Deferred tax assets		6.28	(0.60)
	Disallowances for income tax purposes		0.61	2.96
			11.54	2.65

	*Tax rates
			31 March 17	31 March 16
	India		34.60%	33.99%
	Mauritius		15.00%	15.00%
	Saudi Arabia		2.50%	0
	South Africa		28.00%	28.00%
	Argentina		35.00%	35.00%
	Peru		29.50%	28.00%
	Australia		30.00%	30.00%
	Sri Lanka		28.00%	28.00%
	Malaysia		24.00%	24.00%
	UK		20.00%	20.00%

j)	Current tax liabilities (net)
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Current tax liabilities	1.81	0.31	0.23
		1.81	0.31	0.23

F - 2 - 25

8a.	Other non-current assets

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Prepaid expenses	1.49	0.86	0.61
		1.49	0.86	0.61

8b.	Other current assets

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Prepaid expenses	5.77	2.93	2.72
	Advances to vendor / employee	1.49	0.82	0.69
	Capital advances	0.16	0.12	0.71
	Other non-financial assets	0.26	1.42	0.86
	Statutory receivable	5.01	0.94	1.95
		12.69	6.23	6.93

9.	Trade receivables

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Trade receivables	65.30	49.16	47.39
	Less: Allowances for doubtful accounts receivable	(0.80)	(1.62)	(0.90)
		64.50	47.54	46.49

10a.	Cash and cash equivalent

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Balances with banks:
	– On current accounts	13.24	8.26	3.15
	– Deposits with original maturity of less than three months	2.44	3.08	6.27
	Cash on hand	0.10	0.06	0.36
		15.78	11.40	9.78

10b.	Bank balances other than above
	(Deposits with maturity of more than three months less than 12 months)
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Margin term deposit *	3.73	4.33	3.75
		3.73	4.33	3.75

	*The deposits are kept as margin against bank guarantee/ letter of credit/ buyer's credit.

11.	Unbilled revenue

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Unbilled revenue	40.72	16.81	19.96
		40.72	16.81	19.96

F - 2 - 26

12.	Borrowings
a)	Borrowings - non current
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Secured
	Finance lease (Refer note 26)	0.58	0.44	0.70
	Term loan from others	0	9.69	11.11
	Current maturity of long term loans	11.89	3.42	6.48
	Current maturity of finance lease obligation	0.46	0.42	0.38

	Unsecured
	Redeemable preference share*	60.50	0	0
		73.43	13.97	18.67
	Less:
	Amount clubbed under “Other financial liabilities - current” (Refer note 13)	12.35	3.84	6.86
		61.08	10.13	11.81

Certain assets of the Group which include property and equipment's, current assets and investments in certain subsidiaries are provided as security for working capital as well as term loans of the Group.

	Interest rate on long term floating interest rate borrowings denominated in USD ranges from LIBOR +2.5% to LIBOR + 6.0% (2016: LIBOR +2.6% to LIBOR + 6.0% and 2015: LIBOR +2.6% to LIBOR + 6.0%).

*This represents 60,500,000 (2016: Nil) cumulative redeemable preference shares issued to AGC Holdings Ltd which carries a coupon rate of 6.75% per annum and redeemable within 5 years from the date of allotment or earlier at the option of the issuer.

b)	Current Borrowings
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	i) Working capital loan repayable on demand
	- Secured	13.88	22.16	20.18
	- Unsecured	13.18	11.73	0.13

	ii) Buyers credit from banks - secured	3.20	3.22	3.13
	iii) Packing credit in foreign currency - secured	3.06	1.95	0.57
		33.32	39.06	24.01

	Aggregate secured loans (current and non current)	20.72	37.46	35.69
	Aggregate unsecured loans (current and non current)	73.68	11.73	0.13

	Working capital loan repayable on demand

Current borrowings except below mentioned buyers credit are secured by first pari passu charge on the current and future, current assets and second pari passu charge on current and future, fixed assets in certain subsidiaries are provided as security.

	The rate of interest on above loans is ranging between 3% to 12%.

	Buyers credit from banks
	Buyers credit availed under capex letter of credit facility is secured by first pari passu charge on all the fixed assets and second pari passu charge on all the current assets of the Company.
	The above cash credits from banks are repayable on demand.

F - 2 - 27

13.	Other financial liabilities - current
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Current maturity of long term loans (Refer note 12)	11.89	3.42	6.48
	Current maturity of finance lease obligation (Refer note 12)	0.46	0.42	0.38
	Interest accrued and due on borrowings	0.30	0.29	0.46
	Employee related liabilities	13.74	15.90	18.93
	Accrued expenses	14.08	9.31	14.16
	Share application money #	0	373.88	381.31
	Others*	69.24	65.39	62.45
		109.71	468.61	484.17

# On February 03, 2017 Aegis Global Dubai FZ LLC, Essar Services (Mauritius), AGC Holdings Limited and Essar Telecom Ltd agreed and signed a tri party assignment agreement to offset said assets and liabilities in the books of Aegis Global Services FZ LLC. There was a payable amount to Essar Services (Mauritius) and a receivable balance against loan given to AGC Holdings Limited and Essar Telecom Limited in the books of Aegis Global Dubai FZ LLC. (Refer note 6b)

* It mainly includes amounts payable towards, India business transfer consideration of $ 44.53 million (31 March 2016: 43.53 million and 01 April 2015: 46.13 Million) payable by Aegis Customer Supports Services Pvt. Ltd. to Aegis Limited and consideration towards acquisition of subsidiaries of $ 14.07 million (31 March 2016: 14.44 million and 01 April 2015: 14.44 Million) payable by Aegis Outsourcing UK Ltd. to Aegis Netherland Coop. All these transactions were subsequently settled and paid on 23 November 2017 and 22 November 2017 respectively (Refer note 32).

14a.	Provisions - non current
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Provision for leave encashment	2.66	0.39	0.75
	Provision for gratuity (Refer note 24b)	6.87	0.96	1.04
		9.53	1.35	1.79

14b.	Provisions - current
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Provision for leave encashment	6.19	3.23	3.11
	Provision for gratuity (Refer note 24b)	1.52	0.28	0.28
	Provision for employee related claims	1.91	1.87	2.45
		9.62	5.38	5.84

	Provision for employee related claims - movement
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Opening balance	1.87	2.45	1.72
	Added during the year	0.59	0.55	1.08
	Utilised during the year	(0.45)	(0.16)	(0.19)
	Reversed/ forex during the year	(0.10)	(0.97)	(0.16)
	At the end of the year	1.91	1.87	2.45

15.	Other current liabilities
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Advance from customers	8.07	0.04	0.18
	Statutory liabilities	11.37	8.07	4.04
		19.44	8.11	4.22

16.	Trade payables
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Trade payables	17.82	16.26	27.55
		17.82	16.26	27.55

F - 2 - 28

17.	Revenue from operations
		31 March 17	31 March 16
		$ in million	$ in million
	Revenue from operations
	Sale of services	414.82	304.19
		414.82	304.19

18.	Cost of services
		31 March 17	31 March 16
		$ in million	$ in million
	Employee benefit expenses	263.06	186.19
	Rent	17.42	14.26
	Depreciation	10.30	16.63
	Amortisation	2.69	1.22
	Impairment of Goodwill	4.76	0
	Outsourcing / contract expenses	6.65	8.68
	Repairs and maintenance	8.27	7.91
	Traveling and conveyance	6.65	5.16
	Communication expenses	6.46	5.44
	Electricity, Power and fuel	5.55	5.62
	Rates and taxes	2.35	1.78
	Legal and professional charges	5.87	0.79
	Recruitment charges	2.23	2.01
	Insurance	3.74	1.54
	Security charges	1.83	1.55
	Miscellaneous expenses	2.49	3.58
		350.32	262.36

19.	General and administration expenses
		31 March 17	31 March 16
		$ in million	$ in million
	Employee benefit expenses	14.60	17.85
	Rent	2.98	2.87
	Depreciation	1.29	0.64
	Amortisation	0.09	0.28
	Outsourcing / contract expenses	0.05	0
	Repairs and maintenance	0.39	0.73
	Traveling and conveyance	1.13	1.53
	Communication expenses	0.84	0.75
	Electricity, Power and fuel	0.70	0.60
	Rates and taxes	0.19	0.36
	Legal and professional charges	3.79	2.55
	Recruitment charges	0.18	0.20
	Insurance	0.66	0.56
	Miscellaneous expenses	1.85	3.21
		28.74	32.13

20.	Selling and distribution expenses
		31 March 17	31 March 16
		$ in million	$ in million
	Employee benefit expenses	4.33	2.57
	Rent	0.05	0.13
	Repairs and maintenance	0.02	0.00
	Traveling and conveyance	0.22	0.16
	Communication expenses	0.06	0.02

F - 2 - 29

	Electricity, Power and fuel	0.00	0
	Rates and taxes	1.89	2.07
	Legal and professional charges	0.00	0.02
	Commissions	2.66	1.41
	Miscellaneous expenses	0.76	0.54
		9.99	6.92

21.	Other income
		31 March 17	31 March 16
		$ in million	$ in million
	Gain on fair value of Equity-accounted investees (Refer note 32)	25.91	0
	Liabilities/provisions written back	0.03
	Miscellaneous income	0.14	0.08
	Rent rebate	0	1.93
	Interest income	0.49	0.93
	Other finance income	0.37	0
		26.94	2.94

22.	Finance costs
		31 March 17	31 March 16
		$ in million	$ in million
	Interest on banks and financials institutions	4.94	4.75
	Bank charges	1.44	1.39
	Interest on unwinding of liabilities discounted	0.67	0
	Others finance cost	0.52	0.52
		7.57	6.66

23.	Earnings per share (EPS)

Basic earnings per share is calculated by dividing net profit for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted earnings per share is calculated by dividing the net profit attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

	The following table sets forth the computation of basic and diluted earnings per share. Since there are no dilutive potential equity shares the basic and diluted EPS are the same.

		31 March 17	31 March 16
		$ in million	$ in million
	Profit after tax attributable to ordinary shareholders	29.70	4.20
	Profit after tax attributable to ordinary shareholders	29.70	4.20

	Weighted average number of equity shares for basic and diluted earnings per share	100	100

		31 March 17	31 March 16

	Basic and diluted earnings per ordinary share ($)	297,047	42,024

24.	Gratuity and other post-employment benefit plans

The Group has classified various employee benefits as under:

a)	Defined contribution schemes

The Group has recognised the following amount in the statement of profit and loss for the year ended:
		31 March 17	31 March 16
		$ in million	$ in million

F - 2 - 30

	Contribution to defined contribution plans		10.25	2.97

b)	Defined benefit schemes
	Gratuity Plan (Unfunded)

The Gratuity schemes are defined benefit schemes which are open to all Group employees in India and Saudi who have completed a minimum of five years of service with their employing Company. Based on actuarial valuation, a provision is recognised in full for the projected obligation over and above the funds held in scheme. The benefits are based on years of service and average earnings for a defined period prior to retirement.

i)	Principal actuarial assumptions:
	The principal actuarial assumptions used to calculate the gratuity scheme and pension plan liabilities and plan assets are furnished below:

		31 March 2017		31 March 2016
		Aegis Limited (India)	Contact Centre Company (Saudi Arabia)	Aegis Limited
	Discount rate	6.40%	4.10%	7.30%
	Salary escalation rate	7-10%	4.00%	7-10%
	Mortality table	Indian Assured lives (2006-2008) (modified) Ult	UAE 2004 rates (Middle East)	Indian Assured lives (2006-2008) (modified) Ult
	Attrition rate	*Agent: Less than 5 years – 66% Thereafter – 40%	* Agent - 60%	*Agent: Less than 5 years – 66% Thereafter – 40%
		**Non agent: Less than 5 years – 40% Thereafter – 26%	**Non agent - 17%	**Non agent: Less than 5 years – 40% Thereafter – 26%
			***905 Employees - 5%

	* Agent : The person who handles the call
	** Non agent : Employees other than the agent
	*** 905 Agents : Employees for specific project in CCC

The estimated future salary increase, considered in actuarial valuation, takes into account the effect of inflation, seniority, promotion and other relevant factors such as supply and demand in the employment market.

ii)	Change in defined benefit obligation

			31 March 17	31 March 16
			$ in million	$ in million
	Liability at the beginning of the year		1.24	1.32
	Interest cost		0.33	0.11
	Current service cost		1.50	0.24
	On acquisition		4.46	0
	Benefits paid		(0.92)	(0.50)
	Actuarial loss/(gain) on obligations		1.52	(0.02)
	Forex		0.26	0.09
			8.39	1.24

iii)	Amount recognized in the consolidated balance sheet
			31 March 17	31 March 16
			$ in million	$ in million
	(a) Liability recognized in consolidated balance sheet
	Liability at the end of the year		8.39	1.24

	(b) Current/Non current liability
	Current liability		1.52	0.28
	Non current liability		6.87	0.96

iv)	Expenses recognized in the consolidated statement of profit and loss
			31 March 17	31 March 16

F - 2 - 31

				$ in million		$ in million
	Current service cost				1.50		0.24
	Interest cost				0.33		0.11

					1.83		0.35

v)	Amount recognised in consolidated statement of other comprehensive income
				31 March 17		31 March 16
				$ in million		$ in million
	Net actuarial loss/(gain)				1.52		(0.02)

					1.52		(0.02)

vi)	Expected benefit payments for the year ending
							$ in million
	31 March 2018						2.4
	31 March 2019						2.0
	31 March 2020						1.8
	31 March 2021						1.6
	31 March 2022						1.7
	31 March 2023 to 31 March 2027						7.9

vii)
Measurement of the Group’s defined benefit retirement obligation is sensitive to changes in certain key assumptions. The sensitivity analysis below shows how a reasonably possible increase or decrease in a particular assumption would, in isolation, result in an increase or decrease in the present value of the defined benefit obligation as at 31 March 2017.

		Discount Rate		Salary Escalation Rate		Withdrawal Rate
		Increase by 0.5%	Decrease by 0.5%	Increase by 0.5%	Decrease by 0.5%	Increase by 0.5%	Decrease by 0.5%
	(Decrease)/increase in present value of defined obligation	(0.27)	0.29	0.29	(0.27)	(0.08)	0.08

The sensitivity analysis may not be representative of an actual change in the defined benefit obligation as it is unlikely that changes in assumptions would occur in isolation of one another. In presenting this sensitivity analysis, the change in the present value of the defined benefit obligation has been calculated on the same basis as prior years using the projected unit credit method at the end of the reporting period, which is the same as that applied in calculating the defined benefit obligation liability recognised in the statement of financial position.

c)	Leave encashment

The Group’s liability towards leave encashment is determined as per the local laws on a full liability basis for the entire un-availed vacation balances standing to the credit of each employee as at the year end. The Group establishes the liability for un-availed leave balances at each balance sheet date, based on the employee’s last drawn salary.

25.	Contingencies, Guarantees and Commitments

a)	Capital and other commitments

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Capital commitments
	Estimated amount of contracts remaining to be executed on capital account and not provided for, (net of advances)	1.90	0.62	2.25
	Other commitment
	Estimated amount service contracts remaining to be executed and not provided for	1.71	4.03	0.27

b)	Guarantees

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Contingencies for guarantee (bid bonds): The outstanding tender value as on the balance sheet date is $ 80.28 (31 March 2016 : $ 67.79 and 01 April 2015 : $ 18.18). This letter of guarantee issued by bank is backed by 100% cash margin deposited with bank.	1.41	1.08	0.34
		1.41	1.08	0.34

F - 2 - 32

The Company has placed term deposits of $ 1.55 million (31 March 2016: $ 3.75 million and 01 April 2015: 4.55 million) with NAB and CBA to service bank guarantees given to existing clients and lease landlord.

	Cheque discounted outstanding with banks of $ Nil million ( 31 March 2016: Nil and 01 April 2015: $ 3.2 million).

c)	Claims not acknowledged as debts by the Group

As at 31 December 2016 and 2015, the Aegis Peru S.A.C. is subject to the Peruvian tax regime, the income tax rate applicable to companies during the years 2015 and 2016 is 28%. According to Legislative Decree 1261, published on 10 December 2016, the Income Tax Act has been amended establishing that the rate applicable to companies from the period 2017 onwards will be 29.5%. If the company distributes its profits wholly or partially, it will apply an additional rate of 6.8% (5% from 2017 onwards) of the amount distributed; the tax will be borne by the shareholders, as they are legal persons or non-resident legal entity.

Tax at the rate of 6.8% will be borne by the Company for any amount or delivery in kind resulting from the third category income tax to represent an indirect disposition of income not subject to subsequent tax control, including amounts charged to undeclared expenses and revenues.

Management of the Company believes that as a result of the application of these standards will not result in significant contingencies for the Company as of 31 March 2017. In any case, any remark about by the tax authorities is recognized in the year occurs.

	Lease
26.	Finance lease commitments

The Group had certain assets on finance lease. The legal title to assets acquired under the finance lease vests with the lessor. The total minimum lease payments and maturity profile of finance lease as on 31 March 2017, 31 March 2016 and 01 April 2015, element of interest included in such payments, and present value of minimum lease payments are as follows:

		31 March 17		31 March 16		01 April 15
		Minimum Lease Payments	Present Value of Minimum Lease Payments	Minimum Lease Payments	Present Value of Minimum Lease Payments	Minimum Lease Payments	Present Value of Minimum Lease Payments
		$ in million	$ in million	$ in million	$ in million	$ in million	$ in million
	Within one year	0.64	0.46	0.50	0.42	0.48	0.38
	After one year but not more than five years	0.49	0.58	0.44	0.44	0.80	0.70
	More than 5 years	0.01	0	0.02	0	0	0
	Total	1.14	1.04	0.96	0.86	1.28	1.08
	Less: Amounts representing finance charges	0.10	0	0.10	0	0.20	0
		1.04	1.04	0.86	0.86	1.08	1.08

27.	Operating lease commitments

The Group has entered into various operating leasing agreements classified as operating leases for office premises and office equipment which are renewable by mutual consent on mutually agreeable terms. These agreements generally range between 3 years to 9 years. The lease rentals charged during the year and obligation in respect of non-cancellable leases as per the respective agreements is as follows.

					31 March 17	31 March 16	01 April 15
					$ in million	$ in million	$ in million
	Lease payments recognized in the statement of profit & loss for the year				20.45	17.26	0

	Lease rental payable
	Within one year				7.65	9.77	9.20
	After one year but not more than five years				19.84	24.69	20.67
	More than 5 years				5.34	9.13	4.79
					32.83	43.59	34.66

F - 2 - 33

28.	Segment information

The Group is organised based on the nature of the services provided and there is only single reportable segment i.e. Business Process Outsourcing ('BPO'). These operating segments are monitored by the Group’s chief operating decision maker and strategic decisions are made on the basis. The Group Chief Executive Officer has been identified as the Chief Operating Decision Maker (“CODM”). The CODM evaluates the Company’s performance and allocates resources based on revenue growth.

The Group prepares its geographical information in conformity with the accounting policies adopted for preparing and presenting the consolidated financial statements of the Group as a whole. Revenues from the geographic segments are based on the domicile of the customer and non-current assets from the geographic segment based on the location of the assets.

	Geographical information
	As at and for the year ended 31 March 2017								$ in million

		India	Australia	Middle East	Malaysia	South America	North America	South Africa	Others	Total
	Revenue from operations (net)	90.47	39.94	120.22	41.12	64.62	30.55	16.43	11.47	414.82
	Non current assets (*)	20.69	10.03	73.25	4.18	2.43	0	13.94	1.45	125.97

	There are 3 customers accounting more than 44% of the revenue and these 3 customers account for 35% of the net trade receivables. This includes top customer accounting to 33% of the revenue.
	(*) Non-current assets exclude financial instruments and deferred tax assets.

	As at and for the year ended 31 March 2016								$ in million

			India	Australia	Malaysia	South America	North America	South Africa	Others	Total
	Revenue from operations (net)		81.74	45.73	36.80	67.44	26.58	15.90	30.00	304.19
	Non current assets (*)		25.02	14.88	5.88	1.28	0	0.63	31.58	79.27

	There are 3 customers accounting more than 21% of the revenue and these 3 customers account for 35% of the net trade receivables.
	(*) Non-current assets exclude financial instruments and deferred tax assets.

29.	Related Party Disclosures:

	Holding Company		Key Management personnel (KMP)
	AGC Holdings Limited (Mauritius)		Directors
			Sanjay Chakrabarty	Bharat Rao
			Satyadeo Bissessur	Sachin U. Purmah
a.	The following is a list of the Company’s subsidiaries as at:
	Company Name	Country of Incorporation	Share holding Pattern
			31 March 17	31 March 16	01 April 15
	Aegis Limited (Business Operation)	India	100%	100%	100%
	Aegis Customer Support Services Private Limited #	India	100%	0	0
	Aegis Global services FZ LLC	Dubai	100%	100%	100%
	Aegis Outsourcing UK Limited	UK	100%	100%	100%
	Aegis Netherlands II B.V.	Netherlands	100%	100%	100%
	Aegis Services Lanka (Pvt) Ltd	Sri Lanka	100%	80%	80%
	Aegis Peru S.A.C	Peru	100%	100%	100%
	Aegis Argentina S.A.	Argentina	100%	100%	100%
	Main Street 741 Proprietary Limited	South Africa	100%	100%	100%
	Aegis Outsourcing South Africa Proprietary Limited	South Africa	100%	100%	100%
	Aegis BPO Malaysia Sdn. Bhd.	Malaysia	99.99%	99.99%	99.99%
	Aegis Holidays Malaysia Sdn. Bhd.	Malaysia	100%	100%	100%
	Aegis BPO Services Australia Holdings PTY Ltd	Australia	100%	100%	100%
	Aegis Services Australia PTY Ltd	Australia	100%	100%	100%
	Partnership Australia PTY Ltd	Australia	100%	100%	100%
	Multiple Stories PTY Ltd	Australia	100%	100%	100%

F - 2 - 34

	Aegis Employment Services PTY Ltd	Australia	100%	100%	100%
	Aegis Europe holding Ltd (UK)	UK	100%	100%	0
	Aegis Americas Inc	USA	100%	100%	100%
	Contact Center Company *	Saudi Arabia	51.00%	51.00%	49.99%
	Aegis Global Services Pvt. Ltd. ^	India	100%	100%	0
	Aegis Services Pte Ltd (Singapore) **	Singapore	100%	100%	0
	# Entity incorporated on 23 February 2017
	* Subsidiary from 02 June 2016
	^ Under the process of strike off (pending with ROC)
	** Strike off as on 06 April 2017

	Associate
	Company Name	Country of Incorporation	Share holding Pattern
			31 March 17	31 March 16	01 April 15
	Contact Center Company *	Saudi Arabia	0	51.00%	49.99%
	Queensland Partnership Group Pty Ltd	Australia	33.33%	33.33%	33.33%
	Services Queensland Partnership	Australia	16.67%	16.67%	16.67%
	Northern Australia Services Pty Ltd	Australia	16.67%	16.67%	16.67%
	* Associate till 01 June 2016

b.	Transactions with the related parties and KMP
			31 March 17	31 March 16	01 April 15
			$ in million	$ in million	$ in million
	Rendering of services
	Contact Center Company (till 01 June 2016)		0.86	5.29	0
	Remuneration paid to KMP		0	0	0

	Balances with the related parties
	Receivables
	Contact Center Company		0	1.07	0.44
	Payables
	Contact Center Company		0	0.37	0.01

30.	Non-controlling interests (NCI)

a)	Ownership interest held by non- controlling interests
	Name of the Entity	Place of Incorporation	31 March 17	31 March 16	01 April 15
	Contact Center Company	Saudi Arabia	49.00%	0	0
	Aegis Services Lanka (Pvt) Ltd	Sri Lanka	0	20.00%	20.00%

b)	Summarised statement of profit or loss for NCI
				31 March 17	31 March 16
				$ in million	$ in million
	Contact Center Company			6.66	0
	Aegis Services Lanka (Pvt) Ltd			0	(0.05)
				6.66	(0.05)

	i) Contact Center Company
				31 March 17	31 March 16
				$ in million	$ in million
	Total Income			117.6	0
	Profit /(loss) for the year			13.58	0
	Other Comprehensive Income			(1.43)	0
	Profit Allocated to non-controlling Interest			6.66	0
	OCI to non controlling Interest			(0.70)	0
	Dividends paid to non-controlling Interest			3.27	0

F - 2 - 35

	ii) Aegis Services Lanka (Pvt) Ltd
			31 March 17	31 March 16
			$ in million	$ in million
	Total Income		0	1.22
	Profit /(loss) for the year		0	(0.27)
	Profit Allocated to non-controlling Interest		0	(0.05)

c)	Summarised Balance Sheet for NCI
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Contact Center Company	45.51	0	0
	Aegis Services Lanka (Pvt) Ltd	0	(0.09)	(0.04)
		45.51	(0.09)	(0.04)

	i) Contact Center Company
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Non current assets	74.56	0	0
	Current assets	49.69	0	0
	Total	124.25	0	0
	Non current liabilities	7.81	0	0
	Current liabilities	23.57	0	0
	Total	31.38	0	0
	Net Assets	92.87	0	0
	Net Assets attributable to non-controlling interest	45.51	0	0

	ii) Aegis Services Lanka (Pvt) Ltd
		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Non current assets	0	0.27	0.52
	Current assets	0	0.64	0.93
	Total	0	0.91	1.45
	Non current liabilities	0	0.03	0.05
	Current liabilities	0	1.35	1.58
	Total	0	1.38	1.63
	Net Assets	0	(0.47)	(0.18)
	Net Assets attributable to non-controlling interest	0	(0.09)	(0.04)

31.	Business combinations and acquisition of non controlling interests

a)	Contact Centre Company ("CCC")

On 08 September 2010, the Group has entered into an agreement with Saudi Telecom Company (“STC”) to provide business processing outsourcing services in the field of telecommunications and information technology support and maintenance, system development support and communications programs and information technology. As per the term of the agreement, on 21 April 2014 the Group had exercised the option to acquire additional 4,501 shares of CCC at par value of SAR 10 each from STC. As result of this the Group shareholding in CCC increased to 51% which was subject to regulatory approvals.

F - 2 - 36

On 18 November 2015, the Group has obtained necessary permission from the relevant authorities of the Kingdom of Saudi Arabia, including the Ministry of Commerce and Industry, the Saudi Arabia General Investment Authority and the Notary Public. Accordingly shares have been transferred from STC to Group. As per the terms of the agreement, the Group was now entitled to obtain majority on the Board, however, the original agreement was required to be amended on 07 September 2015 to enable the Group to exercise its right to appoint the directors to establish majority.

Subsequently, based on the amended joint venture agreement entered into with STC on 04 April 2016, the Group was able to obtain the majority on the board w.e.f. 02 June 2016. As a result the Group had obtained controlling interest over CCC from the said date. For the ease of consolidation, the management has considered 01 June 2016 as effective date for consolidation of financial information of CCC, as the transactions as on 01 June 2016 is not material.

	The fair values of the identifiable assets and liabilities of CCC as at the date of acquisition were:
		$ in million
	Particulars	Total
	Assets
	Property, plant and equipment	0.44
	Intangible assets	0.14
	Customer relationship	27.20
	Capital work in progress	0.09
	Trade receivables	19.52
	Unbilled revenue	12.20
	Cash and bank balances	7.46
	Other financial and non financial assets	12.94
	Liabilities
	Trade payables	2.25
	Provisions	0.68
	Deferred tax liability	0.34
	Other current liabilities	27.97
	Non controlling interests	42.83
	Net assets	5.92
	Less: Fair value of Equity-accounted investees	44.60
	Goodwill	38.68

The trade receivables comprise gross contractual amounts due of $19.52 and the Company, based on its best estimate at the acquisition date, expects to collect the entire amount. The unbilled revenue comprises gross contractual amounts of $12.20 and the Company, based on its best estimate at the acquisition date, expects to invoice the entire amount and collect it.

	Goodwill is attributable mainly to expected synergies and assembled workforce arising from the acquisition. Goodwill arising from this acquisition is not expected to be deductible for tax purposes.
	The Company has incurred acquisition related costs of $ Nil.
	The purchase consideration has been allocated on the fair value of assets, liabilities and non controlling interests.

Fair values were estimated by management based on information currently available, including third-party valuation and estimates of future operating results. The primary method used in determining fair value estimates was the income approach, which attempts to estimate the income producing capability of the asset. The Group has accounted a gain on fair value of Equity-accounted investees of $ 25.91 Million.

	Impact of acquisition on the results of the Company:

The net assets of CCC, as on 31 March 2017 are $ 92.87 Million, net revenue for the period from 01 June 2016 to 31 March 2017 is $ 117.59 Million and the net profit after tax during the period from 01 June 2016 to 31 March 2017 is $ 6.22 Million.

	Impact of all acquisitions on the results of the Company:
	Had the acquisitions occurred on 01 April 2016, the Company’s revenue and profit for the year ended 31 March 2017 would have been $ 138.07 million and $ 8.52 million, respectively.

b)
On 08 February 2017 the Group has completed the buy back of 1,721,118 ordinary shares held by Timex Garments (Pvt) Ltd at consideration of $ 0.25 million. As a result the Group's holding in Aegis Services Lanka (Pvt) Ltd had been increased to 100%. The decrease in equity attributable to the owners of the Company is decrease in the retained earning of $ 0.11 million.

32.	Common control using the pooling of interest method

The Group has assumed all common control transactions had taken place at the beginning of 01 April 2015 and accounted for as a business combination under common control using the pooling of interest method.

A business combination involving entities or businesses under common control is a business combination in which all of the combining entities or businesses are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory. The Group has accounted for the acquisitions based on the carrying amounts recorded in the standalone financial statements of respective subsidiaries. Financial statements are retrospectively consolidated as part of the Group’s consolidated financial statements as if the acquisitions had occurred at the beginning of the earliest period presented in the consolidated financial statements, and the acquisitions had occurred on 01 April 2015, regardless of the actual date of the combinations.

F - 2 - 37

The difference if any, between the amounts recorded as share capital plus any additional consideration in the form of cash or other assets and the amount of share capital of the transferor is transferred to merger reserve.

The Group has acquired the below mentioned entities on given dates but for the ease of consolidation such acquisition was considered as a business combination and accounted under common control pooling of interest method. The financial statements of all the subsidiaries were retrospectively consolidated, as if such transaction had occurred on 01 April 2015.

Subsidiaries	Date of Acquisition	Purchase Consideration	Share Capital / Net Assets	Other Reserve	Merger Reserve
Main Street 741 Pty Limited	12-Dec-14	15.50	0.00	0	15.50
Aegis Outsourcing UK Ltd	31-Dec-14	8.80	9.84	0	(1.04)
Aegis BPO Malaysia Sdn Bhd	31-Dec-14	10.21	4.71	(4.94)	10.44
Aegis BPO Services Australia Holding Pty Ltd	31-Mar-15	17.70	32.14	0	(14.44)
Aegis America Inc.	5-Jul-16	0.00	0.15	0	(0.15)
Aegis Services Lanka Pvt Limited.	31-Mar-17	1.23	0.60	0	0.63
Aegis Netherlands II BV	31-Mar-17	14.66	0.03	0	14.63
Aegis Argentina S.A	31-Mar-17	7.94	4.22	0	3.72
Aegis Peru S.A.C	31-Mar-17	1.25	1.28	0	(0.03)
Aegis Customer Supports Services Pvt Ltd	1-Sep-17	44.83	13.97		30.86
		122.11	66.94	(4.94)	60.12

33.	Interest in associate

Set out below are the associates of the group which, in the opinion of the managements, are material to the group. The entities listed below have share capital consisting solely of ordinary shares, which are held directly by the group. The country of incorporation or registration is also their principal place of business. The group's share of profit / loss of associate, is accounted under the “Equity method” as per which the share of profit of associate has been added to the cost of investment.

	The carrying value of the associates of the group as at 31 March 2017 are as follow:

	Name of entity	Country of incorporation	% of ownership interest		Carrying amount
			2016	2015	2017	2016	2015
	a) Contact Centre Company	Saudi Arabia	51.00%	49.99%	0	17.53	9.38
	b) Immaterial associates				1.28	0.44	0.10
	Carrying amount of interest in associates				1.28	17.97	9.48

	Total Aggregate amounts of the group’s share of profit				2.35	8.18	6.87

a)	Contact Centre Company (CCC)
	Summarised financial information that has material non-controlling interests is set out below. The summarised financial information below represent amount before intragroup eliminations.
	Summarised financial position					2016	2015
						$ in million	$ in million
	Current Assets					51.19	46.62
	Non-current Assets					0.67	0.72
	Current and non-current liabilities					(32.30)	(37.97)
	Net assets					19.56	9.37

	Reconciliation to carrying amounts					2016	2015
						$ in million	$ in million
	Opening net assets					18.75	4.47
	Profit for the period					16.08	14.28
	Other comprehensive income					0	0
	Closing net assets					34.83	18.75

	Group’s share in % #					50.33%	49.99%
	Group’s share					17.53	9.38
	Carrying amount					17.53	9.38

	Summarised statement of comprehensive income					31 March 17	31 March 16

F - 2 - 38

			$ in million	$ in million
	Revenue		20.48	121.80
	Expenses		(18.18)	(105.72)
	Profit for the year		2.30	16.08
	Other comprehensive income for the year		0	0
	Total comprehensive income for the year		2.30	16.08
	Aggregate amounts of the group’s share of profit		1.17	8.14

# On 18 November 2015 the Group has acquired additional 4,501 shares at par value of SAR 10 each from Saudi Telecom Company (“STC”). The amount has been paid and necessary permission has been obtained from the relevant authorities of the Kingdom of Saudi Arabia, including the Ministry of Commerce and Industry, the Saudi Arabia General Investment Authority and the Notary Public. Accordingly shares has been transferred from STC to Essar Services Mauritius. As a result the Company’s holding in CCC had been increased to 51%. Subsequently, w.e.f. 02 June 2016 the group has obtained the majority in the board. As a result the Group has acquired controlling interest over CCC from said date (Refer note 31).

b)	Individually immaterial associates

In addition to the interests in associates disclosed above, the group has 33.33% interest in Queensland Partnership Group Pty. Ltd., 16.67% interest in Services Queensland Partnership in Australia and 16.67% interest in Northern Australia Services Pty Ltd - NAS (v) in Australia. The group's share of profit/loss of associate, is accounted under the “Equity method” as per which the share of profit of associate has been added to the cost of investment.

	At March 31,	31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Aggregate carrying amount of individually immaterial associates	1.28	0.44	0.10
	Aggregate amounts of the group’s share of:
	Profit from continuing operations	1.18	0.04	0.40
	Other comprehensive income for the year	0	0	0
	Total comprehensive income for the year	1.18	0.04	0.40

F - 2 - 39

34.	Fair value measurement of financial instruments

a)	Set out below, is a comparison by class of the carrying amounts and fair value of the Group’s financial instruments:

		Carrying value			Fair value
		31 March 17	31 March 16	01 April 15	31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million	$ in million	$ in million	$ in million
	Financial assets
	Trade receivables	64.50	47.54	46.49	64.50	47.54	46.49
	Cash and cash equivalent	15.78	11.40	9.78	15.78	11.40	9.78
	Bank balances other than above	3.73	4.33	3.75	3.73	4.33	3.75
	Unbilled revenue	40.72	16.81	19.96	40.72	16.81	19.96
	Loans	3.72	379.04	385.19	3.72	379.04	385.19
	Other financial assets	2.82	3.93	1.76	2.82	3.93	1.76
	Total	131.27	463.04	466.93	131.27	463.04	466.93
	Financial liabilities
	Borrowings	94.40	49.19	35.82	94.40	49.19	35.82
	Trade payables	17.82	16.26	27.55	17.82	16.26	27.55
	Other financial liabilities	109.71	468.61	484.17	109.71	468.61	484.17
	Total	221.93	534.06	547.54	221.93	534.06	547.54

Carrying amounts of cash and cash equivalents, trade receivables, unbilled revenues, loans and trade and other payables as at 31 March 2017, 31 March 2016 and 01 April 2015 approximately equal to the fair value because of their short-term nature.

b)
Financial assets and financial liabilities measured at fair value in the balance sheet are grouped into three Levels of a fair value hierarchy. The three Levels are defined based in the observability of significant inputs to the measurement, as follows:

	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities
	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly
	Level 3: unobservable inputs for the asset or liability
	The following table shows the Levels within the hierarchy of financial assets and liabilities measured at fair value on a recurring basis at 31 March 2017, 31 March 2016 and 01 April 2015:

	31 March 2017			Level 1	Level 2	Level 3	Total
				$ in million	$ in million	$ in million	$ in million
				0	0	0	0
				0	0	0	0

	31 March 2016			Level 1	Level 2	Level 3	Total
				$ in million	$ in million	$ in million	$ in million
				0	0	0	0
				0	0	0	0

	01 April 2015			Level 1	Level 2	Level 3	Total
				$ in million	$ in million	$ in million	$ in million
				0	0	0	0
				0	0	0	0

35.	Financial risk management objectives and policies

Financial risk factors

The Group activities expose it to a variety of financial risks : market risk, credit risk and liquidity risk. The Group's focus is to foresee the unpredictability of financial markets and seek to minimize potential adverse effects on its financial performance.

a)	Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises two types of risk - interest rate risk and foreign currency risk.

Interest rate risk

F - 2 - 40

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s debt obligations with floating interest rates.

The Group manages its interest rate risk by either having a portfolio of fixed and variable rate loans and borrowings or/ and entering into interest-rate swaps, as assessed by the management based on risk management.

# On 26 March 2017, the Company has issued cumulative redeemable preference shares of $ 60.5 million which carries a coupon rate of 6.75% per annum and redeemable within 5 years which approximately equal to the fair value as on 31 March 2017. Other fixed rate borrowings are current in nature and their carrying values approximately equal to the fair value as on 31 March 2017, 31 March 2016 and 01 April 2015.

	Borrowings:
					31 March 17	31 March 16	01 April 15
					$ in million	$ in million	$ in million
	Fixed rate borrowing #				99.39	46.39	31.74
	Floating rate borrowing				7.37	6.63	10.95
					106.76	53.02	42.69

	Profit/(loss) is sensitive to higher/lower interest expense from borrowings as a result of changes in interest rates (holding all other variables constant) as shown below:

				Increase/decrease in percentage		Effect on PBT Increase/(Decrease)
						31 March 17	31 March 17
						$ in million	$ in million

	Impact on PBT			1%	-1%	0.07	(0.07)

	The Group does not designate any instruments as effective hedge and thus has no impact on equity arising from a change in interest rate arising from its financial instruments.

	Foreign currency risk

Foreign currency risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate because of change in foreign exchange rate. The Group evaluates exchange rate exposure arising from foreign currency transactions.

The Group has significant investments and operations in India, Malaysia, Argentina, Kingdom of Saudi Arabia, South Africa and Australia. Accordingly, its financial state of affairs can be affected significantly by movements in the INR/USD exchange rates.

The Group’s exposure to foreign currency arises where a group company holds financial assets and liabilities denominated in a currency different from the functional currency of that entity (i.e. the other currency) with US dollar. Set out below is the impact of a 10% movement in the US dollar on profit arising as a result of the revaluation of the Group’s foreign currency financial assets and liabilities, with all other variables held constant. The Group’s exposure to foreign currency changes for all other currencies is not material.

							$ in million

	As at March 31,	2017		2016		2015
		Financial assets	Financial liabilities	Financial assets	Financial liabilities	Financial assets	Financial liabilities
		$ in million	$ in million	$ in million	$ in million	$ in million	$ in million
	United States Dollar (USD)	7.98	17.89	414.94	38.51	397.66	25.32

	Profit/(loss) is sensitive to changes in exchange rates (holding all other variables constant) arising mainly from foreign currency denominated financial instruments as shown below:
					As at 31 March 2017	As at 31 March 2016	As at 01 April 2015
	Effect of
	10% increase in USD				(0.99)	37.64	37.23

	The impact of a 10% weakening of the US Dollar on PBT will be the same as disclosed above except that decrease would be converted to increase.
	The Group does not designate any instruments as effective hedge and thus has no impact on equity arising from a change in exchange rate arising from its financial instruments.
	The above sensitivity analysis is not representative of the inherent foreign exchange risk as the year-end exposure does not reflect the exposure during the year.

b)	Credit risk analysis

F - 2 - 41

Credit risk is the risk that a counterparty fails to discharge an obligation to the Group. The Group is exposed to this risk for various financial instruments, for example by granting loans and receivables to customers, security deposits etc. the Group maximum exposure to credit risk is limited to the carrying amount of financial assets recognised at 31 March, as summarised below:

		31 March 17	31 March 16	01 April 15
		$ in million	$ in million	$ in million
	Classes of financial assets-carrying amounts:
	Trade receivables	64.50	47.54	46.49
	Cash and cash equivalent	15.78	11.40	9.78
	Bank balances other than above	3.73	4.33	3.75
	Unbilled revenue	40.72	16.81	19.96
	Loans	3.72	379.04	385.19
	Other financial assets	2.82	3.93	1.76
		131.27	463.04	466.93

The Group continuously monitors defaults of customers and other counterparties and incorporates this information into its credit risk controls. The Group’s policy is to deal only with creditworthy counterparties.

The provision matrix takes into account available external and internal credit risk factors which includes but not limited to financial conditions, ageing of trade receivables and the Group's historical experience for customers.

	The movement of the provision for doubtful debt is as below:
			31 March 17	31 March 16
			$ in million	$ in million
	Balance at the beginning		1.62	0.90
	Impairment loss recognised/(reversed)		(0.82)	0.72
	Balance at the end		0.80	1.62

	The credit risk for cash and cash equivalents and bank balances are considered negligible, since the counterparties are reputable banks with high quality external credit ratings.

	Financial assets that are past due but not impaired

There is no other class of financial assets that is past due but not impaired, except for trade receivables, which forms part of the class “Loans and receivables.” The Company’s credit period generally ranges from 30-60 days. The age-wise break up of trade receivables, net of allowances that are past due beyond credit period, are as follows:

			31 March 17	31 March 16
			$ in million	$ in million
	Due 0-90 days		60.46	43.63
	Due 91-180 days		1.16	2.04
	Due 181-360 days		1.62	1.43
	Due over 365 days		2.06	2.06
	Total		65.30	49.16
	Less : Allowances for doubtful account receivables		(0.80)	(1.62)
	Trade receivables, net of allowances for doubtful accounts receivable (Refer note 9)		64.50	47.54

	The following table gives details in respect of percentage of revenues generated from top customer and top five customers -
			31 March 17	31 March 16
	Revenue from top customer		33%	8%
	Revenue from top five customers		51%	30%

c)	Liquidity risk analysis

Liquidity risk is that the Group might be unable to meet its obligations. The Group manages its liquidity needs by monitoring scheduled debt servicing payments for long-term financial liabilities as well as forecast cash inflows and outflows due in day-to-day business. The data used for analysing these cash flows is consistent with that used in the contractual maturity analysis below. Liquidity needs are monitored in various time bands, on a day-to-day and week-to-week basis, as well as on the basis of a rolling 30-day projection. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly. Net cash requirements are compared to available borrowing facilities in order to determine headroom or any shortfalls. This analysis shows that available borrowing facilities are expected to be sufficient over the lookout period.

The Group’s objective is to maintain cash and marketable securities to meet its liquidity requirements for 30-day periods at a minimum. This objective was met for the reporting periods. Funding for long-term liquidity needs is additionally secured by an adequate amount of committed credit facilities and the ability to sell long-term financial assets.

F - 2 - 42

The Group considers expected cash flows from financial assets in assessing and managing liquidity risk, in particular its cash resources and trade receivables. The group’s existing cash resources and trade receivables significantly exceed the current cash outflow requirements. Cash flows from trade and other receivables are all contractually due within six months.

	The table below summarises the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments:

	As at 31 March 2017
		<1yr	1-5 yrs.	>5 yrs.	Total
		$ in million	$ in million	$ in million	$ in million
	Borrowings	33.32	61.08	0	94.40
	Trade payables	17.82	0	0	17.82
	Other financial liabilities	109.71	0	0	109.71
		160.85	61.08	0	221.93

	As at 31 March 2016
		<1yr	1-5 yrs.	>5 yrs.	Total
		$ in million	$ in million	$ in million	$ in million
	Borrowings	39.06	10.13	0	49.19
	Trade payables	16.26	0	0	16.26
	Other financial liabilities	468.61	0	0	468.61
		523.93	10.13	0	534.06

	As at 01 April 2015
		<1yr	1-5 yrs.	>5 yrs.	Total
		$ in million	$ in million	$ in million	$ in million
	Borrowings	24.01	11.81	0	35.82
	Trade payables	27.55	0	0	27.55
	Other financial liabilities	484.17	0	0	484.17
		535.73	11.81	0	547.54

36.	Capital management

The Group’s objectives while managing capital are to safeguard its ability to continue as a going concern and to provide adequate returns for its shareholders and benefits for other stakeholders. The Group's policy is generally to maximize (optimise) borrowings at an operating Company level, on a non-recourse basis, within an acceptable level of debt. Equity funding for existing operations or new acquisitions is raised centrally, first from excess cash and then from new borrowings while retaining on an acceptable level of debt for the consolidated Group. The Group's policy is to borrow using a mixture of long-term and short-term debts from both local and international financial markets as well as multi-lateral organisations together with cash generated to meet anticipated funding requirements.

The Group monitors capital using a gearing ratio, which is net debt divided by total Capital plus net debt. The Group includes within net debt, interest bearing loans and borrowings less cash and cash equivalents and short-term deposits.

	Capital includes equity attributable to the equity holders of the parent.

			31 March 17	31 March 16	01 April 15
			$ in million	$ in million	$ in million
	Interest-bearing loans and borrowings		106.76	53.02	42.69
	Trade payables		17.82	16.26	27.55
	Less: Cash and bank deposits		(19.51)	(15.73)	(13.53)
	Net debt		105.07	53.55	56.71

	Equity		9.68	7.96	9.11
	Total Capital (Equity and Debt)		114.75	61.51	65.82
	As percentage of total capital		91.6%	87.0%	86.2%

In order to achieve this overall objective, the Group’s capital management, amongst other things, aims to ensure that it meets financial covenants attached to the interest-bearing loans and borrowings that define capital structure requirements. Breaches in meeting the financial covenants would permit the bank to immediately call loans and borrowings. There have been no breaches in the financial covenants of any interest-bearing loans and borrowing in the current period.

	No changes were made in the objectives, policies or processes for managing capital during the years ended 31 March 2017, 31 March 2016 and as at 01 April 2015.

F - 2 - 43

37.	First-time adoption

Transition to IFRS

Basis of transition

The Company’s financial statements for the year ended 31 March 2017 are the first annual financial statements prepared in compliance with IFRS. The adoption of IFRS was carried out in accordance with IFRS 1, using 01 April 2015 as the transition date. The Group has not previously prepared or reported any consolidated financial statements in accordance with any other generally accepted accounting principles (“GAAP”). On adoption of IFRS, there is no material impact on the consolidated financial position and income statement. IFRS 1 requires that all IFRS standards that are effective for the first IFRS financial statements for the year ended 31 March 2017, be applied consistently and retrospectively for all fiscal years presented.

In preparing these financial statements, the Company has availed itself of certain exemptions and exceptions in accordance with IFRS 1 as explained below:

The Group has evaluated all exemptions and exceptions offered by IFRS 1, from the perspective of the Group, to be applied on its transition date. This evaluation is based on IFRSs applicable as at 31 March 2017. Depending upon the future amendments or introductions of new IFRSs or amendments in IFRS 1, the Group may have to revisit its current evaluation or also otherwise on an ongoing basis.

Exemptions availed on first time adoption of IFRS 1
The Group has elected to apply the following exemptions from application of IFRS for the preparation of its Consolidated financial statements:-

Optional Exemptions from retrospective application availed:

a)
Business combination – The Group has applied the exemption as provided in IFRS 1 on non application of IFRS 3, “Business Combinations” to business combinations consummated prior to the date of transition (01 April 2015). Accordingly, the group has not restated any of the past business combinations. Pursuant to this exemption, goodwill arising from business combination has been stated at the carrying amount. IFRS 3 will be applied prospectively to business combinations occurring after its transition date.

b)
Property, plant and equipment – Items of property, plant and equipment (land, buildings, leasehold improvements, vehicles, office equipment and furniture & fixtures) have been measured at fair value at the date of transition to IFRS. The fair values were determined to be comparable to the net book value at the date of preparation of consolidated financial statements (01 April 2015). Management deems these fair value estimates to be reasonable.

c)
Cumulative translation adjustments - IFRS 1 provides an optional exemption to deem all the foreign currency translation differences that arose prior to the transition date to be nil. Accordingly, the Group has deemed all the cumulative foreign currency translation differences to be zero as at the transition date i.e. 01 April 2015.

d)
Investment in Associates - The Group has opted to continue with the carrying values of Investment in Associates and use that carrying value as the deemed cost for Investment in Associates on the date of transition to IFRS.

Mandatory exceptions from retrospective application

a)
Estimates - On assessment of the estimates made under the financial statements, the Group has concluded that there is no necessity to revise the estimates under IFRS, as there is no objective evidence of an error in those estimates. However, estimates that were required under IFRS but not required are made by the Group for the relevant reporting dates reflecting conditions existing as at that date.

b)
Classification and measurement of financial assets - IFRS 1 requires an entity to assess classification and measurement of financial assets on the basis of the facts and circumstances that exist at the date of transition to IFRS.

c)
Derecognition of financial assets and liabilities - The Group has opted to apply the exemption available under IFRS 1 to apply the derecognition criteria of IAS 39 prospectively for the transactions occurring on or after the date of transition to IFRS.

F - 2 - 44

38.	Government Grant

a) During the year ended 31 March 2017 Aegis Argentina SA has received a monthly subsidy of 25% (twenty five per cent) of monthly gross salaries to pay each of its business processes and/or telemarketing agents, either with a remunerative or non-remunerative character, ratified by the Labour Department for a period of four years from the Congress of the Province of Tucuman. Aegis Argentina SA has received grant income amounting to $ 0.40 (31 March 2016 : $ 0.72 and 01 April 2015 : $ 0.43). The management considers this grant incidental to the operations of the Group and accordingly the same has been netted off against the salary expense.

b) During the year ended 31 March 2017 Contact Center Company has claimed $ 4.27 from Human Resource Development Fund (HRDF). The objective of this grant is to support the Organization with the eligibility based funding for hiring high school/ graduates who are Saudi nationals to increase Saudization. The management considers this grant incidental to the operations of the Group and accordingly the same has been netted off against the salary expense.

c) During the year ended 31 March 2017 Aegis Outsourcing South Africa (Pty) Ltd. has claimed $ 0.33 (31 March 2016: $ 0.31 and 01 April 2015: $ 0.35) from Minister of Trade and Industry of South Africa. The objective of the incentive is to create youth employment in South Africa through servicing offshore activities by contributing to the country's export revenue. The management considers this grant incidental to the operations of the Group and accordingly the same has been netted off against the related expense.

39.	Subsequent events

As on 01 April 2017 AGC Holdings Limited (Holding Company) has entered into the share purchase agreement (SPA) in connection with the sale of ESM Holdings Limited (Fellow subsidiary) and its subsidiaries to CSP Alpha Holdings Pte. Ltd. (a Capital Square Partner’ venture). This transaction was completed as on 22 November 2017 after obtaining all the regulatory and other approvals including customary closing condition as agreed in the SPA.

On 15 March 2018 Aegis has entered into a definitive transaction agreement with STARTEK, a leading provider of business process outsourcing services with significant operations in the United States, Philippines, Honduras and Jamaica, and a listed company on the New York Stock Exchange (NYSE). Post - transaction, Capital Square Partner (CSP) is expected to own approximately 55% of the combined company.

On 12 April 2018, The Board of Directors of one of the group’s subsidiary, Aegis Outsourcing (UK) Limited announced its intention to implement a cost reduction programme and to take measures to reduce costs. Therefore, planned shut down the operations including the possibility of a pre-closure or surrender of lease and end certain expenses. Aegis Outsourcing (UK) Limited is still evaluating the impact of closure cost related to shut down the operations. Further Board of directors are authorized to take steps and execute necessary documents in connection with the shutdown of the operations.

40.	Authorisation of financial statements
These consolidated financial statements for the period from 20 September 2017 to 31 March 2017 were approved by the Board of Directors and authorised for issued on 04 May 2018.

For and on behalf of the Board of Directors of
ESM HOLDINGS LIMITED

		/s/ Sanjay Chakrabarty	/s/ Bharat Rao

		Sanjay Chakrabarty	Bharat Rao
		Director	Director

		/s/ Satyadeo Bissessur	/s/ Uveesheksingh Purmah

		Satyadeo Bissessur	Uveesheksingh Purmah
		Director	Director

F - 2 - 45

Unaudited Consolidated Statement of Financial Position as at 31 December 2017
(Amounts expressed in US$ millions, except share and per share data)
		Unaudited	Audited*
		Successor	Predecessor
	Notes	31 December 17	31 March 17
		$ in million	$ in million
Assets
Non-current assets
Property, plant and equipment	4	26.56	26.56
Capital work in progress	4	0.27	1.45
Goodwill	5a	155.20	58.37
Intangible assets	5b	112.02	36.56
Equity-accounted investees	33	0.87	1.28
Financial assets
Security deposits	6a	3.11	3.66
Advance income tax (net)	7a	1.08	0.26
Deferred tax assets (net)	7b	4.45	2.86
Other non-current assets	8a	1.27	1.49
Total non-current assets		304.83	132.49

Current assets
Financial assets
Trade receivables	9	68.50	64.50
Cash and cash equivalent	10a	18.15	15.78
Bank balances other than above	10b	3.45	3.73
Unbilled revenue	11	55.01	40.72
Loans	6b	0	0.06
Other financial assets	6c	5.48	2.82
Other current assets	8b	14.37	12.69
Total current assets		164.96	140.30
Total assets		469.79	272.79

Equity and liabilities
Equity
Share capital		153.91	—
Other equity
Retained earnings		(0.68)	7.77
Other reserves		(0.62)	(43.6)
Equity attributable to owners		152.61	(35.83)
Non controlling interest	31c	46.62	45.51
Total equity		199.23	9.68

Non-current liabilities
Financial liabilities
Borrowings	12a	129.94	61.08
Provisions	14a	10.09	9.53
Deferred tax liabilities (net)	7b	9.63	0.78

F - 2 - 46

Total non-current liabilities		149.66	71.39

Current liabilities
Financial liabilities
Borrowings	12b	16.38	33.32
Trade payables	16	19.19	17.82
Other financial liabilities	13	43.94	109.71
Other current liabilities	15	28.97	19.44
Provisions	14b	11.29	9.62
Current tax liabilities (net)	7j	1.13	1.81
Total current liabilities		120.90	191.72
Total liabilities		270.56	263.11
Total equity and liabilities		469.79	272.79

* Financials for fiscal year ended 31 March 2017 are derived from the audited financial statements.
Notes 1 to 39 annexed hereto form an integral part of these consolidated financial statements.

Unaudited Consolidated Income Statement for the nine months period ended 31 December 2017
(Amounts expressed in US$ millions, except share and per share data)
		Unaudited	Unaudited	Unaudited
		Successor	Predecessor	Predecessor
	Notes	22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
Revenue from operations	17	57.57	306.92	302.72
Cost of services	18	(49.59)	(262.79)	(258.45)
Gross profit		7.98	44.13	44.27

General and administration expenses	19	(6.47)	(23.97)	(22.14)
Selling and distribution expenses	20	(0.77)	(7.45)	(7.29)
Operating profit		0.74	12.71	14.84

Exchange gain/(loss), net		2.35	(0.66)	(0.42)
Other income	21	0.15	0.47	26.80
Finance costs	22	(1.84)	(5.03)	(5.84)
Share of profit of equity-accounted investees, net of tax		0.00	1.01	1.95
Profit before tax		1.40	8.50	37.33
Tax expenses
Current tax	7d	1.06	3.15	2.47
Deferred tax	7d	0.01	(0.07)	6.12
Total tax expense		1.07	3.08	8.59
Profit for the year		0.33	5.42	28.74

Profit attributable to:
Owners of the parent		(0.68)	2.71	24.03
Non controlling interest		1.01	2.71	4.71
		0.33	5.42	28.74

Earnings per equity share (nominal value of shares of $ 1 each):
Basic and diluted earnings per ordinary share ($)	24	(6,790)	27,070	240,312

Notes 1 to 39 annexed hereto form an integral part of these consolidated financial statements.

F - 2 - 47

Unaudited Consolidated Statement of Comprehensive Income for the nine months period ended 31 December 2017
(Amounts expressed in US$ millions, except share and per share data)
		Unaudited	Unaudited	Unaudited
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
Profit for the period		0.33	5.42	28.74

Other comprehensive income
Items that will not to be reclassified to profit or loss in subsequent periods
Remeasurement of the defined benefit plans		(0.25)	(1.45)	(1.31)
Tax on above	7e	0.01	0.06	0.02

Items that will be reclassified to profit or loss in subsequent periods
Exchange difference arising on translation of foreign operations		(0.49)	(0.17)	(0.73)
Other comprehensive (loss)/income for the year, net of tax		(0.73)	(1.56)	(2.02)

Total comprehensive (loss)/income for the year		(0.40)	3.86	26.72

Total comprehensive income attributable to:
Owners of the parent		(1.30)	1.77	22.62
Non controlling interest		0.90	2.09	4.10
		(0.40)	3.86	26.72

Notes 1 to 39 annexed hereto form an integral part of these consolidated financial statements.

F - 2 - 48

Unaudited Consolidated Statement of Changes in Equity for the nine months period ended 31 December 2017
(Amounts expressed in US$ millions, except share and per share data)
											$ in million
	Attributable to equity holders of parent									Non controlling interest	Total equity
	Share capital
							Other items of OCI
	Issued capital	Merger reserves	Securities premium account	Statutory reserve	General reserve	Retained Earnings	Foreign currency translation reserve	Remeasurement of defined benefit plans	Total
Predecessor
Balance at 01 April 2016	0.00	(60.12)	63.75	0.09	(0.31)	3.79	0.83	0.02	8.05	(0.09)	7.96
Additional acquisition of subsidiary shares	0	0	0	0	0	0	0	0	0	42.80	42.80
Profit for the period	0	0	0	0	0	24.03	0	0	24.03	4.71	28.74
Dividend paid	0	0	0	0	0	(3.40)	0	0	(3.4)	(3.27)	(6.67)
Appropriation to other reserves	0	0	0	0	0.49	(0.49)	0	0	0	0	0
Addition/(reduction) during the period	0	0	0	0	0	0	0	0	0	0	0
Other comprehensive loss for the period	0	0	0	0	0	0	(0.73)	(0.68)	(1.41)	(0.61)	(2.02)
Balance at 31 December 2016	0.00	(60.12)	63.75	0.09	0.18	23.93	0.10	(0.66)	27.27	43.54	70.81
Profit for the period	0	0	0	0	0	5.68	0	0	5.68	1.94	7.62
Dividend paid	0	0	0	0	0	(21.47)	0	0	(21.47)	0	(21.47)
Reduction of share premium	0	0	(44.55)	0	0	0	0	0	(44.55)	0	(44.55)
Appropriation to other reserves	0	0	0	0.03	(0.01)	(0.02)	0	0	0	0	0
Addition/(reduction) during the period	0	0	0	0	0	0	0	0	0	0	0
Buyback of shares	0	0	0	0	0	(0.35)	0	0	(0.35)	0.11	(0.24)
Other comprehensive loss for the period	0	0	0	0	0	0	(2.30)	(0.11)	(2.41)	(0.08)	(2.49)
Balance at 31 March 2017	0.00	(60.12)	19.20	0.12	0.17	7.77	(2.20)	(0.77)	(35.83)	45.51	9.68
Additional acquisition of subsidiary shares	0	0	0	0	0	0	0	0	0	0	0
Profit for the period	0	0	0	0	0	2.71	0	0	2.71	2.71	5.42
Dividend paid	0	0	0	0	0	(4.46)	0	0	(4.46)	(4.29)	(8.75)
Appropriation to other reserves	0	0	0	0.03	0.74	(0.77)	0	0	0	0	0
Addition/(reduction) during the period	0	(1.66)	0	0	0	0	0	0	(1.66)	0	(1.66)
Other comprehensive loss for the period	0	0	0	0	0	0	(0.17)	(0.77)	(0.94)	(0.62)	(1.56)
Balance at 21 November 2017	0.00	(61.78)	19.20	0.15	0.91	5.25	(2.37)	(1.54)	(40.18)	43.31	3.13
Successor
Balance at 22 November 2017	0	0	0	0	0	0	0	0	0	0	0
Issuance of common stock	153.91	0	0	0	0	0	0	0	153.91	0	153.91
Profit for the period	0	0	0	0	0	(0.68)			(0.68)	1.01	0.33
Addition/(reduction) during the period	0	0	0	0	0	0	0	0	0	45.72	45.72
Other comprehensive loss for the period	0	0	0	0	0	0	(0.49)	(0.13)	(0.62)	(0.11)	(0.73)
Balance at 31 December 2017	153.91	0	0	0	0	(0.68)	(0.49)	(0.13)	152.61	46.62	199.23

Notes 1 to 39 annexed hereto form an integral part of these consolidated financial statements.

F - 2 - 49

1) Foreign currency translation reserve arises as a result of translating the financial statement items of foreign subsidiaries from their functional currency into the presentation currency. On disposal of a foreign entity, the cumulative translation adjustment recognised in other comprehensive income relating to that particular foreign operation is recognised in statement of profit or loss.

2) The number of issued and paid Equity shares are 100 (31 March 2017: 100).

F - 2 - 50

Unaudited Consolidated Cash Flow Statement for the nine months period ended 31 December 2017
(Amounts expressed in US$ millions, except share and per share data)
		Unaudited	Unaudited	Unaudited
		Successor	Predecessor	Predecessor
	Note	22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
Cash flow from operating activities
Profit before tax		1.40	8.50	37.33
Profit before tax		1.40	8.50	37.34

Adjustments to reconcile profit before tax to net cash generated from operating activities
Depreciation and amortisation		2.30	11.46	10.63
Profit on sale of property, plant and equipment		(0.01)	(0.01)	(0.04)
Share of profit of associate		(0.00)	(1.01)	(1.95)
Unrealised exchange gains and losses (net)		(2.35)	0.66	0.42
Finance cost		1.48	3.84	4.74
Interest income		(0.07)	(0.44)	(0.68)
Profit arising on financial assets designated as FVTPL		0	0	(25.91)

Changes in operating assets and liabilities
(Increase)/decrease in trade receivables		(10.07)	7.75	28.48
(Increase)/decrease in other financial assets and other assets		5.06	(22.95)	(25.23)
Increase/(decrease) in trade payables		2.45	(1.09)	(4.36)
Increase/(decrease) in other financial liabilities and other liabilities		(0.73)	20.94	(11.95)
Increase/(decrease) in provisions		(0.98)	3.21	10.03
Cash (used in) / generated from operating activities before taxes		(1.52)	30.86	21.51
Taxes paid		(1.52)	(5.80)	(2.93)
Net cash (used in) / generated from operating activities		(3.04)	25.06	18.58

Cash flow from investing activities
Purchase of property, plant and equipment & intangible assets (including CWIP)		(2.19)	(8.86)	(0.45)
Proceeds from disposal of property, plant and equipment & intangible assets		0.25	0.20	0.04
(Payment)/proceed to margin money deposits		(0.12)	0.40	1.22
Interest received		0.11	0.49	0.66
Payment for acquisition of subsidiaries,net (Refer note 32)		(258.77)	0	0
Proceeds from investments in associates		0	1.45	0
Cash on acquisition (Refer note 32)		—	0	7.46
Net cash (used in) / generated from investing activities		(260.72)	(6.32)	8.93

F - 2 - 51

Cash flow from financing activities
Proceeds from issuance of equity share capital		153.91	0	0
Proceeds from non-current borrowings		140.00	0	0
Repayment of non-current borrowings		(9.68)	(1.82)	(0.36)
(Repayments)/proceeds from current borrowings (net)		8.70	0.48	(5.73)
Dividends paid		0	(8.75)	(6.67)
Interest & other finance cost paid		(11.02)	(3.51)	(4.59)
Net cash generated from (used in) financing activities		281.91	(13.60)	(17.35)

Net increase/(decrease) in cash and cash equivalents		18.15	5.14	10.17
Effect of exchange rate changes on cash and cash equivalents		0	0.31	(0.00)
Cash and cash equivalents at the beginning of the year		0	15.78	11.40
Cash and cash equivalents at the end of the year		18.15	21.23	21.56

Components of cash and cash equivalents
Cash on hand		0.05	0.07	0.33
Balance with banks on current account		18.10	21.16	21.24
Total cash and cash equivalents	10a	18.15	21.23	21.56

Notes 1 to 39 annexed hereto form an integral part of these consolidated financial statements.

Unaudited notes to the Consolidated Financial Statements for the nine months ended 31 December 2017
(Amounts expressed in US$ millions, except share and per share data)

1.	Presentation of consolidated financial statements

Corporate Information

CSP Alpha Midco Pte. Ltd. ("Successor"), is a private limited company limited by shares is incorporated on 20 September 2017 and domiciled in Republic of Singapore for the purposes of the financial services and is primarily engaged in investment holding and trading activities. The registered office of the Company is at 160, Robinson Road, #10-01, Singapore Business Federation Center, Singapore 068914. The ultimate parent company is CSP Alpha Holdings Parent Pte. Ltd. The consolidated financial statements of CSP Alpha Midco Pte. Ltd. were approved and authorised by the board of directors on the date stamped on page no F - 2 - 45.

The principal activities of CSP Alpha Midco Pte. Ltd. ("Company") and its subsidiaries together expressed herein after as “the Group”, are engaged in providing business process outsourcing & business solution to global industry players and IT services.

2.1	Basis of preparation of Consolidated Financial Statement

The consolidated financial statements of "Successor" and "Predecessor" have been prepared in compliance with International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB). For periods prior to the acquisition (Refer note 32), the Group is referred to as the Predecessor. For periods after the acquisition, it is referred to as the Successor. Due to application of different bases of accounting being used to prepare the Predecessor and Successor financial statements and since there is no specific guideline under IFRS for the preparation of consolidated financial statement under black line presentation, therefore the Group has considered guidelines provided by other standard-setting bodies for preparation of consolidated financial statement under black line presentation. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods.

These consolidated financial statements correspond to the classification provisions contained in IAS 1 (revised), "Presentation of Financial Statements".

2.2	Basis of Measurement
These consolidated financial statements have been prepared on a historical cost basis, except for certain financial assets and liabilities that are measured at fair value.

2.3	Basis of consolidation

These consolidated financial statements incorporate the financial statements of the Company and its subsidiaries (taken together as 'the Group') (Refer note 30 for list of subsidiaries). The Group consolidates entities over which it has control. Control exists when the Company has existing rights that give the Company the current ability to direct the activities which affect the entity’s returns; the Company is exposed to or has rights to return which may vary depending on the entity’s performance; and the Company has the ability to use its power to affect its own returns from its involvement with the entity. Subsidiaries are consolidated from the date control commences until the date control ceases.

F - 2 - 52

All intra group balances, transactions, unrealised gains and losses, income and expenses are eliminated in full on consolidation.

Non-controlling interests represent the portion of profit or loss, other comprehensive income and net assets not held by the Group and are presented separately in the consolidated statement of profit and loss and within equity in the consolidated statement of financial position, separately from parent shareholders' equity.

A change in ownership interest of a subsidiary, without a change of control is accounted for as an equity (retained earnings) transaction.

2.4	The Group has not earlier adopted new standards and interpretations which have been published but have not yet become effective.

As of the date of the authorisation of these financials statements, certain new standards, amendments and interpretations to existing standards have been published by the IASB but not yet effective and have not been adopted early by the Group. Information on those expected to be relevant to the Group`s financial statement is provided below.

New accounting pronouncements to be adopted on or after 01 April 2018

The following pronouncements which are potentially relevant to the Group have been issued by the IASB are effective for annual periods beginning on 01 January 2018 and earlier application is permitted; however the Group has not early adopted the new or amended standard in preparing these consolidated financial statements.

In December 2016, the IFRS Interpretations Committee (‘IFRIC’) issued amendments to IFRIC 22 “Foreign Currency Transactions and Advance Consideration” to clarify the exchange rate to use for translation when payments are made or received in advance of the related asset, expense or income (or part of it) in foreign currency.

The exchange rate in this case will be the rate prevalent on the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the entity shall determine a date of the transaction for each payment or receipt of advance consideration.

IFRIC 22 is effective for annual reporting periods beginning on or after January 1, 2018. Earlier application is permitted. The Company is currently evaluating the impact of these amendments on its consolidated financial statements.

In June 2017, the IFRIC issued IFRIC 23 “Uncertainty over Income Tax Treatments” to clarify the accounting for uncertainties in income taxes, by specifically addressing the following:
i) the determination of whether to consider each uncertain tax treatment separately or together with one or more uncertain tax treatments;
ii) the assumptions an entity makes about the examination of tax treatments by taxations authorities;
iii) the determination of taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates where there is an uncertainty regarding the treatment of an item; and
iv) the reassessment of judgements and estimates if facts and circumstances change.

IFRIC 23 is effective for annual reporting periods beginning on or after January 1, 2019. Earlier application is permitted. The Company is currently evaluating the impact of this pronouncement on its consolidated financial statements.

In addition, the Group will adopt the following standards, which have been issued by the IASB:

On 01 April 2018 the Group will adopt IFRS 15 “Revenue from Contracts with Customers” and IFRS 9 “Financial Instruments” which are effective for accounting periods on or after 1 January 2018 and which Group has not early adopted.

On 01 April 2019 the Group will adopt IFRS 16 “Leases”, which Group has not early adopted and is effective for accounting periods beginning on or before 01 January 2019.

IFRS 9 “Financial Instruments”

IFRS 9 will impact the classification and measurement of the Group’s financial instruments and will require certain additional disclosures. The primary changes relate to the assessment of hedging arrangements and provisioning for potential future credit losses on financial assets; the Group is continuing to analyse the impact of these changes which are not currently considered likely to have any major impact on the Group’s current accounting treatment or hedging activities.

IFRS 15 “Revenue from Contracts with Customers”

In May 2014, IFRS 15 was issued which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance.

The core principle of IFRS 15 is that an entity should recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the standard introduces a 5-step approach to revenue recognition:

Step 1: Identify the contract(s) with a customer
Step 2: Identify the performance obligation in contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognise revenue when (or as) the entity satisfies a performance obligation

Under IFRS 15, an entity recognises revenue when (or as) a performance obligation is satisfied, i.e. when ‘control’ of the goods or services underlying the particular performance obligation is transferred to the customer.

IFRS 15 is effective for fiscal years beginning on or after 01 January 2018. When IFRS 15 is adopted, it can be applied either on a fully retrospective basis, requiring the restatement of the comparative periods presented in the financial statements, or with the cumulative retrospective impact of IFRS 15 applied as an adjustment to equity on the date of adoption.

F - 2 - 53

The Company expects to apply this standard retrospectively with the cumulative effect of initially applying this standard recognized at 01 April 2018 (i.e. the date of initial application in accordance with this standard) which will be based on specific terms of active contracts as at 01 April 2018. The transaction impacted by IFRS 15 are low in volume and value, therefore the Group is continuing to assess the impact of these and other accounting changes that will arise under IFRS 15. We have determined not to early adopt IFRS 15, and we are currently assessing the impact of IFRS 15’s adoption.

IFRS 16 “Leases”

The standard is effective for accounting periods beginning on or after 1 January 2019 and will be adopted by the Group on 1 April 2019. IFRS 16 earlier application is permitted; however the Group has not early adopted the new or amended standard in preparing these consolidated financial statements..

IFRS 16 will primarily change lease accounting for lessees; lease agreements will give rise to the recognition of an asset representing the right to use the leased item and a loan obligation for future lease payables. Lease costs will be recognised in the form of depreciation of the right to use asset and interest on the lease liability.

The Group is assessing the impact of the accounting changes that will arise under IFRS 16; however, the following changes to lessee accounting will have a material impact as follows:
Right-of-use assets will be recorded for assets that are leased by the Group; currently no lease assets are included on the Group’s consolidated statement of financial position for operating leases.

Liabilities will be recorded for future lease payments in the Group’s consolidated statement of financial position for the “reasonably certain” period of the lease, which may include future lease periods for which the Group has extension options. Currently liabilities are generally not recorded for future operating lease payments, which are disclosed as commitments.

Lease expenses will be for depreciation of right-of-use assets and interest on lease liabilities; interest will typically be higher in the early stages of a lease and reduce over the term. Currently operating lease rentals are expensed on a straight-line basis over the lease term within operating expenses.

Operating lease cash flows are currently included within operating cash flows in the consolidated statement of cash flows; under IFRS 16 these will be recorded as cash flows from financing activities reflecting the repayment of lease liabilities (borrowings) and related interest.

A high volume of transactions will be impacted by IFRS 16 and material judgements are required in identifying and accounting for leases. Therefore, the Group is continuing to assess the impact of these and other accounting changes that will arise under IFRS 16. We have determined not to early adopt IFRS 16, and we are currently assessing the impact of IFRS 16’s adoption.

When IFRS 16 is adopted, it can be applied either on a fully retrospective basis, requiring the restatement of the comparative periods presented in the financial statements, or with the cumulative retrospective impact of IFRS 16 applied as an adjustment to equity on the date of adoption; when the latter approach is applied it is necessary to disclose the impact of IFRS 16 on each line item in the financial statements in the reporting period. Depending on the adoption method that is utilised, certain practical expedients may be applied on adoption. The Group has not yet determined which adoption method will be adopted or which expedients will be applied on adoption.

3.	Accounting policies and estimates
3.1	Significant accounting policies
3.1.1	Business combinations and Goodwill
Business combinations are accounted for using the acquisition method under the provisions of IFRS 3 (Revised), “Business Combinations”.

The cost of an acquisition is measured at the fair value of the assets transferred, equity instruments issued and liabilities incurred or assumed at the date of acquisition. The cost of the acquisition also includes the fair value of any contingent consideration. Identifiable tangible and intangible assets acquired and liabilities including contingent liabilities assumed in a business combination are measured initially at their fair value on the date of acquisition. Significant estimates are required to be made in determining the value of contingent consideration and intangible assets.

Transaction costs that the Company incurs in connection with a business combination such as finders’ fees, legal fees, due diligence fees, and other professional and consulting fees are expensed as incurred.

Goodwill represents the excess of the cost of an acquisition over the fair value of the Company’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill is carried at cost less accumulated impairment losses. Internally generated goodwill is not recognised.

Where goodwill forms part of a cash-generating unit (CGU) and part of the operation within that unit is disposed of, the goodwill associated with that CGU disposed of is included in the carrying amount of the operation for determining the gain or loss on disposal of the operations. Goodwill disposed of in this circumstance is measured based on the relative values of the operation disposed of and the portion of the cash-generating unit retained.

The change in the ownership interest of a subsidiary (without loss of control) is accounted for as an equity transaction. Therefore, such transactions will no longer give any change to goodwill, nor will it give rise to a gain or loss.

Non-controlling interests are measured initially at fair value on the date of acquisition.

Common Control transactions

Business combinations involving entities that are ultimately controlled by the same parties before and after the business combination are considered as Common control entities and are accounted using the pooling of interest method as follows:
- The assets and liabilities of the combining entities are reflected at their carrying amounts.
- No adjustments are made to reflect the fair values, or recognise new assets or liabilities. Adjustments are made to harmonise accounting policies.
- The financial information in the financial statements in respect of prior periods is restated as if the business combination has occurred from the beginning of the preceding period in the financial statements, irrespective of the actual date of the combination.

The balance of the retained earnings appearing in the financial statements of the transferor is aggregated with the corresponding balance appearing in the financial statements of the transferee. The identity of the reserves are preserved and the reserves of the transferor become the reserves of the transferee.

The difference if any, between the amounts recorded as share capital plus any additional consideration in the form of cash or other assets and the amount of share capital of the transferor is transferred to Merger reserve.

3.1.1A	Associates

An associate is an entity over which the Group has significant influence and which is neither a subsidiary nor a joint operation. Significant influence is the power to participate in financial and operating policy decisions of the investee but is not control or joint control over those policies.

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Investments in associates are accounted for using equity method of accounting.

Under the equity method, the investment in the associate is initially recognised at cost and adjusted thereafter for the post acquisition changes in the Group’s share of net assets of the associate. Goodwill relating to the associate, if any, is included in the carrying amount of the investment and is neither amortised nor individually tested for impairment.

The statement of profit or loss reflects the Group’s share of the results of operations of the associate. When there has been a change recognised directly in the equity of the associate, the Group recognises its share of any changes and discloses this, when applicable, in the statement of changes in equity. Unrealised gains and losses resulting from transactions between the Group and the associate are eliminated to the extent of the interest in the associate.

The Group’s share of profit of an associate is shown on the face of the statement of profit or loss. This is the profit attributable to equity holders of the associate and, therefore, is profit after tax and non-controlling interests in the subsidiaries of the associate.

The financial statements of the associate are prepared for the same reporting period as the Group. When necessary, adjustments are made to bring the accounting policies in line with those of the Group.

After application of the equity method, the Group determines whether it is necessary to recognise an additional impairment loss on its investment in its associate. The Group determines at each reporting date whether there is any objective evidence that the investment in the associate is impaired. If this is the case, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognises the amount in the ‘share of profit of an associate’ in the statement of profit or loss.

3.1.2	Intangible assets (other than goodwill)

Intangible assets are recognized only when it is probable that the expected future economic benefits attributable to the assets will accrue to the Company and the cost can be reliably measured. Intangible assets acquired in a business combination are recorded at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Intangible assets with definite lives are amortized over the estimated useful lives and are reviewed for impairment, if indicators of impairment arise. Residual value and useful life is subject to review at each reporting period. See further discussion on impairment testing under “impairment of non financial assets” below.

Finite lived intangible assets which are subject to amortisation over the estimated useful life of the assets are as mentioned below:

	Description	Expected useful life (years)
	Customer relationships and customer contracts	3-13.5
	Software	3-6
	Brand#	Perpetual

#The Group initial provisional assessment of useful life of Brand is perpetual.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in profit or loss when the asset is derecognized.

3.1.3	Property, plant and equipment (PPE)

PPE are stated at historical cost. Cost includes expenditures directly attributable to the acquisition of the asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Freehold land and property, plant and equipment in the course of construction are carried at cost, less accumulated impairment losses, if any and are not depreciated.

Advances paid towards the acquisition of property and equipment's or the cost of assets not put to use before the balance sheet date or PPE in the course of construction are disclosed as capital work in progress in note 4.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss in the year the asset is derecognised.

The following useful lives are used in the calculation of depreciation:
	Intangible asset	Expected useful life (years)
	Building	20
	Plant and equipment	4-6
	Leasehold improvements	Over the lease term or the asset's useful life, whichever is less (Maximum 10)
Others
	Office equipment	5
	Motor vehicles	4-5
	Furniture and fixtures	7

The estimated useful lives, residual values and depreciation method are reviewed at each year end, and the effect of any changes in such estimates is accounted for on a prospective basis.

Assets acquired under finance leases are capitalized as assets by the Company at an amount equal to the fair value of the leased asset or, if lower, the present value of the minimum lease payments, each determined at the inception of the lease. Assets under finance leases and leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the assets.

F - 2 - 55

The Group assesses property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. If any such indication exists, the Company estimates the recoverable amount of the asset. The recoverable amount of an asset or cash generating unit is the higher of its fair value less cost to sell (“FVLCTS”) and its value-in-use (“VIU”). If the recoverable amount of the asset or the recoverable amount of the cash generating unit to which the asset belongs is less than its carrying amount, the carrying amount is reduced to its recoverable amount. The reduction is treated as an impairment loss and is recognized in the consolidated statement of profit or loss. If at the reporting date there is an indication that a previously assessed impairment loss no longer exists, the recoverable amount is reassessed and the impairment losses previously recognized are reversed such that the asset is recognized at its recoverable amount but not exceeding written down value which would have been reported if the impairment losses had not been recognized initially.

3.1.4	Impairment of non-financial assets

Goodwill is not subject to amortization and tested annually for impairment and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Intangible assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s FVLCTS and VIU. For the purposes of assessing impairment, assets are grouped at the cash generating unit level which is the lowest level for which there are separately identifiable cash flows. Impairment losses recognized in respect of cash generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash generating units (or group of cash generating units) and then, to reduce the carrying amount of the other assets in the cash generating unit (or group of cash generating units) on a pro rata basis. Intangible assets that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

3.1.5	Borrowing costs

Borrowing cost are interest and other costs that an entity incurs in connection with the borrowing of funds. The foreign exchange gains/ losses on borrowings are considered as a natural economic hedge for foreign currency monetary assets which are classified as foreign exchange gains/ losses, net within results from operating activities. Borrowing costs are recognised in the consolidated statement of profit or loss using effective interest method.

3.1.6	Leases

Leases under which the Company assumes substantially all the risks and rewards of ownership are classified as finance leases. When acquired, such assets are capitalized at fair value or present value of the minimum lease payments at the inception of the lease, whichever is lower.

Operating lease payments are recognised as an expense in the statement of profit or loss on a straight line basis over the lease term.

3.1.7	Financial assets

Financial assets are recognised and derecognised on trade date where the purchase or sale of an investment is under a contract whose terms require delivery of the investment within the timeframe established by the market concerned, and are initially measured at fair value, plus transaction costs, except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value.

Financial assets within the scope of IAS 39 are classified as financial assets at fair value through profit or loss (FVTPL), loans and receivables, held-to-maturity investments, available-for-sale financial assets, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Company determines the classification of its financial assets at initial recognition.

All financial assets except for those at fair value through profit or loss are subject to review for impairment at least at each reporting date to identify whether there is any objective evidence that a financial asset or a group of financial assets is impaired. Different criteria to determine impairment are applied for each category of financial assets.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognised on the trade date, i.e., the date that the Company commits to purchase or sell the asset. The Company’s financial assets include cash and cash equivalents, loan and other receivables.

The Group classifies its financial assets into four categories via; at fair value through profit or loss (FVTPL), held to maturity investments, loans and receivables and available-for-sale financial assets. The classification is dependent on the nature and purpose of the financial assets acquired. Management determines the classification of its financial assets at initial recognition.

Financial assets at FVTPL

Financial assets at FVTPL include financial assets held for trading or financial assets designated upon initial recognition as at FVTPL. Financial assets at FVTPL are stated at fair value, with any resultant gain or loss recognised in profit or loss.

Financial assets are classified as held for trading if:

i) they are acquired for the purpose of selling in the near term. It is a part of an identified portfolio of financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

ii) they are derivatives, including separated embedded derivatives that are not designated and effective as hedging instruments.

Derivatives embedded in host contracts are accounted for as separate derivatives and recorded at fair value if their economic characteristics and risks are not closely related to those of the host contracts and the host contracts are not held for trading or designated at fair value though profit or loss. These embedded derivatives are measured at fair value with changes in fair value recognised in the statement of profit or loss. Reassessment only occurs if there is a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required.

Held-to-maturity investments

Non-derivative financial instruments with fixed or determinable payments and fixed maturities are classified as held-to-maturity when the Group has the positive intention and ability to hold to maturity. After initial measurement held-to-maturity investments are measured at amortised cost using the effective interest method less any impairment. Gains and losses are recognised in profit or loss when the investments are derecognised or impaired.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement loans and receivables are measured at amortised cost using the effective interest method less any allowance for impairment. Interest income is recognised by applying effective interest rate, except for short term receivables when the recognition of interest would be immaterial. Gains and losses are recognised in profit or loss when the loans and receivables are derecognised or impaired, as well as through the amortisation process.

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After initial recognition, these are measured at amortised cost using the effective interest method, less provision for impairment. Discounting is omitted where the effect of discounting is immaterial. The Company's cash and cash equivalents, loans and most of its receivables fall into this category of financial instruments.

Available-for-sale (AFS) investments

Available-for-sale financial assets are non-derivative financial assets that are either designated in this category or are not classified in any of the other categories. Available-for-sale financial assets are recognized initially at fair value plus transaction costs.

Subsequent to initial recognition, these are measured at fair value and changes therein, other than impaired losses, are recognised directly in other comprehensive income. When an investment is derecognised, the cumulative gain or loss in other comprehensive income is transferred to the consolidated statement of profit or loss. These are presented as current assets unless management intends to dispose of the assets after 12 months from the balance sheet date.

Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the financial asset have been impacted. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and when observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortised cost

For financial assets carried at amortised cost, the Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the Group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset’s original effective interest rate. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current EIR.

The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the statement of profit or loss. Interest income continues to be accrued on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recorded as part of finance income in the statement of profit or loss. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the Group. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the previously recognised impairment loss is increased or reduced by adjusting the allowance account. If a future write-off is later recovered, the recovery is credited to finance costs in the statement of profit or loss.

Available-for-sale investments
For available-for-sale financial investments, the Group assesses at each reporting date whether there is objective evidence that an investment or a group of investments is impaired.

In the case of equity investments classified as available-for-sale, objective evidence would include a significant or prolonged decline in the fair value of the investment below its cost. Significant or prolonged decline in the fair value of the security below its cost and the disappearance of an active trading market for the security are objective evidence that the security is impaired. An impairment loss in respect of an available-for-sale financial asset is calculated by reference to its fair value. The cumulative loss that was recognised in the equity is transferred to the consolidated statement of profit or loss upon impairment.

In the case of debt instruments classified as available-for-sale, impairment is assessed based on the same criteria as financial assets carried at amortised cost. However, the amount recorded for impairment is the cumulative loss measured as the difference between the amortised cost and the current fair value, less any impairment loss on that investment previously recognised in the statement of profit or loss.

Derecognition of financial assets
A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is derecognised when:
The rights to receive cash flows from the asset have expired.

The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Company has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, and has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the asset is recognised to the extent of the Company’s continuing involvement in the asset. In that case, the Company also recognises an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Company has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Company could be required to repay.

3.1.8	Financial liabilities
Initial recognition

Financial liabilities within the scope of IAS 39 are classified as financial liabilities at fair value through profit or loss, loans and borrowings, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. The Group determines the classification of its financial liabilities at initial recognition.

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Financial liabilities are measured subsequently at amortised cost using the effective interest method except for derivatives and financial liabilities designated at FVTPL, which are carried subsequently at fair value with gains or losses recognised in profit or loss. All interest charge on financial liabilities is recognised in the statement of profit or loss and other comprehensive income.

Subsequent measurement
The measurement of financial liabilities depends on their classification as follows:

Financial liabilities at fair value through profit or loss includes financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. This category includes derivative financial instruments entered into by the Group that do not meet the hedge accounting criteria as defined in IAS 39.

Gains or losses on liabilities held for trading are recognised in the statement of profit or loss.

Loans and borrowings
After initial recognition, interest bearing loans and borrowings are subsequently measured at amortised cost using the effective interest rate method.
Gains and losses are recognised in the statement of profit or loss when the liabilities are derecognised as well as through the amortisation process.

Derecognition of financial liabilities
A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in the statement of profit or loss.

3.1.9	Fair value measurements

The fair value of financial instruments that are actively traded in organised financial markets is determined by reference to quoted market bid prices at the close of business on the balance sheet date. For financial instruments where there is no active market, fair value is determined using valuation techniques. Such techniques include using recent arm’s length market transactions; reference to the current market value of another instrument which is substantially the same; quotes from market participants; discounted cash flow analysis or other valuation models.

3.1.10	Offsetting of financial instruments

Financial assets and financial liabilities are offset against each other and the net amount reported in the consolidated statement of financial position if, and only if, there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

3.1.11	Cash and cash equivalents

The Group considers all highly liquid investments with an initial maturity of up to three months to be cash equivalents. Cash equivalents are readily convertible into known amounts of cash and subject to an insignificant risk of changes in value.

3.1.12	Revenue

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group, the revenue can be reliably measured, collection is probable and the cost incurred or to be incurred can be measured reliably. The Group assesses its revenue arrangements against specific criteria to determine if it is acting as principal or agent. The Group has concluded that it is acting as a principal in all of its revenue arrangements. The specific recognition criteria described below must also be met before revenue is recognised.

Business Process outsourcing services

Incomes from BPO services rendered are accounted on a time and material basis based on agreements/ arrangements with the concerned parties as the related service are performed based on time incurred and/or on transaction handled, at rates realisable under the contract.

The Group collects goods and service tax, sales taxes and value added taxes (VAT) on behalf of the government and, therefore, these are not economic benefits flowing to the Group. Hence, they are excluded from revenue.

Revenue from IT services, in case of fixed fee contracts is recognized on the proportionate completion basis reflected by the proportion that the actual direct cost (comprising of Employee cost, Subcontracting Cost and depreciation on equipment’s) incurred to date bears to total cost. Projected losses, if any, are provided for in their entirety as and when they become known, without reference to the portion of completion.

Amounts billed and collected in advance are treated as deferred revenue, in case the related services have not been rendered upto the date of statement of financial position.

For certain agreements, the Company has retroactive discounts related to meeting agreed volumes. In such situations, the Company records revenue at the discounted rate, although the Company initially bills at the higher rate, unless the Company can determine that the agreed volumes will not be met, based on historic experience.

Interest income
Interest revenue is recognised on an accrual basis taking into account the interest rates applicable to the financial assets.
Others

For all financial instruments measured at amortised cost and interest bearing financial assets classified as available-for-sale, interest income or expense is recorded using the effective interest rate (EIR), which is the rate that exactly discounts the estimated future cash payments or receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset or liability. Interest income is included in other income in the statement of profit or loss.

Service Income is recognized on performance of the services as defined in the contractual terms. In case where services are availed from the vendors to service confirmed customer orders and not carry obligation to serve, revenue is recognised at the time of raising of invoices.

Service Income of a periodical nature which is not accrued during the year is disclosed as Unearned Revenue.

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Dividend income is recognized when the Group’s right to receive such income is established by the reporting date.

3.1.13	Taxation

Income tax comprises current and deferred tax. Income tax expense is recognized in statements of profit or loss except to the extent it relates to items directly recognized in equity, in which case it is recognized in equity.

Current Income Tax

Current income tax for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities based on the taxable profit for the period. The tax rates and tax laws used to compute the amount are those that are enacted by the reporting date and applicable for the period. The Group offsets current tax assets and current tax liabilities, where it has a legally enforceable right to set off the recognized amounts and where it intends either to settle on a net basis, or to realize the asset and liability simultaneously.

Significant judgments are involved in determining the provision for income taxes including judgment on whether tax positions are probable of being sustained in tax assessments. A tax assessment can involve complex issues, which can only be resolved over extended time periods. The recognition of taxes that are subject to certain legal or economic limits or uncertainties is assessed individually by management based on the specific facts and circumstances. Though the Group has considered all these issues in estimating its income taxes, there could be an unfavourable resolution of such issues that may affect results of the Company’s operations.

Deferred Income Tax

Deferred income tax is recognized using the balance sheet approach. Deferred income tax assets and liabilities are recognized for all deductible and taxable temporary differences arising between the tax bases of assets and liabilities and their carrying amount in financial statements, except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profits or loss at the time of transaction.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

Deferred income tax asset in respect of carry forward of unused tax credits and unused tax losses are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

The Group recognizes deferred tax liabilities for all taxable temporary differences except those associated with the investments in subsidiaries where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

3.1.14	Employee benefits

The Group operates both defined benefit and defined contribution schemes for its employees as post employment benefit plans. For defined contribution schemes the amount charged as expense is the contributions paid or payable when employees have rendered services entitling them to the contributions.

For defined benefit plans, full actuarial valuations are carried out every year end using the projected unit credit method. The Group recognizes the net obligation of a defined benefit plan in its balance sheet as an asset or liability, respectively, in accordance with IAS 19, “Employee Benefits” (revised 2011). The discount rate is based on the government securities yield. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recorded in other comprehensive income in the statement of comprehensive income in the period in which they arise.

The employee benefit obligation recognised in the balance sheet represents the present value of the defined benefit obligation as reduced by the fair value of the related plan assets.

Liability for leave encashment is provided on the basis of valuation, as at the Balance Sheet date, carried out by an independent actuary. Encashment of leave benefit is payable on death whilst in service, withdrawal from service such as resignation, termination or early retirement or from retirement from service at normal retirement date. In view of increase in salary taking place, salary growth rates have been used to project the salary at the time when encashment of leave is assumed to take place.

The accumulated leave may be reduced on account of in-service utilization or encashment if permissible under the rules of leave encashment, or increase on account of leave entitlement every year. The effect of in service utilization or encashment and entitlement will be reflected in year to year balance and the liability will be adjusted accordingly at every periodic actuarial valuation for long term benefits. Short term benefits are provided on estimated basis.

Termination benefits are recognised as an expense as and when incurred.

3.1.15	Government Grants and Subsidies

Grants and subsidies from the government are recognized when there is reasonable assurance that the grant/subsidy will be received and all conditions will be complied with. The grant income is recognized based on meeting milestones related to employment of number of people by the respective subsidiary. When the grant or subsidy relates to an expense item, it is recognised as income over the period necessary to match them on a systematic basis to the costs, which it is intended to compensate.

3.1.16	Provisions and other payables

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required from the Group and a reliable estimate of the amount can be made. If the effect of the time value of money is material, provisions are determined by discounting the expected future cash flows to net present value using an appropriate pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. Unwinding of the discount is recognised in the statement of profit or loss as a finance cost. Provisions are reviewed at each balance sheet date and are adjusted to reflect the current best estimate. At time of effective payment, the provision is deducted from the corresponding expenses. All known risks at the reporting date are reviewed in detail and provision is made where necessary. Other payables are stated at their nominal value.

3.1.17	Share capital

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Ordinary shares - Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.

3.1.18	Foreign currency transactions and translation

Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Transactions in currencies other than the functional currency are translated into functional currency at the exchange rates ruling at the date of transaction. Monetary assets and liabilities denominated in other currencies are translated into functional currency at exchange rates ruling at the balance sheet date and exchange differences are recognised in statement of profit or loss.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Company’s foreign operations that have local functional currency are translated into US dollars using exchange rates prevailing at the reporting date. Income and expense are translated at the average exchange rates for the period. Exchange differences arising, if any, are recorded in equity as part of the Company’s other comprehensive income. Such exchange differences are recognized in the consolidated statement of profit or loss in the period in which such foreign operations are disposed. Goodwill and fair value adjustments arising on the acquisition of foreign operation are treated as assets and liabilities of the foreign operation and translated at the exchange rate prevailing at the reporting date.

If the group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCI. When the group disposes of only part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit and loss.

On disposal of a foreign entity, the cumulative translation adjustment recognised in other comprehensive income relating to that particular foreign operation is recognised in statement of profit or loss.

3.1.19	Contingencies

In normal course of business, contingent liabilities may arise from litigation and other claims against the Group. Where the potential liabilities that have a low probability of crystallising or are very difficult to quantify reliably, the Group treats them as contingent liabilities. Such liabilities are disclosed in the notes and are not provided for in the consolidated financial statements.

3.1.20	Determination of functional currency

The consolidated financial statements of each of the Company’s subsidiaries are measured using the currency of the primary economic environment in which these entities operate (i.e. the functional currency). The consolidated financial statements are presented in US Dollars which is also functional currency of parent company and all values are expressed in millions except when otherwise indicated.

3.2	Use of judgement and estimates

The preparation of financial statements in conformity with IFRSs requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amount of assets, liabilities, income and expenses. Actual results may differ from those estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future period affected. In particular, information about significant areas of estimation, uncertainty and critical judgments in applying accounting policies that have the most significant effect on the amount recognized in the consolidated financial statements is included in the following notes:

3.2.1	Useful lives of assets

Management reviews the useful lives of its property, plant and equipment and intangible assets at least once a year and any changes could affect the depreciation rates prospectively and hence the asset carrying values. Refer note 3.1.2 and 3.1.3.

3.2.2	Provisions and Liabilities

Provisions and liabilities are recognised in the period when it becomes probable that there will be a future outflow of funds resulting from past operations or events that can be reasonably estimated. The timing of recognition requires the application of judgement to existing facts and circumstances which may be subject to change. In case for which actual cash outflow will take place over more than one year in the future and hence the carrying amounts of provisions and liabilities are regularly reviewed and adjusted to take into account the changing circumstances and other factors that influence the provisions and liabilities. Refer note 14a and 14b for further details.

3.2.3	Accounting for business combination

Management uses estimates in determining the fair value of assets and liabilities including contingent liabilities of the acquiree. Wherever appropriate, management also relies on reports provided by experts engaged specifically to assess the fair value of the assets and liabilities of the acquiree. Judgement is also exercised at the time of assessing the useful lives of property, plant and equipment and intangible assets acquired in a business combination.

3.2.4	Employee benefits

The cost of post-retirement benefits is determined using actuarial valuations. The actuarial valuation involves making assumptions about discount rates, expected rates of return on assets, future salary increases, mortality rates, future pension increases and medical costs. Due to the long term nature of these plans, such estimates are subject to significant uncertainty.

3.2.5	Contingencies and commitment

In the normal course of business, contingent liabilities may arise from litigation and other claims against the Company. Potential liabilities that have a low probability of crystallising or are very difficult to quantify reliably, are treated as contingent liabilities. Such liabilities are disclosed under notes to accounts but are not provided for in the consolidated financial statements. Although there can be no assurance regarding the final outcome of the legal proceedings, the group does not expect them to have a materially adverse impact on our financial position or profitability. For further details, refer note 26.

3.2.6	Fair value of derivatives and other financial assets

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Management uses its judgement in selecting an appropriate valuation technique for financial assets not quoted in an active market. Valuation techniques commonly used by market participants are applied. For derivative financial assets, assumptions are made based on quote market rates adjusted for specific features of the instrument. Other financial assets are valued using a discounted cash flow method based on assumptions supported, where possible, by observable market prices or rates. The estimation of fair value of unlisted shares includes some assumptions not supported by observable market prices or rates.

3.2.7	Impairment

An impairment loss is recognized for the amount by which an asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount. To determine the recoverable amount, management estimates expected future cash flows from each asset or cash-generating unit and determines a suitable interest rate in order to calculate the present value of those cash flows. In the process of measuring expected future cash flows management makes assumptions about future operating results. These assumptions relate to future events and circumstances. The actual results may vary, and may cause significant adjustments to the Company’s assets within the next financial year.

The Group assesses at each reporting date whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred ‘loss event’) and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

For the financial assets carried at amortised cost, the amount of the impairment is the difference between the asset's carrying amount and the present value of estimated future cash flows, discounted at the financial asset's original effective interest rate as estimated by the management. In most cases, determining the applicable discount rate involves estimating the appropriate adjustment to market risk and the appropriate adjustment to asset-specific risk factors.

3.2.8	Allowance for doubtful accounts

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management’s best estimate of probable losses inherent in accounts receivable. In estimating probable losses, the Group reviews accounts that are past due, non-performing or in bankruptcy. The Group determines an estimated loss for specific accounts and estimates an additional amount for the remainder of receivables based on historical trends and other factors. Adverse economic conditions or other factors that might cause deterioration of the financial health of customers could change the timing and levels of payments received and necessitate a change in estimated losses.

3.2.9	Taxation

Current income taxes

The major tax jurisdictions for the Group are India, Kingdom of Saudi Arabia, Argentina, Malaysia, Australia and South Africa, though the Company also files tax returns in other foreign jurisdictions. Significant judgments are involved in determining the provision for income taxes including judgment on whether tax positions are probable of being sustained in tax assessments. A tax assessment can involve complex issues, which can only be resolved over extended time periods. The recognition of taxes that are subject to certain legal or economic limits or uncertainties is assessed individually by management based on the specific facts and circumstances.

Deferred income taxes

Deferred income tax assets and liabilities are measured using substantively enacted tax rates expected to apply to the year when the asset is realized or the liability is settled as of the balance sheet date. The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered. For further details, refer note 7.

3.2.10	Revenue recognition

For certain agreements, the Company has retroactive discounts related to meeting agreed volumes. In such situations, the Company records revenue at the discounted rate, although the Company initially bills at the higher rate, unless the Company can determine that the agreed volumes will not be met, based on historic experience. The Company accrues revenues for services rendered between the last billing date and the balance sheet date. Accordingly, its accounts receivable include amounts for services, as unbilled accounts receivables, that the Company has performed and for which an invoice has not yet been issued to the customer.

3.2.11	Foreign Currency Translation

The functional currency of each entity in the Group is its respective local country currency which is also the currency of the primary economic environment in which it operates except for the entities in Mauritius which use the U.S. dollar as its functional currency. Transactions in foreign currencies are initially recorded into functional currency at the rates of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured into functional currency at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are remeasured to the functional currency of the subsidiary at historical exchange rates. All transaction foreign exchange gains and losses are recorded in the accompanying consolidated statements of income.

The assets and liabilities of the subsidiaries for which the functional currency is other than the U.S. dollar are translated into U.S. dollars, the reporting currency, at the rate of exchange prevailing on the balance sheet date. Revenues and expenses are translated into U.S. dollars at the exchange rates prevailing on the last business day of each month, which approximates the average monthly exchange rate. Resulting translation adjustments are included in accumulated other comprehensive profit/loss in the consolidated balance sheet.

3.2.12	Lease Obligations

Leases under which the Group assumes substantially all risks and rewards of the ownership are classified as capital lease. When acquired, such assets are capitalized at fair value or present value of minimum committed lease payments at the inception of the lease, whichever is lower.

The Group leases its office facilities under non-cancellable operating lease agreements. Office facilities subject to an operating lease and the related lease payments are not recorded on the Company’s balance sheet. Lease payments under operating lease are recognized as an expense on a straight line basis in the consolidated statement of income over the lease term.

3.2.13	Cash generating unit (CGU)

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The Group is organised based on the nature of the services provided and there is only single reportable segment i.e. Business Process Outsourcing ('BPO'). These operating segments are monitored by the Group’s chief operating decision maker and strategic decisions are made on the basis. The CODM evaluates the Company’s performance and allocates resources based on revenue growth.

Middle east is a separate CGU and continues to operate in different environment as compared to other CGUs. Operating results of this CGU continue to be separately monitored by chief operating decision maker (CODM). There has been no change in the information that is reviewed by the CODM to analyse the performance of the segment. The CGU represents the lowest level within the entity at which goodwill is monitored for internal management purposes. The CGU is not larger than the operating segment.

Middle East CGU represents the lowest level within the entity at which the goodwill is monitored for internal management purposes and found not to be larger than an operating segment as defined by paragraph 5 of IFRS 8 Operating Segments before aggregation.

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4. Property, plant and equipment
									$ in million
	Freehold Land	Leasehold Land	Buildings	Lease Hold Improvements	Office Equipment	Computers	Furniture & Fixtures	Vehicles	Total
Predecessor
Gross carrying value
At 01 April 2016	0.16	0.04	1.37	18.58	13.39	37.16	6.19	0.09	76.98
Additions	—	0	0.04	4.84	2.08	2.92	2.45	0.07	12.40
Acquisition due to business combination (Refer note 32)	—	0	0	0.02	0.15	0.12	0.15	0.01	0.45
Disposals	—	0	0	(0.03)	(0.04)	(0.06)	(0.11)	(0.04)	(0.28)
Foreign exchange translations	—	0.00	0.03	(0.26)	(0.14)	(0.44)	(0.18)	(0.01)	(1.00)
At 31 March 2017	0.16	0.04	1.44	23.15	15.44	39.70	8.50	0.12	88.55

Accumulated depreciation
At 01 April 2016	—	0.01	0.18	12.96	11.89	26.61	4.62	0.04	56.31
Charge for the year	—	0.01	0.07	1.53	1.34	3.87	0.46	0.03	7.31
Disposals	—	0	0	(0.02)	(0.03)	(0.05)	(0.04)	(0.04)	(0.18)
Reclassification	—	0	0	0	(0.72)	(0.16)	0	0	(0.88)
Foreign exchange translations	—	0.00	0.01	0.04	(0.06)	(0.42)	(0.14)	(0.00)	(0.57)
At 31 March 2017	—	0.02	0.26	14.51	12.42	29.85	4.90	0.03	61.99

Successor
Gross carrying value
At 20 September 2017	—	0	0	0	0	0	0	0
Additions	—	0	0	0.05	0.30	0.16	0.01	0	0.52
Acquisition due to business combination (Refer note 32)	0.16	0.04	0.61	9.62	3.90	9.31	3.37	0.08	27.09
Disposals	—	0	0	(0.01)	(0.00)	(0.18)	(0.07)	0	(0.26)
Foreign exchange translations	—	0.00	0.02	0.36	0.39	1.17	0.17	0.06	2.17
At 31 December 2017	0.16	0.04	0.63	10.02	4.59	10.46	3.48	0.14	29.52

Accumulated depreciation
At 20 September 2017	—	0	0	0	0	0	0	0
Charge for the period	—	0.00	0.00	0.29	0.18	0.42	0.08	0.00	0.97
Disposals	—	0	0	(0.00)	(0.00)	(0.01)	(0.00)	0	(0.01)
Foreign exchange translations	—	0.00	0.01	0.33	0.52	0.95	0.13	0.06	2.00
At 31 December 2017	—	0.00	0.01	0.62	0.70	1.36	0.21	0.06	2.96

Net carrying value
At 01 April 2016	0.16	0.03	1.19	5.62	1.50	10.55	1.57	0.05	20.67
At 31 March 2017	0.16	0.02	1.18	8.64	3.02	9.85	3.60	0.09	26.56
At 31 December 2017	0.16	0.04	0.62	9.40	3.89	9.10	3.27	0.08	26.56

							Successor	Predecessor	Predecessor
Net book value						December 31, 2017		31 March 17	01 April 16
							$ in million	$ in million	$ in million
Property, plant and equipment							26.56	26.56	20.67
Capital work in progress							0.27	1.45	3.93
							26.83	28.01	24.60

1. Certain assets of the Group which include property and equipment's, current assets and shares of certain subsidiaries are are pledged as security. Refer note 12 for details.

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5a. Goodwill
					Successor	Predecessor
					31 December 17	31 March 17
					$ in million	$ in million
Opening balance					0	24.31
Acquisition during the period (Refer note 32)					155.20	38.68
Impairment					0	(4.83)
Exchange differences					0	0.21
					155.20	58.37

The carrying value of goodwill allocated to the cash generating units (“CGU”) is as follows:
					Successor	Predecessor
					31 December 17	31 March 17
					$ in million	$ in million
India					40.82	0
Saudi Arabia					32.46	38.68
South America					26.18	0
Malaysia					33.20	0
South Africa					11.47	12.08
Australia					11.07	7.61
					155.20	58.37

Key assumptions on which the Company has based its determination of value in use (VIU) include
Estimated cash flows for five years based on approved internal management budgets with extrapolation for the remaining period, wherever such budgets were shorter than five years period.
Terminal value arrived by extrapolating last forecasted year cash flows to perpetuity using long-term growth rates. These long-term growth rates take into consideration external macro-economic sources of data. Such long-term growth rate considered does not exceed that of the relevant business and industry sector.

The discount rates used are based on weighted average cost of capital of a comparable market participant, which are adjusted for specific country risks.

The key assumptions used in performing the impairment test, by each CGU, were as follows:
	India	Saudi Arabia	South America	Malaysia	South Africa	Australia
Discount rate	14.90%	8.14%	38.67%	10.48%	14.12%	7.86%
Perpetual growth rate	4.88%	2.38%	13.02%	2.57%	5.43%	2.43%

The assumptions used were based on the Company’s internal budget. The Company projected revenue, operating margins and cash flows for a period of five years, and applied a perpetual long-term growth rate thereafter.

In arriving at its forecasts, the Company considered past experience, economic trends and inflation as well as industry and market trends. The projections also took into account factors such as the expected impact from new client wins and expansion from existing clients businesses and efficiency initiatives, and the maturity of the markets in which each business operates.

The goodwill at each CGU level is tested for impairment at least annually and when events occur or changes in circumstances indicate that the recoverable amount is less than its carrying value. The recoverable amount is based on a value-in-use calculation using the discounted cash flow method. The value-in-use calculation is made using pre-tax Budgeted EBITDA projections of the next 5 years and the Terminal Value at the end of the 5 year which is considered by the Management as a reasonable period.

These assumptions are reviewed annually as part of management’s budgeting and strategic planning cycles. These estimates may differ from actual results. The values assigned to each of the key assumptions reflect the Management’s past experience as their assessment of future trends, and are consistent with external/internal sources of information.

During the year in Australia CGU, Goodwill acquired through business combinations have been allocated to and are tested at the level of its cash generating units. The Group has determined the fair value less cost of disposal of the CGU using the "Income Approach - Discounted Cash Flow Analysis" method. The key assumptions consider projected sales, cost of sales, and operating expenses for five years projection. The growth rate used to extrapolate cash flow projections beyond the period covered by the five year budget consists of an inflation rate of 2% plus a base growth rate of 2%. An additional key assumptions were determined by management utilizing our internal operating plan, growth rates for revenues and operating expenses, and margin assumptions using market participant perspective.

An additional key assumptions were determined by management utilizing our internal operating plan, growth rates for revenues and operating expenses, and margin assumptions using market participant perspective. An additional key assumption under this approach is the discount rate, which represents the expected return on capital and is based on the estimated weighted average cost of capital for a market participant. If our assumptions relative to growth rates were to change, our fair value calculation may change, which could impact the results. The pre-tax risk adjusted discount rate applied to these cash flow projections is 7.86%. It was concluded that the fair value less costs of disposal did not exceed the value in use. Due to loss of certain key contracts during the year, which impacted future projection, an impairment has been recognized on the carrying value of goodwill in the previous financial year.

F - 2 - 64

The Group has not recognised any impairment charged for Goodwill related to Middle East and South Africa CGU. The Group has also performed sensitivity analysis calculations on the key parameters such as revenue growth, operating margin, discount rate and long term growth rate. If the terminal growth rate assumed in the sensitivity analysis is reduced to 0.25% it would result in value in use being lower than current value. The Management have concluded that, given the significant headroom that exists, and the results of the sensitivity analysis performed, there is no significant risk that reasonable changes in any key assumptions would cause the carrying value of goodwill to exceed its value in use.

5b. Intangible assets
				$ in million
	Software	Brand	Customer relationship	Total
Predecessor
Gross carrying value (at deemed cost)
At 01 April 2016	67.30	0	0	67.30
Additions	2.73	0	0	2.73
Acquisition due to business combination (Refer note 32)	0.14	0	27.20	27.34
Disposals	(0.06)	0	0	(0.06)
Foreign exchange translations	0.76	0	0	0.76
At 31 March 2017	70.87	0	27.20	98.07

Amortisation
At 01 April 2016	52.82	0	0	52.82
Charge for the year	6.32	0	1.68	8.00
Foreign exchange translations	0.69	0	0	0.69
At 31 March 2017	59.83	0	1.68	61.51

Successor
Gross carrying value (at deemed cost)
At 20 September 2017	0	0	0	0
Additions	0.04	0	0	0.04
Acquisition due to business combination (Refer note 32)	10.02	49.50	52.60	112.12
Foreign exchange translations	1.26	0	0	1.26
At 31 December 2017	11.32	49.50	52.60	113.42

Amortisation
At 20 September 2017	0	0	0	0
Charge for the year	0.72	0	0.44	1.16
Foreign exchange translations	0.24	0	0	0.24
At 31 December 2017	0.96	0	0.44	1.40

Net carrying value
At 01 April 2016	14.48	0	0	14.48
At 31 March 2017	11.04	0	25.52	36.56
At 31 December 2017	10.36	49.50	52.16	112.02

1. Certain assets of the Group which include property and equipment's, intangible current assets and shares of certain subsidiaries are are pledged as security. Refer note 12 for details.

6.	Financial assets

6a.	Security deposits
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Security deposits	3.11	3.66
		3.11	3.66

F - 2 - 65

6b.	Loans - current
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Loan given	0	0.06

		0	0.06

6c.	Other financial assets - current
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Security deposits	2.30	1.52
	Claims receivables from customer	1.48	0.35
	Interest accrued and due	0.01	0.09
	Other receivables	1.69	0.86
		5.48	2.82

7.	Income Tax

a)	Advance income tax (net)
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Advance income tax	1.08	0.26
		1.08	0.26

b)	Deferred tax (net)
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Deferred tax assets (Gross)
	Provision for doubtful debts and advances	0	0.00
	Provision for employee benefits and others	1.67	0.68
	Provision for expenses	0.65	1.47
	Unabsorbed losses and depreciation carried forward	2.13	0.71
		4.45	2.86

	Deferred tax liabilities (Gross)
	Depreciation and amortisation	9.63	0.78
		9.63	0.78

c)	Deferred tax expense/(income)
		Successor	Predecessor
		31 December 17	31 December 16
		$ in million	$ in million
	Depreciation and amortisation	0.01	(0.13)
	Provision for employee benefits and others	(0.01)	0
	Carry forwarded losses	0	6.23
		0	6.10

d)	Income tax expense reported in the statement of profit or loss
		Successor	Predecessor
		31 December 17	31 December 16

F - 2 - 66

				$ in million	$ in million
	Current tax:
	Current tax charge			1.06	2.47
	Deferred tax:
	Relating to origination and reversal of temporary differences			0.01	6.12
				1.07	8.59

e)	Income tax (income)/expense reported in the other comprehensive income
				Successor	Predecessor
				31 December 17	31 December 16
				$ in million	$ in million
	Deferred tax:
	Relating to remeasurement of defined benefit plans			(0.01)	(0.02)
				(0.01)	(0.02)

f)	Reconciliation of deferred tax asset/(liabilities) (net)
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Opening balance as on 01 April			0	8.63
	Acquisition due to business combination			3.62	0
	Tax income during the period recognised in profit or loss			0.01	(5.89)
	Tax income/(expense) during the period recognised in OCI			0.01	(0.03)
	Fair value adjustments due to business combination			(8.94)	0
	Foreign exchange translation			0.12	(0.63)
				(5.18)	2.08

g)	Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following items, because it is not probable that future taxable profit will be available against which Group can use the benefits therefrom.

		Successor		Predecessor
		31 December 17		31 March 17
		$ in million		$ in million
		Gross amount	Tax effect	Gross amount	Tax effect
	Tax losses	20.93	7.24	20.93	7.24

h)	Tax losses carry forward
	Tax losses for which no deferred tax asset was recognised expires as follows:
		Successor		Predecessor
		31 December 17	Expiry	31 March 17	Expiry
		$ in million	Date	$ in million	Date
	Expire	1.93	01 Apr 18 to 31 Mar 24	1.93	01 Apr 18 to 31 Mar 24
	Never expire	19.01		19.01

There are unused tax losses for which no deferred tax asset has been recognized as these losses either relate to certain tax jurisdictions where the group entities have had past losses and there is no conclusive evidence to support the view that sufficient taxable profit will be generated by such group entities in the future to offset such losses or there is uncertainty in the treatment of such losses under the tax laws of the relevant jurisdictions. The expiry dates of the tax benefit for these losses depend on the local tax laws of each jurisdiction and, if not utilized, would expire on various dates starting from financial year 2018 till 2024. However, in the UK and Australia there is no expiry period for the unused tax losses.

Deferred income tax liabilities on earnings of Company’s subsidiaries have not been provided as such earnings are deemed to be permanently reinvested in the business and the Company is able to control the timing of the reversals of temporary differences associated with these investments. Accordingly, temporary difference on which deferred tax liability has not been recognized amounts to $37.64 million (31 March 2017: $ 27.42 million).

i)	Reconciliation of effective tax rate:

F - 2 - 67

		Successor	Predecessor
		31 December 17	31 December 16
		$ in million	$ in million
	(Loss)/profit before tax	1.40	37.31
	Income tax
	Applicable income tax on profit at respective locations applicable tax rates*	(0.13)	(1.26)
	Reconciliation
	Income exempt from tax purposes	(0.17)	0.78
	Utilisation of tax losses carried forward	(0.43)	0.88
	Tax on share of profit of associate	—	0.03
	Tax with held on foreign income	0.02	(0.04)
	Tax on unabsorbed depreciation	(0.49)	(0.08)
	Taxable income for foreign partners	(0.55)	(1.11)
	Tax computed on income considered separately	0	(0.03)
	Tax relating to origination or reversal of temporary differences	0.70	(1.52)
	Non-deductible expenses for tax purposes	(0.01)	0
	Deferred tax assets not recognised	0	(6.24)
		(1.07)	(8.59)

	*Tax rates
		Successor	Predecessor
		31 December 17	31 December 16
	India	34.60%	33.99%
	Mauritius	15.00%	15.00%
	Saudi Arabia	2.50%	2.50%
	South Africa	28.00%	28.00%
	Argentina	35.00%	35.00%
	Peru	29.50%	28.00%
	Australia	30.00%	30.00%
	Sri Lanka	28.00%	28.00%
	Malaysia	24.00%	24.00%
	Singapore	17.00%	0
	UK	20.00%	20.00%

j)	Current tax liabilities (net)
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Current tax liabilities	1.13	1.81
		1.13	1.81

F - 2 - 68

8a.	Other non-current assets
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Prepaid expenses	1.27	1.49
		1.27	1.49

8b.	Other current assets
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Prepaid expenses	7.86	5.77
	Advances to vendor / employee	2.63	1.49
	Capital advances	0	0.16
	Other non-financial assets	0.63	0.26
	Statutory receivable	3.25	5.01
		14.37	12.69

9.	Trade receivables
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Trade receivables	69.22	65.30
	Less: Allowances for doubtful account receivables	(0.72)	(0.80)
		68.50	64.50

10a.	Cash and cash equivalent
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Balances with banks:
	– On current accounts	16.57	13.24
	– Deposits with original maturity of less than three months	1.53	2.44
	Cash on hand	0.05	0.10
		18.15	15.78

10b.	Bank balances other than above
	(Deposits with maturity of more than three months less than 12 months)
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Margin term deposit *	3.45	3.73
		3.45	3.73

	* The deposits are kept as margin against bank guarantee / letter of credit / buyer's credit.

11.	Unbilled revenue
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Unbilled revenue	55.01	40.72
		55.01	40.72

F - 2 - 69

12.	Borrowings
a)	Borrowings - non current
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Secured
	Finance lease (Refer note 27)	0	0.58
	Term loan from banks #	129.94	0
	Current maturity of long term loans	4.20	11.89
	Current maturity of finance lease obligation	0	0.46

	Unsecured
	Redeemable preference share *	0	60.50
		134.14	73.43
	Less:
	Amount clubbed under “Other financial liabilities - current” (Refer note 13)	4.20	12.35
		129.94	61.08

Certain assets of the Group which include property and equipment's, current assets and investments in certain subsidiaries are provided as security for working capital as well as term loans of the Group.

# The purpose of this Term loan to make a payment by the Company under the Share purchase agreement towards part of purchase consideration, acquisition cost and requirement of working capital of the company and its subsidiaries. This loan carries interest at LIBOR + 4.5% margin and interest payable on monthly basis. The Company shall repay the principal of Term loans in quarterly instalments by an amount equal to the 1% to 10% of all the total Term loans and balance will get repaid at end of 5 years. The Company has provided a security as a first ranking exclusive pledge of shares of CSP Alpha Holdings Pte. Ltd. and it's certain subsidiaries.

* This represents Nil (31 March 2017: 60,500,000) cumulative redeemable preference shares issued to AGC Holdings Ltd which carries a coupon rate of 6.75% per annum and redeemable within 5 years from the date of allotment or earlier at the option of the issuer.

b)	Current Borrowings
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	i) Working capital loan repayable on demand
	- Secured	14.08	13.88
	- Unsecured	0	13.18

	ii) Buyers credit from banks - secured	2.30	3.20
	iii) Packing credit in foreign currency - secured	0	3.06
		16.38	33.32

	Aggregate secured loans (current and non current)	146.32	20.72
	Aggregate unsecured loans (current and non current)	0	73.68

	Working capital loan repayable on demand

Current borrowings except below mentioned buyers credit are secured by first pari passu charge on the current and future, current assets and second pari passu charge on current and future, fixed assets in certain subsidiaries are provided as security.

	The rate of interest on above loans is ranging between 3% to 12%.

	Buyers credit from banks
	Buyers credit availed under capex letter of credit facility is secured by first pari passu charge on all the fixed assets and second pari passu charge on all the current assets of the Company.
	The above cash credits from banks are repayable on demand.

F - 2 - 70

13.	Other financial liabilities - current
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Current maturity of long term loans (Refer note 12a)	4.20	11.89
	Current maturity of finance lease obligation (Refer note 12a)	0	0.46
	Interest accrued and due on borrowings	0.25	0.30
	Employee related liabilities	15.60	13.74
	Accrued expenses	23.89	14.08
	Others	0	69.24
		43.94	109.71

14a.	Provisions - non current
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Provision for leave encashment	2.67	2.66
	Provision for gratuity (Refer note 25b)	7.42	6.87
		10.09	9.53

14b.	Provisions - current
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Provision for leave encashment	7.69	6.19
	Provision for gratuity (Refer note 25b)	1.94	1.52
	Provision for employee related claims	1.66	1.91
		11.29	9.62

	Provision for claims - movement
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Opening balance	1.91	1.87
	Added during the year	0.51	0.59
	Utilised during the year	(0.39)	(0.45)
	Reversed / forex during the year	(0.37)	(0.10)
	At the end of the year	1.66	1.91

15.	Other current liabilities
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Advance from customers	17.06	8.07
	Statutory liabilities	11.78	11.37
	Others	0.13	0
		28.97	19.44

16.	Trade payables
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Trade payables	19.19	17.82
		19.19	17.82

F - 2 - 71

17.	Revenue from operations
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
	Revenue from operations
	Sale of services	57.57	306.92	302.72
		57.57	306.92	302.72

18.	Cost of services
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
	Employee benefit expenses	41.83	197.22	192.86
	Rent	1.99	10.18	12.67
	Depreciation	1.37	7.22	7.80
	Amortisation	0.53	1.90	1.93
	Impairment of Goodwill	0	0	4.75
	Traveling and conveyance	0.63	4.08	4.68
	Communication expenses	0.79	3.91	4.84
	Electricity, Power and fuel	0.55	3.92	4.44
	Outsourcing / contract expenses	0.13	14.74	5.63
	Rates and taxes	1.45	0.57	1.79
	Miscellaneous expenses	0.32	19.05	17.06
		49.59	262.79	258.45

19.	General and administration expenses
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
	Employee benefit expenses	1.90	11.85	11.92
	Rent	0.26	2.52	2.36
	Depreciation	0.39	2.29	0.82
	Amortisation	0.02	0.05	0.08
	Traveling and conveyance	0.11	0.43	0.81
	Communication expenses	0.04	0.43	0.42
	Electricity, Power and fuel	0.04	0.37	0.44
	Miscellaneous expenses	0.00	6.03	5.29
	Acquisition related costs (Refer note 23 and 32)	3.71	—	—
		6.47	23.97	22.14

20.	Selling and distribution expenses
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
	Employee benefit expenses	0.18	3.60	3.28
	Rent	0.00	0.00	0.04
	Depreciation	0.00	0.00	0.00
	Amortisation	0.00	0.00	0.00
	Traveling and conveyance	0.01	0.12	0.18
	Communication expenses	0.01	0.04	0.04
	Electricity, Power and fuel	0.00	0.00	0.00
	Outsourcing / contract expenses	0.26	2.19	0

F - 2 - 72

	Miscellaneous expenses	0.31	1.50	3.75
		0.77	7.45	7.29

21.	Other income
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
	Gain on fair value of equity-accounted investees (Refer note 32)	0	0	25.91
	Interest income	0.03	0.20	0.68
	Other finance income	0.04	0.24	0
	Liabilities / provisions written back	0.07	0.02	0
	Profit/(loss) on sale of fixed assets	0.01	0.01	0.04
	Miscellaneous income	0	0	0.17
		0.15	0.47	26.80

22.	Finance costs
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
	Interest on banks and financials institutions	0.69	3.06	3.23
	Bank charges	0.35	1.19	1.10
	Others finance cost	0.80	0.78	1.51
		1.84	5.03	5.84

23.	Exceptional - acquisition related costs
	* During the year the Group has paid $ 3.71 million towards professional fees, stamp duty and registration related acquisition of ESM holdings Limited (Refer note 32).

24.	Earnings per share (EPS)

Basic earnings per share is calculated by dividing net profit for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted earnings per share is calculated by dividing the net profit attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

	The following table sets forth the computation of basic and diluted earnings per share. Since there are no dilutive potential equity shares the basic and diluted EPS are the same.
		Successor	Predecessor	Predecessor
		22 November 17 to 31 December 17	01 April 17 to 21 November 17	31 December 16
		$ in million	$ in million	$ in million
	Profit after tax attributable to ordinary shareholders	(0.68)	2.71	24.03

	Weighted average number of equity shares for basic and diluted earnings per share	100	100	100

	Basic and diluted earnings per ordinary share ($)	(6,790)	27,070	240,312

25.	Gratuity and other post-employment benefit plans

The Group has classified various employee benefits as under:

a)	Defined contribution schemes

The Group has recognised the following amount in the statement of profit and loss for the year ended:
		Successor	Predecessor

F - 2 - 73

				31 December 17	31 December 16
				$ in million	$ in million
	Contribution to defined contribution plans			1.74	8.79

b)	Defined benefit schemes
	Gratuity Plan (Unfunded)

The Gratuity schemes are defined benefit schemes which are open to all Group employees in India and Kingdom of Saudi Arabia who have completed a minimum of five years of service with their employing Company. Based on actuarial valuation, a provision is recognised in full for the projected obligation over and above the funds held in scheme. The benefits are based on years of service and average earnings for a defined period prior to retirement.

i)	Principal actuarial assumptions:
	The principal actuarial assumptions used to calculate the gratuity scheme and pension plan liabilities and plan assets are furnished below:
		Successor		Predecessor
		31 December 2017		31 March 2017
		Aegis Limited (India)	Contact Centre Company (Saudi Arabia)	Aegis Limited (India)	Contact Centre Company (Saudi Arabia)
	Discount rate	6.80%	2.10%	6.40%	4.10%
	Salary escalation rate	7-10%	4.00%	7-10%	4.00%
	Mortality table	Indian Assured lives (2006-2008) (modified) Ult	UAE 2004 rates (Middle East)	Indian Assured lives (2006-2008) (modified) Ult	UAE 2004 rates (Middle East)
	Attrition rate	*Agent: Less than 5 years – 66% Thereafter – 40%	* Agent - 60%	*Agent: Less than 5 years – 66% Thereafter – 40%	* Agent - 60%
		**Non agent: Less than 5 years – 40% Thereafter – 26%	**Non agent - 17%	**Non agent: Less than 5 years – 40% Thereafter – 26%	**Non agent - 17%
			***905 Employees - 5%		***905 Employees - 5%

	* Agent : The person who handles the call
	** Non agent : Employees other than the agent
	*** 905 Agents : Employees for specific project in CCC

The estimated future salary increase, considered in actuarial valuation, takes into account the effect of inflation, seniority, promotion and other relevant factors such as supply and demand in the employment market.

ii)	Change in defined benefit obligation
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Liability at the beginning of the year			0	1.24
	Interest cost			0.04	0.33
	Current service cost			0.20	1.50
	On acquisition			9.21	4.46
	Benefits paid			(0.24)	(0.92)
	Actuarial loss/(gain) on obligations			0.21	1.52
	Forex			(0.06)	0.26
				9.36	8.39

iii)	Amount recognized in the consolidated balance sheet
				Successor	Predecessor
				31 December 17	31 March 17
F - 2 - 74

				$ in million		$ in million
	(a) Liability recognized in consolidated balance sheet
	Liability at the end of the year				9.36		8.39

	(b) Current/Non current liability
	Current liability				1.94		1.52
	Non current liability				7.42		6.87

iv)	Expenses recognized in the consolidated statement of profit and loss
				Successor		Predecessor
				31 December 17		31 December 16
				$ in million		$ in million
	Current service cost				0.20		1.06
	Interest cost				0.04		0.24

					0.24		1.30

v)	Amount recognised in consolidated statement of other comprehensive income
				Successor		Predecessor
				31 December 17		31 December 16
				$ in million		$ in million
	Net actuarial loss/(gain)				0.21		1.31

					0.21		1.31

vi)	Expected benefit payments for the year ending
							Successor
							$ in million
	31 March 2018						1.97
	31 March 2019						1.76
	31 March 2020						1.60
	31 March 2021						1.60
	31 March 2022						1.59
	31 March 2023 to 31 March 2027						7.55

vii)
Measurement of the Group’s defined benefit retirement obligation is sensitive to changes in certain key assumptions. The sensitivity analysis below shows how a reasonably possible increase or decrease in a particular assumption would, in isolation, result in an increase or decrease in the present value of the defined benefit obligation as at 31 December 2017.

		Discount Rate		Salary Escalation Rate		Withdrawal Rate
		Increase by 0.5%	Decrease by 0.5%	Increase by 0.5%	Decrease by 0.5%	Increase by 0.5%	Decrease by 0.5%
	(Decrease)/increase in present value of defined obligation	(0.24)	0.26	0.25	(0.24)	(0.09)	0.09

The sensitivity analysis may not be representative of an actual change in the defined benefit obligation as it is unlikely that changes in assumptions would occur in isolation of one another. In presenting this sensitivity analysis, the change in the present value of the defined benefit obligation has been calculated on the same basis as prior years using the projected unit credit method at the end of the reporting period, which is the same as that applied in calculating the defined benefit obligation liability recognised in the statement of financial position.

c)	Leave encashment

F - 2 - 75

The Group’s liability towards leave encashment is determined as per the local laws on a full liability basis for the entire un-availed vacation balances standing to the credit of each employee as at the year end. The Group establishes the liability for un-availed leave balances at each balance sheet date, based on the employee’s last drawn salary.

26.	Contingencies, Guarantees and Commitments

a)	Capital and other commitments
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Capital commitments
	Estimated amount of contracts remaining to be executed on capital account and not provided for, (net of advances)			0.14	1.90
	Other commitment
	Estimated amount service contracts remaining to be executed and not provided for			0	1.71

b)	Guarantees
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Contingencies for guarantee (bid bonds): This letter of guarantee issued by bank is backed by 100% cash margin deposited with bank.			0.17	1.41
				0.17	1.41

	* The Company has placed term deposits of $ 1.62 million (31 March 2017: $ 1.55 million) with NAB and CBA to service bank guarantees given to existing clients and lease landlord.

c)	Claims not acknowledged as debts by the Group

As at 31 December 2016 and 2015, the Aegis Peru S.A.C. is subject to the Peruvian tax regime, the income tax rate applicable to companies during the years 2015 and 2016 is 28%. According to Legislative Decree 1261, published on 10 December 2016, the Income Tax Act has been amended establishing that the rate applicable to companies from the period 2017 onwards will be 29.5%. If the company distributes its profits wholly or partially, it will apply an additional rate of 6.8% (5% from 2017 onwards) of the amount distributed; the tax will be borne by the shareholders, as they are legal persons or non-resident legal entity.

Tax at the rate of 6.8% will be borne by the Company for any amount or delivery in kind resulting from the third category income tax to represent an indirect disposition of income not subject to subsequent tax control, including amounts charged to undeclared expenses and revenues.

Management of the Company believes that as a result of the application of these standards will not result in significant contingencies for the Company as of 31 December 2017. In any case, any remark about by the tax authorities is recognized in the year occurs.

	Lease
27.	Finance lease commitments

The Group had certain assets on finance lease. The legal title to assets acquired under the finance lease vests with the lessor. The total minimum lease payments and maturity profile of finance lease as on 31 December 2017 and 31 March 2017, element of interest included in such payments, and present value of minimum lease payments are as follows:

		Successor		Predecessor
		31 December 17		31 March 17
		Minimum Lease Payments	Present Value of Minimum Lease Payments	Minimum Lease Payments	Present Value of Minimum Lease Payments
		$ in million	$ in million	$ in million	$ in million
	Within one year	0	0	0.64	0.46
	After one year but not more than five years	0	0	0.49	0.58
	More than 5 years	0	0	0.01	0
	Total	0	0	1.14	1.04
	Less: Amounts representing finance charges	0	0	0.10	0
		0	0	1.04	1.04

28.	Operating lease commitments

The Group has entered into various operating leasing agreements classified as operating leases for office premises and office equipment which are renewable by mutual consent on mutually agreeable terms. These agreements generally range between 3 years to 9 years. The lease rentals charged during the year and obligation in respect of non-cancellable leases as per the respective agreements is as follows:

F - 2 - 76

	Successor	Predecessor
	31 December 17	31 March 17
	$ in million	$ in million
Lease payments recognized in the statement of profit & loss for the year	2.25	20.45

Lease rental payable
Within one year	11.02	7.65
After one year but not more than five years	33.16	19.84
More than 5 years	6.53	5.34
	50.71	32.83

29.	Segment information

The Group is organised based on the nature of the services provided and there is only single reportable segment i.e. Business Process Outsourcing ('BPO'). These operating segments are monitored by the Group’s chief operating decision maker and strategic decisions are made on the basis. The Directors have been identified as the Chief Operating Decision Maker (“CODM”). The CODM evaluates the Company’s performance and allocates resources based on revenue growth.

The Group prepares its geographical information in conformity with the accounting policies adopted for preparing and presenting the consolidated financial statements of the Group as a whole. Revenues from the geographic segments are based on the domicile of the customer and non-current assets from the geographic segment based on the location of the assets.

	Geographical information
	As at and for the period ended 31 December 2017									$ in million

	Successor	India	Australia	Middle East	Malaysia	South America	North America	South Africa	Others	Total
	Revenue from operations (net)	10.70	4.23	19.63	5.25	10.88	2.90	3.00	0.98	57.57
	Non current assets (*) #	71.92	15.85	65.19	41.78	35.85	0	16.23	50.45	297.27

	There are 3 customers accounting more than 27% of the revenue and these 3 customers account for 38% of the net trade receivables. This includes top customer accounting to 22% of the revenue.
	(*) Non-current assets exclude financial instruments and deferred tax assets.
	# Others include Corporate Assets of $ 49.5 million.

	As at and for the year ended 31 March 2017									$ in million

	Predecessor	India	Australia	Middle East	Malaysia	South America	North America	South Africa	Others	Total
	Non current assets (*)	20.69	10.03	73.25	4.18	2.43	0	13.94	1.45	125.97

	(*) Non-current assets exclude financial instruments and deferred tax assets.

	As at and for the year ended 31 December 2016
										$ in million
		India	Australia	Middle East	Malaysia	South America	North America	South Africa	Others	Total
	Revenue from operations (net)	66.71	30.66	81.85	30.49	48.25	22.05	11.65	11.05	302.71

	There are 3 customers accounting more than 41% of the revenue and these 3 customers account for 26% of the net trade receivables.

30.	Related Party Disclosures:

	Holding Company	Key Management personnel (KMP)
	CSP Alpha Holdings Parent Pte. Ltd.	Directors

F - 2 - 77

			Sanjay Chakrabarty	Bharat Rao
			Mukesh Sharda
a)	The following is a list of the Company’s subsidiaries as at:
	Company Name	Country of Incorporation	Share holding Pattern
			Successor	Predecessor	Predecessor
			31 December 17	31 March 17	31 December 16
	Aegis Limited (Business Operation)	India	0	100%	100%
	Aegis Customer Support Services Private Limited #	India	100%	100%	0
	Aegis Global services FZ LLC	Dubai	100%	100%	100%
	Aegis Outsourcing UK Limited	UK	100%	100%	100%
	Aegis Netherlands II B.V.	Netherlands	100%	100%	100%
	Aegis Services Lanka (Pvt) Ltd	Sri Lanka	100%	100%	80%
	Aegis Peru S.A.C	Peru	100%	100%	100%
	Aegis Argentina S.A.	Argentina	100%	100%	100%
	Main Street 741 Proprietary Limited	South Africa	100%	100%	74%
	Aegis Outsourcing South Africa Proprietary Limited	South Africa	100%	100%	74%
	Aegis BPO Malaysia Sdn. Bhd.	Malaysia	99.99%	99.99%	99.99%
	Aegis Holidays Malaysia Sdn. Bhd.	Malaysia	100%	100%	100%
	Aegis BPO Services Australia Holdings PTY Ltd	Australia	100%	100%	100%
	Aegis Services Australia PTY Ltd	Australia	100%	100%	100%
	Partnership Australia PTY Ltd	Australia	100%	100%	100%
	Multiple Stories PTY Ltd	Australia	100%	100%	100%
	Aegis Employment Services PTY Ltd	Australia	100%	100%	100%
	Aegis Europe holding Ltd (UK)	UK	100%	100%	100%
	Aegis Americas Inc	USA	100%	100%	100%
	Contact Center Company *	Saudi Arabia	51%	51%	51%
	Aegis Global Services Pvt. Ltd.	India	0	100%	100%
	Aegis Services Pte Ltd (Singapore)	Singapore	0	100%	100%
	ESM Holdings Limited	Mauritius	100%	0	0
	CSP Alpha Holdings Pte. Ltd.	Singapore	100%	0	0
	* Subsidiary from 02 June 2016
	# Entity incorporated on 23 February 2017

	Associate
	Company Name	Country of Incorporation	Share holding Pattern
			Successor	Predecessor	Predecessor
			31 December 17	31 March 17	31 December 16
	Queensland Partnership Group Pty Ltd	Australia	33.33%	33.33%	33.33%
	Services Queensland Partnership	Australia	16.67%	16.67%	16.67%
	Northern Australia Services Pty Ltd	Australia	16.67%	16.67%	16.67%

	Others (where transactions exist)
	CSP Alpha Co-invest LP
	CSP Alpha Investment LP

b)	Transactions with the related parties
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Rendering of services
	Contact Center Company (till 01 June 2016)			0	0.86

	Pass through cost
	CSP Alpha Co-invest LP			0.05	0

F - 2 - 78

	CSP Alpha Investment LP			0.01	0

	Remuneration paid to KMP			0	0

	Balances with the related parties
	CSP Alpha Co-invest LP			0.05	0
	CSP Alpha Investment LP			0.01	0

31.	Non-controlling interests (NCI)

a)	Ownership interest held by non- controlling interests
	Name of the Entity	Place of Incorporation	Successor	Predecessor	Predecessor
			31 December 17	31 March 17	31 December 16
	Contact Center Company	Saudi Arabia	49.00%	49.00%	49.00%
	Aegis Services Lanka (Pvt) Ltd	Sri Lanka	0	0	20.00%

b)	Summarised statement of profit or loss for NCI
				Successor	Predecessor
				31 December 17	31 December 16
				$ in million	$ in million
	Contact Center Company			1.01	4.67
	Aegis Services Lanka (Pvt) Ltd			0	0.04

	i) Contact Center Company
				Successor	Predecessor
				31 December 17	31 December 16
				$ in million	$ in million
	Total Income			19.44	80.89
	Profit /(loss) for the year			2.06	9.53
	Other Comprehensive Income			(0.22)	(1.26)
	Profit Allocated to non-controlling Interest			1.01	4.67
	OCI to non controlling Interest			(0.11)	(0.61)
	Dividends paid to non-controlling Interest			0.00	3.27

	ii) Aegis Services Lanka (Pvt) Ltd
				Successor	Predecessor
				31 December 17	31 December 16
				$ in million	$ in million
	Total Income			0	2.88
	Profit /(loss) for the year			0	0.18
	Profit allocated to non-controlling Interest			0	0.04

c)	Summarised Balance Sheet for NCI
	i) Contact Center Company
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Non current assets			78.91	74.56
	Current assets			58.77	49.69
	Total			137.68	124.25
	Non current liabilities			8.14	7.81
	Current liabilities			34.40	23.57
	Total			42.54	31.38
	Net Assets			95.14	92.87

F - 2 - 79

Net Assets attributable to non-controlling interest	46.62	45.51

32.	Business combinations and acquisition of non controlling interests

	Successor
	ESM Holdings Limited and Subsidiaries

On 22 November 2017 (“Acquisition date”), CSP Alpha Holdings Pte. Ltd. ("Company" or "Successor") has acquired a 100% of its stake in ESM Holdings Limited ("ESMHL" or "Predecessor") and its subsidiaries, which provides business processing outsourcing services and business solution to global industry players and IT services for total consideration of US$ 280 million subject to any adjustments for cash and working capital which will get settled as per the clause mentioned in the share purchase agreement. The Company has funded the acquisition primarily with a five year secured term loan. The purchase consideration has been allocated on the fair value of assets, liabilities and non controlling interests. The purchase price has been allocated on a provisional basis. The primary method used in determining fair value estimates was the income approach, which attempts to estimate the income producing capability of the asset.

	The fair values of the identifiable assets and liabilities of ESMHL as at the date of acquisition were:
		$ in million
	Particulars	Total
	Assets
	Property, plant and equipment	27.09
	Intangible assets
	Software	10.02
	Customer relationships	52.60
	Brand	49.50
	Capital work in progress	0.53
	Trade receivables	56.08
	Unbilled revenue	60.29
	Deferred tax assets	4.45
	Cash and bank balances	21.23
	Other financial and non financial assets	28.04
	Liabilities
	Trade payables	12.81
	Borrowings	22.00
	Provisions	22.36
	Deferred tax liabilities	9.76
	Other current liabilities	72.38
	Non controlling interests	45.72
	Net assets	124.80
	Less: Purchase consideration	280.00
	Goodwill	155.20

The trade receivables comprise gross contractual amounts due of $55.68 and the Company, based on its best estimate at the acquisition date, expects to collect the entire amount. The unbilled revenue comprises gross contractual amounts of $60.01 and the Company, based on its best estimate at the acquisition date, expects to invoice the entire amount and collect it.

	Goodwill is attributable mainly to expected synergies and assembled workforce arising from the acquisition. Goodwill arising from this acquisition is not expected to be deductible for tax purposes.
	The Company has incurred acquisition related costs of $ 3.71 which was shown under General and administrative expenses (Refer note 19).

	Impact of acquisition on the results of the Company:

The net assets of ESMHL and its subsidiaries, as on 31 December 2017 are $ 27.95 Million, net revenue for the period from 22 November 2017 to 31 December 2017 is $ 57.66 Million and the net profit after tax during the period from 22 November 2017 to 31 December 2017 is $ (0.95) Million.

	Impact of all acquisitions on the results of the Company:
	Had the acquisitions occurred on 01 April 2017, the Company’s revenue and profit for the nine months ended 31 December 2017 would have been $ 364.48 million and $ 3.88 million, respectively.

	Predecessor
	Contact Centre Company ("CCC")

F - 2 - 80

On 08 September 2010, the Group has entered into an agreement with Saudi Telecom Company (“STC”) to provide business processing outsourcing services in the field of telecommunications and information technology support and maintenance, system development support and communications programs and information technology. As per the term of the agreement, on 21 April 2014 the Group had exercised the option to acquire additional 4,501 shares of CCC at par value of SAR 10 each from STC. As result of this the Group shareholding in CCC increased to 51% which was subject to regulatory approvals.

On 18 November 2015, the Group has obtained necessary permission from the relevant authorities of the Kingdom of Saudi Arabia, including the Ministry of Commerce and Industry, the Saudi Arabia General Investment Authority and the Notary Public. Accordingly shares have been transferred from STC to Group. As per the terms of the agreement, the Group was now entitled to obtain majority on the Board, however, the original agreement was required to be amended on 07 September 2015 to enable the Group to exercise its right to appoint the directors to establish majority.

Subsequently, based on the amended joint venture agreement entered into with STC on 04 April 2016, the Group was able to obtain the majority on the board w.e.f. 02 June 2016. As a result the Group had obtained controlling interest over CCC from the said date. For the ease of consolidation, the management has considered 01 June 2016 as effective date for consolidation of financial information of CCC, as the transactions as on 01 June 2016 is not material.

The fair values of the identifiable assets and liabilities of CCC as at the date of acquisition were:

Particulars	Total
Assets
Property, plant and equipment	0.44
Intangible assets	0.14
Customer relationship	27.20
Capital work in progress	0.09
Trade receivables	19.52
Unbilled revenue	12.20
Cash and bank balances	7.46
Other financial and non financial assets	12.94
Liabilities
Trade payables	2.25
Provisions	0.68
Deferred tax liability	0.34
Other current liabilities	27.97
Non controlling interests	42.83
Net assets	5.92
Less: Fair value of Equity-accounted investees	44.60
Goodwill	38.68

The trade receivables comprise gross contractual amounts due of $19.52 and the Company, based on its best estimate at the acquisition date, expects to collect the entire amount. The unbilled revenue comprises gross contractual amounts of $12.20 and the Company, based on its best estimate at the acquisition date, expects to invoice the entire amount and collect it.

Goodwill is attributable mainly to expected synergies and assembled workforce arising from the acquisition. Goodwill arising from this acquisition is not expected to be deductible for tax purposes.
The Company has incurred acquisition related costs of $ Nil.
The purchase consideration has been allocated on the fair value of assets, liabilities and non controlling interests.

Fair values were estimated by management based on information currently available, including third-party valuation and estimates of future operating results. The primary method used in determining fair value estimates was the income approach, which attempts to estimate the income producing capability of the asset. The Group has accounted a gain on fair value of Equity-accounted investees of $ 25.91 Million.

Impact of acquisition on the results of the Company:

The net assets of CCC, as on 31 March 2017 are $ 92.87 Million, net revenue for the period from 01 June 2016 to 31 March 2017 is $ 117.59 Million and the net profit after tax during the period from 01 June 2016 to 31 March 2017 is $ 6.22 Million.

Impact of all acquisitions on the results of the Company:
Had the acquisitions occurred on 01 April 2016, the Company’s revenue and profit for the year ended 31 March 2017 would have been $ 138.07 million and $ 8.52 million, respectively.

Predecessor
Common control using the pooling of interest method

The Group has assumed all common control transactions had taken place at the beginning of 01 April 2015 and accounted for as a business combination under common control using the pooling of interest method.

F - 2 - 81

A business combination involving entities or businesses under common control is a business combination in which all of the combining entities or businesses are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory. The Group has accounted for the acquisitions based on the carrying amounts recorded in the standalone financial statements of respective subsidiaries. Financial statements are retrospectively consolidated as part of the Group’s consolidated financial statements as if the acquisitions had occurred at the beginning of the earliest period presented in the consolidated financial statements, and the acquisitions had occurred on 01 April 2015, regardless of the actual date of the combinations.

The difference if any, between the amounts recorded as share capital plus any additional consideration in the form of cash or other assets and the amount of share capital of the transferor is transferred to merger reserve.

The Group has acquired the below mentioned entities on given dates but for the ease of consolidation such acquisition was considered as a business combination and accounted under common control pooling of interest method. The financial statements of all the subsidiaries were retrospectively consolidated, as if such transaction had occurred on 01 April 2015.

Subsidiaries	Date of Acquisition	Purchase Consideration	Share Capital / Net Assets	Other Reserve	Merger Reserve
Main Street 741 Pty Limited	12-Dec-14	15.50	0.00	0	15.50
Aegis Outsourcing UK Ltd	31-Dec-14	8.80	9.84	0	(1.04)
Aegis BPO Malaysia Sdn Bhd	31-Dec-14	10.21	4.71	(4.94)	10.44
Aegis BPO Services Australia Holding Pty Ltd	31-Mar-15	17.70	32.14	0	(14.44)
Aegis America Inc.	5-Jul-16	0.00	0.15	0	(0.15)
Aegis Services Lanka Pvt Limited.	31-Mar-17	1.23	0.60	0	0.63
Aegis Netherlands II BV	31-Mar-17	14.66	0.03	0	14.63
Aegis Argentina S.A	31-Mar-17	7.94	4.22	0	3.72
Aegis Peru S.A.C	31-Mar-17	1.25	1.28	0	(0.03)
Aegis Customer Supports Services Pvt Ltd	1-Sep-17	44.83	13.97		30.86
		122.11	66.94	(4.94)	60.12

33.	Interest in associate

Set out below are the associates of the group as at 31 December 2017 which, in the opinion of the managements, are material to the group. The entities listed below have share capital consisting solely of ordinary shares, which are held directly by the group. The country of incorporation or registration is also their principal place of business. The group's share of profit / loss of associate, is accounted under the “Equity method” as per which the share of profit of associate has been added to the cost of investment.

The carrying value of the associates of the group as at 31 December 2017 approximates its fair value.

The group has 33.33% interest in Queensland Partnership Group Pty. Ltd., 16.67% interest in Services Queensland Partnership in Australia and 16.67% interest in Northern Australia Services Pty Ltd - NAS (v) in Australia. The group's share of profit/loss of associate, is accounted under the “Equity method” as per which the share of profit of associate has been added to the cost of investment.

The carrying value of the associates of the group as at:
Carrying amount
		Successor	Predecessor
		31 December 2017	31 March 2017
		$ in million	$ in million
	Associates (individually immaterial)	0.87	1.28
	Total equity accounted investments	0.87	1.28

Summarised statement of comprehensive income
		Successor	Predecessor
		31 December 2017	31 December 2016
		$ in million	$ in million
	Total Aggregate amounts of the group’s share of profit	0.00	1.95

F - 2 - 82

34.	Fair value measurement of financial instruments

a.	Set out below, is a comparison by class of the carrying amounts and fair value of the Group’s financial instruments:
		Successor		Predecessor
		Carrying value	Fair value	Carrying value	Fair value
		31 December 17	31 December 17	31 March 17	31 March 17
		$ in million	$ in million	$ in million	$ in million
	Financial assets
	At amortised cost
	Trade receivables	68.50	68.50	64.50	64.50
	Cash and cash equivalent	18.15	18.15	15.78	15.78
	Bank balances other than above	3.45	3.45	3.73	3.73
	Unbilled revenue	55.01	55.01	40.72	40.72
	Loans	3.11	3.11	3.72	3.72
	Other financial assets	5.48	5.48	2.82	2.82
	Total	153.70	153.70	131.27	131.27
	Financial liabilities
	At amortised cost
	Borrowings	146.32	146.32	94.40	94.40
	Trade payables	19.19	19.19	17.82	17.82
	Other financial liabilities	43.94	43.94	109.71	109.71
	Total	209.45	209.45	221.93	221.93

Carrying amounts of cash and cash equivalents, trade receivables, unbilled revenues, loans and trade and other payables as at 31 December 2017 and 31 March 2017 approximate the fair value because of their short-term nature.

b.
Financial assets and financial liabilities measured at fair value in the balance sheet are grouped into three Levels of a fair value hierarchy. The three Levels are defined based in the observability of significant inputs to the measurement, as follows:

	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities
	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly
	Level 3: unobservable inputs for the asset or liability
	None of the financial assets and liabilities are measured at fair value on a recurring basis at 31 December 2017 and 31 March 2017.

35.	Financial risk management objectives and policies

Financial risk factors

The Group activities expose it to a variety of financial risks : market risk, credit risk and liquidity risk. The Group's focus is to foresee the unpredictability of financial markets and seek to minimize potential adverse effects on its financial performance.

a)	Market Risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises two types of risk - interest rate risk and foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s debt obligations with floating interest rates.

The Group manages its interest rate risk by either having a portfolio of fixed and variable rate loans and borrowings or/ and entering into interest-rate swaps, as assessed by the management based on risk management.

# On 26 March 2017, the Company has issued cumulative redeemable preference shares of $ 60.5 million which carries a coupon rate of 6.75% per annum and redeemable within 5 years which approximately equal to the fair value as on 31 March 2017. Other fixed rate borrowings are current in nature and their carrying values approximately equal to the fair value as on 31 March 2017.

Borrowings:
		Successor	Predecessor
		31 December 17	31 March 17
		$ in million	$ in million
	Fixed rate borrowing #	16.28	99.39
	Floating rate borrowing	134.23	7.37

F - 2 - 83

				150.51	106.76

	Profit/(loss) is sensitive to higher/lower interest expense from borrowings as a result of changes in interest rates (holding all other variables constant) as shown below:

		Increase/decrease in percentage		Effect on PBT Increase/(Decrease)
				31 December 17	31 December 17
				$ in million	$ in million

	Impact on PBT	1%	-1%	1.34	(1.34)

	The Group does not designate any instruments as effective hedge and thus has no impact on equity arising from a change in interest rate arising from its financial instruments.

	Foreign currency risk

Foreign currency risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate because of change in foreign exchange rate. The Group evaluates exchange rate exposure arising from foreign currency transactions.

The Group has significant investments and operations in India, Malaysia, Argentina, Kingdom of Saudi Arabia, South Africa and Australia. Accordingly, its financial state of affairs can be affected significantly by movements in the exchange rates.

The Group’s exposure to foreign currency arises where a group company holds financial assets and liabilities denominated in a currency different from the functional currency of that entity (i.e. the other currency) with US dollar. Set out below is the impact of a 10% movement in the US dollar on profit arising as a result of the revaluation of the Group’s foreign currency financial assets and liabilities, with all other variables held constant. The Group’s exposure to foreign currency changes for all other currencies is not material.

					$ in million
		Successor		Predecessor
		31 December 2017		31 March 2017
		Financial assets	Financial liabilities	Financial assets	Financial liabilities
		$ in million	$ in million	$ in million	$ in million
	United States Dollar (USD)	10.29	10.51	7.98	17.89

	Profit/(loss) is sensitive to changes in exchange rates (holding all other variables constant) arising mainly from foreign currency denominated financial instruments as shown below:
				Successor	Predecessor
				As at 31 December 2017	As at 31 March 2017
	Effect of
	10% increase in USD			(0.02)	(0.99)

	The impact of a 10% weakening of the US Dollar on PBT will be the same as disclosed above except that decrease would be converted to increase.
	The Group does not designate any instruments as effective hedge and thus has no impact on equity arising from a change in exchange rate arising from its financial instruments.
	The above sensitivity analysis is not representative of the inherent foreign exchange risk as the year-end exposure does not reflect the exposure during the year.

b)	Credit risk analysis

Credit risk is the risk that a counterparty fails to discharge an obligation to the Group. The Group is exposed to this risk for various financial instruments, for example by granting loans and receivables to customers, security deposits etc. the Group maximum exposure to credit risk is limited to the carrying amount of financial assets recognised as summarised below:

				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Classes of financial assets-carrying amounts:
	Trade receivables			68.50	64.50
	Cash and cash equivalent			18.15	15.78
	Bank balances other than above			3.45	3.73
	Unbilled revenue			55.01	40.72
	Loans			3.11	3.72

F - 2 - 84

	Other financial assets			5.48	2.82
				153.70	131.27

The Group continuously monitors defaults of customers and other counterparties and incorporates this information into its credit risk controls. The Group’s policy is to deal only with creditworthy counterparties.

The provision matrix takes into account available external and internal credit risk factors which includes but not limited to financial conditions, ageing of trade receivables and the Group's historical experience for customers.

	The movement of the provision for doubtful debt is as below:
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Balance at the beginning			0.80	1.62
	Impairment loss recognised/(reversed)			(0.08)	(0.82)

	Balance at the end			0.72	0.80

	The credit risk for cash and cash equivalents and bank balances are considered negligible, since the counterparties are reputable banks with high quality external credit ratings.

	Financial assets that are past due but not impaired

There is no other class of financial assets that is past due but not impaired, except for trade receivables, which forms part of the class “Loans and receivables.” The Company’s credit period generally ranges from 30-60 days. The age-wise break up of trade receivables, net of allowances that are past due beyond credit period, are as follows:

				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Due 0-90 days			64.15	60.46
	Due 91-180 days			2.17	1.16
	Due 181-360 days			0.94	1.62
	Due over 365 days			1.96	2.06
	Total			69.22	65.30
	Less : Allowances for doubtful account receivables			(0.72)	(0.80)
	Trade receivables, net of allowances for doubtful accounts receivable (Refer note 9)			68.50	64.50

	The following table gives details in respect of percentage of revenues generated from top customer and top five customers:
				Successor	Predecessor
				31 December 17	31 March 17
	Revenue from top customer			22%	33%
	Revenue from top five customers			47%	51%

c)	Liquidity risk analysis

Liquidity risk is the risk that the Group might be unable to meet its obligations. The Group manages its liquidity needs by monitoring scheduled debt servicing payments for long-term financial liabilities as well as forecast cash inflows and outflows due in day-to-day business. The data used for analysing these cash flows is consistent with that used in the contractual maturity analysis below. Liquidity needs are monitored in various time bands, on a day-to-day and week-to-week basis, as well as on the basis of a rolling 30-day projection. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly. Net cash requirements are compared to available borrowing facilities in order to determine headroom or any shortfalls. This analysis shows that available borrowing facilities are expected to be sufficient over the lookout period.

The Group’s objective is to maintain cash and marketable securities to meet its liquidity requirements for 30-day periods at a minimum. This objective was met for the reporting periods. Funding for long-term liquidity needs is additionally secured by an adequate amount of committed credit facilities and the ability to sell long-term financial assets.

The Group considers expected cash flows from financial assets in assessing and managing liquidity risk, in particular its cash resources and trade receivables. The group’s existing cash resources and trade receivables significantly exceed the current cash outflow requirements. Cash flows from trade and other receivables are all contractually due within six months.

	The table below summarises the maturity profile of the Group’s financial liabilities based on contractual undiscounted payments:

	As at 31 December 2017
	Successor	<1yr	1-5 yrs.	>5 yrs.	Total
		$ in million	$ in million	$ in million	$ in million

F - 2 - 85

	Borrowings	16.38	129.94	0	146.32
	Trade payables	19.19	0	0	19.19
	Other financial liabilities	43.94	0	0	43.94
		79.51	129.94	0	209.45

	As at 31 March 2017
	Predecessor	<1yr	1-5 yrs.	>5 yrs.	Total
		$ in million	$ in million	$ in million	$ in million
	Borrowings	33.32	61.08	0	94.40
	Trade payables	17.82	0	0	17.82
	Other financial liabilities	109.71	0	0	109.71
		160.85	61.08	0	221.93

36.	Capital management

The Group’s objectives while managing capital are to safeguard its ability to continue as a going concern and to provide adequate returns for its shareholders and benefits for other stakeholders. The Group's policy is generally to maximize (optimise) borrowings at an operating Company level, on a non-recourse basis, within an acceptable level of debt. Equity funding for existing operations or new acquisitions is raised centrally, first from excess cash and then from new borrowings while retaining on an acceptable level of debt for the consolidated Group. The Group's policy is to borrow using a mixture of long-term and short-term debts from both local and international financial markets as well as multi-lateral organisations together with cash generated to meet anticipated funding requirements.

The Group monitors capital using a gearing ratio, which is net debt divided by total capital plus net debt. The Group includes within net debt, interest bearing loans and borrowings less cash and cash equivalents and short-term deposits.

	Capital includes equity attributable to the equity holders of the parent.
				Successor	Predecessor
				31 December 17	31 March 17
				$ in million	$ in million
	Interest-bearing loans and borrowings			150.51	106.76
	Trade payables			19.19	17.82
	Less: Cash and bank deposits			(21.60)	(19.51)
	Net debt			148.10	105.07

	Equity			199.23	9.68
	Total capital (Equity and Debt)			347.33	114.75
	As percentage of total capital			42.6%	91.6%

In order to achieve this overall objective, the Group’s capital management, amongst other things, aims to ensure that it meets financial covenants attached to the interest-bearing loans and borrowings that define capital structure requirements. Breaches in meeting the financial covenants would permit the bank to immediately call loans and borrowings. There have been no breaches in the financial covenants of any interest-bearing loans and borrowing in the current period.

	No changes were made in the objectives, policies or processes for managing capital during the years ended 31 December 2017 and 31 March 2017.

F - 2 - 86

37.	Government Grant

a) During the period ended 31 December 2017 Aegis Argentina SA has received $ 0.03 million subsidy of 25% (twenty five per cent) of monthly gross salaries to pay each of its business processes and/or telemarketing agents, either with a remunerative or non-remunerative character, ratified by the Labour Department for a period of four years from the Congress of the Province of Tucuman. The management considers this grant incidental to the operations of the Group and accordingly the same has been netted off against the salary expense.

b) During the period ended 31 December 2017 Contact Center Company has received $ 0.53 million grant from Human Resource Development Fund (HRDF). The objective of this grant is to support the Organization with the eligibility based funding for hiring high school/ graduates who are Saudi nationals to increase Saudization. The management considers this grant incidental to the operations of the Group and accordingly the same has been netted off against the salary expense.

c) During the period ended 31 December 2017 Aegis Outsourcing South Africa (Pty) Ltd. has received $ 0.04 million grant from Minister of Trade and Industry of South Africa. The objective of the incentive is to create youth employment in South Africa through servicing offshore activities by contributing to the country's export revenue. The management considers this grant incidental to the operations of the Group and accordingly the same has been netted off against the related expense.

38.	Subsequent events

On 15 March 2018 the Company entered into a definitive transaction agreement with STARTEK, a leading provider of business process outsourcing services with significant operations in the United States, Philippines, Honduras and Jamaica, and a listed company on the New York Stock Exchange (NYSE). Post - transaction, CSP Alpha Holdings Parent Pte Ltd is expected to own approximately 55% of the combined company.

On 12 April 2018, the Board of Directors of one of the group’s subsidiary, Aegis Outsourcing (UK) Limited announced its intention to implement a cost reduction programme and to take measures to reduce costs and therefore shut down the operations including the possibility of a pre-closure or surrender of lease and end certain expenses. Aegis Outsourcing (UK) Limited is still evaluating the impact of closure cost related to shutting down the operation. Further Board of directors are authorized to take steps and execute necessary documents in connection with the shutdown of the operations.

39.	Authorisation of financial statements
These consolidated financial statements for the period ended 31 December 2017 (including comparative) were approved by the Board of Directors and authorised for issued on 08 May 2018.

For and on behalf of the Board of Directors of
CSP ALPHA MIDCO PTE. LTD.

		/s/ Mukesh Sharda	/s/ Bharat Rao

		Mukesh Sharda	Bharat Rao
		Director	Director

F - 2 - 87

Annex A

TRANSACTION AGREEMENT

TRANSACTION AGREEMENT
by and among
STARTEK, INC.,
CSP ALPHA MIDCO PTE LTD
and
CSP ALPHA HOLDINGS PARENT PTE LTD
Dated as of March 14, 2018

TABLE OF CONTENTS
Article I TRANSACTIONS                                    A - 9

1.1	Sale A - 10

1.2	Issuance A - 10

1.3	Additional Cash Payment and Additional Shares A - 10

1.4	The Closing A - 10

1.5	Actions at the Closing A - 10

1.6	Net Debt Adjustment A - 10

1.7	Transaction Expenses A - 12
Article II REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER            A - 13

2.1	Organization, Standing A - 13

2.2	Authority, Power; No Conflict; Required Filings and Consents A - 13

2.3	Ownership of Private Company Common Stock A - 14

2.4	Lack of Ownership of Company Stock A - 14

2.5	Litigation A - 14

2.6	Brokers A - 14

2.7	Purchase for Own Account; Sophistication A - 14

2.8	Restricted Securities; Legends A - 15

2.9	Accredited Investor A - 15

2.10	Independent Investigation A - 15

2.11	No Other Representations or Warranties; Non-Reliance A - 15
Article III REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY            A - 16

3.1	Organization, Standing and Power A - 16

3.2	Capitalization A - 17

3.3	Subsidiaries A - 18

3.4	Authority; No Conflict; Required Filings and Consents A - 18

3.5	SEC Filings; Financial Statements; Information Provided A - 20

3.6	No Undisclosed Liabilities A - 21

3.7	Absence of Certain Changes or Events A - 21

3.8	Taxes A - 21

3.9	Real Property A - 22

3.10	Intellectual Property; Data Privacy A - 23

3.11	Contracts A - 24

3.12	Litigation A - 24

3.13	Environmental Matters A - 25

3.14	Employee Benefit Plans A - 25

3.15	Compliance With Laws A - 26

3.16	Anti-Corruption A - 26

3.17	Permits and Regulatory Matters A - 27

3.18	Insurance A - 27

3.19	Labor Matters A - 28

3.20	Opinion of Financial Advisor A - 28

3.21	Section 203 of the DGCL A - 28

3.22	Certain Business Relationships With Affiliates A - 28

3.23	Brokers A - 28

3.24	Independent Investigation A - 28

3.25	No Appraisal Rights A - 29

3.26	Customers and Suppliers A - 29

3.27	No Other Representations or Warranties; Non-Reliance A - 29
Article IV REPRESENTATIONS AND WARRANTIES OF PRIVATE COMPANY            A - 29

4.1	Organization, Standing and Power A - 29

4.2	Capitalization A - 30

4.3	Subsidiaries A - 31

4.4	Authority; No Conflict; Required Filings and Consents A - 31

4.5	Financial Statements; Information Provided A - 32

4.6	No Undisclosed Liabilities A - 32

4.7	Absence of Certain Changes or Events A - 33

4.8	Taxes A - 33

4.9	Real Property A - 33

4.10	Intellectual Property A - 34

4.11	Contracts A - 35

4.12	Litigation A - 35

4.13	Environmental Matters A - 36

4.14	Employee Benefit Plans A - 36

4.15	Compliance With Laws A - 36

4.16	Anti-Corruption A - 37

4.17	Permits and Regulatory Matters A - 37

4.18	Insurance A - 37

4.19	Labor Matters A - 38

4.20	Ownership of Public Company Common Stock A - 38

4.21	Certain Business Relationships With Affiliates A - 38

4.22	Brokers A - 38

4.23	Controls and Procedures, Certifications and Other Matters A - 38

4.24	Independent Investigation A - 39

4.25	Customers and Suppliers A - 39

4.26	Teleperformance SPA A - 39

4.27	No Other Representations or Warranties; Non-Reliance A - 39

Article V CONDUCT OF BUSINESS                                A - 39

5.1	Covenants of Public Company A - 39

5.2	Covenants of Private Company A - 41
Article VI ADDITIONAL AGREEMENTS                                A - 43

6.1	No Solicitation A - 43

6.2	Proxy Statement A - 46

6.3	Stockholder Approval A - 47

6.4	NYSE Listing A - 47

6.5	Confidentiality; Access to Information A - 47

6.6	Reasonable Best Efforts A - 48

6.7	Public Disclosure A - 49

6.8	Director and Officer Indemnification A - 49

6.9	Notification of Certain Matters A - 50

6.10	Employee Benefits Matters A - 50

6.11	Officers and Directors A - 50

6.12	State Takeover Laws A - 50

6.13	Security Holder Litigation A - 50

6.14	Integration Planning A - 50

6.15	Resignations A - 51

6.16	Agreement to Vote A - 51

6.17	Release and Waiver A - 51

6.18	Assignment of Rights to Indemnification A - 51

6.19	Consents A - 51
Article VII CONDITIONS TO CLOSING                                A - 51

7.1	Conditions to Each Party’s Obligation to Effect the Transactions A - 51

7.2	Additional Conditions to Obligations of Private Company and the Stockholder to Effect the Transactions A - 52

7.3	Additional Conditions to Obligations of Public Company to Effect the Transaction A - 53

7.4	Frustration of Conditions A - 53
Article VIII TERMINATION AND AMENDMENT                            A - 53

8.1	Termination A - 53

8.2	Effect of Termination A - 55

8.3	Fees and Expenses A - 55

8.4	Amendment A - 56

8.5	Extension; Waiver A - 56

8.6	Procedure for Termination, Amendment, Extension or Waiver A - 56
Article IX MISCELLANEOUS                                    A - 56

9.1	Nonsurvival of Representations and Warranties A - 56

9.2	Notices A - 56

9.3	Entire Agreement A - 58

9.4	No Third Party Beneficiaries A - 58

9.5	Assignment A - 58

9.6	Severability A - 58

9.7	Counterparts and Signature A - 58

9.8	Interpretation A - 58

9.9	Governing Law A - 59

9.10	Remedies A - 59

9.11	Submission to Jurisdiction A - 59

9.12	Disclosure Schedule A - 60

Exhibit A        Form of Stockholders Agreement
Exhibit B        Illustrative Calculation of Net Debt Adjustment
Exhibit C        Form of Charter Amendment

TABLE OF DEFINED TERMS

Terms	Location in Agreement
Additional Cash Payment	Recitals
Additional Shares	Section 1.3
Adjusted Debt Amount	Section 1.6(c)
Aegis Share Purchase Agreement	Section 4.11(a)
Affiliate	Section 3.2(c)
Agreed Upon Procedures	Section 4.5(a)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.1(a)(iv)
Alternative Proposal	Section 6.1(f)(i)
Amazon Warrant	Section 3.2(b)
Anti-Corruption Laws	Section 3.16(a)
Antitrust Laws	Section 2.2(b)
Base Number of Shares	Section 1.2
Base Number Increase Cap	Section 1.6(c)
Board Composition Waiver	Section 6.11
Business Day	Section 1.4
Cap Value	Section 1.6(c)
Cash	Section 1.6(f)(iii)
CCC	Section 4.5(a)
Closing	Section 1.4
Closing Date	Section 1.4
Code	Section 3.8(e)
Continuing Employee	Section 6.10
Confidentiality Agreement	Section 6.5(a)
DGCL	Section 2.4
Employee Benefit Plan	Section 3.14(j)(i)
Environmental Law	Section 3.13(a)
Equity Based Awards	Section 3.2(b)
ERISA	Section 3.14(j)(ii)
ESM Holdings Limited	Section 4.5(a)
ESPP	Section 3.2(b)
Exchange Act	Section 3.4(c)
FCA	Section 3.4(c)
FCA Handbook	Section 2.2(c)
FSMA	Section 2.2(c)
Financial Statements	Section 4.5(a)
GAAP	Section 3.1
Governmental Entity	Section 2.2(c)
Hazardous Substance	Section 3.13(a)
HSR Act	Section 6.6(a)
IFRS	Section 4.1
Indebtedness	Section 1.6(f)(ii)
Indemnified Persons	Section 6.8(a)
Intellectual Property	Section 3.10(a)
Issuance	Section 1.2
IRS	Section 3.14(b)
Laws	Section 3.15

Lien	Section 1.1
Money Laundering Laws	Section 3.16(e)
Negative Debt Amount	Section 1.6(b)
Net Debt Threshold Amount	Section 1.6(f)(iv)
NYSE	Recitals
NYSE Supplemental Listing Application	Section 3.4(c)
Ordinary Course of Business	Section 3.6
Outside Date	Section 8.1(b)
Permits	Section 3.17(a)
Permitted Liens	Section 2.2(b)
Person	Section 2.7
Positive Debt Amount	Section 1.6(c)
Pre-Closing Period	Section 5.1
Private Company	Preamble
Private Company Affiliate Agreements	Section 4.21
Private Company Authorizations	Section 4.17(a)
Private Company Balance Sheet	Section 4.5(a)
Private Company Common Stock	Recitals
Private Company Disclosure Schedule	Article IV
Private Company Employee Plans	Section 4.14(h)
Private Company Intellectual Property	Section 4.10(b)
Private Company Leased Properties	Section 4.9(b)
Private Company Leases	Section 4.9(b)
Private Company Material Adverse Effect	Section 4.1
Private Company Material Contract	Section 4.11(a)
Private Company Net Debt	Section 1.6(f)(i)
Private Company Net Debt Excess	Section 1.6(f)(vii)
Private Company Net Debt Target	Section 1.6(f)(v)
Private Company Owned Properties	Section 4.9(a)
Private Company Transaction Expenses	Section 1.7
Pro Forma Consolidated Financial Information	Section 4.5(a)
Proxy Statement	Section 3.5(c)
Public Company	Preamble
Public Company Affiliate Agreements	Section 3.22
Public Company Authorizations	Section 3.17(a)
Public Company Balance Sheet	Section 3.5(b)
Public Company Board	Recitals
Public Company Board Recommendation Change	Section 6.1(b)(i)
Public Company Charter Amendment	Section 3.5(c)
Public Company Common Stock	Recitals
Public Company Common Stock Reference Price	Section 1.6(c)
Public Company Disclosure Schedule	Article III
Public Company Employee Plans	Section 3.14(j)(iii)
Public Company Equity Plans	Section 3.2(b)
Public Company ERISA Affiliate	Section 3.14(j)(iv)
Public Company Intellectual Property	Section 3.10(b)
Public Company Leased Properties	Section 3.9(b)
Public Company Leases	Section 3.9(b)
Public Company Material Adverse Effect	Section 3.1
Public Company Material Contract	Section 3.11(a)

Public Company Meeting	Section 3.5(c)
Public Company Net Debt	Section 1.6(f)(i)
Public Company Net Debt Excess	Section 1.6(f)(vi)
Public Company Net Debt Target	Section 1.6(f)(iv)
Public Company Outside Date Fee	Section 8.3(c)
Public Company SEC Reports	Section 3.5(a)
Public Company Stockholder Approval	Section 3.5(c)
Public Company Stock Options	Section 3.2(b)
Public Company Termination Fee	Section 8.3(b)
Public Company Transaction Expenses	Section 1.7
Public Company Voting Proposal	Section 3.5(c)
Qualified Person	Section 6.1(f)(ii)
Recommendation Change Notice	Section 6.1(b)(iii)
Representatives	Section 6.1(a)
Required Financial Information	Section 6.2(a)
Restricted Stock Awards	Section 3.2(b)
Sale	Section 1.1
Sarbanes-Oxley Act	Section 3.5(d)
SEC	Section 2.8(a)
Securities Act	Section 2.8(a)
Stockholder	Preamble
Stockholder Releasers	Section 6.17
Stockholders Agreement	Recitals
Subsidiary	Section 3.3(a)
Superior Proposal	Section 6.1(f)(iii)
Support Agreement	Recitals
Tax Returns	Section 3.8(j)(i)
Taxes	Section 3.8(j)(ii)
Teleperformance SPA	Section 4.26
Third Party Consent	Section 6.6(b)
Transaction Expenses	Section 1.7
Transactions	Recitals

TRANSACTION AGREEMENT
This TRANSACTION AGREEMENT (this “Agreement”), dated as of March 14, 2018, is entered into by and among StarTek, Inc., a Delaware corporation (“Public Company”), CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Private Company”) and CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Stockholder”).
WHEREAS, the Stockholder owns all of the issued and outstanding shares of the common stock of Private Company (the “Private Company Common Stock”);
WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which, among other things:
(i)the Stockholder shall sell to Public Company, and Public Company shall purchase from the Stockholder, all of the shares of Private Company Common Stock;

(ii)in consideration of such sale and purchase, Public Company shall issue and deliver to the Stockholder or its designee twenty million six hundred thousand (20,600,000) shares of the common stock of Public Company, par value $0.01 per share (the “Public Company Common Stock”), as may be adjusted pursuant to Section 1.6 and further adjusted for stock splits, consolidation and other similar corporate events;

(iii)in order to effect such issuance and the other transactions contemplated hereby, Public Company shall effectuate the Public Company Charter Amendment (as defined herein); and

(iv)in addition to the Sale (as defined herein) and Issuance (as defined herein), the Stockholder shall purchase, for ten million US dollars (US$10,000,000) (as may be adjusted pursuant to Section 1.6(c) and further adjusted for stock splits, consolidation and other similar corporate events, the “Additional Cash Payment”), additional shares of Public Company Common Stock at a price of $12.00 per share of Public Company Common Stock;

in each case, on the terms and subject to the conditions contained herein (collectively, along with all other transactions contemplated by this Agreement, the “Transactions”);

WHEREAS, the Board of Directors of Public Company (together with any duly authorized committee thereof, the “Public Company Board”) has unanimously (i) approved the execution, delivery and performance of this Agreement, (ii) determined that the Public Company Charter Amendment is advisable in connection with the Transactions in accordance with the provisions of the DGCL (as defined herein), and (iii) resolved to recommend the Public Company Stockholder Approval, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the DGCL and the rules and regulations of the New York Stock Exchange (“NYSE”), as applicable;
WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Private Company’s and the Stockholder’s willingness to enter into this Agreement, the stockholders of Public Company listed in Section A of the Public Company Disclosure Schedule have entered into support agreements, each dated as of the date of this Agreement, in the form agreed to by the Stockholder (each, a “Support Agreement” and collectively the “Support Agreements”), pursuant to which such stockholders have, among other things, agreed to vote all of their shares of capital stock in favor of the Transactions and against any competing proposals; and
WHEREAS, concurrently with the Closing, and as a condition and inducement to the parties’ willingness to enter into this Agreement, Public Company and Stockholder shall enter into a Stockholders Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A (the “Stockholders Agreement”).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Public Company, Private Company and the Stockholder agree as follows:
ARTICLE I
TRANSACTIONS

1.1 Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Public Company shall purchase from Stockholder, and Stockholder shall sell, convey, assign, transfer and deliver to Public Company, all of the outstanding shares of Private Company Common Stock, free and clear of all Liens (the “Sale”). “Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest or ownership interest or claim of any kind in respect of any asset or Person.

1.2 Issuance. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and in consideration of the Sale, Public Company shall issue and deliver to Stockholder or its designee, twenty million six hundred thousand (20,600,000) shares of Public Company Common Stock, free and clear of all Liens (as may be adjusted pursuant to Section 1.6 and further adjusted for stock splits, consolidation and other similar corporate events, the “Base Number of Shares”) (the “Issuance”).

1.3 Additional Cash Payment and Additional Shares. In addition to the Sale and Issuance, at the Closing, the Stockholder shall purchase from Public Company for the Additional Cash Payment, and the Public Company shall issue and deliver to the Stockholder or its designee, eight hundred and thirty-three thousand, three hundred and thirty-three (833,333) shares of Public Company Common Stock (as may be adjusted pursuant to Section 1.6(c) and further adjusted for stock splits, consolidation and other similar corporate events, the “Additional Shares”).

1.4 The Closing. Subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII, the closing of the Transactions (the “Closing”) will take place on a date to be specified by Public Company and Private Company, which shall not be later than the fifth (5th) Business Day following the day on which the last of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) to be satisfied or waived has been satisfied or waived in accordance with this Agreement, at the offices of Jenner & Block LLP, 353 N. Clark St., Chicago, Illinois 60654, unless another date, place or time is agreed to in writing by Public Company and Private Company. For the avoidance of doubt, in the event the number of shares to be issued to the Stockholder or its designee in respect of a Positive Debt Amount would exceed the Base Number Increase Cap, the Closing Date shall occur two (2) Business Days after the expected Closing Date pursuant to Section 1.6(a) to accommodate the time period to seek consent or waiver as set forth in Section 1.6(c). For the purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Singapore are authorized or permitted by applicable Law to be closed, and the term “Closing Date” shall mean the date on which the Closing actually occurs.

1.5 Actions at the Closing. At the Closing:

(a)Private Company and the Stockholder shall deliver to Public Company the various certificates, instruments and documents referred to in Section 7.3;

(b)Public Company shall deliver to the Stockholder the various certificates, instruments and documents referred to in Section 7.2;

(c)Public Company shall deliver to the Stockholder certificates representing the number of shares of Public Company Common Stock payable pursuant to Section 1.2 and Section 1.3;

(d)the Stockholder shall deliver to Public Company by wire transfer of immediately available funds an amount in cash equal to the Additional Cash Payment pursuant to Section 1.3; and

(e)the Stockholder shall deliver or procure to be delivered to Public Company stock certificates representing all of the shares of Private Company Common Stock owned by the Stockholder, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning all of the outstanding shares of Private Company Common Stock in blank, and any other documents necessary to transfer to Public Company good and valid title to such shares free and clear of all Liens.

1.6 Net Debt Adjustment.

(a)On the third (3rd) Business Day prior to the Closing Date, (i) Public Company shall deliver to the Stockholder a statement prepared in good faith setting forth the Public Company Net Debt as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to such date, including a separate line item for each component set forth in such definition and reasonable supporting documentation used in the preparation of such statement; and (ii) Private Company shall deliver to the Stockholder a statement prepared in good faith setting forth the Private Company Net Debt as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to such date, including a separate line item for each component set forth in such definition and reasonable supporting documentation used in the preparation of such statement. Each of the Public Company, on the one hand, and the Private Company or the Stockholder, on the other hand, shall have the right to review and comment on the Private Company Net Debt or Public Company Net Debt, as the case may be, and the other party or parties hereto will consider in good faith any comments or adjustments to the calculation of Private Company Net Debt or Public Company Net Debt, as the case may be, and make appropriate changes in light of any such comments or proposed adjustments.

(b)If the Public Company Net Debt Excess is equal to the Private Company Net Debt Excess, there shall be no adjustment in the number of shares in the Issuance, which shall remain as the Base Number of Shares, and, for the avoidance of doubt, no adjustment to the Additional Cash Payment.

(c)If the Public Company Net Debt Excess less the Private Company Net Debt Excess is a positive number (the “Positive Debt Amount”), the following principles shall apply: (i) the Base Number of Shares shall be increased by a number of shares (rounded up or down to the nearest whole share) equal to the Positive Debt Amount divided by the Public Company Common Stock Reference Price; provided that if, as a result of such adjustment, the Base Number of Shares would be increased by more than 200,000 shares (as may be adjusted for stock splits, consolidation and other similar corporate events) (the “Base Number Increase Cap”), then the parties hereto shall proceed in the following order: (A) Public Company shall use its reasonable best efforts to obtain any waiver or consent of any relevant third party to allow, without requiring any material amendment to any existing agreement with any such relevant third party, an increase in the Base Number Increase Cap to permit the full adjustment and increase to the Base Number of Shares, in which case, the adjustment to the Base Number of Shares in clause (i) shall be made without the limitation of the Base Number Increase Cap; (B) Public Company may, in its sole discretion, waive the application of the Base Number Increase Cap and issue a number of additional shares of Public Company Common Stock in respect of all or part of the Positive Debt Amount, with each share of Public Company Common Stock being valued at the Public Company Common Stock Reference Price (provided that such waiver shall not conflict with, or result in any violation or breach of, constitute a default, or give rise to the vesting of any right by any third party or the acceleration of any material benefit for any third party, pursuant to any of the terms, conditions or provisions of any contract or other agreement, instrument or obligation of Public Company); and (C) if such consent or waiver referenced in sub-clause (A) is not obtained on or prior to the extended Closing Date contemplated by Section 1.4 and the waiver contemplated by sub-clause (B), if made, does not result in the issuance of an additional number of shares of Public Company Common Stock equal to the Positive Debt Amount divided by the Public Company Common Stock Reference Price, then (x) the Additional Cash Payment shall be reduced to an amount (but not less than zero) equal to ten million US dollars (US$10,000,000) minus the difference between the Positive Debt Amount and the Cap Value, and the number of Additional Shares shall equal the Additional Cash Payment as so reduced divided by the Public Company Common Stock Reference Price, and (y) the Base Number of Shares shall be adjusted to equal 20,800,000 (as may be adjusted for stock splits, consolidation and other similar corporate events) plus the number of shares obtained by dividing the Adjusted Debt Amount by the Public Company Common Stock Reference Price (with any fractional shares rounded up or down to the nearest whole share); provided, however, that, for the avoidance of doubt, the total number of shares of Public Company Common Stock to be issued to the Stockholder or its designee at Closing shall not exceed 21,633,333 (as may be adjusted for stock splits, consolidation and other similar corporate events). “Public Company Common Stock Reference Price” shall mean $12.00 per share of Public Company Common Stock, as may be adjusted for stock splits, consolidation and other similar corporate events. “Cap Value” shall be an amount equal to two million four hundred thousand US dollars (US$2,400,000), which, for the avoidance of doubt, shall equal the product of the Base Number Increase Cap and the Public Company Common Stock Reference Price (not accounting for stock splits, consolidation and other similar corporate events); provided, however, that if Public Company waives the application of the Base Number Increase Cap pursuant to sub-clause (B), the Cap Value shall be increased to equal the Public Company Common Stock Reference Price multiplied by the number of shares of Public Company Common Stock to be issued pursuant to sub-clause (B). “Adjusted Debt Amount” means an amount equal to the Positive Debt Amount minus the Cap Value; provided, however, that if the amount so calculated exceeds ten million US dollars (US$10,000,000), then the Adjusted Debt Amount shall be deemed to equal ten million US dollars (US$10,000,000).

(d)If the Public Company Net Debt Excess less the Private Company Net Debt Excess is a negative number (the “Negative Debt Amount”), the Base Number of Shares shall be decreased by a number of shares (rounded up or down to the nearest whole share) equal to the absolute value of the Negative Debt Amount divided by the Public Company Common Stock Reference Price, and, for the avoidance of doubt, there shall be no adjustment to the Additional Cash Payment.

(e)An illustrative calculation of the adjustments pursuant to this Section 1.6 is set forth in Exhibit B attached hereto.

(f) (i)    “Public Company Net Debt” shall mean an amount equal to Indebtedness minus Cash with respect to Public Company and its Subsidiaries on a consolidated basis, as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to the applicable date, and “Private Company Net Debt” shall mean an amount equal to Indebtedness minus Cash with respect to Private Company and its Subsidiaries on a consolidated basis, as determined as of 11:59 PM (Eastern Time) on the Business Day immediately prior to the applicable date.

(ii)“Indebtedness” shall mean, without duplication, (A) all liabilities for borrowed money, whether current, short-term, long-term, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (B) all liabilities for the principal amount of the deferred and unpaid purchase price of real property and equipment that have been delivered; or (C) all liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP, with respect to Public Company, and IFRS, with respect to Private Company, as capital leases; and (D) all liabilities as guarantor of obligations of any other Person of a type described in clauses (A), (B), or (C) above, to the extent of the obligation guaranteed; provided, however, for the avoidance of doubt, “Indebtedness” shall not include (w) any Indebtedness (1) between Public Company and any of its Subsidiaries (or between any of Public Company’s Subsidiaries); and (2) between Private Company and any of its Subsidiaries (or between any of Public Company’s Subsidiaries), (x) any liabilities in respect of any agreement or arrangement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; (y) any guarantees by Public Company or Private Company (or the Stockholder), or its respective Subsidiaries, as applicable, of the performance of the obligations of another Person (other than obligations in respect of Indebtedness for borrowed money), or (z) any liabilities for the reimbursement of any obligor on any undrawn letter of credit, banker’s acceptance or similar credit transaction securing obligations of any other Person of a type described in clauses (A), (B), or (C) above.

(iii)“Cash” shall mean, with respect to any Person and without duplication, all cash, bank accounts, certificates of deposit, commercial paper, treasury bills and notes, marketable securities and other cash equivalents of such Person and the Subsidiaries of such Person, including the amounts of any received but uncleared checks, drafts and wires issued prior to such time, less the amounts of any outstanding checks or transfers at such time, determined in accordance with GAAP, with respect to Public Company, and IFRS, with respect to Private Company, but in each case, for the avoidance of doubt, without giving effect to the Transactions.

(iv)“Public Company Net Debt Target” shall mean an amount equal to twenty-eight million US dollars (US$28,000,000) plus the Net Debt Threshold Amount. “Net Debt Threshold Amount” shall mean three million US dollars (US$3,000,000).

(v)“Private Company Net Debt Target” shall mean an amount equal to one hundred and fifty million US dollars (US$150,000,000) plus the Net Debt Threshold Amount.

(vi)“Public Company Net Debt Excess” shall mean (i) the excess, if any, of the Public Company Net Debt over the Public Company Net Debt Target; or (ii) zero (0) if the Public Company Net Debt Target is equal to or greater than the Public Company Net Debt.

(vii)“Private Company Net Debt Excess” shall mean (i) the excess, if any, of the Private Company Net Debt over the Private Company Net Debt Target; or (ii) zero (0) if the Private Company Net Debt Target is equal to or greater than the Private Company Net Debt.

1.7 Transaction Expenses. After the Closing, Public Company shall pay (when due and payable) or promptly reimburse, as applicable, on behalf of the Stockholder, Public Company, and Private Company, all Public Company Transaction Expenses and Private Company Transaction Expenses. “Public Company Transaction Expenses” means the Transaction Expenses incurred or otherwise payable by or on behalf of Public Company, and “Private Company Transaction Expenses” means the Transaction Expenses incurred or otherwise payable by or on behalf of the Stockholder or Private Company, which shall not include any Transaction Expenses incurred or otherwise payable to Stockholder or any of its Affiliates. “Transaction Expenses” means the aggregate amount of all fees and expenses, incurred by or on behalf of, or to be paid by, Public Company, the Stockholder or Private Company, as applicable, in connection with the consummation of the Transactions, or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transaction contemplated hereby or thereby, including (i) any fees and expenses payable to legal or financial advisors and accountants; (ii) any termination payments to any terminated employees in connection with the Transactions; (iii) any transfer Taxes, stamp duty or similar Taxes payable in connection with the Transactions; and (iv) any transaction bonus, discretionary bonus, retention, “stay put” or other similar compensatory payments (including pursuant to any plans or agreements providing for change of control or severance payments to which Public Company or Private Company, as applicable, or one of its respective Subsidiaries is a party or participates), to be made to any current or former employee, board member or consultant of the Public Company or Private Company, as applicable, or one of its respective Subsidiaries on or after the Closing Date as a result of (A) the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby; or (B) any change of control of Public Company or Private Company, as applicable, or one of its respective Subsidiaries resulting from the transactions contemplated hereby; in each case, estimates of which are set forth on Section 1.7 of the Public Company Disclosure Schedule or Private Company Disclosure Schedule, as applicable.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Public Company that the statements contained in this Article II are true and correct. For purposes hereof, the phrase “to the knowledge of the Stockholder” and similar expressions mean the actual knowledge as of the date hereof (without any duty to inquire or investigate) of the individuals identified in Section 2.0 of the Private Company Disclosure Schedule.
2.1 Organization, Standing. The Stockholder (a) is a private limited company duly organized, validly existing and in good standing under the laws of Singapore and (b) has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

2.2 Authority, Power; No Conflict; Required Filings and Consents.

(a)The Stockholder has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the other documents contemplated hereby to be executed and delivered by the Stockholder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other documents contemplated hereby to be executed and delivered by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Stockholder. This Agreement has been, and all other documents contemplated hereby to be executed or delivered by the Stockholder will be, duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Public Company, Private Company and any other party thereto, constitute or will constitute valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity).

(b)The execution and delivery of this Agreement and the other documents contemplated hereby to be executed or delivered by the Stockholder do not, and the consummation by the Stockholder of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of association or bylaws (or similar organizational documents) of the Stockholder, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien (other than a Permitted Lien) on the assets of the Stockholder pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Stockholder is a party or by which it or any of its properties or assets (whether owned or leased) may be bound, or (iii) subject to compliance with any applicable requirements of the HSR Act and any other Laws analogous to the HSR Act existing in foreign jurisdictions (together with the HSR Act, “Antitrust Laws”), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or any of the properties or assets owned or leased by such Stockholder, except in the case of clauses (ii) and (iii) of this Section 2.2(b), for any such conflicts, violations, breaches, defaults, notices, filings, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents, approvals, authorizations or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to prohibit or materially delay the ability of the Stockholder to consummate the Transactions or any other document contemplated hereby to be executed or delivered by the Stockholder or to perform its obligations hereunder or thereunder. Section 2.2(b) of the Private Company Disclosure Schedule lists all consents, waivers and approvals (if any) under any of the Stockholder’s agreements, licenses or leases required to be obtained in connection with the consummation of the Transactions, which, if individually or in the aggregate were not obtained, would reasonably be expected to prohibit or materially delay the ability of such Stockholder to consummate the Transactions or any other document contemplated hereby to be executed or delivered by such Stockholder or to perform such Stockholder’s obligations hereunder or thereunder. “Permitted Liens” means any (a) Liens for Taxes not yet due and payable, (b) statutory Liens of landlords, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and not yet due and payable, (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title that are not violated by the current use or occupancy of such leased real property or the operation of the business conducted thereon,

(e) the title of a lessor under an operating lease or capitalized lease or of any licensor under a license, and (f) imperfections of title and Liens that do not, individually or in the aggregate, (i) interfere with the present use of or occupancy of the affected leased real property, (ii) have more than a de minimis effect on the value thereof or its use, or (iii) impair the ability of such parcel to be sold, leased or subleased for its present use.

(c)Except for filings, permits, authorizations, consents, approvals and other applicable requirements as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws, Antitrust Laws, the UK Financial Services and Markets Act 2000 (“FSMA”), or the UK Financial Conduct Authority’s Handbook (“FCA Handbook”), no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any United States or non-United States (including supranational) court, arbitrational tribunal, administrative agency or commission or other governmental, regulatory or self-regulatory authority, agency or instrumentality (a “Governmental Entity”) is required by or with respect to the Stockholder in connection with the execution and delivery by the Stockholder of this Agreement or any other document contemplated hereby to be executed or delivered by the Stockholder or the consummation by the Stockholder of the Transactions or any other document contemplated hereby to be executed or delivered by the Stockholder, except for such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings that, individually or in the aggregate, if not obtained or made, would not reasonably be expected to prohibit or materially delay the ability of the Stockholder to consummate the Transactions or any other document contemplated hereby to be executed or delivered by such Stockholder or to perform its obligations hereunder or thereunder.

2.3 Ownership of Private Company Common Stock. Except as set forth on Section 2.3 of the Private Company Disclosure Schedule, the Stockholder holds legally, beneficially and of record all of the shares of Private Company Common Stock, free and clear of any Liens. The Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any shares of Private Company Common Stock. Upon consummation of the Sale, Public Company will acquire from the Stockholder good and marketable title to all shares of Private Company Common Stock, free and clear of all Liens.

2.4 Lack of Ownership of Company Stock. Neither the Stockholder nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Public Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Public Company Common Stock, or (b) is a party to any voting trusts or other agreements or understandings with respect to the voting of the capital stock or other equity interests of Public Company or any of its Subsidiaries, in each case except in accordance with this Agreement, including, for the avoidance of doubt, entry into the Support Agreements. Neither the Stockholder nor any of its Subsidiaries is, nor at any time during the last three years has been, an “interested stockholder” of Public Company as defined in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”).

2.5 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of the Stockholder, has been threatened in writing against the Stockholder that questions the validity of this Agreement or any other document contemplated hereby to be executed or delivered by the Stockholder or any action taken or to be taken by the Stockholder in connection herewith or therewith or that would reasonably be expected to prohibit or materially delay the Stockholder’s ability to consummate the Transactions or any other document contemplated hereby to be executed or delivered by such Stockholder. As of the date hereof, the Stockholder does not have any claim of any kind against Private Company.

2.6 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of the Stockholder or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions.

2.7 Purchase for Own Account; Sophistication. The Stockholder acknowledges and agrees that shares of Public Company Common Stock to be acquired by the Stockholder pursuant to this Agreement will be acquired for investment for the Stockholder’s or its Affiliate’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable securities Laws, and that the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Stockholder acknowledges and agrees that the Stockholder does not presently have any contract, undertaking, agreement or arrangement with any individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity (each, a “Person”) to sell, transfer or grant participations to such Person or to any other Person, with respect to any of the shares of Public Company Common Stock to be received by it pursuant to this Agreement. The Stockholder represents and warrants that the Stockholder has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of owning the shares of Public Company Common Stock to be received by the Stockholder pursuant to this Agreement.

2.8 Restricted Securities; Legends.

(a)The Stockholder understands that the shares of Public Company Common Stock to be received by the Stockholder in connection with the Transactions have not been, and as of the Closing will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Stockholder’s representations and warranties as expressed herein. The Stockholder understands that such shares of Public Company Common Stock will be “restricted securities” under applicable securities Laws and that, pursuant to these Laws, the Stockholder must hold such shares indefinitely unless they are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(b)The Stockholder understands that the shares of Public Company Common Stock to be received by the Stockholder in connection with the Transactions may be notated with one or more of the following legends:

(i)“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)Any legend required by applicable securities Laws to the extent such Laws are applicable to the shares represented by the certificate, instrument, or book entry so legended.

2.9 Accredited Investor. The Stockholder is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act).

2.10 Independent Investigation. The Stockholder acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries and that the Stockholder and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of Public Company and Public Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of Public Company and Public Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries.

2.11 No Other Representations or Warranties; Non-Reliance. The Stockholder acknowledges that, except for the representations and warranties contained in Article III of this Agreement, none of Public Company or any of its Affiliates or Representatives or any other Person makes (and the Stockholder is not relying on) any representation or warranty, express or implied, to the Stockholder in connection with the Transactions. In connection with the due diligence investigation of Public Company by the Stockholder and its Affiliates and Representatives, the Stockholder and its Affiliates and Representatives have received and may continue to receive after the date hereof from Public Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Public Company, its Subsidiaries, and their respective businesses and operations. The Stockholder hereby acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Stockholder is familiar, and no assurance can be given that such estimates, projections, forecasts and other forward-looking statements will be realized, and (ii) except for the specific representations and warranties of Public Company contained in this Agreement (including any that are subject to the Public Company Disclosure Schedule and the Public Company SEC Reports), the Stockholder acknowledges that Public Company has not made any representation, with respect to the accuracy or completeness of any representation or warranty, either express or implied, with respect to Public Company or any of its Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information provided to the Stockholder, or any of its Affiliates or any of their respective Representatives by Public Company, its Affiliates or any of its or their respective Representatives.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY

Public Company represents and warrants to Private Company that the statements contained in this Article III are true and correct, except (a) as disclosed in the Public Company SEC Reports filed or furnished prior to the date of this Agreement (excluding any risk factor disclosures and any forward-looking statements or other statements that are predictive or forward-looking in nature) or (b) as set forth herein or in the disclosure schedule delivered by Public Company to Private Company on the date of this Agreement (the “Public Company Disclosure Schedule”). For purposes hereof, the phrase “to the knowledge of Public Company” and similar expressions mean the actual knowledge as of the date hereof (without any duty to inquire or investigate) of the individuals identified in Section 3.0 of the Public Company Disclosure Schedule.
3.1 Organization, Standing and Power. Public Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and assets (either owned or leased) and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. For purposes of this Agreement, the term “Public Company Material Adverse Effect” means any effect, fact, circumstance, occurrence, event, development, change or condition, either individually or together with one or more other contemporaneously existing effects, facts, circumstances, occurrences, events, developments, changes or conditions that is, or would reasonably be expected to be, materially adverse to the business or financial condition of Public Company and its Subsidiaries, taken as a whole; provided, however, that no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Public Company Material Adverse Effect,” and no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other such effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Public Company Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) in any country or region in the world, or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in any country or region in the world, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world; (iii) conditions (or changes in such conditions) in the industries in which Public Company and its Subsidiaries conduct business; (iv) political conditions (or changes in such conditions) in any country or region in the world or acts of war (whether or not declared), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in any country or region in the world; (vi) the announcement or pendency of this Agreement or the anticipated consummation of the Transactions, including the identity of Private Company (including, to the extent resulting from the foregoing, any effect on any of Public Company’s or any of its Subsidiaries’ relationships with their respective customers, suppliers or employees); (vii) any actions taken or any failure to take action, in each case, which Private Company has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement; (viii) changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in United States generally accepted accounting principles (“GAAP”) or other accounting standards (or the interpretation thereof), or effects that result from any action taken for the purpose of complying with any of the foregoing; (ix) any fees or expenses incurred in connection with the Transactions; (x) changes in Public Company’s stock price or the trading volume of Public Company’s stock, or any failure by Public Company to meet any public estimates or expectations of Public Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by Public Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (xi) any legal proceedings made or brought by any of the current or former stockholders of Public Company (on their own behalf or on behalf of Public Company) against Public Company arising out of the Transactions; (xii) any events resulting from or arising out of any actions taken by Public Company or any of its Subsidiaries, on the one hand, and Private Company or any of its Subsidiaries, on the other hand, as required by this Agreement; or (xiii) any action or omission explicitly required under this Agreement or any action taken or omitted to be taken at the specific request of Private Company or any omission caused by the failure of Private

Company to provide a consent under Section 5.1 (other than any such consent with respect to which Private Company has reasonably withheld such consent pursuant to and consistent with Section 5.1); except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (v) and (viii) disproportionately adversely affect in a material respect Public Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which Public Company and its Subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Public Company Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate in a material respect).

3.2 Capitalization.

(a)The authorized capital stock of Public Company as of the date of this Agreement consists of 32,000,000 shares of Public Company Common Stock. As of the close of business on March 9, 2018, 16,199,122 shares of Public Company Common Stock were issued and outstanding.

(b)At the close of business on March 9, 2018, (A) 2,303,288 shares of Public Company Common Stock were issuable upon the exercise of outstanding stock options to purchase shares of Public Company Common Stock granted pursuant to any stock incentive or equity-related plans of Public Company (other than pursuant to the StarTek, Inc. Employee Stock Purchase Plan (“ESPP”)) (“Public Company Stock Options”), (B) 579,806 shares of Public Company Common Stock were issued as restricted stock in respect of shares of Public Company Common Stock granted pursuant to any stock incentive or equity-related plans of Public Company (“Restricted Stock Awards”), (C) 54,707 shares of Public Company Common Stock were subject to outstanding deferred stock awards granted pursuant to any stock incentive or equity-related plans of Public Company, (D) 215,572 shares of Public Company Common Stock were reserved for future awards under the stock incentive or equity-related plans of Public Company (collectively, including the ESPP, the “Public Company Equity Plans”) (other than pursuant to the ESPP), (E) 60,187 shares of Public Company Common Stock were reserved for future issuance under the ESPP, (F) 4,000,000 shares of Public Company Common Stock were issuable upon the exercise of an outstanding warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon Warrant”) and (G) no other shares of capital stock or other voting securities of Public Company were issued, reserved for issuance or outstanding. All outstanding shares of Public Company Common Stock are, and shares of Public Company Common Stock reserved for issuance with respect to Equity Based Awards and the ESPP, when issued in accordance with the respective terms thereof, will be, duly authorized and validly issued and are, or will be when issued in accordance with the respective terms thereof, fully paid, nonassessable and free of preemptive rights, purchase option, call or right of first refusal or similar rights. Included in Section 3.2(b) of the Public Company Disclosure Schedule is a true, correct and complete list, as of March 9, 2018, of all outstanding Public Company Stock Options or other rights to purchase or receive shares of Public Company Common Stock granted under the Public Company Equity Plans or otherwise (in each case, other than the ESPP), including any restricted stock units, restricted shares, performance units, performance shares, stock appreciation rights, “phantom” equity or similar securities or rights that are derivative of, or provide economic benefits based directly or indirectly on the value or price of any capital stock of, or other voting securities of, or ownership interest in Public Company or any Subsidiary (in each case, other than the ESPP) (collectively, the “Equity Based Awards”) and, including for each such Equity Based Award, the number of shares of Public Company Common Stock subject thereto, the name of the holder, date of grant, term, and, where applicable, exercise price and vesting schedule. Since March 9, 2018, Public Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding Equity Based Awards referred to above in this Section 3.2(b).

(c)Except (i) as set forth on Section 3.2(c) of the Public Company Disclosure Schedule, (ii) as set forth in this Section 3.2 and (iii) as reserved for future grants under Public Company Equity Plans as of the date of this Agreement, (A) there are no equity securities of any class of Public Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights or agreements to which Public Company or any of its Subsidiaries is a party or by which Public Company or any of its Subsidiaries is bound obligating Public Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Public Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Public Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Except as set forth on Section 3.2(c) of the Public Company Disclosure Schedule, Public Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Except as set forth on Section 3.2(c) of the Public Company Disclosure Schedule, neither Public Company nor any of its Affiliates is a party to or is bound by any agreement with respect to the voting (including proxies), sale, transfer, delivery or redemption of any shares of capital stock or other equity interests of, or other ownership interests in, Public Company, including any voting and support, stockholder, subscription, warrant, standstill and other similar agreements or commitment. Except as contemplated by this Agreement or described in this Section 3.2, and except to the extent arising pursuant to applicable state takeover or similar Laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which Public Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Public Company. For purposes of this Agreement, “Affiliate” when used with respect to any Person, means any other Person who is an “affiliate” of that first Person within the meaning of Rule 405 promulgated under the Securities Act.

(d)All outstanding shares of Public Company Common Stock are, and all shares of Public Company Common Stock (i) to be issued in connection with the Issuance or in consideration of the Additional Cash Payment or (ii) that are subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will in each case be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Public Company’s certificate of incorporation or bylaws or any agreement to which Public Company is a party or is otherwise bound.

(e)There are no obligations, contingent or otherwise, of Public Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Public Company Common Stock or the capital stock of Public Company or any of its Subsidiaries.

3.3 Subsidiaries.

(a)All Subsidiaries of Public Company are listed on Section 3.3(a) of the Public Company Disclosure Schedule. For purposes of this Agreement, the term “Subsidiary” means, with respect to any Person, another Person (x) of which such first Person owns or controls, directly or indirectly, securities or other ownership interests representing (1) more than 50% of the voting power of all outstanding stock or ownership interests of such second Person or (2) the right to receive more than 50% of the net assets available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution, or (y) of which such first Person is a general partner, manager, managing member or similar position.

(b)Each Subsidiary of Public Company is an entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization, has all requisite corporate (or similar, in the case of a non-corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of Public Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which Public Company has the power to cause to be transferred for no or nominal consideration to Public Company or Public Company’s designee) are owned, of record and beneficially, by Public Company or another of its Subsidiaries free and clear of any Lien (other than a Permitted Lien). There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Public Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of Public Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Public Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Public Company.

(c)Public Company has made available to Private Company complete and accurate copies of the charter and bylaws (or equivalent organizational documents) of each material Subsidiary of Public Company.

(d)Except as set forth on Section 3.3(d) of the Public Company Disclosure Schedule, Public Company does not control, directly or indirectly, any capital stock or other equity interests of, or other ownership interests in, any Person that is not a Subsidiary of Public Company.

3.4 Authority; No Conflict; Required Filings and Consents.

(a)Public Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the other documents contemplated hereby to be executed or delivered by Public Company and, subject only to the Public Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement and the other documents contemplated hereby to be executed and delivered by Public Company and the consummation by Public Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of Public Company, subject only to the receipt of the Public Company Stockholder Approval. This Agreement has been, and all other documents contemplated hereby and thereby to be executed or delivered by Public Company will be, duly and validly executed and delivered by Public Company and, assuming the due authorization, execution and delivery by Private Company, the Stockholder and any other party thereto, constitute or will constitute valid and binding obligations of Public Company, enforceable against Public Company in accordance with their terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity).

(b)Except as set forth on Section 3.4(b) of the Public Company Disclosure Schedule, the execution and delivery of this Agreement and the other documents contemplated hereby to be executed and delivered by Public Company do not, and (assuming that the Public Company Stockholder Approval is received) the consummation by Public Company of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Public Company or of the charter, bylaws or other organizational document of any Subsidiary of Public Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien (other than a Permitted Lien) on the assets of Public Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Public Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets (whether owned or leased) may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) through (vi) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Public Company or any of its Subsidiaries or any of the properties or assets now owned, operated or leased by any of them, except in the case of clauses (ii) and (iii) of this Section 3.4(b) for any such conflicts, violations, breaches, defaults, notices, filings, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents, approvals, authorizations or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have Public Company Material Adverse Effect.

(c)No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Public Company Common Stock are listed for trading is required by or with respect to Public Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Public Company or the consummation by Public Company of the Transactions, except for (i) the filing of the Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing of such reports, schedules or materials under the Exchange Act or the Securities Act as may be required in connection with this Agreement and the Transactions, (iii) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities Laws or the rules and regulations of the NYSE, (iv) the filing of a Supplemental Listing Application with the NYSE with respect to the shares of Public Company Common Stock to be issued pursuant to this Agreement (the “NYSE Supplemental Listing Application”), (v) the filing of an amendment to Public Company’s certificate of incorporation to effect the Public Company Charter Amendment, (vi) compliance with any applicable requirements of the Antitrust Laws, (vii) notice having been given to the UK Financial Conduct Authority (“FCA”) under section 178 of FSMA and related notifications under the FCA Handbook in relation to the acquisition of control (as defined in section 181 of FSMA) of the Private Company and Aegis Outsourcing UK Limited by the Public Company as a result of the Transactions, and the FCA having either notified the Public Company pursuant to section 189(4)(a) or 189(7) of FSMA of its approval or the FCA is to be treated as having given such approval pursuant to section 189(6) of FSMA; and (viii) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to have a Public Company Material Adverse Effect.

(d)The affirmative vote in favor of the Public Company Voting Proposal by the holders of a majority of the shares of Public Company Common Stock present or represented by proxy and voting at a meeting of Public Company’s stockholders at which a quorum is present is the only vote of the holders of any class or series of Public Company’s capital stock or other securities necessary to approve the Public Company Voting Proposal. Assuming the accuracy of the representations and warranties of the Stockholder in Section 2.4 and of Private Company in Section 4.20, the affirmative vote in favor of the Public Company Charter Amendment by the holders of at least a majority of the shares of Public Company Common Stock outstanding as of the record date of a meeting of Public Company’s stockholders at which a quorum is present in accordance with the DGCL is the only vote of the holders of any class or series Public Company’s capital stock or other securities necessary to approve the Public Company Charter Amendment. There are no bonds, debentures, notes or other indebtedness of Public Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Public Company may vote.

(e)The Public Company Board has, by resolutions duly adopted by the requisite vote of the directors and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement and the Transactions, in accordance with the terms of this Agreement, are advisable, fair to, and in the best interests of Public Company and its stockholders, (ii) approved and adopted this Agreement and approved the Transactions, and (iii) directed that the Public Company Voting Proposal and the Public Company Charter Amendment be submitted for consideration by the stockholders of Public Company and resolved to recommend that the stockholders of Public Company approve the Public Company Voting Proposal and the Public Company Charter Amendment (provided, that any change in or modification or rescission of such recommendation by the Public Company Board in accordance with Section 6.1 shall not be a breach of the representation in clause (iii) of this sentence).

3.5 SEC Filings; Financial Statements; Information Provided.

(a)Public Company has filed all registration statements, proxy statements and other statements, forms, reports and other documents required to be filed by Public Company with the SEC since January 1, 2015. All such registration statements, forms, reports and other documents (including those that Public Company may file after the date hereof until the Closing) are referred to herein as the “Public Company SEC Reports.” The Public Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the requirements of the Securities Act and the Exchange Act (and the respective rules and regulations of the SEC promulgated thereunder) applicable to such Public Company SEC Reports and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Public Company SEC Reports or necessary in order to make the statements in such Public Company SEC Reports, in the light of the circumstances under which they were made, not misleading in any material respect. None of Public Company’s Subsidiaries is required to file any documents with the SEC pursuant to the Exchange Act.

(b)Each of the consolidated statements of operations and comprehensive income (loss), consolidated balance sheets, consolidated statements of cash flows and consolidated statements of stockholders’ equity (including, in each case, any related notes and schedules thereto) contained or to be contained in the Public Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of Public Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The consolidated unaudited balance sheet of Public Company as of December 31, 2017 is referred to herein as the “Public Company Balance Sheet.” Other than any matters that do not remain the subject of any open or outstanding inquiry, Public Company has not received written notice from the SEC or any other Governmental Entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Entity. Since January 1, 2015, Public Company’s independent public accounting firm has not informed Public Company that it has any material questions, challenges or disagreements regarding or pertaining to Public Company’s accounting policies or practices which are unresolved as of the date of this Agreement. Since January 1, 2015, no current officer or director of Public Company has received, or is entitled to receive, any material compensation from any entity other than Public Company or a Subsidiary of Public Company that has engaged in or is engaging in any material transaction with Public Company or any Subsidiary of Public Company.

(c)The information to be supplied by or on behalf of Public Company for inclusion in the Proxy Statement (the “Proxy Statement”) to be sent to the stockholders of Public Company in connection with the meeting of Public Company’s stockholders (the “Public Company Meeting”) to consider the Transactions, including the issuance of shares of Public Company Common Stock in the Transactions (the “Public Company Voting Proposal”) under the NYSE rules and the amendment of Public Company’s certificate of incorporation, which shall be substantially in the form attached hereto as Exhibit C, to increase the number of authorized shares of Public Company Common Stock from 32,000,000 to 60,000,000 and include a renouncement of the corporate opportunity doctrine in accordance with Section 122(17) of the DGCL with respect to specified directors, including any directors appointed by the Stockholder (the “Public Company Charter Amendment” with the requisite stockholder approval of the Public Company Voting Proposal and the Public Company Charter Amendment being referred to herein as the “Public Company Stockholder Approval”), which information shall be deemed to include all information about or relating to Public Company, the Public Company Voting Proposal, the Public Company Charter Amendment or the Public Company Meeting, shall not, on the date the Proxy Statement is first mailed to stockholders of Public Company, or at the time of the Public Company Meeting, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading.

(d)Public Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by Public Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, any such certification complied as to form and content with the applicable provisions of the Sarbanes-Oxley Act. Other than any matters that do not remain the subject of any open or outstanding inquiry, neither Public Company nor its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness or form of such certificates. Neither Public Company nor any of its Subsidiaries has outstanding, nor has arranged or modified since the enactment of the Sarbanes-Oxley Act, any “extensions of credit” to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Public Company or any of its Subsidiaries.

(e)Public Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning Public Company required to be filed with or submitted to the SEC is made known on a timely basis to the individuals responsible for the preparation of Public Company’s filings with the SEC and other public disclosure documents. Public Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to Public Company’s auditors and the audit committee of the Public Company Board and on Section 3.5(e) of the Public Company Disclosure Schedule (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could reasonably be expected to adversely affect in any material respect Public Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Public Company’s internal control over financial reporting. Public Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NYSE.

(f)As of the date of this Agreement, (i) Public Company has timely responded to all comment letters of the staff of the SEC relating to the Public Company SEC Reports, and (ii) the SEC has not advised Public Company that any final responses are inadequate, insufficient or otherwise non-responsive. To the extent such comment letters, written inquiries and enforcement correspondence are not publicly available on the SEC’s EDGAR system, (x) Public Company has made available to Private Company true, correct and complete copies of all comment letters, written inquiries and enforcement correspondence between the SEC, on the one hand, and Public Company, on the other hand, occurring between January 1, 2015 and the date of this Agreement and (y) will, reasonably promptly following the receipt thereof, make available to the Private Company any such correspondence sent or received after the date hereof. To the knowledge of Public Company, as of the date of this Agreement, none of the Public Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

(g)As of the date hereof, neither Public Company nor, to the knowledge of Public Company, any director, officer, employee, or internal or external auditor of Public Company has received written notice, or otherwise had or obtained actual knowledge, of any substantive material complaint, allegation, assertion or claim that Public Company has engaged in questionable accounting or auditing practices.

3.6 No Undisclosed Liabilities. Except as disclosed in the Public Company Balance Sheet and except for liabilities incurred since December 31, 2017 in the ordinary course of business consistent in all material respects with past practice (the “Ordinary Course of Business”), Public Company and its Subsidiaries do not have any liabilities of any nature required by GAAP to be reflected on a consolidated balance sheet of Public Company and its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect.

3.7 Absence of Certain Changes or Events. Since the date of the Public Company Balance Sheet, except as contemplated hereby, there has not been a Public Company Material Adverse Effect. From the date of the Public Company Balance Sheet until the date of this Agreement, except as contemplated hereby, (a) the business of Public Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (b) none of Public Company or any of its Subsidiaries has taken any action that would have required the consent of Private Company under Section 5.1 of this Agreement (other than paragraphs (b), (g), (h) and (j) of Section 5.1 and paragraphs (k) and (p) of Section 5.1 as they relate to paragraphs (b), (g), (h) and (j) of Section 5.1) had such action or event occurred after the date of this Agreement.

3.8 Taxes. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect:

(a)Public Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. Public Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all Taxes due and owing by Public Company and/or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent financial statements contained in Public Company SEC Reports reflect an adequate reserve in accordance with GAAP.

(b)Except as set forth on Section 3.8(b) of the Public Company Disclosure Schedule, as of the date of this Agreement, no examination or audit of any Tax Return of Public Company or any of its Subsidiaries by any Governmental Entity is in progress or has been proposed in writing. There are no Liens (other than Permitted Liens) for Taxes on any of the assets or properties owned, operated or leased by Public Company or any of its Subsidiaries.

(c)Neither Public Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than Public Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax law in any jurisdiction) or as a transferee or successor, or (ii) pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements that are not primarily related to Taxes).

(d)Neither Public Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(e)Neither Public Company nor any of its Subsidiaries was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) within the past two (2) years or otherwise as part of a plan that includes the Transactions.

(f)Neither Public Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g)In the past five years, neither Public Company nor any of its Subsidiaries have received any IRS private letter ruling or entered into any closing agreements within the meaning of Section 7121 of the Code relating to or with respect to the income and/or assets of Public Company or any of its Subsidiaries. There are no pending requests by Public Company or any of its Subsidiaries for an IRS private letter ruling.

(h)Neither Public Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” (within the meaning of Section 7121 of the Code or any corresponding or similar provision of state, local, or non-United States income Tax law) entered into on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date or (E) any income Tax resulting from the deferral of repatriation Tax pursuant to Section 965 of the Code.

(i)Neither Public Company nor any of its Subsidiaries has granted any currently effective waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return, nor has any request for any such waiver, extension or consent been made.

(j)For purposes of this Agreement:

(i)“Tax Returns” means all reports, returns, forms, or statements (including elections, declarations, disclosures, schedules, estimates, and information returns) required to be filed with a Governmental Entity with respect to Taxes; and

(ii)“Taxes” means all taxes or other similar assessments or liabilities in the nature of a tax, including income, capital, capital gains, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, stamp duty, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, or additions to tax imposed or assessed with respect thereto.

3.9 Real Property.

(a)Neither Public Company nor any of its Subsidiaries owns any real property.

(b)Section 3.9(b) of the Public Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all leases, subleases or licenses pursuant to which Public Company or any of its Subsidiaries leases, licenses or is otherwise granted a right of use or occupancy of, any real property material to the conduct of the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, from any Person other than Public Company or any of its Subsidiaries (as amended through the date of this Agreement, the “Public Company Leases”) and the location of the premises subject thereto (the “Public Company Leased Properties”). The Public Company Leases have not been amended, modified or supplemented in any material respect except as expressly set forth in Section 3.9(b) of the Public Company Disclosure Schedule. Neither Public Company nor any of its Subsidiaries nor, to Public Company’s knowledge, any other party to any Public Company Lease is in default under any of the Public Company Leases, except where the existence of such defaults, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. The Public Company Leases contain the entire agreement between the landlord of each of the Public Company Leased Properties and Public Company or its Subsidiaries, and there is no other contract between the landlord and Public Company or its Subsidiaries affecting such Public Company Leased Properties. Assuming good fee title to the Public Company Leased Properties is vested in each of the lessors thereof, and subject to any Permitted Liens affecting the leasehold interest of Public Company and its Subsidiaries in the Public Company Leased Property, the Public Company and its Subsidiaries have valid and enforceable leasehold interests in the Public Company Leased Properties, unencumbered by any Liens (except Permitted Liens). To Public Company’s knowledge, (i) no event has occurred or condition exists that with the passage of time is likely to result in any default of Public Company or any of its Subsidiaries under any of the Public Company Leases, and (ii) the Public Company Leased Properties, and the business activities of Public Company and its Subsidiaries at the Public Company Leased Properties, are in compliance with the material terms and conditions of the Public Company Leases, and (iii) the Public Company Leased Properties are in good operating condition and repair as of the date of this Agreement, ordinary wear and tear excepted. Neither Public Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than Public Company and its Subsidiaries. Public Company has made available to Private Company complete and accurate copies of all Public Company Leases. The representations and warranties contained in this Section 3.9(b) are Public Company’s sole representations and warranties with respect to the Public Company Leases, the Public Company Leased Properties and interests therein.

3.10 Intellectual Property; Data Privacy.

(a)Public Company and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used by Public Company and its Subsidiaries in the conduct of the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, the absence of which, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. For purposes of this Agreement, “Intellectual Property” means (i) patents, trademarks, service marks, trade names, copyrights, trade secrets, and any other intellectual or industrial property rights, (ii) applications for and registrations of items described in clause (i), (iii) processes, formulae, methods, schematics, technology, know-how, confidential or proprietary information and materials, and computer software, and (iv) domain names and domain name registrations.

(b)To Public Company’s knowledge, all issued patents and registrations for trademarks, service marks, trade names, copyrights and domain names included in Public Company Intellectual Property are subsisting and have not expired or been cancelled. For purposes of this Agreement, “Public Company Intellectual Property” means any Intellectual Property owned by Public Company or its Subsidiaries that is material to the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted.

(c)All Intellectual Property that is licensed to Public Company or its Subsidiaries as of the date of this Agreement and material to the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, will remain available for use in the conduct of the business of Public Company and its Subsidiaries, as currently conducted, after the consummation of the Transactions.

(d)To Public Company’s knowledge, the conduct of the business of Public Company and its Subsidiaries, taken as a whole, as currently conducted, does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party. Between January 1, 2015 and the date of this Agreement, neither Public Company nor any of its Subsidiaries has received any written claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Public Company Intellectual Property, except, in each case in clauses (i) and (ii), for any such infringement, violation, misappropriation or challenge that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect.

(e)Public Company and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of Public Company Intellectual Property of a nature that Public Company intends to keep confidential.

(f)To Public Company’s knowledge, no third party is infringing, violating or misappropriating any material Public Company Intellectual Property.

(g)Neither Public Company nor any of its Subsidiaries have granted to any third party any right to use any Public Company Intellectual Property, except for nonexclusive licenses granted in the ordinary course of business and other licenses that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect.

(h)Public Company and its Subsidiaries, and to the knowledge of Public Company all of its and their providers of information technology services, have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines and all applicable Laws relating to privacy, data protection, user data or personal data, including personal data of customers, employees, contractors and third parties who have provided information to Public Company or any of its Subsidiaries; and (ii) implemented and maintained, in all material respects, a comprehensive security plan that includes industry standard administrative, technical and physical safeguards to ensure that personal data is protected against loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other misuse. There has been no material loss, unauthorized access, unauthorized use, unauthorized modification, or other breach of security of personal data maintained by or on behalf of Public Company and its Subsidiaries. Since January 1, 2015, no Person has made any material claim or commenced any action with respect to, and Public Company and its Subsidiaries have not, to the knowledge of Public Company, experienced any incident relating to, any actual or suspected loss, unauthorized access, unauthorized use, unauthorized modification, or breach of security of personal data maintained or processed by or on behalf of Public Company and its Subsidiaries. Except for disclosures of information permitted or required by privacy Laws or applicable privacy policies or authorized by the provider of personal data, to the knowledge of Public Company, neither Public Company nor any of its Subsidiaries has shared, sold, rented or otherwise made available, and does not share, sell, rent or otherwise make available, to third parties any personal data.

3.11 Contracts.

(a)Public Company has made available to Private Company a copy of each Public Company Material Contract to which Public Company is a party as of the date of this Agreement. For purposes of this Agreement, “Public Company Material Contract” means (i) (A) any agreement or contract pursuant to which Public Company and its Subsidiaries spent or received, in the aggregate, more than $2,000,000 during the fiscal year ended December 31, 2017, and (B) to the extent not included in clause (A), any agreement or contract with the ten (10) largest customers or suppliers of Public Company and its Subsidiaries, (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, Public Company or any of its Subsidiaries from freely engaging in any business material to Public Company and its Subsidiaries, taken as a whole, anywhere in the world, (iii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Public Company and its Subsidiaries, (iv) any material partnership or joint venture agreements, (v) any agreement relating to the sale of any of the assets or properties (other than dispositions of inventory and consumables in the Ordinary Course of Business) of Public Company or any Subsidiary of Public Company in excess of $250,000 other than those as to which the sale transaction has previously closed and (A) are so reflected on Public Company’s financial statements that were made available to the Stockholder prior to the date hereof and (B) Public Company or the Subsidiaries of Public Company have no continuing obligation thereunder, (vi) any agreement relating to the acquisition by Public Company or any Subsidiary of Public Company of any assets, operating business, or the capital stock of any other Person in excess of $250,000 other than those as to which the acquisition has previously closed and (A) are so reflected on Public Company’s financial statements that were made available to the Stockholder prior to the date hereof and (B) Public Company or the Subsidiaries of Public Company have no continuing obligation thereunder, and (vii) any agreement that obligates Public Company or any Subsidiary of Public Company for more than one year and has total projected revenue of at least $2,000,000; provided, however, that “Public Company Material Contract” does not mean any Public Company Lease. Section 3.11(a) of the Public Company Disclosure Schedule sets forth a list of the Public Company Material Contracts.

(b)Each Public Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. Neither Public Company nor any of its Subsidiaries nor, to Public Company’s knowledge, any other party to any Public Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Public Company Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect.

3.12 Litigation. Except as set forth on Section 3.12 of the Public Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to Public Company’s knowledge, threatened against Public Company or any of its Subsidiaries or any of their respective properties or assets or any director, officer or employee of Public Company or any of its Subsidiaries for Public Company or any of its Subsidiaries may be liable, in each case that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. As of the date of this Agreement, there are no material judgments, injunctions, awards, orders or decrees outstanding against Public Company or any of its Subsidiaries.

3.13 Environmental Matters.

(a)Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect: (i) neither Public Company nor any of its Subsidiaries is in violation of any applicable law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (A) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (B) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor or wetlands protection (each, an “Environmental Law”); and (ii) Public Company and its Subsidiaries have and are in compliance with all permits, licenses and other authorizations required under any Environmental Law. For purposes of this Agreement, “Hazardous Substance” means: (a) any substance that is regulated or which falls within the definition of a “hazardous substance,” “hazardous waste” or “hazardous material” pursuant to any Environmental Law or (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon.

(b)The only representations and warranties of Public Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Environmental Laws or Hazardous Substances are those contained in this Section 3.13. Without limiting the generality of the foregoing, the representations and warranties contained in Sections 3.15 and 3.17 do not relate to environmental matters.

3.14 Employee Benefit Plans.

(a)Section 3.14(a) of the Public Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Public Company Employee Plans.

(b)With respect to each Public Company Employee Plan in effect on the date of this Agreement, Public Company has made available to Private Company a complete and accurate copy of, summary of, or form of such Public Company Employee Plan (and amendments thereto), and, to the extent applicable: (i) the most recent annual report (Form 5500) filed with the United States Internal Revenue Services (the “IRS”) for each Public Company Employee Plan, (ii) the most recent determination letter received regarding the tax-qualified status of each Public Company Employee Plan, (iii) the most recent actuarial valuation reports related to any Public Company Employee Plan and (iv) all related trust agreements, funding arrangements, insurance contracts, group annuity contracts and summary plan descriptions, if any, relating to such Public Company Employee Plan.

(c)Each Public Company Employee Plan is being administered and maintained in accordance with its terms and applicable Laws and the regulations thereunder, including but not limited to ERISA and the Code, except for failures to so administer such Public Company Employee Plan as would not, individually or in the aggregate, reasonably be expected to have a Public Company Material Adverse Effect.

(d)With respect to the Public Company Employee Plans, Public Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the Public Company Employee Plans and applicable Law and accounting principles, and there are no benefit obligations for which contributions, benefits, premiums, or other payments have not been made or properly accrued to the extent required by GAAP, except for failures to make such contributions, benefits, premiums, or other payments or accruals for contributions as would not, individually or in the aggregate, reasonably be expected to have a Public Company Material Adverse Effect.

(e)All Public Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Public Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that, to Public Company’s knowledge, have received such letters, and no such determination letter has been revoked and revocation has not been threatened, and no act or omission has occurred, that would adversely affect its qualification except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Public Company Material Adverse Effect.

(f)Except as set forth on Section 3.14(f) of the Public Company Disclosure Schedule, none of Public Company, any of Public Company’s Subsidiaries or any Public Company ERISA Affiliate (i) maintains a Public Company Employee Plan that is subject to Section 412 of the Code or Title IV of ERISA, (ii) is obligated to contribute to, or has any liability with respect to, a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or a “multiple employer plan” within the meaning of Section 413(c) of the Code.

(g)Except as set forth on Section 3.14(g) of the Public Company Disclosure Schedule, neither the execution or delivery of this Agreement, the consummation of the Transaction, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of Public Company to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Public Company to merge, amend, or terminate any Public Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Public Company Employee Plan. Except as set forth on Section 3.14(g) of the Public Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transaction contemplated by this Agreement by any employee, director, or other service provider of Public Company under any Public Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

(h)Except as set forth on Section 3.14(h) of the Public Company Disclosure Schedule, none of Public Company Employee Plans promises or provides post-termination or retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law.

(i)To Public Company’s knowledge (i) at all times since January 1, 2005, all Public Company Employee Plans that are subject to Section 409A have been operated in a manner that materially complies with Section 409A, (ii) all Public Company Employee Plans that were in effect prior to January 1, 2009 were validly amended no later than December 31, 2008 to become in material documentary compliance with Section 409A and (iii) all new Public Company Employee Plans that were established after December 31, 2008 have, since their inceptions, been in material documentary compliance with Section 409A.

(j)For purposes of this Agreement:

(i)“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA or any similar applicable federal, state, local or foreign law or regulation), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA or any similar applicable federal, state, local or foreign law or regulation), and any other agreement, plan, policy, program, or other arrangement providing for compensation, bonus, severance, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, death, disability or medical benefits, including each employment, termination, severance, retention, or change in control plan, program, arrangement, or agreement, in each case, whether written or unwritten, or otherwise funded or unfunded for the benefit of, or relating to, any current or former employee of, as applicable, (x) Public Company or any of its Subsidiaries or a Public Company ERISA Affiliate or (y) Private Company or any of its Subsidiaries.

(ii)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)“Public Company Employee Plans” means all Employee Benefit Plans maintained, or contributed to, by Public Company, any of Public Company’s Subsidiaries or any Public Company ERISA Affiliate, other than those required by applicable Law.

(iv)“Public Company ERISA Affiliate” means any entity which is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included Public Company or any of its Subsidiaries.

3.15 Compliance With Laws. Public Company and each of its Subsidiaries is in compliance with, and is not in violation of, any applicable statute, law, ordinance, rule, regulation, judgment, order, injunction, decree, tariff, treaty, code, or agency requirement of any Governmental Entity, statutory, common or otherwise (collectively, “Laws” and each, a “Law”), except for failures to comply or violations that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect. No written notice, charge, claim, action or assertion has been received by Public Company or any Subsidiary of Public Company or, to Public Company’s knowledge, filed, commenced or threatened in writing against Public Company or any Subsidiary of Public Company alleging any such material non-compliance, in either case, that remains unresolved.

3.16 Anti-Corruption.

(a)To the knowledge of Public Company, none of Public Company or any of its Subsidiaries, nor any director, officer, employee or agent of Public Company or any of its Subsidiaries, has directly or indirectly made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any Person, private or public, regardless of what form, whether in money, property or services, in violation of any applicable Law relating to anti-corruption or anti-bribery matters, including the U.S. Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder, the U.S. Travel Act, the U.K. Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, Anti-Graft and Corrupt Practices Act (ACPA) of the Philippines, and the Indian Prevention of Corruption Act, 1988, as amended from time to time, and any similar laws or regulations in any other jurisdiction (collectively, the “Anti-Corruption Laws”).

(b)Neither Public Company nor any of its Subsidiaries, as of the date of this Agreement, (i) is under internal investigation or, to the knowledge of Public Company, external investigation for any violation of any Anti-Corruption Laws, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Entity regarding any violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is the subject of any internal complaint, audit or review process regarding a material violation of any Anti-Corruption Laws; in each case, including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of: (A) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (B) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (C) securing any improper advantage, or (D) inducing any foreign governmental official to use influence with any Governmental Entity in order to affect any act or decision of such Governmental Entity, in order to assist Public Company or any Subsidiary or Affiliate of Public Company in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Laws.

(c)Public Company and its Subsidiaries maintain an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.

(d)Neither Public Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.

(e)Except as would not constitute a Public Company Material Adverse Effect, the operations of Public Company and the Subsidiaries of Public Company are and have been, since January 1, 2013, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Public Company or any Subsidiary of Public Company with respect to the Money Laundering Laws is pending or, to the knowledge of Public Company, threatened.

3.17 Permits and Regulatory Matters.

(a)Public Company and each of its Subsidiaries have all material permits, licenses, registrations, authorizations, certificates, orders, approvals, franchises, variances and other similar rights issued by or obtained from any Governmental Entities (collectively, “Permits”) required to conduct their businesses as currently conducted (the “Public Company Authorizations”).

(b)To the knowledge of Public Company, Public Company and its Subsidiaries are in compliance in all material respects with the terms of Public Company Authorizations. No Public Company Authorization shall cease to be effective as a result of the consummation of the Transactions.

3.18 Insurance. Public Company and each of its Subsidiaries maintain insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of Public Company and its Subsidiaries. Public Company has made available to Private Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, equipment, properties, employees, officers, directors, assets or operations of Public Company and its Subsidiaries. Each of these insurance policies is in full force and effect, all premiums due and payable thereon have been paid when due and each of Public Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of such insurance policies. Since January 1, 2015, neither Public Company nor any of its Subsidiaries has received any written notice regarding any invalidation or cancellation of any insurance policy that has not been renewed in the ordinary course without any lapse in coverage. Since January 1, 2015 there has not been any material claim pending under any such insurance policy that (i) has been denied or disputed by the insurer thereof or (ii) if not paid, would reasonably be expected to have a Public Company Material Adverse Effect.

3.19 Labor Matters.

(a)Public Company and its Subsidiaries have complied with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, employment discrimination, retaliation, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control and employee classification, except for such failures to comply that, individually or in the aggregate, would not reasonably be expected to have a Public Company Material Adverse Effect.

(b)As of the date of this Agreement, neither Public Company nor any of its Subsidiaries is subject to any collective bargaining agreement or other agreement with any labor organization, works council, or trade union with respect to any of its or their operations.

(c)As of the date of this Agreement, neither Public Company nor any of its Subsidiaries is the subject of any proceeding asserting that Public Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to Public Company’s knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving Public Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Public Company Material Adverse Effect.

3.20 Opinion of Financial Advisor. The financial advisor of Public Company, William Blair & Company, has delivered to the Public Company Board an opinion dated the date of this Agreement to the effect that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Transactions are fair to the holders of Public Company Common Stock from a financial point of view.

3.21 Section 203 of the DGCL. Assuming the accuracy of the representations and warranties of the Stockholder in Section 2.4 and Private Company in Section 4.20, the Public Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) shall not apply to the execution, delivery or performance of this Agreement and the Support Agreements or the consummation of the Transactions.

3.22 Certain Business Relationships With Affiliates. No Affiliate of Public Company or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of Public Company or any of its Subsidiaries, (b) has any claim or cause of action against Public Company or any of its Subsidiaries or (c) owes any money to, or is owed any money by, Public Company or any of its Subsidiaries. Section 3.22 of the Public Company Disclosure Schedule describes any material contracts or arrangements between Public Company and any Affiliate thereof which were (i) entered into or have been in effect at any time since the date that is two (2) years before the date hereof, and (ii) involve continuing liabilities and obligations that have been, are or will be material to Public Company and Subsidiaries of the Public Company taken as a whole, other than (A) any employment agreements, invention assignment agreements and other agreements entered into in the Ordinary Course of Business relating to employment, or (B) agreements relating to stock purchases and awards, stock options and other equity arrangements, in each case relating to compensation (the “Public Company Affiliate Agreements”).

3.23 Brokers. Except for William Blair & Company, no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of Public Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions.

3.24 Independent Investigation. Public Company acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Private Company and Private Company’s Subsidiaries and that Public Company and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of Private Company and Private Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of Private Company and Private Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Private Company and Private Company’s Subsidiaries.

3.25 No Appraisal Rights. The Transactions do not, and will not, give rise to any dissenters’, appraisal, or similar rights applicable to the stockholders of Public Company with respect to Public Company Common Stock, including pursuant to Section 262 of the DGCL.

3.26 Customers and Suppliers. Since December 31, 2017, none of the ten (10) largest customers or suppliers of Public Company or any Subsidiary of Public Company has canceled or otherwise terminated or significantly reduced its relationship with Public Company or any Subsidiary of Public Company except as would not constitute a Public Company Material Adverse Effect or has overtly threatened to cancel or otherwise terminate or significantly reduce its relationship with Public Company or any Subsidiary of Public Company or its usage of the services of Public Company or any Subsidiary of Public Company, except as would not constitute a Public Company Material Adverse Effect. Public Company and the Subsidiaries of Public Company have no direct or indirect ownership interest that is material to Public Company and the Subsidiaries of Public Company taken as a whole in any customer or supplier of Public Company or any Subsidiary of Public Company.

3.27 No Other Representations or Warranties; Non-Reliance. Public Company acknowledges that, except for the representations and warranties contained in Article II or Article IV of this Agreement, none of the Stockholder, Private Company or any of their respective Affiliates or Representatives or any other Person makes (and Public Company is not relying on) any representation or warranty, express or implied, to Public Company in connection with the Transactions. In connection with the due diligence investigation of Private Company by Public Company and its Affiliates and Representatives, Public Company and its Affiliates and Representatives have received and may continue to receive after the date hereof from Private Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Private Company, its Subsidiaries, and their respective businesses and operations. Public Company hereby acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Public Company is familiar, and no assurance can be given that such estimates, projections, forecasts and other forward-looking statements will be realized, and (ii) except for the specific representations and warranties of Private Company contained in this Agreement (including any that are subject to the Private Company Disclosure Schedule), Public Company acknowledges that Private Company and the Stockholder have not made any representation, with respect to the accuracy or completeness of any representation or warranty, either express or implied, with respect to Private Company or any of its Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information provided to Public Company, or any of its Affiliates or any of their respective Representatives by Private Company, its Affiliates or any of its or their respective Representatives.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PRIVATE COMPANY

Private Company represents and warrants to Public Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by Private Company to Public Company on the date of this Agreement (the “Private Company Disclosure Schedule”). For purposes hereof, the phrase “to the knowledge of Private Company” and similar expressions mean the actual knowledge as of the date hereof (without any duty to inquire or investigate) of the individuals identified in Section 4.0 of the Private Company Disclosure Schedule.
4.1 Organization, Standing and Power. Private Company is a private limited company duly organized, validly existing and in good standing under the laws of Singapore, has all requisite corporate power and authority to own, lease and operate its properties and assets (either owned or leased) and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification legally required, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. For purposes of this Agreement, the term “Private Company Material Adverse Effect” means any effect, fact, circumstance, occurrence, event, development, change or condition, either individually or together with one or more other contemporaneously existing effects, facts, circumstances, occurrences, events, developments, changes or conditions that is, or would reasonably be expected to be, materially adverse to the business or financial condition of Private Company and its Subsidiaries, taken as a whole; provided, however, that no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Private Company Material Adverse Effect,” and no effect, fact, circumstance, occurrence, event, development, change or condition (by itself or when aggregated or taken together with any and all other such effects, facts, circumstances, occurrences, events, developments, changes or conditions) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Private Company Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) in any country or region in the world, or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in any country or region in the world, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world; (iii) conditions (or changes in such conditions) in the industries in which Private Company and its Subsidiaries conduct business; (iv) political conditions (or changes in such conditions) in any country or region in the world or acts of war (whether or not declared), sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in any country or region in the world; (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in any country or region in the world; (vi) the announcement or pendency of this Agreement or the anticipated consummation of the Transactions, including the identity of Public Company (including, to the extent resulting from the foregoing, any effect on any of Private Company’s or any of its Subsidiaries’ relationships with their respective customers, suppliers or employees); (vii) any actions taken or any failure to take action, in each case, which Public Company has approved, consented to or requested; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; or the failure to take any action prohibited by this Agreement; (viii) changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in International Financial Reporting Standards (“IFRS”) or other accounting standards (or the interpretation thereof), or effects that result from any action taken for the purpose of complying with any of the foregoing; (ix) any fees or expenses incurred in connection with the Transactions; (x) any failure by Private Company or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (xi) any events resulting from or arising out of any actions taken by Public Company or any of its Subsidiaries, on the one hand, and Private Company or any of its Subsidiaries, on the other hand, as required by this Agreement; or (xii) any action or omission explicitly required under this Agreement or any action taken or omitted to be taken at the specific request of Public Company or any omission caused by the failure of Public Company to provide a consent under Section 5.2 (other than any such consent with respect to which Public Company has reasonably withheld such consent pursuant to and consistent with Section 5.2); except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (v) and (viii) disproportionately adversely affect in a material respect Private Company and its Subsidiaries, taken as a whole, as compared to other companies that conduct business in the countries and regions in the world and in the industries in which Private Company and its Subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Private Company Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate in a material respect).

4.2 Capitalization.

(a)The share capital of Private Company as of the date of this Agreement consists of 100 ordinary shares of Private Company Common Stock. As of the date of this Agreement, (i) 100 ordinary shares of Private Company Common Stock were issued and outstanding and (ii) no shares of Private Company Common Stock were held in the treasury of Private Company or by Subsidiaries of Private Company. All of the shares of Private Company Common Stock are held by the Stockholder.

(b)Except as set forth on Section 4.2(b) of the Private Company Disclosure Schedule, there are no equity securities of any class of Private Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and there are no options, warrants, equity securities, calls, rights or agreements to which Private Company or any of its Subsidiaries is a party or by which Private Company or any of its Subsidiaries is bound obligating Private Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Private Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Private Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right or agreement. Private Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Neither Private Company nor, to Private Company’s knowledge, any of its Affiliates is a party to or is bound by any agreement with respect to the voting (including proxies) or sale or transfer of any shares of capital stock or other equity interests of Private Company. Except as contemplated by this Agreement or described in this Section 4.2, and except to the extent arising pursuant to applicable state takeover or similar Laws, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement to which Private Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of Private Company.

(c)Except as set forth on Section 4.2(c) of the Private Company Disclosure Schedule, all outstanding shares of Private Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Singapore law, Private Company’s articles of association or any agreement to which Private Company is a party or is otherwise bound.

4.3 Subsidiaries.

(a)All Subsidiaries of Private Company are listed on Section 4.3(a) of the Private Company Disclosure Schedule. Each Subsidiary of Private Company is an entity duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization, has all requisite corporate (or similar, in the case of a non-corporate entity) power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign entity (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of Private Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors’ qualifying shares in the case of non-U.S. Subsidiaries, all of which Private Company has the power to cause to be transferred for no or nominal consideration to Private Company or Private Company’s designee) are owned, of record and beneficially, by Private Company or another of its Subsidiaries free and clear of any Lien (other than a Permitted Lien), except as set forth on Section 4.3(a) of the Private Company Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Private Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of Private Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of Private Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Private Company.

(b)Private Company has made available to Public Company complete and accurate copies of the charter and bylaws (or equivalent organizational documents) of each material Subsidiary of Private Company.

(c)Except as set forth on Section 4.3(c) of the Private Company Disclosure Schedule, Private Company does not control, directly or indirectly, any capital stock or other equity interests of, or other ownership interests in, any Person that is not a Subsidiary of Private Company.

4.4 Authority; No Conflict; Required Filings and Consents.

(a)Private Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the other documents contemplated hereby to be executed or delivered by Private Company and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other documents contemplated hereby and thereby to be executed and delivered by Private Company and the consummation by Private Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of Private Company. This Agreement has been, and all other documents contemplated hereby and thereby to be executed or delivered by Private Company will be, duly and validly executed and delivered by Private Company and, assuming the due authorization, execution and delivery by Public Company, the Stockholder and any other party thereto, constitute or will constitute valid and binding obligations of Private Company, enforceable against Private Company in accordance with their terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or applicable equitable principles (whether considered in a proceeding at law or in equity).

(b)Except as set forth on Section 4.4(b) of the Private Company Disclosure Schedule, the execution and delivery of this Agreement and the other documents contemplated hereby to be executed and delivered by Private Company and the Stockholder do not, and the consummation by Private Company and the Stockholder of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the articles of association of Private Company or of the charter, bylaws or other organizational document of any Subsidiary of Private Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien (other than a Permitted Lien) on the assets of Private Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Private Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets (whether owned or leased) may be bound, or (iii) to the knowledge of Private Company, subject to compliance with any applicable requirements of the Antitrust Laws, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Private Company or any of its Subsidiaries or any of the properties or assets now owned, operated or leased by any of them, except in the case of clauses (ii) and (iii) of this Section 4.4(b) for any such conflicts, violations, breaches, defaults, notices, filings, terminations, cancellations, accelerations, losses, penalties or Liens, and for any consents, approvals, authorizations, or waivers not obtained, that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect.

(c)Except for filings, permits, authorizations, consents, approvals and other applicable requirements as may be required under the Securities Act, the Exchange Act, state securities or blue sky laws, Antitrust Laws, the FSMA, or the FCA Handbook, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Private Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Private Company or the consummation by Private Company of the Transactions, except for such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings which, if not obtained or made, would not reasonably be expected to have a Private Company Material Adverse Effect.

4.5 Financial Statements; Information Provided.

(a)Private Company has made available to Public Company correct and complete copies of the Financial Statements. Each of the Financial Statements (i) complied or will comply as to form in all material respects with applicable accounting requirements, (ii) were prepared in accordance with Agreed Upon Procedures applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and (iii) fairly presented in all material respects the consolidated financial position of Private Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments. For purposes of this Agreement, “Financial Statements” means the consolidated balance sheets and statements of income based upon the Agreed Upon Procedures of (A) ESM Holdings Limited, a Mauritius company limited by shares and wholly owned Subsidiary of Private Company (“ESM Holdings Limited”), as of and for the nine (9)-month period ending December 31, 2017, (B) ESM Holdings Limited, as of and for the fiscal year ending March 31, 2017; and (C) Aegis Limited, a company organized under the laws of the Republic of India, as of and for the fiscal years ending March 31, 2016 and March 31, 2015, in each case of this clause (C), prepared from a holding company perspective with a holding company that is not an Affiliate of Private Company; provided that Private Company makes no representation regarding any information in the consolidated balance sheets and statements of income of any Person not currently an Affiliate of Private Company. The unaudited consolidated balance sheet of ESM Holdings Limited as of December 31, 2017 is referred to herein as the “Private Company Balance Sheet.” “Agreed Upon Procedures” means generally accepted accounting principles in India (either Indian accounting standards or Indian generally accepted accounting principles), as further adjusted for management assumptions as follows: (x) the consolidated balance sheets, consolidated statements of profit and loss, consolidated cash flow statement and selected notes thereto (the “Pro Forma Consolidated Financial Information”) were prepared after elimination of inter/intra group transactions, closing balances and eliminating investment and share capital of subsidiaries (as such term is used in the applicable financial statement) by giving effect to goodwill; (y) the Pro Forma Consolidated Financial Information assumes that ESM Holdings Limited holds controlling interest in all of its subsidiaries and associates (as each such term is used in the applicable financial statement), other than Contact Centre Company (“CCC”); (z) CCC is considered a subsidiary (as such term is used in the applicable financial statement) but amounts are consolidated at fifty-one percent (51%), line by line for all assets, liabilities, income and expenditure.

(b)The information to be supplied by or on behalf of Private Company for inclusion in the Proxy Statement, which information shall include all information about or relating to Private Company and its Subsidiaries required under applicable securities Laws to be included in the Proxy Statement, shall not, on the date the Proxy Statement is first mailed to stockholders of Public Company, or at the time of the Public Company Meeting, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading.

4.6 No Undisclosed Liabilities. Except as disclosed in the Private Company Balance Sheet and except for liabilities incurred since December 31, 2017 in the Ordinary Course of Business, Private Company and its Subsidiaries do not have any liabilities of any nature required by IFRS to be reflected on a consolidated balance sheet of Private Company and its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect.

4.7 Absence of Certain Changes or Events. Since the date of Private Company Balance Sheet, except as contemplated hereby, there has not been a Private Company Material Adverse Effect. From the date of Private Company Balance Sheet until the date of this Agreement, except as contemplated hereby, (a) the business of Private Company and its Subsidiaries, taken as a whole, has been conducted in the Ordinary Course of Business and (b) none of Private Company or any of its Subsidiaries has taken any action that would have required the consent of Public Company under Section 5.2 of this Agreement (other than paragraphs (b), (f), (g) and (i) of Section 5.2 and paragraphs (j) and (o) of Section 5.2 as they relate to paragraphs (b), (f), (g) and (i) of Section 5.2) had such action or event occurred after the date of this Agreement.

4.8 Taxes. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect and for those matters set forth on Sections 4.8(a) and (b) of the Private Company Disclosure Schedule:

(a)Private Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. Private Company and each of its Subsidiaries has paid (or caused to be paid) on a timely basis all Taxes due and owing by Private Company and/or its Subsidiaries, other than Taxes that are being contested in good faith through appropriate proceedings and for which the most recent Financial Statements reflect an adequate reserve in accordance with the Agreed Upon Procedures.

(b)As of the date of this Agreement, no examination or audit of any Tax Return of Private Company or any of its Subsidiaries by any Governmental Entity is in progress or has been proposed in writing. There are no Liens (other than Permitted Liens) for Taxes on any of the assets or properties owned, operated or leased by Private Company or any of its Subsidiaries.

(c)Neither Private Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than Private Company and its Subsidiaries) (i) as a result of filing a Tax Return with such Person, being a member of a Tax group or fiscal unity with such Person or otherwise  by operation of law, including as a transferee or successor, or (ii) pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to commercial agreements or arrangements that are not primarily related to Taxes).

(d) In the past five years, neither Private Company nor any of its Subsidiaries has received any ruling from, or entered into any advanced pricing or other binding agreement with, a Governmental Entity relating to or with respect to the income and/or assets of Private Company or any of its Subsidiaries. There are no pending requests by Private Company or any of its Subsidiaries for any ruling from, or agreement with, a Governmental Entity.

(e)Neither Private Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any ruling from, or agreement with, a Governmental Entity entered into on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date or (D) prepaid amount received on or prior to the Closing Date.

(f)Neither Private Company nor any of its Subsidiaries has granted any currently effective waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return, nor has any request for any such waiver, extension or consent been made.

4.9 Real Property.

(a)Neither Private Company nor any of its Subsidiaries owns any real property except as otherwise set forth on Section 4.9(a) of the Private Company Disclosure Schedule (the properties listed thereon, the “Private Company Owned Properties”). Private Company or its Subsidiary will have, after the conveyance described on Section 4.9(a) of the Private Company Disclosure Schedule, good and marketable title to each parcel of the Private Company Owned Properties, free and clear of any Liens (except Permitted Liens). Section 4.9(a) of the Private Company Disclosure Schedule lists: (i) the street address of each Private Company Owned Property, and (ii) the name of the entity that will own (as of the conveyance described therein) each Private Company Owned Property. Either Private Company or its Subsidiary, as the case may be, is (or will be as of the conveyance described on Section 4.9(a) of the Private Company Disclosure Schedule) in peaceful and undisturbed possession of each Private Company Owned Property, and neither Private Company nor any Subsidiary is aware of any uncured violation of any contractual or legal restrictions that could preclude or restrict the ability to use any Private Company Owned Property for the purposes for which it is being used, except for such disturbance or violation, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. The representations and warranties contained in this Section 4.9(a) are Private Company’s sole representations and warranties with respect to the Private Company Owned Properties and interests therein.

(b)Section 4.9(b) of the Private Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all leases, subleases or licenses pursuant to which Private Company or any of its Subsidiaries leases, licenses or is otherwise granted a right of use or occupancy of, any real property material to the conduct of the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, from any Person other than Private Company or any of its Subsidiaries (as amended through the date of this Agreement, the “Private Company Leases”) and the location of the premises subject thereto (the “Private Company Leased Properties”). The Private Company Leases have not been amended, modified or supplemented in any material respect except as expressly set forth in Section 4.9(b) of the Private Company Disclosure Schedule. Neither Private Company nor any of its Subsidiaries nor, to Private Company’s knowledge, any other party to any Private Company Lease is in default under any of the Private Company Leases, except where the existence of such defaults, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. The Private Company Leases contain the entire agreement between the landlord of each of the Private Company Leased Properties and Private Company or its Subsidiaries, and there is no other contract between the landlord and Private Company or its Subsidiaries affecting such Private Company Leased Properties. Assuming good fee title to the Private Company Leased Properties is vested in each of the lessors thereof, and subject to any Permitted Liens affecting the leasehold interest of the Private Company and its Subsidiaries in the Private Company Leased Property, the Private Company and its Subsidiaries have valid and enforceable leasehold interests in the Private Company Leased Properties, unencumbered by any Liens (except Permitted Liens). To Private Company’s knowledge, except as set forth on Section 4.9(b) of the Private Company Disclosure Schedule, (i) no event has occurred or condition exists that with the passage of time is likely to result in any default of Private Company or any of its Subsidiaries under any of the Private Company Leases, and (ii) the Private Company Leased Properties, and the business activities of Private Company and its Subsidiaries at the Private Company Leased Properties, are in compliance with the material terms and conditions of the Private Company Leases, and (iii) the Private Company Leased Properties are in good operating condition and repair as of the date of this Agreement, ordinary wear and tear excepted. Neither Private Company nor any of its Subsidiaries leases, subleases or licenses any real property to any Person other than Private Company and its Subsidiaries. Private Company has made available to Public Company complete and accurate copies of all Private Company Leases. The representations and warranties contained in this Section 4.9(b) are Private Company’s sole representations and warranties with respect to the Private Company Leases, the Private Company Leased Properties and interests therein.

4.10 Intellectual Property.

(a)Private Company and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used by Private Company and its Subsidiaries in the conduct of the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, the absence of which, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect.

(b)To Private Company’s knowledge, all issued patents and registrations for trademarks, service marks, trade names, copyrights and domain names included in Private Company Intellectual Property are subsisting and have not expired or been canceled. For purposes of this Agreement, “Private Company Intellectual Property” means any Intellectual Property owned by Private Company or its Subsidiaries that is material to the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted.

(c)All Intellectual Property that is licensed to Private Company or its Subsidiaries as of the date of this Agreement and material to the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, will remain available for use in the conduct of the business of Private Company and its Subsidiaries, as currently conducted, after the consummation of the Transactions.

(d)To Private Company’s knowledge, the conduct of the business of Private Company and its Subsidiaries, taken as a whole, as currently conducted, does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party. Between January 1, 2015 and the date of this Agreement, neither Private Company nor any of its Subsidiaries has received any written claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Private Company Intellectual Property, except in each case, for any such infringement, violation, misappropriation or challenge that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect.

(e)Private Company and its Subsidiaries have implemented commercially reasonable measures to maintain the confidentiality of Private Company Intellectual Property of a nature that Private Company intends to keep confidential.

(f)To Private Company’s knowledge, no third party is infringing, violating or misappropriating any material Private Company Intellectual Property.

(g)Neither Private Company nor any of its Subsidiaries have granted to any third party any right to use any Private Company Intellectual Property, except for any nonexclusive licenses granted in the ordinary course of business and other licenses that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect.

(h)Private Company and its Subsidiaries, and to the knowledge of Private Company all of its and their providers of information technology services, have (i) complied in all material respects with their respective published privacy policies and internal privacy policies and guidelines and all applicable Laws relating to privacy, data protection, user data or personal data, including personal data of customers, employees, contractors and third parties who have provided information to Private Company or any of its Subsidiaries; and (ii) implemented and maintained, in all material respects, a comprehensive security plan that includes industry standard administrative, technical and physical safeguards to ensure that personal data is protected against loss, damage, unauthorized access, unauthorized use, unauthorized modification, or other misuse. There has been no material loss, unauthorized access, unauthorized use, unauthorized modification, or other breach of security of personal data maintained by or on behalf of Private Company and its Subsidiaries. Since January 1, 2015, no Person has made any material claim or commenced any action with respect to, and Private Company and its Subsidiaries have not, to the knowledge of Private Company, experienced any incident relating to, any actual or suspected loss, unauthorized access, unauthorized use, unauthorized modification, or breach of security of personal data maintained or processed by or on behalf of Private Company and its Subsidiaries. Except for disclosures of information permitted or required by privacy Laws or applicable privacy policies or authorized by the provider of personal data, to the knowledge of Private Company, neither Private Company nor any of its Subsidiaries has shared, sold, rented or otherwise made available, and does not share, sell, rent or otherwise make available, to third parties any personal data.

4.11 Contracts.

(a)Private Company has made available to Public Company a copy of each Private Company Material Contract to which Private Company is a party as of the date of this Agreement. For purposes of this Agreement, “Private Company Material Contract” means (i) (A) any agreement or contract pursuant to which Private Company and its Subsidiaries spent or received, in the aggregate, more than $2,000,000 during the fiscal year ended December 31, 2017 and (B) to the extent not included in clause (A), any agreement or contract with the ten (10) largest customers or suppliers of Private Company and its Subsidiaries, (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, Private Company or any of its Subsidiaries from freely engaging in any business material to Private Company and its Subsidiaries, taken as a whole, anywhere in the world, (iii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Private Company and its Subsidiaries (assuming for this purpose that Private Company was subject to the requirements of the Exchange Act), (iv) any material partnership or joint venture agreements, (v) any agreement relating to the sale of any of the assets or properties (other than dispositions of inventory and consumables in the Ordinary Course of Business) of Private Company or any Subsidiary of Private Company in excess of $250,000 other than those as to which the sale transaction has previously closed and (A) are so reflected on Private Company’s financial statements that were made available to Public Company prior to the date hereof and (B) Private Company or the Subsidiaries of Private Company have no continuing obligation thereunder, (vi) any agreement relating to the acquisition by Private Company or any Subsidiary of Private Company of any assets, operating business, or the capital stock of any other Person in excess of $250,000 other than those as to which the acquisition has previously closed and (A) are so reflected on Private Company’s financial statements that were made available to Public Company prior to the date hereof and (B) Private Company or the Subsidiaries of Private Company have no continuing obligation thereunder, (vii) any agreement that obligates Private Company or any Subsidiary of Private Company for more than one year and has total projected revenue of at least $2,000,000, and (viii) that certain Share Purchase Agreement, dated April 1, 2017, between AGC Holdings Limited and CSP Alpha Holdings Pte Ltd. (the “Aegis Share Purchase Agreement”); provided, however, that “Private Company Material Contract” does not mean any Private Company Lease.

(b)Each Private Company Material Contract is in full force and effect except to the extent it has previously expired in accordance with its terms or where the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. Neither Private Company nor any of its Subsidiaries nor, to Private Company’s knowledge, any other party to any Private Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Private Company Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect.

4.12 Litigation. Except as set forth on Section 4.12 of the Private Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to Private Company’s knowledge, threatened against Private Company or any of its Subsidiaries or any of their respective properties or assets or any director, officer or employee of Private Company or any of its Subsidiaries for Private Company or any of its Subsidiaries may be liable, in each case that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect. As of the date of this Agreement, there are no material judgments, injunctions, awards, orders or decrees outstanding against Private Company or any of its Subsidiaries.

4.13 Environmental Matters.

(a)Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect: (i) neither Private Company nor any of its Subsidiaries is in violation of any Environmental Law; and (ii) Private Company and its Subsidiaries have and are in compliance with all permits, licenses and other authorizations required under any Environmental Law.

(b)The only representations and warranties of Private Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Environmental Laws or Hazardous Substances are those contained in this Section 4.13. Without limiting the generality of the foregoing, the representations and warranties contained in Sections 4.15 and 4.17 do not relate to environmental matters.

4.14 Employee Benefit Plans.

(a)Section 4.14(a) of the Private Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Private Company Employee Plans.

(b)With respect to each Private Company Employee Plan in effect on the date of this Agreement, Private Company has made available to Public Company a complete and accurate copy of, summary of, or form of such Private Company Employee Plan (and amendments thereto), and, to the extent applicable, the most recent actuarial valuation reports related to any Private Company Employee Plan.

(c)Each Private Company Employee Plan is being administered and maintained in accordance with its terms and applicable Laws and the regulations thereunder, except for failures to so administer such Private Company Employee Plan as would not, individually or in the aggregate, reasonably be expected to have a Private Company Material Adverse Effect.

(d)With respect to the Private Company Employee Plans, Private Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the Private Company Employee Plans and applicable Law and accounting principles, and there are no benefit obligations for which contributions, benefits, premiums, or other payments have not been made or properly accrued to the extent required by IFRS, except for failures to make such contributions, benefits, premiums, or other payments or accruals for contributions as would not, individually or in the aggregate, reasonably be expected to have a Private Company Material Adverse Effect.

(e)Each Private Company Employee Plan required or intended to be registered, qualified or approved under applicable Law has in fact been registered, qualified or approved, as the case may be, under applicable Law and has been maintained in good standing with applicable regulatory authorities, and no act or omission has occurred that would adversely affect its registration, qualification, or approval, as the case may be, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Private Company Material Adverse Effect.

(f)Neither the execution or delivery of this Agreement, the consummation of the Transaction, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of Private Company to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of Private Company to merge, amend, or terminate any Private Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Private Company Employee Plan.

(g)None of Private Company Employee Plans promises or provides post-termination or retiree medical or other retiree welfare benefits to any Person, except as required by applicable Law.

(h)For purposes of this Agreement, “Private Company Employee Plans” means all Employee Benefit Plans maintained, or contributed to, by Private Company, any of Private Company’s Subsidiaries, other than those required by applicable Law.

4.15 Compliance With Laws. Private Company and each of its Subsidiaries is in compliance with, and is not in violation of, any applicable Laws, except for failures to comply or violations that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect. No written notice, charge, claim, action or assertion has been received by Private Company or any Subsidiary of Private Company or, to Private Company’s knowledge, filed, commenced or threatened in writing against Private Company or any Subsidiary of Private Company alleging any such material non-compliance, in either case, that remains unresolved, except as set forth on Section 4.15 of the Private Company Disclosure Schedule.

4.16 Anti-Corruption.

(a)To the knowledge of Private Company, none of Private Company or any of its Subsidiaries, nor any director, officer, employee or agent of Private Company or any of its Subsidiaries, has directly or indirectly made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any Person, private or public, regardless of what form, whether in money, property or services, in violation of any Anti-Corruption Laws.

(b)Neither Private Company nor any of its Subsidiaries, as of the date of this Agreement, (i) is under internal investigation or, to the knowledge of Private Company, external investigation for any violation of any Anti-Corruption Laws, (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Entity regarding any violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is the subject of any internal complaint, audit or review process regarding a violation of any Anti-Corruption Laws; in each case, including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of: (A) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (B) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (C) securing any improper advantage, or (D) inducing any foreign governmental official to use influence with any Governmental Entity in order to affect any act or decision of such Governmental Entity, in order to assist Private Company or any Subsidiary or Affiliate of Private Company in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Laws.

(c)Private Company and its Subsidiaries maintain an adequate system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.

(d)Neither Private Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.

(e)Except as would not constitute a Private Company Material Adverse Effect, the operations of Private Company and the Subsidiaries of Private Company are and have been, since January 1, 2013, conducted at all times in compliance with applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Private Company or any Subsidiary of Private Company with respect to the Money Laundering Laws is pending or, to the knowledge of Private Company, threatened.

4.17 Permits and Regulatory Matters.

(a)Private Company and each of its Subsidiaries have all material Permits required to conduct their businesses as currently conducted (the “Private Company Authorizations”).

(b)To the knowledge of Private Company, Private Company and its Subsidiaries are in compliance in all material respects with the terms of Private Company Authorizations. No Private Company Authorization shall cease to be effective as a result of the consummation of the Transactions.

4.18 Insurance. Private Company and each of its Subsidiaries maintain insurance coverage with reputable and financially sound insurers, or maintain self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of Private Company and its Subsidiaries. Private Company has made available to Public Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, equipment, properties, employees, officers, directors, assets or operations of Private Company and its Subsidiaries. Each of these insurance policies is in full force and effect, all premiums due and payable thereon have been paid when due and each of Private Company and its Subsidiaries is in compliance in all material respects with the terms and conditions of such insurance policies. Since January 1, 2015, neither Private Company nor any of its Subsidiaries has received any written notice regarding any invalidation or cancellation of any insurance policy that has not been renewed in the ordinary course without any lapse in coverage. Since January 1, 2015 there has not been any material claim pending under any such insurance policy that (i) has been denied or disputed by the insurer thereof or (ii) if not paid, would reasonably be expected to have a Private Company Material Adverse Effect.

4.19 Labor Matters.

(a)Private Company and its Subsidiaries have complied with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, employment discrimination, retaliation, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control and employee classification, except for such failures to comply that, individually or in the aggregate, would not reasonably be expected to have a Private Company Material Adverse Effect.

(b)Except as set forth on Section 4.19(b) of the Private Company Disclosure Schedule, as of the date of this Agreement, neither Private Company nor any of its Subsidiaries is subject to any collective bargaining agreement or other agreement with any labor organization, works council, or trade union with respect to any of its or their operations.

(c)Except as set forth on Section 4.19(c) of the Private Company Disclosure Schedule, as of the date of this Agreement, neither Private Company nor any of its Subsidiaries is the subject of any proceeding asserting that Private Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect. As of the date of this Agreement, there are no pending or, to Private Company’s knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving Private Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Private Company Material Adverse Effect.

4.20 Ownership of Public Company Common Stock. Neither Private Company nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Public Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Public Company Common Stock, or (b) is a party to any voting trusts or other agreements or understandings with respect to the voting of the capital stock or other equity interests of Public Company or any of its Subsidiaries, in each case except in accordance with this Agreement. Neither Private Company nor any of its Subsidiaries is, nor at any time during the last three years has been, an “interested stockholder” of Public Company as defined in Section 203 of the DGCL.

4.21 Certain Business Relationships With Affiliates. No Affiliate of Private Company or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of Private Company or any of its Subsidiaries, (b) has any claim or cause of action against Private Company or any of its Subsidiaries or (c) owes any money to, or is owed any money by, Private Company or any of its Subsidiaries. Section 4.21 of the Private Company Disclosure Schedule describes any material contracts or arrangements between Private Company and any Affiliate thereof which were (i) entered into or have been in effect at any time since the date that is two (2) years before the date hereof, and (ii) involve continuing liabilities and obligations that have been, are or will be material to Private Company and Subsidiaries of the Private Company taken as a whole, other than (A) any employment agreements, invention assignment agreements and other agreements entered into in the Ordinary Course of Business relating to employment, or (B) agreements relating to stock purchases and awards, stock options and other equity arrangements, in each case relating to compensation (the “Private Company Affiliate Agreements”).

4.22 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action or agreement of Private Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the Transactions.

4.23 Controls and Procedures, Certifications and Other Matters.

(a)Private Company maintains adequate disclosure controls and procedures designed to ensure that material information relating to Private Company is made known to the Chief Executive Officer or President and the Chief Financial Officer of Private Company by others within those entities. None of Private Company or, to the knowledge of Private Company, any director, officer, employee, or internal or external auditor of Private Company has received or otherwise had or obtained actual knowledge of any substantive material complaint, allegation, assertion or claim, whether written or oral, that Private Company has engaged in questionable accounting or auditing practices.

(b)Neither Private Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of Private Company. Section 4.23(b) of the Private Company Disclosure Schedule identifies any loan or extension of credit maintained by Private Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

4.24 Independent Investigation. Private Company acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries and that Private Company and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of Public Company and Public Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of Public Company and Public Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of Public Company and Public Company’s Subsidiaries.

4.25 Customers and Suppliers. Since December 31, 2017, none of the ten (10) largest customers or suppliers of Private Company or any Subsidiary of Private Company has canceled or otherwise terminated or significantly reduced its relationship with Private Company or any Subsidiary of Private Company except as would not constitute a Private Company Material Adverse Effect or has overtly threatened to cancel or otherwise terminate its relationship with Private Company or any Subsidiary of Private Company or its usage of the services of Private Company or any Subsidiary of Private Company, except as would not constitute a Private Company Material Adverse Effect. Private Company and the Subsidiaries of Private Company have no direct or indirect ownership interest that is material to Private Company and the Subsidiaries of Private Company taken as a whole in any customer or supplier of Private Company or any Subsidiary of Private Company.

4.26 Teleperformance SPA. The transactions undertaken pursuant to the Aegis Share Purchase Agreement constituted a ‘sale of all or substantially all of New Aegis Consolidated’s business and assets’ as referred to in the Teleperformance SPA, and the noncompetition and nonsolicitation provisions contained in the Teleperformance SPA (including without limitation under Section 5.10 of the Teleperformance SPA) lapsed with respect to New Aegis Consolidated and the Restricted Persons (in each case, as defined in the Teleperformance SPA) and do not apply in their entirety to Private Company or any of its Subsidiaries. “Teleperformance SPA” means that certain Purchase Agreement, dated as of July 9, 2014, by and among TPUSA, Inc., Essar Services (Mauritius), Aegis USA, Inc., AGC Holdings Limited, Aegis Services Australia Pty Limited and Aegis Outsourcing UK Ltd.

4.27 No Other Representations or Warranties; Non-Reliance. Private Company acknowledges that, except for the representations and warranties contained in Article III of this Agreement, none of Public Company or any of its Affiliates or Representatives or any other Person makes (and Private Company is not relying on) any representation or warranty, express or implied, to Private Company in connection with the Transactions. In connection with the due diligence investigation of Public Company by Private Company and its Affiliates and Representatives, Private Company and its Affiliates and Representatives have received and may continue to receive after the date hereof from Public Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Public Company, its Subsidiaries, and their respective businesses and operations. Private Company hereby acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Private Company is familiar, and no assurance can be given that such estimates, projections, forecasts and other forward-looking statements will be realized, and (ii) except for the specific representations and warranties of Public Company contained in this Agreement (including any that are subject to the Public Company Disclosure Schedule and the Public Company SEC Reports), Private Company acknowledges that Public Company and the Stockholder have not made any representation, with respect to the accuracy or completeness of any representation or warranty, either express or implied, with respect to Public Company or any of its Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information provided to Private Company, or any of its Affiliates or any of their respective Representatives by Public Company, its Affiliates or any of its or their respective Representatives.

ARTICLE V
CONDUCT OF BUSINESS

5.1 Covenants of Public Company. Except as otherwise contemplated or permitted by this Agreement, as required by applicable law or as set forth in Section 5.1 of the Public Company Disclosure Schedule, or with Private Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and ending at the Closing or such earlier date on which this Agreement may be terminated in accordance with its terms

(the “Pre-Closing Period”), Public Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the Ordinary Course of Business, including making such filings as are required by the Securities Act, Exchange Act or as are necessary for the Public Company Common Stock to continue being listed on the NYSE, and using reasonable best efforts to (i) pay its debts as and when they come due, (ii) operate in compliance in all material respects with all applicable Laws and the requirements of all contracts that constitute Public Company Material Contracts or Public Company Leases, and (iii) preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement, as required by applicable law or by any agreement, plan or arrangement in effect on the date hereof, as set forth in Section 5.1 of the Public Company Disclosure Schedule, or with Private Company’s consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period Public Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a)(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Public Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of Public Company Common Stock (A) from holders of Public Company Stock Options in full or partial payment of the exercise price or (B) from holders of Public Company Stock Options in full or partial payment of any applicable Taxes payable by such holder upon exercise thereof, as applicable, to the extent required or permitted under the terms thereof;

(b)issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, in each case other than the issuance of shares of Public Company Common Stock upon the exercise of Public Company Stock Options, or upon the exercise or vesting of any other Equity Based Awards or the Amazon Warrant, or rights under the ESPP, in each case granted under the Public Company Equity Plans that are in effect on the date of this Agreement and in accordance with the terms thereof;

(c)amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

(d)acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets; in each case, (A) in excess of US$100,000 in any single transaction or series of related transactions or if such acquisition would prevent, materially delay or materially impede the satisfaction of the conditions set forth in Section 7.1, other than pursuant to existing contracts or commitments, and (B) except purchases of property, plant and equipment, inventory and raw materials in the Ordinary Course of Business;

(e)assign, sell, lease, sublease, license, pledge, or otherwise dispose of, encumber or convey any right, title or interest in any of the Public Company Leased Properties or any material assets owned, leased or otherwise operated by Public Company or any of its Subsidiaries other than in the Ordinary Course of Business;

(f)adopt any stockholder rights plan;

(g)(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than letters of credit or similar arrangements issued to or for the benefit of suppliers or incurrences of indebtedness under Public Company’s existing credit agreement, in each case, in the Ordinary Course of Business that would not result in the Public Company Net Debt exceeding forty-three million four hundred thousand US dollars ($43,400,000)), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Public Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of Public Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than Public Company or any of its direct or indirect wholly owned Subsidiaries or (iv) other than in the Ordinary Course of Business, enter into any hedging agreement or other financial agreement or arrangement designed to protect Public Company or its Subsidiaries against fluctuations in exchange rates; provided that Public Company acknowledges and agrees that any breach of the covenant set forth in Section 5.1(g)(i) shall be deemed a material breach;

(h)make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for Public Company and its Subsidiaries, taken as a whole, other than as included in Public

Company’s budget for capital expenditures previously made available to Private Company and included on Section 5.1(h) of the Public Company Disclosure Schedule; provided that Public Company shall notify Private Company in writing of any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate (which, for the avoidance of doubt, is without regard to capital expenditures included in Public Company’s budget), and shall discuss with Private Company in good faith the need and optimization of such expenditure;

(i)make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

(j)(i) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director or executive officer or any collective bargaining agreement (except in the Ordinary Course of Business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the Ordinary Course of Business and bonuses consistent with arrangements disclosed to Private Company), it being understood (for the avoidance of doubt) that Public Company and its Subsidiaries may hire new employees and promote employees in the Ordinary Course of Business, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or Restricted Stock Awards, other than as contemplated by this Agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock;

(k)(A) amend in any material respect or terminate any Public Company Material Contract or Public Company Lease, or (B) enter into, amend, or terminate any agreement that would be a Public Company Material Contract or Public Company Lease if it had been in existence on the date hereof;

(l)waive, release, assign, settle, compromise or otherwise resolve any investigation, claim (excluding customer claims in the ordinary course of business that have not resulted in litigation), action, litigation or other legal proceedings, except where such waivers, releases, assignments, settlements or compromises are with a third party (who is not an executive officer of Public Company) and involve only the payment of monetary damages (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution and which do not restrict Public Company or its Subsidiaries (other than Public Company and its Subsidiaries) from and after the Closing) in amounts not in excess of US$50,000 individually;

(m)adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Public Company, or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Subsidiary of Public Company;

(n)take any action that would reasonably be expected to (A) result in any inaccuracy of a representation or warranty herein that would allow for a termination of this Agreement, (B) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied, or (C) prevent, materially delay or materially impede the consummation of the Transactions;

(o)make, change or revoke any Tax elections, or change any material method of Tax accounting, file any amended Tax Return or any Tax Return inconsistent with past practices, file any claims for material Tax refunds, enter into any closing agreement or similar agreement with respect to Taxes, settle or compromise any Tax liability or surrender any right to claim a Tax refund, offset or other reduction in Tax liability or change or agree to any change of the value of any real, personal or intangible property for Tax assessment or other Tax purposes; or

(p)authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

5.2 Covenants of Private Company. Except as otherwise contemplated or permitted by this Agreement, as required by applicable law, as set forth in Section 5.2 of the Private Company Disclosure Schedule, or with Public Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Private Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the Ordinary Course of Business, including using reasonable best efforts to (i) pay its debts as and when they come due, (ii) operate in compliance in all material respects with all applicable Laws and the requirements of all contracts that constitute Private Company Material Contracts or Private Company Leases, and (iii) preserve intact its current business organization and goodwill with all suppliers, customers, landlords, creditors, licensors and licensees. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement, as required by applicable law or by any agreement, plan or arrangement in effect on the date hereof, as set forth in Section 5.2 of the Private Company Disclosure Schedule, or with Public Company’s consent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Private Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a)(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Private Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities;

(b)issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities;

(c)amend its articles of association or other comparable charter or organizational documents;

(d)acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets; in each case, (A) in excess of US$100,000 in any single transaction or series of related transactions or if such acquisition would prevent, materially delay or materially impede the satisfaction of the conditions set forth in Section 7.1, other than pursuant to existing contracts or commitments, and (B) except purchases of property, plant and equipment, inventory and raw materials in the Ordinary Course of Business;

(e)assign, sell, lease, sublease, license, pledge, or otherwise dispose of, encumber or convey any right, title or interest in any of the Private Company Leased Properties or any material assets owned, leased or otherwise operated by Private Company or any of its Subsidiaries other than in the Ordinary Course of Business;

(f)(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than letters of credit or similar arrangements issued to or for the benefit of suppliers in the Ordinary Course of Business that would not result in the Private Company Net Debt exceeding one hundred and sixty-three million US dollars ($163,000,000)), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Private Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of Private Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other Person, other than Private Company or any of its direct or indirect wholly owned Subsidiaries, or (iv) other than in the Ordinary Course of Business, enter into any hedging agreement or other financial agreement or arrangement designed to protect Private Company or its Subsidiaries against fluctuations in exchange rates; provided that Private Company acknowledges and agrees that any breach of the covenant set forth in Section 5.2(f)(i) shall be deemed a material breach;

(g)make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for Private Company and its Subsidiaries, taken as a whole, other than as included in Private Company’s budget for capital expenditures previously made available to Public Company and included on Section 5.2(g) of the Private Company Disclosure Schedule; provided that Private Company shall notify Public Company in writing of any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $500,000 in the aggregate (which, for the avoidance of doubt, is without regard to capital expenditures included in Private Company’s budget), and shall discuss with Private Company in good faith the need and optimization of such expenditure;

(h)make any material changes in accounting methods, principles or practices, except insofar as may be required by a change in IFRS;

(i)(i) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director or executive officer or any collective bargaining agreement (except in the Ordinary Course of Business and only if such arrangement is terminable on 60 days’ or less notice without either a penalty or a termination payment), (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director or executive officer (except for annual increases of salaries in the Ordinary Course of Business and bonuses consistent with arrangements disclosed to Public Company), it being understood (for the avoidance of doubt) that Private Company and its Subsidiaries may hire new employees and promote employees in the Ordinary Course of Business, (iii) accelerate the payment, right to payment or vesting of any material compensation or benefits, including any outstanding options or Restricted Stock Awards, other than as contemplated by this Agreement or (iv) grant any stock options, restricted stock units, stock appreciation rights, stock based or stock related awards, performance units or restricted stock;

(j)(A) amend in any material respect or terminate any Private Company Material Contract or Private Company Lease, or (B) enter into, amend, or terminate any agreement that would be a Private Company Material Contract or Private Company Lease if it had been in existence on the date hereof;

(k)waive, release, assign, settle, compromise or otherwise resolve any investigation, claim (excluding customer claims in the ordinary course of business that have not resulted in litigation), action, litigation or other legal proceedings, except where such waivers, releases, assignments, settlements or compromises are with a third party (who is not an executive officer of Private Company) and involve only the payment of monetary damages (as well as related non-substantive incidental provisions and other remedies or obligations that are not material in the context of the applicable resolution and which do not restrict Private Company or its Subsidiaries (other than Private Company and its Subsidiaries) from and after the Closing) in amounts not in excess of US$50,000 individually;

(l)adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Private Company, or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Subsidiary of Private Company;

(m)take any action that would reasonably be expected to (A) result in any inaccuracy of a representation or warranty herein that would allow for a termination of this Agreement, (B) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied, or (C) prevent, materially delay or materially impede the consummation of the Transactions;

(n)make, change or revoke any Tax elections, or change any material method of Tax accounting, file any amended Tax Return or any Tax Return inconsistent with past practices, file any claims for material Tax refunds, enter into any closing agreement or similar agreement with respect to Taxes; settle or compromise any Tax liability or surrender any right to claim a Tax refund, offset or other reduction in Tax liability or change or agree to any change of the value of any real, personal or intangible property for Tax assessment or other Tax purposes; or

(o)authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a)No Solicitation or Negotiation. Except as otherwise set forth in this Section 6.1, Public Company shall not, and shall cause its Subsidiaries and its and their directors and officers not to, and shall instruct and use its reasonable best efforts to cause its employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives (“Representatives”) not to, directly or indirectly:

(i)solicit, seek or initiate or knowingly take any action to facilitate (including by way of furnishing information) or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

(ii)enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Alternative Proposal, or furnish to any Person any non-public information or afford any Person other than Private Company access to such party’s property, books or records (except pursuant to a request by a Governmental Entity) in connection with any Alternative Proposal; provided, however, that nothing in this Section 6.1 shall prevent a party or its Representatives from referring a Person to this Section 6.1;

(iii)take any action to make the provisions of any takeover statute inapplicable to any transaction contemplated by an Alternative Proposal;

(iv)approve or enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an “Alternative Acquisition Agreement”) with any Person, other than Private Company or its Affiliates, for, constituting or otherwise relating to an Alternative Proposal;

(v)grant any waiver or release under or knowingly fail to enforce any confidentiality, standstill or similar agreement in respect of a proposed Alternative Proposal, unless the Public Company Board concludes in good faith that a failure to take any action described in this clause (v) would be reasonably likely to be inconsistent with the directors’ fiduciary obligations to Public Company’s stockholders under applicable Law; or

(vi)publicly propose to do any of the foregoing described in clauses (i) through (v).

Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, subject to compliance with Section 6.1(c), Public Company may (A) furnish non-public information with respect to itself and its Subsidiaries to any Qualified Person (and the Representatives of such Qualified Person), pursuant to a confidentiality agreement not materially less restrictive with respect to the confidentiality obligations of the Qualified Person than the Confidentiality Agreement, or (B) engage in discussions or negotiations (including solicitation of revised Alternative Proposals) with any Qualified Person (and the Representatives of such Qualified Person) regarding any Alternative Proposal. It is understood and agreed that any violation of the restrictions in this Section 6.1 (or action that, if taken by Public Company, would constitute such a violation) by any Representative of Public Company shall be deemed to be a breach of this Section 6.1 by Public Company.
(b)No Change in Recommendation or Alternative Acquisition Agreement.

(i)Except as otherwise permitted in this Section 6.1, Public Company Board shall not (any action described in this Section 6.1(b)(i) being referred to as a “Public Company Board Recommendation Change”):

(A)withhold, withdraw or modify in a manner adverse to Private Company, or propose to withdraw or modify in a manner adverse to Private Company, the approval or recommendation by the Public Company Board with respect to the Public Company Voting Proposal or the Public Company Charter Amendment pursuant to this Agreement;
(B)adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Alternative Proposal;
(C)fail to include its recommendation “FOR” the Public Company Stockholder Approval in the Proxy Statement; or
(D)resolve, propose or agree to do any of the foregoing.

(ii)Except as otherwise permitted in this Section 6.1, Public Company Board shall not (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, or allow Public Company or any of the Subsidiaries of Public Company to execute or enter into, any Alternative Acquisition Agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Alternative Proposal or that would require Public Company to abandon, terminate or fail to consummate the Transactions or (B) resolve, agree or propose to do any of the foregoing.

(iii)Notwithstanding the foregoing or anything to the contrary set forth in this Agreement (including the provisions of this Section 6.1), the Public Company Board may effect a Public Company Board Recommendation Change in connection with a Superior Proposal if, prior to obtaining the Public Company Stockholder Approval: (i) it shall have determined in good faith (after consultation with outside legal counsel and its financial advisors) that the failure to effect a Public Company Board Recommendation Change would be reasonably likely to be inconsistent with its fiduciary obligations to the Public Company stockholders under applicable Law; (ii) Public Company has provided at least four (4) Business Days’ prior written notice to the Stockholder that it intends to effect a Public Company Board Recommendation Change, including a description in reasonable detail of the reasons for such recommendation change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Proposal (a “Recommendation Change Notice”) (it being understood that the Recommendation Change Notice shall not constitute a Public Company Board Recommendation Change for purposes of this Agreement); (iii) Public Company has complied in all material respects with the requirements of this Section 6.1 in connection with any potential Superior Proposal; and (iv) if the Stockholder shall have delivered to Public Company a written, binding and irrevocable offer to alter the terms or conditions of this Agreement during the four (4) Business Day period referred to in clause (ii) above, the Public Company Board shall have determined in good faith (after consultation with outside legal counsel and its financial advisors), after considering the terms of such offer by the Stockholder, that the failure to effect a Public Company Board Recommendation Change would still be reasonably likely to be inconsistent with its fiduciary obligations to the Public Company stockholders under applicable Law. In the event of any material amendment to any Superior Proposal (including any revision in the amount, form or mix of consideration Public Company’s stockholders would receive as a result of such potential Superior

Proposal), Public Company shall be required to provide the Stockholder with notice of such material amendment and there shall be a new four (4) Business Day period following such notification during which Public Company shall comply again with the requirements of this Section 6.1(b) and the Public Company Board shall not make a Public Company Board Recommendation Change prior to the end of any such period.

(c)Notices of Proposals. Public Company will, as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt), (i) notify the Stockholder of its receipt of any Alternative Proposal and (ii) provide to the Stockholder a copy of such Alternative Proposal (if written), or a summary of the material terms and conditions of such Alternative Proposal (if oral), including the identity of the Person making such Alternative Proposal, and copies of all written communications with such Person with respect to such actual or potential Alternative Proposal (including a copy of the executed confidentiality agreement with such Person making such Alternative Proposal). Public Company shall notify the Stockholder, in writing, of any decision of the Public Company Board as to whether to consider any Alternative Proposal or to enter into discussions or negotiations concerning any Alternative Proposal or to provide non-public information with respect to such to any Person, which notice shall be given as promptly as practicable after such determination was reached (and in any event no later than twenty-four (24) hours after such determination was reached). Public Company will (A) provide the Stockholder with written notice setting forth such information as is reasonably necessary to keep the Stockholder informed in all material respects of the status and material terms of any such Alternative Proposal and of any material amendments or modifications thereto, (B) keep the Stockholder informed as promptly as practicable with respect to any changes to the material terms of an Alternative Proposal submitted to Public Company (and in any event within twenty-four (24) hours following any such changes), including by providing a copy of all written proposals and a summary of all oral proposals or material oral modifications to an earlier written proposal, in each case relating to any Alternative Proposal, (C) prior to, or substantially concurrently with, the provision of any non-public information of Public Company to any such Person, provide such information to the Stockholder (including by posting such information to an electronic data room), to the extent such information has not previously been made available to the Stockholder, and (D) promptly (and in any event within twenty-four (24) hours of such determination) notify the Stockholder of any determination by the Public Company Board that such Alternative Proposal constitutes a Superior Proposal.

(d)Certain Permitted Disclosure. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall prohibit the Public Company Board from (i) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (none of which, in and of itself, shall be deemed to constitute a Public Company Board Recommendation Change), or (ii) making any disclosure to Public Company’s stockholders if, in the good faith judgment of the Public Company Board (after consultation with outside legal counsel and its financial advisors), the failure to disclose would be reasonably likely to be inconsistent with its fiduciary obligations to the Public Company stockholders under applicable Law; provided, however, that notwithstanding clauses (i) and (ii) of this Section 6.1(d), in no event shall Public Company or the Public Company Board, take, or agree or resolve to take, any action prohibited by Section 6.1(a) and Section 6.1(b), except as expressly permitted by Section 6.1(a) and Section 6.1(b).

(e)Cessation of Ongoing Discussions. Public Company shall, and shall direct its Representatives to, terminate and cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Proposal; provided, however, that the foregoing shall not in any way limit or modify the rights of any party hereto under the other provisions of this Section 6.1. Public Company will immediately revoke or withdraw access of any Person (other than the Stockholder and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to Public Company and request from each third party (other than the Stockholder and its Representatives) the prompt return or destruction of all non-public information with respect to Public Company previously provided to such Person.

(f)Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)“Alternative Proposal” means any bona fide proposal or offer for (A) a direct or indirect acquisition or purchase by any Person of more than 25% of the voting or economic interests of Public Company, (B) a merger, consolidation or sale of all or a material portion of the assets of one or more of Public Company or its Subsidiaries involving 25% or more of the consolidated assets of Public Company, or (C) a recapitalization, liquidation or similar transaction involving one or more of Public Company or its Subsidiaries and 25% or more of the consolidated assets of Public Company, in each case, which is from a third party and is not related to the Transactions.

(ii)“Qualified Person” means any Person making an unsolicited, bona fide, written third party Alternative Proposal that the Public Company Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal, and such Alternative Proposal has not resulted from a material breach by Public Company of its obligations under Section 6.1(a).

(iii)“Superior Proposal” means any Alternative Proposal received by Public Company after the date of this Agreement that (A) is on terms that the Public Company Board determines in good faith (after receiving the advice of its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Transactions and of such Alternative Proposal (including any conditions to and expected timing of consummation thereof, and all legal, financial, regulatory and other aspects of such Alternative Proposal and this Agreement)) are more favorable to Public Company’s stockholders from a financial point of view than the Transactions (taking into account any proposed amendment or modification proposed by Stockholder and Private Company); and (B) the Public Company Board determines (after receiving the advice of its financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal, timing and other aspects (including certainty of closing, certainty of financing and the identity of the Person making the Alternative Proposal) of such proposal.

6.2 Proxy Statement.

(a)As promptly as practicable after the execution of this Agreement, Public Company, with the cooperation of the Stockholder and Private Company, shall prepare and file with the SEC the Proxy Statement. The Stockholder and Private Company shall (i) provide to Public Company as promptly as practicable (but not later than forty-five (45) days following the date of this Agreement) all information, including financial statements and descriptions of its business and financial condition, as reasonably required for inclusion in the Proxy Statement; and (ii) cause the timely cooperation of its independent public accountants in connection with the preparation and filing of the Proxy Statement, including, if applicable, by causing such accountants to provide a consent to the inclusion of such accountants’ reports in respect of the financial statements of Private Company in the Proxy Statement and to reference to such accountant firm as an “expert” therein. Without limitation of the foregoing, the Stockholder and Private Company shall provide to Public Company (A) the interim unaudited condensed and consolidated financial statements of ESM Holdings Limited for the nine (9)-month period ended December 31, 2017 (including the comparative prior year information); (B) the interim unaudited condensed and consolidated financial statements of Private Company from the period of its formation until December 31, 2017 (excluding the comparative prior year information); (C) the audited special purpose and combined consolidated financial statements of ESM Holdings Limited for the fiscal year ended March 31, 2017; (D) the audited special purpose and combined consolidated financial statements of ESM Holdings Limited for the fiscal year ended March 31, 2016 (including an audited special purpose and combined consolidated opening balance sheet as of April 1, 2015); and (E) such other information relating to Private Company as Public Company may reasonably request in connection with the preparation of such pro forma financial statements as may be required to be set forth in the Proxy Statement, with all such information in the foregoing clauses (A) through (E) to be in such form as shall comply with all applicable SEC requirements with respect to the Proxy Statement (collectively, the “Required Financial Information”). Public Company shall (and the Stockholder and Private Company shall furnish such assistance as Public Company may reasonably request in connection with Public Company’s efforts to) respond to any comments of the SEC with respect to the Proxy Statement, use commercially reasonable efforts to file the definitive version of the Proxy Statement as promptly as practicable and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the SEC has completed its review of the preliminary filing of the Proxy Statement (or after ten (10) days after the initial filing of the preliminary Proxy Statement, if the SEC will not review the Proxy Statement). Public Company shall notify the Stockholder and Private Company promptly upon the receipt of any comments from the SEC or its staff with respect to the Proxy Statement, of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or of any request by the SEC or its staff for additional information with respect to the Proxy Statement, and shall supply the Stockholder and Private Company with copies of all correspondence between Public Company or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the Proxy Statement. Each of Public Company, the Stockholder and Private Company shall notify the other such party promptly upon the receipt of any comments from the SEC or its staff with respect to any filing made by such party pursuant to Section 6.2(b), of any request by the SEC or its staff for amendments or supplements to any filing made by such party pursuant to Section 6.2(b) or of any request by the SEC or its staff for additional information with respect to any filing made by such party pursuant to Section 6.2(b), and shall supply the other such parties with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to any filing made by such party pursuant to Section 6.2(b). Each of Public Company, the Stockholder and Private Company shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever either Public Company, the Stockholder or Private Company shall become aware of the occurrence of any event which is required to be set forth in an amendment or supplement to the Proxy Statement or any filing pursuant to Section 6.2(b), Public Company, the Stockholder or Private Company, as the case may be, shall promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff or any other regulatory authority, and/or mailing to stockholders of Public Company, such amendment or supplement.

(b)Each of Public Company, the Stockholder and Private Company shall promptly make all filings (other than the Proxy Statement) that it is required to make with respect to the Transactions under the Securities Act, the Exchange Act, applicable state blue sky Laws and the rules and regulations thereunder.

6.3 Stockholder Approval.

(a)(i) Public Company, acting through the Public Company Board, shall take all actions in accordance with applicable law, its certificate of incorporation and bylaws and NYSE rules to duly call, give notice of, convene and hold as promptly as practicable, after the SEC has completed its review of the preliminary filing of the Proxy Statement (or after ten (10) days after the initial filing of the preliminary Proxy Statement, if the SEC will not review the Proxy Statement), the Public Company Meeting for the purpose of considering and voting upon the Public Company Voting Proposal and the Public Company Charter Amendment. Subject to Section 6.1(b), the Public Company Board shall include in the Proxy Statement the recommendation of the Public Company Board in favor of approval of the Public Company Voting Proposal and the Public Company Charter Amendment. Subject to Section 6.1(b), Public Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Public Company Voting Proposal and the Public Company Charter Amendment. Notwithstanding anything to the contrary contained in this Agreement, Public Company, after consultation with the Stockholder and Private Company and after receiving advice from its outside legal counsel, may adjourn or postpone the Public Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Public Company’s stockholders or, if as of the time for which the Public Company Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Public Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Public Company Meeting. (ii) Without limiting the generality of the foregoing, Public Company’s obligations pursuant to Section 6.3(a)(i) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to Public Company of any Alternative Proposal or (B) the withdrawal or modification by the Public Company Board of the recommendation of the Public Company Board in favor of approval of the Public Company Voting Proposal and the Public Company Charter Amendment or the Public Company Board’s approval of this Agreement or the Transactions.

(b)Notwithstanding the foregoing, nothing herein shall limit a party’s right to terminate this Agreement pursuant to Section 8.1.

6.4 NYSE Listing. During the Pre-Closing Period, Public Company shall use its commercially reasonable efforts to continue the listing of Public Company Common Stock on NYSE and to cause the shares of Public Company Common Stock being issued in connection with the Transactions to be approved for listing (subject to notice of issuance) on the NYSE at or prior to the Closing, including by filing the NYSE Supplemental Listing Application; provided that to the extent any such filing, notification or application is made with respect to the Public Company’s efforts to continue the listing of Public Company Common Stock on NYSE while a deficiency notice with respect thereto is pending, Public Company shall provide the Stockholder and Private Company a reasonable time to review and comment thereon, and shall incorporate all reasonable comments provided by the Stockholder and Private Company with respect thereto. The Stockholder and Private Company shall cooperate with Public Company to cause the NYSE Supplemental Listing Application to be approved and shall promptly furnish to Public Company all information concerning the Stockholder and Private Company that may be required or reasonably requested in connection with any action contemplated by this Section 6.4.

6.5 Confidentiality; Access to Information.

(a)Except as expressly modified herein, the confidentiality agreement, dated as of August 2, 2017, between Public Company and the Stockholder, as amended on November 1, 2017 (the “Confidentiality Agreement”) shall continue in full force and effect in accordance with its terms during the Pre-Closing Period. The Confidentiality Agreement shall terminate at the Closing.

(b)During the Pre-Closing Period, each of the Stockholder, Private Company and Public Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of the other such party, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, to all of its books, contracts and records as the other such party shall reasonably request, and, during such period, each of the Stockholder, Private Company and Public Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other such party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of securities Laws (federal, state, local, foreign or otherwise) and (ii) all other information concerning its business, properties and assets as the other such party may reasonably request; provided, however, that (x) Public Company shall not be required to permit any inspection or other access, or to disclose any information, in connection with an Alternative Proposal, except as provided in Section 6.1, and (y) no party shall be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of such party would: (1) result in the disclosure of any trade secrets of any third party, (2) violate any legal requirement or contract or any obligation of such party with respect to confidentiality or privacy, including under any privacy policy, or (3) jeopardize protections afforded such party under the attorney-client privilege or the attorney work product doctrine. Any such information shall be subject to the Confidentiality Agreement. Prior to the Closing, no party shall (and each shall cause such party’s Affiliates and Representatives not to) contact or communicate with any of the employees, licensors or suppliers of another party, without the prior written consent of such other party.

6.6 Reasonable Best Efforts.

(a)Subject to the terms hereof, including Section 6.1, each party hereto shall each use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate and make effective the Transactions and to use their respective reasonable best efforts to cause the conditions to each party’s obligation to consummate and make effective the Transactions to be satisfied as promptly as reasonably practicable after the date hereof, including:

(i)as promptly as reasonably practicable, preparing and filing, in consultation with the other parties, all documentation to effect all necessary applications, notices, petitions, filings, Tax ruling requests and other documents and to obtain any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by such party (or any of its Subsidiaries) from any Governmental Entity in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions; provided, however, that in no event shall any party hereto or any of its Subsidiaries or Affiliates be required to pay any monies or agree to any material undertaking in connection with any of the foregoing, unless otherwise expressly provided in this Agreement;

(ii)contest and resist any action, including any administrative or judicial action, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions; and

(iii)execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

The parties hereto shall cooperate with each other in connection with the making of all such filings and submissions contemplated by the foregoing clause (i), including providing copies of all such documents to the non-filing Person and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith; provided that each party shall be entitled to redact (x) as necessary to comply with contractual arrangements or applicable Law, (y) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, and (z) to remove references relating to valuation and similar matters relating to the Transactions. Each party hereto shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the Transactions.
In furtherance and not in limitation of the foregoing: (i) Public Company agrees to make or cause to be made, in consultation and cooperation with Private Company and the Stockholder, as promptly as reasonably practicable and advisable, a notification to the FCA under section 178 of FSMA and related notifications under the FCA Handbook in relation to its acquisition of control (as defined in section 181 of FSMA) of Private Company and Aegis Outsourcing UK Limited; and (ii) each party hereto agrees to make or cause to be made, in consultation and cooperation with the other (A) as promptly as reasonably practicable and advisable after the date hereof, but in no event later than ten (10) Business Days after the date hereof, an appropriate filing of a Notification and Report Form pursuant to the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and (B) as promptly as reasonably practicable and advisable, all other necessary registrations, declarations, notices and filings relating to the Transactions with other Governmental Entities under any other Antitrust Law with respect to the Transactions. Each party hereto agrees (x) not to extend any waiting period under the HSR Act or any other Antitrust Law or enter into any agreement with any Governmental Entity to delay the consummation of the Transactions, except with the prior written consent of the other parties which consent shall not be unreasonably withheld, conditioned or delayed, (y) to respond to any inquiries received and supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Antitrust Law and (z) to take such actions as are necessary or advisable to obtain all requisite approvals, clearances and authorizations of any Governmental Entity and cause the expiration or early termination of the applicable waiting periods under the HSR Act and any other Antitrust Law as promptly as reasonably practicable. Public Company, on the one hand, and the Stockholder or Private Company, on the other hand, shall be equally responsible for paying all filing fees under the HSR Act and any other applicable Antitrust Laws with respect to the Transactions. Notwithstanding anything in this Agreement to the contrary, the Stockholder shall, on behalf of the parties, control and lead all communications and strategy relating to HSR Act and any related litigation matters, subject to good faith consultations with Public Company with respect to any discussion related to the Transaction under the HSR Act. Each party hereto shall promptly notify the other party hereto of any communication it or any of its representatives receives from any Governmental Entity relating to the matters that are the subject of this Agreement and permit the other party hereto to review in advance and consider in good faith the views of the other party hereto regarding any proposed communication by such party to any Governmental Entity. Neither party hereto shall agree to participate in any meeting or discussion with any Governmental Entity in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry unless it consults with the other party hereto in advance and, unless prohibited by such Governmental Entity, gives the other party hereto the opportunity to attend and participate at such meeting or discussion.
(b)From and after the date hereof and prior to the Closing, each of the parties shall promptly (i) give (or shall cause their respective Subsidiaries to give) any notices to third parties, other than Governmental Entities, that are required in connection with the Transactions or are necessary to consummate the Transactions, and (ii) use, and cause their respective Subsidiaries to use, their respective reasonable best efforts to obtain any consents from third parties, other than Governmental Entities, that are required in connection with the Transactions or are necessary to consummate the Transactions (each, a “Third Party Consent”), which are set forth on Section 6.6(b) of the Public Company Disclosure Schedule and Section 6.6(b) of the Private Company Disclosure Schedule, respectively. Each party shall (i) keep the other party reasonably informed of the status and progress thereon and (ii) promptly notify the other party if it in good faith believes a Third Party Consent may not be obtained, and in any event, not more than two (2) Business Days after receipt of any notice or indication that a Third Party Consent may not be obtained.

(c)Assuming the receipt of the Public Company Stockholder Approval, Public Company agrees to file the Public Company Charter Amendment in accordance with the DGCL prior to the Closing.

6.7 Public Disclosure. The parties agree to issue a joint press release announcing this Agreement. The parties will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement, filing or comment prior to the issuance of such press release or other public statement, filing or comment relating to this Agreement or the Transactions and shall not issue any such press release or other public statement, filing or comment prior to such consultation except, in each case, as may be required by applicable Law or by obligations pursuant to any requirement of the NYSE; provided, however, neither the Stockholder’s nor Private Company’s consent shall be required, nor shall Public Company be required to consult with either the Stockholder or Private Company in connection with, or provide either the Stockholder or Private Company an opportunity to review or comment upon, any press release or other public statement, filing or comment to be issued or made with respect to any Alternative Proposal, Superior Proposal, Recommendation Change Notice or Public Company Board Recommendation Change. Notwithstanding the foregoing, without the prior consent of the other parties, each party (a) may communicate with customers, vendors, suppliers, financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the parties.

6.8 Director and Officer Indemnification. From the Closing through the sixth anniversary of the date on which the Closing occurs, Public Company and Private Company shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director or officer of Private Company, Public Company or any of their respective Subsidiaries (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Person is or was an officer, director, employee or agent of Private Company, Public Company or any of their respective Subsidiaries, or, while a director or officer of Private Company, Public Company or any of their respective Subsidiaries, is or was serving at the request of Private Company, Public Company or any of their respective Subsidiaries as a director, officer, employee or agent of another Person, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted by applicable law. Each Indemnified Person will be entitled to advancement of expenses (including attorneys’ fees) incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Public Company and Private Company within ten (10) Business Days following receipt by Public Company or Private Company from the Indemnified Person of a request therefor; provided, however, that any Indemnified Person to whom expenses are advanced provides an undertaking, to the extent then required by the DGCL, to repay such advances if it is determined by a final determination of a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnified Person is not entitled to indemnification under applicable law.

(a)From the Closing through the six-year anniversary of the date on which the Closing occurs, the certificate of incorporation and bylaws of Public Company shall contain, and Public Company shall cause the articles of association of Private Company to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers than are set forth in the certificate of incorporation and bylaws of Public Company (in the case of the certificate of incorporation and bylaws of Public Company) or Private Company (in the case of the articles of association of Private Company) as in effect on the date of this Agreement.

(b)The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to any Indemnified Person by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons, their heirs and their representatives.

6.9 Notification of Certain Matters. During the Pre-Closing Period, each of the parties shall give prompt notice to the other parties upon becoming aware of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to result in the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) (in the case of Public Company’s obligation to provide notice) or Section 7.3(a) or Section 7.3(b) (in the case of the Stockholder’s or Private Company’s obligation to provide notice).

6.10 Employee Benefits Matters. For a period of twelve (12) months following the Closing, Public Company and its Subsidiaries shall continue to provide each employee of Public Company or any of its Subsidiaries who is employed immediately prior to the Closing and who remains in the employ of Public Company or any of its Subsidiaries immediately after the Closing (each such individual, a “Continuing Employee”) compensation (other than equity compensation) and employee benefits that are substantially comparable, in the aggregate, to the compensation (other than equity compensation) and employee benefits provided to such Continuing Employee immediately prior to the Closing. Notwithstanding the foregoing, nothing contained herein shall (a) obligate Public Company or any of its Subsidiaries to pay annual incentive compensation if the applicable targets are not achieved, (b) be treated as the creation or an amendment of any Public Company Employee Plan, (c) give any third party any right to enforce the provisions of this Section 6.10, or (d) obligate Public Company or any of its Subsidiaries to (i) maintain any Public Company Employee Plan, or (ii) retain the employment of or maintain the duties or position of any Continuing Employee.

6.11 Officers and Directors. Prior to the Closing, Public Company shall take all action necessary to cause the Public Company Board, effective as of the Closing, to consist of nine (9) members comprised of (a) five (5) directors, including the chairman of the Public Company Board, designated by the Stockholder within five (5) Business Days prior to the Closing, (b) the Chief Executive Officer of Public Company designated by the Stockholder within five (5) Business Days prior to the Closing, and (c) three (3) directors that are independent for purposes of the NYSE’s listing rules designated by Public Company, and reasonably acceptable to the Stockholder, within five (5) Business Days prior to the Closing; provided that the Stockholder and Private Company shall use reasonable best efforts, prior to the Closing, to obtain any waiver or consent of any relevant third party (the “Board Composition Waiver”) to allow for the Public Company Board to consist of seven (7) members, in which case, Public Company shall take all action necessary to cause the Public Company Board, effective as of the Closing, to be comprised of (a) four (4) directors, including the chairman of the Public Company Board and at least one of whom will be independent for purposes of the NYSE’s listing rules, designated by the Stockholder within five (5) Business Days prior to the Closing, (b) the Chief Executive Officer of Public Company designated by the Stockholder within five (5) Business Days prior to the Closing, and (c) two (2) directors that are independent for purposes of the NYSE’s listing rules designated by Public Company, and reasonably acceptable to the Stockholder, within five (5) Business Days prior to the Closing.

6.12 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the Transactions, the parties hereto shall use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such Transactions.

6.13 Security Holder Litigation. Notwithstanding anything to the contrary herein, Public Company shall have the right to control the defense and settlement of any litigation related to this Agreement, the Transactions brought by any stockholder of Public Company against Public Company and/or Public Company’s directors or officers; provided, however, that Public Company shall promptly notify the Stockholder and Private Company of any such litigation and shall give the Stockholder and Private Company the opportunity to participate, at the expense of the Stockholder and Private Company, in the defense of any such litigation and Public Company shall consider the advice of the Stockholder and Private Company with respect to such litigation; provided, further, that no settlement with respect to such litigation shall be agreed to without the Stockholder’s consent (not to be unreasonably withheld).

6.14 Integration Planning. After the date hereof and prior to the Closing Date, Public Company and Private Company shall establish a mechanism, subject to applicable Law, reasonably acceptable to both parties by which the parties will confer on a regular and continued basis regarding the general status of the ongoing operations of Public Company and Private Company and reasonably necessary integration planning matters and communicate and consult with specific persons to be identified by each party to the other with respect to the foregoing.

6.15 Resignations. Public Company shall use its reasonable best efforts to cause each director of Public Company to resign (and provide a duly executed resignation letter) in such capacity, other than individuals who will continue as a director of Public Company after the Closing, such resignations to be effective as of the Closing.

6.16 Agreement to Vote. From and after the date hereof through the Closing Date, to the extent the Stockholder or any of its Affiliates acquires or obtains beneficial ownership of any shares of Public Company Common Stock, the Stockholder shall, and shall cause each of its Affiliates to, at any Public Company stockholder meeting (a) cause their respective shares of Public Company Common Stock to be present for quorum purposes, and (b) vote in favor of the issuance of the Amazon Warrant in respect of any shares of Public Company Common Stock in excess of 3,222,681 shares, pursuant to the applicable rules of the NYSE, including but not limited to, NYSE Rule 312.03(c).

6.17 Release and Waiver. Effective upon the Closing, the Stockholder, on behalf of itself and its Affiliates and their respective successors and assigns (collectively, the “Stockholder Releasers”), hereby irrevocably waives, acquits, remises, discharges and forever releases Private Company and its Subsidiaries from any and all liabilities and obligations to such Stockholder Releasers of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral, or otherwise at law or in equity, (1) out of any event, occurrence, act or failure to act relating to Private Company at or prior to the Closing and (2) under any contract, agreement, instrument, arrangement or other understanding entered into prior to the Closing between Private Company or its Subsidiaries, on the one hand, and the Stockholder Releaser, on the other hand, in each case existing on or prior to the date hereof (other than (i) under this Agreement, (ii) with respect to any Stockholder Releasers that are employees of one of Private Company and its Subsidiaries, any claims for unpaid compensation, benefits, expense reimbursements or similar items of compensation, (iii) under the indemnification, contribution and exculpation provisions contained in the organizational and governing documents of Private Company and its Subsidiaries, as applicable, (iv) any claims for indemnification preserved or permitted under Section 6.8, and (v) as set forth on Section 6.17 of the Private Company Disclosure Schedule). Notwithstanding anything to the contrary in this Section 6.17, the parties hereto acknowledge and agree that for purposes of this Section 6.17, the term “Stockholder Releasers” shall not include any portfolio companies of investment funds managed by Stockholder.

6.18 Assignment of Rights to Indemnification. The parties hereto agree that CSP Alpha Holdings Pte Ltd., a Subsidiary of Private Company, shall continue to be entitled to enforce all of its and its Subsidiaries’ rights, including all indemnification rights, under the Aegis Share Purchase Agreement.

6.19 Consents. Public Company shall obtain the consent(s) listed on Section 6.19 of the Public Company Disclosure Schedule as promptly as reasonably practicable, but in no event later than the date that the last of the conditions set forth in Section 7.1(a) to be satisfied is so satisfied. Private Company and the Stockholder shall obtain the consent(s) listed on Section 6.19 of the Private Company Disclosure Schedule as promptly as reasonably practicable, but in no event later than the date that the last of the conditions set forth in Section 7.1(a) to be satisfied is so satisfied.

ARTICLE VII
CONDITIONS TO CLOSING

7.1 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligations of each party hereto to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)Stockholder Approval. The Public Company Voting Proposal and the increase of Public Company’s authorized shares of Public Company Common Stock in connection with the Public Company Charter Amendment shall have been approved at the Public Company Meeting, at which a quorum is present, by the requisite vote of the stockholders of Public Company under applicable law and stock market regulation.

(b)Antitrust. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act or Philippine Competition Act of the Republic of the Philippines shall have been terminated or shall have expired.

(c)FCA. The FCA shall have notified the Public Company pursuant to section 189(4)(a) of FSMA (or issued a decision notice under section 189(7) FSMA, in terms which do not impose any conditions, obligations or restrictions on Public Company, Private Company or the Stockholder that are material in the context of their businesses and/or the Transactions) that it approves any acquisition of control (as defined in section 181 of FSMA) over Private Company and/or Aegis Outsourcing

UK Limited, a Subsidiary of Private Company, by Public Company which, in either case, would take place as a result of the Transactions or its implementation, or the FCA is treated as having given such approval under section 189(6) of FSMA.

(d)No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions,

(e)NYSE Supplemental Listing Application. The NYSE Supplemental Listing Application shall have been approved.

(f)Public Company Charter Amendment. The Public Company Charter Amendment (insofar as the same relates to the increase of Public Company’s authorized shares of Public Company Common Stock) shall have been filed in accordance with the DGCL.

7.2 Additional Conditions to Obligations of Private Company and the Stockholder to Effect the Transactions. The obligations of Private Company and the Stockholder to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions:

(a)Representations and Warranties. (i) The representations and warranties of Public Company set forth in Section 3.2 shall be true and correct, other than any inaccuracies that are de minimis in the context of a transaction of this magnitude, as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) the representations and warranties of Public Company set forth in this Agreement (other than Section 3.2) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except in the case of clause (ii), where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Public Company Material Adverse Effect” set forth in such representations and warranties, other than the “Public Company Material Adverse Effect” limitation set forth in the first sentence of Section 3.7) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Public Company Material Adverse Effect.

(b)Performance of Covenants and Obligations. Public Company shall have performed in all material respects its covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c)Officers’ Certificate. Private Company shall have received a certificate executed by Public Company’s Chief Executive Officer and Chief Financial Officer confirming on behalf of Public Company that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been duly satisfied.

(d)NYSE Listing. Public Company Common Stock shall then be listed on the NYSE.

(e)Stockholders Agreement. The Stockholder shall have received a countersigned version of the Stockholders Agreement.

(f)Termination of Public Company Affiliate Agreements. Public Company shall have provided Private Company with evidence reasonably satisfactory to Private Company of the termination of each of the Public Company Affiliate Agreements that are set forth on Section 7.2(f) of the Public Company Disclosure Schedule, in each case, effective upon Closing.

(g)Public Company Board. Public Company shall have taken all action necessary to cause the Public Company Board, effective as of the Closing, to consist of the number of members and composition as set forth in Section 6.11.

(h)Consents. Public Company shall have obtained the consent(s) listed on Section 6.19 of the Public Company Disclosure Schedule and shall have delivered to Private Company reasonable evidence thereof; provided that Private Company shall not be permitted to waive the condition contained in this Section 7.2(h) without the prior written consent of Public Company.

(i)No Public Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any fact, circumstance, occurrence, event, development, change or condition which, individually or in the aggregate, has had or would reasonably be expected to have a Public Company Material Adverse Effect.

7.3 Additional Conditions to Obligations of Public Company to Effect the Transaction. The obligations of Public Company to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions:

(a)Representations and Warranties. (i) The representations and warranties of Private Company set forth in Section 4.2 shall be true and correct, other than any inaccuracies that are de minimis in the context of a transaction of this magnitude, as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) the representations and warranties of Private Company set forth in this Agreement (other than Section 4.2) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except, in the case of clause (ii), where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Private Company Material Adverse Effect” set forth in such representations and warranties, other than the “Private Company Material Adverse Effect” limitation set forth in the first sentence of Section 4.7) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Private Company Material Adverse Effect.

(b)Performance of Covenants and Obligations. Private Company and each Stockholder shall have performed in all material respects such Person’s covenants and obligations required to be performed or complied with by such Person under this Agreement at or prior to the Closing.

(c)Officers’ Certificate. Public Company shall have received a certificate executed by Private Company’s Chief Executive Officer and Chief Financial Officer confirming on behalf of Private Company that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been duly satisfied.

(d)Stockholders Agreement. Public Company shall have received a countersigned version of the Stockholders Agreement.

(e)Termination of Private Company Affiliate Agreements. Private Company shall have provided Public Company with evidence reasonably satisfactory to Public Company of the termination of each of the Private Company Affiliate Agreements that are in effect as of the date of this Agreement, except as set forth on Section 4.21 of the Private Company Disclosure Schedule, in each case effective upon Closing.

(f)Consents. Private Company shall have obtained the consent(s) listed on Section 6.19 of the Private Company Disclosure Schedule and shall have delivered to Public Company reasonable evidence thereof (other than, for the avoidance of doubt, the Board Composition Waiver); provided that Public Company shall not be permitted to waive the condition contained in this Section 7.3(f) without the prior written consent of the Stockholder and Private Company.

(g)No Private Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any fact, circumstance, occurrence, event, development, change or condition which, individually or in the aggregate, has had or would reasonably be expected to have a Private Company Material Adverse Effect.

7.4 Frustration of Conditions. No party hereto may invoke the failure or nonsatisfaction of any condition set forth in this Article VII if the failure of such party (or any Affiliate of such party) to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure or nonsatisfaction of such condition.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing (other than with respect to Section 8.1(a), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after approval of the Public Company Voting Proposal and the Public Company Charter Amendment:

(a)by mutual written consent of Public Company, the Stockholder and Private Company;

(b)by either Public Company or the Stockholder if the Closing shall not have occurred on or before July 23, 2018 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party hereto if the failure of such party (or, in the case of the Stockholder, the failure of Private Company) to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before the Outside Date; provided, further, that if the Closing shall not have occurred on or before the Outside Date, the Outside Date may be extended to September 21, 2018 upon (i) mutual written consent of Public Company and the Stockholder; or (ii) the obtaining of any waiver or consent of any relevant third party to allow such extension of the Outside Date, without providing for the accelerated vesting of any outstanding unvested warrants (provided, further, that Public Company shall use reasonable best efforts to obtain any such necessary waivers or consents);

(c)by either Public Company or the Stockholder if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the Transactions; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of such party (or, in the case of the Stockholder, the failure of Private Company) to fulfill any obligation under this Agreement has been a principal cause of or resulted in the issuance of any such order, decree, ruling or the taking of such other action;

(d)by either Public Company or the Stockholder if at the Public Company Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which votes on the Public Company Voting Proposal and the Public Company Charter Amendment are taken, the requisite vote of the stockholders of Public Company in favor of Public Company Voting Proposal or the Public Company Charter Amendment shall not have been obtained; provided, however, that a party hereto shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure of such party (or, in the case of the Stockholder, the failure of Private Company) to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure to obtain the requisite vote of the stockholders of Public Company in favor of Public Company Voting Proposal or the Public Company Charter Amendment;

(e)by the Stockholder, if at any time prior to the receipt of stockholder approval of the Public Company Voting Proposal and the Public Company Charter Amendment: (i) Public Company Board shall have failed to give its recommendation “FOR” the Public Company Stockholder Approval in the Proxy Statement or shall have withdrawn or modified its recommendation of the Public Company Stockholder Approval; (ii) after the receipt by Public Company of an Alternative Proposal, the Stockholder requests in writing that Public Company Board reconfirm its recommendation of this Agreement or the Transactions and Public Company Board fails to do so within ten (10) Business Days after its receipt of the Stockholder’s request; (iii) Public Company Board shall have approved or recommended to the stockholders of Public Company an Alternative Proposal; (iv) a tender offer or exchange offer for outstanding shares of Public Company Common Stock is commenced and Public Company Board recommends that the stockholders of Public Company tender their shares in such tender or exchange offer or, within ten (10) Business Days after the commencement of such tender offer or exchange offer, Public Company Board fails to recommend against acceptance of such offer; or (v) Public Company shall have materially breached its obligations under Section 6.1 of this Agreement;

(f)by Public Company, if there has been a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Stockholder or Private Company, which breach (i) would cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied and (ii) shall not have been cured within twenty (20) Business Days following receipt by the Stockholder and Private Company of written notice of such breach from Public Company; provided that Public Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement;

(g)by the Stockholder, if there has been a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Public Company, which breach (i) would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied and (ii) shall not have been cured within twenty (20) Business Days following receipt by Public Company of written notice of such breach from the Stockholder; provided that neither the Stockholder nor Private Company is then in material breach of any representation, warranty, covenant or agreement under this Agreement; and

(h)by Public Company if each of the following occur: (A) Public Company shall have received a Superior Proposal; (B) Public Company shall have complied in all material respects with its obligations under Section 6.1 in order to accept such Superior Proposal; (C) the Public Company Board approves, and Public Company concurrently with the termination of this Agreement enters into, a definitive agreement with respect to such Superior Proposal; and (D) prior to or concurrently with such termination, Public Company pays to Private Company the amounts contemplated by Section 8.3(b);

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Public Company, the Stockholder, Private Company, or their respective Representatives, stockholders or Affiliates; provided that (a) any such termination shall not relieve any party hereto from liability for any material breach of any covenant or agreement set forth in this Agreement that is a consequence of an act, or failure to act, undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, would result in such breach and (b) the provisions of Section 6.5(a) (Confidentiality), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3 Fees and Expenses.

(a)Except as set forth in this Section 8.3 and Section 1.7, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Transactions are consummated; provided, however, that Public Company shall pay all fees and expenses, incurred with respect to the printing, filing and mailing of the Proxy Statement (including any related preliminary materials) and any amendments or supplements thereto, and all filing fees under the HSR Act and any other applicable Antitrust Laws with respect to the Transactions in accordance with Section 6.6.

(b)Public Company shall pay the Stockholder a termination fee of six million and eight hundred thousand US dollars ($6,800,000) (the “Public Company Termination Fee”) in the event of the termination of this Agreement:

(i)by the Stockholder pursuant to Section 8.1(e);

(ii)by Public Company pursuant to Section 8.1(h); or

(iii)by Public Company or the Stockholder, as applicable, pursuant to Sections 8.1(b) or 8.1(g), so long as (A) prior to the termination of this Agreement, any Person makes an Alternative Proposal or amends an Alternative Proposal made prior to the date of this Agreement with respect to Public Company; and (B) within twelve (12) months after such termination Public Company enters into a definitive agreement to consummate, or consummates, any Alternative Proposal (regardless of whether made before or after the termination of this Agreement); provided that for purposes of this Section 8.3(b)(iii), the references to 25% in the definition of Alternative Proposal in Section 6.1(f) shall be deemed to be 50%.

(c)Public Company shall pay the Stockholder a termination fee of three million US dollars (US$3,000,000) (the “Public Company Outside Date Fee”) in the event of a termination of this Agreement pursuant to Section 8.1(b) in the event that (i) the Outside Date has occurred on July 23, 2018 and is not extended as a result of the failure to obtain a waiver or consent of any relevant third party to allow such extension of the Outside Date; and (ii) the Public Company Meeting has not been held; provided, that the Stockholder and Private Company shall have provided all of the Required Financial Information to Public Company on or before the forty-fifth (45th) day following the date of this Agreement and are not then in material breach of any other representation, warranty, covenant or agreement under this Agreement (including, for the avoidance of doubt, with respect to Section 6.2).

(d)Any fee due under Section 8.3(b)(i) or Section 8.3(c) shall be paid by wire transfer of same-day funds within two (2) Business Days after the date of termination of this Agreement. Any fee due under Section 8.3(b)(ii) shall be paid by wire transfer of same-day funds on or before the date of termination of this Agreement. Any fee due under Section 8.3(b)(iii) shall be paid by wire transfer of same-day funds within two (2) Business Days after the date on which the transaction referenced in clause (B) of such Section 8.3(b)(iii) is consummated.

(e)In no event shall Public Company be required to pay the Public Company Termination Fee on more than one occasion, whether or not such fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. Public Company shall not be obligated to pay (i) the Public Company Termination Fee if it shall have paid the Public Company Outside Date Fee; or (ii) the Public Company Outside Date Fee if it shall have paid the Public Company Termination Fee; provided, however, for the avoidance of doubt, in the event that the Stockholder is entitled to both the Public Company Termination Fee and the Public Company Outside Date Fee, then Public Company shall pay the Public Company Termination Fee. In the event that Public Company fails to pay the Public Company Termination Fee or the Public Company Outside Date Fee, as applicable, when due, such fee shall accrue interest for the period commencing on the date such fee and/or expenses, as the case may be, became past due, at a rate equal to the prime rate as published in the Money Rates Section of The Wall Street Journal.

(f)The parties hereto acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that the parties hereto would not enter into this Agreement absent such agreements. Notwithstanding Section 8.2 or any other provision of this Agreement, payment of the fees described in this Section 8.3 shall constitute the sole and exclusive remedy of the Stockholder and Private Company in connection with any termination of this Agreement in the circumstances in which such fees became payable. In the event that the Stockholder shall receive the payment of a fee described in this Section 8.3, the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Stockholder, Private Company and any of their Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and neither the Stockholder, Private Company nor any of their Affiliates, shall be entitled to bring or maintain any other claim, action or proceeding against Public Company or any of its Affiliates arising out of this Agreement, any of the Transactions or any matters forming the basis for such termination.

8.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the matters presented for approval by the stockholder of Public Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.5 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment, modification or supplement of this Agreement pursuant to Section 8.4 or an extension or waiver of this Agreement pursuant to Section 8.5 shall, in order to be effective, require action by Public Company Board and the Stockholder, respectively; provided, however, that after any such approval by the stockholders of Public Company, no amendment shall be made without the further approval of such stockholders except as permitted by applicable Law. This Agreement (including the Public Company Disclosure Schedule and the Private Company Disclosure Schedule) may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE IX
MISCELLANEOUS

9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

if to Public Company, to:

StarTek, Inc.
8200 E. Maplewood Ave., Suite 100
Greenwood Village, Colorado 80111
Attn:    Doug Tackett

E-mail:    doug.tackett@startek.com

with a copy (which shall not constitute notice) to:

Jenner & Block LLP
353 N. Clark St.
Chicago, Illinois 60654
Attn:    Thomas A. Monson, Esq.
E-mail:    tmonson@jenner.com
Facsimile:    +1 312 840 8711

if to Private Company or the Stockholder, to:

CSP Alpha Midco Pte Ltd
or CSP Alpha Holdings Parent Pte Ltd, as applicable
c/o Capital Square Partners Pte Ltd
SBF Center, # 10-01
160 Robinson Road, Singapore 068914
Attn:     Sanjay Chakrabarty
Email:    sanjay@capitalsquarepartners.com
Facsimile: + 65 6491 5902

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
6 Battery Road
#25-03 Singapore 049909
Attn:    Sidharth Bhasin, Esq.
E-mail:    sidharth.bhasin@shearman.com
Facsimile:    +65 6230 3899
and

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn:    Stephen M. Besen, Esq.
E-mail:    stephen.besen@shearman.com
Facsimile:    +1 212 848 7179
Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.
9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except as set forth in or contemplated by the terms and provisions of Section 6.8 (with respect to which the Indemnified Persons shall be third party beneficiaries).

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that the Stockholder may assign this Agreement without the prior consent of the other parties to any Subsidiary, whether existing as of the date hereof or after, but no such assignment shall relieve the Stockholder from any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6 Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

9.8 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c)

“date hereof” refers to the date set forth in the preamble of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “introductory paragraph”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or introductory paragraph of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$,” “US$,” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. When reference is made in this Agreement to information that has been “made available” then (i) with respect to information that has been “made available” to Private Company, that shall mean that such information was either (A) publicly available on the SEC’s EDGAR system prior to the date of this Agreement, (B) included in Public Company’s electronic data room no later than 2:00 p.m., Eastern Time, on the date of this Agreement or (C) provided directly to Private Company or its counsel, and (ii) with respect to information that has been “made available” to Public Company, that shall mean that such information was either (i) included in Private Company’s electronic data room no later than 2:00 p.m., Eastern Time, on the date of this Agreement or (ii) provided directly to Public Company or its counsel. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

9.10 Remedies.

(a)Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy.
(b)Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by Public Company, on the one hand, or Private Company or the Stockholder, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, and Public Company, on the one hand, and Private Company and the Stockholder, on the other hand, as applicable, shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. In circumstances where the parties are obligated to consummate the Transactions and the Transactions have not been consummated (other than as a result of the other party’s refusal to close in violation of this Agreement), each of the parties expressly acknowledges and agrees that the other party and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other party and its stockholders, and that such other party on behalf of itself and its stockholders shall be entitled to enforce specifically the breaching party’s obligation to consummate the Transactions. No party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Private Company or the Stockholder, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Private Company or the Stockholder under this Agreement.

9.11 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court, and (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the Transactions. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any Person to serve legal process in any other manner permitted by applicable Law.

9.12 Disclosure Schedule. Each of the Private Company Disclosure Schedule and the Public Company Disclosure Schedule shall be arranged in sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (a) the corresponding section of this Agreement and (b) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The inclusion of any information in the Private Company Disclosure Schedule or the Public Company Disclosure Schedule, as applicable, shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would reasonably be expected to result in a Private Company Material Adverse Effect or a Public Company Material Adverse Effect, as applicable, or is outside the Ordinary Course of Business.

Public Company, Private Company and the Stockholder have executed this Agreement as of the date set forth in the preamble of this Agreement.
PUBLIC COMPANY:
STARTEK, INC.
By:     /s/ Chad Carlson
Name: Chad Carlson
Title: President and Chief Executive Officer

Public Company, Private Company and the Stockholder have executed this Agreement as of the date set forth in the preamble of this Agreement.
PRIVATE COMPANY:
CSP ALPHA MIDCO PTE LTD
By:     /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director
By:     /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

Public Company, Private Company and the Stockholder have executed this Agreement as of the date set forth in the preamble of this Agreement.
STOCKHOLDER:
CSP ALPHA HOLDINGS PARENT PTE LTD
By:     /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director
By:     /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

EXHIBIT A

FORM OF STOCKHOLDERS AGREEMENT
by and between
STARTEK, INC.
and
CSP ALPHA HOLDINGS PARENT PTE LTD
Dated as of [ ], 2018

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Table of Contents
Page

Article I DEFINITIONS	A - A - 4

1.1	Certain Definitions A - A - 4

1.2	Other Terms A - A - 7

Article II TERM	A - A - 8

2.1	Term and Termination A - A - 8

Article III CORPORATE GOVERNANCE MATTERS	A - A - 8

3.1	Board Composition A - A - 8

3.2	Director Nomination Rights A - A - 8

3.3	Committees of the Public Company Board A - A - 10

3.4	Compliance with Organizational Documents A - A - 10

3.5	Stockholder Agreement to Vote A - A - 10

Article IV OTHER AGREEMENTS	A - A - 10

4.1	Corporate Opportunity Matters A - A - 10

4.2	Confidentiality A - A - 11

4.3	Preemptive Rights A - A - 11

4.4	Related Party Transactions A - A - 12

Article V INFORMATION	A - A - 13

5.1	Books and Records A - A - 13

5.2	Access A - A - 13

5.3	Sharing of Information A - A - 13

Article VI Registration	A - A - 14

6.1	Demand Registrations. A - A - 14

6.2	Piggyback Registrations. A - A - 15

6.3	Shelf Registration Statement. A - A - 16

6.4	Withdrawal Rights A - A - 18

6.5	Hedging Transactions A - A - 18

6.6	Holdback Agreements. A - A - 18

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6.7	Registration Procedures. A - A - 19

6.8	Registration Expenses A - A - 22

6.9	Miscellaneous. A - A - 23

6.10	Registration Indemnification. A - A - 23

6.11	Free Writing Prospectuses A - A - 24

6.12	Termination of Registration Rights A - A - 25

Article VII MISCELLANEOUS	A - A - 25

7.1	Corporate Power; Fiduciary Duty A - A - 25

7.2	Fees and Expenses A - A - 25

7.3	Extension; Waiver A - A - 25

7.4	Notices A - A - 25

7.5	Interpretations A - A - 27

7.6	Counterparts and Signature A - A - 27

7.7	Entire Agreement; Amendment A - A - 27

7.8	Assignment; Binding Effect A - A - 27

7.9	No Third Party Beneficiaries A - A - 27

7.10	No Partnership, Agency, or Joint Venture A - A - 27

7.11	Governing Law A - A - 27

7.12	Submission to Jurisdiction A - A - 27

7.13	Severability A - A - 28

7.14	Remedies; Specific Performance A - A - 28

7.15	Privileged Matters A - A - 28

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STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT, dated as of [], 2018 (this “Agreement”), between CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Stockholder”) and StarTek, Inc., a Delaware corporation (“Public Company”). Certain terms used in this Agreement are defined in Section 1.1.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Transaction Agreement, dated as of March 14, 2018, by and among the Stockholder, CSP Alpha Midco Ptd Ltd, a Singapore private limited company (“Private Company”), and Public Company (as may be further amended from time to time, the “Transaction Agreement”), the Stockholder, Private Company, and Public Company agreed to, among other things:

(i)	the sale and purchase of all of the issued and outstanding shares of the common stock of Private Company by the Stockholder to Public Company;

(ii)	the issuance of 20,600,000 shares of Public Company Common Stock in consideration of such sale and purchase, as may be adjusted pursuant to the Transaction Agreement;

(iii)	the amendment of Public Company’s Charter in order to effect such issuance and the other transactions contemplated by the Transaction Agreement; and

(iv)
in addition to the transactions set forth above, the purchase of additional shares of Public Company Common Stock (as defined herein) by the Stockholder, for ten million US dollars (US$10,000,000), as may be adjusted pursuant to the Transaction Agreement;

in each case, on the terms and subject to the conditions set forth in the Transaction Agreement (collectively, along with all other transactions contemplated by the Transaction Agreement, the “Transactions”); and
WHEREAS, the Stockholder and Public Company desire to enter into this Agreement in order to, inter alia, (i) set forth certain of their rights, duties and obligations as a result of the Transactions; (ii) provide for the management, operation and governance of Public Company; and (iii) set forth restrictions on certain activities in respect of the Public Company Common Stock, corporate governance, and other related corporate matters.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” has the meaning ascribed thereto in the Transaction Agreement; provided, however, that the Stockholder shall not be deemed to be an Affiliate of Public Company or any of its Subsidiaries for purposes of this Agreement and neither Public Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholder or any of the Stockholder’s Subsidiaries (other than Public Company and its Subsidiaries) for purposes of this Agreement.
“beneficially own” means, with respect to Public Company Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i). The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.
“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of Public Company are not permitted to trade under the insider trading policy or similar policy of Public Company then in effect and (ii) in the event that Public Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of Public Company or any material transaction under consideration by Public Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect Public Company in any material respect, a period

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of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.

“Business Day” has the meaning ascribed thereto in the Transaction Agreement.
“Bylaws” means the Amended and Restated Bylaws of Public Company, as amended from time to time.
“Charter” means the Restated Certificate of Incorporation of Public Company, as amended from time to time.
“Closing” has the meaning ascribed thereto in the Transaction Agreement.
“Commission” means the Securities and Exchange Commission.
“Demand Shareholder” means Stockholder or any wholly owned subsidiary of Stockholder, in either case that holds Registrable Securities.
“Designated Officer” means the executive officer of Public Company designated from time to time by the Audit Committee to act as the “Designated Officer” under the Related Party Transactions Policy.
“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“GAAP” means United States generally accepted accounting principles.
“Governmental Entity” has the meaning ascribed thereto in the Transaction Agreement.
“Independent Director” means a director who is independent under NYSE listing rules and who meets the additional independence requirements under applicable Exchange Act and NYSE listing rules to serve on the audit committee and compensation committee of an NYSE-listed company.
“Law” has the meaning ascribed thereto in the Transaction Agreement.
“Losses” losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“NYSE” means the New York Stock Exchange.
“Parties” means the Stockholder and Public Company.
“Person” has the meaning ascribed thereto in the Transaction Agreement.
“Pro Rata Portion” means, with respect to the Stockholder, on any issuance date for Public Company Securities, the number of Public Company Securities equal to the product of (i) the total number of Public Company Securities to be issued by Public Company on such date and (ii) the fraction determined by dividing (x) the number of shares of Public Company Common Stock owned by the Stockholder immediately prior to such issuance by (y) the total number of shares of Public Company Common Stock outstanding on such date immediately prior to such issuance.
“Public Company Board” means the board of directors of Public Company.

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“Public Company Common Stock” has the meaning ascribed thereto in the Transaction Agreement.
“Public Company Group” means Public Company, each Subsidiary of Public Company from and after the Closing (in each case so long as such Subsidiary remains a Subsidiary of Public Company) and each other Person that is controlled either directly or indirectly by Public Company immediately after the Closing (in each case for so long as such Person continues to be controlled either directly or indirectly by Public Company).
“Public Company Independent Director” means each director of Public Company who (i) is an Independent Director and (ii) without limiting (i), (A) is not a Stockholder Designee, (B) is not a current or former (x) member of the board of directors of the Stockholder or (y) officer or employee of any member of the Stockholder Group, (C) does not have and has not had any other substantial relationship with any member of the Stockholder Group and (D) is designated by the Governance and Nominating Committee as a Public Company Independent Director.
“Public Company Securities” means (i) the Public Company Common Stock, (ii) any preferred stock of Public Company, (iii) any other common stock issued by Public Company and (iv) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Public Company Common Stock or any other common or preferred stock issued by Public Company.
“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by Public Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by Public Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means any and all (i) Public Company Common Stock, (ii) other stock or securities that Stockholder or its Subsidiaries may be entitled to receive and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (y) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Related Party Transaction” means any transaction between any member of the Public Company Group, on the one hand, and any member of the Stockholder Group, or any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any member of the Stockholder Group, on the other hand.
“Representative” means directors, officers, investors, limited partners, general partners, members, employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives.
“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Stockholder Group” means the Stockholder and each Person (other than any member of the Public Company Group) that is an Affiliate of the Stockholder from and after the Closing.
“Subsidiary” has the meaning ascribed thereto in the Transaction Agreement.
“Transaction Documents” means, collectively, this Agreement, the Transaction Agreement and the Support Agreement (as defined in the Transaction Agreement).
“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge,

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hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Underwritten Offering” means a sale of securities of Public Company to an underwriter or underwriters for reoffering to the public.

1.2 Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
Agreement	Preamble
Amazon Warrant	3.5
Audit Committee	3.3(a)
Demand	6.1(a)
Demand Registration	6.1(a)
Demand Registration Statement	6.1(a)
Excluded Securities	4.3
Form S-3	6.1(a)
Free Writing Prospectus	6.7(a)(v)
Governance and Nominating Committee	3.3(c)
Hedging Counterparty	6.5(a)
Hedging Transaction	6.5(a)
Information	5.2
Inspectors	6.7(a)(xi)
Issuance Notice	4.3(b)
Marketed Underwritten Shelf Offering	6.3(f)
Non-Stockholder Designee	3.2(f)
Non-Stockholder Directors	3.1(a)
Non-Privileged Deal Communications	7.15(c)
organizational documents	3.4
Other Demanding Sellers	6.2(b)
Other Proposed Sellers	6.2(b)
Piggyback Notice	6.2(a)
Piggyback Registration	6.2(a)
Piggyback Seller	6.2(a)
Private Company	Recitals
Privileged Communications	7.15(a)
Privileged Deal Communications	7.15(b)
Public Company	Preamble
Public Company Confidential Information	4.2(a)
Records	6.7(a)(xi)
Related Party Transactions Policy	4.4(b)
Requested Information	6.9(a)
Requesting Shareholders	6.1(a)
Selling Shareholders	6.7(a)(i)
Shelf Notice	6.3(a)
Shelf Offering	6.3(f)

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Term	Section
Shelf Registration Statement	6.3(a)
Stockholder	Preamble
Stockholder Designee	3.2(a)
Stockholder Directors	3.1(a)
Stockholder Group Agreement	Schedule 4.4(b)
Stockholder Law Firm	7.15(a)
Take-Down Notice	6.3(f)
Threshold	Schedule 4.4(b)
Transaction Agreement	Recitals
Transactions	Recitals

ARTICLE II

TERM

2.1 Term and Termination. This Agreement is effective as of the date hereof and shall terminate automatically in the event that the Stockholder Group (a) owns less than 10% of the outstanding shares of Public Company Common Stock or (b) owns 100% of such shares. Notwithstanding the foregoing, the provisions of Article VII shall survive the termination of this Agreement.

ARTICLE III

CORPORATE GOVERNANCE MATTERS

3.1 Board Composition.

(a)The Public Company Board shall consist of nine (9) members comprised initially of (i) five (5) directors, including the chairman of the Public Company Board, designated by the Stockholder (collectively, with their successors, the “Stockholder Directors”), (ii) the Chief Executive Officer of Public Company, and (iii) three (3) Public Company Independent Directors, reasonably acceptable to the Stockholder (collectively, with their successors, who will also be Public Company Independent Directors, the “Non-Stockholder Directors”). As the Board composition will be determined prior to the Closing, if the Board Composition Waiver is obtained, the language will be as follows: (a) The Public Company Board shall consist of seven (7) members comprised initially of (i) four (4) directors designated by the Stockholder, including the chairman of the Public Company Board and at least one (1) of whom will be an Independent Director (collectively, with their successors, the “Stockholder Directors”), (ii) the Chief Executive Officer of Public Company, and (iii) two (2) Public Company Independent Directors, reasonably acceptable to the Stockholder (collectively, with their successors, who will also be Public Company Independent Directors, the “Non-Stockholder Directors”).

(b)For the avoidance of doubt, the proportion of Stockholder Directors to Non-Stockholder Directors shall remain the same as that set forth in Section 3.1(a), subject to Section 3.2(a); provided, however, it being understood and agreed that the proportion of Stockholder Directors and Non-Stockholder Directors relative to the entire Public Company Board may decrease as a result of increases in the size of the Public Company Board to implement director designation rights granted to a seller or target company in connection with an arm’s length merger of or acquisition by any member of the Public Company Group.

3.2. Director Nomination Rights.

(a)In connection with any annual or special meeting of the stockholders of Public Company at which directors shall be elected, the Stockholder shall have the right to designate, for nomination by the Public Company Board for election to the Public Company Board: (i) five (5) persons (one of whom shall act as chairman of the Public Company Board), so long as the Stockholder Group collectively beneficially owns 50% or more of the outstanding shares of Public Company Common Stock; (ii) four (4) persons, in the event that the Stockholder Group collectively beneficially owns 35% or more, but less than 50%, of the outstanding shares of Public Company Common Stock; (iii) three (3) persons, in the event that the Stockholder Group collectively beneficially owns 25% or more, but less than 35%, of the outstanding shares of Public Company Common Stock; (iv) two (2) persons, in the event that the Stockholder Group collectively beneficially owns 15% or more, but less than 25%, of the outstanding shares of Public Company Common Stock; and (v) one (1) person, in the event that the Stockholder Group collectively beneficially

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owns 10% or more, but less than 15%, of the outstanding shares of Public Company Common Stock (each person so designated, a “Stockholder Designee”). As the Board composition will be determined prior to the Closing, if the Board Composition Waiver is obtained, the language will be as follows: “(a) In connection with any annual or special meeting of the stockholders of Public Company at which directors shall be elected, the Stockholder shall have the right to designate, for nomination by the Public Company Board for election to the Public Company Board: (i) four (4) persons (one of whom shall act as chairman of the Public Company Board), so long as the Stockholder Group collectively beneficially owns 50% or more of the outstanding shares of Public Company Common Stock; (ii) three (3) persons, in the event that the Stockholder Group collectively beneficially owns 35% or more, but less than 50%, of the outstanding shares of Public Company Common Stock; (iii) two (2) persons, in the event that the Stockholder Group collectively beneficially owns 20% or more, but less than 35%, of the outstanding shares of Public Company Common Stock; and (iv) one (1) person, in the event that the Stockholder Group collectively beneficially owns 10% or more, but less than 20%, of the outstanding shares of Public Company Common Stock (each person so designated, a “Stockholder Designee”).” The Stockholder shall have full authority and ability to nominate, elect and remove the Stockholder Designees in accordance with Section 3.2(d) in the case of the nomination or election of the Stockholder Designees. The Stockholder shall not designate any person to be a Stockholder Designee who it believes does not meet the requirements for director nominees as set forth in the applicable policies of Public Company relating to director qualification from time to time. The Public Company Board shall promptly and in good faith consider each Stockholder Designee designated pursuant to this Section 3.2(a), applying the same standards as shall be applied for the consideration of other proposed nominees of the Public Company Board. In the event that the Public Company Board fails to approve the nomination of any Stockholder Designee, the Stockholder shall have the right to designate an alternative Stockholder Designee for consideration. For the avoidance of doubt, (i) current or former employment of any Stockholder Designee by the Stockholder or any of its Subsidiaries or service by any such Stockholder Designee on the board of directors of the Stockholder or any of its Subsidiaries shall not disqualify such individual from serving on the Public Company Board as a Stockholder Designee and (ii) at such time as the Stockholder Group beneficially owns less than 50% of the outstanding shares of Public Company Common Stock, it shall no longer be a requirement that the Public Company Independent Directors be reasonably acceptable to the Stockholder.

(b)If, at any time, the Stockholder Group ceases to beneficially own the minimum percentage of outstanding shares of Public Company Common Stock necessary under Section 3.2(a) to nominate the corresponding number of Stockholder Designees, the Stockholder shall, within ten (10) Business Days of the event that caused the Stockholder Group’s beneficial ownership to drop below the relevant minimum percentage, cause the necessary number of Stockholder Designees to offer to resign from the Public Company Board, so that the number of Stockholder Designees is consistent with the Stockholder Group’s new beneficial ownership percentage.

(c)If the size of the Public Company Board shall, with the Stockholder’s prior written approval or otherwise, be increased or decreased, the Stockholder shall have the right to designate one or more Stockholder Designees to the Public Company Board such that the total number of Stockholder Directors on the Public Company Board shall be proportional (rounded up to the nearest whole number) to the number of Stockholder Directors on the Public Company Board set forth in Section 3.2(a).

(d)Public Company shall cause each Stockholder Designee and Non-Stockholder Designee whose nomination has been approved to be included in the slate of nominees recommended by the Public Company Board to holders of Public Company Common Stock for election (including at any special meeting of stockholders held for the election of directors) and shall use its reasonable best efforts to cause the election of each such Stockholder Designee and Non-Stockholder Designee, including soliciting proxies in favor of the election of such persons.

(e)In the event that any Stockholder Director shall cease to serve as a director for any reason, other than as a result of a resignation of a Stockholder Designee from the Public Company Board pursuant to Section 3.2(b), the vacancy resulting therefrom shall be filled by the Public Company Board with a substitute Stockholder Director.

(f)From and after the date hereof, in the event of a vacancy on the Public Company Board (i) upon the death, resignation, retirement, disqualification, removal from office or other cause of any director who was not a Stockholder Designee or (ii) resulting from the resignation of a Stockholder Designee from the Public Company Board pursuant to Section 3.2(b), the Governance and Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination (and during such time as the Stockholder Group beneficially owns 50% or more of the outstanding shares of Public Company Common Stock, each such nominated person to be reasonably acceptable to the Stockholder) for election to the Public Company Board to fill such vacancy (each such person, a “Non-Stockholder Designee”).

(g)Public Company shall avail itself of all available “controlled company” exceptions to the corporate governance listing standards of the NYSE for so long as the Stockholder Group collectively beneficially owns more than 50% of the voting power for the election of directors of the Public Company Board, and thereafter Public Company and the Stockholder shall take all necessary actions to comply with the corporate governance listing standards of the NYSE, including those relating to the

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composition of the committees of the Public Company Board, within the timeframe specified in such listing standards. Without limitation of the foregoing, the Stockholder agrees to cause the Stockholder Directors to resign from committees of the Public Company Board if and to the extent necessary to comply with the corporate governance listing standards of the NYSE.

(h)For the avoidance of doubt, the Stockholder shall have the right, in its sole discretion, to waive any and all of the rights granted to it under this Section 3.2, by delivery of written notice to Public Company in accordance with Section 7.4.

3.3 Committees of the Public Company Board.

(a)Audit Committee. Public Company shall cause the Audit Committee of the Public Company Board (the “Audit Committee”) to consist of three (3) Non-Stockholder Directors. The Audit Committee (including, without limitation, in connection with any transactions under Section 4.4) shall be fully empowered to obtain assistance from employees of Public Company, including its legal and financial staff, to retain independent legal, financial and other advisors as the Audit Committee deems reasonably necessary and to not approve any transaction or other matter submitted to the committee for approval (and such non-approval shall be binding on the Public Company Board), and shall have the authority and responsibilities set forth in this Agreement and as may otherwise be delegated to the Audit Committee by the Public Company Board from time to time.

(b)Compensation Committee. Public Company shall cause the Compensation Committee of the Public Company Board to consist of three (3) directors, including at least one (1) Non-Stockholder Director.

(c)Governance and Nominating Committee. Public Company shall cause the Governance and Nominating Committee of the Public Company Board (the “Governance and Nominating Committee”) to consist of three (3) directors, including at least one (1) Non-Stockholder Directors.

(d)Other Committee Composition. The number of Non-Stockholder Directors on all committees of the Public Company Board not specified in this Section 3.3 shall be proportional (rounded down to the nearest whole number) to the number of Non-Stockholder Directors on the Public Company Board; provided that each such committee shall have at least one (1) Non-Stockholder Director.

3.4 Compliance with Organizational Documents. Public Company shall, and shall cause each of its Subsidiaries to, take any and all actions reasonably necessary to ensure continued compliance by Public Company and its Subsidiaries with the provisions of its respective certificate or articles of incorporation, bylaws or operating agreement, as the case may be (collectively, “organizational documents”), and this Agreement. Public Company shall notify the Stockholder in writing promptly after becoming aware of any act or activity taken or proposed to be taken by Public Company or any of its Subsidiaries which resulted or would result in non-compliance with any such organizational documents or this Agreement. For the avoidance of doubt, the provisions of Section 3.1, Section 3.2 and Section 3.3 will apply only to the Public Company Board and not to any board of directors or similar governing body of any Subsidiary of Public Company.

3.5 Stockholder Agreement to Vote. From and after the date hereof, the Stockholder shall, and shall cause each of its Affiliates to, at any Public Company stockholder meeting or in any action proposed to be taken by written consent (a) cause their respective shares of Public Company Common Stock to be present for quorum purposes, (b) vote in favor of the election of all Non-Stockholder Designees, (c) not vote in favor of the removal of any Non-Stockholder Director other than for cause and (d) vote in favor of the issuance of the Warrant to Purchase Common Stock, dated as of January 23, 2018, issued by Public Company to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon.com, Inc., a Delaware corporation (the “Amazon Warrant”) in respect of any shares of Public Company Common Stock in excess of 3,222,681 shares, pursuant to the applicable rules of the NYSE, including but not limited to, NYSE Rule 312.03(c).

ARTICLE IV

OTHER AGREEMENTS

4.1 Corporate Opportunity Matters.

(a)Except as set forth in Section 4.1(b) below, in the event that a Stockholder Director (or any of his or her Affiliates) acquires knowledge of a potential transaction or matter which may be a corporate opportunity in the same or similar activity or line of business as Public Company, Public Company shall have no interest or expectancy in being offered by such Stockholder Director any opportunity to participate in such corporate opportunity, any such interest or expectancy being hereby renounced to the fullest extent permitted by Law, so that, as a result of such renunciation and without limiting the scope of such renunciation, such Stockholder Director (i) shall have no duty to communicate or present such corporate opportunity to Public Company, (ii)

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shall have the right to hold any such corporate opportunity for its (and its Representatives’) own account or to recommend, sell, assign or transfer such corporate opportunity to any Person other than Public Company, and (iii) shall not be in breach of the fiduciary duties of such Stockholder Director acting in good faith for withholding or exercising such right; provided, however, that the foregoing shall not preclude or prevent Public Company from pursuing any corporate opportunity that may be presented to it by any means.

(b)Notwithstanding the provisions of Section 4.1(a) above, Public Company does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to a Stockholder Director, if such opportunity is expressly offered to such Stockholder Director (or his or her Affiliates) solely in, and as a direct result of, his or her capacity as a director of Public Company.

4.2 Confidentiality.

(a)     (i) During the term of this Agreement, subject to Section 4.2(b), Section 5.3, and except as contemplated by this Agreement or any Transaction Document, the Stockholder shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person, other than its Representatives or its Affiliates who reasonably need to know such information in providing services to any member of the Stockholder Group, or use or otherwise exploit for its own benefit or for the benefit of any third party, any Public Company Confidential Information. The Stockholder Group shall use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Public Company Confidential Information by any of their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care. For purposes of this Section 4.2(a), any information, material or documents relating to the business currently or formerly conducted, or proposed to be conducted, by any member of the Public Company Group furnished to or in possession of any member of the Stockholder Group, irrespective of the form of communication, and all notes, analyses, compilations, forecasts, data, translations, studies, memoranda or other documents prepared by any member of the Stockholder Group or their respective officers, directors and Affiliates, that contain or otherwise reflect such information, material or documents is hereinafter referred to as “Public Company Confidential Information.” “Public Company Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (A) is or becomes generally available to the public, other than as a result of a use or disclosure by any member of the Stockholder Group not otherwise permissible hereunder, (B) the Stockholder can demonstrate it was or became available to any member of the Stockholder Group from a source other than Public Company or its Affiliates or (C) is developed independently by a member of the Stockholder Group without reference to the Public Company Confidential Information; provided, however, that, in the case of clause (B), the source of such information was not known by such member of the Stockholder Group to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any member of the Public Company Group with respect to such information.

(ii) Without limiting Section 4.2(a)(i), during the term of this Agreement, the Stockholder shall, and shall cause its Subsidiaries to (A) use the same degree of care to prevent and restrain the unauthorized use or disclosure of the Public Company Confidential Information by them and their Representatives as they currently use for their own confidential information of a like nature, but in no event less than a reasonable standard of care and (B) not use any Public Company Confidential Information in a manner materially detrimental to the interests of Public Company.

(b)If the Stockholder or its Affiliates are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) by any Governmental Entity or pursuant to applicable Law or stock exchange requirements to disclose or provide any Public Company Confidential Information, as applicable, the Person receiving such request or demand, or so required by applicable Law or stock exchange requirements, shall use all reasonable efforts to provide Public Company with written notice of such request, demand or requirement as promptly as practicable under the circumstances so that Public Company shall have an opportunity to seek an appropriate protective order. The Stockholder or its Affiliate receiving such request or demand agrees to take, and cause its Representatives to take, at its own expense, all other reasonable steps necessary to obtain confidential treatment by the recipient. Subject to the foregoing, the Stockholder or its Affiliates that received such request or demand may thereafter disclose or provide any Public Company Confidential Information to the extent required by such Law or stock exchange requirement (as so advised by counsel) or by lawful process or such Governmental Entity.

4.3 Preemptive Rights.

(a)To the extent permitted under NYSE rules and for so long as the Stockholder Group beneficially owns 50% or more of the outstanding Public Company Common Stock, Public Company hereby grants to the Stockholder the right to purchase its Pro Rata Portion of any Public Company Securities (other than any Excluded Securities) that Public Company may from time

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to time propose to issue or sell to any Person. For purposes of this Section 4.3(a), “Excluded Securities” means Public Company Securities issued in connection with: (i) the Amazon Warrant; (ii) the conversion or exchange of any other securities of Public Company into Public Company Common Stock, or the exercise of any other warrants or other rights to acquire Public Company Common Stock, in each case where the underlying securities, warrants or other rights have been issued in compliance with this Section 4.3; (iii) a grant to any existing or prospective consultants, employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans or other compensation agreement; (iv) a stock split, stock dividend or any similar recapitalization; (v) any issuance of warrants or other similar rights to purchase Public Company Common Stock to lenders or other institutional investors in any arm’s length transaction providing debt financing to Public Company or any of Public Company’s Subsidiaries; (vi) as consideration in a merger with or the acquisition of the stock or assets of another Person approved by the Public Company Board; or (vii) in connection with a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of Public Company or any Subsidiary of Public Company) relating to the operation of Public Company’s or any of Public Company’s Subsidiaries’ business approved by the Public Company Board and for which a primary purpose thereof is not raising capital. For the avoidance of doubt, to the extent stockholder approval is required under the NYSE rules for the issuance or sale of Public Company Securities as provided in this Section 4.3(a), (x) Public Company may issue or sell Public Company Securities to Persons other than the Stockholder prior to obtaining such stockholder approval, and (y) Public Company shall use its reasonable best efforts to obtain such approval, and after receipt of such approval Public Company shall issue or sell the Public Company Securities (if any) that the Stockholder has irrevocably elected to purchase to the Stockholder, on the terms set forth in the relevant Issuance Notice.

(b)Public Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 4.3(a) to the Stockholder within five (5) Business Days following any meeting of the Public Company Board at which any such issuance or sale is approved or, if the approval of the Public Company Board is not required in connection with such issuance or sale, no less than twenty (20) Business Days prior to the date of the proposed issuance or sale. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase Public Company Securities and shall set forth the material terms and conditions of the proposed issuance, including:

(i)the number and class of the Public Company Securities to be issued and the percentage of the outstanding shares of capital stock of Public Company such issuance would represent;

(ii)the proposed issuance date, which shall be at least twenty (20) Business Days from the date of the Issuance Notice; and

(iii)the proposed purchase price per Public Company Security.

(c)The Stockholder shall for a period of ten (10) Business Days following the receipt of an Issuance Notice have the right to elect irrevocably to purchase its Pro Rata Portion of the Public Company Securities at the purchase price set forth in the Issuance Notice by delivering a written notice to Public Company. If, at the termination of such ten (10) Business Day period, the Stockholder shall not have delivered such notice to Public Company, the Stockholder shall be deemed to have waived all of its rights under this Section 4.3(c) with respect to the purchase of such Public Company Securities. The closing of any purchase by the Stockholder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided, however, that the closing of any purchase by the Stockholder may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to obtain any required approval or consent of a Governmental Entity or any other third party (and Public Company and the Stockholder shall use their respective reasonable best efforts to obtain such approvals).

(d)Upon the expiration of the ten (10) Business Day period described in Section 4.3(c), Public Company shall be free to sell such Public Company Securities that the Stockholder has not elected irrevocably to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholder in the Issuance Notice delivered in accordance with Section 4.3(b).

4.4 Related Party Transactions.

(a)Any entrance into, amendments to or modifications or terminations of or material waivers, consents or elections under any Related Party Transactions shall require the prior written approval of the Audit Committee, subject to and consistent with the Related Party Transactions Policy. Any material amendments or modifications or terminations of any of the Transaction Documents (including, for the avoidance of doubt, the schedules thereto and the Related Party Transaction Policy) or material waivers, consents or elections of Public Company’s rights under any of the Transaction Documents (including, for the avoidance of doubt, the schedules thereto and the Related Party Transaction Policy) shall require the prior written approval of the Audit Committee.

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(b)All Related Party Transactions shall be governed by the policy set forth on Schedule 4.4(b) (the “Related Party Transactions Policy”).

(c)Following the date hereof, Related Party Transactions involving payments (individually or together with all substantially related payments) in excess of the Threshold (as defined in the Related Party Transactions Policy) shall be subject to the prior written approval of the Audit Committee, subject to and consistent with the Related Party Transactions Policy.

ARTICLE V

INFORMATION

5.1 Books and Records. Public Company shall, and shall cause each of its Subsidiaries to, (i) make and keep books, records and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Public Company and such Subsidiaries; (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (x) transactions are executed in accordance with management’s general or specific authorization; (y) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets; and (z) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, so long as in effect.

5.2 Access. For so long as the Stockholder Group beneficially owns 10% or more of the outstanding shares of Public Company Common Stock, Public Company shall, and shall cause its Subsidiaries to, permit the Stockholder Group and their respective designated representatives, at reasonable times and upon reasonable prior notice to Public Company, to review the books and records of Public Company or any of such Subsidiaries and to discuss the affairs, finances and condition of Public Company or any of such Subsidiaries with the officers of Public Company or any such Subsidiary. For so long as the Stockholder Group beneficially owns 10% or more of the outstanding shares of Public Company Common Stock, Public Company shall, and shall cause its Subsidiaries to, provide the Stockholder Group, in addition to other information that might be reasonably requested by the Stockholder Group from time to time, (i) direct access to Public Company’s auditors and officers, (ii) copies of all materials provided to the Public Company Board (or equivalent governing body) at the same time as provided to the Public Company Board (or their equivalent), (iii) access to appropriate officers and directors of Public Company at such times during regular business hours as may be reasonably requested by the Stockholder Group, as the case may be, for consultation with members of the Stockholder Group with respect to matters relating to the business and affairs of Public Company and its subsidiaries, and (iv) to the extent otherwise prepared by Public Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of Public Company and its Subsidiaries (all such information so furnished pursuant to this Section 5.2, the “Information”). Subject to Section 5.3, any member of the Stockholder Group (and any party receiving Information from any member of the Stockholder Group) who shall receive Information shall maintain the confidentiality of such Information pursuant to Section 4.2. Each member of the Stockholder Group shall cooperate with Public Company to minimize the risk of unreasonable interference with Public Company’s business in connection with access and Information under this Section 5.2. Public Company shall have the right to deny such access and Information if Public Company determines in good faith that providing such access or Information is reasonably likely to violate any Law or binding agreement, or waive or jeopardize any attorney-client privilege or attorney work product protection; provided, however, that the Parties shall take all reasonable measures to permit the provision of such access and Information in a manner that avoids any such harm or consequence.
5.3 Sharing of Information. Individuals associated with the Stockholder Group may from time to time serve on the Public Company Board or similar governing bodies of Public Company and its Subsidiaries. Public Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non‑public information concerning Public Company and its Subsidiaries, and (ii) may share such information with other individuals associated with the Stockholder Group, as applicable. Such sharing will be for the purpose of facilitating support to such individuals in their capacity as directors and enabling the Stockholder Group, as securityholders, to better evaluate Public Company’s performance and prospects. Public Company, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

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ARTICLE VI

REGISTRATION

6.1 Demand Registrations.

(a)Subject to the terms and conditions hereof, solely during any period that the Public Company is then ineligible under Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or if Public Company is so eligible but has failed to comply with its obligations under Section 6.3, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make no more than four (4) written requests of Public Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, Public Company shall, subject to the terms of this Agreement, file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)the Registrable Securities which Public Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)all other Registrable Securities which Public Company has been requested to register pursuant to Section 6.1(b), but subject to Section 6.1(g); and

(iii)all shares of Public Company Common Stock which Public Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 6.1, but subject to Section 6.1(g); all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Public Company Common Stock, if any, to be so registered.

(b)A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five (5) days after receipt of a Demand, Public Company shall give written notice of such Demand to all other holders of Registrable Securities. The Public Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which Public Company has received a written request for inclusion therein within five (5) days after Public Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 6.1(b).

(c)A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of Public Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Entity, other than by reason of any act or omission by the applicable Selling Shareholders.

(d)Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by Public Company and reasonably acceptable to the Requesting Shareholders.

(e)Public Company shall not be obligated to (i) subject to Section 6.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 6.2 (subject to Section 6.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Demand Registration were included, (B) within ninety (90) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement), (C) within ninety (90) days of the completion of any other Underwritten Offering by Public Company or any shorter period during which Public Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that Public Company has undertaken contractually to

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the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), (D) if, in Public Company’s reasonable judgment, it is not feasible for Public Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of Public Company or any other Person; provided, that Public Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f)Public Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, Public Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of Public Company certifying that, in the good faith judgment of Public Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by Public Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Law, it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and, if so directed in writing by Public Company, will deliver to Public Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(g)If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) Public Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then Public Company shall include in such registration statement only such securities as Public Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities Public Company proposes to sell; and (iii) third, all other securities of Public Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by Public Company.

(h)Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to Public Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.2 Piggyback Registrations.

(a)Subject to the terms and conditions hereof, whenever Public Company proposes to register any Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Common Stock) under the Securities Act (other than a registration by Public Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) pursuant to Section 6.3, or (iv) pursuant to Section 6.1) (a “Piggyback Registration”), whether for its own account or for the account of others, Public Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by Public Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Public Company Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by Public Company of the proposed minimum offering price of such shares of Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 6.2(b), Public Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which Public Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

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(b)If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) Public Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) Public Company, (x) other Persons who have sought to have shares of Public Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (y) the Piggyback Sellers and (z) any other proposed sellers of shares of Public Company Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then Public Company shall include in the registration statement applicable to such Piggyback Registration only such securities as Public Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)if the Piggyback Registration relates to an offering for Public Company’s own account, then (A) first, such number of shares of Public Company Common Stock (or other securities, as applicable) to be sold by Public Company as Public Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Public Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Public Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii)if the Piggyback Registration relates to an offering other than for Public Company’s own account, then (A) first, such number of shares of Public Company Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Public Company Common Stock to be sold by Public Company and (D) fourth, other shares of Public Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c)For clarity, in connection with any Underwritten Offering under this Section 6.2 for Public Company’s account, Public Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between Public Company and the lead managing underwriter(s), which shall be selected by Public Company.

(d)If, at any time after giving written notice of its intention to register any shares of Public Company Common Stock (or other securities, as applicable) as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, Public Company shall determine for any reason not to register such shares of Public Company Common Stock (or other securities, as applicable), Public Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 6.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 6.1.

6.3 Shelf Registration Statement.

(a)Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to Public Company, any of the Demand Shareholders may by written notice delivered to Public Company (the “Shelf Notice”) require Public Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent Public Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), Public Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, Public Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. Public Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b)Within five (5) days after receipt of a Shelf Notice pursuant to Section 6.3(a), Public Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method

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of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to Public Company a written request to so participate within five (5) days after the Shelf Notice is received by any such holder of Registrable Securities.

(c)Subject to Section 6.3(d), Public Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d)Notwithstanding anything to the contrary contained in this Agreement, Public Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, Public Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of Public Company certifying that, in the good faith judgment of Public Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by Public Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that it shall, subject to Law, keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by Public Company) and, if so directed in writing by Public Company, will deliver to Public Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(e)After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, Public Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to Public Company (a “Take-Down Notice”) stating that it intends to sell all of part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then Public Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 6.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Public Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and Public Company within two (2) Business Days after delivery of the Take-Down Notice to such holder; and

(ii)if the lead managing underwriter(s) advises Public Company and the proposing Demand Shareholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 6.1(g). Except as otherwise expressly specified in this Section 6.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article VI as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 6.1(e)(ii) and Section 6.1(g).

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(g)Notwithstanding any other provision of this Agreement, if the requesting Demand Shareholder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no Demand Shareholder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

(h)Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to Public Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.4 Withdrawal Rights. Any holder of Registrable Securities having notified or directed Public Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to Public Company prior to the effective date of such registration statement. In the event of any such withdrawal, Public Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of Public Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then Public Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to Public Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) day period, Public Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, Public Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. No Demand Registration withdrawn pursuant to this Section 6.4 shall count against the number of Demands which may have been made under Section 6.1(a) hereof.

6.5 Hedging Transactions.

(a)The provisions of this Agreement relating to the registration, offer and sale of Registrable Securities shall apply also to (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Demand Shareholders and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person (each, a “Hedging Counterparty”) may sell Registrable Securities covered by any prospectus and the applicable prospectus supplement including short sale transactions using Registrable Securities pledged by a Demand Shareholder or borrowed from the Demand Shareholder or others and Registrable Securities loaned, pledged or hypothecated to any such party (each, a “Hedging Transaction”); provided that the Demand Shareholder’s legal counsel has determined in its reasonable judgment (after good-faith consultation with counsel of Public Company) that it is reasonably necessary to register under the Securities Act such Hedging Transaction. Any written information regarding the Hedging Transaction provided to Public Company by a Hedging Counterparty for inclusion in any registration statement, prospectus or free writing prospectus filed pursuant to this Section 6.5 shall, for purposes of Section 6.10(b), be deemed to be written information provided by a Selling Shareholder for purposes of Section 6.10(b).

(b)If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may reasonably be considered) an underwriter or selling stockholder, then such Hedging Counterparty shall be required to provide customary indemnities to Public Company regarding the plan of distribution and related matters.

6.6 Holdback Agreements.

(a)Stockholder shall enter into customary agreements restricting the sale or distribution of Equity Securities of Public Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which Stockholder participates during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering

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shall be made. Public Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of Public Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

(b)If any Demand Registration or Shelf Offering involves an Underwritten Offering, Public Company will not effect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with Public Company), after the effective date of such registration except as may otherwise be agreed between Public Company and the lead managing underwriter(s) of such Underwritten Offering.

6.7 Registration Procedures.

(a)If and whenever Public Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, Section 6.2 or Section 6.3, Public Company shall as expeditiously as reasonably practicable:

(i)prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article VI; provided, however, that Public Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Public Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to Public Company’s books and records, officers, accountants and other advisors. The Public Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Shareholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of Public Company, such filing is necessary to comply with Law;

(ii)except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article VI, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

(iv)if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after Public Company has received such request; provided, however, that Public Company shall not be required to take any actions under this Section 6.7(a)(iv) that are not, in the opinion of counsel for Public Company, in compliance with Law;

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(v)furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi)use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that Public Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii)use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Public Company Common Stock) to be listed on each securities exchange on which shares of Public Company Common Stock are then listed;

(viii)use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Public Company Common Stock by Public Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of Public Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 6.10, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Public Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for Public Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Public Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

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(xi)make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of Public Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Public Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that Public Company shall not be required to provide any information under this Section 6.7(a)(xi) if (A) Public Company believes, after consultation with counsel for Public Company, that to do so would cause Public Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) Public Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) Public Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to Public Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Entity, give notice to Public Company and allow Public Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Public Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of Public Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 6.7(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 6.7(a)(vi), Public Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to Public Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

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(xv)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)have appropriate officers of Public Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of Public Company; and

(xvii)take all other actions reasonably requested by Stockholder or the lead managing underwriter(s) to effect the intent of this Agreement.

(b)Public Company may require each Selling Shareholder and each underwriter, if any, to furnish Public Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as Public Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)Each Selling Shareholder agrees that upon receipt of any notice from Public Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 6.7(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.7(a)(xii), or until it is advised in writing by Public Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that Public Company shall extend the time periods under Section 6.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d)With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of Public Company to the public without registration, Public Company shall:

(i)use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Public Company under the Exchange Act, at any time when Public Company is subject to such reporting requirements; and

(iii)furnish to any holder of Registrable Securities, promptly upon request, a written statement by Public Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of Public Company, and such other reports and documents so filed or furnished by Public Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

6.8 Registration Expenses. All fees and expenses incident to Public Company’s performance of its obligations under this Article VI, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6.7(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Requesting Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Stockholder) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of Public Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of Public Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented

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fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by Public Company whether or not any registration statement is filed or becomes effective. In connection with Public Company’s performance of its obligations under this Article VI, Public Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by Public Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

6.9 Miscellaneous.

(a)Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, Public Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that Public Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If Public Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, Public Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of Public Company to such holder.

(b)The Public Company shall not grant to any Person any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to Stockholder hereunder without the prior written consent of Stockholder. If Stockholder provides such consent, Stockholder and Public Company shall amend this Agreement to grant Stockholder any such senior demand, piggyback or shelf registration rights.

6.10 Registration Indemnification.

(a)The Public Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.10(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to Public Company by any Selling Shareholder expressly for use therein.

(b)In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify Public Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Public Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 6.10(b)) will reimburse Public Company, its directors, officers and employees and each Person who controls Public Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with

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investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Public Company by such Selling Shareholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 6.10(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

(c)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 6.10, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

6.11 Free Writing Prospectuses. Stockholder shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Article VI without the prior written consent

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of Public Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Stockholder may use any free writing prospectus prepared and distributed by Public Company.

6.12 Termination of Registration Rights. The rights granted pursuant to this Article VI shall terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed; (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

ARTICLE VII

MISCELLANEOUS

7.1 Corporate Power; Fiduciary Duty.

(a)The Stockholder represents on behalf of itself and Public Company represents on behalf of itself, as follows:

(i)each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(b)Notwithstanding any provision of this Agreement, neither the Stockholder nor Public Company shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of Public Company or any non-wholly owned Subsidiary of the Stockholder or Public Company, as the case may be (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

7.2 Fees and Expenses. Except as otherwise set forth in this Agreement or the Transaction Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expense.

7.3 Extension; Waiver. Any Party may, to the extent legally allowed, (i) extend the time for the performance of any obligation or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

if to Public Company, to:

StarTek, Inc.
8200 E. Maplewood Ave., Suite 100
Greenwood Village, Colorado 80111
Attn:        Doug Tackett
E-mail:        doug.tackett@startek.com

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with a copy (which shall not constitute notice) to:
Jenner & Block LLP
353 N. Clark St.
Chicago, Illinois 60654
Attn:        Thomas A. Monson, Esq.
E-mail:         tmonson@jenner.com
Facsimile:    +1 312 840 8711
if to the Stockholder, to:

CSP Alpha Holdings Parent Pte Ltd
c/o Capital Square Partners Pte Ltd
SBF Center, # 10-01
160 Robinson Road, Singapore 068914
Attn:         Sanjay Chakrabarty
Email:        sanjay@capitalsquarepartners.com
Facsimile:     + 65 6491 5902
with a copy (which shall not constitute notice) to:
Shearman & Sterling LLP
6 Battery Road
#25-03 Singapore 049909
Attn:        Sidharth Bhasin, Esq.
E-mail:        sidharth.bhasin@shearman.com
Facsimile:    +65 6230 3899
and
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn:        Stephen M. Besen, Esq.
E-mail:        stephen.besen@shearman.com
Facsimile:     +1 212 848 7179

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Any Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.
7.5 Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”; (b) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the preamble of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Recital”, “introductory paragraph”, “Annex”, “Exhibit” or “Schedule” refer to an Article, Section, Recital or introductory paragraph of, or an Annex, Exhibit or Schedule to, this Agreement; (i) references to “$,” “US$,” or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

7.6 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that both Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

7.7 Entire Agreement; Amendment. This Agreement (including the Schedules hereto and any documents and instruments referred to herein) taken together with the Transaction Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof, and the Parties specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

7.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Party and any such assignment without such prior written consent shall be null and void, except that the Stockholder may assign all or any of its rights and obligations hereunder to any Affiliate of the Stockholder, but no such assignment shall relieve the Stockholder from any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

7.9 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

7.10 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the Parties.
7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

7.12 Submission to Jurisdiction. Each of the Parties (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and (v) waives any right to trial by jury with respect

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to any action related to or arising out of this Agreement. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.4 above. Nothing in this Section 7.12, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

7.13 Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

7.14 Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by the Stockholder, on the one hand, and Public Company, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Public Company, on the one hand, and the Stockholder, on the other hand, shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. No Party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholder or Public Company, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Stockholder or Public Company under this Agreement.

7.15 Privileged Matters. Each of the Parties agrees, on its own behalf and on behalf of its directors, officers, employees and Affiliates, that Shearman & Sterling LLP (the “Stockholder Law Firm”) may serve as counsel to the Stockholder and the other members of the Stockholder Group, on the one hand, and the Subsidiaries of the Stockholder, on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions, and that, following consummation of the Transactions, the Stockholder Law Firm may serve as counsel to the Stockholder Group or any director, officer, employee or Affiliate of any member of the Stockholder Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement, the other Transaction Documents or the Transactions notwithstanding such representation. In connection with any representation expressly permitted pursuant to the prior sentence, Public Company hereby irrevocably waives and agrees not to assert, and agrees to cause the other members of Public Company Group to irrevocably waive and not to assert any conflict of interest arising from or in connection with (i) prior representation of the Subsidiaries of the Stockholder by the Stockholder Law Firm, and (ii) representation of any member of the Stockholder Group prior to and after the Closing by the Stockholder Law Firm. As to any privileged attorney-client communications between the Stockholder Law Firm and any of Stockholder’s Subsidiaries prior to the Closing (collectively, the “Privileged Communications”), Public Company, together with any of its Affiliates, successors or assigns, agrees that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the Parties after the Closing.

(a)Public Company further agrees, on behalf of itself and on behalf of the other members of the Public Company Group, that all privileged communications in any form or format whatsoever by the Stockholder Law Firm, on the one hand, and the Stockholder, any other member of the Stockholder Group or the Stockholder’s Subsidiaries, or any of their respective directors, officers, employees or other representatives, on the other hand, that relate to the negotiation, documentation and consummation of the Transactions, any alternative transactions to the Transactions presented to or considered by the Stockholder, any other member of the Stockholder Group or Stockholder’s Subsidiaries, or any dispute arising under this Agreement or the other Transaction Documents, unless finally adjudicated to be not privileged by a court of law (collectively, the “Privileged Deal

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Communications”), shall remain privileged after the Closing and that the Privileged Deal Communications and the expectation of client confidence relating thereto shall belong solely to the Stockholder, shall be controlled by the Stockholder, and shall not pass to or be claimed by Public Company or any other member of the Public Company Group. Public Company agrees that it will not, and that it will cause the other members of the Public Company Group not to, (i) access or use the Privileged Deal Communications, (ii) seek to have any member of the Stockholder Group waive the attorney-client privilege or any other privilege, or otherwise assert that Public Company or any other member of the Public Company Group has the right to waive the attorney-client privilege or other privilege applicable to the Privileged Deal Communications, or (iii) seek to obtain the Privileged Deal Communications or Non-Privileged Deal Communications (as defined below) from any member of the Stockholder Group or the Stockholder Law Firm.

(b)Public Company further agrees, on behalf of itself and on behalf of the other members of the Public Company Group, that all communications in any form or format whatsoever by the Stockholder Law Firm, Stockholder, any other member of the Stockholder Group or the Stockholder’s Subsidiaries, or any of their respective directors, officers, employees or other Affiliates or representatives that relate to the negotiation, documentation and consummation of the Transactions, any alternative transactions to the Transactions presented to or considered by the Stockholder, any other member of the Stockholder Group or the Stockholder’s Subsidiaries, or any dispute arising under this Agreement and that are not Privileged Deal Communications (collectively, the “Non-Privileged Deal Communications”), shall also belong solely to the Stockholder, shall be controlled by the Stockholder and ownership thereof shall not pass to or be claimed by Public Company or any other member of the Public Company Group.

(c)Notwithstanding the foregoing, in the event that a dispute arises between Public Company or any other member of the Public Company Group, on the one hand, and a third party other than the Stockholder, any other member of the Stockholder Group or their respective Affiliates, on the other hand, then Public Company or such other member of the Public Company Group may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that to the extent such dispute relates to this Agreement, the other Transaction Documents or the Transactions, none of Public Company or any other member of the Public Company Group may waive such privilege without the prior written consent of the Stockholder. If Public Company or any other member of the Public Company Group is legally required to access or obtain a copy of all or a portion of the Privileged Deal Communications, then Public Company shall promptly (and, in any event, within three (3) Business Days) notify the Stockholder in writing (including by making specific reference to this Section 7.15(d)) so that the Stockholder can, at its sole cost and expense, seek a protective order, and Public Company agrees to use commercially reasonable efforts to assist therewith.

(d)This Section 7.15 shall apply mutatis mutandis with respect to the representation by Jenner & Block LLP of Public Company and any member of the Public Company Group and any successors thereof.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

STARTEK, INC.
By:
Name:
Title:

CSP ALPHA HOLDINGS PARENT PTE LTD
By:
Name:
Title:
By:
Name:
Title:

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SCHEDULE 4.4(B)

RELATED PARTY TRANSACTIONS POLICY

I.	GENERAL REQUIREMENTS FOR RELATED PARTY TRANSACTIONS

1.	Related Party Transactions shall be governed by the following standing policies and procedures related to a Related Party Transaction.

2.	The Audit Committee shall consider any Related Party Transactions in accordance with this Related Party Transactions Policy and to administer this Related Party Transactions Policy.

3.	All Related Party Transactions shall be on arm’s length terms and in the best interests of Public Company.

II.	REPORTING PROCESS FOR RELATED PARTY TRANSACTIONS INVOLVING THE STOCKHOLDER GROUP

1.
Any officer or employee of Public Company who is directly responsible for oversight of a potential new agreement or transaction that would be a Related Party Transaction, or (i) an amendment, modification, termination, waiver, consent, election or extension of, (ii) an exercise of discretion outside the ordinary course of business under, or (iii) a dispute under an existing agreement or transaction with any member of the Stockholder Group (a “Stockholder Group Agreement”), in each case involving more than US$500,000, measured by payments (together with all substantially related payments) to or from the Public Company Group or that is otherwise material (with materiality defined in a manner consistent with Public Company’s SEC disclosure requirements) to the Public Company Group, taken as a whole, in any non-monetary respect (the “Threshold”), must promptly notify the Designated Officer in writing, who shall provide prompt written notice thereof to the Audit Committee.

2.
Any Related Party Transaction involving aggregate amounts below the Threshold shall not require approval of the Audit Committee, but rather may be entered into by Public Company upon the decision of Public Company’s management; provided that this Related Party Transaction Policy is followed in letter and spirit. Any such Related Party Transactions entered into by Public Company without the approval of the Audit Committee in accordance with this paragraph 2 shall be reported to the Audit Committee by the Designated Officer in accordance with this Article II of this Schedule 4.4(b).

3.	Any Related Party Transaction involving aggregate amounts above the Threshold shall require the prior written approval of the Audit Committee.

4.
The Designated Officer and a designee of the Stockholder (who is not a director or employee of Public Company) shall meet at least quarterly to review contemplated transactions and identify and, if appropriate, review potential new or amended Stockholder Group Agreements.

III.	REVIEW PROCESS FOR RELATED PARTY TRANSACTIONS

1.	The Audit Committee shall first determine (in consultation with counsel as needed) whether the Related Party Transactions Policy applies to any transaction in question.

2.
If the Audit Committee determines that the Related Party Transactions Policy applies to the transaction in question, then the Audit Committee shall review the terms of the Related Party Transaction, consider whether such terms are arm’s length and in the best interests of Public Company, and consider whether or not to approve the entry by Public Company into such Related Party Transaction. In connection with the review by the Audit Committee of a Related Party Transaction:

i.	no Audit Committee member with an interest in the Related Party Transaction will participate in the deliberations or consideration of the Related Party Transaction by the Audit Committee;

ii.
the Audit Committee shall have the authority to obtain assistance from employees of Public Company, including its legal and financial staff, and to retain such external advisors as it deems necessary for the performance of its duties hereunder in its sole discretion. For the avoidance of doubt, the Audit Committee shall also have the authority to not approve any Related Party Transaction or other matter submitted to the committee for approval.

A - A - 31

3.	When evaluating a Related Party Transaction, the Audit Committee shall take into account:

i.	whether the transaction is in Public Company’s best interests;

ii.	whether the transaction is on terms no less favorable to Public Company than terms generally available from an unaffiliated third party; and

iii.	any other factors it deems appropriate, including those set forth in this Related Party Transaction Policy.

4.	The Audit Committee shall maintain a written record of its determination with respect to each Related Party Transaction, including the factors considered and conclusion reached.

5.	The Audit Committee shall generally review and approve Related Party Transactions in advance, but shall also have the authority to ratify them.

A - A - 32

EXHIBIT A

Illustrative Calculation of Net Debt Adjustment

		SCENARIO A Illustration	SCENARIO B Illustration
		Base Number Increase Cap is Effective	Base Number Increase Cap is Waived

Base Number of Shares issued to CSP	20,600,000	20,600,000	20,600,000

	Cap numbers (with buffer)
Base Number Increase Cap	200,000	Yes	No
Cap Value ($)	2,400,000	2,400,000	NA
Public Company Net Debt	31,000,000	40,000,000	40,000,000
Private Company Net Debt	153,000,000	155,000,000	155,000,000
Private Company Net Debt Excess		2,000,000	2,000,000
Public Company Net Debt Excess ($)		9,000,000	9,000,000

Positive Debt Amount		7,000,000	7,000,000
Cap Value used		2,400,000
Adjusted Debt Amount (Positive Debt Amount less Cap Value)		4,600,000
Additional Cash Payment ($)	10,000,000	5,400,000	10,000,000
Shares issued for Additional Cash Payment		450,000	833,333
Shares issued for Base Number Increase Cap		200,000	583,333
Shares issued for Adjusted Debt Amount / Ref Price		383,333	—
Total Additional Shares Issued		1,033,333	1,416,667
Total Shares Issued		21,633,333	22,016,667

Public Company Common Stock Reference Price ($)	12	12	12

A - B - 1

EXHIBIT C
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
STARTEK, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “Act”), StarTek, Inc. (the “Corporation”), a corporation duly organized and existing under the Act, does hereby certify that:

1.	The name of the Corporation is StarTek, Inc.

2.
The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the Act.

3.	Article IV of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE IV
Stock

The total number of shares of stock which the Corporation shall have authority to issue is 60,000,0000 shares with $.01 per share par value, all of which are designated as common stock ("Common Stock").

4.	The Certificate of Incorporation of the Corporation is hereby amended to add a new Article X which shall read in its entirety as follows:

ARTICLE X
Corporate Opportunity Waiver

A.    Except as set forth in Article X.B. below, in the event that a director designated by CSP Alpha Holdings Parent Pte Ltd (or any of its affiliates) acquires knowledge of a potential transaction or matter which may be a corporate opportunity in the same or similar activity or line of business as the Corporation, the Corporation shall have no interest or expectancy in being offered by such director any opportunity to participate in such corporate opportunity, any such interest or expectancy being hereby renounced to the fullest extent permitted by law, so that, as a result of such renunciation and without limiting the scope of such renunciation, such director (i) shall have no duty to communicate or present such corporate opportunity to the Corporation, (ii) shall have the right to hold any such corporate opportunity for its (and its representatives’) own account or to recommend, sell, assign or transfer such corporate opportunity to any person other than the Corporation, and (iii) shall not be in breach of the fiduciary duties of such director acting in good faith for withholding or exercising such right; provided, however, that the foregoing shall not preclude or prevent the Corporation from pursuing any corporate opportunity that may be presented to it by any means.

B.    Notwithstanding the provisions of Article X.A. above, the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to a director designated by CSP Alpha Holdings Parent Pte Ltd, if such opportunity is expressly offered to such director (or his or her affiliates) solely in, and as a direct result of, his or her capacity as a director of the Corporation.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed this day of .

STARTEK, INC.

By:
Name:
Title:

A - C - 1

Annex B

STEPHENSON SUPPORT AGREEMENT

SUPPORT AGREEMENT
This Support Agreement (this “Agreement”) is entered into as of March 14, 2018 among CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Stockholder” or “Parent”), CSP Alpha Midco Pte Ltd, a Singapore private limited company and a direct wholly owned subsidiary of the Parent (“Private Company”), and A. Emmet Stephenson, Jr. (the “StarTek Holder”). Capitalized terms used herein that are not defined shall have the meanings set forth in the Transaction Agreement.
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, StarTek, Inc., a Delaware corporation (“Public Company”), Private Company and the Parent are entering into a Transaction Agreement (as the same may be amended or supplemented, the “Transaction Agreement”), pursuant to which, among other things:
(i)    the Parent shall sell to Public Company, and Public Company shall purchase from the Parent, all of the shares of Private Company Common Stock;
(ii)    in consideration of such sale and purchase, Public Company shall issue and deliver to the Parent or its designee, 20,600,000 shares of Public Company Common Stock, as may be adjusted pursuant to the Transaction Agreement;
(iii)    in order to effect such issuance and the other transactions contemplated by the Transaction Agreement, Public Company shall effectuate the Public Company Charter Amendment; and
(iv)    in addition to the transactions set forth above, the purchase of additional shares of Public Company Common Stock (as defined herein) by the Stockholder, for ten million US dollars (US$10,000,000), as may be adjusted pursuant to the Transaction Agreement;
in each case, on the terms and subject to the conditions set forth in the Transaction Agreement (collectively, along with all other transactions contemplated by the Transaction Agreement, the “Transactions”);
WHEREAS, the StarTek Holder owns beneficially (as such term is defined in Rule 13d-3 of under the Exchange Act) the number of shares of Public Company Common Stock set forth on Annex A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Public Company, together with securities of Public Company that may be acquired after the date hereof by such StarTek Holder are collectively referred to herein as the “Securities”);
WHEREAS, receipt of the Public Company Stockholder Approval is a condition to the consummation of the Transactions; and
WHEREAS, as a condition and inducement to Private Company’s and the Parent’s willingness to enter into the Transaction Agreement, the StarTek Holder has agreed to enter into, be legally bound by and perform this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Covenants of the StarTek Holder. The StarTek Holder agrees as follows:

(a)The StarTek Holder shall not, directly or indirectly, (i) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (ii) take any other action that would in any way make any representation or warranty of such StarTek Holder herein untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of such StarTek Holder’s obligations hereunder or the

Transactions. If with respect to a privately negotiated transaction the StarTek Holder sells, transfers, pledges, assigns or otherwise encumbers or disposes of, or enters into any agreement, option or, except for this Agreement, other arrangement (including any profit sharing agreement) or understanding with respect to, any of the Securities, the StarTek Holder shall use reasonable best efforts to cause such transferee or applicable counterparty to agree in a writing reasonably acceptable to the Parent to be bound by the terms and conditions of this Agreement.

(b)At any meeting of the stockholders of Public Company called to vote upon the Transactions and the Transaction Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Transactions and the Transaction Agreement, the StarTek Holder shall vote, or cause to be voted, in person or by proxy, all of the Securities beneficially owned by it on the record date of such action in favor of the Transactions, including the Public Company Voting Proposal and the Public Company Charter Amendment (which, for the avoidance of doubt, shall include the renouncement of the corporate opportunity doctrine in accordance with Section 122(17) of the DGCL with respect to specified directors, including any directors appointed by the Stockholder); provided that, for the avoidance of doubt, in the event that the StarTek Holder has transferred all or any portion of its Securities after the applicable record date in accordance with this Agreement, the StarTek Holder shall vote, or cause to be voted, any such Securities in a manner consistent with this Section 1(b) as the beneficial owner of the transferred Securities as of the applicable record date.

(c)Except as otherwise set forth in Sections 1(c) - (e) of this Agreement, the StarTek Holder shall not, and shall instruct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly:

(i)solicit, seek or initiate or knowingly take any action to facilitate (including by way of furnishing information) or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Alternative Proposal;

(ii)enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Alternative Proposal, or furnish to any Person any non-public information or afford any Person other than Private Company access to such party’s property, books or records (except pursuant to a request by a Governmental Entity) in connection with any Alternative Proposal; provided, however, that nothing in this Section 1(c) shall prevent the StarTek Holder or its Representatives from referring a Person to this Section 1(c); or

(iii)otherwise facilitate any effort or attempt to make an Alternative Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Alternative Proposal.

It is understood and agreed that any violation of the restrictions in Sections 1(c) - (e) (or action that, if taken by the StarTek Holder, would constitute such a violation) by any Representative of the StarTek Holder shall be deemed a breach of Sections 1(c) - (e) by the StarTek Holder. Notwithstanding the foregoing, solely to the extent Public Company is permitted to take actions in compliance with or as contemplated by the last paragraph of Section 6.1(a) of the Transaction Agreement, the StarTek Holder may also take such permitted actions, including to review any Alternative Proposal and to discuss and confirm to Public Company the willingness of the StarTek Holder to support and sign a voting agreement in the event of any termination of the Transaction Agreement in connection with such Alternative Proposal.

(d)The StarTek Holder shall, and shall cause its Representatives to, terminate and cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to an Alternative Proposal; provided, however, that the foregoing shall not in any way limit or modify the rights of any party hereto under the other provisions of Sections 1(c) - (e) of this Agreement.

(e)The StarTek Holder shall vote, or cause to be voted, in person or by proxy, its Securities against (i) any Alternative Proposal and (ii) any action, proposal, transaction or agreement (A) which would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Parent’s, Public Company’s or Private Company’s conditions under the Transaction Agreement or change in any manner the voting rights of any security of Public Company (including by any amendments to Public Company’s certificate of incorporation or bylaws other than the Public Company Charter Amendment) and (B) of which the Parent has notified the StarTek Holder of such effect prior to the date such vote is taken.

2.[Intentionally Omitted.]

3.Representations and Warranties of the StarTek Holder. The StarTek Holder hereby represents and warrants to the Parent and Private Company as follows:

(a)The StarTek Holder has all requisite power and authority to execute and deliver this Agreement and to perform such StarTek Holder’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such StarTek Holder. This Agreement has been duly executed and delivered by the StarTek Holder and, assuming this Agreement constitutes a valid and binding obligation of the Parent and Private Company, constitutes a valid and binding obligation of such StarTek Holder enforceable against such StarTek Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The failure of the spouse, if any, of such StarTek Holder to be a party or signatory to this Agreement shall not (x) prevent such StarTek Holder from performing such StarTek Holder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of such StarTek holder in accordance with its terms.

(b)The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Public Company Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by such StarTek Holder, or by a nominee or custodian for the benefit of such StarTek Holder, and such StarTek Holder has title to the Securities, free and clear of any Liens (including voting trusts and voting commitments), except as provided by this Agreement. As of the date of this Agreement, such StarTek Holder owns of record or beneficially no shares of Public Company Common Stock, preferred stock or other equity interests in the Company, other than the Securities set forth across from such StarTek Holder’s name on Annex A hereto. Such StarTek Holder has full power to vote the Securities to the extent required hereby. Neither the StarTek Holder nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as otherwise contemplated by this Agreement or the Transaction Agreement.

(c)(i) Except for such filings as may be required under the Exchange Act, no filing with, no permit, authorization, consent or approval of, and no notification to, any Governmental Entity is necessary on the part of the StarTek Holder for the execution and delivery of this Agreement by such StarTek Holder and the performance by such StarTek Holder of such StarTek Holder’s obligations under this Agreement and (ii) neither the execution and delivery of this Agreement by such StarTek Holder nor the performance by such StarTek Holder of such StarTek Holder’s obligations under this Agreement nor compliance by such StarTek Holder with any of the provisions hereof shall (i) result in the creation of a Lien on any of the Securities, (ii) violate any agreement or Law applicable to such StarTek Holder or any of the Securities, except in the case of (i) or (ii) for violations, breaches or defaults that would not in the aggregate prevent, impair or materially delay the ability of such StarTek Holder to perform its obligations hereunder.

(d)The StarTek Holder understands and acknowledges that the Parent and Private Company are entering into the Transaction Agreement in reliance upon such StarTek Holder’s execution and delivery of this Agreement.

(e)None of the information relating to such StarTek Holder and its affiliates provided by or on behalf of such StarTek Holder or its affiliates for inclusion in the Proxy Statement will, at the respective times that the Proxy Statement is filed with the SEC or is first mailed to the holders of the Public Company Common Stock, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The StarTek Holder authorizes and agrees to permit the Parent and Private Company to publish and disclose in the Proxy Statement and any related filings under the securities laws of the United States or any state thereof such StarTek Holder’s identity and ownership of Securities and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

(f)There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the StarTek Holder, threatened in writing against the StarTek Holder before any Governmental Entity that, if adversely determined against the StarTek Holder, would, or would reasonably be expected to, prevent, impair or materially delay the ability of the StarTek Holder to perform its obligations hereunder.

4.Representations and Warranties of the Parent and Private Company. The Parent and Private Company hereby jointly and severally represent and warrant to the StarTek Holder as follows: the Parent and Private Company have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement by the Parent and Private Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and Private

Company; and this Agreement has been duly executed and delivered by the Parent and Private Company and, assuming this Agreement constitutes a valid and binding obligation of the StarTek Holder, constitutes a valid and binding obligation of the Parent and Private Company enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.Further Assurances. The StarTek Holder will, from time to time, execute and deliver, or cause to be executed and delivered, in each case without further consideration, such additional or further transfers, assignments, endorsements, consents and other instruments as the Parent may reasonably request for the purpose of effectively carrying out such StarTek Holder’s obligations under this Agreement. The Parent agrees to take, or cause to be taken all actions reasonably necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

6.Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties and any such assignment without such prior written consent shall be null and void, except that the Parent may assign all or any of its rights and obligations hereunder to any affiliate of the Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

7.Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur (such date, the “Termination Date”) of (i) the Closing, (ii) the date on which the Transaction Agreement is terminated in accordance with its terms, (iii) the date of any Public Company Board Recommendation Change, (iv) the making of any material change, by amendment, waiver or other modification to any provision of the Transaction Agreement that decreases the amount or changes the form of consideration to be received by Public Company (other than in connection with any adjustments set forth in the Transaction Agreement as of the date hereof), or (v) the mutual written agreement of the parties to terminate this Agreement. In the event of termination of this Agreement pursuant to this Section 7, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any willful breach of this Agreement occurring prior to such termination.

8.StarTek Holder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the StarTek Holder is entering into this Agreement solely in such StarTek Holder’s capacity as a record and/or beneficial owner of the Public Company Common Stock and not in such StarTek Holder’s capacity as a director, officer or employee of Public Company (if applicable) or in such StarTek Holder’s capacity as a trustee or fiduciary of any Public Company Equity Plans and (b) nothing in this Agreement is intended to restrict or affect any action or inaction of such StarTek Holder or any representative of such StarTek Holder, as applicable, serving on the Public Company Board or on the board of directors of any Subsidiary of Public Company or as an officer or fiduciary of Public Company or any Subsidiary of Public Company, acting in such person’s capacity as a director, officer, employee or fiduciary of Public Company or any Subsidiary of Public Company.

9.General Provisions.

(a)Fees and Expenses. Except as otherwise set forth in the Transaction Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense, whether or not the Transactions are consummated.

(b)Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any obligation or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(c)Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

If to the Parent or Private Company, to:
CSP Alpha Holdings Parent Pte Ltd
or CSP Alpha Midco Pte Ltd, as applicable
c/o Capital Square Partners Pte Ltd
SBF Center, # 10-01
160 Robinson Road, Singapore 068914
Attn:         Sanjay Chakrabarty
Email:        sanjay@capitalsquarepartners.com
Facsimile:     + 65 6491 5902

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
6 Battery Road
#25-03 Singapore 049909
Attn:         Sidharth Bhasin, Esq.
E-mail:        sidharth.bhasin@shearman.com
Facsimile:    +65 6230 3899
and
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn:        Stephen M. Besen, Esq.
E-mail:        stephen.besen@shearman.com
Facsimile:    +1 212 848 7179

If to the StarTek Holder:
A. Emmet Stephenson, Jr.
400 Nevada Way
Boulder City, NV 89005
Email: emmet@great.net
Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.
(d)Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “either” and “or” are not exclusive and “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”; (ii) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date set forth in the preamble of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to a “Section” or an “Annex” refer to a Section or an Annex to this Agreement; (ix) references to “$,” “US$,” or otherwise to dollar amounts refer to the lawful currency of the United States; (x) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (xi) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

(e)Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

(f)Entire Agreement; Amendment. This Agreement (including the Annex hereto and any documents and instruments referred to herein) taken together with the Transaction Agreement, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(g)No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

(h)No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

(i)Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(j)Submission to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement,

(ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and (v) waives any right to trial by jury with respect to any action related to or arising out of this Agreement. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(c) above. Nothing in this Section 9(j), however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

(k)Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

(l)Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by the StarTek Holder, on the one hand, and Private Company or the Parent, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Private Company and the Parent, on the one hand, and the StarTek Holder, on the other hand, shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. No party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Private Company or the Parent, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Private Company or the Parent under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
CSP ALPHA HOLDINGS PARENT PTE LTD
By: /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director

By: /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
CSP ALPHA MIDCO PTE LTD
By: /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director

By: /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
A. EMMET STEPHENSON, JR.
/s/ A. Emmet Stephenson, Jr.

Annex A
StarTek Holder Security Ownership and Voting Information

Name and Address of StarTek Holder	Number of Public Company Common Stock Beneficially Owned by StarTek Holder

A. Emmet Stephenson, Jr. 400 Nevada Way Boulder City, NV 89005	2,914,382 shares of Public Company Common Stock

Annex C

PRIVET SUPPORT AGREEMENT

SUPPORT AGREEMENT
This Support Agreement (this “Agreement”) is entered into as of March 14, 2018 among CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Stockholder” or “Parent”), CSP Alpha Midco Pte Ltd, a Singapore private limited company and a direct wholly owned subsidiary of the Parent (“Private Company”), and Privet Fund Management LLC, a Delaware limited liability company (“Privet”, on behalf of itself and the entities listed under Schedule A hereto). Capitalized terms used herein that are not defined shall have the meanings set forth in the Transaction Agreement.
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, StarTek, Inc., a Delaware corporation (“Public Company”), Private Company and the Parent are entering into a Transaction Agreement (as the same may be amended or supplemented, the “Transaction Agreement”), pursuant to which, among other things:
(i)    the Parent shall sell to Public Company, and Public Company shall purchase from the Parent, all of the shares of Private Company Common Stock;
(ii)    in consideration of such sale and purchase, Public Company shall issue and deliver to the Parent or its designee, 20,600,000 shares of Public Company Common Stock, as may be adjusted for stock splits, consolidation and other similar corporate events;
(iii)    in order to effect such issuance and the other transactions contemplated by the Transaction Agreement, Public Company shall effectuate the Public Company Charter Amendment; and
(iv)    in addition to the transactions set forth above, the purchase of additional shares of Public Company Common Stock (as defined herein) by the Stockholder, for ten million US dollars (US$10,000,000), as may be adjusted pursuant to the Transaction Agreement;
in each case, on the terms and subject to the conditions set forth in the Transaction Agreement (collectively, along with all other transactions contemplated by the Transaction Agreement, the “Transactions”);
WHEREAS, Privet owns beneficially (as such term is defined in Rule 13d-3 of under the Exchange Act) the number of shares of Public Company Common Stock set forth on Annex A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Public Company, together with securities of Public Company that may be acquired after the date hereof by Privet are collectively referred to herein as the “Securities”);
WHEREAS, receipt of the Public Company Stockholder Approval is a condition to the consummation of the Transactions; and
WHEREAS, as a condition and inducement to Private Company’s and the Parent’s willingness to enter into the Transaction Agreement, Privet has agreed to enter into, be legally bound by and perform this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Covenants of Privet. Privet agrees as follows:

(a)Privet shall not, directly or indirectly, (i) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (ii) take any other action that would in any way make any representation or warranty of Privet herein untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of Privet’s obligations hereunder or the Transactions. Privet shall also covenant to not, directly or indirectly, sell, transfer, pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or, except for this Agreement, other arrangement (including any profit sharing agreement) or understanding with respect to, any of the Securities, other than by operation of law or to any of its Affiliates, and in each case, the Securities shall continue to be bound by this Agreement, and each transferee thereof shall agree in a writing reasonably acceptable to the Parent to be bound by the terms and conditions of this Agreement. For the avoidance of doubt, nothing in this Agreement shall restrict any direct or indirect transfers of any equity interests in Privet.

(b)At any meeting of the stockholders of Public Company called to vote upon the Transactions and the Transaction Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Transactions and the Transaction Agreement, Privet shall vote, or cause to be voted, in person or by proxy, all of the Securities beneficially owned by it on the record date of such action in favor of the Transactions, including the Public Company Voting Proposal and the Public Company Charter Amendment (which, for the avoidance of doubt, shall include the renouncement of the corporate opportunity doctrine in accordance with Section 122(17) of the DGCL with respect to specified directors, including any directors appointed by the Stockholder).

(c)Except as otherwise set forth in Sections 1(c) - (e) of this Agreement, Privet shall not, and shall instruct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly:

(i)solicit, seek or initiate or knowingly take any action to facilitate (including by way of furnishing information) or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Alternative Proposal;
(ii)enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Alternative Proposal, or furnish to any Person any non-public information or afford any Person other than Private Company access to such party’s property, books or records (except pursuant to a request by a Governmental Entity) in connection with any Alternative Proposal; provided, however, that nothing in this Section 1(c) shall prevent Privet or its Representatives from referring a Person to this Section 1(c); or
(iii)otherwise facilitate any effort or attempt to make an Alternative Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Alternative Proposal.

It is understood and agreed that any violation of the restrictions in Sections 1(c) - (e) (or action that, if taken by Privet, would constitute such a violation) by any Representative of Privet shall be deemed a breach of Sections 1(c) - (e) by Privet. Notwithstanding the foregoing, solely to the extent Public Company is permitted to take actions in compliance with or as contemplated by the last paragraph of Section 6.1(a) of the Transaction Agreement, Privet may also take such permitted actions, including to review any Alternative Proposal and to discuss and confirm to Public Company the willingness of Privet to support and sign a voting agreement in the event of any termination of the Transaction Agreement in connection with such Alternative Proposal.
(d)Privet shall, and shall cause its Representatives to, terminate and cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to an Alternative Proposal; provided, however, that the foregoing shall not in any way limit or modify the rights of any party hereto under the other provisions of Sections 1(c) - (e) of this Agreement.

(e)Privet shall vote, or cause to be voted, in person or by proxy, its Securities against (i) any Alternative Proposal and (ii) any action, proposal, transaction or agreement (A) which would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Parent’s, Public Company’s or Private Company’s conditions under the Transaction Agreement or change in any manner the voting rights of any security of Public Company (including by any amendments to Public Company’s certificate of incorporation or bylaws other than the Public Company Charter Amendment) and (B) of which the Parent has notified Privet of such effect prior to the date such vote is taken.

2.[Intentionally Omitted.]

3.Representations and Warranties of Privet. Privet hereby represents and warrants to the Parent and Private Company as follows:

(a)Privet has all requisite power and authority to execute and deliver this Agreement and to perform Privet’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by Privet. This Agreement has been duly executed and delivered by Privet and, assuming this Agreement constitutes a valid and binding obligation of the Parent and Private Company, constitutes a valid and binding obligation of Privet enforceable against

Privet in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Public Company Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by Privet, or by a nominee or custodian for the benefit of Privet, and Privet has title to the Securities, free and clear of any Liens (including voting trusts and voting commitments), except as provided by this Agreement. As of the date of this Agreement, Privet owns of record or beneficially no shares of Public Company Common Stock, preferred stock or other equity interests in the Company, other than the Securities set forth across from Privet’s name on Annex A hereto. Privet has full power to vote the Securities to the extent required hereby. Neither Privet nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as otherwise contemplated by this Agreement or the Transaction Agreement.

(c)(i) Except for such filings as may be required under the Exchange Act, no filing with, no permit, authorization, consent or approval of, and no notification to, any Governmental Entity is necessary on the part of Privet for the execution and delivery of this Agreement by Privet and the performance by Privet of Privet’s obligations under this Agreement and (ii) neither the execution and delivery of this Agreement by Privet nor the performance by Privet of Privet’s obligations under this Agreement nor compliance by Privet with any of the provisions hereof shall (i) result in the creation of a Lien on any of the Securities, (ii) violate any agreement or Law applicable to Privet or any of the Securities, except in the case of (i) or (ii) for violations, breaches or defaults that would not in the aggregate prevent, impair or materially delay the ability of Privet to perform its obligations hereunder.

(d)Privet understands and acknowledges that the Parent and Private Company are entering into the Transaction Agreement in reliance upon Privet’s execution and delivery of this Agreement.

(e)None of the information relating to Privet and its affiliates provided by or on behalf of Privet or its affiliates for inclusion in the Proxy Statement will, at the respective times that the Proxy Statement is filed with the SEC or is first mailed to the holders of the Public Company Common Stock, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Privet authorizes and agrees to permit the Parent and Private Company to publish and disclose in the Proxy Statement and any related filings under the securities laws of the United States or any state thereof Privet’s identity and ownership of Securities and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

(f)There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Privet, threatened in writing against Privet before any Governmental Entity that, if adversely determined against Privet, would, or would reasonably be expected to, prevent, impair or materially delay the ability of Privet to perform its obligations hereunder.

4.Representations and Warranties of the Parent and Private Company. The Parent and Private Company hereby jointly and severally represent and warrant to Privet as follows: the Parent and Private Company have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement by the Parent and Private Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and Private Company; and this Agreement has been duly executed and delivered by the Parent and Private Company and, assuming this Agreement constitutes a valid and binding obligation of Privet, constitutes a valid and binding obligation of the Parent and Private Company enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.Further Assurances. Privet will, from time to time, execute and deliver, or cause to be executed and delivered, in each case without further consideration, such additional or further transfers, assignments, endorsements, consents and other instruments as the Parent may reasonably request for the purpose of effectively carrying out Privet’s obligations under this Agreement. The Parent agrees to take, or cause to be taken all actions reasonably necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

6.Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties and any such assignment without such prior written consent shall be null and void, except that the Parent may assign all or any of its rights and obligations hereunder to any affiliate of the Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

7.Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur (such date, the “Termination Date”) of (i) the Closing, (ii) the date on which the Transaction Agreement is terminated in accordance with its terms, (iii) the date of any Public Company Board Recommendation Change, (iv) the making of any material change, by amendment, waiver or other modification to any provision of the Transaction Agreement that decreases the amount or changes the form of consideration to be received by Public Company (other than in connection with any adjustments set forth in the Transaction Agreement as of the date hereof), or (v) the mutual written agreement of the parties to terminate this Agreement. In the event of termination of this Agreement pursuant to this Section 7, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any willful breach of this Agreement occurring prior to such termination.

8.Privet Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) Privet is entering into this Agreement solely in Privet’s capacity as a record and/or beneficial owner of the Public Company Common Stock and not in Privet’s capacity as a director, officer or employee of Public Company (if applicable) or in Privet’s capacity as a trustee or fiduciary of any Public Company Equity Plans and (b) nothing in this Agreement is intended to restrict or affect any action or inaction of Privet or any representative of Privet, as applicable, serving on the Public Company Board or on the board of directors of any Subsidiary of Public Company or as an officer or fiduciary of Public Company or any Subsidiary of Public Company, acting in such person’s capacity as a director, officer, employee or fiduciary of Public Company or any Subsidiary of Public Company.

9.General Provisions.

(a)Fees and Expenses. Except as otherwise set forth in the Transaction Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense, whether or not the Transactions are consummated.

(b)Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any obligation or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(c)Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

If to the Parent or Private Company, to:
CSP Alpha Holdings Parent Pte Ltd
or CSP Alpha Midco Pte Ltd, as applicable
c/o Capital Square Partners Pte Ltd
SBF Center, # 10-01
160 Robinson Road, Singapore 068914
Attn:         Sanjay Chakrabarty
Email:        sanjay@capitalsquarepartners.com

Facsimile:     + 65 6491 5902

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
6 Battery Road
#25-03 Singapore 049909
Attn:         Sidharth Bhasin, Esq.
E-mail:        sidharth.bhasin@shearman.com
Facsimile:    +65 6230 3899
and
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn:        Stephen M. Besen, Esq.
E-mail:        stephen.besen@shearman.com
Facsimile:    +1 212 848 7179

If to Privet:
Privet Fund Management LLC
79 West Paces Ferry Road, Suite 200B
Atlanta, GA 30305
Attn:    Ben Rosenzweig
Email:    ben@privetfund.com
Fax:    +1 404 467 6101
Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.
(d)Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “either” and “or” are not exclusive and “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”; (ii) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date set forth in the preamble of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to a “Section” or an “Annex” refer to a Section or an Annex to this Agreement; (ix) references to “$,” “US$,” or otherwise to dollar amounts refer to the lawful currency of the United States; (x) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (xi) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

(e)Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

(f)Entire Agreement; Amendment. This Agreement (including the Annex hereto and any documents and instruments referred to herein) taken together with the Transaction Agreement, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(g)No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

(h)No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

(i)Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(j)Submission to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and (v) waives any right to trial by jury with respect to any action related to or arising out of this Agreement. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(c) above. Nothing in this Section 9(j), however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

(k)Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

(l)Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by Privet, on the one hand, and Private Company or the Parent, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Private Company and the Parent, on the one hand, and Privet, on the other hand, shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. No party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Private Company or the Parent, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Private Company or the Parent under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
CSP ALPHA HOLDINGS PARENT PTE LTD
By: /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director

By: /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
CSP ALPHA MIDCO PTE LTD
By: /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director

By: /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
PRIVET FUND MANAGEMENT LLC
By: /s/ Ryan Levenson
Name: Ryan Levenson
Title: Managing Member

Annex A
Privet Security Ownership and Voting Information

Name and Address of Privet	Number of Public Company Common Stock Beneficially Owned by Privet

Privet Fund Management LLC Attn: Ryan Levenson 79 West Paces Ferry Road, Suite 200B Atlanta, GA 30305
1,312,907 shares of Public Company Common Stock Includes (i) 119,905 shares beneficially owned by Privet Fund Management LLC, and (ii) 1,193,002 held directly by Privet Fund LP (and including one (1) share held in record name).

Privet Fund LP Attn: Ryan Levenson 79 West Paces Ferry Road, Suite 200B Atlanta, GA 30305	1,193,002 shares of Public Company Common Stock Includes one (1) share held in record name.

Schedule A
List of Privet Entities

Privet Fund Management LLC

Privet Fund LP

Annex D

ENGINE SUPPORT AGREEMENT

SUPPORT AGREEMENT
This Support Agreement (this “Agreement”) is entered into as of March 14, 2018 among CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Stockholder” or “Parent”), CSP Alpha Midco Pte Ltd, a Singapore private limited company and a direct wholly owned subsidiary of the Parent (“Private Company”), and Engine Capital, L.P., a Delaware limited partnership (the “StarTek Holder”, on behalf of itself and the individual and entities listed under Schedule A hereto). Capitalized terms used herein that are not defined shall have the meanings set forth in the Transaction Agreement.
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, StarTek, Inc., a Delaware corporation (“Public Company”), Private Company and the Parent are entering into a Transaction Agreement (as the same may be amended or supplemented, the “Transaction Agreement”), pursuant to which, among other things:
(i)    the Parent shall sell to Public Company, and Public Company shall purchase from the Parent, all of the shares of Private Company Common Stock;
(ii)    in consideration of such sale and purchase, Public Company shall issue and deliver to the Parent or its designee, 20,600,000 shares of Public Company Common Stock, as may be adjusted pursuant to the Transaction Agreement;
(iii)    in order to effect such issuance and the other transactions contemplated by the Transaction Agreement, Public Company shall effectuate the Public Company Charter Amendment; and
(iv)    in addition to the transactions set forth above, the purchase of additional shares of Public Company Common Stock (as defined herein) by the Stockholder, for ten million US dollars (US$10,000,000), as may be adjusted pursuant to the Transaction Agreement;
in each case, on the terms and subject to the conditions set forth in the Transaction Agreement (collectively, along with all other transactions contemplated by the Transaction Agreement, the “Transactions”);
WHEREAS, the StarTek Holder and Arnaud Ajdler (“Ajdler”) own beneficially (as such term is defined in Rule 13d-3 of under the Exchange Act) the number of shares of Public Company Common Stock set forth on Annex A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Public Company, together with securities of Public Company that may be acquired after the date hereof by such StarTek Holder are collectively referred to herein as the “Securities” with the Securities owned by Ajdler referred to herein as the “Ajdler Shares”);
WHEREAS, receipt of the Public Company Stockholder Approval is a condition to the consummation of the Transactions; and
WHEREAS, as a condition and inducement to Private Company’s and the Parent’s willingness to enter into the Transaction Agreement, the StarTek Holder has agreed to enter into, be legally bound by and perform this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Covenants of the StarTek Holder. The StarTek Holder agrees as follows:

(a)The StarTek Holder shall not, directly or indirectly, (i) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (ii) take any other action that would in any way make any representation or warranty of such StarTek Holder herein untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of such StarTek Holder’s obligations hereunder or the Transactions. With respect to the Ajdler Shares only, the StarTek Holder shall also covenant to causer Ajdler to not, directly or indirectly, sell, transfer, pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or, except for this Agreement, other arrangement (including any profit sharing agreement) or understanding with respect to, any of the Ajdler Shares), other than by operation of law or to any of its Affiliates, and in each case, the Ajdler Shares shall continue to be bound by this Agreement, and each transferee thereof shall agree in a writing reasonably acceptable to the Parent to be bound by the terms and conditions of this Agreement. For the avoidance of doubt, nothing in this Agreement shall restrict any direct or indirect transfers of any equity interests in the StarTek Holder.

(b)At any meeting of the stockholders of Public Company called to vote upon the Transactions and the Transaction Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Transactions and the Transaction Agreement, the StarTek Holder shall vote, or cause to be voted, in person or by proxy, all of the Securities beneficially owned by it on the record date of such action in favor of the Transactions, including the Public Company Voting Proposal and the Public Company Charter Amendment (which, for the avoidance of doubt, shall include the renouncement of the corporate opportunity doctrine in accordance with Section 122(17) of the DGCL with respect to specified directors, including any directors appointed by the Stockholder); provided that, for the avoidance of doubt, in the event that the StarTek Holder has transferred all or any portion of its Securities after the applicable record date in accordance with this Agreement, the StarTek Holder shall vote, or cause to be voted, any such Securities in a manner consistent with this Section 1(b) as the beneficial owner of the transferred Securities as of the applicable record date.

(c)Except as otherwise set forth in Sections 1(c) - (e) of this Agreement, the StarTek Holder shall not, and shall instruct and use its reasonable best efforts to cause its Representatives not to, directly or indirectly:

(i)solicit, seek or initiate or knowingly take any action to facilitate (including by way of furnishing information) or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Alternative Proposal;
(ii)enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Alternative Proposal, or furnish to any Person any non-public information or afford any Person other than Private Company access to such party’s property, books or records (except pursuant to a request by a Governmental Entity) in connection with any Alternative Proposal; provided, however, that nothing in this Section 1(c) shall prevent the StarTek Holder or its Representatives from referring a Person to this Section 1(c); or
(iii)otherwise facilitate any effort or attempt to make an Alternative Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Alternative Proposal.

It is understood and agreed that any violation of the restrictions in Sections 1(c) - (e) (or action that, if taken by the StarTek Holder, would constitute such a violation) by any Representative of the StarTek Holder shall be deemed a breach of Sections 1(c) - (e) by the StarTek Holder. Notwithstanding the foregoing, solely to the extent Public Company is permitted to take actions in compliance with or as contemplated by the last paragraph of Section 6.1(a) of the Transaction Agreement, the StarTek Holder may also take such permitted actions, including to review any Alternative Proposal and to discuss and confirm to Public Company the willingness of the StarTek Holder to support and sign a voting agreement in the event of any termination of the Transaction Agreement in connection with such Alternative Proposal.
(d)The StarTek Holder shall, and shall cause its Representatives to, terminate and cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or could reasonably be expected to lead to an Alternative Proposal; provided, however, that the foregoing shall not in any way limit or modify the rights of any party hereto under the other provisions of Sections 1(c) - (e) of this Agreement.

(e)The StarTek Holder shall vote, or cause to be voted, in person or by proxy, its Securities against (i) any Alternative Proposal and (ii) any action, proposal, transaction or agreement (A) which would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Parent’s, Public Company’s or Private Company’s conditions under the Transaction Agreement or change in any manner the voting rights of any security of Public Company (including by any amendments to Public Company’s certificate of incorporation or bylaws other than the Public Company Charter Amendment) and (B) of which the Parent has notified the StarTek Holder of such effect prior to the date such vote is taken.

2.[Intentionally Omitted.]

3.Representations and Warranties of the StarTek Holder. The StarTek Holder hereby represents and warrants to the Parent and Private Company as follows:

(a)The StarTek Holder has all requisite power and authority to execute and deliver this Agreement and to perform such StarTek Holder’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such StarTek Holder. This Agreement has been duly executed and delivered by the StarTek Holder and, assuming this Agreement constitutes a valid and binding obligation of the Parent and Private Company, constitutes a valid and binding obligation of such StarTek Holder enforceable against such StarTek Holder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Public Company Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by such StarTek Holder, or by a nominee or custodian for the benefit of such StarTek Holder, and such StarTek Holder has title to the Securities, free and clear of any Liens (including voting trusts and voting commitments), except as provided by this Agreement. As of the date of this Agreement, such StarTek Holder owns of record or beneficially no shares of Public Company Common Stock, preferred stock or other equity interests in the Company, other than the Securities set forth across from such StarTek Holder’s name on Annex A hereto. Such StarTek Holder has full power to vote the Securities to the extent required hereby. Neither the StarTek Holder nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as otherwise contemplated by this Agreement or the Transaction Agreement.

(c)(i) Except for such filings as may be required under the Exchange Act, no filing with, no permit, authorization, consent or approval of, and no notification to, any Governmental Entity is necessary on the part of the StarTek Holder for the execution and delivery of this Agreement by such StarTek Holder and the performance by such StarTek Holder of such StarTek Holder’s obligations under this Agreement and (ii) neither the execution and delivery of this Agreement by such StarTek Holder nor the performance by such StarTek Holder of such StarTek Holder’s obligations under this Agreement nor compliance by such StarTek Holder with any of the provisions hereof shall (i) result in the creation of a Lien on any of the Securities, (ii) violate any agreement or Law applicable to such StarTek Holder or any of the Securities, except in the case of (i) or (ii) for violations, breaches or defaults that would not in the aggregate prevent, impair or materially delay the ability of such StarTek Holder to perform its obligations hereunder.

(d)The StarTek Holder understands and acknowledges that the Parent and Private Company are entering into the Transaction Agreement in reliance upon such StarTek Holder’s execution and delivery of this Agreement.

(e)None of the information relating to such StarTek Holder and its affiliates provided by or on behalf of such StarTek Holder or its affiliates for inclusion in the Proxy Statement will, at the respective times that the Proxy Statement is filed with the SEC or is first mailed to the holders of the Public Company Common Stock, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The StarTek Holder authorizes and agrees to permit the Parent and Private Company to publish and disclose in the Proxy Statement and any related filings under the securities laws of the United States or any state thereof such StarTek Holder’s identity and ownership of Securities and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

(f)There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the StarTek Holder, threatened in writing against the StarTek Holder before any Governmental Entity that, if adversely determined against the StarTek Holder, would, or would reasonably be expected to, prevent, impair or materially delay the ability of the StarTek Holder to perform its obligations hereunder.

4.Representations and Warranties of the Parent and Private Company. The Parent and Private Company hereby jointly and severally represent and warrant to the StarTek Holder as follows: the Parent and Private Company have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement by the Parent and Private Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and Private Company; and this Agreement has been duly executed and delivered by the Parent and Private Company and, assuming this Agreement constitutes a valid and binding obligation of the StarTek Holder, constitutes a valid and binding obligation of the Parent and Private Company enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.Further Assurances. The StarTek Holder will, from time to time, execute and deliver, or cause to be executed and delivered, in each case without further consideration, such additional or further transfers, assignments, endorsements, consents and other instruments as the Parent may reasonably request for the purpose of effectively carrying out such StarTek Holder’s obligations under this Agreement. The Parent agrees to take, or cause to be taken all actions reasonably necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

6.Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties and any such assignment without such prior written consent shall be null and void, except that the Parent may assign all or any of its rights and obligations hereunder to any affiliate of the Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement if the applicable assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

7.Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur (such date, the “Termination Date”) of (i) the Closing, (ii) the date on which the Transaction Agreement is terminated in accordance with its terms, (iii) the date of any Public Company Board Recommendation Change, (iv) the making of any material change, by amendment, waiver or other modification to any provision of the Transaction Agreement that decreases the amount or changes the form of consideration to be received by Public Company (other than in connection with any adjustments set forth in the Transaction Agreement as of the date hereof), or (v) the mutual written agreement of the parties to terminate this Agreement. In the event of termination of this Agreement pursuant to this Section 7, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any willful breach of this Agreement occurring prior to such termination.

8.StarTek Holder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the StarTek Holder is entering into this Agreement solely in such StarTek Holder’s capacity as a record and/or beneficial owner of the Public Company Common Stock and not in such StarTek Holder’s capacity as a director, officer or employee of Public Company (if applicable) or in such StarTek Holder’s capacity as a trustee or fiduciary of any Public Company Equity Plans and (b) nothing in this Agreement is intended to restrict or affect any action or inaction of such StarTek Holder or any representative of such StarTek Holder, as applicable, serving on the Public Company Board or on the board of directors of any Subsidiary of Public Company or as an officer or fiduciary of Public Company or any Subsidiary of Public Company, acting in such person’s capacity as a director, officer, employee or fiduciary of Public Company or any Subsidiary of Public Company.

9.General Provisions.

(a)Fees and Expenses. Except as otherwise set forth in the Transaction Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense, whether or not the Transactions are consummated.

(b)Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any obligation or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(c)Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail, in each case to the intended recipient as set forth below:

If to the Parent or Private Company, to:

CSP Alpha Holdings Parent Pte Ltd
or CSP Alpha Midco Pte Ltd, as applicable
c/o Capital Square Partners Pte Ltd
SBF Center, # 10-01
160 Robinson Road, Singapore 068914
Attn:         Sanjay Chakrabarty
Email:        sanjay@capitalsquarepartners.com
Facsimile:     + 65 6491 5902

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
6 Battery Road
#25-03 Singapore 049909
Attn:         Sidharth Bhasin, Esq.
E-mail:        sidharth.bhasin@shearman.com
Facsimile:    +65 6230 3899
and
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attn:        Stephen M. Besen, Esq.
E-mail:        stephen.besen@shearman.com
Facsimile:    +1 212 848 7179

If to the StarTek Holder:
Engine Capital, L.P.
1370 Broadway, 5th Floor
New York, NY 10018
Attn: Arnaud Ajdler
Email: aajdler@enginecap.com
Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.
(d)Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “either” and “or” are not exclusive and “include”, “includes” and “including” shall be deemed in each case to be followed by the words “without limitation”; (ii) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date set forth in the preamble of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to a “Section” or an “Annex” refer to a Section or an Annex to this Agreement; (ix) references to “$,” “US$,” or otherwise to dollar amounts refer to the lawful currency of the United States; (x) references to a federal, state, local or foreign statute or law include any rules, regulations and delegated legislation issued thereunder; and (xi) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

(e)Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

(f)Entire Agreement; Amendment. This Agreement (including the Annex hereto and any documents and instruments referred to herein) taken together with the Transaction Agreement, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(g)No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

(h)No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

(i)Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

(j)Submission to Jurisdiction. Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and (v) waives any right to trial by jury with respect to any action related to or arising out of this Agreement. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(c) above. Nothing in this Section 9(j), however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

(k)Severability. Any term or provision (or part thereof) of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions (or parts thereof) hereof or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision (or part thereof) hereof is invalid or unenforceable, the court making such determination shall have the power to limit the term or provision (or part thereof), to delete specific words or phrases, or to replace any invalid or unenforceable term or provision (or part thereof) with a term or provision (or part thereof) that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision (or part thereof) that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term (or part thereof).

(l)Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. Irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, as money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, in the event of any breach or threatened breach by the StarTek Holder, on the one hand, and Private Company or the Parent, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Private Company and the Parent, on the one hand, and the StarTek Holder, on the other hand, shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, in each case without posting a bond or other security. No party hereto shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Private Company or the Parent, or to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Private Company or the Parent under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
CSP ALPHA HOLDINGS PARENT PTE LTD
By: /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director

By: /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
CSP ALPHA MIDCO PTE LTD
By: /s/ Sanjay Chakrabarty
Name: Sanjay Chakrabarty
Title: Director

By: /s/ Mukesh Sharda
Name: Mukesh Sharda
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
ENGINE CAPITAL, L.P.
By: /s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member of Engine Investments LLC, the general partner

Annex A
StarTek Holder Security Ownership and Voting Information

Name and Address of StarTek Holder	Number of Public Company Common Stock Beneficially Owned by StarTek Holder

Engine Capital, L.P. and Affiliates 1370 Broadway, 5th Floor New York, NY 10018	569,903 shares of Public Company Common Stock
Arnaud Ajdler c/o Engine Capital, L.P. 1370 Broadway, 5th Floor New York, NY 10018	43,525 shares of Public Company Common Stock

Schedule A
List of StarTek Holder Entities

Engine Capital, L.P.
Engine Jet Capital, L.P.
Engine Capital Management, LP
Engine Investments, LLC
Arnaud Ajdler

Annex E

OPINION OF THE FINANCIAL ADVISOR TO THE COMPANY

March 14, 2018

The Board of Directors
StarTek, Inc.
8200 E. Maplewood Ave., Suite 100
Greenwood Village, Colorado 80111

Ladies and Gentlemen:
William Blair & Company, LLC (“William Blair”, “we”, “our” or “us”) understands that StarTek, Inc., a Delaware corporation (the “Company”), is proposing to enter into a series of transactions (the “Transactions”) pursuant to which the Company will be combined with CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Alpha”). It is anticipated that in connection with the Transactions, among other things:

(i)	CSP Alpha Holdings Parent Pte Ltd., a Singapore private limited company (the “Stockholder”), will sell to the Company all of the shares of Alpha;

(ii)
In consideration for the sale and purchase of the shares of Alpha, the Company will issue to the Stockholder 20,600,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”) (the “Primary Share Issuance”); and

(iii)
The Company will issue to the Stockholder $10,000,000 of additional shares of Common Stock (the “Additional Share Issuance” and, together with the Primary Share Issuance, the “Share Issuances”) at $12.00 per share.

You have requested our opinion as to the fairness, from a financial point of view, to the Company of the consideration to be paid with respect to the Share Issuances pursuant to the terms and subject to the conditions set forth in the Transaction Agreement by and among the Company, Alpha and the Stockholder (the “Transaction Agreement”).
In connection with our review of the proposed Transactions and the preparation of our opinion herein, we have examined: (a) a draft of the Transaction Agreement dated March 11, 2018, and we have assumed the final form of the Transaction Agreement will not differ from such draft in any material respect; (b) the draft due diligence report issued by Deloitte dated March 9, 2018 reflecting Alpha’s financial results at and for the fiscal years ended March 31, 2016 and March 31, 2017, and the twelve months ended December 31, 2017; (c) historical financial statements of the Company for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017; (d) certain audited historical financial statements of Alpha for the fiscal years ended March 31, 2016 and March 31, 2017; (e) the unaudited financial statements of Alpha for the months ended December 31, 2017; (f) certain internal business, operating and financial information and forecasts of the Company and Alpha (the “Forecasts”), prepared by the senior management of the Company and Alpha, respectively; (g) the pro forma impact of the Transactions on the earnings per share of the Company based on certain pro forma financial information reviewed by the senior management of the Company; (h) information regarding the amount and timing of incremental revenue, cost savings and related expenses which senior management of the Company expects will result from the Transactions (the “Expected Synergies”); (i) information regarding the strategic, financial and operational benefits anticipated from the Transactions and the prospects of the Company (with or without the Transactions) prepared by the senior management of the Company; (j) information regarding publicly available financial terms of certain other mergers we deemed relevant; (k) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (l) current and historical market prices and trading volumes of the Common Stock; and (m) certain other publicly available information on the Company and Alpha. We have also held discussions with members of the senior management of the Company and Alpha to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts and Synergies provided by senior management of the Company and Alpha, as applicable. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Alpha. We have been advised by the senior management of the Company and Alpha that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company and Alpha, as the case may be. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved

E - 1

and the Expected Synergies will be realized in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company and Alpha are as set forth in the financial statements of the Company and Alpha, as applicable, or other information made available to us. We express no opinion with respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based. We also have assumed that any adjustments to the financial statements of Alpha to present them in accordance with Generally Accepted Accounting Principles would not be material in amount or significance. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation to other stockholders or the Company. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Transactions will be consummated on the terms described in the Transaction Agreement, without any waiver of any material terms or conditions by the Company.
William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Transactions and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Transactions. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.
We are expressing no opinion herein as to the price at which the Common Stock will trade at any future time or as to the effect of the Transactions on the trading price of the Common Stock. Such trading price may be affected by a number of factors, including but not limited to (i) dispositions of the common shares of the Company by stockholders within a short period of time after the effective date of the Transactions, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of Alpha or in the market, (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Transactions on terms and conditions that are acceptable to all parties at interest.
Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Transactions. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Share Issuances in connection with the Transactions, and we do not address the merits of the underlying decision by the Company to engage in the Transactions and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Transactions. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Transactions. This opinion has been reviewed and approved by our Fairness Opinion Committee.
Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the consideration to be paid with respect to the Shares Issuances is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ WILLIAM BLAIR & COMPANY, L.L.C.

____________________________________________________
WILLIAM BLAIR & COMPANY, L.L.C.

E - 2

Annex F

TEXT OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Article IV of the Certificate of Incorporation of the Corporation is proposed to be amended and restated in its entirety as follows:

ARTICLE IV
Stock

The total number of shares of stock which the Corporation shall have authority to issue is 60,000,0000 shares with $.01 per share par value, all of which are designated as common stock ("Common Stock").

F - 1

Annex G

TEXT OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO RENOUNCE THE COMPANY’S EXPECTATION OF CORPORATE OPPORTUNITY

The Certificate of Incorporation of the Corporation is proposed to be amended to add a new Article X to read in its entirety as follows:

ARTICLE X
Corporate Opportunity Waiver

A.    Except as set forth in Article X.B. below, in the event that a director designated by CSP Alpha Holdings Parent Pte Ltd (or any of its affiliates) acquires knowledge of a potential transaction or matter which may be a corporate opportunity in the same or similar activity or line of business as the Corporation, the Corporation shall have no interest or expectancy in being offered by such director any opportunity to participate in such corporate opportunity, any such interest or expectancy being hereby renounced to the fullest extent permitted by law, so that, as a result of such renunciation and without limiting the scope of such renunciation, such director (i) shall have no duty to communicate or present such corporate opportunity to the Corporation, (ii) shall have the right to hold any such corporate opportunity for its (and its representatives’) own account or to recommend, sell, assign or transfer such corporate opportunity to any person other than the Corporation, and (iii) shall not be in breach of the fiduciary duties of such director acting in good faith for withholding or exercising such right; provided, however, that the foregoing shall not preclude or prevent the Corporation from pursuing any corporate opportunity that may be presented to it by any means.

B.    Notwithstanding the provisions of Article X.A. above, the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to a director designated by CSP Alpha Holdings Parent Pte Ltd, if such opportunity is expressly offered to such director (or his or her affiliates) solely in, and as a direct result of, his or her capacity as a director of the Corporation.

G - 1

*** Exercise Your Right to Vote ***

Important Notice Regarding the Proxy Materials for the
Stockholder Meeting to Be Held on , 2018

STARTEK, INC.

STARTEK, INC.
8200 E. MAPLEWOOD AVE.
SUITE 100
GREENWOOD VILLAGE, CO 80111

Meeting Information

Meeting Type: Annual Meeting
For holders as of: , 2018
Date: , 2018              Time: 8:00 AM
Location:    StarTek, Inc.
8200 East Maplewood Avenue
Suite 100
Greenwood Village, CO 80111

You are receiving this communication because you hold shares in the company named above.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice for voting instructions.

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— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  XXXX XXXX XXXX  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before , 2018 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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STARTEK, INC.
8200 EAST MAPLEWOOD AVE., SUITE 100
GREENWOOD VILLAGE, CO 80111

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

 KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5

		For	Against	Abstain

1	To approve the issuance of shares of our common stock, par value $0.01 per share, pursuant to the terms of the Transaction Agreement.	☐	☐	☐

2
To approve the issuance by the Company of shares of common stock representing 20% or more of the Company’s issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in the accompanying proxy statement.
		☐	☐	☐

3	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 32,000,000 to 60,000,000.	☐	☐	☐

4	To amend the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors.	☐	☐	☐

5	To approve, by a non-binding advisory vote the compensation that will or may become payable to our named executive officers in connection with the Aegis Transactions.	☐	☐	☐

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The Board of Directors recommends you vote FOR the following:

6.	Election of Directors	For	Against	Abstain

Nominees:

6a	Chad A. Carlson	☐	☐	☐

6b	Jack D. Plating	☐	☐	☐

6c	Benjamin L. Rosenzweig	☐	☐	☐

6d	Robert Sheft	☐	☐	☐

6e	Ed Zschau	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 7, 8, and 9

		For	Against	Abstain

7	To approve, by a non-binding advisory vote, the compensation of our named executive officers.	☐	☐	☐

8	To ratify the appointment of EKS&H, LLLP as our independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

9
To approve a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of Annual Meeting to adopt any of the eight proposals listed above.
		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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STARTEK, INC.
Annual Meeting of Stockholders
, 2018 8:00 AM
This proxy is solicited by the Board of Directors

This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2018 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ed Zschau or Chad A. Carlson, and each of them, his or her attorney-in-fact and proxies (with full power of substitution in each), and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on , 2018, at the offices of the Company at 8:00 a.m., and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated on the reverse side on on each nominee under proposal 6 and proposals 1, 2, 3, 4, 5, 7, 8 and 9 and in their discretion on all other matters coming before the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 6, FOR PROPOSALS 1, 2, 3, 4, 5, 7, 8, AND 9, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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